Exhibit 96.1

Hycroft Mine Project

S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis

Nevada, USA

Effective Date: May 14, 2026

Report Date: May 29, 2026

Prepared for:
Hycroft Mining Holding Corporation
PO Box 3030
Winnemucca, Nevada, United States, 89446

Prepared by:
Ausenco Engineering USA South Inc.
595 S Meyer Ave, Tucson, Arizona, United States, 85701

Contributing Authors:
Ausenco Engineering USA South Inc.
Independent Mining Consultants Inc.
WestLand Engineering & Environmental Services, Inc.

Date and Signature Page

This technical report summary (“TRS”), entitled “Hycroft Mine Project, S-K 1300 Technical Report Summary and Initial Assessment with Economics Analysis, Nevada, USA” is current as of May 14, 2026, and has been prepared by:

Consulting Firm	Responsible for the following sections	Signature	Date
Ausenco Engineering USA South Inc.

1.1, 1.2, 1.8, 1.11, 1.12, 1.13, 1.15, 1.16, 1.17, 1.18, 2.1-2.4.1, 2.5-2.7, 10, 14-16, 18.1-18.2.3, 18.2.4- 18.2.7, 18.2.8.2-18.3.2, 18.3.4, 18.3.5, 19, 22.1, 22.5, 22.7-22.12, 22.13.1.3, 22.13.1.5-22.13.1.7, 22.13.2.2, 22.13.2.4, 22.13.2.5, 23.1, 23.4, 23.6, 24 and 25

		“signed”	May 29, 2026
Hycroft Mining Holding Corporation	1.3-1.7, 1.15,3-9, 12, 20, 22.2-22.4, 22.13.1.1, 22.13.1.2, 22.13.2.1, 23.1-23.3 and 24	“signed”	May 29, 2026
Independent Mining Consultants, Inc.	1.9, 1.10, 1.15, 1.18, 2.4.2, 11, 13, 18.2.3, 18.2.8.1, 18.3.1, 18.3.3, 22.6, 22.13.1.4, 22.13.2.3, 23.1, 23.5 and 24	“signed”	May 29, 2026
WestLand Engineering & Environmental Services, Inc.	1.14, 17, 22.1, and 24	“signed”	May 29, 2026

Hycroft Mine Project
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Table of Contents

1	Executive Summary			1
	1.1	Introduction		1
	1.2	Terms of Reference		1
	1.3	Mineral Tenure, Surface Rights, Water Rights, and Agreements		2
	1.4	History		2
	1.5	Geology and Mineralization		3
	1.6	Exploration		4
	1.7	Sampling		4
	1.8	Metallurgical Testwork		4
	1.9	Mineral Resource Estimate		5
	1.10	Mining Methods		9
	1.11	Processing and Recovery Methods		9
	1.12	Infrastructure		10
		1.12.4	Tailings Management Facility	11
		1.12.5	Waste Rock Storage Facility (WRSF)	11
		1.12.6	Power, Communications, and Fuel	11
		1.12.7	Water Supply and Management	12
		1.12.8	Hazard Considerations	12
	1.13	Market Studies and Contracts		12
	1.14	Environmental, Permitting and Social Considerations		12
		1.14.1	Environmental Considerations	12
		1.14.2	Permitting Considerations	13
		1.14.3	Social Considerations	14
		1.14.4	Closure and Reclamation Considerations	14
	1.15	Capital and Operating Cost		14
		1.15.1	Capital Cost Estimate	14
		1.15.2	Operating Cost Estimate	15
	1.16	Economic Analysis		15
		1.16.1	Economic Summary	15
		1.16.2	Sensitivity Analysis	18
	1.17	Conclusions		19
	1.18	Recommendations		19

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2	Introduction			20
	2.1	Introduction		20
	2.2	Terms of Reference		20
	2.3	Qualified Persons		21
	2.4	Site Visits and Scope of Personal Inspection		21
		2.4.1	Site inspection for Jonathan Cooper	21
		2.4.2	Site inspection for John Marek	21
	2.5	Effective Dates		21
	2.6	Information Sources and References		21
		2.6.1	General	21
		2.6.2	Previous Technical Reports	22
	2.7	Currency, Units, Abbreviations and Definitions		22
3	Property Description			26
	3.1	Introduction		26
	3.2	Property and Title in Jurisdiction		26
	3.3	Project Ownership		27
	3.4	Property Agreements		29
	3.5	Surface Rights		32
	3.6	Water Rights		32
	3.7	Liabilities and Encumbrances		32
	3.8	Environmental Considerations		32
	3.9	Safety Considerations		33
	3.10	Permitting Considerations		33
		3.10.1	Hycroft Expansion Permitting and Timelines	35
		3.10.2	Crofoot Heap Leach Facility Closure	37
	3.11	Social License Considerations		37
	3.12	Project Risks and Uncertainties		37
4	Accessibility, Climate, Local Resources, Infrastructure and Physiography			38
	4.1	Physiography		38
	4.2	Accessibility		38
	4.3	Climate		38
	4.4	Local Resources and Infrastructure		38
	4.5	Seismicity		41
5	History			42
	5.1	Regional History		42
	5.2	Property Exploration History		42
	5.3	Production		42

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6	Geological Setting, Mineralization, and Deposit			44
	6.1	Geological Setting		44
		6.1.1	Regional Geology	44
		6.1.2	Local Geology	44
	6.2	Mineralization and Alteration		45
		6.2.1	Brimstone	46
		6.2.2	Vortex	47
		6.2.3	Bay	48
		6.2.4	Central	50
		6.2.5	Camel	50
	6.3	Deposit Types		51
7	Exploration			52
	7.1	Exploration		52
	7.2	Geological Mapping		52
	7.3	Geophysics		52
	7.4	Soil Sampling		53
	7.5	Rock-Chip Sampling		53
	7.6	Drilling		53
		7.6.1	Introduction	53
		7.6.2	Exploration Drilling	54
	7.7	Hydrogeology		58
	7.8	Geotechnical		58
	7.9	Exploration Targets		59
8	Sample Preparation, Analyses, and Security			66
	8.1	Introduction		66
	8.2	Sample Preparation		66
	8.3	Assay Methods		66
		8.3.1	Sample Security	70
	8.4	Sample Storage		70
	8.5	Analytical Results		70
	8.6	QP Comment		70
9	Data Verification			71
	9.1	Verification Procedure		71
	9.2	Certificate of Assay Checks		71
	9.3	QA/QC 2005 – 2024		71
		9.3.1	Standards 2005-2013	72
		9.3.2	Blanks 2008 - 2014	74

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		9.3.3	Check Assays 2011-2012	75
		9.3.4	Standards 2021 – 2022	77
		9.3.5	Blank Analysis Results 2021-2022	78
		9.3.6	Duplicate Assays, 2021-2022	79
		9.3.7	Standards 2023 – 2024	80
		9.3.8	Blanks 2023-2024	81
		9.3.9	Duplicate Assays 2023-2024	81
		9.3.10	Check Assays 2023-2024	84
		9.3.11	DDH vs. RC for Post 2000 Samples	85
		9.3.12	Old vs. New Drilling	86
		9.3.13	Downhole Surveys	87
	9.4	QP Comment		87
10	Mineral Processing and Metallurgical Testing			88
	10.1	Introduction		88
	10.2	Metallurgical Testwork		89
		10.2.1	Summary of Metallurgical Testwork Programs	89
		10.2.2	Mineralized Materials and Sampling	89
		10.2.3	Hycroft Mineralization Domains	89
	10.3	Legacy Testwork		91
		10.3.1	Comminution Tests	91
		10.3.2	Flotation	91
		10.3.3	Direct Cyanidation	102
		10.3.4	Concentrate Oxidation Tests	102
		10.3.5	Solid-Liquid Separation Tests	109
		10.3.6	Deleterious Elements	109
		10.3.7	Metallurgical Parameters for Process Design Criteria and Financial Analysis	109
11	Mineral Resource Estimates			111
	11.1	Summary		111
	11.2	Model Location		111
	11.3	Database		111
	11.4	Basic Statistics		113
	11.5	Geology		113
	11.6	Lithology		113
	11.7	Alteration		114
	11.8	Structure		115
	11.9	Domains		117
	11.10	Assay Caps		120

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	11.11	Bench Height Confirmation		121
	11.12	Composites		122
	11.13	Variography		125
	11.14	Block Grade Estimation		126
		11.14.1	Gold	126
		11.14.2	Silver	126
		11.14.3	Cyanide Ratio	129
		11.14.4	Sulfide Sulfur	130
		11.14.5	Density	132
		11.14.6	Stockpile Grade Estimation	132
		11.14.7	Treatment of 1982 – 1987 Data	133
	11.15	Classification		134
	11.16	Model Verification		135
		11.16.1	Swath Plots	137
		11.16.2	Smear Check	141
	11.17	Mineral Resource Estimate		142
12	Mineral Reserve			149
13	Mining Methods			149
	13.1	Overview		149
	13.2	Geotechnical and Hydrologic Information		153
	13.3	Phase Design		153
	13.4	Production Schedule		157
	13.5	Mining Equipment		171
	13.6	Mine Manpower Requirements		172
14	Processing and Recovery Methods			175
	14.1	Overview		175
	14.2	Process Flowsheet		176
	14.3	Plant Design		178
	14.4	Process Description		180
		14.4.1	Crushing Area	180
		14.4.2	Grinding Circuit	181
		14.4.3	Rougher Flotation	181
		14.4.4	Concentrate Thickening	182
		14.4.5	POX and Neutralization	182
		14.4.6	Gold and Silver Recovery from Flotation Concentrate	185
		14.4.7	CCD Circuit	185
		14.4.8	Merrill-Crowe Precipitation and Refinery (Existing)	186

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		14.4.9	Cyanide Destruction	187
		14.4.10	Final Tailings and Reclaim Water Transport	187
	14.5	Energy, Water, and Process Materials Requirements		187
		14.5.1	Reagent Handling and Storage	187
		14.5.2	Fresh Water, Fire Water and Potable Water	189
		14.5.3	Process Water, and Barren Solution	189
		14.5.4	Oxygen Plant	190
		14.5.5	Electrical Power	190
		14.5.6	High-Pressure and Low-Pressure Air	190
15	Infrastructure			191
	15.1	Introduction		191
	15.2	Site Access		192
		15.2.1	Offsite Access and Security	192
		15.2.2	Onsite Access	193
		15.2.3	Rail Spur	193
	15.3	New Infrastructure		195
		15.3.1	New and Existing Facilities Layout	195
		15.3.2	Upgrades to Existing Facilities	203
		15.3.3	Accommodation	203
	15.4	Stockpiles		204
		15.4.1	Mineralized Stockpiles	204
		15.4.2	Growth Media Stockpile	204
		15.4.3	Limestone Stockpile	204
	15.5	Tailings Management Facilities		204
		15.5.1	Facility Design Basis	205
		15.5.2	TMF Design	208
	15.6	Waste Rock Storage Facility		212
	15.7	Power and Electrical		213
	15.8	Communication		215
	15.9	Fuel		215
	15.10	Water Supply and Management		215
		15.10.1	Fresh Water, Fire Water and Potable Water	216
		15.10.2	Tailings Water Management	217
		15.10.3	WRSF Water Management	218
		15.10.4	Plant Site Stormwater Runoff and Drainage	219
		15.10.5	Site Water Balance	219
		15.10.6	Pit Dewatering	222

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	15.11	Hazard Considerations		222
	15.12	Comments on Project Infrastructure		222
16	Market Studies and Contracts			224
	16.1	Market Studies		224
	16.2	Commodity Price Projections		224
	16.3	Contracts		224
17	Environmental Studies, Permitting, and Plan, Negotiations, or Agreements with Local Individuals or Groups			225
	17.1	Overview		225
	17.2	Environmental Considerations		225
		17.2.1	Baseline and Supporting Studies	225
		17.2.2	Environmental Monitoring	228
		17.2.3	Water Management	229
	17.3	Permitting Considerations		229
		17.3.1	Federal Permits	230
		17.3.2	State of Nevada Permits	233
		17.3.3	Additional Permits and Authorizations	234
	17.4	Social Considerations		235
		17.4.1	National Register of Historic Places	236
	17.5	Closure and Reclamation Planning		237
		17.5.1	Closure and Reclamation Plans	237
		17.5.2	Closure Cost Estimates	237
	17.6	Comments on Environmental Studies, Permitting and Social or Community Impact		237
18	Capital and Operating Costs			238
	18.1	Introduction		238
	18.2	Capital Costs		238
		18.2.1	Overview	238
		18.2.2	Basis of Estimate	239
		18.2.3	Mine Capital Costs	239
		18.2.4	Process Capital Costs	241
		18.2.5	Infrastructure Capital Costs	242
		18.2.6	Indirect Capital Costs	242
		18.2.7	Owner (Corporate) Capital Costs	243
		18.2.8	Sustaining Capital	243
		18.2.9	Contingency Costs	245
		18.2.10	Closure and Reclamation Planning	245
	18.3	Operating Costs		245
		18.3.1	Overview	245

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		18.3.2	Basis of Estimate	246
		18.3.3	Mine Operating Costs	247
		18.3.4	Process Operating Costs	248
		18.3.5	General and Administrative Operating Costs	252
19	Economic Analysis			253
	19.1	Overview		253
	19.2	Methodologies Used		254
	19.3	Financial Model Parameters		254
		19.3.1	Assumptions	254
		19.3.2	Taxes	254
		19.3.3	Royalties	255
	19.4	Economic Analysis		255
	19.5	Sensitivity Analysis		260
20	Adjacent Properties			264
21	Other Relevant Data and Information			264
22	Interpretation and Conclusions			265
	22.1	Introduction		265
	22.2	Mineral Tenure, Surface Rights, Water Rights, Royalties and Agreements		265
	22.3	Geology and Mineralization		265
	22.4	Exploration		265
	22.5	Metallurgical Testwork		266
	22.6	Mineral Resource Estimate		266
	22.7	Recovery Plan		267
	22.8	Infrastructure		268
		22.8.1	Tailings Management Facility	269
	22.9	Markets and Contracts		269
	22.10	Capital Cost Estimate		269
	22.11	Operating Cost Estimate		269
	22.12	Economic Analysis		270
	22.13	Risks and Opportunities		270
		22.13.1	Risks	270
		22.13.2	Opportunities	272
23	Recommendations			273
	23.1	Estimated Program Costs		273
	23.2	Exploration		273
	23.3	Sample Preparation, Analysis and Security		274

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	23.4	Metallurgical Testing		274
	23.5	Mineral Resource Estimate		275
	23.6	Infrastructure		275
		23.6.1	TMF	275
24	References			277
25	Reliance on Information Provided by the Registrant			281
Appendix A – Patented Claims				282
Appendix B – Unpatented Claims				283

List of Tables

Table 1-1:	Hycroft MRE as of January 21, 2026, US customary Units	6
Table 1-2:	Hycroft MRE as of 21 January 2026, Metric Units	7
Table 1-3:	High-grade Silver Bearing Domains, Contained Within the MRE at 2 oz/ton Cutoff Grade, US customary Units	8
Table 1-4:	High-grade Silver Bearing Domains, Contained Within the MRE at 68.57 g/tonne (2 oz/tonne) Cutoff Grade, Metric Units	8
Table 1-5:	Principal Environmental Permits	13
Table 1-6:	Other Notifications or Ministerial Permits	13
Table 1-7:	Capital Cost Summary	14
Table 1-8:	Operating Cost Summary	15
Table 1-9:	Economic Analysis Summary	17
Table 2-1:	Abbreviations and Acronyms	22
Table 2-2:	Units of Measurement	24
Table 3-1:	Hycroft Annual Land Holding Costs	29
Table 3-2:	Hycroft Operating Permits	33
Table 3-3:	Hycroft Miscellaneous Permits	34
Table 3-4:	Hycroft Miscellaneous Permits	34
Table 3-5:	Right-of-Way Payment and Renewal Schedule	34
Table 4-1:	Hycroft Water Wells and Permitted Yearly Consumption	41
Table 7-1:	Drilling from 2023 and 2024 Supporting the Updated MRE	56
Table 7-2:	Significant Intercepts (2023)	60
Table 7-3:	Significant Intercepts (2024)	62
Table 9-1:	Nearest Neighbor Sample Comparison of RC vs Diamond Core Gold and Silver Assays	86
Table 9-2:	Nearest Neighbor Sample Comparison of 1982-1987 Gold Assays Versus 2005 – 2024 Gold Assays	87

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Table 10-1:	Metallurgical Testwork Summary	89
Table 10-2:	Average Sulfur Contents of Oxide, Transition and Sulfide Mineralized Materials	90
Table 10-3:	Summary of Test Samples	90
Table 10-4:	Grindability Test Summary	91
Table 10-5:	G&T Composites 1 through 24 Flotation Test Results	93
Table 10-6:	G&T Composites M-1 through M-17 Flotation Test Results	94
Table 10-7:	Flotation Reagent Schemes Studied	95
Table 10-8:	Estimated Metallurgical Recoveries from 2016 Feasibility Study – Gold and Silver	103
Table 10-9:	Hycroft Alkaline POX Testwork Summary	106
Table 10-10:	Hycroft Acid POX Testwork Summary	106
Table 10-11:	Summary Comparison Table – POX 3 to POX-7	108
Table 10-12:	Settling Test Results	109
Table 10-13:	Deleterious Element Assay	109
Table 10-14:	Process Plant Overall Recovery Prediction	109
Table 11-1:	Block Size and Model Size	110
Table 11-2:	Data Available for the Assembly of the Resource Model for Au, Ag, AuCn, Sulfide Sulfur	111
Table 11-3:	Assay Database (No Stockpile Assays, Inside the Model, and No Drilling from 1982 through 1987)	112
Table 11-4:	Population Domains for Grade Estimation	117
Table 11-5:	High-grade Silver Vein Domains	118
Table 11-6:	Sulfide Domains	118
Table 11-7:	Assay Cap Values	120
Table 11-8:	Sulfide Cap Values Prior to Compositing	121
Table 11-9:	Basic Statistics of Composites, In-Situ Rock, Eliminating Years 1982 to 1987	123
Table 11-10:	Basic Statistics of 25 ft Sulfide Composites by Sulfide Domain	125
Table 11-11:	Grade Estimation Parameters for Au, Ag	127
Table 11-12:	Estimation Parameters for Cyanide Ratio, All Three Domains utilized 1/D3	130
Table 11-13:	Sulfide Sulfur Estimation Parameters, All Three Domains Utilized 1/D3	131
Table 11-14:	Sulfide Sulfur Default Values if Not Estimated	131
Table 11-15:	Density Assigned to the Block Model	132
Table 11-16:	Stockpiles Assigned Grades by Inverse Distance Estimation	133
Table 11-17:	IMC Smear Check	141
Table 11-18:	Economic and Technical Parameters for Hycroft MRE	144
Table 11-19:	Hycroft MRE as of January 21, 2026, US customary Units	145
Table 11-20:	Hycroft MRE as of 21 January 2026, Metric Units	146
Table 11-21:	High-grade Silver Bearing Domains, Contained within the MRE at 2 oz/ton Cutoff Grade, US customary Units	147
Table 11-22:	High-grade Silver Bearing Domains, Contained within the MRE at 3 oz/ton Cutoff Grade, US customary Units	147

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Table 11-23:	High-grade Silver Bearing Domains, Contained within the MRE at 4 oz/ton Cutoff Grade, US customary Units	148
Table 11-24:	High-grade Silver Bearing Domains, Contained within the MRE at 68.57 g/ton (2 oz/ton) Cutoff Grade, Metric Units	148
Table 11-25:	High-grade Silver Bearing Domains, Contained within the MRE at 102.86 g/ton (3 oz/ton) Cutoff Grade, Metric Units	148
Table 11-26:	High-grade Silver Bearing Domains, Contained within the MRE at 137.14 g/t (4 oz/ton) Cutoff Grade, Metric Units	148
Table 13-1:	Hycroft Initial Assessment Mine Production Schedule, Measured and Indicated Mineralization	151
Table 13-2:	Summary of Lerch-Grossman Computer Pit Generation	154
Table 13-3:	Contained Tonnage by Internal Cutoff Grade	155
Table 13-4:	Major Mine Equipment	172
Table 13-5:	Mine Hourly Personnel	173
Table 13-6:	Mine Salaried Staff	174
Table 14-1:	Process Design Criteria	178
Table 14-2:	Major Process Equipment	179
Table 14-3:	Summary of Reagent Used in the Process Plant	188
Table 14-4:	Annual Consumption for Major Reagents	189
Table 15-1:	Existing Hycroft Buildings	196
Table 15-2:	New Ancillary Facilities Planned over the LOM	203
Table 15-3:	Proposed Upgrades for Existing Facilities	203
Table 15-4:	Minimum Pre-feasibility Seismic Design Criteria for Stability for Very High Dam Classification	206
Table 15-5:	Minimum Pre-feasibility Hydrologic Design Criteria for Very High Dam Classification	206
Table 15-6:	Selected Ground Motions and Associated Seismic Coefficients	211
Table 15-7:	Weather Station Summary	216
Table 15-8:	Summary of Storm Event with Associated Rainfall Intensity	216
Table 15-9:	Monthly Maximum Flows Demand	221
Table 17-1:	Current Major Environmental Permits and Permits Necessary to Operate the Mine	230
Table 17-2:	Ministerial Permits, Plans and Notifications	234
Table 18-1:	Capital Cost Summary	238
Table 18-2:	Baseline Mine Capital Cost (without Accuracy or Contingency adjustment)	240
Table 18-3:	Process Plant Capital Cost Breakdown	241
Table 18-4:	On-Site Infrastructure Capital Cost Breakdown	242
Table 18-5:	Off-Site Infrastructure Capital Cost Breakdown	242
Table 18-6:	Indirect Capital Cost Breakdown	243
Table 18-7:	Mining Sustaining Capital Costs	244
Table 18-8:	Operating Cost Summary	246
Table 18-9:	Mine Operating Cost per Ton of Total Material Moved, US$/ton (Mine Costs)	248
Table 18-10:	Process Plant Operating Cost Summary	248
Table 18-11:	Process Plant Labor Cost Summary	249

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Table 18-12:	Reagent Consumption Summary	250
Table 18-13:	Process Plant Consumable Consumption Summary	251
Table 19-1:	Economic Analysis Summary Table	256
Table 19-2:	Life of Mine Economics	257
Table 19-3:	Pre-Tax NPV (US$M) and IRR (%) Sensitivity Analysis	260
Table 19-4:	Post-Tax NPV (US$M) and IRR (%) Sensitivity Analysis	261
Table 22-1:	Hycroft Mineral Resources as of 21 January 2026, US customary Units	267
Table 22-2:	High-grade Silver Bearing Domains, Contained within the Mineral Resource at 2 oz/ton Cutoff Grade, US customary Units	267
Table 23-1:	Estimated Program Costs	273
Table 25-1:	Information Provided by Hycroft	281

List of Figures

Figure 1-1:	Post-Tax Sensitivity Analysis Results	18
Figure 3-1:	Hycroft Mine Location Map	27
Figure 3-2:	Claim Map	30
Figure 3-3:	Current Property and Facilities Layout (2025)	31
Figure 4-1:	Onsite Lab, Admin, Maintenance, Truck Shop, and Warehouse	39
Figure 4-2:	Crusher and Conveyor Belt Circuit	39
Figure 4-3:	North Merrill-Crowe Facility	40
Figure 4-4:	Stage 1 Heap Leach Pad and Ponds Along Jungo Road	40
Figure 6-1:	Stratigraphic Column for Hycroft Deposit Area	45
Figure 6-2:	Simplified East–West Cross Section Through the Hycroft Mine – Section 40600 N	45
Figure 6-3:	Vortex Alteration Cross-Section – 40600 N	48
Figure 6-4:	Bay Geologic Cross-Section at 50300-N	49
Figure 6-5:	Generalized Epithermal Diagram	51
Figure 7-1:	Drill Collar Location Plan	55
Figure 9-1:	Results of Submitted Gold Standards 2005 - 2013	73
Figure 9-2:	Results of Submitted Silver Standards 2005-2013	74
Figure 9-3:	Results of Blank Submissions	75
Figure 9-4:	Check Assay Results, Fire Assay Gold 2011 - 2012	76
Figure 9-5:	Check Assay Results, Fire Assay Silver 2011 – 2011	77
Figure 9-6:	Standards Results, 2021 – 2022	78
Figure 9-7:	Blank Results, 2021 – 2022	79
Figure 9-8:	Duplicate Assay Results, 2021 – 2022	79

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Figure 9-9:	Gold Standards 2023 – 2024	80
Figure 9-10:	Blank Insertions 2004	81
Figure 9-11:	Gold Duplicates, 2023-2024	82
Figure 9-12:	Silver Duplicates, 2023-2024	83
Figure 9-13:	Gold Check Assays 2023 – 2024	84
Figure 9-14:	Silver Check Assays, 2023-2024	85
Figure 10-1:	Recovery Vs. Time Plot, G&T Kamloops Tests, M Composites	96
Figure 10-2:	Gold Grade Distribution Chart	97
Figure 10-3:	Silver Grade Distribution Chart	97
Figure 10-4:	Total Sulfur Grade Distribution	98
Figure 10-5:	Sulfide Sulfur Grade Distribution	98
Figure 10-6:	FLS Variability Flotation Recoveries under Optimal Conditions (137 Test Samples)	100
Figure 10-7:	FLS Variability Flotation Gold Recoveries Based on Gold Head Grade Groups	101
Figure 10-8:	FLS Variability Flotation Silver Recoveries Based on Head Grade Groups	101
Figure 10-9:	Oxidation of Central Flotation Concentrate: Sulfate Spike Test	104
Figure 10-10:	Demonstration Plant Cyanide Leach Recovery of Au and Ag	104
Figure 11-1:	East–West Cross-Section 44000-N Looking North, Showing Lithology Types	114
Figure 11-2:	East–West Cross-Section 44000-N Looking North, Showing Alterations	115
Figure 11-3:	Structure and Domain Interpretation (Plan View)	116
Figure 11-4:	Structure and Domain Interpretation with Silver Wireframes (plan view)	119
Figure 11-5:	Bench Height Analysis	122
Figure 11-6:	Gold Variograms for Silicic Material Between the Central Fault and East Fault	125
Figure 11-7:	Gold Variograms for Silicic Material Between the Range Fault and Central Fault	125
Figure 11-8:	E-W Cross-section at 41000-N, Showing Confidence Codes	135
Figure 11-9:	E-W Cross-section at 41000-N, Visual Check of Gold Grades in Drillholes and Block Model	136
Figure 11-10:	E-W Cross-section at 41000-N, Visual Check of Silver Grades in Drillholes and Block Model	137
Figure 11-11:	Swath Plots for Gold, X = East and Y = North Slices, 160 ft Wide Slices	138
Figure 11-12:	Swath Plots for Silver, X = East and Y = North Slices, 160 ft Slices	139
Figure 11-13:	Swath Plots for Sulfide Sulfur, X = East and Y = North Slices, 160 ft Slices	140
Figure 13-1:	Hycroft Initial Assessment Mine Plan Schedule	150
Figure 13-2:	Summary of Lerch-Grossman Computer Pit Generation	155
Figure 13-3:	Phase Schematic and Extraction Sequence	156
Figure 13-4:	Approximate Recovered Gold by Year	158
Figure 13-5:	Approximate Recovered Silver by Year	158
Figure 13-6:	Approximate Recovered Equivalent Gold Ounces by Year Based on $3,100/oz Au and $36/oz Ag	159
Figure 13-7:	Mine and Waste Storage Plan – Pre-production	160
Figure 13-8:	Mine and Waste Storage Plan - End of Year 1	161
Figure 13-9:	Mine and Waste Storage Plan – End of Year 2	162
Figure 13-10:	Mine and Waste Storage Plan - End of Year 3	163

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Figure 13-11:	Mine and Waste Storage Plan - End of Year 4	164
Figure 13-12:	Mine and Waste Storage Plan – End of Year 5	165
Figure 13-13:	Mine and Waste Storage Plan – End of Year 10	166
Figure 13-14:	Mine and Waste Storage Plan – End of Year 20	167
Figure 13-15:	Mine and Waste Storage Plan – End of Year 30	168
Figure 13-16:	Mine and Waste Storage Plan – End of Year 40	169
Figure 13-17:	Mine and Waste Storage Plan – End of Year 51	170
Figure 14-1:	Sulfide Sulfur Process Plant Flowsheet	176
Figure 15-1:	Site Layout	191
Figure 15-2:	Site Access and Major Towns Near Hycroft Mine	192
Figure 15-3:	Rail Spur Design	194
Figure 15-4:	Overall Site Layout	197
Figure 15-5:	Existing Crushing Facility and Surrounding Infrastructure	198
Figure 15-6:	The Proposed Process Plant Generic Site Plan	199
Figure 15-7:	Proposed Limestone Plant and Rail Spur	200
Figure 15-8:	North Merrill-Crowe Plant	201
Figure 15-9:	Existing Mine Ancillary Buildings	202
Figure 15-10:	TMF Facility Layout	207
Figure 15-11:	TMF Main Dam Section	208
Figure 15-12:	TMF North Dam Section	209
Figure 15-13:	TMF Closure Plan	212
Figure 15-14	Waste Rock Storage Facilities	213
Figure 15-15:	Proposed Power Line from Imlay Relay Station (Nevada Historical Marker 49) to Jungo Road (49 Road) - NTS	214
Figure 15-16:	Proposed Power Line along Jungo Road (Road 49) to Hycroft Mine Site (in total approximately 57 miles) - NTS	215
Figure 15-17:	Hycroft Water Balance Schematic	220
Figure 15-18:	Total Fresh Water Demand	221
Figure 19-1:	Project Post-Tax Unlevered Cashflow	255
Figure 19-2:	Pre-Tax Sensitivity Analysis Results	262
Figure 19-3:	Post-Tax Sensitivity Analysis Results	263
Figure 20-1:	Location of Rosebud Property	264

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1	Executive Summary

1.1	Introduction

This technical report summary (TRS) has been prepared by Ausenco Engineering USA South Inc. (Ausenco), Independent Mining Consultants, Inc. (IMC), and WestLand Engineering & Environmental Services, Inc. (WestLand) for Hycroft Mining Holding Corporation (Hycroft), following the reporting requirements of the United States (US) Securities and Exchange Commission’s (SEC) Modernization of Property Disclosures of Mining Registrants under subpart 1300 and item 601 (96)(B)(iii) of Regulation S-K for an initial assessment (IA).

This TRS is an initial assessment with an economic analysis (IA-EA) and, filed on Electronic Data Gathering, Analysis, and Retrieval (EDGAR). The IA-EA is based on heap leaching the oxide material, while sulfide material is milled and processed using the pressure oxidation (POX) process. Transition material will be controlled by Hycroft grade control and may be processed with the sulfide material or heap leached with the oxide material. This TRS includes drill results received through March 17, 2025, which formed the basis of the Mineral Resource Estimate (MRE) model.

The Hycroft mine (the Mine) is situated on the western flank of the Kamma Mountains on the eastern edge of the Black Rock Desert approximately 54 miles west of Winnemucca in Humboldt and Pershing Counties, Nevada. The Mine property straddles Townships 34, 35, 35½ and 36 north and Ranges 28, 29 and 30 east (MDB&M) with its central coordinates at approximately latitude 40°52’ north and longitude 118°41’ west.

The Mine is accessible via Nevada State Route 49 (Jungo Road), an unpaved road maintained by Humboldt County and Pershing County and Hycroft. The Union Pacific railway, a major east–west railway, runs immediately adjacent to the property.

Hycroft, a past producer, has existing facilities on site including two administration buildings, a mobile maintenance shop, a light vehicle maintenance shop, a warehouse, multiple leach pads, primary, secondary and tertiary crushing systems, an assay lab, one Merrill-Crowe process plant, and a refinery.

1.2	Terms of Reference

The firms and consultants who are providing Qualified Persons (QPs) responsible for the content of the TRS are, in alphabetical order, Ausenco, Hycroft, IMC and WestLand.

The TRS presents the IA-EA for the mine based on the POX and Heap Leach processes.

All units of measurement in the TRS are US customary, unless otherwise stated.

The monetary units are in US dollars, unless otherwise stated.

Mineral resources are reported in accordance with the US Securities and Exchange Commission Code of Federal Regulations, Subpart 229.1300 – Disclosure by Registrants Engaged in Mining operations (S-K 1300).

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1.3	Mineral Tenure, Surface Rights, Water Rights, and Agreements

The Mine property consists of 25 private parcels with patented claims totaling approximately 1,855 acres, along with 3,249 unpatented mining claims covering approximately 62,298 acres, for a combined total of approximately 64,000 acres. On May 15, 2023, Hycroft expanded its holdings by acquiring a 50% undivided interest in three additional patented mining claims, adding approximately 61 acres at one location in Northern Nevada. Some mining claims overlap other Hycroft Mining claims to ensure there are no fractional gaps in mining claim coverage.

These claims are contiguous or proximate to the original Crofoot and Lewis claims.

Payment of annual claim maintenance and holding fees to the Bureau of Land Management (BLM) and Humboldt and Pershing Counties and payment of annual real property taxes for patented claims in Humboldt and Pershing Counties are made every third quarter (Q3). Payments are current through the 2025–2026 claim years, with US$724,095 paid for 2025–2026. Payment of annual claim maintenance and holding fees and real property taxes are required to hold the Hycroft property in good standing. BLM annual maintenance fees for claims are due not later than September 1 of each year. Humboldt and Pershing County State annual holding fees beginning September 1 of each year are due no later than November 1 of each year. Annual real property taxes for patented claims in Humboldt and Pershing Counties are due August 31 of the following year.

Hycroft controls all surface and mineral rights within the Hycroft MRE area. No further land acquisition is required for the operation of the mine and contemplated processing facilities.

1.4	History

The Mine location is in the Nevada Sulfur District, where mining for native sulfur began in the late 1800’s. In the early part of the 20th century high-grade Ag was mined as were veins of nearly pure alunite (hydroxylated aluminum potassium sulfate mineral) in the southern part of the district. From 1941 to 1943, cinnabar (a mercury sulfide mineral) was also mined. Exploration for native sulfur commenced again in 1966 with the Duval Corporation (Duval) reporting elevated Au and Ag values but finding no significant evidence of a sulfur deposit at depth (Wallace, 1980).

In 1977, the Cordex Syndicate mapped and rock-chip sampled the Hycroft property, recognizing the potential for a bulk tonnage, low-grade precious metal deposit. Homestake then took interest in the property and completed surface sampling and exploration drilling during 1981-1982. Mining officially began as a small heap leach operation in 1983 at what was then known as the Lewis Mine. In 1985, Vista gained control of the original Hycroft property. They also acquired the Lewis Mine in early 1987 from F. W. Lewis, Inc., and the Crofoot Mine in April 1988. From 1985 to 1999, they drilled 3,212 exploration holes, totaling 965,552 feet (ft) with the bulk of this drilling focused on oxide gold mineralization at Central, Bay and Brimstone. Production from the Brimstone pit commenced in 1985 and continued until December 1998.

From 1983 to 1998, the Mine produced approximately 1.2 million ounces (Moz) of Au and 2.5 Moz of Ag. An additional 58,700 ounce (oz) of Au was produced from the leaching operations from 1999 through 2004. The remaining leasehold interest in the Lewis property was purchased by Vista in December 2005. Production followed at the former Crofoot property in the Bay, South Central, Boneyard, Gap, and Historic Cut-4 pits along the Central Zone. The Mine was placed on a care and maintenance program through 2007. In May 2007, the Nevada-based holdings of Vista were spun out into Allied Nevada Gold Corp. (Allied Nevada). The Mine was included as part of the transfer of ownership allowing Allied Nevada to explore, expand, and develop the resources. The Mine was reactivated in September 2007 and achieved planned ore production by the end of 2009. With the construction of the North leach pad in 2013, the total leach pad space was increased to more than 20 million square ft (ft2). In 2010, the Mine began an expansion program that included construction of a 21,000 gallon per minute (gal/min.) Merrill-Crowe processing plant and a three-stage crushing facility as well as solution pumping capacity upgrades. Active mining was stopped again at the Mine in June 2015 due to low metal prices, but active leaching of previously mined ore continued through 2018. During this time, Allied Nevada emerged from its financial restructuring to become Hycroft Mining Corporation.

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In late 2018, Hycroft began construction of new leach pads. In April 2019, active mining began with a focus on transition and sulfide minerals but were set aside for future processing. Active mining ceased in 2021, but gold and silver production continued through 2022.

From September 2007 through July 2019 metal sales totaled approximately 900,000 oz of Au and 5.0 Moz of Ag. Active mining ceased and production at the Mine was terminated on November 11, 2021. Annual sales in ounces of Au and Ag produced from the Mine’s heap leach operations over years 2019 through 2022 total approximately 107,258 ounces of Au and 615,000 ounces of Ag.

1.5	Geology and Mineralization

The Hycroft deposit is a low-sulfidation, epithermal, hot springs system that contains gold and silver mineralization. Radiometric dating indicates that the main phase of gold and silver mineralization was formed four million years ago, when hydrothermal fluids were fed upward along high angle, normal faults.

Low-grade gold and silver mineralization were co-deposited with silica and potassium feldspar throughout porous rock types.

A subsequent drop in permeability, due to sealing of the system, led to over pressuring and subsequent repeated hydrothermal brecciation. Additional precious metal mineralization was deposited during this event as breccia zones, veins, and sulfide flooding.

Gold and silver mineralization was followed by an intense event of high sulfidation acid leaching of the mineralized volcanic rocks coincident with a regional water table drop. This allowed steam heated sulfur gases to condense into sulfuric acid and leach the upper portion of the mineralized rocks.

Oxidation of sulfide mineralization occurs to variable depths over the deposit, depending upon proximity to faults, extent of acid leaching, and depth to water table. Sulfide content through the deposit is variable from 0% to 20%.

A total of six major north-northeast trending, west dipping, normal fault zones appear to broadly control the distribution of alteration. From west to east, these fault zones are referred to as the Range, West Splay, Central, Break, Albert, and East Faults. These major structures down-drop stratigraphy and affect the distribution of alteration and mineralization.

A post-mineral basin bounding fault appears to border the Camel Conglomerate and the adjacent Pleistocene Lahontan Lake sediments in the Black Rock Desert. Based on geophysics, this structure is approximately one to two miles west of the Mine site. There are several east–west trending structures that appear to provide post-mineral offset to the deposit. These form a series of horst and grabens within the deposit footprint.

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1.6	Exploration

The Hycroft property drill history covers the period from 1982 through 2024. Within the block model there are 5,813 drillholes, with 516,901 drill intervals amounting to 2,668,616 ft of drilling.

During 2021 through 2024, Hycroft drilled 260 holes, 105 in 2021, 85 in 2022, 49 in 2023 and 21 in 2024. Most of the 2021 drilling was diamond core that was used for metallurgical testing and assay. The 2022 and 2023 drilling focused on extending mineralization and upgrading areas from inferred to measured and indicated classification. Since 2024, drilling has focused on high-grade mineralization in Brimstone and Vortex.

1.7	Sampling

Hycroft provided IMC with the database which contained drilling information from 1982 through 2024. Assay data was received through March 2025.

The current sample preparation analysis and security follow best practices and are acceptable for application to mineral resource reporting.

The historic data collection is unknown. Components of the historic data have been found to be reliable. Some components are not reliable and have been removed or modified prior to incorporation into the MRE.

After the noted adjustments, John Marek, the QP, finds the data applicable to the determination of the MRE.

1.8	Metallurgical Testwork

Metallurgical testwork supporting the Hycroft process flowsheet has been conducted by several laboratories, including G&T Metallurgical Services Ltd. (G&T), SGS Mineral Services (SGS), Hazen Research Inc. (Hazen), FLSmidth Minerals Testing & Research Center (FLSmidth MTRC), and Kappes, Cassiday & Associates (KCA). The process design and metallurgical assumptions used in this study are primarily based on the most recent testwork completed by FLSmidth - MTRC and Hazen Research, with historical testwork from the other laboratories reviewed to support the interpretation of metallurgical performance and flowsheet development.

Comminution testwork indicates that Hycroft mineralization is very high and requires relatively high grinding energy in ball mill grinding.

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In 2021, Hycroft initiated a new metallurgical variability study to evaluate mineralized material characteristics within the current mine plan, validate the metallurgical performance across the deposit; and identify potential variations in processing conditions required to recover gold and silver. The objective of the study was to support development of a Hycroft process flowsheet, including definition of key process control points in crushing, grinding, capable of consistently achieving gold and silver recoveries across anticipated metallurgical variability.

Key outcomes of this study included the development of the flotation process with significantly improved recoveries. The following key process controls parameters were identified during the flotation process development program:

●	Optimal grind size is a P80 of less than 85 micrometers (µm).

●	Flotation time is 24 minutes.

●	Adjusted pH level is 4.7.

●	Flotation mass pull is 20 to 25% with 22% being the target.

A total of 137 samples were tested under these selected conditions to achieve higher gold and silver recoveries to flotation concentrate. The results show that gold recovery exhibits a broader distribution, with values ranging from approximately 72 to 98% and a statistical median near 88%, indicating greater sensitivity across the tested samples. In contrast, silver recovery is generally higher, with recoveries spanning approximately 76 to 100% and a statistical median exceeding 92%. This is a significant improvement from the gold flotation recovery and silver flotation recovery values reported in a TRS prepared for Hycroft and filed in 2023 (the 2023 TRS).

In 2025, Hycroft completed a series of POX tests demonstrating that POX at 225°C with oxygen overpressure, followed by hot cure, lime boil, and cyanide leaching, is a technically viable and repeatable processing route for the pyrite concentrate. Gold and silver recoveries of approximately 93% and 86%, respectively, were consistent with past performance. Overall, considering the full flowsheet involving flotation, POX, and leaching, gold recovery has improved to approximately 83% and silver recovery has improved to approximately 78%. Overall recovery for both gold and silver are exceeding the values assumed in the 2023 TRS.

Hycroft existing heap leaching was discontinued in 2022. Heap leach operations are expected to restart once new oxide and transition material becomes available.

1.9	Mineral Resource Estimate

The MRE on the Hycroft property is currently envisioned to be mined by way of a conventional hard rock open pit mine feeding two process facilities:

1.	Run-of-mine (ROM) oxide material will be directed to cyanide heap leaching, producing a gold and silver doré.

2.	Sulfide material will be directed to a crushing, flotation milling followed by POX of the concentrate to make a gold and silver doré.

Transitional material will be directed to either (ROM) cyanide heap leaching or flotation milling followed by POX depending on the sulfide sulfur levels of the individual blocks, total sulfur content, and gold grade.

The terms of reference for this MRE are mineralization in-place. The procedures described in the following paragraphs establish that the stated MRE has reasonable prospects for economic extraction of mineral resources.

Mineral resources were developed using a computer-based block model for mineralization and pit optimization software to determine mineralization with reasonable prospectus for economic extraction.

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The cutoff grade that is reported for this statement of mineral resources is based on mining and processing costs estimated by IMC and Ausenco combined with reasonable metal prices. The internal or marginal cutoff is applied and reported where the benefits of selling the recovered metal will pay for the processing and fixed general and administrative (G&A) costs. The cutoff is presented in terms of net of refining (NSR).

Metal prices for the MRE were US$3,100/oz Au and US$36.00/oz Ag. Spot prices for gold and silver in 2025 ranged from US$2,798 to US$4,323/oz Au and US$31.34 to US$71.63/oz Ag. The spot prices for gold and silver on January 21, 2026, were US$4,726/oz Au and US$93.50/oz Ag. The prices selected for determination of the MRE are 35% below the spot gold price and 62% below the spot silver price on January 21, 2026.

The risks to the MRE are project costs and project recoveries as well as metal prices that can have a substantial impact on the mineral resource both positively and negatively. The Hycroft MRE is sensitive to estimated parameters of operating costs, recoveries, and metal prices. That sensitivity may result in future variation in the mineral resource as costs and recoveries are refined.

Mineral resources are not mineral reserves, and detailed economic considerations have not been applied.

Table 1-1: Hycroft MRE as of January 21, 2026, US customary Units

Classification	Cutoff Grade $ Net of Refining	Approximate Cutoff, AuEq oz/ton	Ktons	Gold oz/ton	Silver oz/ton	Sulfide Sulfur %	Contained Ounces
							Gold Oz x 1000	Silver Oz x 1000
Heap Leach Resource
Measured	$1.88 - $3.63	0.001 - 0.002	92,994	0.005	0.11	1.83	446	10,322
Indicated	$1.88 - $3.63	0.001 - 0.002	110,374	0.004	0.09	1.54	475	9,492
Meas + Ind	$1.88 - $3.63	0.001 - 0.002	203,368	0.005	0.10	1.67	921	19,814
Inferred	$1.88 - $3.63	0.001 - 0.002	110,018	0.005	0.09	1.41	528	10,122
Flotation Mill + Concentrate Treatment by Pressure Oxidation and Cyanide Leach
Measured	$16.73	0.007	734,571	0.011	0.43	2.03	8,154	316,600
Indicated	$16.73	0.007	748,876	0.010	0.30	1.84	7,339	226,161
Meas + Ind	$16.73	0.007	1,483,447	0.010	0.37	1.93	15,493	542,761
Inferred	$16.73	0.007	459,646	0.010	0.27	1.76	4,505	122,725
Combined Mineral Resources Leach Plus Mill
Measured	$1.88 - $16.73	0.001 - 0.007	827,565	0.010	0.40	2.01	8,600	326,922
Indicated	$1.88 - $16.73	0.001 - 0.007	859,250	0.009	0.27	1.80	7,814	235,653
Meas + Ind	$1.88 - $16.73	0.001 - 0.007	1,686,815	0.010	0.33	1.90	16,414	562,575
Inferred	$1.88 - $16.73	0.001 - 0.007	569,664	0.009	0.23	1.69	5,033	132,847

Notes:

1.	Mineral resources based on metal prices of $3,100/troy oz Au and $36.00/troy oz Ag.
2.	Cutoffs are Income – Refining Cost = NSR.
3.	Gold Equivalent (AuEq) for Heap Leach = Cyanide Gold + 0.0019 x Total Silver Assay, or at average gold leach recovery AuEq = Fire Gold + 0.0035 Total Silver Assay.
4.	Gold Equivalent for Mill + Pressure Oxidation = Fire Gold + 0.0107 x Total Silver Assay.
5.	Numbers may not match exactly due to rounding.
6.	Mineral resources are contained within a computer-generated optimized pit.
7.	Total material in that pit is 5.42 billion tons.

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8.	Mineral resources are not mineral reserves, and detailed economic considerations have not been applied.
9.	Modifying factors for mine and process design have not been applied.
10.	All units are US customary. Ktons means 1,000 short tons. Au and Ag grades are in troy ounces per short ton (oz/ton).

Table 1-2: Hycroft MRE as of 21 January 2026, Metric Units

Classification	Cutoff Grade $ Net of Refining	Approximate Cutoff, AuEq g/tonne	Ktonnes	Gold	Silver	Sulfide Sulfur	Contained Ounces
							Gold	Silver
				g/tonne	g/tonne	%	Oz x 1000	Oz x 1000
Heap Leach Resource
Measured	$2.07 - $4.00	0.027 - 0.055	84,364	0.164	3.80	1.83	446	10,322
Indicated	$2.07 - $4.00	0.027 - 0.055	100,131	0.147	2.95	1.54	475	9,492
Meas + Ind	$2.07 - $4.00	0.027 - 0.055	184,495	0.155	3.34	1.67	921	19,814
Inferred	$2.07 - $4.00	0.027 - 0.055	99,808	0.164	3.15	1.41	528	10,122
Flotation Mill + Concentrate Treatment by Pressure Oxidation and Cyanide Leach
Measured	$18.44	0.206	666,403	0.380	14.76	2.03	8,154	316,600
Indicated	$18.44	0.206	679,380	0.336	10.34	1.84	7,339	226,161
Meas + Ind	$18.44	0.206	1,345,783	0.358	12.53	1.93	15,493	542,761
Inferred	$18.44	0.206	416,991	0.336	9.14	1.76	4,505	122,725
Combined Mineral Resources, Leach Plus Mill
Measured	$2.07 - $18.44	0.027 - 0.206	750,767	0.356	13.53	2.01	8,600	326,922
Indicated	$2.07 - $18.44	0.027 - 0.206	779,512	0.311	9.39	1.80	7,814	235,653
Meas + Ind	$2.07 - $18.44	0.027 - 0.206	1,530,279	0.333	11.42	1.90	16,414	562,575
Inferred	$2.07 - $18.44	0.027 - 0.206	516,799	0.303	7.99	1.69	5,033	132,847

Notes:

1.	Mineral resources based on metal prices of $3,100/ oz Au and $36.00/ oz Ag.
2.	Cutoffs are Income – Refining Cost = NSR.
3.	Gold Equivalent for Heap Leach = Cyanide Gold + 0.0019 x Total Silver Assay.
4.	Gold Equivalent for Mill + Pressure Oxidation = Fire Gold + 0.0107 x Total Silver Assay.
5.	Numbers may not match exactly due to rounding.
6.	Mineral resources are contained within a computer-generated optimized pit.
7.	Total material in that pit is 4.92 billion tonnes.
8.	All units on this table are metric: Ktonnes means 1,000 tonnes. Au and Ag grades are in grams per tonne (g/tonne).
9.	Mineral resources are not mineral reserves, and detailed economic considerations have not been applied.
10.	Modifying factors for mine and process design have not been applied.

Contained within the MRE at Hycroft are a series of high-grade silver veins at Brimstone and zones of higher silver concentrations in Vortex that are associated with a low angle breccia body. Table 1-3 and Table 1-4 are the tabulation of gold and silver within the domain volumes that are contained within the MRE at 2 oz/tonne cutoff grade in US customary and 68.57 g/tonne cutoff grade in metric.

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Table 1-3: High-grade Silver Bearing Domains, Contained Within the MRE at 2 oz/ton Cutoff Grade, US customary Units

Classification	Cutoff Grade Silver (oz/ton)	Ktons	Gold (oz/ton)	Silver (oz/ton)	Sulfide Sulfur (%)	Gold Contained oz x 1000	Silver Contained oz x 1000
Brimstone
Measured	2.00	3,195	0.011	8.35	1.33	35	26,686
Indicated	2.00	330	0.010	3.11	1.87	3	1,025
Meas + Ind	2.00	3,525	0.011	7.86	1.38	38	27,711
Inferred	2.00	15	0.008	3.52	1.13	0	52
Vortex
Measured	2.00	9,126	0.018	3.81	1.49	160	34,781
Indicated	2.00	7,342	0.014	3.78	1.24	100	27,726
Meas + Ind	2.00	16,468	0.016	3.80	1.38	261	62,507
Inferred	2.00	3,644	0.014	3.65	1.27	50	13,307
Brimstone + Vortex
Measured	2.00	12,322	0.016	4.99	1.45	195	61,467
Indicated	2.00	7,671	0.013	3.75	1.26	104	28,750
Meas + Ind	2.00	19,993	0.015	4.51	1.38	299	90,218
Inferred	2.00	3,659	0.014	3.65	1.27	51	13,359

Table 1-4: High-grade Silver Bearing Domains, Contained Within the MRE at 68.57 g/tonne (2 oz/tonne) Cutoff Grade, Metric Units

Classification	Cutoff Grade Silver (g/tonne)	Ktonnes	Gold (g/tonne)	Silver (g/tonne)	Sulfide Sulfur (%)	Contained Ounces
						Gold Oz x 1000	Silver Oz x 1000
Brimstone
Measured	68.57	2,899	0.372	286.35	1.33	35	26,686
Indicated	68.57	299	0.332	106.62	1.87	3	1,025
Meas + Ind	68.57	3,198	0.368	269.54	1.38	38	27,711
Inferred	68.57	13	0.289	120.74	1.13	0	52
Vortex
Measured	68.57	8,279	0.603	130.67	1.49	160	34,781
Indicated	68.57	6,660	0.469	129.48	1.24	100	27,726
Meas + Ind	68.57	14,940	0.543	130.14	1.38	261	62,507
Inferred	68.57	3,306	0.475	125.20	1.27	50	13,307
Brimstone + Vortex
Measured	68.57	11,178	0.543	171.04	1.45	195	61,467
Indicated	68.57	6,959	0.463	128.49	1.26	104	28,750
Meas + Ind	68.57	18,137	0.512	154.71	1.38	299	90,218
Inferred	68.57	3,319	0.474	125.18	1.27	51	13,359

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1.10	Mining Methods

Hycroft is planned as a conventional hard rock open pit operation. IMC developed a mine plan that produces the required process feed and moves sufficient mine waste to assure continued release of the mineralization. The mine plan is based on measured and indicated mineralization that was estimated in the mineral resource block model described in Section 11.

Inferred mineralization was not included within this initial assessment for two reasons: (1) there is sufficient measured and indicated mineralization to feed the process plant for over 50 years, and (2) to reduce the changes in the mine schedule and potentially minable material as the project moves toward a pre-feasibility study in the future.

The mine will feed two processing facilities:

1.	A flotation mill followed by pressure oxidation and leaching of the concentrate.

2.	A ROM heap leach for mineralization that is amenable to direct cyanide leaching.

The mine production schedule is summarized in Figure 13-1 with tabular detail in Table 13-1.

1.11	Processing and Recovery Methods

Hycroft property is currently envisioned to be mined by way of a conventional hard rock open pit mine feeding two process facilities:

1.	Oxide Material – ROM oxide material will be directed to cyanide heap leaching, producing gold and silver doré.

2.	Sulfide Material – Sulfide material will be directed to a crushing and flotation milling circuit, followed by pressure oxidation (POX) of the concentrate to produce a gold and silver doré.

Transitional material will be routed to either ROM cyanide heap leaching or flotation milling followed by POX, depending on the sulfide sulfur levels of the individual blocks, total sulfide sulfur content, and gold grade. The process route will be determined based on grade control

The existing Heap Leach facilities (Brimstone Heap Leach Pad and North Heap Leach Pad) will be expanded to accommodate additional capacity. These facilities have existing collection ponds and pumping systems. The leach solution distribution network will be expanded as required to support increased throughput.

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For sulfide processing, the plant will utilize the existing crushing plant. Consisting of three stages of crushing, reducing the mineralized material from a nominal top size of approximately 35 inches (“) to about ⅜”. The crushed material is fed to a two-stage ball milling circuit operating in closed circuit with hydrocyclones, producing a grind suitable for downstream processing. Cyclone overflow will be directed to rougher flotation for recovery of gold and silver into a flotation concentrate.

Rougher flotation tailings will be thickened prior to transfer to the final tailings pumping system. The flotation concentrate will be processed through POX to oxidize sulfide minerals and liberate gold and silver for downstream recovery.

Following oxidation, the oxidized slurry will undergo counter-current decantation (CCD) washing to recover dissolved metal values and remove acidic process solutions. The washed solids are then conditioned through lime boil and hot curing prior to cyanide leaching.

The conditioned solids will be leached in cyanide leach tanks to dissolve gold and silver. Precious metals will be recovered from the leach solution using the existing Merrill-Crowe zinc precipitation circuit, producing gold-silver doré.

Residual cyanide in the leach tailings will be destroyed using a sulfur dioxide–oxygen detoxification process, after which the detoxified tailings will be combined with flotation tailings and pumped to the tailings management facility (TMF) for disposal.

1.12	Infrastructure

The Hycroft Mine infrastructure scope represents a brownfield development within an established mining complex. The proposed sulfide ore processing plant will be integrated into existing site infrastructure via tie-ins to current crushing facilities, utilities, and site services. Most existing access roads, haul roads, and ancillary structures will remain in service or be selectively upgraded.

1.12.1	Site Access and Haulage

New road infrastructure includes 0.6 miles of plant access roads, a 5.6-mile TMF access road parallel to the tailings delivery pipeline corridor, and a 3.4-mile TMF construction haul road connecting the North WRSF to the TMF embankment. All roads are designed as dirt roads with a maximum 10% grade and 25 miles per hour (mph) speed limit. A rail spur extension from the adjacent Union Pacific line will receive reagents, consumables, and fuel, and facilitate export of salable metals. The spur design by Mountain States Contracting Inc. includes turnouts, derails, signals, ballast, bridges, civil works, and a bottom-dump hopper car loadout facility.

1.12.2	New Infrastructure

New process plant facilities will tie into the existing crushing circuit and North Merrill-Crowe facility. New onsite infrastructure includes utility tie-ins, power distribution upgrades, substations, a process control system and control room, and reagent handling facilities including an oxygen plant and limestone offloading and slaking system. Six new ancillary facilities are planned over the LOM including a covered crushed ore stockpile dome (313 ft diameter × 104 ft height), new assay lab, fuel station, technical services building, maintenance shop, and crusher maintenance building. Ten existing structures will be upgraded, relocated, or repurposed. Workforce accommodation will be drawn primarily from Winnemucca (~54 miles east), with personnel transported via contracted bus service.

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1.12.3	Stockpiles

Coarse ore stockpile capacity is 56,000 tons live and 175,400 tons total; crushed ore stockpile capacity is 34,000 tons live and 113,000 tons total, covered by a round dome structure. These stockpiles support crushing circuit availability of 31.3% for primary and 65.1% for combined secondary and tertiary crushing. Growth medium stripped during TMF construction will be stockpiled for reclamation use. Limestone will be delivered by rail to a dedicated onsite stockpile.

1.12.4	Tailings Management Facility

The TMF uses conventional designs and will be constructed in a total of eight stages and zero discharge of process solutions. The TMF will fill the broad valley immediately northeast of the mill site and require the main and the north embankments to impound an ultimate tailings storage capacity of 1.05 billion tons (Btons) at an average settled dry density for the ultimate facility of 92 pounds per cubic ft (pcf). The main embankment will cross the natural drainage on the west side of the TMF, and the secondary embankment will be constructed along the northern ridge. The facility will provide continuous containment of process solutions through the installation of a vertical chimney drain and engineered geomembrane liner systems, extending across the impoundment basin and below a portion of the main embankment and the upstream slope of the north embankment. The design is capable of storing runoff from the basin and direct precipitation on the facility, resulting from the 5,000-year, 24-hour storm event during operation and the 10,000-year, 24-hour storm event for post-closure.

1.12.5	Waste Rock Storage Facility

Two initial waste rock storage facility (WRSF) locations — west and south of the pit — will merge into a single facility on the southwest perimeter by Mine Year 10. The dump is designed with an overall slope of 2.7H:1V and inter-bench geometry of 1.5H:1V slopes with 50 ft high and 60 ft wide benches, constructed over previously disturbed ground. Water management consists of upstream diversion channels for non-contact water and a seepage collection system for contact water, comprising double-walled HDPE pipes (300 mm main, 100 mm secondary) sized for the 100-year, 24-hour event. Seepage is conveyed to double-lined GCL and HDPE collection ponds for reuse at the process plant. Surface water diversion channels are sized for the 100-year, 24-hour event with a minimum 2% slope and riprap lining. Physical stability will be monitored via survey markers, vibrating wire piezometers, hydraulic piezometers, and inclinometers throughout the LOM. Topsoil and growth media will be harvested from areas adjacent to the WRSF during closure to support reclamation.

1.12.6	Power, Communications, and Fuel

Two 120 kV powerlines will supply the site via the Nevada Power Imlay Substation. Installed load is 160 MW with an operating load of 124 MW; total load including the oxygen plant is 170 MW, requiring additional transmission capacity. Site communications are currently served by microwave, fiber optic, and cellular systems and will be upgraded as required during execution. Diesel fuel is priced at $3.76/gallon; supply contracts are in place on an annual or bi-annual basis. Fuel will be delivered by rail once the spur is operational. The existing fuel island will be replaced with a high-efficiency system in mine years 3 and 4.

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1.12.7	Water Supply and Management

Hycroft holds 16 water-right permits sufficient to support all planned facilities and process demands. Plant freshwater demand is estimated at 7,260 gal/min, supplied via four existing wells with four additional production wells to be drilled. Tailings will be transported as slurry at 48% solids through an HDPE-lined pipeline, distributed via a 36” manifold system. Return water will initially be managed via the Underdrain Collection Pond, transitioning to barge-mounted pumps in the TMF supernatant pool in later years. GoldSim Monte Carlo water balance modeling over 250 simulations indicates average make-up water demand starting at 6,500 gal/min in year 1, declining to 3,200 gal/min by years 14–15. Pit dewatering will be managed by four depressurization wells with groundwater at approximately 700 ft below ground surface (bgs), with water conveyed to the process plant. Plant site stormwater is managed via perimeter ditches and a 9,850 yd³ HDPE-lined sedimentation pond sized for the 100-year, 24-hour event.

1.12.8	Hazard Considerations

The site climate is arid at 7.7 in/a average precipitation with winter temperatures between 20 °F and 40 °F, introducing freeze-thaw cycling risk in near-surface soils. Seismicity is assessed as low to moderate with no active or capable faults identified. Principal pit slope stability controls are the argillically altered Camel Conglomerate, Auld Lang Syne Formation siltstones, and the East Fault.

1.13	Market Studies and Contracts

No formal marketing studies have been completed. Gold and silver doré will be sold on the spot market under terms typical of comparable doré contracts. Both metals are globally liquid commodities supporting reliable price discovery throughout the LOM. The economic analysis assumes base case prices of US$3,600/oz gold and US$48.00/oz silver, based on long-term consensus forecasts from numerous financial institutions as of April 2026. No refining, transportation, or hedging contracts are currently in place, though these are considered readily obtainable. Refining and transportation costs are estimated at US$5.00/oz gold and US$0.50/oz silver based on comparable project terms.

1.14	Environmental, Permitting and Social Considerations

1.14.1	Environmental Considerations

The Mine has conducted numerous environmental baseline studies as part of their previous permitting efforts and continues to collect certain environmental baseline data. The Mine area has been surveyed for surface water resources, including Waters of the United States (WOTUS), biological resources, cultural resources, and groundwater resources. In addition, the Mine has developed a series of environmental management and monitoring plans which are required to guide the development and operation of the Project to limit environmental impacts. These plans are developed to address legal requirements and committed Environmental Protection Measures (EPMs) made by the Mine during Project permitting and recent Plan of Operations amendments.

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1.14.2	Permitting Considerations

The Mine operates under a series of permits, which are issued by both federal and state regulators. The following table lists the principal environmental permits necessary to operate the Mine and the applicable issuing agency.

Table 1-5: Principal Environmental Permits

Operating Permits	Issuing Agency
Plan of Operations	BLM
Mercury Operating Permit to Construct	NDEP Bureau of Air Pollution Control
Class I Air Quality Operating Permit to Construct	NDEP Bureau of Air Pollution Control
Class II Air Quality Permit	NDEP Bureau of Air Pollution Control
Permit to Operate a Public Water System	NDEP Bureau of Safe Drinking Water
Water Pollution Control Permit-Crofoot Project	NDEP Bureau of Mining Regulation & Reclamation
Water Pollution Control Permit-Hycroft Mine	NDEP Bureau of Mining Regulation & Reclamation
Reclamation Permit	NDEP Bureau of Mining Regulation & Reclamation
Mining General Stormwater Pollution Prevention Permit	NDEP Bureau of Water Pollution Control
Class III Landfill Waiver	NDEP Bureau of Waste Management
Artificial Pond Permit (Brimstone Process Ponds)	NV Department of Wildlife
Artificial Pond Permit (Crofoot Process Ponds)	NV Department of Wildlife
Artificial Pond Permit (North Process Ponds)	NV Department of Wildlife
Septic Onsite Disposal	NDEP Bureau of Water Pollution Control
Dam Safety Permits	NV Division of Water Resources
Hazardous Materials Storage Permit	NV State Fire Marshal
Special Use Permit	Pershing County
Special Use Permit	Humboldt County
Golden Eagle Take Permit	US Fish & Wildlife Service

In addition to the principal environmental permits outlined above, the following table lists other notifications or ministerial permits that may likely be necessary to operate the Project, as well as the applicable agency.

Table 1-6: Other Notifications or Ministerial Permits

Notification/Permit	Agency
Above Ground Storage Tank Permit	Nevada Bureau of Corrective Actions
Agreement for Road Maintenance	Humboldt and Pershing Counties
Explosives Permit	Bureau of Alcohol, Tobacco, Firearms, and Explosives
Explosives User’s License (User’s Clearance)	Bureau of Alcohol, Tobacco, Firearms, and Explosives
Fire and Life Safety	Nevada State Fire Marshal
Hazardous Materials Permit	Nevada State Fire Marshal
Industrial Artificial Pond Permit	Nevada Department of Wildlife
Leach Pad Commencement	Nevada Bureau of Mining Regulation and Reclamation
Leach Pad As-Built Report	Nevada Bureau of Mining Regulation and Reclamation
Process Plant As-Built Report	Nevada Bureau of Mining Regulation and Reclamation
Dam Safety Permit	Nevada Division of Water Resources
Mine ID Number	Mine Safety & Health Administration
Mine Opening Notification	Nevada Division of Minerals
Mine Registry	Nevada Division of Minerals
Notification of Commencement of Operations	Mine Safety & Health Administration
Production/Dewatering Wells - Proof of Completion	Nevada Division of Water Resources
Radio License	Federal Communications Commission
RCRA Waste Mgt. ID - Mine	Nevada Bureau of Sustainable Materials Management/U.S. Environmental Protection Agency
Well Drilling Permit (Notice of Intent to Drill)	Nevada Division of Water Resources
Potable Water System	Nevada Bureau of Safe Drinking Water
Septic System	Nevada Bureau of Water Pollution Control

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1.14.3	Social Considerations

Social and community impacts are considered and evaluated for the revision to the Plan Application and would be used in the NEPA process. Potentially affected Native American tribes, tribal organizations, and/or individuals are consulted during the preparation of all plan amendments to advise on the proposed projects that may affect cultural sites, resources, and traditional activities.

1.14.4	Closure and Reclamation Considerations

A Tentative Plan for Permanent Closure (TPPC) for the Mine is in place and is currently being updated for future submission to the BMRR with the application to modify the WPCP (NEV0094114). In the TPPC, the proposed TMF closure approach would consist of fluid management through evaporation, covering the TMF with a geosynthetic cover and growth media, and then revegetation. The design of the process components is not sufficiently advanced to determine the closure costs. Any residual TMF drainage will be managed with evaporation cells. Surface management surety bonds currently total US$58.7 million with US$58.3 million securing financial assurance requirements for the Mine and US$0.4 million securing financial assurance requirements for the water supply well field and exploration within the Project boundary. Future increases in reclamation bonding will either be through surety bonds supported by restricted cash balances or by letters of credit issued by banks.

1.15	Capital and Operating Cost

The capital cost (CAPEX) and operating cost (OPEX) estimates were developed in Q1 2026 in U.S. dollars (US$). The estimates are based on budgetary quotations, supplemented with Ausenco’s in-house database, and informed by Ausenco’s experience from similar operations in North America.

1.15.1	Capital Cost Estimate

The capital cost estimate was developed in Q1 2026 to target a level of accuracy of -30% to +50%, which aligns with an Association for the Advancement of Cost Engineering International (AACE International) Class 5 level estimate. The CAPEX estimate includes the following:

●	Initial capital cost to design, construct, and commission the mine, process plants, and supporting facilities and infrastructure.

●	Sustaining capital to construct and commission equipment replacement and other major capital expenses expected after commercial production commences.

●	Closure costs associated with reclaimation of the project site after operations have ceased.

The initial, sustaining, and total costs of the project are summarized by major areas in Table 1-7.

Table 1-7: Capital Cost Summary

WBS	Description	Capital Cost (US$M)	Sustaining Cost (US$M)	Total Cost[1] (US$M)
1000	Mining	194	1,171	1,365
2000	Crushing	48	60	109
3000	Sulfide Process	915	776	1,692
4000	Oxide Process	16	46	63
5000	Waste Rock Storage & TMF	208	515	723
6000	Onsite Infrastructure	139	9	148
7000	Offsite Infrastructure	43	366	409
Total Direct Costs		1,563	2,944	4,507
8000	Indirects	382	27	409
9000	Provisions	448	136	584
10000	Owner’s Costs	41	-	41
Total Capital Cost		2,434	3,107	5,541

Note:

1.	Totals may not match due to rounding

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1.15.2	Operating Cost Estimate

The operating cost estimate was developed in Q1 2026 to target a level of accuracy of -30% to +50%, which aligns with an Association for the Advancement of Cost Engineering International (AACE International) Class 5 level estimate. The OPEX estimate for the project includes expenses incurred by the mine, process plant, and administration of the operation (G&A costs). A summary of the mining, processing, and G&A operational costs by LOM total cost and unit cost (US$/ton) is in Table 1-8.

Table 1-8: Operating Cost Summary

Cost Area	LOM Total (US$M)[1]	US$/ton milled	% of Total
Mining	8,683[2]	6.91	31.5
Process	18,245	14.52	66.1
G&A	664	0.53	2.4
Total	27,592	21.96	100

Note:

1.	Totals may not match due to rounding
2.	Includes 10% contingency

1.16	Economic Analysis

1.16.1	Economic Summary

The results of the economic analysis discussed in this section represent forward-looking information as defined under U.S. securities law. The results depend on inputs that are subject to a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those presented here.

Information that is forward-looking includes:

●	mineral resource estimates

●	assumed commodity prices and exchange rates

●	proposed mine production plan

●	projected mining and process recovery rates

●	assumptions as to mining dilution

●	capital and operating cost estimates and working capital requirements

●	assumptions as to closure costs and closure requirements

●	assumptions as to environmental, permitting and social consideration and risks.

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Additional risks to the forward-looking information includes:

●	changes to costs of production from what is assumed

●	unrecognized environmental risks

●	unanticipated reclamation expenses

●	unexpected variations in quantity of mineralized material, grade or recovery rates

●	geotechnical or hydrogeological considerations differing from what was assumed

●	failure of mining methods to operate as anticipated

●	failure of plant, equipment or processes to operate as anticipated

●	changes to assumptions as to the availability of electrical power, and the power rates used in the operating cost estimates and financial analysis

●	ability to maintain the social license to operate

●	accidents, labor disputes and other risks of the mining industry

●	changes to interest rates

●	changes to tax rates and availability of allowances for depreciation and amortization.

The economic analysis was completed assuming a 5% discount rate. The pre-tax NPV discounted at 5% is US$5,437 million; the IRR is 18.9%, and payback period is 4.3 years. On a post-tax basis, the NPV discounted at 5% is US$4,344 million, the IRR is 16.9%, and the payback period is 4.7 years. A summary of project economics is listed in Table 1-9.

Readers are cautioned that the assessment is preliminary in nature and there is no certainty that the economic assessment will be realized. However, it does not include any inferred mineral resources.

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Table 1-9: Economic Analysis Summary

	Unit	Value
General Inputs
Gold Price	US$/oz	3,600
Silver Price	US$/oz	48.00
Discount Rate	%	5.0
LOM Production
Total Mineralized Material Mined	kst	1,496,134
Total Waste Mined	kst	2,320,719
Average Strip Ratio	w:o	1.55
Life of Mine	years	50.5
Total Mill Feed Processed	kst	1,046,284
Average Mill Feed Grade (Au)	oz/st	0.012
Average Mill Feed Grade (Ag)	oz/st	0.43
Total Leach Material Processed	kst	210,010
Average Leach Feed Grade (Au)	oz/st	0.005
Average Leach Feed Grade (Ag)	oz/st	0.12
Total Recovered Gold	koz	10,476
Total Recovered Silver	koz	349,208
Average Mill Feed Gold Recovery	%	82.8
Average Mill Feed Silver Recovery	%	77.5
Average Leach Gold Recovery	%	40.0
Average Leach Silver Recovery	%	12.0
Life of Mine Payable Gold Production	koz	10,424
Life of Mine Payable Silver Production	koz	347,462
Life of Mine Payable Gold Equivalent Production	koz	15,057
Refining, Royalties
Gold Payable	%	99.5
Silver Payable	%	99.5
NSR Royalty	% NSR	2.14
Refining Costs - Au	US$/oz	5.00
Refining Costs - Ag	US$/oz	0.50
LOM Operating Costs
Mining Cost	US$/st mined	2.28
Mining Cost	US$/st processed	6.91
Processing Cost	US$/st processed	14.52
G&A Cost	US$/st processed	0.53
Total Operating Cost	US$/st processed	21.96
Cash Costs[1]	US$/oz AuEq	1,924
All-In Sustaining Cost[2]	US$/oz AuEq	2,147
Capital Costs
Initial Capital	US$M	2,434
Sustaining Capital	US$M	3,107
Closure Costs	US$M	243
Financials
Pre-Tax NPV (5%)	US$M	5,437
Pre-Tax IRR	%	18.9
Pre-Tax Payback	years	4.3
Post-Tax NPV (5%)	US$M	4,344
Post-Tax IRR	%	16.9
Post-Tax Payback	years	4.7

Notes:

1.	Cash costs consist of mining costs, processing costs, mine-level G&A and refining charges and royalties
2.	AISC includes cash costs plus sustaining capital and closure costs

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1.16.2	Sensitivity Analysis

A sensitivity analysis was conducted on the base case NPV and IRR of the project using the following variables: discount rate, head grade, recovery, total operating cost, initial capital cost, as well as silver and gold prices, which were encompassed in a single variable, metal price.

As shown in Figure 1-1, the sensitivity analysis revealed that the project is most sensitive to changes in metal price, head grade, and recovery.

Figure 1-1: Post-Tax Sensitivity Analysis Results

Note: Metal price, head grade, and recovery series overlap on the above figure. Source: Ausenco, 2026

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1.17	Conclusions

Hycroft, in conjunction with IMC, developed the Hycroft deposit block model based on 5,813 drillholes with 516,901 drill intervals amounting to 2,668,616 ft of drilling. The model was assembled by Ryan Rodney, C.P.G. of Hycroft. IMC worked with Hycroft and reviewed the final model. IMC is the qualified firm for the statement of mineral resources with John Marek, P.E., acting as the Engineer of Record.

Previous metallurgical testwork programs conducted on the Hycroft sulfide deposit consisted of a series of comminution, flotation, concentrate oxidation, and cyanide leaching tests on mineralized materials, flotation tailings, and oxidized sulfide concentrates.

Comminution testwork indicates that the Hycroft mineralization exhibits very high rock competency. Flotation testwork, conducted at a grind sizes of P80 of 85 µm, under acidic conditions (pH of 4.7) using strong non-selective sulfide collectors, demonstrated improved flotation performance. Flotation residence time was identified as a key parameter, and optimized test conditions targeted a mass pull of approximately 22% to 25%, resulting in favorable Au and Ag recoveries.

Metallurgical testwork conducted between 2021 and 2025 indicates that the Hycroft sulfide mineralization can be processed using a flotation and POX flowsheet. Flotation optimization resulted in improved gold and silver recoveries, and POX test results support the application of POX followed by hot cure, lime boil, and cyanide leaching for treatment of the pyrite concentrate.

The MRE statement was developed using a conventional computer-based block model. Each block was evaluated to determine the net return from the following two processes:

●	ROM cyanide heap leaching and Merrill-Crowe of oxide and some transition materials.
●	Milling, Flotation, POX, Hot Cure, and Lime Boil followed by Cyanide Leach and Merrill-Crowe of sulfide and some transition materials.

The Initial Assessment indicates that the selected development has the potential to support economic extraction of the Hycroft mineral resources based on the study adopted for mining, processing, infrastructure, capital and operating costs, and commodity prices. The economic analysis demonstrates positive project economics. However, project value remains sensitive to key factors including metal prices, metallurgical performance, capital cost estimates, and operating assumptions. Additional metallurgical testwork, engineering refinement, and economic optimization are recommended in the next study phase to reduce uncertainty and improve confidence in project outcomes.

1.18	Recommendations

Recommendations cover the discipline areas of exploration and resource model refinement, mineral processing and metallurgical testing, and overall project configuration to support the evaluation at the PFS level. The total recommended budget estimate to complete the programs is $22,050,000.

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2	Introduction

2.1	Introduction

This technical report summary (TRS) summarizes the results of an initial assessment with an economic analysis (IA-EA) for the Mine located in northwestern Nevada. The work has been prepared at the request of Hycroft Mining Holding Corporation (Hycroft). The TRS follows the requirements and outline as described in the. US Securities and Exchange Commission Code of Federal Regulations, Subpart 229.1300 – Disclosure by Registrants Engaged in Mining operations (S-K 1300). This TRS has been completed by Ausenco Engineering South USA (Ausenco), Hycroft, Independent Mining Consultants, Inc. (IMC) and WestLand Engineering & Environmental Services (WestLand) (collectively, the Report Authors).

The updated statement of mineral resources reflects information developed through 2025.

This TRS supersedes all previous technical studies, including the TRS filed on EDGAR under Form 8-K on January 21, 2026.

The MRE is based on information provided by Hycroft which has been checked and validated wherever possible by IMC. The MRE is based on information provided by Hycroft. IMC, an independent third party with necessary relevant experience, has checked and validated the MRE wherever possible, and is assuming responsibility for the published MRE.

2.2	Terms of Reference

Some sections of this report were published previously as part of a previous technical report summary filed in January 2026 (the 2026 TRS) and are listed below in Section 2.6.2. The sections of these reports which were utilized have been reviewed by both IMC and Ausenco in sufficient detail so that the Qualified Persons (QPs) at IMC and Ausenco have assumed responsibility for this work.

Hycroft staff have provided all requested information and have worked with Ausenco, IMC and Westland Engineering in an open and transparent manner throughout the Project period.

All units of measurement in this report are in US customary units and currencies are expressed in United States dollars (symbol: US$ or currency: USD), unless otherwise stated. Precious metal grades are presented in units of troy ounces per short ton (oz/ton). The occasional use of non-US customary units will be clearly noted and explained in text when they occur. Tons mean short tons of 2,000 lbs, Ktons means 1,000 short tons.

This TRS presents the MRE for the Hycroft Mine (the Mine), and an economic analysis based on pressure oxidation (POX) for sulfide material and Heap Leaching for oxide material. Transitional material may be processed by either process.

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Mineral resources are reported in accordance with SK-1300.

2.3	Qualified Persons

Below is a list of the firms that acted as QPs in the preparation of this TRS:

●	Ausenco Engineering USA South Inc. is responsible for sections 1.1, 1.2, 1.8, 1.11, 1.12, 1.13, 1.15, 1.16, 1.17, 1.18, 2.1-2.4.1, 2.5-2.7, 10, 14-16, 18.1-18.2.3, 18.2.4- 18.2.7, 18.2.8.2-18.3.2, 18.3.4, 18.3.5, 19, 22.1, 22.5, 22.7-22.12, 22.13.1.3, 22.13.1.5-22.13.1.7, 22.13.2.2, 22.13.2.4, 22.13.2.5, 23.1, 23.4, 23.6, 24 and 25.

●	Hycroft is responsible for sections 1.3-1.7, 1.15,3-9, 12, 20, 22.2-22.4, 22.13.1.1, 22.13.1.2, 22.13.2.1, 23.1-23.3, and 24.

●	Independent Mining Consultants, Inc. is responsible for sections 1.9, 1.10, 1.15, 1.18, 2.4.2, 11, 13, 18.2.3, 18.2.8.1, 18.3.1, 18.3.3, 22.6, 22.13.1.4, 22.13.2.3, 23.1, 23.5 and 24.

●	WestLand Engineering & Environmental Services, Inc., is responsible for Section 1.14, 17 and 24.

2.4	Site Visits and Scope of Personal Inspection

2.4.1	Site inspection for Jonathan Cooper

Ausenco’s QP, Jonathan Cooper, P.Eng., completed a site visit of the Hycroft property from April 8 to 11, 2024 to inspect the existing infrastructure.

2.4.2	Site inspection for John Marek

IMC’s QP, John Marek, P.E., completed a site visit on August 5, 2021, to review the existing core and logs.

2.5	Effective Dates

The overall effective date of this report is May 14, 2026.

2.6	Information Sources and References

2.6.1	General

The authors sourced information from documents listed in the References section of this report (Section 24).

The reports and documents listed in Section 2.6.2 and Section 25 of this Report were also used to support preparation of the TRS.

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2.6.2	Previous Technical Reports

Hycroft previously filed the following technical reports:

●	Hycroft Technical Report Summary and Initial Assessment, Nevada, USA. Prepared by Ausenco Engineering South USA Inc for Hycroft Mining Holding Corporation. Effective date: January 21, 2026.

●	Initial Assessment Technical Report Summary; Humboldt and Pershing Counties. Prepared by Ausenco Engineering USA South Inc for Hycroft Mining Holding Corporation. Effective date: March 27, 2023.

●	Technical Report Summary of Initial Assessment on the Hycroft Mine, Nevada, United States of America. Prepared by Ausenco Engineering USA South Inc for Hycroft Mining Holding Corporation, Effective date: February 18, 2022.

●	Hycroft Project Technical Report Summary: Heap Leaching Feasibility Study, Winnemucca, Nevada, USA. Prepared by M3 Engineering & Technology Corp for Hycroft Mining Corporation. Effective date: July 31, 2019.

Hycroft completed the following technical report in accordance Canada’s National Instrument 43-101 Standards of Disclosure for Mineral Projects and which are available on the SEDAR website (www.SEDARplus.ca)

●	Hycroft Project NI 43-101 Technical Report: Mill Expansion Feasibility Study, Winnemucca, Nevada, USA. Prepared by M3 Engineering & Technology Corp. for Allied Nevada Gold Corp. Effective date: November 03, 2014.

2.7	Currency, Units, Abbreviations and Definitions

All units of measurement in this report are US customary, and all currencies are expressed in US dollars (symbol: US$; currency: USD) unless otherwise stated. Contained gold metal is expressed as troy ounces (oz), where 1 oz = 31.1035 g. All material tons are expressed as dry tons unless stated otherwise. A list of abbreviations and acronyms is provided in Table 2-1, and units of measurement are listed in Table 2-2.

Table 2-1: Abbreviations and Acronyms

Abbreviation	Description
AAL	American Assay Laboratories
AAO	atmospheric alkaline oxidation
AAS	atomic absorption spectroscopy
AES	atomic emission spectrometry
Allied Nevada	Allied Nevada Gold Corp.
AR	aqua regia
Ag	Silver
ALS	Auld Lang Syne formation
Au	Gold
Ausenco	Ausenco Engineering USA South Inc.
Az	Azimuth
BLM	Bureau of Land Management
BWi	bond ball mill work index
CCD	counter-current decantation

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Abbreviation	Description
CNI	Call & Nicholas, Inc.
CWi	bond crusher work index
DDH	diamond drill hole
DSHA	deterministic seismic hazard assessment
EA	Environmental Assessment
EDGAR	Electronic Data Gathering, Analysis, and Retrieval
FA	fire assay
FPCP	Final Permanent Closure Plan
G&A	general and administration
HLF	Heap leach facility
Hycroft	Hycroft Mining Holding Corporation
IA	initial assessment
ICP	inductively coupled plasma
ID2	inverse distance squared
ID3	inverse distance cubed
IMC	Independent Mining Consultants, Inc.
IA-EA	Initial assessment with economic analysis
IP	induced polarization
ISO	International Organization for Standardization
LECO	Laboratory Equipment Corporation
LOM	life of mine
LWIR	Longwave Infrared
LTI	lost time incident
M3	M3 Engineering and Technology Corp
MRE	mineral resource estimate
MS	mass spectrometry
MWWAI	Michael W. West and Associates Inc.
NDEP	Nevada Division of Environmental Protection
NDOW	Nevada Department of Wildlife
NDWR	Nevada Division of Water Resources
NEPA	National Environmental Policy Act
NN	nearest neighbor
NSR	net smelter return
OES	optical emission spectrometry
POX	pressure oxidation
QA/QC	quality assurance/quality control
QP	qualified person (as defined in National Instrument 43-101)
RC	reverse circulation drilling

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Abbreviation	Description
ROM	run-of-mine
RPEE	reasonable prospects for economic extraction
RQD	rock quality designation
SD	standard deviation
SEC	Securities and Exchange Commission
SHLF	South Heap Leach Facility
S-K 1300	US Securities and Exchange Commission Ruling S-K Subpart 1300
SRK	SRK Consulting (US) Inc.
SS	sulfide sulfur
SWIR	Shortwave Infrared
the Mine	Hycroft Mine
TMF	tailings management facility
TRIFR	Total Recordable Incident Frequency Rate
TRS	technical report summary
TSG	Tertiary Sulfur Group
USGS	United States Geological Survey
USFWS	US Fish and Wildlife Service
Westland	WestLand Engineering & Environmental Services, Inc.
WSP	WSP Global Inc.

Table 2-2: Units of Measurement

Unit	Description
µm	micrometer
Ac	acre
Asl	above sea level
Axb	hardness of ore in term of impact breakage, unitless
B	billion
Bgs	below ground surface
Bton	billion short tons
°C	Celsius
Cfs	cubic feet per second
D	day
°F	fahrenheit
ft	feet
ft/a	feet per year
GWh/a	gigawatt-hours per year

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Unit	Description
g	gram (unit of weight)
gal	gallon
gal/a	gallons per year
gal/min	gallons per minute
g/ton, gm/ton	grams per short ton
Hp	horsepower
hr	hour
in	inch
in/a	inches per year
kg	kilogram
km	kilometer
Km2	Square kilometer
kt	kilotonne (1,000 metric tonnes)
ktons	kilo short tons
kV	kilovolt
kWh/ton	kilowatt-hours per ton
lb	pound
M	million
masl	Meters above sea level
mi	mile
mi2	square mile
mm	millimeters
mph	miles per hour
Mt	million tonnes
Mtons	million short tons
Mtons/a	million short tons per year
min.	minute
Moz	million troy ounces
MW	megawatt
oz	troy ounce
oz/ton	troy ounces per short ton
pcf	pounds per cubic foot
ppm	parts per million
ppt	parts per trillion
psig	pressure per square inch
shifts/a	shifts per year
t	metric tonne (1,000 kg)
t/d	tonnes per day
ton	short ton (2,000 pounds)
ton/a	short tons per year
ton/d	short tons per day
tn	short ton
TSS	total suspended solids
units/a	units per year
US$, USD	United States dollars (symbol; currency)
US$/a	United States dollars per year
US$/ton	United States dollars per short ton
wt/wt	weight percent
%	percent

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3	Property Description

3.1	Introduction

The Mine is an existing gold and silver operation located 54 miles west of Winnemucca in Humboldt County and Pershing County, Nevada, as shown in Figure 3-1. The Site is accessible via Nevada State Route 49 (Jungo Road), an all-weather, unpaved road that is maintained by Humboldt County and Hycroft. A major east–west railway runs immediately adjacent to the property.

The Mine property straddles Townships 34, 35, 35½ and 36 north and Ranges 28, 29 and 30 east (MDB&M) with an approximate latitude 40°52’ north and longitude 118°41’ west. The mine is situated on the western flank of the Kamma Mountains on the eastern edge of the Black Rock Desert.

The Mine property was consolidated through multiple transactions over several years and is described below. Some unpatented mining claims overlap other Hycroft patented and unpatented mining claims to ensure there are no fractional claim gaps. Existing facilities on site include two administration buildings, a mobile maintenance shop, a light vehicle maintenance shop, a warehouse, an assay laboratory, three heap leach pads – Crofoot, North, and Brimstone, primary, secondary and tertiary crushing systems, two Merrill-Crowe process plants and a refinery. It is considered that existing components of the mine property would be utilized for future development. The Mine operates under permit authorization from the Bureau of Land Management (BLM), Nevada Division of Environmental Protection (NDEP), Nevada Department of Wildlife (NDOW), Nevada Division of Water Resources (NDWR) and County agencies. As of the effective date of this report, Hycroft has approximately 52 employees.

3.2	Property and Title in Jurisdiction

The Mine is owned and managed by Hycroft Resources and Development, LLC, a wholly owned subsidiary of Hycroft Mining Holding Corporation.

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Figure 3-1: Hycroft Mine Location Map

OREGON
IDAHO
HYCROFT
Winnemucca
CALIFORNIA
Elko
SALT LAKE CITY
Reno
CARSON CITY
NEVADA
Santa Rosa
SACRAMENTO
UTAH
Ely
Oakland
San Francisco
Stockton
San Jose
Salinas
Fresno
PACIFIC OCEAN
Las Vegas
Bakersfield
ARIZONA

Source: Nevada Bureau of Mines, 2023

3.3	Project Ownership

The property containing the Mine property consists of 25 private parcels with patented claims totaling approximately 1,855 acres, along with 3,249 unpatented mining claims covering approximately 62,298 acres, for a combined total of approximately 64,000 acres. Some mining claims overlap other Hycroft Mining claims to ensure there are no fractional gaps in mining claim coverage.

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There are 30 unpatented placer claims, and 3,219 unpatented lode claims are in Humboldt County and Pershing County, Nevada as follows:

●	T36N, R29E, Sections: 28, 32, 33

●	T36N, R30E, Sections: 19, 28-34

●	T35 1/2N, R29E, Sections: 25, 26, 35, 36

●	T35N, R29E, Sections: 1-3, 10-15, 21-28, 31-36

●	T35N, R30E, Sections: 2-10, 15-23, 25-36

●	T34N, R28E, Sections: 1, 2, 11, 12, 13

●	T34N, R29E, Sections: 1-28, 33

●	T34N, R30E, Sections: 2-11, 17-20, 29, 30

The 25 private patented claims are located in Humboldt County and Pershing County, Nevada as follows:

●	T35N, R29E, Sections: 24, 25, 35, 36

●	T35N, R30E, Sections: 19, 30, 31

●	T34N, R29E, Sections: 1, 2

The mining claim package is depicted in Figure 3-2. Individual mining claims for each township range and section are presented in Appendix A – Patented Claims and Appendix B – Unpatented Claims. The project centroid is defined in the following mine grid coordinates: 51500 N and 20500 E.

This point is located central to all mine facilities. The project centroid shall be used to reference all other locations within one mile.

Much of the project area is located on un-surveyed public and private land for which the sections, ranges, and townships listed above have been interpolated. Patented claims have been surveyed (Wilson, 2008; Prenn, 2006). The following is a list of land acquisitions/transactions made over the years which constitute the entire Hycroft land claim package and has been assembled through a series of transactions.

The Crofoot property and approximately 3,500 acres of claims were acquired by Vista in 1985. The Crofoot property, originally held under lease, is owned by Hycroft. The Crofoot royalty was terminated January 7, 2026. The Lewis property and approximately 8,700 acres of claims were acquired by Vista in early 1987. In 2006, approximately 13,100 acres of additional claims were staked by Vista. These claims are contiguous or proximate to the original Crofoot and Lewis claims.

From 2007 through 2015, Hycroft staked additional lode mining claims contiguous to existing Hycroft claims that cover approximately 37,373 acres. Some of these lode claims overlap existing placer claims.

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Payment of annual claim maintenance and holding fees to the BLM and Humboldt and Pershing Counties and payment of annual real property taxes for patented claims in Humboldt and Pershing Counties are made every third quarter (Q3). Payments are current through the 2025–2026 claim years, with US$724,095 paid for 2025–2026. Payment of annual claim maintenance and holding fees and real property taxes are required to continue to hold the Hycroft property in good standing from. BLM annual maintenance fees for claims are due not later than September 1 of each year. Humboldt and Pershing County State annual holding fees beginning September 1 of each year are due no later than November 1 of each year. Annual real property taxes for patented claims in Humboldt and Pershing Counties are due August 31 of the following year.

Hycroft controls all surface and mineral rights within the Hycroft MRE area. No further land acquisition is required for the operation of the mine and contemplated processing facilities.

Figure 3-3 shows the property layout including site facilities, mine workings, leach pads and waste dumps.

3.4	Property Agreements

Table 3-1 shows the royalty amount and other annual land holding costs.

Table 3-1: Hycroft Annual Land Holding Costs

Month Due	Lessor	Type	Amount
Monthly	Sprott Royalty[1]	Net Smelter Return Royalty	1.5% NSR
August-October	US BLM, Humboldt & Pershing Counties	Claim Fees	US$724,095

Note:

1.	The Sprott royalty is equal to 1.5% of Net Smelter Returns (NSR) free and clear of withholding taxes or similar taxes.

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Figure 3-2: Claim Map

LEGEND
Roads
Railroad
Major Road
Minor Road
Mine_Road
Hycroft Claim
HYCROFT Patented Claims
HECLA Limited 50% - HYCROFT 50%
Competitor Claim
HYCROFT GEOLOGY
HYCROFT MINE
FIGURE 1
A

Source: Hycroft, 2026

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Figure 3-3: Current Property and Facilities Layout (2025)

Source: Hycroft, 2026

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3.5	Surface Rights

Hycroft controls all surface and mineral rights within the Hycroft MRE area. No further land acquisition is required for the operation of the mine and contemplated processing facilities.

3.6	Water Rights

Hycroft controls 16 separate water-right permits administered by the NDWR. These permits are held in ownership either by Hycroft, or by other private parties and leased to Hycroft. Water resources to support the Mine are controlled under 14 permits in the Black Rock Desert Basin totaling 20,414.9 acre-ft/a (6.65 billion gal/a). Two of these water permits are outside the Black Rock Desert Hydrographic Basin and used to support construction maintenance of Jungo Road with Humboldt County.

3.7	Liabilities and Encumbrances

The consolidated financial statements of Hycroft Mining Holding Corporation set forth its material liabilities as of the date of such financial statements. The assets of Hycroft Mining Holding Corporation and its subsidiaries (collectively, the Company) are subject to encumbrances and obligations, including encumbrances and obligations under and associated with the Sprott Royalty Agreement dated May 29, 2020, by and between the Company and Sprott Private Resource Lending II (Co) Inc.

3.8	Environmental Considerations

Gold production began on the property in 1983 and continued through 1985 when Standard Slag opened the Lewis Mine. There was a brief gap in mining until Hycroft acquired the Lewis Mine and the Crofoot claims and recommenced mining in 1988. Mining operations continued until 1998 when mining was placed on standby due to low metal prices. Process operations continued until 2004 when the property was placed on care and maintenance.

Efforts began in 2003 to update the Reclamation Plan, associated cost estimate, and related amount of surety bond posted with the BLM. During the years 2011 and 2012, Hycroft increased collateral account balances to support additional surety bonds for the benefit of the BLM. These additional surety bonds allowed Hycroft to continue operations at the Mine and to expand exploration activities outside of the Mine. In 2011, Hycroft received a reimbursement of US$0.5 million related to reclamation costs that had been paid out.

In January 2014, the BLM approved an updated reclamation cost estimate allowing for the phased bonding of the expansion activities. The required bond amount was lowered from US$63 million to US$58.3 million. Hycroft has Surface Management Surety Bonds with insurance companies that meet the financial requirements of the BLM to comply with the total requirement of US$58.3 million as detailed in the September 2013 reclamation cost estimate that requested the phasing of the mill expansion activities. Additionally, Hycroft has posted a bond with the BLM in the amount of US$0.6 million for the adjacent water supply well field, well field monitoring and exploration within the project boundary. Hycroft has US$14.4 million in restricted cash for collateral for these bonds.

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The Hycroft area has been surveyed for surface water resources, including Waters of the United States, biological resources, cultural resources, and groundwater resources. The Golden Eagle (Aquila chrysaetos) is known to occur adjacent to the Hycroft Project. Hycroft is working with the BLM and the US Fish and Wildlife Service (USFWS) in the management of this species.

3.9	Safety Considerations

The operation of the Mine is subject to regulation by the Federal Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977 (the Mine Act). MSHA inspects the Mine on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. In years ending 2024 and 2025, after multiple inspections, MSHA has issued no (0) citations and no (0) “Significant and Substantial” Violations under section 104(a) of the Mine Act. There have been no fines including citations and orders issued to contractors for the year ending May 1, 2026.

Hycroft mandated mine safety and health programs include employee and contractor training, risk management, workplace inspection, emergency response, accident investigation, and program auditing with a goal to have zero workplace injuries and occupational illness. In 2023, Hycroft implemented multifunctional workplace inspections and monthly employee engagement sessions. As a result, Hycroft has now operated for three consecutive years at a 0.0 Total Recordable Incident Frequency Rate (TRIFR) and achieved over 1.4 million hours without a Lost Time Incident (LTI). The Mine’s TRIFR per 200,000 man-hours worked including contractors was 0.0 on May 1, 2026.

3.10	Permitting Considerations

The Mine operates under permit authorizations from the BLM, NDEP, NDOW, and NDWR. All operating and environmental permits, approved by the BLM, NDEP, NDOW and NDWR, are in good standing for mining operations. Table 3-2 summarizes the operating permits while Table 3-3 shows the miscellaneous permits for the property.

Table 3-2: Hycroft Operating Permits

Operating Permits	Issuing Agency	Number	Status
Plan of Operations	BLM	NVN-064641	Current
Eagle Take Permit	USFWS	MB90099B-0	Current
Mercury Operating Permit to Construct	NDEP - BAPC	AP1041-2255	Current
Class I Air Quality Operating Permit to Construct	NDEP - BAPC	AP1041-2974	Incorporated into the Class II AQOP
Class I Air Quality Operating Permit to Construct	NDEP - BAPC	AP1041-3344	Incorporated into the Class II AQOP
Class I Air Quality Operating Permit	NDEP - BAPC	AP1041-2964	Current
Permit to Operate a Public Water System	NDEP - BSDW	HU-0864-12NTNC	Current
Class II Air Quality Permit	NDEP - BAPC	AP1041-0334.05	Current
Water Pollution Control Permit-Crofoot Project	NDEP - BMRR	NEV60013	Current
Water Pollution Control Permit-Brimstone Project	NDEP - BMRR	NEV94114	Current (Application Shield)
Bioremediation Facility Permit	NDEP - BMRR	GNV041995-HGP15	Superseded by Water Pollution Control Permit
Reclamation Permit	NDEP - BMRR	134	In Renewal
Mining General Stormwater Pollution Prevention Permit	NDEP - BWPC	R300000: MSW-177	Current
Class III Landfill Waiver	NDEP - BSMM	SWW-346	Current
Artificial Pond Permit (Brimstone Process Ponds)	NDOW	HU019 – S503626	Current
Artificial Pond Permit (Crofoot Process Ponds)	NDOW	HU009 – 39469	Current
Artificial Pond Permit (North Process Ponds)	NDOW	HU022-39468	Current
Artificial Pond Permit (Stage 1 Ponds)	NDOW	HU022-40377	Current
General Onsite Sewage Disposal System	NDEP - BWPC	GNEVOSDS09	Current
Dam Safety Permit (Crofoot Process Ponds)	NDWR	J-273	Current
Dam Safety Permit (Brimstone Leach Event Pond)	NDWR	J-683	Current
Dam Safety Permit (North Leach Event Ponds)	NDWR	J-687	Current
Dam Safety Permit (Stage 1 Event Ponds)	NDWR		Pending
Hazardous Materials Storage Permit	NV State Fire Marshal	8250	Current
Special Use Permit	Pershing County	SUP 12-04	Current
Special Use Permit	Humboldt County	UH-12-04	Current

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Table 3-3: Hycroft Miscellaneous Permits

Operating Permits	Issuing Agency	Number	Status
Microwave Repeater; Sec. 29, 30	BLM	NVN46292	Current
ROW Wells/Pipeline/Power Line; Sec. 3	BLM	NVN46564	Current
ROW 2 Wells/Pipeline/Power Line	BLM	NVN46959	Current
ROW Road and Waterline (Old Man camp to Lewis)	BLM	NVN39119	Current
ROW Crofoot pipeline	BLM	NVN44999	Current
ROW 24 kV Aerial Powerline, Lewis/Floka	BLM	NVN54893	Current
Kamma Peak Station	FCC	WNER344	Current
Sulfur Mine Station	FCC	WNER345	Current
Winnemucca Mountain Station	FCC	WNER346	Current
Base Station and 45 Mobile Units	FCC	WNKK336	Current

Operating and miscellaneous permits that require annual maintenance fees are shown in Table 3-4. Fixed annual fees are required for storm water and public drinking water system permits based upon the current Nevada regulatory structure. The other annual fees are based on annual mining production, quantities and types of chemicals stored on site, existing and permitted surface disturbance, and the level of actual and permitted air emissions. The variable fees shown are based upon the 2025 operational conditions.

Table 3-4: Hycroft Miscellaneous Permits

Permit and Fee Description	Annual Amount (US$)
Air Quality Operating Permit AP1041-0334.05	Fees are incorporated into title V permit.
Air Quality Operating Permit AP1041-2255	$16,958
Air Quality Operating Permit AP1041-2964	$47,448
Reclamation Permit	$37,811
Nevada Radioactive Material License	$2,000
Stormwater Permit	$1,000
Artificial Pond Permit	$31,625
Water Pollution Control Permit NEV94114	$66,000
Water Pollution Control Permit NEV60013	$60,000
State Fire Marshal	$210
Public Drinking Water System	$391
Septic System Permits	$750
Toxic Release Inventory Annual Fee	$5,500
Nevada LP-Gas License	$795
Total	$270,488

Hycroft currently holds six Right-of-Way (ROW) leases with two exploration notices with the BLM, as described in Table 3-5 along with fees and renewals.

Table 3-5: Right-of-Way Payment and Renewal Schedule

ROW Number	Annual Payment Amount (estimated)	Payment Date	Expiration Date
NVN46292	$125	01/01/2025	12/31/2048
NVN46564	$100	01/01/2025	12/31/2046
NVN46959	$610	01/01/2025	In Renewal
NVN39119	$427	01/01/2025	In Renewal
NVN44999	$279	01/01/2025	In Renewal
NVN54893	$200	01/01/2025	In Renewal

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3.10.1	Hycroft Expansion Permitting and Timelines

Hycroft submitted a Plan of Operations for an expansion of its heap leach facilities, open pits and waste rock facilities to the BLM in April 2010. A major modification to the State Water Pollution Control Permit was submitted in 2011 for the process components that included engineering design reports from Golder Associates Inc. (Golder). The permit modification was issued in August 2012. An amended Plan of Operations that included a rail spur, open pit expansion and processing complex was submitted to the BLM in August 2012. The BLM determined that an Environmental Assessment (EA) was required, deemed the Plan of Operations complete, and initiated public scoping in December 2012. In March 2013, NV Energy submitted a ROW application for the power line associated with the Hycroft Mill. The BLM determined that this action should be analyzed with the Hycroft EA. Approval was received in December 2014. The permits required to construct and operate the crushing system and to begin mill construction were received in 2012. The air quality permit for operation of a mill was submitted in December 2012, and issuance was received in late 2013.

The Plan of Operations for a rail spur, open pit expansion and processing complex, that included a tailings management facility (TMF) and expanded Heap Leach Facility (HLF), was completed in December 2014, with the BLM issuance of the Record of Decision authorizing the proposed action received in January 2015. A major modification to the State Water Pollution Control Permit was submitted in 2011 for the process components that included engineering design reports from Golder. The permit modification was issued in August 2012. All other permits required for the heap leach expansion have been received.

A Plan of Operations for an alternate TMF, mining below the water table and expanded facilities was submitted to the BLM in April 2014. The BLM determined that a Supplemental Environmental Impact Statement (SEIS) was required. In October 2019, the BLM issued a record of decision on the SEIS permitting the new TMF location, expanded facilities and deeper pit depths.

In December 2010, Hycroft submitted a minor modification to the NDEP which proposed increasing the permitted processing rate from 10 to 12 Mtons/a. This modification was approved in February 2011. In May 2011, Hycroft proposed a major modification to build a new heap leach pad on the site of the closed Lewis pad and to increase the processing rate to 30 Mtons/a. This modification was approved by the NDEP in December 2011. In January of 2012, Hycroft submitted another major modification to construct a heap leach facility on the south extent of the property. The facility was referred to as the South Heap Leach Facility (SHLF). Around the same time, Hycroft submitted a modification proposing to add both a north and south processing area, increasing the Brimstone and Lewis heap leach pads permitted height to 400 ft, and increasing the permitted processing rate to 36 Mtons/a of ore. Both modifications were approved by the NDEP in September 2012. Later, in December 2012, Hycroft submitted a minor modification proposing to add a Merrill-Crowe facility at the North Process Area. NDEP approved this modification in May 2013. In March of 2013, Hycroft submitted another modification to construct a combined heap leach and tailings storage facility (TMF), referred to as the South Processing Complex (SPC), in the same location as the previously permitted SHLF. The SPC uses the new SHLF, constructed in a horseshoe shape, to provide the embankment for the Southwest TMF located in the central portion of the new SHLF. Also, as part of this modification, Hycroft proposed the construction of a mill and related facilities for processing high-grade ore at an approximate throughput of 65,000 tons per day (ton/d) during Phase 1 to a final phase capacity of 132,000 ton/d. Tailings were proposed to be pumped to the TMF at the SPC. These 2013 major modifications were approved by NDEP in August 2017.

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In September 2014, Hycroft submitted a minor modification to expand the Brimstone-North HLF to the southeast by approximately 80 acres including an additional Event Pond at the existing North Area Merrill-Crowe facility. NDEP approved these minor modifications in March 2015.

In April 2019, Hycroft submitted a major modification to construct a new heap leach facility named Hycroft Heap Leach Facility Stage 1 (Stage 1 HLF) north of the North Processing Facility. The Stage 1 HLF will have a storage volume of 29 Mtons and is the first stage of the larger facility (Hycroft HLF) with a storage capacity of 550 Mtons. The ultimate footprint of the Hycroft HLF will cover approximately 925 acres, with the Stage 1 footprint covering approximately 390 acres that includes ponds, channels, and roads. Of this area, 234 acres will be lined with geomembrane along with the HLF pad comprising 204 of these acres. Pregnant solution collected from the pad will be pumped to the existing North Merrill-Crowe process facility for precious metals recovery. The barren solution from the North Merrill-Crowe facility will then be returned to the top of each lift and applied over a designated cell area using a drip and sprinkler system. The major modification was approved by NDEP in July 2020.

Currently, Hycroft has all permits required to restart the Mine and recently received the Federal Record of Decision for the Phase II Environmental Impact Statement supporting the life of mine (LOM) pit development.

Received Record of Decision from BLM for Environmental Impact Statement (EIS) (10-22-19):

●	Current operating plan is fully permitted

●	Existing operating permits will be amended as new facilities/infrastructure are required

●	EIS allows flexibility:

○	Expanded pits

○	Construction of a TMF to the south of the property, if needed

●	Phase 1 of the new leach pad is permitted

●	Phase 1A of the new leach pad has completed earthwork and high-density polyethylene (HDPE) liner installation. A media cover has been added to protect the porous multimedia protective layer. Collection ponds are in place. Electrical switch gear, instrumentation, and pumps are in storage and will be added during construction restart. No mineralized ore has been added to the pad. Phase 1B of the new leach pad and future phases will be planned for construction from cash flows when needed.

Any future expansion activities recommended in this TRS will require multiple federal, state and local permits. The USFWS will require modification to the Golden Eagle Take Permit for the NE TMF and extensions of the South (Vortex) Dump.

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3.10.2	Crofoot Heap Leach Facility Closure

In 2023, NDEP asked Hycroft to update the 2017 Final Permanent Closure Plan (FPPC). Hycroft complied with this request and a new FPPC was submitted. The updated plan includes schedule of compliance (SOC) items and incorporates current regulations. There are six items in this plan. SOC Items 1 (Stormwater Controls), 2 (Heap Leach Drain-Down Channel), 3 (Update Monitoring Plan), 4 (Water Quality Evaluation Report), SOC Item 5 (updating FPCP), and 6 (Investigation of trend for Wells SP-23, SP-24, and SP-25). NDEP has accepted and approved SOC Items 2 (Heap Leach Drain-Down Channel) and Item 3 (Update Monitoring Plan). The other items are still under review.

Construction of a drain-down collection system was completed in 2012. In 2024 and 2025, Hycroft completed steps to regrade the pad in preparation for closure. Hycroft will continue to re-contour the pad, as necessary for surface water management; apply medium, where required; and reseed the pad to complete the closure process. Hycroft is working in conjunction with NDEP, who will issue the final closure approval letter once these activities are reviewed and accepted.

3.11	Social License Considerations

Social and community impacts have been considered and evaluated in the National Environmental Policy Act (NEPA) process. Potentially affected Native American tribes, tribal organizations, and/or individuals are consulted during the preparation of all plan amendments to advise on proposed projects that may influence cultural sites, resources, and traditional activities. Potential community impacts on the existing population and demographics, income, employment, economy, public finance, housing, community facilities, and community services are also evaluated during NEPA review processes. There are currently no social or community issues that materially impact Hycroft’s ability to extract mineral resources.

3.12	Project Risks and Uncertainties

Timely filings and payments are required to maintain title and rights to claims, water rights and permits. Hycroft maintains processes and controls to ensure timely filings and payments. Changing regulations or failure to make timely filings and payments are significant risks to maintaining environmental access or ability to perform the permitted and authorized work on the property.

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4	Accessibility, Climate, Local Resources, Infrastructure and Physiography

4.1	Physiography

Hycroft is situated on the eastern edge of the Black Rock Desert and on the western flank of the Kamma Mountains between Winnemucca and Gerlach, Nevada. The site is characterized by flat, prehistoric lakebed and well-dissected topography with moderately steep slopes. Topographic relief within the project area is 1,900 feet (ft). The elevation ranges from 4,100 ft above sea level on the western side to 6,000 ft above sea level on the eastern side. The climate in the mine area is arid. Vegetation consists mostly of sagebrush, rabbit brush, and surface grass. Scattered pinon and juniper trees occur along slopes in the higher parts of the property.

4.2	Accessibility

Hycroft and its related facilities are located 54 miles west of Winnemucca, Nevada along State Road No. 49 (Jungo Road), a good quality, unpaved road. Access is also possible from Gerlach via Jungo Road, Imlay or Lovelock by dirt roads intersecting Interstate 80. Winnemucca is a commercial community on Interstate 80 where most of the Mine’s employees are likely to reside. Winnemucca is 164 miles northeast of Reno, Nevada. The town is served by a transcontinental railroad and has a small public airport and there are adequate boarding rooms and dining facilities.

4.3	Climate

The climate at the Mine is classified as arid, with an average precipitation of 7.7 inches per year (in/a), which occurs during the winter and spring months. Winds are generally light with occasional dust or sandstorms, particularly in the spring.

Temperatures are moderate during the summer, ranging from 50 °F at night to above 90 °F, and averaging 85 °F to 95 °F during the day. Winter temperatures average 20 °F at night and 40 °F during the day. The average range between the highest and lowest daily temperatures is 30 to 35 °F with strong surface heating during the day and rapid nighttime cooling due to the dry air. Winter nights can drop well below freezing, but daytime highs are usually above freezing. Winter snowpack is light, and snow does not normally present logistical problems. Hycroft has not reported experiencing major delays in production due to inclement weather and is accessible year-round.

4.4	Local Resources and Infrastructure

Existing infrastructure at the Mine consists of the following: a truck shop, a maintenance building, a laboratory, ore crushing facilities, an administration building, and other service-related structures. Power is supplied to the site from nearby power lines that are fed directly from the main power grid and there is a modern communications system including cellular connections. Potable water is sourced from a well located approximately one mile south of the Crofoot Heap. A major east–west railway passes adjacent to the Hycroft property.

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Figure 4-1: Onsite Lab, Admin, Maintenance, Truck Shop, and Warehouse

Source: Hycroft, 2025

Figure 4-2: Crusher and Conveyor Belt Circuit

Source: Hycroft, 2025

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Figure 4-3: North Merrill-Crowe Facility

Source: Hycroft, 2025

Figure 4-4: Stage 1 Heap Leach Pad and Ponds Along Jungo Road

Source: Hycroft, 2025

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The Mine is in a well-known mining jurisdiction near several towns including Winnemucca, Gerlach and Lovelock. The Mine’s workforce primarily lives in Winnemucca (Humboldt County) and Lovelock (Pershing County).

Initial surveys indicated that the town of Winnemucca has the required infrastructure (short- and long-term rooming and boarding facilities, dining establishments, shopping, emergency services, schools, etc.) to support the maximum workforce and dependents. The Mine has always been successful in filling positions with qualified mining personnel from all over the country.

Currently, the Mine operates three water wells that are located four to five miles west of the mine, and a single potable well. These four production wells are the main sources of water for the mine site. All water rights are within the Black Rock Desert Hydrographic Basin, a recently designated basin. Water rights are shown in Table 4-1.

Hycroft controls sufficient land position and water rights to support its planned facilities and process water demands.

Table 4-1: Hycroft Water Wells and Permitted Yearly Consumption

Application No.	Permit Diversion Limit (cfs)	Annual Appropriation Limit (acre-ft)	Point of Division
81228	0.4	14.83	T34N R29E S3
81226	3.2	724.79	T35N R29E S31
81225	3.2	303.43	T35N R29E S31
81227	2.0	1,448	T35N R29E S31
81224	2.0	1,448	T34N R28E S1
81408	5.4	3,890	T35N R29E S31
81409	5.4	3,890	T35N R29E S31
84477	0.3	177.9	T35N R29E S31
82274	10	4,096	T35N R29E S31
82355	3.3	2,050	T35N R29E S31
82356	5.6	3,415	T34N R28E S1
Total	40.8	21,457.95	-

A fully developed project will include plans to develop access and haul roads to new processing facilities, a TMF, and additional waste rock storage dumps. Furthermore, the development of a rail spur is recommended off the existing rail line for the receipt of grinding media, fuel, reagents, and other supplies.

A power study needs to be conducted to upgrade the existing power at the site to support a fully developed processing plant.

4.5	Seismicity

In 2012, Michael W. West and Associates Inc. (MWWAI) completed a review of the Hycroft deterministic seismic hazard assessment (DSHA). MWWAI concluded that historical seismicity in the vicinity of the site is low to moderate with no relation to mapped faults. No faults in the project area are classified as “active/capable” based on an unequivocal association of instrumentally recorded earthquakes in the last approximately 50 years. MWWAI stated that a comparison of the United States Geological Survey (USGS) national probabilistic seismic hazard model to deterministic and probabilistic floating earthquake peak ground accelerations (PGAs) show reasonable agreement. MWWAI recommends the use of the deterministic and probabilistic PGAs presented in the DSHA.

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5	History

5.1	Regional History

The earliest recorded mining in the Sulfur District, where the Mine is located, began in the late 1800s following the discovery of significant native sulfur deposits (Couch and Carpenter, 1943; Wilden, 1964). Mining of native sulfur was sporadic from 1900 to 1950 with over 181,488 tons of sulfur ore, grading approximately 20-35% sulfur, mined and milled (McLean, 1991).

In addition to sulfur, high-grade Ag mineralization, consisting of nearly pure seams of cerargyrite (AgCl), was discovered in 1908 at Camel Hill (Vandenburg, 1938). Assays up to 3,439 oz/ton Ag and 0.362 oz/ton Au were reported (Jones, 1921). Ag mining ceased in 1912 with an estimated 165,375 Ag ounces produced. Minor Ag mining also occurred along the East Fault at the Snyder Adit, and Ag samples as high as 66 oz/ton (Friberg, 1980) and 29 oz/ton (Bates, 2001) were reported.

During the First World War (1914 to 1918), three 6 to 8 ft wide veins of nearly pure alunite were mined in the southern part of the Sulfur District (Clark, 1918). In 1931, several hundred tons of alunite were mined as a soil additive (Fulton & Smith, 1932). Vandenburg estimated that 454 tons of alunite was shipped to the west coast to be used as fertilizer (Vandenburg, 1938). From 1941 to 1943, cinnabar was mined from small pits in the exposed acid leach zone (Bailey, 1944). Total mercury production during this period is estimated at 1,900 lbs. (McLean, 1991).

5.2	Property Exploration History

In 1966, the Great American Minerals Company began extensive exploration for native sulfur in the regional area of the Mine. Approximately 200 shallow holes were drilled, and numerous trenches were dug (Friberg, 1980). In 1974, Duval drilled 20 holes on the property in search of a Frasch-type sulfur deposit (Wallace, 1980). Duval found no evidence of a sulfur deposit at depth but did report elevated Au and Ag values. Duval drilled two core holes (DC-1 and DC-2) and 18 rotary holes (DR-3 through 20) (Ware, 1989).

In 1977, the Cordex Syndicate mapped and rock-chip sampled the property. They concluded that there was potential for bulk tonnage as a low-grade precious metal deposit. In 1978, Homestake became interested in the property, recognizing similarities with the McLaughlin hot springs deposit in California. Homestake completed surface sampling and exploration drilling during 1981-1982, and although successful in defining an oxide gold/silver mineral deposit, they forfeited the property in 1982.

5.3	Production

Mining at the Mine began in 1983 with a small heap leach operation known as the Lewis Mine. In 1987, Vista acquired the Lewis Mine and in 1988, they acquired the Crofoot Mine. The Mine was comprised of various open pits on the property (e.g., the Bay, South Central, Boneyard, Gap and Historic Cut-4 pits along the Central Zone and Brimstone) and produced approximately 1.2 million ounces (Moz) of Au and 2.5 Moz of Ag from 1983 to December 1998 when the operations were suspended due to low Au prices at the time (<$300/oz). An additional 58,700 ounces of Au were produced from the leaching and rinsing of the heap leach pads from 1999 through 2004, after the mine had been placed on a care and maintenance program. The remaining leasehold interest in the Lewis property was purchased by Vista in December 2005, in consideration of the US$5.1 M payment, resulting in the elimination of the 5% NSR royalty on Au and 7.5% NSR royalty on Ag.

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Further information on the production history of the Mine comes from Hycroft’s internal documents. Ore from the Lewis Mine was crushed and stacked on the Lewis leach pads in the north-central part of the Sulfur District. Approximately 259.2 Mtons of ore with a gold grade averaging 0.014 oz/ton was mined from 1983 to 2019, beginning with ore mined from the Lewis Mine, followed by ore mined from the Bay, South Central, Boneyard, Gap and Historic Cut-4 pits, and finally the north end of the Brimstone pit, producing over 2.082 Moz of Au.

The Crofoot leach pad (Pads 1 and 2) were constructed in 1987, and Pad 3 in 1992. Ore was placed on Pad 1 from 1988 to 1997, on Pad 2 from 1989 to 1997, and on Pad 3 from 1993 to 1997. Solutions from these pads were treated in the Crofoot Merrill-Crowe plant located on the northeast side of Pad 1.

Production from the Brimstone pit was placed on the Brimstone pad (Pads 4 and 5) as run-of-mine (ROM). Pad 4, constructed just south of the old Lewis pad, was completed in 1996. Loading of Pads 4 and 5 commenced in October 1996 and July 1997, respectively. A 2,800 gallon per minute (gal/min) Merrill-Crowe leach solution plant (the Brimstone Plant) was completed and put into operation in February 1997. The plant treated solutions from Pad 4. Pad 5 solutions were treated in the older Crofoot plant.

In May 2007, the Nevada-based holdings of Vista were spun out into Allied Nevada Gold Corp. The Mine was included as part of the transfer of ownership allowing Allied Nevada to explore, expand, and develop the resources at Hycroft.

In September 2007, Allied Nevada’s Board of Directors approved the reactivation of the Mine, and a year later in December 2008, the Mine had produced its first doré which was shipped to an offsite refinery for final processing, yielding Au and Ag bullion. Allied Nevada received a construction permit for the Brimstone Refinery in 2008, and construction was completed in June of 2009. By the end of 2009, the Mine was achieving the forecasted ore production capacity. In 2010, the mine began an expansion program which included the construction of a 21,000 gal/min Merrill-Crowe processing plant, a three-stage crushing facility and upgrades to their solution pumping capacity. With the construction of the North leach pad complete in 2013, the total leach pad surface area at the Mine site had increased to over 20 million ft2 including the Brimstone and Lewis leach pads. Allied Nevada filed for bankruptcy on March 10, 2015, and active mining ceased in June 2015 due to low metal prices. Leaching of the mined ore continuing through 2018.

On October 22, 2015, Allied Nevada emerged from its financial restructuring and changed its name to Hycroft Mining Corporation. On May 29, 2020, Hycroft Mining Corporation completed a business combination with a publicly trade special purpose acquisition company (SPAC). Following the closing of the transaction, the SPAC changed its name to Hycroft Mining Holding Corporation.

In late 2018, Hycroft began construction of Phase 1 of the Jungo Leach Pad to expand process capacity for anticipated heap leach material. Additionally, Hycroft began preparing the mine for a restart. Active mining began again in April 2019 to November 10, 2021, transition ore was placed on the existing leach pads. Sulfide materials, when encountered during active mining, were set aside for future processing.

In November 2021, Hycroft suspended mining operations to refocus resources on metallurgical test work and exploration. Final construction of Phase 1 of the Jungo Leach Pad was suspended, and protective media cover material was placed on the multimedia liner. Electrical, instrumentation, and pumping equipment were placed in covered storage for a future restart.

The annual sales produced from the Mine’s heap leach operations over years 2019 through 2022 were 107,258 oz Au and 629,904 oz Ag. There have been no gold or silver commodity sales since 2022.

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6	Geological Setting, Mineralization, and Deposit

6.1	Geological Setting

Section 6 has been written and updated by Alex Davidson, Vice-President of Exploration of Hycroft Resources and Development LLC and approved by IMC (Independent Mining Consultants). IMC is a third-party consulting firm with people who can act as a qualified person for this section.

The Hycroft deposit is a low-sulfidation, epithermal, hot springs system that contains Au and Ag mineralization. Radiometric dating of adularia (potassium feldspar) indicate that the main phase of Au and Ag mineralization formed approximately four million years ago (Ebert, S.W., & Rye, R.O. (1997)) when hydrothermal fluids were fed upward along high angle, normal faults. Low-grade Au and Ag mineralization was co-deposited with silica and potassium feldspar throughout porous rock types.

A subsequent drop in permeability, due to sealing of the system, led to over pressuring and subsequent repeated hydrothermal brecciation. Additional precious metal mineralization was deposited during this event as breccia zones, veins, and sulfide flooding.

Au and Ag mineralization was followed (0.7 to 4.0 million years ago, (Ebert, S.W., & Rye, R.O. (1997)) by an intense event of high sulfidation acid leaching of the mineralized volcanic rocks coincident with a regional water table drop. This allowed steam heated sulfur gases to condense into sulfuric acid and leach the upper portion of the mineralized rocks.

Oxidation of sulfide mineralization occurs to variable depths over the deposit, depending upon proximity to faults, extent of acid leaching, and depth to water table. Sulfide content through the deposit is variable from 0 to 20%.

6.1.1	Regional Geology

The Mine is located on the western flank of the Kamma Mountains in the Basin and Range physiographic province of northwestern Nevada. The Kamma Mountains were formed during Miocene to Quaternary Epoch from the uplift of Jurassic basement rock and emplacement of Tertiary volcanic and sedimentary rocks. The stratigraphy along the western flank of the range is down dropped to the west, along a series of north to northeast striking normal faults. These faults served as conduits of hydrothermal fluids that deposited the Hycroft mineralization.

6.1.2	Local Geology

The Hycroft property consists of Tertiary to recent age, fault-controlled, low-sulfidation Au zones that occur over an area measuring approximately three miles in a north–south direction by two miles in an east–west direction. The zones are hosted in volcanic rock eruptive breccias, flows and conglomerates associated with the Tertiary Kamma Volcanics and sand to conglomeratic debris flows associated with the Tertiary Sulfur Group (TSG).

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Younger rocks at the mine are Tertiary conglomerate, siltstone and fanglomerate of the Sulfur Group (locally termed Camel Conglomerate). These rocks are comprised of sediment eroded from the underlying Kamma Volcanics and Jurassic Auld Lang Syne (ALS) Formation. The Sulfur Group is divided into three main units: a clast-supported coarse conglomerate, a matrix-supported conglomerate, and an underlying tuffaceous lake sediment. This unit outcrops throughout the mine site with increasing thickness to the west.

The older Kamma Group is exposed throughout the Kamma Mountains east of the Central Fault. It underlies the Camel Conglomerate (TCM). The volcanic package is comprised of siliceous to intermediate tuffs, coarse grained volcanic clastics, fanglomerates, eruption breccias and massive to flow banded rhyolites.

The Jurassic ALS Formation underlies the Kamma volcanic package. This formation consists of a thin bedded to laminated siltstone, with calcite cementing. ALS is exposed approximately three miles east of the deposit and is encountered only at depth in drilling at Hycroft. A generalized stratigraphic column for the Hycroft deposit area is presented in Figure 6-1. This stratigraphic column illustrates the formations of volcanic origin that host the deposit with notations for lithologies in each formation. The TCM of the TSG has been broken out as a separate rock, in addition to those shown in Figure 6-1. The sub-group of the TSG references lakebed sediments that are distinct from the TCM.

Figure 6-1: Stratigraphic Column for Hycroft Deposit Area

Source: SRK, 2019

Six major north-northeast trending, west dipping, normal fault zones appear to broadly control the distribution of alteration as shown in Figure 6-2. From west to east, these fault zones are referred to as the Range, West Splay, Central, Break, Albert, and East Faults. These major structures down-drop stratigraphy and affect the distribution of alteration and mineralization. A post-mineral basin bounding fault (not pictured) appears to border TCM and the adjacent Pleistocene Lahontan Lake sediments in the Black Rock Desert. Based on geophysics, this structure is approximately one to two miles west of the mine site. There are several east–west trending structures that appear to provide post-mineral offset to the deposit. These form a series of horst and grabens within the deposit footprint.

Figure 6-2 is a mine grid north-looking section through the Mine showing structures and volcanic rock stratigraphy. There are also several other parallel fault zones that may have a significant impact on the localization of mineralization. The depth of oxide and mixed sulfide/oxide Au and Ag mineralization vary considerably throughout the area. Alteration at the deposit is dominated by acid leaching, silicification, argilization, and propylitization.

Figure 6-2: Simplified East–West Cross Section Through the Hycroft Mine – Section 40600 N

Source: Hycroft, 2025

6.2	Mineralization and Alteration

The Hycroft deposit is broken into five major zones based on geology, mineralization, and alteration. These include Brimstone, Vortex, Central, Bay, and Camel. The boundaries are typically major faults, namely Break, East, and Ramp Faults. Continuity is structurally controlled and disseminated in each of these areas.

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Detailed geologic work by previous owners at Hycroft identified several hydrothermal alteration events. However, for resource estimation purposes, the following four alteration types have been interpreted and assigned to the block model:

●	Acid Leach – Associated with the upper portion of the epithermal vent. Native Sulfur is common in this area and the original protolith has been obliterated with a white clay alteration.

●	Propylitic – Propylitic altered material is generally found in the volcanic rocks of the Kamma Mountains. Although it is occasionally interpreted within the mineralized zone of the deposit.

●	Argillic – A pervasive alteration of both TCMs and the Kamma Volcanics clay minerals have replaced the original potassium feldspars and other minerals.

●	Silicic – Silica flooding is associated with the mineralization processes at Hycroft.

Propylitic is generally barren or nearly so. It has been lumped with the argillic alteration units for grade estimation and assignment.

Silicic alteration generally has better grade than the surrounding argillic and is mechanically more robust.

Oxidation has occurred across the deposit to variable depth depending on the structural preparation and available acidic ground water. The oxidized material has been the historical ore for heap leaching at Hycroft. This study includes ROM leaching of low-grade mineralization and flotation of mineralization with sufficient pyrite and other sulfides to generate a gold and silver rich concentrate for further processing.

6.2.1	Brimstone

Brimstone is approximately ¾ mile wide (E-W) and approximately 1 mile long (N-S) and sits between the East Fault and Albert Fault. The stratigraphy (depth) at Brimstone includes up to 100 ft of alluvium, underlain by Camel Conglomerate rocks (0 ft to 400 ft), and Kamma volcanic rocks. ALS has been drilled at depth and is in fault contact (East Fault) as well as unconformably with the overlying Kamma Volcanics. The Brimstone deposit is hosted primarily by Kamma volcanic rocks in the hanging wall of the East Fault. The volcanic rocks are principally eruption breccias, tuffs, rhyolites, and volcanic rocks proximal to vents, and overlie deformed and metamorphosed shale, sandstone, and siltstone of the ALS group.

At Brimstone, the East Fault is a north-northeast striking, west dipping, normal fault with repeated episodes of movement, including approximately 150 to 200 ft of alluvial offset. Where exposed in the Brimstone pit, the fault clearly shows steep normal movement, with slickensides that plunge 80° to 85°. At depth the fault shallows to 45° to 60° and may merge with the Central and Break Faults. The fault may have originally served as a conduit to hydrothermal fluids.

North of the Brimstone deposit, the east–west trending Ramp Fault appears to down-drop favorable stratigraphy. Condemnation drilling of the leach pad to the north has shown only local zones of weak Au and Ag mineralization. To the south, the Brimstone Zone transitions to the Vortex Zone, with no apparent change in stratigraphy, but changes to alteration zonation.

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Host rocks were highly altered by at least four phases of alteration. The relatively porous conglomerate and breccias were preferentially acid leached by late stage steaming hydrothermal acid vapors. Acid leach alteration extends to depths of 700 ft in some areas of the Brimstone deposit indicating that the water table was present below the base of the acid leached zone. A siliceous layer (basal acid leach), up to tens of feet thick, occurs at the base of the acid leach material. Underlying the acid leaching is a layer of hydrothermal clay alteration, followed by silica potassium feldspar alteration. Pervasive silicification, veining and hydrothermal brecciation are generally found in the rhyolites and breccias.

Zones of silicification of varying thickness, oriented parallel to the East Fault, are present in the footwall zone. Alteration extends approximately 1,000 ft from the fault into the footwall, with pervasive silicification and quartz veining dominant.

Au and Ag are spatially associated with fracture and breccia-controlled chalcedony sulfide mineralization. A subsequent acid alteration event produced the current distribution of oxidized and transition sulfide/oxide ore. The lower acid leach material hosts Au and Ag mineralization, as does the underlying silicified and veined volcanics.

Drilling through 2024 has shown that high-grade silver mineralization hosted in quartz/clay veins extends to a depth of over 1,800 ft in the Brimstone Zone. The high-grade silver veins have little to no association with gold, indicating gold and silver were deposited at different times. Petrography with support from geochemistry indicates some of the high-grade silver mineralization is potentially related to an intermediate sulfidation system and proximal to a magmatic fluid source. Mineralization thickness of the high-grade is highly variable but generally less than 100 ft thick (true width) and the broader overall Brimstone mineralization is 200 to 1,500 ft thick, and both mineralization styles remain open to the west toward the Break Fault. The main phase of mineralization in the high-grade silver is naumannite and argentotetrahedrite with inclusions of chalcopyrite, clausthite, and galena.

6.2.2	Vortex

Vortex area is approximately ¾ mile wide (E-W) and approximately 1 mile long (N-S) and sits east of the Albert Fault. The stratigraphy (depth) in the Vortex Zone is correlative with those at the Brimstone Zone immediately to the north. Camel Conglomerate is underlain by tuffs, volcanic clastics, fanglomerates, and rhyolites of the Kamma Volcanics. The ALS is present in the footwall of the East Fault and appears to be in stratigraphic contact with the Kamma Volcanics.

The upper elevation at Vortex is hydrothermally clay (kaolinite) altered. Acid leaching is less prominent than in Brimstone and is focused primarily along the East Fault. Strong silicification has been observed to depths greater than 1,500 ft. At least four hydrothermal mineralizing events are present, as evidenced by crosscutting vein and breccia relationships. Propylitic and/or clay alteration extends outboard of the silicification. The alteration within the Brimstone pit is depicted in Figure 6-3.

The mineralization at Vortex is of both vein and disseminated types, with brecciated and altered rhyolite rocks and volcanic clastics acting as favorable hosts. In addition to Au mineralization, high-grade Ag has been encountered at Vortex; with values ranging from 10 to 647 oz/ton. The predominant Ag minerals are miargyrite, and selenostephanite with inclusions of argentotetrahedrite, naumannite occurring both in veins, disseminated and coarse grains along fractures. Petrography and geochemistry support the low-sulfidation epithermal style of mineralization.

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Oxide mineralization is present at a depth of approximately 500 ft bgs, with sulfide mineralization extending to 2,500 ft bgs. Mineralization thickness (true width) is 1,000 to 1,800 ft thick. Banded quartz veins with both high- grade Ag and Au have been noted in core. Drilling to date indicates that the high-grade zones are both high angle banded quartz veins and a more extensive flat lying, massive quartz zone containing visible pyrargyrite and miargyrite.

Figure 6-3: Vortex Alteration Cross-Section – 40600 N

Source: Hycroft, 2025

6.2.3	Bay

Bay area is approximately ¾ mile wide (E-W) and approximately 1.5 miles long (N-S) and sits north of the Camel Pit. Mineralization in Bay is hosted by gentle, west dipping Camel Conglomerate. Both clast-supported and matrix-supported conglomerate rocks host mineralization. The basal rock type is tuffaceous lake sediments, composed of fine-grained clay with minor layers of gravel and conglomerate extending to a depth greater than 1,100 ft. Mineralization is primarily bedding controlled, with the Range and Central Faults as the main feeders. The Break Fault may also have zoning controls but is poorly drilled in this zone. Mineralized siliceous hot spring sinters have been historically mined indicating that this deposit represents the upper-most levels of a hot spring hydrothermal system.

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The predominant alteration type at Bay is silicification. Acid leach alteration in the area is relatively minor and occurs along high angle structures as seen in Figure 6-4. Clay alteration of the underlying lacustrine sediments is also noted in limited drillholes and is Illite-smectite dominated. Strong oxidation is present in the upper portion of the silicified zone.

Au and Ag mineralization is associated with flat lying Camel Conglomerate, above the lacustrine lake sediments. Mineralization thickness (true width) is 20 to 250 ft thick at Bay and 50 to 300 ft thick at Boneyard. This zone transitions into the upper zone of mineralization at Central. Bay and Boneyard remain open to the north and east.

Figure 6-4: Bay Geologic Cross-Section at 50300-N

Source: Hycroft, 2025

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6.2.4	Central

Central area is approximately ½ mile wide (E-W) and approximately 1 mile long (N-S) and sits between Central Fault and West Splay Fault. Central geology is similar in nature to that of Bay, with mineralization and alteration fed by high angle faults and fractures, with dominant lateral fluid flow through the porous conglomerate rocks of the Sulfur Group. Camel Conglomerate units are underlain by lacustrine sediments. However, the lacustrine units thin dramatically to the south, with less than 50 ft of the material noted south of Historic Cut-4 Pit.

The Central fault movement is unknown, but extends at least 2,000 ft, with recent reactivation in the quaternary (50 to 150 ft), as demonstrated by offset in the alluvium. The Range Fault to the west may provide an additional boundary, although drill data is limited at this time. Alteration along the Central Zone is consistent with the alteration found at Bay. Acid leach alteration is stronger and more widespread than at Bay and is extensive in the southern portion of the zone. The acid leaching overlies silicified conglomerate rocks, except along the immediate trace of the Central Fault where silicification dominates as the alteration type as seen in Figure 6-4. Acid leach material has mostly been mined through and very little still exists in this area. Oxidation extends downward approximately 400 ft. Underlying the silicification and acid leaching are illite-smectite clay altered and clay dominant lacustrine sediments. Hot spring sinter deposits have not been observed.

Au and Ag mineralization is associated with favorable stratigraphic horizons in the Camel Conglomerate, with an upper and lower zone noted in drilling, separated by a north–south striking, east dipping clay layer. Mineralization remains open to the west, past the Range Fault, and at depth (>1,400 ft). Mineralization thickness (true width) in the upper zone is 50 to 300 ft thick, while the lower zone ranges from 300 to 1,200 ft thick and remains open at depth. The mineralization zone is contiguous to the Vortex and Brimstone Zones to the east, and the Camel Hill/ Historic Cut-5 Pit zones to the south.

6.2.5	Camel

Camel area is approximately ¾ mile wide (E-W) and approximately ½ mile long (N-S). Conglomerate is the dominant lithology at Camel. The conglomerates appear to extend to depth in this zone, with only thin lake sediments drilled to date. The lack of lake sediments can be attributed to either the Camel Fault or facies changes along a shoreline. The Camel Fault is an east–west trending fault, with down-drop to the south, which is presently poorly defined by drilling.

Alteration in the Camel area is predominantly comprised of silicification and clay alteration. Hydrothermal clays, overlying silicified conglomerate rocks, and basal illite-smectite clay altered rocks are present. Acid leaching in the area is relatively minor, especially with respect to the intensity and amount in the Central Zone area immediately to the northeast.

Mineralization in Camel is hosted by conglomerate rocks and occurs as both disseminated Au and Ag associated with pyrite and marcasite, and higher-grade veins, including Ag bearing pyrargyrite veins. Mineralization thickness (true width) is 200–1,100 ft thick, extends to depths greater than 1,400 ft, and remains open at depth. Oxidation extends to depths greater than 200 ft and an area of intense oxidized mordenite alteration is present between the Historic Cut-5 Pit and Camel. Mineralization remains open to the south, west and at depth. Mineralization is also open to the west of Camel and to the south towards Hades Fault.

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6.3	Deposit Types

The Hycroft deposit is generally an epithermal, low-sulfidation hot springs deposit (Figure 6-5). Au and Ag mineralization are noted as both disseminated and vein controlled.

Figure 6-5: Generalized Epithermal Diagram

Source: Buchanan, 1981 and modified by Corbett Greg and Leach, Terry, 1998

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7	Exploration

7.1	Exploration

Section 7 has been written and updated by Alex Davidson, Vice President of Exploration of Hycroft and approved by IMC. IMC is a third-party consulting firm with people who can act as a qualified person for this section. Hycroft has conducted geophysical surveys, soil and rock-chip sampling programs, field mapping, historical data compilation, and regional reconnaissance at the site. These efforts are designed to improve the understanding of known mineralization, as well as provide data for further exploration of the greater property position.

7.2	Geological Mapping

Field mapping was historically and is currently carried out in all active mine areas. Mapping focuses on structure, bedding, joints, lithology, and alteration. The near mine data is incorporated into the three-dimensional geology model, while the regional work is focused on defining exploration targets for future drilling. A regional geology map covering the land position was compiled in 2012. Regional exploration data from Homestake, LAC Minerals, USX, HRDI, and others has been compiled from both in-house and public data sources. Approximately 250 drillholes, various soil and rock chip locations and results, and various field maps have been identified at present.

7.3	Geophysics

The land position has been surveyed with both gravity and induced polarity (IP) geophysical techniques by Hycroft. The current ground-based gravity survey covers approximately 130 square miles, centered on the mine site. Gravity indicates several structural features and density changes that offer potential exploration targets.

Ground induced polarization (IP) surveys were run over the mine site and Vortex in 2007 and extended outward in 2011 to cover approximately 24 square miles. The survey results focus on chargeability anomalies, that potentially identify sulfide material (> approximately 1.5%) at depth, and resistivity anomalies, that potentially identify silicification at depth. Results have identified and confirm additional exploration targets suggested by the other geophysical methods.

An additional 56-line kilometers of IP were collected in four phases during the 2023 and 2024 exploration seasons which extended several of the lines from the previous surveys. The data from the new IP lines were incorporated into Voxel models which included historical IP data. The results from the survey focused on both chargeability and resistivity anomalies.

In 2022 a hyperspectral imaging flyover of the Hycroft was conducted by SpecTIR Advanced Hyperspectral Solutions. Both longwave infrared (LWIR) and shortwave infrared (SWIR) imaging were collected with the intent of helping identify key minerals on the surface to focus reconnaissance mapping and soils programs. Total flyover grid was 1,200 km2.

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7.4	Soil Sampling

A soil sampling grid was conducted over the Vortex and Brimstone areas historically (1,797 samples) and was extended approximately 5,200 ft north and 29,600 ft south of the mine in 2011–2012 (1,834 samples). The soil sampling program was conducted primarily along the East Fault exposure, which is a primary ore-controlling feature at Vortex and Brimstone. Results, using Au, Ag, arsenic, and antimony, indicate potential exploration targets to the south of the Vortex area. At present this work has identified several target areas. Au values range from 0 to 0.027 oz/ton, while Ag values range from 0 to 3.7 oz/ton. Soil samples are taken on an evenly spaced grid (approximate 100-meter grid spacing), and screened for coarse material and wind-blown material, resulting in a fraction between 2 mm and 180 µm being prepped for analysis. These samples are considered representative of local soil geochemistry and are used to guide the regional exploration effort.

7.5	Rock-Chip Sampling

Rock-chip sampling has been conducted both historically in the active mine area, and on a regional basis (2007–present). A database of 2,416 samples has been compiled, covering the greater land position. Using Au, Ag, arsenic, and other elements, exploration targets have been developed both north and south of the current mine. Rock-chip samples have been taken on most outcrops, with a focus on alteration and potential mineralization. These samples are used as a guide to exploration and are point samples only.

An additional 206 rock-chip samples were collected in the 2023 and 2024 exploration season within the mine area and immediately east of the mine area. The gold values include 22 samples greater than 0.03 oz/ton Au, and two samples greater than 0.23 oz/ton Au. These samples were collected in mineralized structures in the Bay Pit highwall. Silver values include 16 samples greater than 0.58 oz/ton Ag and two samples greater than 5.9 oz/ton Ag (maximum 15.2 oz/ton Ag). These samples were collected in mineralized structures in the Brimstone pit highwall and were not collected on a grid.

7.6	Drilling

7.6.1	Introduction

The Hycroft drill history covers the period from 1982 through 2024 and includes 6,024 holes, representing 2,814,546 ft of drilling. Some of those holes are water wells or are outside the resource model area and were not applied to MRE. The drillhole collar locations are shown in Figure 7-1. At this time, there are 5,813 drillholes in the resource model area of which 188 have been drilled to define stockpiles or the Crofoot leach pad. Section 11 provides a more detailed breakdown of the amount of drilling and assaying used in the mineral resource modeling.

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7.6.2	Exploration Drilling

Exploration drilling was started in 1974 by Duval Corporation, which was evaluating the property for a Frasch-type sulfur deposit and the copper potential. Although native sulfur appeared to be limited to the acid leach zone, Au and Ag mineralization was discovered at depth, with the deepest hole completed to 2,000 ft. Duval concluded that the property did not have large scale sulfur potential. Twenty drillholes (9,726 ft) were completed on the project. Hycroft does not have access to the Duval Corporation drilling data and therefore is not a part of the Hycroft database.

Homestake (1982), using their McLaughlin deposit as a model, completed 96 RC drillholes totaling 16,537 ft, primarily in the Bay and Boneyard areas. Shallow oxide Au mineralization was discovered, but Homestake declined the opportunity. Crofoot and American Slag then proceeded to acquire the property rights and initiated small-scale oxide heap leach mining at Central and Bay in 1983. Homestake also completed 8 core holes during this timeframe, but collar location data has not been located.

Hycroft gained control of the district in 1985 and drilled 3,212 exploration holes, totaling 965,552 ft, between 1985 and 1999. The bulk of this drilling was shallow and focused on oxide Au mineralization at Central, Bay and Brimstone.

In 2005, Canyon Resources completed 33 drillholes totaling 13,275 ft of RC drilling. These were completed primarily in the Brimstone pit area.

Hycroft commenced systematic exploration and resource development drilling starting in 2006. Drilling was focused on oxide resource delineation, sulfide resource definition, sulfide exploration, condemnation drilling for facilities, Ag data and both geotechnical and metallurgical core samples. Between late-2006 and August 31, 2016, Hycroft completed 1,970 exploration holes, totaling approximately 1.45 million ft.

A combination of rotary, RC and core drilling techniques has been utilized to verify the nature and extent of mineralization. Most samples have been collected using RC drilling methods on 5 ft sample intervals. RC drilling utilizes 4.5- to 5.5” tooling. Deeper drilling is conducted with diamond drilling, using PQ, HQ and NQ tooling. This practice continued through 2013. Since 2013, an RC drilling program was completed in 2014, and a metallurgical core program with six drillholes was completed in 2017. Various protocols applied to drilling by Hycroft are consistent with industry standards and the resulting data is of good quality for use in the Hycroft model. Shallow drillholes to sample heap material were completed with sonic coring. The 2018 sonic drilling program was limited to 56 vertical holes in sulfide stockpiles and did not include in-situ alluvium or bedrock material. While these were not used for interpolation of in-situ rock, they were applied to estimate grades in fill material.

During 2021 through 2024, Hycroft drilled 260 holes, 105 in 2021, 85 in 2022, 49 in 2023 and 21 in 2024. Most of the 2021 drilling was diamond core that was used for metallurgical testing and assay. The 2022 and 2023 drilling focused on extending mineralization and upgrading areas from inferred to measured and indicated classification. The 2024 drilling focused on high-grade mineralization in Brimstone and Vortex.

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Figure 7-1: Drill Collar Location Plan

Pre-2021 Drilling
2021-2024 Drilling
+12000 E
+15000 E
+18000 E
+21000 E
+24000 E
+27000 E
+57000 N
+54000 N
+51000 N
+48000 N
+45000 N
+42000 N
+39000 N
+36000 N
+33000 N
+30000 N
Plunge +90
Azimuth 000
Looking down
0 1000 2000 3000

Source: Hycroft, 2025

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Table 7-1: Drilling from 2023 and 2024 Supporting the Updated MRE

Hole ID	Northing	Easting	Elevation (masl)	Hole length (ft)	Inclination (deg)	Azimuth (deg)
H23C-5767	23022.532	39788.972	5050.094	1000	-57.98	243
H23C-5768	23097.466	39986.601	5048.798	1020	-57.98	243
H23C-5769	19563.12	40199.23	4458.06	1750	-57.98	243
H23C-5770	19024.77	40418.99	4239.71	1887	-57.98	243
H23C-5776	18426.95	40800.25	4361.54	1629.5	-57.98	243
H23C-5778	25545.11	36956.82	5616.41	1000	-57.98	243
H23C-5780	25984.36	36976.45	5575.68	605	-57.98	243
H23C-5781	25980.93	36976.25	5575.86	753	-57.98	243
H23R-5747	22189.79	39295.821	5001.41	1300	-70	90
H23R-5748	17122	38400.01	4606.39	1300	-70	90
H23R-5749	17178.57	38589.8	4598.47	1300	-70	90
H23R-5750	17078.89	38776.26	4598.543	1400	-70	90
H23R-5751	17039.71	38669.56	4599.205	1760	-70	90
H23R-5752	17039.97	38669.7	4599.259	1400	-70	90
H23R-5753	22119.91	42749.64	4479.94	1200	-70	90
H23R-5754	21510.24	41418.17	4501.49	1250	-70	90
H23R-5755	16516.25	37642.36	4406.38	800	-70	90
H23R-5756	16369.51	38282.53	4302.76	1100	-70	90
H23R-5757	16902.9	38592.574	4597.643	1200	-70	90
H23R-5758	16916.07	38779.44	4599.196	1400	-70	90
H23R-5759	17064.069	38765.321	4599.206	1300	-70	90
H23R-5760	22545.27	42526.38	4617.74	1500	-70	90
H23R-5761	22540.37	42621.83	4619.23	1500	-70	90
H23R-5762	16878.68	40805.17	4439.201	1510	-70	90
H23R-5763	17117.9	40800.38	4448.28	1700	-70	90
H23R-5764	17366.39	40800.14	4433.93	1720	-70	90
H23R-5765	21362.57	41350.61	4508.29	1250	-70	90
H23R-5766	21642.38	40908.35	4653.27	1500	-70	90
H23R-5771	22375.51	42362.41	4619.92	1210.4	-70	90
H23R-5773	22579.05	44400.47	4834.02	1380	-70	90
H23R-5774	22577.06	44400.39	4834.09	1500	-70	90
H23R-5784	16389.27	37693.98	4375.49	950	-70	90
H23R-5785	16130.29	37479.09	4343.28	750	-70	90
H23R-5786	16212.63	37860.99	4357.13	800	-70	90
H23C-5787	25261.92	36571.14	5560.73	800	-57.98	243
H23C-5777	26047.99	37510.26	5710.02	659	-57.98	243

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Hole ID	Northing	Easting	Elevation (masl)	Hole length (ft)	Inclination (deg)	Azimuth (deg)
H23C-5779	25048.82	36226.86	5511.94	610	-57.98	243
H23C-5790	22137.378	42732.949	4481.43	1222	-57.98	243
H23C-5794	26978.764	38048.934	5725.895	1625.5	-70	90
H23C-5795	22368.307	42211.245	4615.752	1205	-70	90
H23R-5775	22107.49	41546.68	4597.67	1378	-70	90
H23R-5782	22417.57	41989.33	4611.14	1200	-70	90
H23R-5792	19737.808	47981.098	4592.636	450	-70	90
H23C-5788	22124	42755	4480	785	-57.98	243
H23C-5789	21501.12	41405.63	4501.13	1260	-57.98	243
H23C-5796	14219.804	30051.704	5258.447	564	-70	90
H23C-5797	14216.243	30054.634	5258.395	421	-70	90
H23C-5791	19202.43	50349.998	4466.932	556	-62.53	91.39
H23C-5798	21842.82	42721.378	4480.006	1306	-70	90
H24D-6000	18456.79	41109.25	4358.82	1288.1	-51.55	139.51
H24D-6001	20279.43	40613.29	4845.23	1897	-81.79	225.4
H24D-6002	19532.83	39871.49	4497.08	1936.6	-72.19	28.04
H24D-6003	21617.07	42344.04	4522.26	1603	-57.96	74.93
H24D-6004	21632.9	42668.16	4480.78	1491	-53.29	85.89
H24D-6005	20430.43	39723.11	4874.35	1978	-80.04	37.12
H24D-6007	18467.86	39384.38	4603.13	1764.3	-65.42	19.17
H24D-6009	21596.98	42343.93	4522.13	1439	-60.25	96.83
H24D-6010	22075.19	42771.26	4480.41	1270	-58.27	121.77
H24D-6008	21414.42	42576.31	4525.28	1589.3	-65.42	19.17
H24D-6011	22083.7	42463.77	4520	1128.9	-58.27	118.96
H24D-6012	21577.37	42129.56	4563.03	1480	-77.5	16.35
H24E-6013	19581.635	52769.501	4459.163	662	-49.93	81.98
H24E-6014	19438.89	51895.48	4426.114	600	-49.93	81.98
H24E-6015	23464.19	39901.24	5307.52	785	-49.93	81.98
H24D-6006	18702.71	40106.39	4419.27	1319.8	-80.04	37.12
H24D-6016	18394.08	39005.45	4671.78	2107	-63.53	20.92
H24D-6017	22075.42	42769.46	4479	1235.4	-63.53	20.92
H24D-6018	22084.57	42462.56	4520.41	1186	-63.53	20.92
H24D-6019	21733.69	42244	4521.2	1701	-63.53	20.92
H24D-6020	21876.02	42083.76	4559.42	1254.7	-49.93	81.98

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7.6.2.1	Drilling Methods

Drilling at Hycroft has been a mix of diamond core holes, reverse circulation (RC), and sonic drilling. A total of 6,024 drill holes representing 2,814,546 ft of drilling has been performed throughout the history of the project. A total of 35,647 down-hole surveys exist in the database.

7.6.2.2	Logging Procedures

Core is loaded into cardboard boxes in approximately ten-foot intervals and are transported to the core processing facility. Geology data is logged directly into acQuire by the staff geologists where they log formation, lithology, structure, vein, mineralization, and alteration, and geotechnical data. RC chips are collected from the RC rejects and the rig and stored in chip trays for logging by similar methods as applied to core.

7.6.2.3	Recovery

The average sample recovery within the ore at Hycroft is 82% and the average sample recovery within the waste is 75%.

7.6.2.4	Sample Length/True Thickness

Sample length is generally 5 ft intervals sampled down the drill hole but broken in smaller intervals based on local geologic variation. The true thickness of mineralization is several feet to more than, 2,000 ft.

7.7	Hydrogeology

An extensive program of hydrologic data collection was implemented by SRK Consulting (US) Inc. (SRK) for a previous owner of the property. That work is summarized in a report titled “Summary of Field Investigations and Conceptual Hydrogeology – Hycroft Mine Expansion Project, Nevada”, August 2013. SRK collected data from 43 drill holes including monitor wells, piezometers, slug tests, packer tests, long-term pumping tests, and ground water level monitoring. Eighty-one ground water samples were collected and analyzed over a period of a year and a quarter. The SRK work was utilized during the preliminary geotechnical analysis of the Hycroft pit slopes.

IMC holds the opinion that hydrologic data collection and analysis are appropriate to determine mineral resources and an initial assessment with an economic analysis.

7.8	Geotechnical

Call & Nicholas, Inc. (CNI) has completed geotechnical data collection and analysis. CNI has prepared two reports titled: “Hycroft Geotechnical Slope Stability Study,” February 2022, and “2023 Camel Pit Geotechnical Logging and Laboratory Testing Report,” October 2023. Geotechnical laboratory testing was completed by CNI during 2010, 2011, 2021, and 2023.

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Two geotechnical holes were drilled in 2022 using diamond core methods (H22D-5726 and H22D-5729). These holes were sampled and logged for rock quality designation (RQD) and other geotechnical parameters by CNI engineers on site at Hycroft. Hole H22D-5729 was also televiewer logged.

CNI has provided slope angle recommendations that have been utilized to establish the MRE presented in this document.

IMC holds the opinion that geotechnical work is appropriate for development of mineral resources and initial assessment with economic analysis. Additional work will be required as the project progresses, and more detail is required.

7.9	Exploration Targets

In mid-2022 Hycroft restarted exploration drilling with the primary goal of converting waste material and inferred resources into measured and indicated resources. The drilling was dominantly RC, and RC with core tails occurring on the deeper (<1,800 ft) holes (See Table 7-2). In the second half of 2023 the program was re-aligned due to the recognition of significant silver grades both within subvertical thin veining in Brimstone and within a low angle breccia body at Vortex. Subsequently, the drilling method was switched to core to better understand and define structural complexities at Brimstone and Vortex.

The drilling in Brimstone indicates the zone of veining is related to a structural dilation zone between East Fault related structures. The geometry of the high-grade Brimstone deposit has not been fully defined and remains open at depth and along strike.

The drilling in Vortex along with additional mapping east on the trend of the Vortex mineralization, indicates the Vortex deposit is related to a pre-mineral detachment fault.

Exploration targets were also identified outside the resource area to the east (Manganese and Wildrose) and south (Oscar), with work on these areas including detailed field mapping, soil and rock-chip geochemistry, IP geophysics, and core drilling. Additional exploration work was completed at Bay to start defining vein geometry extending below the current resource. These targets are still conceptual and may require significant work before a resource can be determined. Hycroft will continue to develop these high value targets in future exploration programs. The exploration program continued through 2024 with one core drill program completing 21 holes totaling approximately 30,000 ft, which was exclusively focused on high-grade silver zones within Brimstone and Vortex.

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Table 7-2: Significant Intercepts (2023)

Hole ID	Area	From (m)	To (m)	Interval (m)	Grade
					Au (g/t)	Ag (g/t)
H23R-5748	Camel	105.16	134.11	28.96	0.41	8.82
		204.22	251.46	47.24	0.53	5.71
Including		205.74	219.46	13.72	0.61	10.84
H23R-5749	Camel	195.07	240.79	45.72	0.53	4.86
Including		204.22	222.50	18.29	0.64	3.75
		288.04	304.80	16.76	0.39	5.39
		368.81	377.95	9.14	0.39	3.42
H23R-5750	Camel	156.97	184.40	27.43	0.45	4.08
		210.31	245.36	35.05	0.50	4.18
		278.89	297.18	18.29	0.33	3.59
		377.95	387.10	9.14	0.44	4.17
H23R-5751	Camel	112.78	211.84	99.06	0.46	6.88
Including		192.02	204.22	12.19	0.63	13.91
		393.19	429.77	36.58	0.41	3.24
H23R-5752	Camel	152.40	219.46	67.06	0.41	4.91
		333.76	371.86	38.10	0.37	29.32
Including		338.33	345.95	7.62	0.33	85.36
H23R-5757	Camel	45.72	111.25	65.53	0.51	10.38
Including		45.72	56.39	10.67	0.50	36.37
		126.49	259.08	132.59	0.54	1.37
Including		138.68	184.40	45.72	0.69	8.78
		350.52	365.76	15.24	0.47	7.67
H23R-5758	Camel	129.54	234.70	105.16	0.44	4.97
		298.70	329.18	30.48	0.41	2.31
H23R-5759	Camel	27.43	231.65	204.22	0.53	20.70
Including		27.43	68.58	41.15	0.49	75.81
Including		80.77	128.02	47.24	0.78	8.19
		281.94	359.66	77.72	0.35	3.48
H23R-5784	Camel	105.16	158.50	53.34	0.47	11.86
		237.74	289.56	51.82	0.42	12.26
H23R-5786	Camel	60.96	135.64	74.68	0.36	41.20
Including		60.96	86.87	25.91	0.29	106.01
		173.74	225.55	51.82	0.43	44.99
Including		173.74	181.36	7.62	0.49	266.72
H23R-5756	Camel	12.19	68.58	56.39	0.40	4.58
		141.73	204.22	62.48	0.36	4.76
		224.03	240.79	16.76	0.43	2.31

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Hole ID	Area	From (m)	To (m)	Interval (m)	Grade
					Au (g/t)	Ag (g/t)
H23R-5785	Camel	164.59	213.36	48.77	0.50	43.60
Including		172.21	184.40	12.19	0.59	161.16
H23R-5762	Camel	4.57	13.72	9.14	0.41	6.42
		48.77	455.68	406.91	0.39	4.90
Including		137.16	202.69	65.53	0.59	6.14
H23R-5763	Camel	190.50	236.22	45.72	0.51	5.36
		254.51	445.01	190.50	0.42	4.99
Including		367.28	445.01	77.72	0.53	3.76
H23R-5764	Camel	275.84	300.23	24.38	0.57	4.32
		396.24	519.68	123.44	0.47	7.00
H23C-5769	Vortex	357.62	417.15	59.53	0.36	75.91
Including		399.32	417.15	17.83	0.55	211.89
H23C-5770	Vortex	0.00	29.57	29.57	0.45	7.42
		224.27	328.00	103.72	0.37	6.62
		347.38	398.07	50.69	0.50	139.87
Including		350.58	368.72	18.14	0.31	288.82
Including		387.16	398.07	10.91	1.29	138.48
H23R-5773	Brimstone	88.39	141.73	53.34	0.24	24.41
Including		121.92	134.11	12.19	0.32	56.84
		310.90	342.90	32.00	0.51	4.87
		359.66	411.48	51.82	0.38	3.98
H23R-5774	Brimstone	108.20	111.25	3.05	0.36	57.00
		129.54	132.59	3.05	0.59	30.85
		275.84	278.89	3.05	0.69	34.45
		315.47	326.14	10.67	0.44	26.83
		393.19	396.24	3.05	0.54	5.00
H23C-5768	Brimstone	61.87	67.97	6.10	0.39	210.50

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Table 7-3: Significant Intercepts (2024)

Hole ID	Area	From (m)	To (m)	Interval (m)	Grade
					Au (g/t)	Ag (g/t)
H24D-6000	Vortex	71.7	102.3	30.5	0.64	13.80
		272.0	318.8	46.8	0.69	18.12
H24D-6001	Vortex	189.3	224.6	35.3	0.66	6.32
Including		220.0	223.5	3.5	1.07	16.76
		383.2	507.5	124.4	0.95	102.59
Including		385.4	388.2	2.8	7.38	40.85
Including		385.4	386.3	0.9	19.65	80.60
Including		410.7	424.8	14.2	2.13	77.34
Including		449.4	488.0	38.6	0.71	134.25
Including		451.7	452.0	0.3	0.03	4,170.00
Including		458.5	462.1	3.6	2.99	40.94
Including		470.2	478.9	8.7	0.32	207.33
		498.2	507.0	8.9	0.31	475.56
Including		498.2	498.8	0.7	0.42	1,700.00
Including		504.6	506.0	1.4	0.34	1,538.78
H24D-6002	Vortex	357.3	458.2	100.9	0.38	100.65
Including		357.3	359.3	2.1	2.86	4.53
		428.4	448.8	20.4	0.83	357.01
Including		428.4	429.4	1.0	1.38	300.12
Including		435.9	439.5	3.6	0.66	397.04
Including		440.4	445.0	4.6	1.59	1,066.47
Including		441.9	442.4	0.5	5.90	3,310.00
		452.2	454.2	2.0	0.32	225.49
H24D-6005	Vortex	111.2	119.1	8.0	0.79	176.54
		207.4	234.5	27.1	0.40	6.33
		254.4	476.9	222.4	0.45	32.38
Including		385.2	395.2	10.0	0.34	328.25
Including		385.2	386.9	1.7	0.94	1,155.27
Including		408.2	419.0	10.8	0.24	107.02
		537.1	556.1	19.0	0.37	142.14
Including		537.4	537.6	0.3	0.06	6,260.00
H24D-6006	Vortex	20.9	25.6	4.7	2.81	56.97
		19.6	31.3	11.7	1.38	31.50
		74.5	96.1	21.6	1.11	10.99
Including		74.5	79.2	4.8	0.91	8.60
Including		82.2	86.1	3.9	0.56	6.19
		279.7	280.1	0.4	0.15	581.00
		346.2	400.9	54.7	0.68	12.86
Including		351.8	355.1	3.3	2.19	9.29
Including		365.0	367.4	2.5	4.23	16.71
Including		373.3	375.3	2.0	1.05	16.13

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Hole ID	Area	From (m)	To (m)	Interval (m)	Grade
					Au (g/t)	Ag (g/t)
H24D-6007	Vortex	46.1	93.6	47.4	0.35	22.51
Including		47.7	50.2	2.6	0.12	307.40
Including		64.0	64.6	0.5	3.10	54.40
		113.4	125.0	11.6	0.98	16.56
		371.3	399.5	28.2	0.44	11.98
		468.4	537.8	69.4	0.57	108.38
Including		468.4	474.7	6.4	0.63	213.71
Including		497.1	537.8	40.7	0.73	144.25
Including		497.1	500.9	3.8	0.23	193.57
Including		512.4	514.9	2.5	0.72	645.25
Including		513.2	513.7	0.5	1.19	1,430.00
Including		536.3	537.8	1.5	4.78	960.00
H24D-6016	Vortex	405.4	456.3	50.9	0.42	19.38
		472.3	518.0	45.7	0.49	15.57
		535.3	557.2	21.9	0.40	53.80
H24D-6003	Brimstone	0.0	23.8	23.8	0.29	10.80
		42.4	47.8	5.5	0.20	119.54
		250.7	278.3	27.6	0.38	4.13
		351.4	440.0	88.5	0.23	34.70
Including		386.7	386.8	0.2	0.12	1,835.00
Including		397.7	397.9	0.2	0.62	8,410.00
Including		418.8	421.1	2.3	0.08	130.87
H24D-6004	Brimstone	0.0	18.6	18.6	0.63	24.59
		341.4	361.6	20.2	0.34	5.48
		413.8	442.1	28.3	0.31	14.19
Including		429.3	441.4	12.0	0.52	11.73
H24D-6008	Brimstone	458.6	474.0	15.4	0.45	12.81
Including		464.5	467.9	3.5	0.82	20.54
Including		470.2	474.0	3.8	0.46	19.83
H24D-6009	Brimstone	0.0	16.2	16.2	0.38	54.89
Including		4.8	6.4	1.5	1.05	353.24
		333.2	358.7	25.5	0.35	5.46
		417.9	423.5	5.6	0.10	150.80
Including		417.9	421.1	3.3	0.10	199.20
Also Including		420.3	420.6	0.2	0.10	652.00

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Hole ID	Area	From (m)	To (m)	Interval (m)	Grade
					Au (g/t)	Ag (g/t)
H24D-6010	Brimstone	328.4	346.6	18.2	0.35	1,987.35
Including		331.0	332.8	1.8	0.11	2,612.33
Including		333.4	335.8	2.5	0.33	4,683.70
Also Including		333.4	333.7	0.3	0.41	20,280.00
Including		340.2	342.7	2.5	0.50	5,513.43
Also Including		340.2	341.1	0.9	0.72	10,289.00
Also Including		341.1	341.4	0.3	0.64	15,211.00
H24D-6011	Brimstone	109.3	119.0	9.8	0.81	8.14
		168.2	174.7	6.4	0.56	29.76
		246.3	260.2	13.9	0.31	311.41
Including		249.9	252.8	2.9	0.27	1,211.32
		273.2	326.5	53.3	0.26	218.92
Including		289.0	314.4	25.3	0.28	401.50
Also Including		298.5	300.7	2.3	0.29	2,210.81
Also Including		306.5	311.4	4.9	0.33	610.65
H24D-6012	Brimstone	37.3	37.8	0.4	0.49	4,540.00
		65.8	66.8	0.9	0.52	4,040.00
		284.0	325.2	41.2	0.39	7.28
Including		297.4	307.5	10.1	0.84	4.67
		354.6	405.4	50.7	0.28	101.82
Including		354.6	357.7	3.1	0.58	36.37
Including		366.3	372.6	6.2	0.23	282.25
Also Including		370.1	370.8	0.7	0.12	1,185.00
Including		385.0	386.6	1.6	0.09	1,156.86
Including		400.8	405.4	4.6	0.12	202.67
		419.1	421.5	2.4	0.24	103.52
Including		420.7	421.5	0.8	0.13	176.30
H24D-6017	Brimstone	312.6	332.5	20.0	0.45	70.02
Including		314.7	321.6	6.9	0.14	151.39
H24D-6018	Brimstone	306.6	327.9	21.2	0.38	2359.68
Including		317.4	324.7	7.3	0.59	6,278.23
Also Including		317.4	317.6	0.2	1.62	80,017.00

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Hole ID	Area	From (m)	To (m)	Interval (m)	Grade
					Au (g/t)	Ag (g/t)
H24D-6019	Brimstone	148.0	155.0	6.9	0.98	9.76
		379.1	392.4	13.3	0.16	314.05
Including		379.1	385.1	6.0	0.15	591.73
H24D-6020	Brimstone	262.8	274.7	11.9	0.34	25.86
		320.4	349.2	28.8	0.32	320.7
Including		328.7	332.0	3.3	0.36	775.1
Including		335.6	341.3	5.7	0.48	642.40
Including		343.6	346.2	2.6	0.24	465.16
H24E-6013	Bay	0.0	55.5	55.5	0.45	3.00
Including		13.6	15.0	1.4	3.84	40.00
H24E-6014	Bay	9.0	14.7	5.7	2.68	4.10
Including		12.5	14.7	2.2	4.91	4.74
H24E-6015	Manganese	33.6	41.2	7.6	0.81	293.51
Including		33.6	37.9	4.3	1.18	454.21
		55.4	55.9	0.6	7.91	117.00
		115.5	125.8	10.3	0.61	86.08
Including		117.1	123.6	6.5	0.72	131.15
		168.0	173.9	5.9	0.46	6.03

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8	Sample Preparation, Analyses, and Security

8.1	Introduction

This section describes the sample collection, preparation, analysis, and security that has been used by Hycroft or their predecessors. Drilling and sampling at the Mine have been ongoing from 1982 through 2024. Hycroft provided IMC with the database which contained assay information for drilling from 1982 through 2024. IMC is the qualified organization for the section.

Most of the current staff at Hycroft have been at site for less than five years. As a result, much of the information that is reported here regarding historical sample preparation, analysis, and security was previously reported in the 2023 TRS.

Discussion of quality assurance and quality control (QA/QC) regarding the database is presented in Section 9.

8.2	Sample Preparation

The sample preparation procedures prior to 1999 were not documented. Starting in 2005, preparation procedures were well documented with standard methods. The comparison of the pre-2005 data with post-2005 drilling will be presented in Section 9 to provide some confidence in the application of some of the pre-2005 data.

Post-2005 sample collection consisted of both diamond core and RC drilling. Core samples are currently split at the mine site, tagged, and the split core is sent to commercial laboratories for further preparation. RC samples are currently collected at the rig with a rotary splitter. Bags of RC cutting splits are tagged and sent to commercial laboratories for further preparation and assaying.

Once at the commercial labs, the samples are crushed to 10 mesh and a 0.55-lb (0.25 kg) split is taken and pulverized to 85% passing 200 mesh prior to assay analysis.

8.3	Assay Methods

Prior to 1992, most samples were sent to Barringer Laboratories, Inc., in Golden, Colorado. Fire assays (FA) were routinely performed on cyanide soluble assays for selected intervals.

From 1992 to 1999, samples were processed at the Hycroft laboratory at the mine site.

The Hycroft laboratory assays consisted of Au FA followed by cyanide soluble Au and cyanide soluble Ag on all intervals. The Mine cyanide soluble assay methods are reported to have been non-standard and were developed to provide a prediction of recoverable Au and Ag from heap leaching.

There are no samples in the database from 2000 through 2004. Starting in 2005, all samples were sent out to commercial labs for analysis that are independent of Hycroft. During 2012, there were 10 drillholes that were an exception to this rule and were assayed by the Hycroft lab. Those holes have reportedly been compared with assays from commercial labs and are still maintained in the database.

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The external labs that have been used by Hycroft prior to 2021 are all in the Reno/Sparks, Nevada area and are listed below with their accreditations:

●	ALS Minerals	ISO9001:2000 and ISO17025

●	American Assay Laboratories	ISO/IEC17025, PTP-MAL Canada

●	Inspectorate	ISO9001:2008

●	McClelland	ISO/IEC17025

During 2021 and 2022, Hycroft utilized the following laboratories in the Reno/Sparks area:

●	Bureau Veritas Mineral Laboratories USA	ISO-9001 ISO-14001 ISO-45001 OHSAS-18001

●	Paragon Geochemical	ISO/IEC 17025:2017

During 2023, Hycroft utilized the following laboratories in the Reno/Sparks area:

●	Paragon Geochemical	ISO/IEC 17025:2017

●	ALS Minerals	ISO/IEC 17025:2017 and ISO 9001:2015

During 2024, Hycroft utilized the following laboratories in the Reno/Sparks area:

●	ALS Minerals	ISO/IEC 17025:2017 and ISO 9001:2015

●	American Assay Laboratories	ISO/IEC 17025:2017

All intervals were assayed using conventional FA with Atomic Absorption (AA) or gravimetric finish for Au. Fire silver assays were not regularly completed by previous project operators. After 2013, aqua regia (AR) digestion was used for total silver assays and replaced the previous gravimetric treatment of silver. The lower detection limit on the AR method was the reason for the change.

The FA method for gold with an AA finish was the primary assay method at all the labs. Cyanide soluble methods were alternatively hot or cold depending on the lab.

As noted previously, cyanide silver was much more consistently assayed than fire silver. Starting in 2014, total silver was consistently assayed along with fire gold.

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Cyanide soluble assays for gold and silver were highly prevalent in the pre-2000 drilling. As drilling began to target the deeper sulfide mineralization after 2005, the cyanide soluble assays were selectively run on the upper, oxidized portion of the deposit and not applied to the deeper sulfide mineralization.

During 2007 and 2008, Hycroft also applied the 35-element inductively coupled plasma (ICP) analysis to 90% of the assay intervals. That data results in 53,624 sample intervals that can be used to track trace elements.

During 2011, 127 drillholes were selected for ICP and Laboratory Equipment Corporation (LECO) analysis at American Assay. These holes were generally 500 x 200-foot centers across the estimated sulfide pit target at the time. Most were assayed on 25-foot intervals from top to bottom for total sulfur, sulfide sulfur and carbon. During 2014, additional sample intervals were selected from the 2012 to 2014 drilling for LECO and ICP.

During 2022, analysis for LECO was conducted on site by Hycroft on some drillholes.

During 2023, some drillholes were selected for ICP (4-acid digestion) and LECO analysis at ALS Minerals. ICP was analyzed on a sample-by-sample basis while LECO was analyzed on 25-foot composites. Some drillholes were analyzed for LECO on site by Hycroft.

During 2024, all drillholes were sent out for ICP (4-acid digestion) and LECO analysis at ALS Minerals. In addition, a portion of the 2022 and 2023 drillholes were also sent out for ICP and LECO analysis to ALS. ICP was analyzed on a sample-by-sample basis while LECO was analyzed on 25-foot composites.

The sulfide sulfur results from this work have been used to assign sulfide sulfur values to the block model for process metallurgical input. It should be noted that the sulfide sulfur procedures also report elemental sulfur along with the sulfide component.

Assay submittals have included blanks and standards since 2007. Check assays and duplicate assays were submitted in 2012 and 2014. The results of the analysis of those samples will be reported in Section 9.

Assay procedures requested of ALS laboratories Reno and ALS Laboratories in Vancouver include:

●	ALS Au-AA23 testing:

◌	FA gold with an atomic absorption spectroscopy (AAS) finish

◌	FA Fusion with AAS finish for Au

◌	30 g nominal sample weight

◌	0.005/10 g/t lower/upper limit

◌	>10 g/t over limit testing by gravimetric by Au-GRA21

◌	ALS Au-AA13 testing: cyanide leach capacity

◌	Cyanide leach; AAS finish for Au

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◌	30 g nominal sample weight

◌	0.03/50 g/t lower/upper limit

◌	ALS ME-ICP41 testing

◌	AR digestion with an atomic emission spectrometry (AES) or AAS

◌	AR digestion with AES or AAS finish

◌	0.5 g nominal sample weight

◌	0.2/100 g/t lower/upper limit.

●	100 g/t over limit testing by AR digestion and AES or AAS finish by Ag-OG46

●	1,500 g/t over limit gravimetric testing by Ag-GRA21

●	10,000 g/t overlimit gravimetric testing by Ag-CON01

●	ALS Ag-AA13 testing: cyanide leach capacity:

◌	Cyanide leach with AAS finish

◌	30 g nominal sample weight 0.03/350 g/t lower/upper limit

◌	ALS ME-MS61m testing: multi-element trace elements:

◌	Four acid digestion with ICP atomic emission mass spectrometry (MS)

◌	0.75 g nominal sample weight

◌	49-element suite with automatic ore-grade testing on over-limits

◌	Over-limits were set-up specific to each element

◌	ALS S-GRA06a testing: sulfur speciation for autoclave blending:

◌	Total sulfur by LECO furnace analysis

◌	HCI (15%) leach of sulfates with LECO furnace analysis for sulfide sulfur (SS). Sulfide values are reported as calculated values

◌	1 g nominal sample weight

◌	0.01/50% lower/upper limit by weight

◌	Assay procedures requested of American Assay Laboratories (AAL) Reno:

◌	AAL IO-FAAu30 testing: fire assay (FA) with an optical emission spectrometry (OES) finish:

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◌	FA with an OES finish for Au

◌	30 g nominal sample weight

◌	0.003/10 g/t lower/upper limit

◌	>10 g/t over limit gravimetric testing by G-FA Au

◌	AAL IO-2AAg testing: AR with an optical emission spectrometry (OES) finish:

◌	AR digestion with an OES finish

◌	30 g nominal sample weight

◌	0.3/100 g/t lower/upper limit

◌	>100 g/t over limit AR digestion testing by IO-2AOR-AG1000

◌	>1,000 g/t over limit gravimetric testing by G-FAAg

8.3.1	Sample Security

Samples were delivered to the analytical laboratories in numbered bags along with transmittal sheets that list the sample numbers, the total sample count, and codes for sample type (RC or Core). The lab confirmed the receipt of shipment against the transmittal sheets to account for all samples issued.

It is reported that no officers, directors, or associates of Hycroft or their predecessors were operationally involved in the sample collection, preparation, or assay transmittal.

Sample security relies on the samples being in custody of Hycroft personnel or stored in a secure area prior to shipment to ALS. Chain-of-custody procedures consist of unique and independent sample numbers used for each sample with dispatch-submittal sheets and database entries used to track the progress of samples and to ensure that all samples are received by the laboratory.

Unique and independent sample numbers and sample tags are used in all cases. Sample Dispatch and Submittal sheets are used to check and track samples through the system. Sample information is entered into the computer database to track the samples and record results.

8.4	Sample Storage

Split core and chip trays are stored on site in an enclosed warehouse, Conex containers, or wrapped outside, located near the core shed. Generally, since 2021, the remaining half of split core is retained. However, core from 2021 was mostly consumed for metallurgical purposes, and core prior to 2021 no longer exists.

Sample rejections are retained but stored outside where they degrade after three to four years.

All core boxes, chip trays, and pulps are coded to facilitate easy retrieval when required.

8.5	Analytical Results

Following analysis, results are posted to a digital laboratory database for which Hycroft has secure permission privileges. Managers download data where the sample results are cross-referenced to sample numbers. Each drillhole carries a unique self-identifying sample number, simplifying cross-referencing. The completed digital file for each drillhole is emailed to Hycroft by the lab, and a follow-up, hard copy certificate is mailed to Company offices.

Data is checked by geologists visually and loaded into the secure acQuire database. The acQuire database is further checked using electronic methods and then calculated into ounce per ton values and loaded to the modeling database for display and further visual QA/QC checking.

Database security and integrity are accomplished by restricting access and user level permissions that are set by the Database Administrator. Once data entry and validation are completed for a drill hole, access is locked. There are procedures for version control on any updates that may happen over time, so that the database will retain all original information and prioritize use of any updates.

8.6	QP Comment

The sample preparation, analysis and security practices are typical for the US mining industry and are acceptable for application to mineral resource determination.

The QP considers that current sampling, sample preparation, analytical methods and security are acceptable, are in line with industry-standard practices, and are adequate for mineral resource estimation.

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9	Data Verification

9.1	Verification Procedure

This section will address the QA/QC and data verification procedures that were used to confirm that the Hycroft database was acceptable for estimation of mineral resources. Multiple tasks have been completed to verify the data since the completion of previous TRS’s in Feb 2022 and Feb 2023.

The data verification steps were as follows:

1.	Detailed comparison of certificates of assay versus the assay database which resulted in substantial update and correction to the database.

2.	Analysis of the QA/QC data used by Hycroft and previous owners from 2005 to 2024. This work was done in three stages representing different time periods.

3.	Analysis of diamond drilling hole (DDH) versus RC Drilling with the 2005-2024 drilling to confirm that the two methods can be comingled and utilized for the estimation of mineral resources.

4.	Comparison of pre-2005 drilling versus 2005-2024 drilling to verify the application of the older data. The pre-2005 data has no QA/QC information that can be used to verify its reliability.

The IMC approach to data verification was to establish the reliability of the post-2005 drilling based on the available QA/QC data and the comparison between DDH and RC. Once the 2005-2024 data was established as reliable, it was used to check the historic pre-2000 drilling by a nearest neighbor sample comparison.

9.2	Certificate of Assay Checks

The team at the Mine site completed an extensive check and verification of the data base with interval-by-interval checks against the available certificates of assay. After completion of that work, IMC completed a spot check of 95 of the drill hole certificates of assay to confirm the edits and corrections completed by Hycroft.

9.3	QA/QC 2005 – 2024

The 2005 to 2024 drilling data had the following QA/QC information collected:

●	Standards

●	Blanks

●	Duplicate Assays

●	Check Assays from 2011 through 2013 and again in 2024.

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That information will be analyzed in three parts to understand the relative reliability of the post-2005 drilling: (1) the data collected from 2005 to 2014, (2) the data collected from 2021 through 2022, and finally (3) the 2023 to 2024 data.

9.3.1	Standards 2005-2013

Blind standards are inserted into the assay sample submissions for analysis at the assay lab. The lab obviously knows the sample is a standard, but they do not know which standard.

The early standards database provided to IMC did not include dates of insertion. It is presumed that the insertion of standards started in 2005 with the modern drilling program. However, the earliest example of standard acquisition that IMC could find was mid-2007. There are indications of sample insertion though the 2013-time frame.

In most exploration environments, standards results are reviewed as they arrive from the lab to confirm that the measured result is within the error tolerance reported for the standard. IMC takes a different approach and compares the accepted value of the standard against the multiple assays of the standard on an XY plot to identify any potential bias in the assay process.

Figure 9-1 illustrates the results of the standards submissions for gold for 2005-2013.

The comparison of the accepted value of the standard and the tested standards results does not indicate consistent bias. The points that are scattered off-line reflect swapped samples meaning that the wrong standard was recorded or submitted to the lab compared to the tabular results. There are 22 apparent sample swaps out of 7,154 tested standards or about 0.3% of the original samples.

Figure 9-2 summarizes the results of the total silver standards submissions. There is substantially more variation in the silver standards results as one would expect in this grade range. In addition, most of the original assays are gravimetric finish which have a detection limit of 5 ppm or 0.15 oz/ton. There are only five standards below 0.15 oz/ton out of 6,498 Ag standards analyzed. With some standards values as low as 0.20 oz/ton it would not be out of line to see an indication of subtle bias if the lowest value that can be reported is 0.15 oz/ton.

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Figure 9-1: Results of Submitted Gold Standards 2005 - 2013

Source: IMC, 2021

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Figure 9-2: Results of Submitted Silver Standards 2005-2013

Source: IMC, 2021

9.3.2	Blanks 2008 - 2014

Blank samples are inserted periodically to confirm that metal is not carried over from one sample to the subsequent sample in the sample stream. Figure 9-3 summarizes the results of the blank submissions for gold from 2008 to 2014. The figure indicates that most samples reported back as trace or small values.

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However occasional samples have been reported near or above heap leach feed grade. Of the 2,260 standards in Figure 9-3, 5.9% reported higher than 0.005 oz/ton and 5.6% reported higher than 0.010 oz/ton. Although these represent small percentages, there is room for improvement.

One expects that some of the samples were not blanks but were mistakenly inserted standards. The statistical average above 0.005 oz/ton is about 0.019 oz/ton, which is quite close to the standard value of the Cove 2 standard.

Figure 9-3: Results of Blank Submissions

Source: IMC, 2021

9.3.3	Check Assays 2011-2012

Assay pulps were submitted to a second lab as check assays during 2011–2012. The primary lab was ALS, and the check lab was AAL. The results are summarized in Figure 9-4 and Figure 9-5 as XY plots.

The variability in the results is more than one would expect from pulp submissions, but there does not appear to be an observable bias in the laboratory comparisons. The line on the graphs illustrates a 1:1 relationship as a comparison.

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Figure 9-4: Check Assay Results, Fire Assay Gold 2011 - 2012

Source: IMC, 2021

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Figure 9-5: Check Assay Results, Fire Assay Silver 2011 – 2011

Source: IMC, 2021

9.3.4	Standards 2021 – 2022

All recent drilling completed by Hycroft utilizes standards, blanks, and duplicate assays for QA/QC confirmation of the database. Hycroft analyzes the data as it is received to confirm that the results are within appropriate acceptance ranges.

Diamond drilling was the primary method used during 2021, and RC drilling was the primary method during 2022. An analysis of RC to DDH during 2021 and 2022 indicates that both can be used for mineral resource estimation. In addition, two assay laboratories were used in 2021 and 2022. Bureau Veritas, Mineral Laboratories, USA (Sparks, Nevada) and Paragon Geochemical Laboratories, (Sparks, Nevada) were both used to assay Hycroft samples during this period.

Paragon and Bureau Veritas’ results have been analyzed separately and both provide similar results. The figures presented for the 2021 through 2022 QA/QC show both laboratories combined as a summary of the overall results. Most of the silver QA/QC was applied to cyanide silver assays. Since those are not used in this estimate, the gold QA/QC information is shown.

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The standards that do not check well amount to about 2.4% of the submitted standards. Those out-of-range results tend to line up with other standards or blank values. This implies swaps in standards submissions or in data recording rather than outright errors in the assay.

Figure 9-6 illustrates the standards results for the 495 submitted gold standards during 2021 and 2022.

Figure 9-6: Standards Results, 2021 – 2022

Source: IMC, 2023

9.3.5	Blank Analysis Results 2021-2022

Blanks are inserted and analyzed to confirm that there is no sample-to-sample contamination. Figure 9-7 illustrates the results of blank submissions during 2021 – 2022. The results indicate only one value reported with a potentially economic gold grade out of 495 blank submissions.

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Figure 9-7: Blank Results, 2021 – 2022

Source: IMC, 2022

9.3.6	Duplicate Assays, 2021-2022

Duplicate pulps were assayed to confirm the repeatability of results from the assay lab. During 2021-2022, 314 duplicates were re-assayed. Figure 9-8 summarizes the results of the duplicate checks. There are two results that are higher than expected. Those reflect an error rate of about 0.64%.

Figure 9-8: Duplicate Assay Results, 2021 – 2022

Source: IMC, 2023

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9.3.7	Standards 2023 – 2024

During 2023 and 2024, 70 drill holes were completed. Of that total, 44 were diamond drilling, the rest were RC drilling. The next few sections address the QA/QC completed by Hycroft during the period of 2023 through 2024.

During this period, 1,501 gold standards were inserted out of 18,893 gold assays, amounting to almost 8% of the assay count. However, only 36 silver standards were inserted during this period and all of those were during 2024. The explanation is that silver standards were inserted if there was observable high-grade silver mineralization. This procedure is inappropriate and should be corrected going forward so that the silver standards insertion rate is 5% of the total assay number.

The average grade of all silver assays during 2024 was 1.46 oz/ton. In the future, as silver values and volumes increase at Hycroft, silver bearing material will receive the same QA/QC diligence as gold.

Figure 9-9 illustrates the comparison of assayed gold values versus the standard value inserted into the assay stream.

Figure 9-9: Gold Standards 2023 – 2024

Source: IMC, 2025

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The results of this overview are consistent with previous work where the incorrect standard was inserted, or the wrong standard was recorded. The number of these occurrences is extremely small, and the gold standard results are acceptable for 2023-2024.

The 36 silver standards did not illustrate any bias, but the graph is not shown due to the insignificant number of silver standards.

9.3.8	Blanks 2023-2024

Figure 9-10 summarizes the results of 1,013 blank insertions during 2023 and 2024 (6%). The results are positive with only one value at 0.045 g/t.

Figure 9-10: Blank Insertions 2004

Source: IMC, 2025

9.3.9	Duplicate Assays 2023-2024

Three different types of duplicates samples were applied in 2023. The naming convention and the source of the duplicates is summarized below:

●	FDUP: Field duplicate, these were ¼ core for DDH holes and a second split from the rotary splitter for RC samples. IMC check procedure is to combine field duplicates with the core and RC field duplicates.

●	PDUP: Pulp duplicate, a second aliquot from the pulp is inserted into the sample stream to check the repeatability of the assay process.

●	CDUP: Coarse duplicate, a second split from the coarse rejects is taken during the sample preparation process. The coarse duplicate is meant to check on the repeatability of the pulp preparation and assaying combined.

The above duplicates were assayed for both gold and silver and compared to the original values of gold and silver to confirm the overall process repeatability (precision). The results of all three duplicate types for both gold and silver produced similar statistical mean and standard deviation results for all tests. All tests comfortably passed the Student’s T test illustrating that they represent the same population with a high degree of confidence.

Figure 9-11 and Figure 9-12 illustrate the results for the gold and silver duplicate checks during 2023-2024 respectively.

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Figure 9-11: Gold Duplicates, 2023-2024

Source: IMC, 2025

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Figure 9-12: Silver Duplicates, 2023-2024

Source: IMC, 2025

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9.3.10	Check Assays 2023-2024

During 2023 – 2024, 668 sample pulps were sent to an outside laboratory for independent checks on the primary assay lab. The primary lab changed from Paragon to ALS Chemex between 2023 and 2024. However, the check assays were all completed at AAL. The check assay rate is about 3.5% out of the total number of over 18,800 assays during 2023 through 2024.

Basic statistical analysis of the original versus check assays indicate that the check data report the same population as the primary lab with better than 95% confidence. Figure 9-13 and Figure 9-14 illustrate X-Y plots of the original assays versus check assays for 2023-2024.

Figure 9-13: Gold Check Assays 2023 – 2024

Au Check Assay Performance, 2023-2024
AAL Check Assay, gm/t
0.00
0.20
0.40
0.60
0.80
1.00
1.20
1.40
1.60
1.80
2.00
2.20
0.00
0.20
0.40
0.60
0.80
1.00
1.20
1.40
1.60
1.80
2.00
2.20
ALS Chemex, Original Assay, gm/t
Assay Value
Line1-1
Linear (Line1-1)

Source: IMC, 2025

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Figure 9-14: Silver Check Assays, 2023-2024

Ag Check Assay Performance, 2023-2024
AAL Check Assay, gm/t
6,000
5,500
5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
0
500
1,000
1,500
2,000
2,500
3,000
3,500
4,000
4,500
5,000
5,500
6,000
ALS Chemex, Original Assay, gm/t
Assay Value
Line1-1
Linear (Line1-1)

Source: IMC, 2025

9.3.11	DDH vs. RC for Post 2000 Samples

The drillhole database at Hycroft is predominately based on RC drilling with some DDH. Prior to 2000, the database does not provide a record regarding the type of drilling applied, although it was reported to be largely RC.

Since 2000, the database records whether the drilling was RC, DDH, or sonic. All the DDH drilling was completed after 2006. The sonic drilling was applied in stockpiles which are a minor component of the MRE.

The RC data was compared to DDH drilling using the nearest neighbor method that was described in the previous sub-section. Table 9-1 summarizes the results of that comparison.

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Table 9-1: Nearest Neighbor Sample Comparison of RC vs Diamond Core Gold and Silver Assays

Maximum Separation Distance (ft)	Number of Sample Pairs	RC Mean (oz/ton)	DDH Mean (oz/ton)	Ratio of the Means	T-Statistic[1]
Gold
10	1114	0.006	0.005	0.903	0.976
20	3207	0.006	0.006	0.965	0.681
Silver
10	1042	0.197	0.281	1.428	0.971
20	3005	0.296	0.224	0.757	1.512

Note:

1.	T-Statistics is the Smith-Satterthwaite T for large populations

The results indicate that the RC and DDH drilling information provide similar results for the post-2006 drilling and that they can be combined for estimation of mineral resources.

9.3.12	Old vs. New Drilling

Early technical reports regarding Hycroft mineral resources had reported that all gold assays prior to 2000 were factored upward. Those in acid leach alteration were factored upward by 1.32 and all others upward by 1.19 (Hycroft Project Mill Expansion Feasibility Study Technical Report, October 31, 2016, and Technical Report, Allied Nevada Gold Corp, Hycroft Mine, October 2011).

Detailed checks on the certificates of assay indicate that the gold assay information used by Hycroft and provided to IMC for use in this MRE has not been factored in any way and the database matches the original certificate of assay.

A comparison of pre-2000 drilling and gold assay results versus the 2005-2024 gold assay results indicates that the old data averages higher grade than the new data when compared on a nearest neighbor basis. To identify the source of this bias, the pre-2000 data was analyzed on a year-by-year basis against the 2005-2024 drilling assay data. The 2005-2024 data set has been illustrated to be reliable based on the QA/QC analysis reported on previous pages and on the DDH-RC comparisons reported in the previous sub-section.

A nearest neighbor analysis was completed comparing 1999 drilling versus 2005-2024. That was followed by analysis of 1998 versus 2006-2024. This process was completed annually for all years prior to 2000. The results for years 1988 through 1999 were stable and compare acceptably with the 2005-2024 data. However, once 1987 and earlier years were compared against the 2005-2024 data, an obvious high bias was identified in the 1982 to 1987 data.

To summarize the results, the 1982-1987 data is compared to the 2005-2024 data on a nearest sample basis. These results were completed for sample distances as close as 5 ft for assay data.

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Table 9-2: Nearest Neighbor Sample Comparison of 1982-1987 Gold Assays Versus 2005 – 2024 Gold Assays

Maximum Separation Distance (ft)	Number of Sample Pairs	1982-1987 Mean (oz/ton)	2006-2024 Mean (oz/ton)	Ratio of the Means	T-Statistic[1]
5	164	0.020	0.012	1.67	3.98
10	300	0.025	0.017	1.47	4.24
20	803	0.020	0.011	1.82	8.41
30	1,635	0.018	0.010	1.80	10.43
40	2,746	0.017	0.010	1.70	12.47

Note:

1.	T-Statistics is the Smith-Satterthwaite T for large populations

The above data excludes the stockpile drilling and includes all hard rock data that is located within the block model area.

The results of Table 9-2 indicate that the 1982-1987 gold assays are between 1.47 and 1.80 times higher than the 2005-2024 gold assays. The T-Statistic reported on the right side of the table is comfortably above the value of 2.0 for the sample separation distances. If the T-Statistic is greater than 2.0 one should reject that the two data sets are similar.

The above analysis indicates that the 1982-1987 data is biased high and unreliable relative to the more modern 2005-2024 drilling and assaying. The 1982-1987 drilling is reported to be RC drilling completed by an early predecessor of the current Hycroft management. Hycroft and IMC have not found any record regarding the RC sampling methods that were applied during that time that would shed light on the cause or source of this bias.

Half of the 1982 to 1987 database has been mined out. Discussion with retired Hycroft staff has indicated that production reconciliation was difficult during that period. However, the 1982-1987 data set does indicate the presence of mineralization. To capture that mineralization in the potential resource, IMC and Hycroft have completed the following steps:

1.	The 1982-1987 gold data (composites) were multiplied by 0.56 to remove the observed high bias. There are no fire silver assays recorded during that period.

2.	Block gold grades were estimated without the 1982-1987 data and were frozen so that they could not be changed.

3.	Block grade estimation for gold was repeated including the bias corrected 1982-1987 data.

4.	If a block received a gold grade in this process that was not previously assigned, it was added to the model and coded as “Inferred” class mineralization.

5.	The resource floating cone was regenerated with the additional 1982-1987 inferred resource blocks.

In summary, a bias corrected version of the 1982-1987 data was incorporated so that any component of the resource based on that data is coded as “Inferred.”

9.3.13	Downhole Surveys

The Mine operates on a local mine survey grid that is rotated 15.85 degrees from the Nevada state plane coordinate system. Down-hole survey data from the drill rigs reports directly in true north coordinates, requiring all holes to be rotated into the Hycroft grid.

Hycroft personnel have spent substantial amount of time checking the downhole survey bearings against the original downhole survey logs. The data is stored in both state planes, and the Hycroft grid in the Hycroft system. Hycroft and IMC have confirmed that the down-hole surveys used for the MRE are in the mine grid, consistent with the resource model and historic and potentially future mine planning.

9.4	QP Comment

The work outlined in this section is a summary of over a year’s worth of data verification and checking by Hycroft and IMC personnel. As a result, the Hycroft and IMC teams have gained significant confidence in this data set. IMC holds the opinion that the database as utilized in this statement of mineral resources inclusive of the edits and corrections outlined is appropriate for the estimation of mineral resources. The 1982-1987 data set has been incorporated so that it only contributes to inferred category mineral resource after correction for the high bias of that data.

In the future, IMC recommends that complete QA/QC procedures be applied to silver and sulfide sulfur assaying and sampling. Regular sampling for QA/QC should be applied to those values in the same way as they have been recently applied to gold.

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10	Mineral Processing and Metallurgical Testing

10.1	Introduction

Hycroft has been operating the Mine as an open pit mine with a ROM heap leach facility (HLF) treating oxide ores to produce gold and silver since 2008. Prior to that, Vista Gold operated the Mine in a similar manner. As a result, the cumulative performance statistics and metallurgical test data gathered for the direct cyanidation of high-grade ROM oxide ore via heap leach are extensive and are not the focus of this report.

No metallurgical testwork has been completed on transition material for heap leach processing. As a result, heap leach recovery, leach kinetics, reagent consumption, and permeability characteristics remain uncertain. To reduce this technical uncertainty and improve confidence in the process design and economic evaluation, a dedicated transition material heap leach metallurgical testwork program is recommended during the next study phase.

The following subsections focus on metallurgical testwork conducted by Hycroft on extraction of Au and Ag from refractory sulfide mineralization.

The metallurgical test programs conducted on the Hycroft sulfide mineral deposits over the years have consisted of comminution, flotation, concentrate oxidation, and cyanide leaching tests on mineralized materials, flotation tailings, and oxidized sulfide concentrate samples. The samples were mostly derived from drill cores. Most of the flotation testwork were conducted at G&T Metallurgical Services (G&T) and SGS Canada Mineral Lakefield (SGS), both located in Canada, as well as by Hazen Research Inc. (Hazen) in Colorado. Oxidation testing was primarily conducted by Hazen, SGS and Kappes, Cassiday & Associates (KCA). G&T (ISO – 9001:2008) and SGS (ISO – 17025:2017) both have ISO accreditation. All laboratories are independent of Hycroft.

In general, core samples for metallurgical testing were selected to be representative of the mineralized materials, drawing from five mineralization domains, as they were classified at the time. The primary sources included the Brimstone and Vortex domains.

The metallurgical testwork programs were carried out by independent, third-party, ISO accredited laboratories using established and widely accepted industry standard analytical and metallurgical procedures. These include conventional methods for comminution, flotation, oxidation, and cyanide leaching applicable to the mineralization types under evaluation.

In the opinion of the Qualified Person, the analytical procedures and resulting data are appropriate for the level of study and are sufficient to support the conclusions and technical disclosures presented in this report. No non-conventional or experimental procedures requiring additional justification have been identified.

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10.2	Metallurgical Testwork

10.2.1	Summary of Metallurgical Testwork Programs

Table 10-1 summarizes the metallurgical testwork programs completed to date for the Hycroft sulfide mineralization, including the testing laboratory/location and the primary testwork performed. These third party, industry recognized laboratories are independent of Hycroft. All data and information have been generated in accordance with their respective quality assurance and quality control (QA/QC) policies and procedures and were reviewed and approved by qualified laboratory personnel prior to being used in this Technical Report.

Table 10-1: Metallurgical Testwork Summary

Year	Laboratory/Location	Testwork performed
2009-2014	SGS Minerals Services (Lakefield, Canada)	Flotation testwork
2011	Kappes, Cassiday & Associates (Reno, USA)	Flotation, batch and locked-cycle testing
2011	G&T Metallurgical Services Ltd. (Kamloops, Canada)	Flotation testing
2011-2016	Hazen Research, Inc. (USA)	Flotation variability testing; concentrate oxidation tests
2013	SGS Minerals Services (Lakefield Canada and South Africa)	BIOX testing
2014	Hazen Research, Inc (USA)	Pilot plant flotation testing
2021-2025	FLSmidth Minerals Testing (Salt Lake City, USA)	Flotation variability testing
2024-2025	Hazen Research, Inc (USA)	Concentrate oxidation testing

10.2.2	Mineralized Materials and Sampling

Hycroft mineralized materials are classified as oxide, transition, or sulfide based on the cyanide solubility of its gold, which is used as an indicator of refractoriness. Materials with cyanide soluble gold of 70% or greater are classified as oxide, while material with cyanide soluble gold of less than 30% is classified as sulfide. Material with a cyanide soluble ratio between 30% and 70% is classified as transition. The classification has been shown to have no strong correlation with sulfide sulfur content.

10.2.3	Hycroft Mineralization Domains

The Hycroft mineral deposit consists of five process domains, namely Bay, Boneyard, Brimstone, Central, and Vortex.

Table 10-2 is a summary of the data for average total sulfur, sulfide sulfur, and the ratio of sulfide sulfur to total sulfur from 95 oxide, 158 transition, and 417 sulfide samples collected from the Brimstone, Central, and Vortex domains. It shows that the classification of mineralized material as oxide, transition, or sulfide is essentially a measure of refractoriness and shows little correlation with sulfide-sulfur content of the minerals. The sulfide-sulfur to total sulfur ratio averages slightly over 80% across the entire dataset, indicating that degree of sulfur oxidation is similar among oxide, transition, and sulfide classifications.

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Table 10-2: Average Sulfur Contents of Oxide, Transition and Sulfide Mineralized Materials

Total S (ST), %	Oxide (%)	Transition (%)	Sulfide (%)
Brimstone	2.55	2.41	2.25
Central	2.94	2.82	2.48
Vortex	2.47	2.66	2.33
Unclassified	4.28	2.92	2.61
All	3.00	2.74	2.43
Sulfide S (S=), %	Oxide (%)	Transition (%)	Sulfide (%)
Brimstone	2.19	2.06	1.87
Central	2.36	2.26	1.80
Vortex	2.09	2.23	1.91
Unclassified	3.29	2.23	2.09
All	2.45	2.23	1.93
S=:ST Ratio	Oxide (%)	Transition (%)	Sulfide (%)
Brimstone	0.839	0.839	0.820
Central	0.810	0.806	0.797
Vortex	0.880	0.827	0.833
Unclassified	0.840	0.823	0.843
All	0.849	0.819	0.824

10.3	Legacy Testwork

Table 10-3 below lists the number of samples selected to span three historically defined main domains and their distribution within the Hycroft mineral deposit.

Information on the individual core samples selected for testing can be found in the metallurgical test reports referenced in this study.

Table 10- 3: Summary of Test Samples

Tests	Number of Samples per Domain
	Central	Brimstone	Vortex	Composite
Crushing (CWi)	1	1	5	7
Axb (Drop Wt & SMC)	13	6	9	32
Bond BWi	24	6	16	58
Bond RWi	2	1	0	5
Bond Abrasion	3	1	5	12
Flotation	11	13	24	48

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10.3.1	Comminution Tests

The Hycroft mineralized material has been extensively characterized for its comminution properties in previous studies. Comminution tests were conducted at the laboratories of SGS, G&T, Hazen, and Phillips, and included crushing and grinding work indices, JKSimMet parameters, and abrasion indices.

A summary of the 80th-percentile comminution test results is presented in Table 10-4 below. For the Axb parameter, material competence increases as Axb decreases, therefore, the 80th-percentile in material competence corresponds to the 20th-percentile of Axb value. The results indicate that the Hycroft mineralized material is very competent.

Table 10-4: Grindability Test Summary

Parameter	Unit	Value
CWi	kWh/ton	18.6
RWi	kWh/ton	21.2
BWi	kWh/ton	20.1
Axb	Unitless	34.2
SPI	min	102.4
Ai	g	0.623

10.3.2	Flotation

Refractory gold in Hycroft’s sulfide mineralized materials is believed to be associated with iron sulfides, primarily pyrite and marcasite. The objectives of the flotation testwork were to evaluate the floatability of the sulfide minerals and the recovery of gold and silver into a sulfide concentrate. Recovering gold and silver into a sulfide concentrate reduces the volume of material requiring downstream processing.

Initial flotation testwork was performed by SGS in March 2009 and continued at several laboratories through April 2014. Over this period, the testing program progressed from bench-scale flotation tests to pilot plant flotation testing conducted at G&T and Hazen.

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10.3.2.1	SGS Minerals Services (Lakefield) – March 2009

Six drums containing samples representative of the Hycroft Project were shipped to SGS Minerals Services (Lakefield) on September 5, 2008.

The initial flotation test development program consisted of three bench-scale rougher kinetics tests to evaluate the effect of primary grind size on flotation response. A standard bulk sulfide collectors suite, comprising potassium amyl xanthate (PAX) and dithiophosphate (Cytec AF 208), was used in conjunction with Dowfroth 250 as the frother. An additional five bench-scale tests were conducted to investigate alternative reagent schemes and grind sizes.

Flotation testwork was conducted on the Master Composite sample. The flotation investigation consisted of the following:

●	Two-stage cleaner flotation applying the flowsheet developed during phase 1 testing (program 12012-001).

●	Cyanide leaching of the second cleaner flotation concentrate.

●	Cyanide leaching of the recombined rougher and first cleaner scavenger tailings.

SGS stated “In terms of sulfide flotation, it appears that beyond about 10% mass pull, recoveries were on the same grade vs. recovery curve regardless of grind fineness.”

10.3.2.2	SGS Minerals Services (Lakefield) – Nov 2010

Batch tests were completed on 33 sulfide zone composites representing the Vortex (18), Cut 5 (four), Bay Area (10), and Bone Yard (one) deposits of the Mine sulfide resource. Multiple rock types were represented in the composites. The testwork evaluated metallurgical variability in response to the flotation (and cyanidation) flowsheet previously developed for the Master Composite under program 12012-001.

Metallurgical variability testing consisted of rougher flotation followed by concentrate regrinding and two-stage cleaning. In the initial set of tests, the second cleaner concentrate was cyanide leached. Based on review of those results, cyanide leaching was subsequently refocused on the combined rougher and first cleaner scavenger tailings.

From these tests, gold recovery in rougher flotation ranged from ~62% at a mass pull of ~15% (Test F-2, P80 of ~103 μm) to ~69% at a mass pull of ~17% (Test F-1, P80 of ~128 μm). At comparable mass pulls, silver recovery ranged from 74% (Test F-2) to 85% (Test F-1). The addition of a dithiophosphate collector (Cytec A208) in Test F-5 further improved Au recoveries to 80.1% at a mass pull of 14.6%.

10.3.2.3	KCA Batch Tests – Jan 2011

In December 2010, KCA received material from the Hycroft project at its laboratory facility in Reno, Nevada. Portions of the received material were composited, as directed, to generate six composite samples for metallurgical testing. Initial testwork was conducted by KCA and reported in the study titled “PAX, pH, and Grind Flotation Kinetics Study” (January 2011). Additional flotation testing was subsequently completed, including cyanide leach testing of flotation products.

10.3.2.4	KCA Locked-Cycle Tests – May 2011

Portions of the six composites were combined to generate two master composites, a Sulfide Master Composite and a Mixed Master Composite. Additional flotation testing was conducted using material from these composites, including cyanide leach testing of the flotation tailings.

10.3.2.5	G&T Metallurgical Services Ltd. – Feb 2011

Five separate shipments of samples were received at G&T between August 31 and December 3, 2010. The samples consisted of half HQ drill core, with a total estimated mass of approximately 2.9 tons. These samples were used to construct 39 composite samples for flotation and cyanidation testing.

For the first set of 24 composites, a single stage batch cleaner flotation test was performed. For the second set of samples (M1 to M17), a simplified flotation flowsheet was applied, using a reduced reagent scheme consisting of PAX and MIBC only. Under this simplified flowsheet, the flotation froth was more stable and more representative of a typical sulfide flotation froth compared to the original flowsheet. Overall, the samples responded well to flotation. Across all 39 composite samples, average flotation recoveries to the rougher concentrate were about 78% for Au and 67% for Ag.

Using this revised flowsheet applied to samples M1 to M17, average rougher recoveries were 78% for Au and 83% for Ag. These recoveries generally correlated with sulfide sulfur recovery to the rougher concentrate. Table 10-5 and Table 10-6 show the results of this testwork.

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Table 10-5: G&T Composites 1 through 24 Flotation Test Results

Sample ID	ST (%)	S= (%)	Au (oz/ton)	Ag (oz/ton)	Rougher Conc Mass Pull, (%)	Au Recovery to conc, (%)	Ag Recovery to conc, (%)	Type
G&T Composite 1	0.70	0.62	0.009	3.968	13.3	80.1	77.3	Sulfide
G&T Composite 2	2.48	2.49	0.145	11.136	13.2	79.6	63.2	Transition
G&T Composite 3	2.29	2.28	0.076	11.872	12.2	82.7	61.9	Transition
G&T Composite 4	1.25	1.22	0.008	18.016	9.1	60.4	27.7	Sulfide
G&T Composite 5	1.50	1.40	0.045	0.496	12.9	83.1	83.6	Sulfide
G&T Composite 6	1.64	1.51	0.027	23.136	15.0	88.3	72.6	Sulfide
G&T Composite 7	1.36	1.29	0.010	9.504	15.7	94.5	37.8	Sulfide
G&T Composite 8	1.33	1.26	0.027	4.000	13.1	89.4	50.5	Sulfide
G&T Composite 9	4.30	3.81	0.021	0.602	16.5	86.5	88.5	Sulfide
G&T Composite 10	2.23	2.04	0.014	1.946	11.6	80.5	60.1	Sulfide
G&T Composite 11	2.80	2.72	0.027	8.064	17.8	88.1	53.9	Transition
G&T Composite 12	1.57	1.25	0.113	1.680	8.3	73.6	44.8	Oxide
G&T Composite 13	2.32	2.02	0.065	1.472	11.6	56.1	68.2	Transition
G&T Composite 14	2.08	1.34	0.004	1.818	7.8	89.5	30.2	Sulfide
G&T Composite 15	1.78	1.71	0.043	5.376	10.8	94.0	63.2	Transition
G&T Composite 16	2.64	2.27	0.022	0.627	14.9	77.2	76.9	Sulfide
G&T Composite 17	0.45	0.34	0.093	0.198	5.2	28.1	27.5	Oxide
G&T Composite 18	1.33	1.08	0.014	0.074	11.8	58.7	61.2	Sulfide
G&T Composite 19	2.00	1.76	0.012	0.266	15.7	69.9	50.3	Sulfide
G&T Composite 20	13.70	11.80	0.045	0.992	31.2	93.7	87.1	Sulfide
G&T Composite 21	2.06	1.97	0.019	0.598	13.1	85.6	74.9	Sulfide
G&T Composite 22	1.73	1.70	0.025	0.464	13.1	61.2	60.7	Sulfide
G&T Composite 23	1.72	1.31	0.016	2.099	11.1	87.5	53.7	Sulfide
G&T Composite 24	2.00	1.92	0.024	3.584	15.5	85.4	38.9	Sulfide
Average Sulfides	2.56	2.25	0.020	4.246	14.2	80.7	60.7
Average All	2.39	2.13	0.037	4.666	13.4	78.1	58.9

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Table 10-6: G&T Composites M-1 through M-17 Flotation Test Results

Sample ID	ST (%)	S= (%)	Au (oz/ton)	Ag (oz/ton)	Rougher Conc Mass Pull, (%)	Au Recovery to conc, (%)	Ag Recovery to conc, (%)	Type
G&T Composite M-1	1.98	1.81	0.038	0.378	13.4	86.4	82.4	Sulfide
G&T Composite M-2	2.62	1.75	0.013	1.082	14.2	82.1	85.9	Sulfide
G&T Composite M-3	1.20	1.12	0.014	0.272	12.7	73.6	83.2	Sulfide
G&T Composite M-4	1.62	1.55	0.020	0.150	18.1	79.7	76.8	Sulfide
G&T Composite M-5	1.81	1.70	0.013	0.128	18.8	76.9	72.7	Sulfide
G&T Composite M-6	1.92	1.79	0.016	0.253	20.8	79.1	76.4	Sulfide
G&T Composite M-7	No Data	-	-	-	-	-	-	-
G&T Composite M-8	No Data	-	-	-	-	-	-	-
G&T Composite M-9	2.25	2.06	0.011	0.586	10.9	89.7	92.7	Sulfide
G&T Composite M-10	2.50	2.00	0.012	2.454	11.6	76.7	96.0	Sulfide
G&T Composite M-11	1.55	1.49	0.016	1.475	8.3	80.4	96.4	Sulfide
G&T Composite M-12	1.86	1.30	0.016	3.840	10.4	80.4	97.3	Sulfide
G&T Composite M-13	6.34	2.99	0.046	1.043	13.0	85.7	86.8	Sulfide
G&T Composite M-14	5.53	2.32	0.020	0.288	16.0	88.2	84.1	Transition
G&T Composite M-15	2.32	1.15	0.024	1.584	7.0	44.9	61.3	Oxide
G&T Composite M-16	2.51	2.43	0.017	0.486	14.3	74.6	87.8	Transition
G&T Composite M-17	1.52	1.39	0.017	0.259	16.1	65.1	62.8	Sulfide
Average Sulfides	2.26	1.75	0.019	0.993	14.0	79.7	84.1
Average All	2.50	1.79	0.020	0.943	13.7	77.6	82.8

10.3.2.6	Hazen Research, Inc. – August 2011

For this investigation, 38 drillhole composite samples representing five mineralized material types were evaluated. Initial flotation testing was conducted using sodium hydrosulfide (NaHS) and copper sulfate (CuSO4). In subsequent tests, the NaHS and CuSO4 were eliminated, and lead nitrate (Pb(NO3)2) was introduced as a modifying agent. Following the addition of modifying agents, flotation pH ranged from neutral to 10.5, and redox potential was monitored throughout the testing program.

A series of 91 small-scale flotation tests were performed on 4.4-lbs splits from the 38 composite samples. The objective of this testwork was to evaluate variability in flotation response among the composite samples.

An additional 41 small-scale flotation tests were subsequently performed on Composites 1 through 38, excluding Composites 6, 8, 9, and 10, using rougher flotations conditions based on G&T Metallurgical conditions and conditions recommended by Hazen. Rougher concentrate mass pulls ranged from 4.9% to 30.7%, with corresponding Au recoveries ranging from 26.9% to 97.6% and Ag recoveries ranging from 17.1% to 98.7%.

The rougher concentrate assays ranged from 0.032 oz/ton Au (Test 3346-82) to 1.536 oz/ton Au (Test 3346-40), and from 0.224 oz/ton Ag (Test 3346-82) to 73.601 oz/ton Ag (Test 3346-68). The recoveries of Au and Ag to the rougher concentrates ranged from 27% (Test 3346-52) to 91% (Test 3346-68) and from 17% (Test 3346-52) to 99% (Test 3346-68), respectively.

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10.3.2.7	Effect of Grind Size on Flotation Performance

Most flotation tests on Hycroft samples were performed on materials ground to 80% passing 100 µm. Additional tests were conducted at both finer and coarser grind sizes. Overall, the results indicate that flotation achieves favorable recoveries at grinds ranging from 100 to 150 µm. Gold and silver recoveries generally decreased with grind sizes finer than 100 µm or coarser than 150 µm.

10.3.2.8	Reagent Suite

Both G&T and Hazen concluded that flotation tests using NaHS as a sulfurizing agent, as well as tests conducted at alkaline pH, generally resulted in poor flotation performance.

The exploratory and variability flotation test results discussed above demonstrate that sulfide mineralized materials can be floated to recover gold and silver. The reagents schemes employed relied on strong, non-selective sulfide collectors, with frothing achieved using methyl isobutyl carbinol (MIBC), Dowfroth 250 (DF250), or a combination of both. Table 10-7 summarizes the reagent schemes applied by G&T, SGS, and Hazen. In all laboratory test programs, the reagent dosages were relatively high.

Table 10-7: Flotation Reagent Schemes Studied

Reagent (lb/ton)	G&T	Laboratory Hazen	SGS
NaHS	-	0, 2.56	2.1
PAX	0.552	0.546, 0.416	0.21
3418A	-	0, 0.064 - 0.124	0.055
MIBC	0.05 - 0.128, 0.192	0.02 - 0.064	-
DF250	-	0.02 - 0.064	0.095

Based on the test results from the three laboratories, particularly G&T, the simplified reagent scheme can be further developed. Several tests indicate that Cytec’s AEROPHINE® 3418A Promoter (sodium diisobutyldithiophosphinate) may improve Au and Ag recoveries.

10.3.2.9	Flotation Time

Flotation kinetics were not systematically evaluated during the flotation test programs. However, flotation data generated from the G&T testwork on the M Composites included recoveries from froth collected at 4, 8, 12, and 16 minutes. A total of 15 rougher flotation tests were performed. Kinetics plots for Au and Ag derived from this work are shown in Figure 10-1. To avoid visual clutter, only selected data points are shown, along with asymptotic recovery curves fitted to the data.

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For each of the 15 datasets, the maximum recovery, Rmax and the kinetics constant, K were derived from the fitted asymptotic curves.

The results indicate that the average laboratory flotation time required to achieve 95% of the maximum recovery is 19 minutes for gold and 17 minutes for silver.

Figure 10-1: Recovery Vs. Time Plot, G&T Kamloops Tests, M Composites

Source: M3, 2016

10.3.2.10	FLSmidth 2021

In 2021, Hycroft initiated a new metallurgical variability study to evaluate mineralized material characteristics within the current mine plan validate the metallurgical behavior of material across the mine site; and identify potential variations in processing conditions required to recover gold and silver. The objective of the study was to support development of a robust Hycroft process flowsheet, including definition of key process control points in crushing, grinding, capable of consistently achieving gold and silver recovery across anticipated metallurgical variability. Hycroft selected 243 Samples from 65 different drill holes, all within the current resource, representing the three primary metallurgical domains – Brimstone, Vortex, and Camel. The drill holes encompassed material ranging from near surface elevations to approximately 1,235 ft below current elevations (3,040 ft above mean sea level). Two primary lithologies were represented, corresponding to material located east and west of the Central Fault. The sample suite covered a broad range of alteration and mineralization characteristics, including four silicification intensities - Strong quartz-K-feldspar, strong quartz, moderate, and weak; two alunite styles based on vein width and frequency (used to estimate volume percent and validated by sulfide sulfur content; and gold grades ranging from slightly below the cutoff grade of 0.2 g/t to values exceeding above 2.0 g/t. oxide and transition ore types were not included in this study; it is envisioned that in the future, these materials will be processed in the heap leach pads.

Figure 10-2 to Figure 10-5 present the head grade distribution plots for gold, silver, total sulfur, and sulfide sulfur, based on the full set of 243 variability study samples.

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Figure 10-2: Gold Grade Distribution Chart

Source: Hycroft, 2025

Figure 10-3: Silver Grade Distribution Chart

Source: Hycroft, 2025

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Figure 10-4: Total Sulfur Grade Distribution

Source: Hycroft, 2025

Figure 10-5: Sulfide Sulfur Grade Distribution

Source: Hycroft, 2025

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The head grade distributions for gold, silver, total sulfur, and sulfide sulfur across the 243 variability study samples indicate a broad but well-represented range of metallurgical conditions within the current resource. Gold head grades exhibit a right-skewed distribution with an average of approximately 0.56 g/t and a standard deviation of 0.64 g/t, reflecting the inclusion of material spanning from near cutoff grades to higher-grade mineralization. Silver grades show a wider distribution, with an average of approximately 12.4 g/t and a higher standard deviation (14.3 g/t), indicating greater variability in silver tenor relative to gold.

Total sulfur and sulfide sulfur distributions demonstrate moderate variability, with average grades of approximately 2.60% total sulfur and 2.17% sulfide sulfur, and standard deviations of 2.00% and 1.64%, respectively. The close correspondence between total sulfur and sulfide sulfur indicates that sulfur is predominantly present as sulfide minerals, consistent with the refractory nature of the ore. Collectively, these distributions confirm that the variability study sample set adequately captures the range of grade and mineralogical conditions expected within the mine plan, providing a sound basis for evaluating metallurgical response and defining robust process design criteria.

Important results of this study included the development of the flotation process with significantly improved recoveries. There were four key process controls parameters identified during the flotation process development program.

1.	Optimal grind size is a P80 of less than 85 µm.

2.	Flotation time is 24 minutes.

3.	Adjusted pH level is 4.7.

4.	Mass Pull is 20 to 25% with 22% being the target.

A total of 137 samples were tested under these selected conditions to achieve higher gold and silver recoveries. Figure 10-6 summarizes the distribution of gold and silver flotation recoveries achieved under the selected key process control conditions, based on 137 variability test samples. The results show that gold recovery exhibits a broader distribution, with values ranging from approximately 72% to 98% and a statistical median near 88%, indicating greater sensitivity to operating conditions. In contrast, silver recovery is generally higher and more consistent, with recoveries spanning approximately 76 to 100% and a statistical median exceeding 92%. Overall, the figures highlight the comparatively more robust flotation response of silver relative to gold under the selected operating conditions.

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Figure 10- 6: FLS Variability Flotation Recoveries under Optimal Conditions (137 Test Samples)

Source: Hycroft, 2025

Figure 10-7 and Figure 10-8 show that flotation recovery is only weakly correlated with head grade for both metals. Gold recoveries display greater variability within grade groups, particularly at lower head grades, indicating sensitivity to mineralogical and metallurgical factors beyond grade alone. In contrast, silver recoveries are consistently higher and more uniform across head grade groups, demonstrating a more robust and less grade-dependent flotation response.

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Figure 10- 7: FLS Variability Flotation Gold Recoveries Based on Gold Head Grade Groups

Source: Hycroft, 2025

Figure 10- 8: FLS Variability Flotation Silver Recoveries Based on Head Grade Groups

Source: Hycroft, 2025

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10.3.3	Direct Cyanidation

Direct cyanidation testwork on bulk concentrate samples (P80 = 325 mesh, or 44 µm) collected from all zones of the deposit was conducted in early 2010. The results indicated generally poor metallurgical performance. Gold recoveries for the Brimstone and Vortex samples were in the mid-20% range, with silver recoveries of approximately 80%. The remaining samples yielded gold recoveries ranging from 45% to 50% and silver recoveries ranging from 55% to 83%.

A useful indicator of direct cyanidation amenability is the ratio of cyanide soluble metal to total metal assay, expressed as AuCN/AuFA for gold and AgCN/AgFA for silver. These ratios have been determined for many exploration samples and have been included in the resource database. The cyanide soluble gold ratio has been applied during resource estimation to assist in mineral classification and routing, with mineralized domains exhibiting higher cyanide soluble gold preferentially directed to heap leach processing.

10.3.4	Concentrate Oxidation Tests

Oxidation testwork on Hycroft flotation concentrates evaluated POX, roasting, atmospheric oxidation, and other oxidation methods, all of which demonstrated technical viability with varying recoveries. The results of these tests are summarized below.

Beginning in 2007, Hycroft investigated milling and flotation of refractory sulfide mineralized material followed by oxide treatment, focusing primarily on POX, and roasting technologies commonly applied in the gold industry.

In 2012, additional testwork assessed alternative, low capital oxidation methods, including chlorination, atmospheric alkaline oxidation, and fine grinding with intensive cyanidation. These tests showed that the Hycroft rougher concentrates were amenable to oxidation under atmospheric conditions, leading to pilot scale testing on three main metallurgical domains at Hazen.

In 2016, Hycroft developed an oxidation demonstration plant at the mine site to process flotation concentrates and produce doré onsite. Based on historical and current oxide heap leach performance, combined with oxide heap leach metallurgical testwork and bench-, pilot-, and demonstration-scale metallurgical test results, individual gold and silver recoveries for each processing stream were calculated and are presented in Table 10-8. This recovery assumption formed the basis of the 2016 NI 43-101 Feasibility Study Technical Report published in 2016 (Ibrado, A. et al, 2016).

Table 10- 8: Estimated Metallurgical Recoveries from 2016 Feasibility Study – Gold and Silver

	Gold			Silver
	Contained (koz)	Recovered (koz)	Recovery (%)	Contained (koz)	Recovered (koz)	Recovery (%)
Heap Leach	3,875	1,933	49.9	21,242	21,242	15.5
Mill-AAO Sulfide	7,797	5,696	73.0	287,693	287,693	81.6
Total	11,672	7,629	65.4	489,447	308,935	63.1

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10.3.4.1	Atmospheric Oxidation – Batch Tests

From 2013 through 2016, metallurgical testing focused on developing a process to oxidize sulfide flotation concentrates under atmospheric conditions. The process concept involved oxidation in an agitated slurry at elevated temperatures, using oxygen as the oxidant. Batch oxidation tests were conducted at Hazen under various conditions on concentrates derived from Central, Brimstone, and Vortex composites.

The results demonstrated that complete oxidation is not required to achieve high precious metal recoveries during subsequent cyanide leaching, consistent with earlier oxidation studies. Cyanidation recoveries of approximately 85% for gold and 92% for silver were achieved when about 60% of the sulfide-sulfur content in the concentrate was oxidized.

Oxidation reaction kinetics improved with increasing temperatures up to 75 °C. Tests conducted at higher temperatures (around 90 °C) resulted in slower oxidation rates, due to reduced oxygen solubility under bench-scale laboratory conditions.

10.3.4.2	Pilot Plant Oxidation Tests

Continuous pilot testing was conducted at Hazen using 10-liter reactors on concentrates from three metallurgical domains. The pilot results confirmed the batch test findings. Testing was performed at 75°C a grind size of 25 µm, 20% solids, and a total residence time of 48 hours. Oxidation rates varied by material type, with Vortex oxidizing most rapidly, followed by Central and then Brimstone. The Master Composite exhibited oxidation behavior comparable to Brimstone.

Key outcomes from the pilot testing include:

●	gold recovery versus sulfide oxidation was higher than indicated by bench-scale testing

●	approximately 80% gold recovery was achieved at 50% sulfide oxidation for all material types

●	approximately 87% gold recovery was achieved at 60% sulfide oxidation for all material types.

10.3.4.3	Hycroft Mill Demonstration Plant

Hycroft Mining constructed and operated a demonstration plant with a nominal capacity of 10 tons/d at the Mine site. The integrated flowsheet comprised of a ball mill, rougher flotation bank, concentrate and tailings thickeners, a regrind mill, oxidation and neutralization tanks, an oxidized concentrate thickener, cyanide leach tanks, CCD thickeners, and a Merrill-Crowe precipitation circuit. The plant was operated continuously, with concentrate surge capacity upstream of oxidation and pregnant solution storage upstream of Merrill-Crowe.

The demonstration plant processed Central and Brimstone materials mined from exposed mineralization at the surface of the current open pit.

Key demonstration plant results for Central material are presented in Figure 10-9. For clarity, only data from Tank 1 (TK1) and Tank 5 (TK5) are shown. Sulfide oxidation levels of 60% or greater were consistently achieved when steady-state operating conditions were maintained.

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Figure 10-9: Oxidation of Central Flotation Concentrate: Sulfate Spike Test

Source: M3, 2019

Oxidation of the flotation concentrates resulted in a significant improvement in gold and silver recoveries compared to direct cyanidation. Cyanide leach recoveries of oxidized concentrates during demonstration plant operation are presented in Figure 10-10. The graph initially reflected Central concentrate processing and transition to Brimstone concentrates on June 11, 2016. Gold and silver recoveries for Central concentrate peaked at approximately 85%. For Brimstone concentrate, gold recovery reached approximately 80%, while silver recovery peaked at 90%. Overall recovery trends closely tracked the degree of concentrate oxidation.

Figure 10-10: Demonstration Plant Cyanide Leach Recovery of Au and Ag

Source: M3, 2019

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10.3.4.4	Pressure Oxidation

Previous POX testwork was conducted primarily by Hazen and SGS on various flotation concentrates derived from Hycroft sulfide mineralized material, including individual samples, composites samples, and two transition material samples. POX testwork was performed under both alkaline and acidic conditions.

The following is a list of all POX testwork reports provided to Ausenco:

●	Hazen Project 11232 Report and Appendices A-F, POX-CIL Evaluation of Hycroft Flotation Concentrates.

●	Hazen Project 11243-01 Report and Appendix, Evaluation of Hycroft Blend Flotation Concentrate.

●	Hazen Project 11307 Report and Appendix, Evaluation of Kappes, Cassiday & Associates Flotation Concentrate.

●	SGS Project 13224-001/003 Final Report, An Investigation into Oxidative Pre-treatment of Hycroft Flotation Concentrates.

●	SGS Hycroft Project – 12012-001 Report 3, The Recovery of Au and Ag from Hycroft Project Sulfide Samples, Allied Nevada Gold Corporation.

●	Kappes, Cassidy & Associates Project No. 189 C, Hycroft Pressure Oxidation and Leach Testwork.

Previous acid POX testwork was conducted on flotation concentrates to establish suitable operating criteria. Table 10-9 summarizes the alkaline POX testwork result, indicating that longer AC retention times still resulted in lower gold recovery, suggesting limited benefit from extended durations.

Table 10-10 summarizes the acid POX test results completed by Hazen, SGS and KCA.

The results indicate that the highest gold and silver cyanide amenability was achieved under conditions of an operating temperature between 374 °F to 437 °F, an oxygen overpressure of approximately 100 psi, and a residence time of 60 minutes. The POX test results also suggest that the concentrates may be prone to jarosites formation, which can inhibit silver recovery. Evidence for potential jarosite formation includes:

●	the acidic autoclave discharge pulp exhibited a yellow coloration, transitioning to reddish brown following lime boil conditioning

●	silver recovery was higher when the pulp was subjected to a lime boil, which exposed the hot pulp to alkaline conditions for several hours.

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Table 10-9: Hycroft Alkaline POX Testwork Summary

Flotation Concentrates Samples	Sulfide (Stotal) (wt%)	Gold (ppm)	Silver (ppm)	AC Temp (°F)	Solids (wt%)	AC Retention Time (min)	Oxygen Over-pressure (Psig)	Caustic Consumption (lbs/ton)	Cyanide Conc. (wt%)	Gold recovery (%)	Silver recovery (%)
Brimstone	40.1	11.6	418	437	20	256	40	5.41	2	98.5	72.9
	40.1	11.6	418	212	40	360	40	6.05	2	54.3	71.2
Hycroft Blend Float Concentrate	38.5	18.1	2,103	437	26	240	40	0.15	1	64.3	35.8
	38.5	18.1	2,103	437	26	240	40	1.45	2	63.8	52.0
	38.5	18.1	2,103	4,37	26	240	40	2.95	5	63.8	82.1

The gold and silver recoveries from rougher flotation concentrate subjected to acid POX, followed by lime boil conditioning and cyanide leaching were in the mid-90% range for gold and approximately the mid-80% range for silver (Table 10-10).

Acid POX followed by lime boil was evaluated during development of the MRE primarily due to its ability to consistently achieve high sulfide oxidation. Sulfide oxidation exceeding 95% is expected with POX, whereas AAO did not consistently achieve the target of 60%. As a result, gold and silver recoveries from POX residue are expected to be higher and more stable than those achieved using AAO. Additional factors for supporting the evaluation of POX included the following:

●	Limestone is a more cost-effective reagent for acid neutralization.

●	Cyanide consumption following pressure oxidation is lower than for AAO.

Soda ash was considered as an alternative to trona but was found to be less cost effective than limestone.

Table 10-10: Hycroft Acid POX Testwork Summary

Sulfide Concentrate Samples Tested	Sulfide (S=) (wt%)	Au (ppm)	Ag1 (ppm)	Temp (°F)	Cyan. Conc.[6] (ppt)	Sulfide Oxidation (%)	Au recovery (%)	Ag recovery (%)	Test Lab
Brimstone	40.1	11.60	418	374	1	-	97.5	89.0	Hazen
Cut 4	36.9	11.40	168	374	1	-	94.0	94.1	Hazen
Camel	37.7	9.33	152	374	1	-	97.7	89.9	Hazen
Bay	22.1	6.03	52.3	374	1	-	97.5	75.3	Hazen
Bone Yard	31.9	5.97	95.3	374	1	-	96.0	86.0	Hazen
Hycroft Blend	38.5	18.10	2103	401	1	-	100.0	77.1	Hazen
Sulfide Master Ro	18.9	4.90	432	401	1	-	87.0	65.8	Hazen
Mixed Master Ro	9.3	8.50	193	401	1	-	82.8	86.4	Hazen
Central Blk Sul Ro	8.4	2.47	26	374	1	98.8	93.6	90.5	SGS
Central Blk Sul Cl	35.6	10.10	131	374	1	99.8	94.0	94.2	SGS
Vortex Blk Sul Ro	9.1	2.93	276	374	1	98.6	97.7	73.5	SGS
Vortex Blk Sul Cl	32.3	10.80	976	374	1	99.8	96.0	72.2	SGS

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Sulfide Concentrate Samples Tested	Sulfide (S=) (wt%)	Au (ppm)	Ag1 (ppm)	Temp (°F)	Cyan. Conc.[6] (ppt)	Sulfide Oxidation (%)	Au recovery (%)	Ag recovery (%)	Test Lab
Central Sul Cl	30.7	10.30	750	374	1	98.1	93.5	81.9	SGS
Brimstone Sul Cl	34.7	7.93	392	374	1	83.6	53.6	49.5	SGS
Vortex Sul Cl	35.4	8.03	350	374	1	94.2	94.5	89.2	SGS
POX 1 Cl con F-16[2]	31.1	5.93	158	437	1	98.8	71.8	5.5	SGS
POX 2 Cl con F-25[3]	33.9	9.38	155	437	1	98.6	64.3	19.1	SGS
POX 3 Cl con F-26[4]	24.2	4.95	165	435	1	97.6	72.7	72.7	SGS
Brimstone Sul Cl5	33.9	7.13	383	428	2	99.9	94.0	97.0	KCA

Note:

1.	Fire Assay
2.	No lime boil, no NaCl
3.	No lime boil, 1.34 oz/g NaCl
4.	No lime boil, 2.67 oz/g NaCl
5.	H2SO4 added to autoclave feed
6.	ppt = parts per trillion

10.3.4.5	Concentrate Oxidation Tests – Hazen 2025

During 2022 to 2025, Hycroft repeated flotation testing in preparation of concentrate for the POX Process Development program and achieved higher recovery rates with tighter controls on particle size, pH adjustment to 4.7, 24-minute flotation time and 20% to 25% Mass Pull with a target of 22%.

A series of POX tests (POX-3 through POX-7) were conducted at Hazen Research, Inc. on pyrite flotation concentrate to evaluate oxidation performance and downstream precious metal recovery following hot cure, lime boil, and cyanide leaching. The objective of this test program was to establish repeatability, assess sensitivity to operating conditions, and confirm the effectiveness of the integrated POX–hot cure–lime boil–cyanidation flowsheet.

All POX tests were conducted in a 2-L titanium autoclave at a nominal temperature of 225 °C, with oxygen overpressure of approximately 100 psig, and a total residence time of 90 minutes. The starting solution contained approximately 10 g/L H₂SO₄. Agitation speeds ranged from 1,000 to 1,020 rpm, and off-gas bleed rates were maintained at approximately 100 cm³/min.

Across POX-3 through POX-7, oxidation conditions were consistent and reproducible. No evidence of excessive passivation or runaway reactions was observed. The POX discharge slurries were subsequently subjected to hot cure to decompose basic iron sulfate phases prior to lime boiling and cyanide leaching.

10.3.4.6	Hot Cure – Hazen 2025

Hot cure tests were conducted on pressure-oxidized slurry at 90 to 95 °C for 12 hours with agitation. The purpose of this step was to decompose basic iron sulfate species formed during pressure oxidation and to condition the solids for effective jarosite breakdown during lime boiling.

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Across POX-3 to POX-7, hot cure performance was stable, with temperature control maintained within ±1 °C of target. Filtration following hot cure produced well-behaved filter cakes suitable for downstream processing. No washing was conducted after hot cure, consistent with the intended flowsheet configuration.

10.3.4.7	Lime Boil – Hazen 2025

Lime boil tests were performed on hot-cured residues at 90 to 95 °C under alkaline conditions (target pH approximately 11 to 11.5) to promote decomposition of jarosite and related basic iron sulfate phases. Residence times ranged from four hours to overnight, depending on the specific test objective.

Calcium hydroxide consumption varied across tests, reflecting differences in sulfate loading and the extent of iron sulfate formation during POX. Later tests (POX-6 and POX-7) incorporated extended lime boil durations and tighter pH control to ensure complete jarosite decomposition prior to cyanidation.

10.3.4.8	Cyanide Leaching – Hazen 2025

Cyanide bottle roll leach tests were conducted on lime-boiled residues at ambient temperature using sodium cyanide concentrations ranging from 2.5 to 5.0 g/L, with activated carbon addition where indicated. Leach durations were typically 48 hours.

In several cases, a second lime boil and/or second cyanide leach was performed where the initial cyanidation indicated incomplete precious metal extraction, particularly for silver. This staged approach demonstrated that additional gold and silver recovery could be achieved when jarosite decomposition was completed prior to cyanidation.

Overall, the combined results confirm that the integrated POX–hot cure–lime boil–cyanidation flowsheet is effective for achieving high gold and silver recoveries from the pyrite concentrate. Table 10-11 summarizes the POX 3 through POX 7 test results.

Table 10-11: Summary Comparison Table – POX 3 to POX-7

Test	POX Temp (°C)	O₂ Overpressure (psig)	Hot Cure (°C/h)	Lime Boil (°C/h)	NaCN (g/L)	Au Extraction (%)	Ag Extraction (%)
POX-3	225	100	90–93 / 12	90–95 / 4	5.0	~91	~95
POX-4	225	100	90–95 / 12	90–95 / overnight	5.0	>92	~95
POX-5	225	100	90–95 / 12	90–95 / overnight	5.0	~92	~93
POX-6	225	100	90–93 / 12	90–95 / 4	5.0	~93	~88–90
POX-7	225	100	95 / 12	95 / 24+	2.5–5.0	~93	~92

Note: Gold and silver extractions shown are combined values based on feed and final residues. Minor balance deviations are attributed to analytical uncertainty and low residual grades

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The POX-3 through POX-7 test series demonstrates that pressure oxidation at 225 °C with oxygen overpressure, followed by hot cure, lime boil, and cyanide leaching, is a robust and repeatable processing route for the pyrite concentrate. Variability in silver recovery was primarily associated with the completeness of jarosite decomposition, which was successfully addressed through extended lime boiling and staged cyanidation.

These results provide a defensible metallurgical basis for flowsheet development and recovery assumptions.

10.3.5	Solid-Liquid Separation Tests

Several thickeners are included in the Hycroft flowsheet. Updated settling tests for these thickeners were conducted by Pocock Industrial, Inc. using samples generated during hydrometallurgical process development studies performed by Hazen Research, Inc.

Tested sample streams included:

●	rougher flotation concentrate

●	neutralized AAO circuit product (pre-leach)

●	cyanide-leached slurry (CCD feed)

●	rougher flotation tailings.

A summary of the settling test results is presented in Table 10-12 below.

Table 10-12: Settling Test Results

Sample	Tested Feed Solids (%)	Design Basis Net Feed Loading (ft2/gal/min.)	Flocculant Dosage (lb/ton)	Predicted U’flow Density (% solids)	Overflow Clarity, (ppm) TSS
Rougher Concentrate	7.47 – 14.79	0.87 – 1.37	0.12 – 0.13	40.6 – 49.1	150 – 318
Pre-Leach Oxidized Concentrate	7.52 – 7.75	0.68 – 0.92	0.11 – 0.17	35.0 – 41.0	150 – 329
CCD Feed	7.41 – 8.00	0.92 – 1.11	0.15 – 0.17	33.0 – 37.0	150 – 349
Rough Tailings	14.10 – 15.80	0.84 – 0.88	0.07 – 0.13	59.5 – 65.0	150 – 250

10.3.6	Deleterious Elements

The deleterious element assay results for five bulk samples analyzed by Hazen are presented in Table 10-13 below.

Table 10-13: Deleterious Element Assay

Sample ID	Hg (ppm)
Cut 4 Bin-03, -08, and -18	4.19
Brimstone Bin-14 and -20	2.68
Camel Conglomerate Bin -26, -27, and -28	2.35
Boneyard Bin-9, -16, and -23	15.70
Bay Bulk Bin-7, -11, and -24	9.96

Mercury is present in the mineralized material at moderate to high levels and is a deleterious element that can negatively impact gold recovery. Mercury is managed through zinc precipitation, followed by retorting to capture and remove the mercury.

10.3.7	Metallurgical Parameters for Process Design Criteria and Financial Analysis

Overall plant recovery is calculated by multiplying the flotation recoveries by the recoveries achieved in POX, cyanide leaching, and counter current decantation (CCD), by the refining recovery in Merrill-Crowe precipitation. The proposed process plant overall recoveries are presented in Table10-14.

For oxide and transition materials processed by heap leaching, the estimated gold and silver recoveries are 40% and 12%, respectively.

Table 10-14: Process Plant Overall Recovery Prediction

Element	Flotation Recovery (%)	Cyanide Extraction (%)	Refining Recovery (%)	Overall Recovery (%)	2023 Tech Report Overall Recovery (%)
Au	89.5	93.5	99.0	82.8	76.0
Ag	92.9	86.0	97.0	77.5	76.0

Note: Overall Recovery = (Flotation Recovery) x (POX and Cyanide Leach Recovery) x (Refining Recovery)

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11	Mineral Resource Estimates

11.1	Summary

Mineral resources for the Hycroft deposit were developed using conventional block modeling methods and open pit optimization software to estimate the component of mineralization that has reasonable prospects for economic extraction (RPEE) for the mineral resource. The mineral resource estimation (MRE) was developed in accordance with the US Securities and Exchange Commission Rule SK-1300 for Mineral Projects. The estimate of the MRE reflects in-place mineralization as the point of reference. The effective date of the MRE is January 1, 2026. The MRE presented here supersedes any previously stated mineral resources for the Hycroft property.

The model was assembled by Ryan Rodney, C.P.G. of Hycroft. IMC worked with Hycroft and reviewed the final model. IMC is an independent third party with people who meet the definition of a QP under S-K 1300, and who have checked and validated the mineral resource wherever possible, and are assuming responsibility for the published MRE, with John Marek, P.E., acting as the QP.

11.2	Model Location

The block model is assembled in the existing local mine grid. That grid is rotated 15.85 degrees (left rotation looking down) compared to true north. Table 11-1 summarizes the block size and block limits.

Table 11-1: Block Size and Model Size

Model Location	From Coordinates	To Coordinates	Number of Blocks
Easting Limit	13000	26000	325
Northing Limit	35440	54800	484
Elevation Limits	2200	6600	110
Block Size Parent, subblock			40 x 40 x 40 ft

The drillhole database and the block model are all in the mine grid. To the user, there does not appear to be a rotation because the mine grid is treated as if there were no rotation. The block size selection will be discussed in a later sub-section.

11.3	Database

The drillhole database has been assembled over many years by multiple companies using at least four different drill methods. That history and the verification of the historical information have been discussed in previous sections. Additional drilling has been completed since the MRE published March 2023, with additional checking and corrections completed on the historic database. The cutoff date for the drilling database is March 17, 2025, which represents the last data received from the 2024 drilling campaign.

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There are stockpiles and historical leach pads at the Mine that are within the block model area. Many of those have been drilled after the original excavation by sonic or rotary methods. The stockpile holes have been used to estimate the stockpile and leach pad areas, only; they have not been used to estimate in-situ rock. In total, the Hycroft database contains 6,023 drillholes with 534,881 sample intervals amounting to 2,814,546 ft of drilling. Within the area of the block model, there are 5,813 drillholes with 516,901 drill intervals amounting to 2,668,616 ft of drilling. There has been 87,383 ft of drilling in 70 drill holes that have been added due to drilling or database correction since the previous MRE in March 2023. Table 11-2 summarizes the amount of drilling and assay information that was used to assemble the block model.

Table 11-2: Data Available for the Assembly of the Resource Model for Au, Ag, AuCn, Sulfide Sulfur

Number of	Total in Model	Stockpile Drilling	Assays for Estimation After Removal of 1982-1987 Drilling
Holes	5,813	188	4,221
Assay Intervals	516,901	3,268	460,131
Au Fire Assays	488,222	2,354	433,422
Au Cn Assays	380,400	1,952	325,962
Ag Fire Assays	330,110	2,336	327,774
Ag Cn Assays	327,125	1,972	309,137
Sulfide Assays	39,058	2,450	39,058

The “Assays for Estimation After Removal of 1982-1987 Drilling” column indicates how much of the information was used to estimate measured and indicated class mineralization.

Sulfide sulfur levels have been estimated from a combination of three data sources. A set of sample composites were established by weighing pulp material from the drillholes to represent 25 ft composites from selected holes during 2011 and 2014. Specific holes were selected to provide coverage over the zone of the deposit being considered for flotation mill treatment. Those 25 ft samples were analyzed by LECO methods to determine sulfide sulfur percent by weight. In addition, all recent drilling in 2021 through mid-way through 2023 were assayed for sulfide sulfur using the LECO method on each 5 ft interval. Starting in the 2023 drilling campaign, LECO analyses were reverted to the 25 ft samples created from pulp samples. The three data sets were combined and then numerically distributed to 25 ft down-hole intervals. The combined sulfide sulfur LECO database inside the model contains 13,523 composites that are 25 ft long, averaging 1.66% sulfide sulfur.

There is additional multi-element ICP data available that was not used in the development of this resource model.

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11.4	Basic Statistics

The assay values of economic interest are gold, silver, and sulfide sulfur. This PFS is based on sulfide material being processed as a flotation concentrate and then utilizing pressure oxidation (POX) to generate a cyanide leachable slurry. The POX process is planned for flotation concentrate treatment. Sulfide sulfur content is a key measurable indicator in the POX process with potential operating cost impacts. There is a direct correlation of sulfide sulfur content to lime and limestone consumption during the Hot Cure and Lime Boil steps after POX and prior to cyanide leaching.

In addition, the cyanide soluble assays of gold are of interest because they provide a basis to establish the best metallurgical process based on the ability of the gold to dissolve into cyanide solution.

Table 11-3 presents the basic statistics of the assay database used to assemble the model. The stockpile assays are not included in the table and the assay data from 1982 through 1987 have been removed. The entire database listed in Table 11-3 was used for block grade estimation even though some of the assay values are located above current post mining topography. Drilling data from 1982 through 1987 was bias corrected and used to contribute to inferred class mineralization only. The cyanide data is represented as the ratio of cyanide gold divided by fire gold where the cyanide gold value exists and when fire gold is greater than or equal to 0.001 oz/ton.

Table 11-3: Assay Database (No Stockpile Assays, Inside the Model, and No Drilling from 1982 through 1987)

Commodity	Number of Assays	Mean Grade	Standard Deviation	Minimum Value	Maximum Value
Fire Au	433,422	0.0063 oz/t	0.0145	0 oz/t	3.15 oz/t
CnAu/FaAu (ratio)	251,475	0.3431 ratio	0.3156	0 ratio	1.00 ratio
Ag	327,774	0.25 oz/t	5.20	0 oz/t	2,334 oz/t
Sulfide Sulfur in %, 25 ft Composites	13,486	1.65%	1.39%	0%	42.86%

Table 11-3 also illustrates that Au cyanide soluble ratio (CnAu/FaAu) data exists on 58% of the database. Total silver assays exist on 76% of the database. During later historic leach operations, cyanide Ag assays were generally completed; however, fire Ag assays were not common. Estimation of total or fire Ag will consequently be limited by the smaller number of available assays. Cyanide Ag assays were not used for block grade estimation due to uncertainty in that data identified during checks of the certificates of assay.

Cyanide soluble gold assays were completed on approximately 75% of the intervals where there are gold fire assays. The ratio of cyanide soluble Au to fire assay Au (CnAu/FaAu) ratio has been used to estimate the intensity of oxidation within the deposit. Although not statistically optimum, the process is necessary and common in the industry. The ratio of cyanide soluble Au to fire assay Au is used in mine planning to allocate material to the proper treatment process. When the CnAu/FaAu is calculated, values over 1.0 are set back to 1.0. The basic statistics of CnAu/FaAu are also summarized on Table 11-3. In simple terms, the cyanide to fire ratio reflects the degree of oxidation in the rock mass.

The apparent loss of cyanide ratio data (75% assay to 58% ratio) is because a gold fire value of 0.001 oz/ton or greater was required to calculate a meaningful ratio. In many cases, cyanide and/or fire assays are reported as trace values. In those cases, the resulting cyanide ratio was either 0.0, 0.5, or 1.0. Those values are meaningless when determining the level of oxidation and the relative cyanide amenability of the fire gold assay and were removed from the estimation process.

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11.5	Geology

The geology of the Hycroft deposit has been presented in previous report sections. The primary occurrences which have control on the grade distribution at Hycroft are Lithology, Alteration, and Structure. Each has an impact on mineralization.

11.6	Lithology

The following are the main lithology or rock types in the Hycroft deposit:

●	Alluvium

●	Tuffaceous Lake Bed Sediment, part of the TSG

●	Camel Conglomerate, part of the TSG, and eroded from the Kamma Volcanics

●	Kamma Volcanics, Tertiary, but older than the sulfur group conglomerates and sediments

●	Auld Lang Syne (ALS), Jurassic laminated siltstone, the basement of the deposit.

The lithology interpretation was updated by Hycroft since the 2023 TRS. The primary change was a reduction in size of the TSG unit due to detailed review of the original geologic logging by Hycroft geologists. New wire frame solids were developed and used to code the model blocks to the nearest whole block. The main mineral hosts are the Camel and Kamma units; however, mineralization is found in all the lithologic units.

Interpreted solids representing the above rock types were provided by Hycroft and checked against logging by IMC. IMC found them appropriate for use in the development of the resource model. Figure 11-1 is an east–west cross-section illustrating the major rock types looking north.

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Figure 11-1: East–West Cross-Section 44000-N Looking North, Showing Lithology Types

Source: Hycroft, 2025

11.7	Alteration

Alteration consists of:

●	acid leach

●	argillic

●	silicic

●	propylitic

●	unaltered.

Hycroft provided alteration solids to IMC that have not been updated since the 2023 TRS. IMC checked those solids against the logged database and found them to be acceptable for use in development of the resource model. In summary, when propylitic alteration was encountered, boundary analysis and basic statistics indicated that it was statistically similar to the argillic altered material, and it was combined with argillic during block grade estimation.

Silicic alteration is common and tends to be deeper and generally more prevalent in the eastern portion of the deposit. Boundary and statistical analysis indicate that the silicic altered material is generally higher grade than the argillic-propylitic altered rock. Figure 11-2 is an east–west cross-section through the interpreted alterations, looking north.

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Figure 11-2: East–West Cross-Section 44000-N Looking North, Showing Alterations

Source: Hycroft, 2025

11.8	Structure

Several north–south striking basin and range faults cut through the Hycroft deposit. In addition to those faults, the deposit is cut by the Ramp Fault and the west dipping East Fault. The East Fault is interpreted to be a thick shear zone and appears to be the orientation and probably the conduit of mineralization in the eastern portion of the deposit. The footwall of the East Fault has minor low-grade mineralization in the Kamma formation.

Figure 11-3 is a map view of the faults and the numbering system assigned to the fault blocks between the faults. The fault block numbers will be used to define the domains and search parameters for block grade estimation.

There are additional interpreted faults through the deposit, but after review by the Hycroft geology and modeling team, the faults and fault blocks on Figure 11-3 were selected as those that had impact or control on the mineralization.

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Figure 11-3: Structure and Domain Interpretation (Plan View)

+12000 E
+15000 E
+18000 E
+21000 E
+24000 E
N
+54000 N
+51000 N
+48000 N
+45000 N
+42000 N
+39000 N
+36000 N
Domain 1
Domain 2
Domain 3
Domain 6
Domain 4
Domain 5
Range Flt
Central Flt
Albert Flt
East Flt
Ramp Flt
Camel Flt
TSG
ALS
Plunge +90
Azimuth 000
Looking down
0 1000 2000 3000
+12000 E
+15000 E
+18000 E
+21000 E
+24000 E
+27000 E

Source: Hycroft, 2025

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11.9	Domains

Domains for grade estimation are a combination of structure, alteration, and lithology. The domain boundaries were developed by studying the basic statistics by Hycroft and by boundary analysis completed by IMC to confirm the domain interpretation.

Boundary analysis selects the assay (or composite) information from both sides of the boundary being tested at several different separation distances. IMC then completes a series of statistical hypothesis tests to confirm if the data on either side of the boundary could have come from the same or different statistical populations.

As a result of the work described above, the selected 22 domains are summarized on Table 11-4. In addition to the domains created from boundary analysis, Hycroft identified and created 16 additional discrete domains to represent high-grade (greater than or equal to 4 oz/ton) silver veins. The silver domains create additional boundaries which isolate the higher-grade veins from the lower grade disseminated silver to prevent too much smearing during estimation. The domains are identified in Table 11-5, where 6,000 series represent the Vortex area, and 7,000 series represent the Brimstone area. Figure 11-4 shows the location of the high-grade silver domains. These domains are treated as hard boundaries where composites outside the boundary do not influence the inside, and the composites inside do not influence outside the boundary.

Sulfide sulfur utilized a different set of domains based on similar analysis as applied to gold and silver. There are three domains for sulfide sulfur illustrated on Table 11-6.

Table 11-4: Population Domains for Grade Estimation

Domain Name	Structure Block	Lithology	Alteration	Description
Alluvium	All	Alluvium	All	Alluvium
TSG_seds	All	TSG	All	Tertiary Lake Bed Sediments (TSG)
auld lang syne	All	ALS	All	ALS formation
acid leach	All	All	Acid Leach	Acid Leach Alteration
domain_1_arg_prop	1	Kamma+Camel	Argillic+Propylitic	West of the Range Fault, North of the Camel Fault
domain_1_silicic	1	Kamma+Camel	Silicic	West of the Range Fault, North of the Camel Fault
domain_1_unaltered	1	Kamma+Camel	Unaltered	West of the Range Fault, North of the Camel Fault
Domain_2_arg_prop	2	Kamma+Camel	Argillic+Propylitic	Between Range and Central Faults, North of the Camel Fault
domain_2_silicic	2	Kamma+Camel	Silicic	Between Range and Central Faults, North of the Camel Fault
domain_2_unaltered	2	Kamma+Camel	Unaltered	Between Range and Central Faults, North of the Camel Fault
domain_3_arg_prop	3	Kamma+Camel	Argillic+Propylitic	Between Central and East, Albert Fault, North of the Camel Fault
domain_3_silicic	3	Kamma+Camel	Silicic	Between Central and East, Albert Fault, North of the Camel Fault
domain_3_unaltered	3	Kamma+Camel	Unaltered	Between Central and East, Albert Fault, North of the Camel Fault
domain_4_arg_prop	4	Kamma+Camel	Argillic+Propylitic	East of East Fault, South of the Ramp Fault
domain_4_silicic	4	Kamma+Camel	Silicic	East of East Fault, South of the Ramp fault
domain_4_unaltered	4	Kamma+Camel	Unaltered	East of East Fault, South of the Ramp fault
domain_5_arg_prop	5	Kamma+Camel	Argillic+Propylitic	South of the Camel Fault, West of the East Fault
domain_5_silicic	5	Kamma+Camel	Silicic	South of the Camel Fault, West of the East Fault
domain_5_unaltered	5	Kamma+Camel	Unaltered	South of the Camel Fault, West of the East Fault
domain_6_arg_prop	6	Kamma+Camel	Argillic+Propylitic	East of Albert Fault, North of Ramp fault
domain_6_silicic	6	Kamma+Camel	Silicic	East of Albert Fault, North of Ramp fault
domain_6_unaltered	6	Kamma+Camel	Unaltered	East of Albert Fault, North of Ramp fault

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Table 11-5: High-grade Silver Vein Domains

Domain Name	Structure Block	Lithology	Alteration	Description
ag_6001	3	Kamma	Argillic+Propylitic+Silicic	Vortex High-grade silver vein
ag_6002	3	Kamma	Argillic+Propylitic+Silicic	Vortex High-grade silver vein
ag_6003	3,4	Kamma	Argillic+Propylitic+Silicic	Vortex High-grade silver vein
ag_6004	3	Kamma	Argillic+Propylitic+Silicic	Vortex High-grade silver vein
ag_6005	3,4	Kamma	Argillic+Propylitic+Silicic	Vortex High-grade silver vein
ag_6006	3	Kamma	Argillic+Propylitic+Silicic	Vortex High-grade silver vein
ag_6007	3	Kamma	Argillic+Propylitic+Silicic	Vortex High-grade silver vein
ag_6008	3	Kamma	Argillic+Propylitic+Silicic	Vortex High-grade silver vein
ag_6009	3	Kamma	Argillic+Propylitic+Silicic	Vortex High-grade silver vein
ag_6010	3	Kamma	Argillic+Propylitic+Silicic	Vortex High-grade silver vein
ag_6011	3	Kamma	Argillic+Propylitic+Silicic	Vortex High-grade silver vein
ag_6012	3	Kamma	Argillic+Propylitic+Silicic	Vortex High-grade silver vein
ag_7001	3	Kamma	Argillic+Propylitic+Silicic	Brimstone High-grade silver vein
ag_7002	3	Kamma	Argillic+Propylitic+Silicic	Brimstone High-grade silver vein
ag_7004	3	Kamma	Argillic+Propylitic+Silicic	Brimstone High-grade silver vein
ag_7005	3	Kamma	Argillic+Propylitic+Silicic	Brimstone High-grade silver vein

Table 11-6: Sulfide Domains

Sulfide Domain Number	Structure Block	Lithology	Alteration	Description
1	All	All	Acid Leach	Alluvium
2	3,4,6	All	All	East of the Central fault
4	1,2,5	All	All	West of the Central fault flat dipping

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Figure 11-4: Structure and Domain Interpretation with Silver Wireframes (plan view)

+12000 E
+15000 E
+18000 E
+21000 E
+24000 E
N
+54000 N
+51000 N
+48000 N
+45000 N
+42000 N
+39000 N
+36000 N
Domain 1
Domain 2
Domain 3
Domain 6
Domain 4
Domain 5
Range Flt
Central Flt
Albert Flt
East Flt
Ramp Flt
Camel Flt
TSG
Brimstone
Vortex
ALS
Plunge +90
Azimuth 000
Looking down
0 1000 2000 3000

Source: Hycroft, 2025

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11.10	Assay Caps

Prior to grade estimation, high-grade outliers were capped to limit undue impact on block grade estimation. Histograms were studied by Hycroft within each of the domains to set cap values. IMC spot checked the cap values using cumulative frequency plots. In all cases, only a small percentage of high valued samples were capped, generally less than 0.5% of the database. Table 11-7 summarizes the cap values that were applied to assays prior to calculating composites.

Table 11-7: Assay Cap Values

Domain	Gold Cap Value (oz/ton)	Silver Cap Value (oz/ton)
Alluvium	0.10	3
TSG_Seds	0.06	7
Auld Lang Syne	0.07	4
Acid Leach	0.25	5
domain_1_arg_prop	0.07	5
domain_1_silicic	0.09	15
domain_1_unaltered	0.06	3
Domain_2_arg_prop	0.36	12
domain_2_silicic	0.55	34
domain_2_unaltered	0.04	2.5
domain_3_arg_prop	0.35	30
domain_3_silicic	0.65	55
domain_3_unaltered	0.05	10
domain_4_arg_prop	0.07	6
domain_4_silicic	0.15	15
domain_4_unaltered	0.07	2
domain_5_arg_prop	0.03	0.5
domain_5_silicic	0.04	3.5
domain_5_unaltered	0.03	1
domain_6_arg_prop	0.06	1.5
domain_6_silicic	0.12	30
domain_6_unaltered	0.07	4
ag_6001	n/a	12
ag_6002	n/a	14
ag_6003	n/a	35
ag_6004	n/a	15
ag_6005	n/a	8
ag_6006	n/a	20
ag_6007	n/a	12
ag_6008	n/a	14
ag_6009	n/a	25
ag_6010	n/a	20
ag_6011	n/a	8
ag_6012	n/a	20
ag_7001	n/a	300
ag_7002	n/a	15
ag_7004	n/a	60
ag_7005	n/a	9

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The gold cyanide to fire assay ratio was capped at 1.0 to assure that there were no values with cyanide assay greater than fire assay when estimating the model.

In all cases above, the stockpile drilling and the drilling in the Crofoot leach pad were excluded from the analysis as they do not represent in-situ mineralization.

Sulfide cap values were applied to the original sulfide data prior to compositing. The cap levels by sulfide domain are summarized on Table 11-8.

Table 11-8: Sulfide Cap Values Prior to Compositing

Alteration	Structure Blocks	Lithology	Sulfide Cap Level % Sulfide
Acid Leach	All	All	12.00%
Argilic	All	All	17.00%
Propylitic	All	All	n/a
Silicic	All	All	28.00%
Unaltered	All	All	12.00%

11.11	Bench Height Confirmation

A test was completed to confirm the selection of bench height for the model. The assay database was composited into alternative bench height intervals of 20 to 50 ft in 5-ft intervals. For each set of composites, the number of composites above cutoff and the average grade of those composites above cutoff were calculated. The number of composites multiplied by the average grade is used as an approximation of contained metal above cutoff. Multiple cutoffs of 0.001 through 0.007 oz/ton Au were tested at each of the bench heights. The stockpile and leach pad drilling were not included in the analysis.

Figure 11-5 indicates that the gold grade is not particularly sensitive to bench height and the selected bench height of 40 ft is a reasonable value considering the relatively high ore production rate being considered at Hycroft (nearly 60,000 t/d).

Future work could consider increasing the bench height to 50 ft, but 50 ft is only about a 1.2% improvement over the contained metal at 40 ft.

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Figure 11-5: Bench Height Analysis

Bench Height vs Gold Cutoff Grade
0.65
0.60
0.55
0.50
0.45
0.40
0.35
0.30
Grade x Percent aboe Cutoff
15
20
25
30
35
40
45
50
55
Bench Height in Feet
0.001
0.002
0.003
0.004
0.005
0.006
0.007

Source: IMC, 2025

11.12	Composites

Downhole (length) composites were created from the capped, raw assay values for input to block grade estimation. Composite lengths of 40 ft were used for gold and silver estimation outside of the silver veins. Within the silver veins, the composite length was set to 10 ft due to the narrow width of the interpreted veins.

The capped assays were composited at 40 ft down-hole intervals, respecting the alteration and mineral domain boundaries described above. A minimum of 20 ft was required for a composite and anything less than 20 ft was applied to the previous interval. Table 11-9 summarizes the basic statistics of the composited assay data.

Table 11-10 summarizes the basic statistics of the composited sulfide-sulfur data as 25 ft composites.

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Table 11-9: Basic Statistics of Composites, In-Situ Rock, Eliminating Years 1982 to 1987

Domain Number	Structure Block Code	Lithology	Alteration	Statistics Summary for Composites
				Statistic	Au oz/ton	Ag oz/ton	CnAu/ AuFa Ratio
alluvium	All	Alluvium	All	N =	2,644	1,849	1,058
				Mean =	0.0028	0.0873	0.5370
				Max =	0.0508	1.6595	1
				Std =	0.0039	0.1134	0.26
TSG_seds	All	TSG	All	N =	1,465	1,254	363
				Mean =	0.0025	0.0882	0.2380
				Max =	0.0336	4.2323	1
				Std =	0.0042	0.1814	0.214
auld lang syne	All	ALS	All	N =	49	51	9
				Mean =	0.0014	0.0410	0.2700
				Max =	0.0105	0.2061	0.45
				Std =	0.0019	0.0428	0.132
acid leach	All	All	Acid Leach	N =	5,401	1,621	3,486
				Mean =	0.0048	0.0888	0.6070
				Max =	0.1245	1.9186	1
				Std =	0.0076	0.1645	0.252
domain_1_arg_prop	1	Kamma+Camel	Argillic+Propylitic	N =	373	352	80
				Mean =	0.0020	0.0745	0.1950
				Max =	0.0198	1.0011	0.688
				Std =	0.0032	0.0858	0.17
domain_1_silicic	1	Kamma+Camel	Silicic	N =	824	795	513
				Mean =	0.0071	0.1983	0.1210
				Max =	0.0476	6.4177	1
				Std =	0.0065	0.4468	0.167
domain_1_unaltered	1	Kamma+Camel	Unaltered	N =	305	306	44
				Mean =	0.0017	0.0918	0.4180
				Max =	0.0205	1.1522	0.863
				Std =	0.003	0.1271	0.258
Domain_2_arg_prop	2	Kamma+Camel	Argillic+Propylitic	N =	4,461	3,169	1,941
				Mean =	0.0040	0.0932	0.4100
				Max =	0.1091	4.8678	1
				Std =	0.0066	0.2059	0.287
domain_2_silicic	2	Kamma+Camel	Silicic	N =	10,458	7,120	8,503
				Mean =	0.0100	0.1895	0.3220
				Max =	0.3368	11.5751	1
				Std =	0.0101	0.4312	0.27
domain_2_unaltered	2	Kamma+Camel	Unaltered	N =	151	128	49
				Mean =	0.0030	0.0800	0.3330
				Max =	0.0328	0.8482	1
				Std =	0.0046	0.132	0.274
domain_3_arg_prop	3	Kamma+Camel	Argillic+Propylitic	N =	7,101	5,944	2,386
				Mean =	0.0033	0.1091	0.3090
				Max =	0.1395	5.9384	1
				Std =	0.0062	0.2488	0.253
domain_3_silicic	3	Kamma+Camel	Silicic	N =	16,860	13,688	12,995
				Mean =	0.0085	0.3065	0.2780
				Max =	0.251	36.5706	1
				Std =	0.0094	0.6761	0.247
domain_3_unaltered	3	Kamma+Camel	Unaltered	N =	723	384	363
				Mean =	0.0023	0.1048	0.5680
				Max =	0.0349	3.5645	1
				Std =	0.0034	0.2502	0.294
domain_4_arg_prop	4	Kamma+Camel	Argillic+Propylitic	N =	1,203	1,146	224
				Mean =	0.0017	0.0738	0.3990
				Max =	0.0338	1.932	1
				Std =	0.0028	0.1335	0.275
domain_4_silicic	4	Kamma+Camel	Silicic	N =	1,232	995	563
				Mean =	0.0040	0.1787	0.3980
				Max =	0.0604	3.9584	1
				Std =	0.0051	0.3188	0.29
domain_4_unaltered	4	Kamma+Camel	Unaltered	N =	283	259	55
				Mean =	0.0012	0.0290	0.3850
				Max =	0.0323	0.6248	0.935
				Std =	0.003	0.0558	0.186
domain_5_arg_prop	5	Kamma+Camel	Argillic+Propylitic	N =	107	100	11
				Mean =	0.0008	0.0830	0.3170
				Max =	0.0193	0.2503	0.7
				Std =	0.0025	0.0349	0.25
domain_5_silicic	5	Kamma+Camel	Silicic	N =	207	198	50
				Mean =	0.0021	0.0914	0.1760
				Max =	0.0214	0.7186	0.863
				Std =	0.0039	0.0958	0.203
domain_5_unaltered	5	Kamma+Camel	Unaltered	N =	94	93	-
				Mean =	0.0004	0.0797	-
				Max =	0.003	0.2559	-
				Std =	0.0005	0.0381	-

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Domain Number	Structure Block Code	Lithology	Alteration	Statistics Summary for Composites
				Statistic	Au oz/ton	Ag oz/ton	CnAu/ AuFa Ratio
domain_6_arg_prop	6	Kamma+Camel	Argillic+Propylitic	N =	896	774	83
				Mean =	0.0009	0.0696	0.4590
				Max =	0.0298	0.3795	1
				Std =	0.0018	0.0529	0.311
domain_6_silicic	6	Kamma+Camel	Silicic	N =	583	496	225
				Mean =	0.0041	0.1869	0.2690
				Max =	0.0382	10.7052	1
				Std =	0.0051	0.5849	0.241
domain_6_unaltered	6	Kamma+Camel	Unaltered	N =	161	136	97
				Mean =	0.0037	0.1936	0.5050
				Max =	0.0199	1.175	0.906
				Std =	0.0039	0.2161	0.177
ag_6001	3	Kamma	Argillic+Propylitic+Silicic	N =	n/a	41	n/a
				Mean =	n/a	4.2624	n/a
				Max =	n/a	12	n/a
				Std =	n/a	3.4599	n/a
ag_6002	3	Kamma	Argillic+Propylitic+Silicic	N =	n/a	18	n/a
				Mean =	n/a	5.3505	n/a
				Max =	n/a	11.8884	n/a
				Std =	n/a	2.9268	n/a
ag_6003	3,4	Kamma	Argillic+Propylitic+Silicic	N =	n/a	18	n/a
				Mean =	n/a	8.8920	n/a
				Max =	n/a	26.8903	n/a
				Std =	n/a	9.1648	n/a
ag_6004	3	Kamma	Argillic+Propylitic+Silicic	N =	n/a	12	n/a
				Mean =	n/a	6.6931	n/a
				Max =	n/a	15	n/a
				Std =	n/a	4.9057	n/a
ag_6005	3,4	Kamma	Argillic+Propylitic+Silicic	N =	n/a	12	n/a
				Mean =	n/a	4.2462	n/a
				Max =	n/a	8	n/a
				Std =	n/a	2.4865	n/a
ag_6006	3	Kamma	Argillic+Propylitic+Silicic	N =	n/a	15	n/a
				Mean =	n/a	7.7032	n/a
				Max =	n/a	18.3126	n/a
				Std =	n/a	5.1522	n/a
ag_6007	3	Kamma	Argillic+Propylitic+Silicic	N =	n/a	25	n/a
				Mean =	n/a	5.3803	n/a
				Max =	n/a	11.1771	n/a
				Std =	n/a	3.2084	n/a
ag_6008	3	Kamma	Argillic+Propylitic+Silicic	N =	n/a	23	n/a
				Mean =	n/a	4.5142	n/a
				Max =	n/a	13.0085	n/a
				Std =	n/a	3.5674	n/a
ag_6009	3	Kamma	Argillic+Propylitic+Silicic	N =	n/a	34	n/a
				Mean =	n/a	8.9273	n/a
				Max =	n/a	25	n/a
				Std =	n/a	6.6283	n/a
ag_6010	3	Kamma	Argillic+Propylitic+Silicic	N =	n/a	40	n/a
				Mean =	n/a	6.0614	n/a
				Max =	n/a	20	n/a
				Std =	n/a	5.3179	n/a
ag_6011	3	Kamma	Argillic+Propylitic+Silicic	N =	n/a	22	n/a
				Mean =	n/a	4.3523	n/a
				Max =	n/a	8	n/a
				Std =	n/a	1.656	n/a
ag_6012	3	Kamma	Argillic+Propylitic+Silicic	N =	n/a	29	n/a
				Mean =	n/a	5.9920	n/a
				Max =	n/a	18.645	n/a
				Std =	n/a	5.5774	n/a
ag_7001	3	Kamma	Argillic+Propylitic+Silicic	N =	n/a	79	n/a
				Mean =	n/a	25.4563	n/a
				Max =	n/a	157.5105	n/a
				Std =	n/a	36.8384	n/a
ag_7002	3	Kamma	Argillic+Propylitic+Silicic	N =	n/a	14	n/a
				Mean =	n/a	4.8935	n/a
				Max =	n/a	15	n/a
				Std =	n/a	4.3965	n/a
ag_7004	3	Kamma	Argillic+Propylitic+Silicic	N =	n/a	11	n/a
				Mean =	n/a	11.0018	n/a
				Max =	n/a	52.5782	n/a
				Std =	n/a	18.7548	n/a
ag_7005	3	Kamma	Argillic+Propylitic+Silicic	N =	n/a	8	n/a
				Mean =	n/a	4.5161	n/a
				Max =	n/a	6.2646	n/a
				Std =	n/a	1.4602	n/a

Hycroft Mine Project	Page 124
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Table 11-10: Basic Statistics of 25 ft Sulfide Composites by Sulfide Domain

Sulfide Domain Number	Structure Blocks	Lithology	Alteration	Basic Statistics of 25ft Composites
1	All	All	Acid Leach	N =	319
				Mean =	1.94
				Max =	12.00
				Std =	2.36
2	3,4,5,6	All	All	N =	8,544
				Mean =	1.54
				Max =	28.00
				Std =	1.45
4	1,2,5	All	All	N =	4,623
				Mean =	1.82
				Max =	26.20
				Std =	1.14

11.13	Variography

Variograms were prepared and analyzed by mineralized domain during earlier work on the MRE. The guidance for search orientation and distance that was developed from that work has been applied to the grade assignment techniques applied to this model. A few illustrative variograms have been prepared using the database and domain boundaries applied to this model to provide support to the selected search parameters.

Figure 11-6: Gold Variograms for Silicic Material Between the Central Fault and East Fault

Down Dip to West	North-South

Source: IMC, 2023

Figure 11-7: Gold Variograms for Silicic Material Between the Range Fault and Central Fault

East-West	North

Source: IMC, 2023

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S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

11.14	Block Grade Estimation

Block grade estimation was broken into four groups of estimates: gold, silver, gold cyanide ratio (cnratau), sulfide-sulfur. The boundaries and controls on each of the four were different as might be expected with the differences in geologic occurrence in each case.

11.14.1	Gold

Gold estimations utilized the 22 domains defined previously. Those domain boundaries were treated as “hard” boundaries during estimation. The estimation used the 40 ft composites noted earlier and inverse distance cubed (1/d3) as the estimation method. Search parameters are provided on Table 11-11.

The grade estimation used a maximum of ten composites with a maximum of three composites from one hole. A single composite could be used to assign a block grade, but that grade would be considered as inferred category (Class is discussed later in this section).

Test runs of ordinary kriging have been applied in previous models. The intent of selecting the inverse distance method was to develop a better planning model with less smoothing during block estimation and to provide an estimate of block values that would be predictive of actual mine head grades once appropriate mining cutoffs were applied.

Block gold grade estimation was done in two estimation passes:

1.	Block grades were estimated without the 1982 to 1987 drilling, applying the methods described here in text.

2.	The mineral resource classes of measured, indicated, and inferred were established without the use of the 1982-1987 data.

A second pass of gold block grade estimation was made incorporating the 1982 to 1987 data after the bias correction of 0.56 was applied. Any blocks that were added in addition to those in Step 1 above were coded as Inferred.

11.14.2	Silver

Silver utilized the 38 domains defined previously. Those domain boundaries were treated as “hard” boundaries during estimation. As discussed earlier, silver composites were broken by domain boundaries where high-grade silver mineralization occurs, the composites are set to 10 ft length inside the high-grade domains and 40 ft outside of the high-grade domain. Silver was estimated using 1/d3 methodology.

The estimation strategy within the high-grade domains used a three-pass approach incorporating a small ellipse in the first pass and a larger ellipse in the subsequent passes. Outside of the high-grade domains, the estimation used a one pass approach. Search parameters are provided on Table 11-11.

Two domains that are not inside the high-grade structures, incorporated a high-grade search limit where composites above a certain grade were capped again beyond a specified search distance. This process includes the high-grade values but limits their extent to minimize high-grade smearing over neighboring low-grade values.

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Table 11-11: Grade Estimation Parameters for Au, Ag

Domain	Variable	Ellipsoid Ranges (ft)			Ellipsoid Directions (°)			Composite Counts		Drill Hole Limit	HG Restrictions
		Max	Interm	Min	Dip	Dip Azimuth	Pitch	Min	Max	Max per	oz/ton	Search Limit (ft)
Alluvium	Au	150	150	25	0	270	0	1	10	3	n/a	n/a
	Ag	150	150	25	0	270	0	1	10	3	n/a	n/a
TSG_seds	Au	270	270	50	0	270	0	1	10	3	n/a	n/a
	Ag	270	270	50	0	270	0	1	10	3	n/a	n/a
auld lang syne	Au	150	150	50	40	285	0	1	10	3	n/a	n/a
	Ag	150	150	50	40	285	0	1	10	3	n/a	n/a
acid leach	Au	270	270	50	0	270	0	1	10	3	n/a	n/a
	Ag	270	270	50	0	270	0	1	10	3	n/a	n/a
domain_1_arg_prop	Au	150	150	50	0	270	0	1	10	3	n/a	n/a
	Ag	150	150	50	0	270	0	1	10	3	n/a	n/a
domain_1_silicic	Au	300	300	50	0	270	0	1	10	3	n/a	n/a
	Ag	300	300	50	0	270	0	1	10	3	n/a	n/a
domain_1_unaltered	Au	150	150	50	0	270	0	1	10	3	n/a	n/a
	Ag	150	150	50	0	270	0	1	10	3	n/a	n/a
Domain_2_arg_prop	Au	250	250	50	0	270	0	1	10	3	n/a	n/a
	Ag	250	250	50	0	270	0	1	10	3	n/a	n/a
domain_2_silicic	Au	300	300	50	0	270	0	1	10	3	n/a	n/a
	Ag	300	300	50	0	270	0	1	10	3	n/a	n/a
domain_2_unaltered	Au	150	150	50	0	270	0	1	10	3	n/a	n/a
	Ag	150	150	50	0	270	0	1	10	3	n/a	n/a
domain_3_arg_prop	Au	300	300	50	40	285	0	1	10	3	n/a	n/a
	Ag	300	300	50	40	285	0	1	10	3	20	50
domain_3_silicic	Au	300	300	50	40	285	0	1	10	3	n/a	n/a
	Ag	300	300	50	40	285	0	1	10	3	20	50
domain_3_unaltered	Au	150	150	50	40	285	0	1	10	3	n/a	n/a
	Ag	150	150	50	40	285	0	1	10	3	n/a	n/a
domain_4_arg_prop	Au	250	250	50	40	285	0	1	10	3	n/a	n/a
	Ag	250	250	50	40	285	0	1	10	3	n/a	n/a
domain_4_silicic	Au	300	300	50	40	285	0	1	10	3	n/a	n/a
	Ag	300	300	50	40	285	0	1	10	3	n/a	n/a
domain_4_unaltered	Au	150	150	50	40	285	0	1	10	3	n/a	n/a
	Ag	150	150	50	40	285	0	1	10	3	n/a	n/a
domain_5_arg_prop	Au	250	250	50	0	270	0	1	10	3	n/a	n/a
	Ag	250	250	50	0	270	0	1	10	3	n/a	n/a

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Domain	Variable	Ellipsoid Ranges (ft)			Ellipsoid Directions (°)			Composite Counts		Drill Hole Limit	HG Restrictions
		Max	Interm	Min	Dip	Dip Azimuth	Pitch	Min	Max	Max per	oz/ton	Search Limit (ft)
domain_5_silicic	Au	300	300	50	0	270	0	1	10	3	n/a	n/a
	Ag	300	300	50	0	270	0	1	10	3	n/a	n/a
domain_5_unaltered	Au	150	150	50	0	270	0	1	10	3	n/a	n/a
	Ag	150	150	50	0	270	0	1	10	3	n/a	n/a
domain_6_arg_prop	Au	250	250	50	40	285	0	1	10	3	n/a	n/a
	Ag	250	250	50	40	285	0	1	10	3	n/a	n/a
domain_6_silicic	Au	300	300	50	40	285	0	1	10	3	n/a	n/a
	Ag	300	300	50	40	285	0	1	10	3	n/a	n/a
domain_6_unaltered	Au	150	150	50	40	285	0	1	10	3	n/a	n/a
	Ag	150	150	50	40	285	0	1	10	3	n/a	n/a
ag_6001	pass 1	120	60	30	20	270	90	2	12	2	n/a	n/a
	pass 2	180	90	45	20	270	90	2	12	2	n/a	n/a
	pass 3	240	120	60	20	270	90	1	12	n/a	n/a	n/a
ag_6002	pass 1	120	60	30	20	270	90	2	12	2	n/a	n/a
	pass 2	180	90	45	20	270	90	2	12	2	n/a	n/a
	pass 3	240	120	60	20	270	90	1	12	n/a	n/a	n/a
ag_6003	pass 1	120	60	30	20	270	90	2	12	2	n/a	n/a
	pass 2	180	90	45	20	270	90	2	12	2	n/a	n/a
	pass 3	240	120	60	20	270	90	1	12	n/a	n/a	n/a
ag_6004	pass 1	120	60	30	20	270	90	2	12	2	n/a	n/a
	pass 2	180	90	45	20	270	90	2	12	2	n/a	n/a
	pass 3	240	120	60	20	270	90	1	12	n/a	n/a	n/a
ag_6005	pass 1	120	60	30	20	270	90	2	12	2	n/a	n/a
	pass 2	180	90	45	20	270	90	2	12	2	n/a	n/a
	pass 3	240	120	60	20	270	90	1	12	n/a	n/a	n/a
ag_6006	pass 1	120	60	30	50	300	90	2	12	2	n/a	n/a
	pass 2	180	90	45	50	300	90	2	12	2	n/a	n/a
	pass 3	240	120	60	50	300	90	1	12	n/a	n/a	n/a
ag_6007	pass 1	120	60	30	20	270	90	2	12	2	n/a	n/a
	pass 2	180	90	45	20	270	90	2	12	2	n/a	n/a
	pass 3	240	120	60	20	270	90	1	12	n/a	n/a	n/a
ag_6008	pass 1	120	60	30	20	270	90	2	12	2	n/a	n/a
	pass 2	180	90	45	20	270	90	2	12	2	n/a	n/a
	pass 3	240	120	60	20	270	90	1	12	n/a	n/a	n/a
ag_6009	pass 1	120	60	30	20	270	90	2	12	2	n/a	n/a
	pass 2	180	90	45	20	270	90	2	12	2	n/a	n/a
	pass 3	240	120	60	20	270	90	1	12	n/a	n/a	n/a

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Domain	Variable	Ellipsoid Ranges (ft)			Ellipsoid Directions (°)			Composite Counts		Drill Hole Limit	HG Restrictions
		Max	Interm	Min	Dip	Dip Azimuth	Pitch	Min	Max	Max per	oz/ton	Search Limit (ft)
ag_6010	pass 1	120	60	30	20	270	90	2	12	2	n/a	n/a
	pass 2	180	90	45	20	270	90	2	12	2	n/a	n/a
	pass 3	240	120	60	20	270	90	1	12	n/a	n/a	n/a
ag_6011	pass 1	120	60	30	20	270	90	2	12	2	n/a	n/a
	pass 2	180	90	45	20	270	90	2	12	2	n/a	n/a
	pass 3	240	120	60	20	270	90	1	12	n/a	n/a	n/a
ag_6012	pass 1	120	60	30	20	270	90	2	12	2	n/a	n/a
	pass 2	180	90	45	20	270	90	2	12	2	n/a	n/a
	pass 3	240	120	60	20	270	90	1	12	n/a	n/a	n/a
ag_7001	pass 1	120	60	30	50	300	90	2	12	2	n/a	n/a
	pass 2	180	90	45	50	300	90	2	12	2	n/a	n/a
	pass 3	240	120	60	50	300	90	1	12	n/a	n/a	n/a
ag_7002	pass 1	120	60	30	50	300	90	2	12	2	n/a	n/a
	pass 2	180	90	45	50	300	90	2	12	2	n/a	n/a
	pass 3	240	120	60	50	300	90	1	12	n/a	n/a	n/a
ag_7004	pass 1	120	60	30	50	300	90	2	12	2	n/a	n/a
	pass 2	180	90	45	50	300	90	2	12	2	n/a	n/a
	pass 3	240	120	60	50	300	90	1	12	n/a	n/a	n/a
ag_7005	pass 1	120	60	30	50	300	90	2	12	2	n/a	n/a
	pass 2	180	90	45	50	300	90	2	12	2	n/a	n/a
	pass 3	240	120	60	50	300	90	1	12	n/a	n/a	n/a

11.14.3	Cyanide Ratio

About 75% of the assay database for fire gold was also assayed for cyanide soluble gold. The cyanide soluble assay is a direct indication of the cyanide amenability of the mineralized material to gold and silver recovery by cyanidation. Much of the upper portion of the deposit received cyanide soluble assays for gold and silver.

CnAu/FaAu was used to indicate cyanide amenability. The ratio, where it is available, can be interpreted as an indication of oxidation that has occurred in the rock mass.

The domains selected for gold and silver mineralization (previously shown in Table 11-4) reflect the original hydrothermal mineralization. The cyanide ratio however reflects the oxidation process as a secondary impact.

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A review of cross-sections of the cyanide ratio data indicated two populations of cnratau:

1.	A generally horizontal band near topography reflecting surface water and oxidation that looks like a conventional oxidation blanket.

2.	Isolated values at depth that likely reflect oxidation downward along structure with limited later extent.

To estimate cnratau, a boundary was developed between the upper oxide blanket and the lower structural controlled oxidation. This was completed by visual analysis of cnratau cross-sections.

The boundary surface was defined as a horizontal plane on the 4,000 ft. elevation from the eastern edge of the model to the 19,000 East line. From there the surface trends upward to the 4,400 ft. elevation at the 21,000 East line. From 21,000 east to the east edge of the model, the 4,400 ft. elevation is applied. Blocks above the surface were coded with a value of 1 in a variable called “Contrat”. Blocks below the surface were coded with a Contrat value of 2.

Table 11-12 summarizes the parameters used to estimate the cnratau within each block. Once the ratio was assigned, block values of cyanide soluble Au could be calculated where required. Composite requirements: max =10, min =1, max per hole =3.

Table 11-12: Estimation Parameters for Cyanide Ratio, All Three Domains utilized 1/D3

Cn Ratio Domain “Contrat”	Structure Block Code	Description	Parameters Applied to 40 ft Composites
			Variable	Orientation, Degrees			Search Radii, (ft)			Maximum Composites per Drillhole
				Dip Dir	Plunge	Rotation	Prim	Second	Perpend
1	All	Near Surface Oxidation	cnratau	0	0	0	700	700	50	3
2	3,4,6	Structural Oxidation, East of Central Fault	cnratau	285	-40	0	150	150	50	3
3	1,2,3,5	Structural Oxidation, West of Central Fault	cnratau	270	-90	0	150	150	50	3

11.14.4	Sulfide Sulfur

Sulfide sulfur was estimated to provide an improved localized cost for concentrate processing. The cost of concentrate processing is dependent on the amount of sulfide sulfur in the mill feed. The current POX process has been adjusted to match the full range of sulfide sulfur found in the flotation concentrate. Most of the sulfide sulfur is in the form of pyrite. Pyrite exists everywhere throughout the deposit, including in the oxidized portion. In particular, the acid leach alteration type contains native sulfur which also reports to the LECO assay method for sulfide sulfur.

The presence of sulfide sulfur is not impacted by the oxidation state or rock type. Population tests indicate that the only independent population is the acid leach alteration. The dip orientation for the estimation parameters was, however, adjusted based on structure.

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The sulfide sulfur LECO data was performed on selected drillholes. The sulfide sulfur block grades were estimated from the 25 ft composite LECO data as described in previous sections. Composite counts were a maximum of 10, minimum of one with a maximum of three composites per drill hole.

Table 11-13 summarizes the estimation parameters used to assign sulfide sulfur to the model blocks.

Table 11-13: Sulfide Sulfur Estimation Parameters, All Three Domains Utilized 1/D3

Structure Block Code	Description	Variable	Orientation, Degrees			Search Radii, (ft)
			Dip Dir	Plunge	Rotation	Prim	Second	Perpend
All	Acid Leach Alteration	Sulfd	0	0	0	650	650	200
3,4,6	East of Central Fault	Sulfd	285	-40	0	650	650	200
1,2,3,5	West of Central Fault	Sulfd	0	0	0	650	650	200

Due to the low number of sulfide sulfur composites, default values were assigned based on alteration type to those blocks without estimated sulfide sulfur. Sulfide sulfur can be an input to project cost so leaving blocks un-estimated would underestimate project costs.

The default values were assigned as follows in Table 11-14. Default values were assigned to blocks that did not receive a sulfide sulfur value from the estimation process.

In the development of the POX process, reagent consumption and power costs were consistent across the range of sulfide sulfur levels identified. Therefore, a fixed value could be applied to the operating costs.

Table 11-14: Sulfide Sulfur Default Values if Not Estimated

Description	Default Sulfide Sulfur %
Acid Leach	1.7167
Argillic	1.5226
Silicic	1.8335
Propylitic	1.1057
Unaltered	0.782

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11.14.5	Density

Bulk density was assigned to in-situ rock based on density data collected by Hycroft and their predecessors. Average density values were set based on alteration type within the hard or in-situ units. The exception was the ALS rock type which was assigned a single value not impacted by alteration.

Alluvium, back fill, and stockpiles were guided by the few test values available but were generally based on the density values assigned to an earlier block model completed in 2019. Table 11-15 summarizes the densities assigned to the model.

Table 11-15: Density Assigned to the Block Model

Description	Specific Gravity	lbs/ft Cu	Ktons per Model Block
Acid Leach	2.2654	141.424	4.5256
Argillic	2.2094	137.928	4.4137
Silicic	2.5055	156.413	5.0052
Propylitic	2.3193	144.789	4.6333
Alluvium	1.7808	111.172	3.5575
Auld Lang Syne	2.652	165.559	5.2979
Unassigned Blocks	2.3193	144.789	4.6333
Stockpile	Specific Gravity	lbs/ft Cu	Ktons per Block
100	1.6026	100.047	3.2015
101, 102, 103, 104, 105, 106	1.7049	106.433	3.4059
120 (Crofoot Leach Pad)	2.0000	124.856	3.9954

11.14.6	Stockpile Grade Estimation

The Hycroft pits have incurred both backfilling and in-pit stockpiling. Potential sulfide mill feed that has been incurred during the mining of oxide heap leach ores have been stockpiled. That material is a potential future mill feed to a sulfide processing facility.

Hycroft developed interpreted solids based on survey data of the stockpiles.

Some of the stockpiles at Hycroft have been drilled by Sonic drilling and RC sampling methods. The grade of those stockpiles that contained stockpile drilling were assigned with the assays from those holes. Stockpiles that were estimated all used a search of 600 x 600 x 200 ft and 1/D1 methods to estimate Au, Ag, Sulfide Sulfur and cnratau. Densities were assigned as summarized in the previous sub-section. Where there were no stockpile drilling assays, average tonnage and grade of each stockpile based on the blast hole grade control information was used.

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Blocks were assigned stockpile codes as summarized in Table 11-16.

Table 11-16: Stockpiles Assigned Grades by Inverse Distance Estimation

Stockpile Codes	Location	Variables Estimated by 1/D1
Au, Ag, Sulfide Sulfur, CnAu/FaAu Ratio
Dip Dir	Plunge	Rotation	Prim (ft)	Second (ft)	Perpend (ft)
101	Brimstone Stockpile 1	0	90	0	600	600	200
102	Brimstone Stockpile 2	0	90	0	600	600	200
104	Central Stockpile 1	0	90	0	600	600	200
120	Crofoot Leach Pad	0	90	0	600	600	200
Stockpile Grades Assigned by Hycroft Production History
Stockpile Codes	Location	Au oz/ton	Ag oz/ton	Sulfide Sulfur %	CnAu/FaAu Ratio
100	General Fill	0	0	0	0
103	Brimstone Stockpile 3	0.0148	0.6514	2.51	0.2
105	Central Stockpile 2	0.0131	0.2308	1.89	0.25
106	Gyro Stockpile	0.019	0.848	2.97	0.18
120	Crofoot Leach Pad	-	-	1.74	-

Note: No sulfide sulfur data exists for the Crofoot Leach Pad (120) so a default value was assigned for processing costs

The Crofoot leach pad (code 120) was assigned an inferred confidence classification. All other graded stockpiles were assigned an Indicated confidence classification.

11.14.7	Treatment of 1982 – 1987 Data

The observed high bias with the 1982 – 1987 data was discussed and illustrated in Section 9. Half of the 1982-1987 data have been historically mined out. The 1982-1987 drill data was included using the following steps:

1.	The procedures described in the previous sub-sections and in Section 11.15 regarding classification were first completed using the drill hole composites that had excluded the 1982 to 1987 drill data.

2.	Once completed, the block gold grades and the block class codes were stored in separate variables.

3.	The 1982-1987 composite data was corrected for potential high bias by multiplying each composite by a factor of 0.56, based on the nearest neighbor comparison to post 2005 data described in Section 9.

4.	The gold estimation procedure was repeated using the identical parameters as described in the previous sub-sections and in item 1 above.

5.	Any additional blocks that were estimated in pass 2 were added to the gold grade and coded as “Inferred.”

The procedure outlined above did not change the gold block grade of the blocks estimated in pass 1 without the 1982-1987 data. It was not necessary to update the silver because there were no silver assays within the 1982-1987 data.

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11.15	Classification

Individual blocks in the model were assigned classification codes as defined within S-K 1300. As noted earlier, the stockpiles were assigned classification codes of 2 for Indicated class and the Crofoot leach pad was assigned a code of 3 for inferred.

The in-situ rock values were assigned classification codes based on the inverse distance estimation of Au. During that estimation process, the number of composites that were used to estimate the block was stored along with the distance between the block and the closest composite. Those two parameters were used to assign classification code in the following manner to blocks estimated without the 1982-1987 data.

If closest distance <= 125 ft and number of composites = 10, Class = 1 Measured

Else

If closest distance <=225 ft and number of composites >=4, Class = 2 Indicated

Otherwise

Remaining Estimated Blocks                                                  Class = 3 Inferred

After the above coding was complete, the additional blocks that resulted from inclusion of the bias corrected 1982-1987 data were coded as inferred.

As noted in Section 11.14.4, sulfide sulfur information is limited in number compared to gold and silver assays. The confidence procedures that are described in the previous paragraph are to be applied to metallurgical processes that utilize sulfide sulfur to estimated process cost such as POX. Default assignments of sulfide sulfur to blocks with estimated gold and silver are appropriate for cost estimation.

The previous paragraphs discuss several items of uncertainty in the database that have caused components of the mineralization to be classified as inferred. There is indication that those inferred components are mineralized, but the uncertainty in the data or lack of data contributes to an inferred level of grade estimation.

Measured mineralization has a sound level of reliability due to the close spacing (125 ft) and large number of samples contributing to the grade estimates. Indicated level is slightly more uncertain than measured due to the wider spacing of the data and fewer number of samples used for estimation. The definitions of measured, indicated, and inferred are consistent with the definitions within SK-1300.

Figure 11-8 is a cross-section showing the classification for Hycroft resources.

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Figure 11-8: E-W Cross-section at 41000-N, Showing Confidence Codes

Note: Red (1) = Measured, Green (2) = Indicated, Blue (3) = Inferred. Source: Hycroft, 2025

11.16	Model Verification

The block model was verified by several methods before being used to determine mineral resources:

●	Detailed Visual Checks of Drilling versus Block Estimates.

●	A Bias Check for Each Domain.

●	Swath Plots.

●	IMC Smear Check.

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The visual check of the block model is one of the most useful and informative processes that was used to confirm the practicality of the block model. IMC completed visual checks on plan and sections for all the estimated variables in the model. In addition to IMC visual checks, the Hycroft engineering and geology team on site have also reviewed the model.

Figure 11-9 and Figure 11-10 are cross sections through the block model with drilling as visual checks.

Figure 11-9: E-W Cross-section at 41000-N, Visual Check of Gold Grades in Drillholes and Block Model

Note: Warmer Colors are Higher Grade. Source: Hycroft, 2025

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Figure 11-10: E-W Cross-section at 41000-N, Visual Check of Silver Grades in Drillholes and Block Model

Note: Warmer Colors are Higher Grade. Source: Hycroft, 2025

11.16.1	Swath Plots

Hycroft produced comparative statistics, including inverse distance cubed (ID3), nearest neighbor (NN) and inverse distance squared (ID2) estimations, and swath plots for all deposits. Swath plots provide a visual indication if the block model follows the grade trends indicated by the supporting data and if there is any observable local bias in the block grade estimation. The swath plots produced generally demonstrated good correlation, with block grades being somewhat smoothed relative to composite grades, as expected.

Figure 11-11 is an example for the swath plots in the X and Y (model east and north) directions across the deposit for the gold estimation. Figure 11-12 and Figure 11-13 illustrate the same swath plots for silver and sulfide sulfur respectively.

The green histogram represents the volume of estimated blocks within the resource pit for each 160 ft slice of the model.

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Figure 11-11: Swath Plots for Gold, X = East and Y = North Slices, 160 ft Wide Slices

Swathplot in X, 4 block spacing
swath_au_id3
swath_au_id3
swath_au_id2
swath_au_nn
Average
Volume
Swath
1e9

Swathplot in Y, 4 block spacing
swath_au_id3
swath_au_id3
swath_au_id2
swath_au_nn
Average
Volume
Swath
1e9

Source: Hycroft, 2025

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Figure 11-12: Swath Plots for Silver, X = East and Y = North Slices, 160 ft Slices

Swathplot in X, 4 block spacing
1e9
swath_ag_id3
swath_ag_id3
swath_ag_id2
swath_ag_nn
Average
Volume
Swath
0.00
0.05
0.10
0.15
0.20
0.25
0.30
0.35
0.40
0.0
0.5
1.0
1.5
2.0
2.5
3.0
3.5
0
10
20
30
40
50
60
70
80

Swathplot in Y, 4 block spacing
1e9
swath_ag_id3
swath_ag_id3
swath_ag_id2
swath_ag_nn
Average
Volume
Swath
0.0
0.2
0.4
0.6
0.8
1.0
1.2
0.0
0.5
1.0
1.5
2.0
2.5
3.0
0
15
30
45
60
75
90
105
120

Source: Hycroft, 2025

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Figure 11-13: Swath Plots for Sulfide Sulfur, X = East and Y = North Slices, 160 ft Slices

Swathplot in X, 4 block spacing
swath_s_s%_id3
swath_s_s%_id3
swath_s_s%_id2
swath_s_s%_nn
Average
Volume
Swath
1e9

Swathplot in Y, 4 block spacing
swath_s_s%_id3
swath_s_s%_id3
swath_s_s%_id2
swath_s_s%_nn
Average
Volume
Swath
1e9

Source: Hycroft, 2025

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11.16.2	Smear Check

IMC used a simple test to understand the amount of grade smoothing within the block model and to confirm that the model grades are not high biased. The test is referred to internally as the “smear check.”

The procedure is as follows:

●	A range of cutoff grades are selected for the check process. Typically, they bracket the potential planning cutoff grades.

●	For each cutoff grade being tested, the blocks above cutoff are identified.

●	All composites contained within those blocks are identified.

●	Average grade of the composites and blocks are tabulated.

●	Percentage of the contained composites less than cutoff are calculated.

Table 11-17 summarizes the results for both Au and Ag in-situ rock. Stockpiles and stockpile drillholes have been removed from this analysis. In all cases, the model mean grade is less than or equal to the mean grade of the contained composites. This is because the block estimate also draws from composites that are outside of the test shape.

Less than cutoff, is indicative of the amount of averaging or “smearing” of grade that has occurred in the estimation process. Ideally this value should be less than about 10 to 15% in the range of cutoff grades. The gold and sulfide sulfur responses meet these criteria over a range of the deposit grades.

Table 11-17: IMC Smear Check

Cutoff Grade	% Comps Less than Cutoff	Number of Comps in Shape	Composite Grade (oz/ton)	Number of Blocks in Shape	Model Grade (oz/ton)
Au Composites vs Model Au
0.002	6.24	24,464	0.009	673,328	0.008
0.003	7.31	22,073	0.010	585,073	0.009
0.004	9.10	20,000	0.010	511,894	0.009
0.005	11.54	17,758	0.011	445,637	0.010
0.006	13.39	15,577	0.012	380,290	0.011
0.007	15.08	13,349	0.013	318,446	0.012
0.008	15.84	11,331	0.014	262,200	0.013
0.009	18.36	9,446	0.015	213,726	0.014
0.010	20.04	7,830	0.016	171,559	0.015
Ag Composites vs Model Ag
0.100	15.52	16,074	0.353	500,629	0.302
0.200	21.81	8,259	0.531	221,681	0.505
0.300	25.83	4,916	0.729	122,015	0.720

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Cutoff Grade	% Comps Less than Cutoff	Number of Comps in Shape	Composite Grade (oz/ton)	Number of Blocks in Shape	Model Grade (oz/ton)
0.400	27.16	3,328	0.934	80,459	0.914
0.500	28.17	2,446	1.076	57,512	1.100
0.600	29.70	1,943	1.217	43,761	1.274
Sulfide Sulfur Composites vs Model, Default Values Removed from Analysis
0.25	4.73	11,813	1.86	792,323	1.78
0.50	3.28	10,887	1.98	758,989	1.85
1.00	4.99	9,547	2.15	670,013	1.99
1.50	8.07	7,773	2.34	532,655	2.18
2.00	13.61	4,181	2.87	272,917	2.56

Note: Below End 2021 Topography, Without stockpile blocks or drilling, and without data from 1982 through 1987 Drilling. The silver check does not include the vein domains

Silver grade responses at 0.20 oz/ton and above indicate a modeled mineralized zone will have 22 to 29% of the composite values inside the modeled shape that are less than the cutoff shape. Although not ideal, the result for silver is acceptable.

As an additional test on silver, the blocks within the MRE pit with positive economic value were averaged to determine their average silver grade. The average of all composites was identified within the same envelope. The statistical mean of the resource containing silver composites is 0.55 oz/ton after capping. The average silver grade of the resource blocks is 0.32 oz/ton. The result indicates that the observed grade smearing in silver is not overestimating the contained silver in the MRE.

11.17	Mineral Resource Estimate

The MRE at the Hycroft property is currently envisioned to be produced from a conventional hard rock open pit mine feeding two process facilities:

1.	Oxide material will be routed to ROM cyanide heap leach, producing gold and silver doré.

2.	Sulfide material will be allocated to a Flotation milling process followed by POX of the concentrate to make a gold and silver doré.

The terms of reference for this MRE are mineralization in-place. The procedures described in the following paragraphs establish that the stated mineral resources have RPEE.

Mineral resources were developed using the block model and pit optimization software to determine mineralization with reasonable prospects for economic extraction of the mineral resource as defined by S-K 1300. The optimization software compares the cost of production versus the benefit of metal sales to develop an estimated open pit geometry. The pit walls of the resulting pit are at breakeven economics where costs equal benefits.

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The cutoff grade that is reported for this statement of mineral resources is based on the estimated costs and metal prices on Table 11-18. The internal or marginal cutoff is applied and reported where the benefits of selling the recovered metal will pay for the processing and fixed general and administrative (G&A) costs.

Table 11-18 summarizes the economic and recovery parameters that were used to define the pit that established the MRE. The process costs were developed by Ausenco and Hycroft based on recent cost estimation. Mine operating cost estimates were developed by IMC by scaling from preliminary mine planning and cost estimation completed during early 2022.

The cutoff grade is presented as an NSR. A marginal or internal cutoff grade is consequently $0.01/ton. An estimate of the Net of Process value is also provided in terms of Equivalent Gold Grade. Metal prices for the MRE were $3,100 /oz Au, and $36.00/oz Ag. Spot prices for Au and Ag in 2025 ranged from US$2,798 to US$4,323/ oz Au and US$31.34 to US$71.63/ oz Ag respectively. The prices selected for determination of mineral resources are conservative relative to current metal prices and do not include extensive price extrapolation.

The MRE is presented on Table 11-19 using US customary units and on Table 11-20 in metric units. Mineral resources are not mineral reserves, and do not have demonstrated economic viability.

The risks to the Hycroft MRE are future changes in project costs and project recoveries as well as metal prices that can have a substantial impact on the MRE. Process recoveries in the grade ranges near the cutoff grades may be less than the recoveries presented on Table 11-18. Additional process testing could result in modifications to the recovery and process costs that could result in reductions in the mineral resource.

The categories of measured, indicated, and inferred reflect different drill densities as noted in Section 11.15. Uncertainties in the drill database have been minimized by the following two treatment components of the database:

1.	The 1982 through 1987 drilling and assay data, which appears to be biased, has been corrected for bias and incorporated only in the estimation of inferred mineral resources.

2.	The cyanide soluble silver assays which measure the cyanide amenable silver content have not been used in the MRE.

The slope angles input for the pit optimization software was based on work completed by Call & Nicholas Inc, (CNI) completed in February of 2022 with additional documentation in October of 2023. IMC has reviewed these documents and has accepted the slope angle recommendations for use in the development of the MRE.

IMC is a third-party consulting firm with people who can act as a qualified person for the MRE. IMC holds the opinion that all relevant technical and economic factors likely to influence the project or economic extraction could be resolved with further work and that this statement of mineral resources meets the requirements to show RPEE.

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Table 11-18: Economic and Technical Parameters for Hycroft MRE

Cost Assumptions
Mining Cost, Base	$1.65/ton material moved
+ Bench Incremental Cost Below 4660	$0.018/ton per bench of depth

Categorization of Oxidation Type based on the AuCn/AuFA Ratio = cnratau
Oxide >=0.7	Transition between 0.3 and 0.7	Sulfide <=0.3

Process Cost for Flotation and POX
Total Mill Cost for Sulfide and Transition	$16.73/ton of feed to float plant
ROM Leach for Oxide,	$1.88/ton of feed to ROM Leach
ROM Leach for Transition Sulfide	$3.63/ton of feed to ROM Leach

Mill Process Recoveries
Mill Recoveries	Flotation	POX	Extraction	Total
Gold	89.5%	93.5%	99.0%	82.8%	of (AuFA)
Silver	92.9%	86.0%	97.0%	77.5%	of (Total Silver Assay)

ROM Heap Leach Recoveries
ROM Leach Recovery	Oxide	Transition
Gold	75.0%	75.0%	of (AuCn)
Silver	12.2%	12.2%	of (Total Silver Assay)

Refining Recoveries	Au	Ag
Mill + POX Payable	99.5%	99.5%
Leach Process Payable	99.5%	99.5%

Doré Transport and Refining Cost
Gold	$5.00/oz
Silver	$0.50/oz

Metal Price Assumptions		Heap Leach AuCN Cutoffs		Mill-POX Au Equiv
Gold	Silver	Internal Cutoff		Internal Cutoff
$3,100/oz	$36.00/oz	Oxide	0.0008 oz/ton	0.0066 oz/t AuEquiv
		Transition	0.0016 oz/ton
Gold Equivalent for Heap Leach = Cyanide Gold + 0.0019 x Total Silver Assay Or at average gold leach recovery AuEq = Fire Gold + 0.0035 Total Silver Assay
Gold Equivalent for Flotation + Concentration = Fire Assay Gold + Total Silver Assay x 0.0107

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Table 11-19: Hycroft MRE as of January 21, 2026, US customary Units

Classification	Cutoff Grade $ Net of Refining	Approximate Cutoff, AuEq (oz/ton)	Ktons	Gold oz/ton	Silver oz/ton	Sulfide Sulfur%	Contained Ounces
							Gold Oz x 1000	Silver Oz x 1000
Heap Leach Resource
Measured	$1.88 - $3.63	0.001 - 0.002	92,994	0.005	0.11	1.83	446	10,322
Indicated	$1.88 - $3.63	0.001 - 0.002	110,374	0.004	0.09	1.54	475	9,492
Meas + Ind	$1.88 - $3.63	0.001 - 0.002	203,368	0.005	0.10	1.67	921	19,814
Inferred	$1.88 - $3.63	0.001 - 0.002	110,018	0.005	0.09	1.41	528	10,122
Flotation Mill + Concentrate Treatment by Pressure Oxidation and Cyanide Leach
Measured	$16.73	0.007	734,571	0.011	0.43	2.03	8,154	316,600
Indicated	$16.73	0.007	748,876	0.010	0.30	1.84	7,339	226,161
Meas + Ind	$16.73	0.007	1,483,447	0.010	0.37	1.93	15,493	542,761
Inferred	$16.73	0.007	459,646	0.010	0.27	1.76	4,505	122,725
Combined Mineral Resources Leach Plus Mill
Measured	$1.88 - $16.73	0.001 - 0.007	827,565	0.010	0.40	2.01	8,600	326,922
Indicated	$1.88 - $16.73	0.001 - 0.007	859,250	0.009	0.27	1.80	7,814	235,653
Meas + Ind	$1.88 - $16.73	0.001 - 0.007	1,686,815	0.010	0.33	1.90	16,414	562,575
Inferred	$1.88 - $16.73	0.001 - 0.007	569,664	0.009	0.23	1.69	5,033	132,847

Notes:

1.	Mineral resources based on metal prices of $3,100/troy oz Au and $36.00/troy oz Ag.
2.	Cutoffs are Income – Refining Cost = NSR.
3.	Gold Equivalent (AuEq) for Heap Leach = Cyanide Gold + 0.0019 x Total Silver Assay, or at average gold leach recovery AuEq = Fire Gold + 0.0035 Total Silver Assay.
4.	Gold Equivalent for Mill + Pressure Oxidation = Fire Gold + 0.0107 x Total Silver Assay.
5.	Numbers may not match exactly due to rounding.
6.	Mineral resources are contained within a computer-generated optimized pit.
7.	Total material in that pit is 5.42 billion tons.
8.	Mineral resources are not mineral reserves, and detailed economic considerations have not been applied.
9.	Modifying factors for mine and process design have not been applied.
10.	All units are US customary. Ktons means 1,000 short tons of 2,000 lbs Au and Ag grades are in troy ounces per short ton (oz/ton).

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Table 11-20: Hycroft MRE as of 21 January 2026, Metric Units

Classification	Cutoff Grade $ Net of Refining	Approximate Cutoff, AuEq (g/tonne)	Ktonnes	Gold (g/tonne)	Silver (g/tonne)	Sulfide Sulfur (%)	Contained Ounces
							Gold	Silver
							Oz x 1000	Oz x 1000
Heap Leach Resource
Measured	$2.07 - $4.00	0.027 - 0.055	84,364	0.164	3.80	1.83	446	10,322
Indicated	$2.07 - $4.00	0.027 - 0.055	100,131	0.147	2.95	1.54	475	9,492
Meas + Ind	$2.07 - $4.00	0.027 - 0.055	184,495	0.155	3.34	1.67	921	19,814
Inferred	$2.07 - $4.00	0.027 - 0.055	99,808	0.164	3.15	1.41	528	10,122
Flotation Mill + Concentrate Treatment by Pressure Oxidation and Cyanide Leach
Measured	$18.44	0.206	666,403	0.380	14.76	2.03	8,154	316,600
Indicated	$18.44	0.206	679,380	0.336	10.34	1.84	7,339	226,161
Meas + Ind	$18.44	0.206	1,345,783	0.358	12.53	1.93	15,493	542,761
Inferred	$18.44	0.206	416,991	0.336	9.14	1.76	4,505	122,725
Combined Mineral Resources, Leach Plus Mill
Measured	$2.07 - $18.44	0.027 - 0.206	750,767	0.356	13.53	2.01	8,600	326,922
Indicated	$2.07 - $18.44	0.027 - 0.206	779,512	0.311	9.39	1.80	7,814	235,653
Meas + Ind	$2.07 - $18.44	0.027 - 0.206	1,530,279	0.333	11.42	1.90	16,414	562,575
Inferred	$2.07 - $18.44	0.027 - 0.206	516,799	0.303	7.99	1.69	5,033	132,847

Notes:

1.	Mineral resources based on metal prices of $3,100/ oz Au and $36.00/ oz Ag.
2.	Cutoffs are Income – Refining Cost = NSR.
3.	Gold Equivalent for Heap Leach = Cyanide Gold + 0.0019 x Total Silver Assay.
4.	Gold Equivalent for Mill + Pressure Oxidation = Fire Gold + 0.0107 x Total Silver Assay.
5.	Numbers may not match exactly due to rounding.
6.	Mineral resources are contained within a computer-generated optimized pit.
7.	Total material in that pit is 4.92 billion tonnes.
8.	All units on this table are metric: Ktonnes means 1,000 tonnes. Au and Ag grades are in grams per tonne (g/tonne).
9.	Mineral resources are not mineral reserves, and detailed economic considerations have not been applied.
10.	Modifying factors for mine and process design have not been applied.

Contained within the MRE at Hycroft are a series of high-grade silver veins at Brimstone and zones of higher silver concentrations in Vortex that are associated with a low angle breccia body. The modeling process of these high-grade silver domains was described earlier in this section. Those domains are contained within the MRE on Table 11-19 and Table 11-20. Table 11-21 to Table 11-23 are the tabulation of the gold and silver within the domain volumes that are contained within the MRE in Table 11-19 and Table 11-20.

The domains are in two areas of the deposit referred to as Brimstone and Vortex. The contained metal is illustrated at three different silver cutoff grades. Specific mine plans have not been completed but it is envisioned that these domains could be either mined in an open pit methodology and high-grade material could be comingled with lower-grade material from that specific pit. Or as an alternative, this material could be potentially targeted for an underground mine methodology. Additional metallurgical process development may be required to validate gold and silver recovery values in these specific areas.

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Table 11-21: High-grade Silver Bearing Domains, Contained within the MRE at 2 oz/ton Cutoff Grade, US customary Units

Classification	Cutoff Grade Silver (oz/ton)	Ktons	Gold (oz/ton)	Silver (oz/ton)	Sulfide Sulfur (%)	Gold Contained oz x 1000	Silver Contained oz x 1000
Brimstone
Measured	2.00	3,195	0.011	8.35	1.33	35	26,686
Indicated	2.00	330	0.010	3.11	1.87	3	1,025
Meas + Ind	2.00	3,525	0.011	7.86	1.38	38	27,711
Inferred	2.00	15	0.008	3.52	1.13	0	52
Vortex
Measured	2.00	9,126	0.018	3.81	1.49	160	34,781
Indicated	2.00	7,342	0.014	3.78	1.24	100	27,726
Meas + Ind	2.00	16,468	0.016	3.80	1.38	261	62,507
Inferred	2.00	3,644	0.014	3.65	1.27	50	13,307
Brimstone + Vortex
Measured	2.00	12,322	0.016	4.99	1.45	195	61,467
Indicated	2.00	7,671	0.013	3.75	1.26	104	28,750
Meas + Ind	2.00	19,993	0.015	4.51	1.38	299	90,218
Inferred	2.00	3,659	0.014	3.65	1.27	51	13,359

Table 11-22: High-grade Silver Bearing Domains, Contained within the MRE at 3 oz/ton Cutoff Grade, US customary Units

Classification	Cutoff Grade Silver (oz/ton)	Ktons	Gold (oz/ton)	Silver (oz/ton)	Sulfide Sulfur (%)	Gold Contained oz x 1000	Silver Contained oz x 1000
Brimstone
Measured	3.00	1,841	0.010	12.75	1.25	19	23,476
Indicated	3.00	109	0.008	4.55	2.14	1	494
Meas + Ind	3.00	1,949	0.010	12.30	1.30	20	23,970
Inferred	3.00	10	0.009	4.13	1.23	0	40
Vortex
Measured	3.00	4,494	0.017	5.24	1.39	74	23,568
Indicated	3.00	3,899	0.014	4.98	1.16	54	19,416
Meas + Ind	3.00	8,393	0.015	5.12	1.28	128	42,984
Inferred	3.00	2,023	0.010	4.63	1.30	21	9,374
Brimstone + Vortex
Measured	3.00	6,335	0.015	7.43	1.35	93	47,045
Indicated	3.00	4,007	0.014	4.97	1.19	55	19,909
Meas + Ind	3.00	10,342	0.014	6.47	1.29	148	66,954
Inferred	3.00	2,032	0.010	4.63	1.30	21	9,414

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Table 11-23: High-grade Silver Bearing Domains, Contained within the MRE at 4 oz/ton Cutoff Grade, US customary Units

Classification	Cutoff Grade Silver (oz/ton)	Ktons	Gold (oz/ton)	Silver (oz/ton)	Sulfide Sulfur (%)	Gold Contained oz x 1000	Silver Contained oz x 1000
Brimstone
Measured	4.00	1,386	0.011	15.81	1.23	15	21,912
Indicated	4.00	61	0.007	5.39	2.10	0	331
Meas + Ind	4.00	1,447	0.010	15.37	1.27	15	22,243
Inferred	4.00	10	0.009	4.13	1.23	0	40
Vortex
Measured	4.00	2,679	0.017	6.48	1.37	46	17,350
Indicated	4.00	2,452	0.015	5.88	1.13	36	14,426
Meas + Ind	4.00	5,131	0.016	6.19	1.26	82	31,776
Inferred	4.00	1,326	0.010	5.26	1.26	13	6,969
Brimstone + Vortex
Measured	4.00	4,065	0.015	9.66	1.33	60	39,262
Indicated	4.00	2,513	0.015	5.87	1.15	37	14,757
Meas + Ind	4.00	6,578	0.015	8.21	1.26	97	54,019
Inferred	4.00	1,335	0.010	5.25	1.26	13	7,009

Table 11-24: High-grade Silver Bearing Domains, Contained within the MRE at 68.57 g/ton (2 oz/ton) Cutoff Grade, Metric Units

Classification	Cutoff Grade Silver (g/tonne)	Ktonnes	Gold (g/tonne)	Silver (g/tonne)	Sulfide Sulfur (%)	Contained Ounces
						Gold Oz x 1000	Silver Oz x 1000
Brimstone
Measured	68.57	2,899	0.372	286.35	1.33	35	26,686
Indicated	68.57	299	0.332	106.62	1.87	3	1,025
Meas + Ind	68.57	3,198	0.368	269.54	1.38	38	27,711
Inferred	68.57	13	0.289	120.74	1.13	0	52
Vortex
Measured	68.57	8,279	0.603	130.67	1.49	160	34,781
Indicated	68.57	6,660	0.469	129.48	1.24	100	27,726
Meas + Ind	68.57	14,940	0.543	130.14	1.38	261	62,507
Inferred	68.57	3,306	0.475	125.20	1.27	50	13,307
Brimstone + Vortex
Measured	68.57	11,178	0.543	171.04	1.45	195	61,467
Indicated	68.57	6,959	0.463	128.49	1.26	104	28,750
Meas + Ind	68.57	18,137	0.512	154.71	1.38	299	90,218
Inferred	68.57	3,319	0.474	125.18	1.27	51	13,359

Table 11-25: High-grade Silver Bearing Domains, Contained within the MRE at 102.86 g/ton (3 oz/ton) Cutoff Grade, Metric Units

Classification	Cutoff Grade Silver (g/tonne)	Ktonnes	Gold (g/tonne)	Silver (g/tonne)	Sulfide Sulfur (%)	Contained Ounces
						Gold Oz x 1000	Silver Oz x 1000
Brimstone
Measured	102.86	1,670	0.353	437.24	1.25	19	23,476
Indicated	102.86	98	0.281	155.98	2.14	1	494
Meas + Ind	102.86	1,768	0.349	421.58	1.30	20	23,970
Inferred	102.86	9	0.297	141.73	1.23	0	40
Vortex
Measured	102.86	4,077	0.566	179.80	1.39	74	23,568
Indicated	102.86	3,537	0.477	170.74	1.16	54	19,416
Meas + Ind	102.86	7,614	0.525	175.59	1.28	128	42,984
Inferred	102.86	1,835	0.349	158.91	1.30	21	9,374
Brimstone + Vortex
Measured	102.86	5,747	0.504	254.61	1.35	93	47,045
Indicated	102.86	3,635	0.472	170.34	1.19	55	19,909
Meas + Ind	102.86	9,382	0.492	221.96	1.29	148	66,954
Inferred	102.86	1,844	0.348	158.82	1.30	21	9,414

Table 11-26: High-grade Silver Bearing Domains, Contained within the MRE at 137.14 g/t (4 oz/ton) Cutoff Grade, Metric Units

Classification	Cutoff Grade Silver (g/tonne)	Ktonnes	Gold (g/tonne)	Silver (g/tonne)	Sulfide Sulfur (%)	Contained Ounces
						Gold Oz x 1000	Silver Oz x 1000
Brimstone
Measured	137.14	1,257	0.361	542.02	1.23	15	21,912
Indicated	137.14	56	0.244	184.93	2.10	0	331
Meas + Ind	137.14	1,313	0.357	526.88	1.27	15	22,243
Inferred	137.14	9	0.297	141.73	1.23	0	40
Vortex
Measured	137.14	2,430	0.587	222.07	1.37	46	17,350
Indicated	137.14	2,225	0.504	201.70	1.13	36	14,426
Meas + Ind	137.14	4,655	0.548	212.34	1.26	82	31,776
Inferred	137.14	1,203	0.338	180.23	1.26	13	6,969
Brimstone + Vortex
Measured	137.14	3,687	0.510	331.17	1.33	60	39,262
Indicated	137.14	2,280	0.498	201.29	1.15	37	14,757
Meas + Ind	137.14	5,968	0.505	281.55	1.26	97	54,019
Inferred	137.14	1,211	0.338	179.95	1.26	13	7,009

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12	Mineral Reserve

This section is not relevant to the technical report summary.

13	Mining Methods

13.1	Overview

Hycroft is planned as a conventional hard rock open pit operation. IMC developed a mine plan that produces the required process feed and moves sufficient mine waste to assure continued release of the mineralization. The mine plan is based on measured and indicated mineralization that was estimated in the mineral resource block model described in Section 11.

Inferred mineralization was not included within this initial assessment for two reasons: (1) there is sufficient measured and indicated mineralization to feed the process plant for over 50 years, and (2) to reduce the changes in the mine schedule and potentially minable material as the project moves toward a pre-feasibility study in the future.

The mine will feed two processing facilities:

1.	A flotation mill followed by pressure oxidation and leaching of the concentrate, and

2.	A ROM heap leach for mineralization that is amenable to direct cyanide leaching.

The mine production schedule is summarized on Figure 13-1 with tabular detail on Table 13-1.

The cutoff grade for the schedule is based on income net of process:

●	Income net of process = Net Return after Refining – Process Costs

Calculation of the cutoff using net of process allows for the use of a single parameter for cutoff grade across both process facilities. Details of the development of the mine plan and schedule are reported later in this section.

Figure 13-1 illustrates the planned mine material movement by year for this initial assessment. Mill process, heap leach, and stockpiled mill process material are shown along with the required waste movement. Total material per year starts with 11.3 Mtons/a in preproduction and increases to 71.2 Mtons/a for years 1 through 3. Additional equipment is acquired later so that total material movement is increased to 81.5 to 82.0 Mtons/a from year 5 to year 27. From year 28 until the end of the mine life, the total material movement reduces to around 70 Mtons/a (See Table 13-1).

The material planned for milling and leaching on the production schedule is potentially minable material. They do not constitute mineral reserves at this time.

Approximately 240 M tons of low-grade Mill Feed material is stockpiled throughout the mine life. This material is not fed to the mill and is not part of the economic analysis in this report. Further trade-off studies will analyze the opportunity to feed this additional material through the process plant to benefit from the additional revenue.

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Figure 13- 1: Hycroft Initial Assessment Mine Plan Schedule

Source: IMC, 2026

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Table 13-1: Hycroft Initial Assessment Mine Production Schedule, Measured and Indicated Mineralization

Year	Mill Cutoff	Mill					Oxide Leach, $0.01 Net of Process Cutoff						Transition Leach, $0.01 Net of Process Cutoff						Low Grd Mill Stkp, $0.01 Net of Process Cutoff					Waste	Total
	Net of Process ($/ton)	Ktons	Net of Process ($/ton)	Fire Gold (oz/t)	Silver (oz/ton)	Sulfide Sulfur (%)	Ktons	Net of Process ($/ton)	Fire Gold (oz/ton)	Silver (oz/ton)	Cyanide Ratio CnAu/FaAu	Sulfide Sulfur (%)	Ktons	Net of Process ($/ton)	Fire Gold (oz/ton)	Silver (oz/ton)	Cyanide Ratio CnAu/FaAu	Sulfide Sulfur (%)	Ktons	Net of Process ($/ton)	Fire Gold (oz/ton)	Silver (oz/ton)	Sulfide Sulfur (%)	Ktons	Ktons
Preprod	-	-	-	-	-	-	861	3.55	0.003	0.11	0.78	2.47	1,601	6.66	0.007	0.14	0.58	3.43	-	-	-	-	-	8,871	11,333
1	13.00	14,068	29.53	0.016	0.21	2.11	1,916	5.11	0.004	0.11	0.78	1.82	8,908	4.16	0.007	0.14	0.47	2.26	1,005	6.34	0.008	0.15	2.69	45,302	71,200
2	13.50	20,841	26.01	0.013	0.35	2.45	2,426	1.65	0.002	0.06	0.79	1.48	3,314	3.89	0.007	0.11	0.46	2.11	2,301	9.80	0.009	0.18	2.84	42,318	71,200
3	15.00	20,841	38.31	0.016	0.52	2.31	1,077	6.99	0.005	0.08	0.78	1.88	16,151	3.79	0.007	0.09	0.45	1.65	15,846	6.82	0.008	0.13	2.08	17,285	71,200
4	15.00	20,841	34.59	0.015	0.53	2.32	3,610	5.14	0.004	0.10	0.77	2.16	11,013	3.66	0.006	0.18	0.51	2.41	10,547	7.07	0.007	0.21	2.33	28,335	74,347
5	15.00	20,841	29.24	0.014	0.43	2.87	6,940	6.72	0.005	0.06	0.79	1.65	9,673	4.76	0.006	0.09	0.57	1.85	12,656	8.09	0.007	0.24	2.42	31,389	81,500
6	16.00	20,841	29.73	0.014	0.43	2.22	1,638	7.02	0.005	0.14	0.74	1.20	13,175	4.55	0.006	0.18	0.51	1.43	12,134	9.80	0.009	0.16	2.70	33,712	81,500
7	14.00	20,841	29.74	0.013	0.52	2.03	1,414	5.32	0.004	0.18	0.78	1.25	4,936	2.76	0.005	0.19	0.48	1.51	13,682	7.18	0.007	0.19	2.16	40,627	81,500
8	14.00	20,841	26.17	0.014	0.25	2.06	325	5.33	0.003	0.17	0.86	0.71	3,051	3.07	0.007	0.14	0.41	1.82	14,148	6.76	0.008	0.14	2.14	43,135	81,500
9	7.00	20,841	20.74	0.012	0.23	1.95	13	0.23	0.001	0.05	0.73	0.44	94	1.41	0.004	0.06	0.48	0.67	2,904	3.66	0.007	0.14	2.13	58,149	82,000
10	4.00	20,841	21.08	0.011	0.34	2.00	1,506	2.45	0.002	0.08	0.79	0.96	1,335	1.79	0.004	0.09	0.54	1.38	2,365	2.23	0.006	0.12	1.93	55,954	82,000
11	4.50	20,841	16.39	0.009	0.37	1.97	1,202	4.48	0.003	0.10	0.80	1.74	7,452	1.61	0.004	0.13	0.48	1.77	6,453	2.15	0.006	0.18	1.92	46,052	82,000
12	7.00	20,841	19.93	0.010	0.37	2.04	2,531	2.89	0.003	0.08	0.77	1.02	3,522	2.00	0.005	0.12	0.50	1.64	9,288	3.61	0.006	0.19	2.02	45,818	82,000
13	7.00	20,841	26.32	0.011	0.52	2.16	1,021	5.38	0.004	0.07	0.79	1.29	7,280	2.19	0.005	0.12	0.50	1.52	7,915	3.42	0.006	0.18	2.06	44,943	82,000
14	6.00	20,841	21.20	0.011	0.35	2.26	93	7.34	0.004	0.27	0.98	0.53	419	1.57	0.005	0.16	0.39	1.83	8,696	3.39	0.006	0.18	1.95	51,952	82,000
15	2.00	20,841	19.87	0.011	0.31	1.87	2,772	4.97	0.004	0.05	0.80	1.62	8,284	3.19	0.005	0.09	0.52	1.73	501	1.03	0.006	0.13	2.03	49,602	82,000
16	3.00	20,841	18.83	0.010	0.36	2.07	2,012	2.27	0.002	0.07	0.77	1.24	3,105	2.04	0.005	0.14	0.48	2.67	2,591	1.82	0.005	0.19	2.18	53,451	82,000
17	2.00	20,841	14.36	0.009	0.31	2.43	815	7.24	0.005	0.12	0.76	1.70	4,002	3.13	0.005	0.15	0.53	2.59	1,578	0.98	0.005	0.16	2.23	54,763	82,000
18	8.00	20,841	17.68	0.010	0.32	2.61	1,937	7.10	0.005	0.17	0.76	1.32	2,970	3.57	0.006	0.13	0.51	2.27	13,730	4.37	0.006	0.17	2.41	42,521	82,000
19	4.00	20,841	16.64	0.010	0.26	2.21	718	0.95	0.001	0.09	0.81	1.80	1,483	2.53	0.006	0.12	0.46	2.35	14,391	5.15	0.007	0.18	2.37	44,568	82,000
20	7.00	20,841	14.87	0.010	0.25	1.71	10	3.55	0.003	0.09	0.75	2.00	116	0.99	0.005	0.13	0.38	1.88	11,377	3.76	0.006	0.17	1.94	49,656	82,000
21	7.00	20,841	22.62	0.012	0.34	1.57	30	0.80	0.001	0.02	0.78	1.47	358	0.97	0.005	0.12	0.38	1.64	11,773	3.49	0.006	0.15	1.74	48,997	82,000
22	10.00	20,841	42.57	0.018	0.51	1.45	1,950	5.26	0.004	0.14	0.79	1.09	950	2.57	0.005	0.17	0.51	1.83	9,772	4.62	0.007	0.15	1.77	48,487	82,000
23	8.00	20,841	40.67	0.015	0.72	1.18	3,134	4.07	0.003	0.10	0.77	1.35	1,570	2.20	0.004	0.09	0.59	1.53	3,584	4.03	0.006	0.16	1.79	52,872	82,000
24	6.00	20,841	45.65	0.014	1.04	1.13	5,516	4.92	0.003	0.12	0.79	1.63	3,935	1.88	0.004	0.11	0.57	1.60	1,296	3.19	0.006	0.18	1.57	50,411	82,000
25	9.00	20,841	37.35	0.012	0.83	1.61	4,365	7.79	0.005	0.16	0.78	1.56	7,971	3.21	0.005	0.15	0.55	1.61	2,388	4.98	0.006	0.23	1.68	46,435	82,000
26	9.00	20,841	35.59	0.014	0.58	1.82	1,238	8.04	0.005	0.17	0.83	1.50	3,137	2.89	0.005	0.16	0.49	1.64	2,289	4.85	0.007	0.15	1.77	54,496	82,000
27	8.00	20,841	33.84	0.010	0.90	1.65	1,413	4.51	0.003	0.17	0.80	1.69	2,502	2.50	0.005	0.15	0.53	2.15	7,190	3.96	0.007	0.14	1.55	50,053	82,000
28	4.00	20,841	36.85	0.009	1.13	1.74	581	8.49	0.005	0.13	0.81	1.28	445	1.31	0.005	0.13	0.40	1.91	3,838	2.03	0.006	0.16	1.54	48,295	74,000
29	4.00	20,841	17.78	0.010	0.32	2.02	74	9.49	0.006	0.10	0.78	3.07	1,229	3.02	0.005	0.10	0.56	1.95	3,722	1.96	0.006	0.16	1.93	48,134	74,000
30	2.50	20,841	15.38	0.010	0.20	1.90	5	15.73	0.010	0.26	0.74	1.83	204	1.37	0.004	0.09	0.47	2.51	2,223	1.29	0.006	0.12	1.96	50,727	74,000
31	2.50	20,841	17.31	0.011	0.18	1.92	1,121	6.15	0.004	0.06	0.84	2.01	489	3.73	0.005	0.05	0.59	2.04	1,491	1.28	0.006	0.14	2.09	50,059	74,000

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Year	Mill Cutoff	Mill					Oxide Leach, $0.01 Net of Process Cutoff						Transition Leach, $0.01 Net of Process Cutoff						Low Grd Mill Stkp, $0.01 Net of Process Cutoff					Waste	Total
	Net of Process ($/ton)	Ktons	Net of Process ($/ton)	Fire Gold (oz/t)	Silver (oz/ton)	Sulfide Sulfur (%)	Ktons	Net of Process ($/ton)	Fire Gold (oz/ton)	Silver (oz/ton)	Cyanide Ratio CnAu/FaAu	Sulfide Sulfur (%)	Ktons	Net of Process ($/ton)	Fire Gold (oz/ton)	Silver (oz/ton)	Cyanide Ratio CnAu/FaAu	Sulfide Sulfur (%)	Ktons	Net of Process ($/ton)	Fire Gold (oz/ton)	Silver (oz/ton)	Sulfide Sulfur (%)	Ktons	Ktons
32	2.50	20,841	15.24	0.011	0.16	1.89	727	2.96	0.002	0.11	0.88	1.15	149	1.23	0.004	0.14	0.54	0.56	1,061	1.40	0.006	0.12	2.01	53,222	76,000
33	2.50	20,841	14.60	0.011	0.16	1.85	460	1.63	0.002	0.13	0.78	0.39	274	0.83	0.003	0.20	0.55	0.49	801	1.35	0.006	0.11	1.81	53,624	76,000
34	2.50	20,841	16.42	0.011	0.19	1.84	9	5.21	0.004	0.20	0.74	1.09	978	1.25	0.004	0.17	0.48	0.76	677	1.42	0.006	0.11	2.24	53,495	76,000
35	2.50	20,841	16.78	0.011	0.19	1.98	48	7.42	0.005	0.13	0.74	1.80	574	1.52	0.004	0.16	0.47	1.14	593	1.48	0.006	0.14	2.33	53,944	76,000
36	2.50	20,841	15.29	0.009	0.30	1.74	1,228	6.86	0.005	0.06	0.78	1.32	6,408	2.58	0.005	0.13	0.52	1.47	747	1.38	0.006	0.15	1.73	46,775	76,000
37	2.50	20,841	26.91	0.012	0.47	2.36	168	6.08	0.004	0.14	0.91	1.07	238	1.49	0.005	0.13	0.43	1.40	1,560	1.35	0.005	0.17	1.98	51,192	74,000
38	2.50	20,841	24.95	0.011	0.53	2.34	229	12.00	0.007	0.13	0.76	1.20	1,354	3.55	0.006	0.11	0.49	1.62	1,510	1.31	0.005	0.17	1.82	46,566	70,500
39	2.50	20,841	25.43	0.012	0.47	1.82	531	4.33	0.003	0.13	0.74	2.06	454	2.03	0.004	0.15	0.57	1.73	1,503	1.26	0.005	0.16	1.67	47,171	70,500
40	2.50	20,841	26.65	0.010	0.69	1.47	998	4.54	0.003	0.16	0.74	1.70	942	3.56	0.006	0.11	0.53	1.90	2,003	1.24	0.006	0.14	1.71	45,715	70,500
41	2.50	20,841	34.50	0.011	0.85	1.54	675	2.46	0.002	0.14	0.74	1.89	937	2.43	0.004	0.13	0.57	1.81	1,486	1.23	0.005	0.16	1.50	46,561	70,500
42	2.50	20,841	17.02	0.010	0.28	1.78	687	0.65	0.001	0.14	0.95	2.20	862	2.57	0.005	0.12	0.46	2.26	1,643	1.24	0.005	0.17	1.85	46,467	70,500
43	2.50	20,841	15.02	0.011	0.16	1.84	18	4.22	0.003	0.08	0.94	2.40	48	2.63	0.005	0.08	0.51	2.36	1,751	1.35	0.006	0.09	2.05	47,842	70,500
44	2.50	20,841	14.66	0.011	0.16	1.92	192	0.41	0.001	0.06	0.99	2.21	59	2.02	0.005	0.13	0.41	2.00	1,402	1.39	0.006	0.12	1.90	48,006	70,500
45	2.50	20,841	13.15	0.010	0.14	2.21	368	0.52	0.001	0.06	0.99	1.67	211	2.26	0.006	0.05	0.42	2.28	2,141	1.34	0.006	0.09	2.00	47,038	70,600
46	2.50	20,841	12.76	0.010	0.14	1.91	34	3.72	0.002	0.06	0.96	1.79	317	1.89	0.005	0.11	0.50	1.96	1,910	1.34	0.006	0.11	1.84	47,498	70,600
47	2.50	20,841	19.28	0.011	0.29	1.83	117	0.91	0.001	0.08	0.98	1.32	153	2.36	0.005	0.12	0.54	2.00	1,893	1.21	0.006	0.13	1.84	49,370	72,374
48	2.50	20,841	24.54	0.012	0.41	1.78	15	43.38	0.019	0.19	1.00	2.24	309	2.24	0.005	0.10	0.45	2.20	1,030	1.32	0.006	0.13	1.96	33,556	55,750
49	2.50	20,841	23.81	0.011	0.42	1.65	-	-	-	-	-	-	114	1.13	0.005	0.15	0.36	2.34	749	1.30	0.006	0.14	1.76	33,706	55,409
50	2.50	20,841	35.11	0.011	0.89	1.33	-	-	-	-	-	-	102	1.81	0.005	0.17	0.40	1.06	737	1.45	0.005	0.18	1.38	19,302	40,982
51	2.50	11,008	42.99	0.011	1.16	1.13	-	-	-	-	-	-	86	0.55	0.004	0.22	0.33	1.20	964	1.15	0.005	0.22	1.15	12,300	24,358
Total	-	1,046,284	24.34	0.012	0.43	1.93	60,768	5.11	0.004	0.12	-	1.55	149,242	3.25	0.006	0.14	-	1.83	239,839	4.76	0.007	0.16	2.08	2,320,719	3,816,853

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13.2	Geotechnical and Hydrologic Information

Slope angles for the mine plan were recommended by Call & Nicholas, Inc. (CNI) during February of 2022 with additional documentation in October of 2023. Inter-ramp slope angles range from 25 to 45 degrees depending on the rock type, alteration, and pit geometry. IMC has reviewed this work and has accepted the slope angle recommendations for use in the development of this mine plan.

13.3	Phase Design

The final pit and phase designs were based on computer generated Lerch-Grossman (LG) pits that were generated at a range of metal prices. The input parameters for the LG pits were summarized on Table 11-18. There was one modification to the MRE pit parameters on Table 11-18 when applied to the mine plan. The mine plan LG pits targeted measured and indicated class mineralization only. Inferred was treated as waste in the mine planning process.

Multiple nested LG pits were generated to assist in establishing the final pit and the best overall extraction sequence. The metal prices for design were $$3,100/oz gold and $36.00/oz silver. Those prices were reduced in increments by the price ratios shown in Table 13-2. Table 13-2 and Figure 13-2 summarize the results of the nested LG runs in both tabular and graphic form. All cones on the table were tabulated at the design metal prices of $3,100/oz Au, and $36/oz Ag.

Table 13-2 and Figure 13-2 indicate that the financial benefit of increasing the pit size beyond the 85% price ratio was marginal. As a result, the 85% pit was used as the target for final pit design. The 85% pit is highlighted on the table and illustrated on the graph. Additional check pits were developed with bench discounting applied. The impact of the bench discounting was minor.

Based on the pit geometries of the nested LG pits, a series of 19 phase designs were generated for input into the mine plan. Those phase designs followed the extraction sequence suggested by the LG pit runs. Phase designs utilized the inter-ramp slope designs on combined with the following design parameters:

●	Road Width	125 ft

●	Maximum Road Gradient	10%

●	Minimum Mining Width	300 ft

Table 13-3 summarizes the contained tonnage in each phase at the internal cutoff grade.

Figure 13-3 illustrates the extraction sequence of the phases.

The phases were ranked economically based on the profit per ton ore and the cost per equivalent ounce gold to set the phase extraction sequence. That ranking was adjusted as required to accommodate the practical extraction sequence.

At any point in time, the Mine will be a combination of three to four phase designs operating simultaneously.

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Table 13-2: Summary of Lerch-Grossman Computer Pit Generation

Au Price ($)	Price Ratio	Mill Process				Leach Process				Waste (Ktons)	Total (Ktons)
		Ktons	Net of Process ($/ton)	Fire Gold (oz/ton)	Total Silver (oz/ton)	Ktons	Net of Process ($/ton)	Fire Gold (oz/ton)	Total Silver (oz/ton)
310	10%	1,097	151.36	0.029	3.50	206	8.14	0.008	0.08	334	1,637
465	15%	1,748	126.65	0.025	2.97	434	13.51	0.010	0.08	553	2,735
620	20%	2,573	106.48	0.025	2.20	562	13.34	0.010	0.08	742	3,877
775	25%	4,938	76.85	0.021	1.49	1,298	10.59	0.008	0.08	1,713	7,949
930	30%	8,372	62.48	0.019	1.11	2,027	10.04	0.008	0.10	3,171	13,570
1,085	35%	13,659	52.02	0.018	0.85	4,024	7.59	0.007	0.10	5,490	23,173
1,240	40%	27,258	43.00	0.016	0.67	7,829	6.00	0.006	0.10	13,563	48,650
1,395	45%	85,969	34.89	0.014	0.59	28,356	4.66	0.005	0.11	75,539	189,864
1,550	50%	144,389	30.29	0.013	0.51	38,746	4.39	0.005	0.11	108,094	291,228
1,581	51%	169,775	29.58	0.013	0.50	52,508	4.23	0.005	0.11	140,786	363,070
1,612	52%	175,867	29.33	0.013	0.50	53,945	4.23	0.005	0.11	146,644	376,455
1,643	53%	186,969	28.78	0.013	0.48	55,680	4.22	0.005	0.11	153,832	396,480
1,674	54%	588,778	23.31	0.011	0.43	84,161	3.72	0.004	0.11	673,438	1,346,377
1,705	55%	598,930	23.30	0.011	0.43	85,077	3.72	0.004	0.11	687,143	1,371,150
1,860	60%	776,490	23.03	0.011	0.44	114,870	3.73	0.004	0.11	1,001,378	1,892,739
2,015	65%	906,288	22.30	0.011	0.41	124,912	3.75	0.004	0.11	1,182,421	2,213,621
2,170	70%	1,059,314	21.51	0.011	0.39	141,087	3.93	0.005	0.11	1,446,359	2,646,760
2,325	75%	1,155,463	21.19	0.011	0.39	154,053	3.89	0.005	0.10	1,668,707	2,978,222
2,480	80%	1,252,532	20.91	0.011	0.38	164,321	3.84	0.005	0.10	1,976,220	3,393,073
2,635	85%	1,305,935	20.75	0.011	0.38	170,142	3.81	0.005	0.10	2,180,037	3,656,113
2,790	90%	1,343,023	20.63	0.011	0.38	175,053	3.79	0.005	0.10	2,333,196	3,851,272
2,945	95%	1,368,413	20.47	0.011	0.38	177,864	3.77	0.005	0.10	2,411,860	3,958,138
3,100	100%	1,388,947	20.35	0.011	0.37	180,494	3.75	0.005	0.10	2,492,069	4,061,510

Note:

1.	All Cutoff grades on this table are Internal Cutoff, Net of Process >= $0.01/ton

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Figure 13-2: Summary of Lerch-Grossman Computer Pit Generation

Source: IMC, 2026

Table 13-3 : Contained Tonnage by Internal Cutoff Grade

Extraction Sequence	Area	Mill Process Material				Heap Leach Process Material				Waste	Total
		Ktons	NPR $/ton	Au oz/ton	Ag oz/ton	Ktons	NPR $/ton	Au oz/ton	Ag oz/ton	Ktons	Ktons
1	Central	60,039	$22.39	0.012	0.30	4,079	$3.22	0.004	0.09	28,382	92,500
2	Brimstone	42,823	$24.93	0.012	0.43	5,414	$3.36	0.004	0.12	13,300	61,537
3	Bay	18,696	$24.06	0.015	0.13	2,891	$4.51	0.006	0.06	28,538	50,124
4	Brimstone	82,264	$17.71	0.010	0.34	14,222	$2.84	0.004	0.10	83,534	180,019
5	Bay	20,041	$16.31	0.012	0.09	6,700	$3.71	0.006	0.05	10,958	37,700
6	Bay	20,865	$18.98	0.012	0.07	18,176	$5.42	0.005	0.06	44,313	83,354
7	Camel	20,685	$25.19	0.010	0.60	5,956	$3.13	0.004	0.12	28,896	55,537
8	Camel	61,954	$18.62	0.011	0.24	3,445	$3.20	0.004	0.15	48,563	113,962
9	Brimstone/Vortex	75,566	$13.91	0.009	0.32	11,122	$2.15	0.004	0.11	189,237	275,925
10	Brimstone	68,101	$15.53	0.009	0.32	12,788	$2.45	0.004	0.09	118,884	199,773
11	Vortex	226,663	$21.96	0.011	0.43	12,684	$3.23	0.004	0.12	260,253	499,600
12	Central	26,092	$21.62	0.012	0.32	11,040	$3.69	0.005	0.08	82,325	119,457
13	Brimstone	73,941	$32.58	0.011	0.78	27,927	$4.18	0.004	0.12	192,274	294,142
14	Camel	124,473	$15.09	0.011	0.16	7,928	$5.03	0.005	0.12	192,700	325,101
15	Vortex	107,980	$27.15	0.011	0.60	3,594	$1.66	0.003	0.14	297,178	408,753
16	Brimstone	59,873	$15.69	0.009	0.32	5,066	$3.23	0.004	0.14	153,301	218,239
17	Central	14,018	$11.57	0.007	0.36	9,674	$3.76	0.005	0.12	24,596	48,288
18	Camel	118,762	$13.56	0.010	0.17	1,025	$1.31	0.003	0.06	216,108	335,895
19	Vortex	103,387	$25.44	0.011	0.55	5,919	$2.79	0.004	0.12	307,381	416,686

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Figure 13-3: Phase Schematic and Extraction Sequence

Source: IMC, 2026

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13.4	Production Schedule

The Mine production schedule was developed after completing a number of iterations. The goals of the production schedule were as follows:

1.	Assure practical and operational mine geometries.

2.	Select a total material rate that assured ore release and provided for efficient use of mine capital equipment.

3.	Maximize the project net present value (NPV) by adjusting mine cutoff grades and total material movement.

Table 13-1 presents the mine production schedule for the LOM plan. The cutoff grade to the mill process was adjusted annually to maximize the NPV of the mine production schedule by producing higher grade and consequently more metal in the early years of the mine life. The elevated mill feed cutoff resulted in low grade potential sulfide feed being sent to a low-grade mill stockpile.

Each block in the model was evaluated for its net benefit by both heap leach and mill processing. Mill cutoff grades were applied to the mill net of process only. During each year, blocks that were not routed to the mill were evaluated to see if they had sufficient heap leach benefit to provide positive economic benefit on the heap leach pad. Those blocks were re-routed to the heap leach pad. Low grade sulfide mill feed material was stockpiled for eventual re-mining to the mill after the pit was exhausted. Re-mining and processing of the stockpile should consider the potential for loss of process recovery due to exposure to weathering for an extended period of time. Re-mining and processing of the stockpile is not part of the economic model in this study.

Figure 13-4 and Figure 13-5 illustrate the approximate recovered metal produced over the life of the open pit. The benefit of the elevated cutoff grades in the initial years can be observed with the higher level of gold production in the early years of the mine life. The relative metal contribution of the heap leach compared to the mill is also evident in the graphs. Figure 13-6 illustrates the approximate recovered equivalent gold based on metal prices of $3,100 oz Au, and $36/oz Ag.

Figure 13-7 through Figure 13-17 illustrate the mine and waste storage plan. At any point in time, three to four phases are active to release the process feed, to sustain a consistent total material movement.

Waste is delivered to the large storage facility located west and south of the mine. Once areas of the mine are complete, in-pit backfill is utilized for waste storage. The heap leach process material is planned to be delivered to the Brimstone or Jungo heap leach pads located north of the mine. Low grade sulfide stockpile material is hauled to an area west of the Brimstone and Jungo heap leach pads. Mill process material is hauled to the primary crusher located just west of the Brimstone heap leach facility.

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Figure 13-4: Approximate Recovered Gold by Year

Source: IMC, 2026

Figure 13-5: Approximate Recovered Silver by Year

Source: IMC, 2026

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Figure 13-6: Approximate Recovered Equivalent Gold Ounces by Year Based on $3,100/oz Au and $36/oz Ag

Source: IMC, 2026

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Figure 13-7: Mine and Waste Storage Plan – Pre-production

Leach Pad
WSF
N
Hycroft Mining
End of Pre-Production

Source: IMC, 2026

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Figure 13-8: Mine and Waste Storage Plan - End of Year 1

60,000 N
55,000 N
50,000 N
40,000 N
35,000 N
10,000 N
15,000 N
20,000 N
25,000 N
Stockpile
Leach Pad
WSF
N
0
800
1600
2400
3200
4000
METERS
1:40,000
Hycroft Mining
End of Year 1
INDEPENDENT
15103

Source: IMC, 2026

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Figure 13-9: Mine and Waste Storage Plan – End of Year 2

60,000 N
55,000 N
50,000 N
40,000 N
35,000 N
Stockpile
Leach Pad
WSF
WSF
N
METERS
Hycroft Mining
End of Year 2
INDEPENDENT MINING CONSULTANTS, INC.
15103

Source: IMC, 2026

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Figure 13-10: Mine and Waste Storage Plan - End of Year 3

10,000 E
15,000 E
20,000 E
25,000 E
60,000 N
55,000 N
50,000 N
40,000 N
35,000 N
Stockpile
Backfill
Leach Pad
WSF
WSF
N
0
800
1600
2400
3200
4000
METERS
1:40,000
Hycroft Mining
End of Year 3
INDEPENDENT
15103

Source : IMC, 2026

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Figure 13-11: Mine and Waste Storage Plan - End of Year 4

10,000 E
15,000 E
20,000 E
25,000 E
60,000 N
55,000 N
50,000 N
40,000 N
35,000 N
Leach Pad
Stockpile
Backfill
Leach Pad
WSF
WSF
N
0
800
1600
2400
3200
4000
METERS
1:40,000
Hycroft Mining
End of Year 4
INDEPENDENT
15103

Source: IMC, 2026

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Figure 13-12: Mine and Waste Storage Plan – End of Year 5

10,000 E
15,000 E
20,000 E
25,000 E
60,000 N
55,000 N
50,000 N
40,000 N
35,000 N
Leach Pad
Stockpile
Backfill
Leach Pad
WSF
WSF
N
0
800
1600
2400
3200
4000
METERS
1:40,000
Hycroft Mining
End of Year 5
INDEPENDENT
15103

Source: IMC, 2026

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Figure 13-13: Mine and Waste Storage Plan – End of Year 10

10,000 E
15,000 E
20,000 E
25,000 E
60,000 N
55,000 N
50,000 N
45,000 N
40,000 N
35,000 N
Stockpile
Leach Pad
Backfill
Backfill
Leach Pad
WSF
WSF
N
0 800 1600 2400 3200 4000
METERS 1:40,000
Hycroft Mining
End of Year 10
INDEPENDENT
15103

Source: IMC, 2026

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Figure 13-14: Mine and Waste Storage Plan – End of Year 20

10,000 E
15,000 E
20,000 E
25,000 E
60,000 N
55,000 N
50,000 N
45,000 N
40,000 N
35,000 N
Leach Pad
Stockpile
Backfill
Backfill
Leach Pad
WSF
N
0
800
1600
2400
3200
4000
METERS
1:40,000
Hycroft Mining
End of Year 20
INDEPENDENT
15103

Source: IMC, 2026

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Figure 13-15: Mine and Waste Storage Plan – End of Year 30

10,000 E
15,000 E
20,000 E
25,000 E
60,000 N
55,000 N
50,000 N
45,000 N
40,000 N
35,000 N
Stockpile
Leach Pad
Backfill
Backfill
Leach Pad
WSF
N
0 800 1600 2400 3200 4000
METERS 1:40,000
Hycroft Mining
End of Year 30
INDEPENDENT
15103

Source IMC, 2026

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Figure 13-16: Mine and Waste Storage Plan – End of Year 40

60,000 N
55,000 N
50,000 N
45,000 N
40,000 N
35,000 N
Stockpile
Leach Pad
Backfill
Backfill
Leach Pad
Backfill
WSF
N
0
800
1600
2400
3200
4000
METERS
1:40,000
Hycroft Mining
End of Year 40
INDEPENDENT
15103

Source IMC, 2026

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Figure 13-17: Mine and Waste Storage Plan – End of Year 51

60,000 N
55,000 N
50,000 N
45,000 N
40,000 N
35,000 N
10,000 N
15,000 N
20,000 N
25,000 N
Stockpile
Leach Pad
Backfill
Backfill
Leach Pad
Backfill
WSF
N
0 800 1600 2400 3200 4000
METERS 1:40,000
Hycroft Mining
End of Year 51
INDEPENDENT MINING CONSULTANTS, INC.
15103

Source IMC, 2026

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13.5 Mining Equipment

Mine equipment was selected for the project under the assumption that Hycroft would own the equipment and operate the mine. Contract mining has not been considered for this initial assessment. Table 13-4 summarizes the major mine equipment list.

Mine equipment for this study has been assumed to be diesel powered, negating the requirement for a pit electrical power distribution system. Mechanical availability has been assumed to be 85% with 95% use of that availability. The mine is assumed to operate year-round on a two-shift-per-day, 12-hour shift schedule requiring a four-crew rotation system. IMC has assumed that 10 shifts per year will be lost due to weather or other delays, so that there are 720 planned operating shifts per year. Standard inefficiencies are incorporated into each shift, such that equipment cycles operate for 550 minutes per shift (11 hours at 50 minutes per hour).

Mine equipment requirements for drilling and loading equipment were estimated based on typical production rates and Hycroft average material densities. The rock and alternation types at Hycroft cover a broad range of mechanical properties from relatively soft to competent. IMC selected rotary blast hole drills with 70,000 LBF pull down and 10 ⅝ inches (”) bits. Four drills of that type will be required, which matches the typical number of operating pushbacks.

Two types of loading equipment have been selected: (1) 44.5 yd3 hydraulic front shovels, and (2) 30 yd3 front end loaders. Two shovels and two loaders are required. The four loading units match the typical number of operating pushbacks, and the front-end loaders provide the flexibility to adjust production rates between pushbacks as required.

Haul trucks were sized at 250-ton units to provide a good match to the loading units. Haul profiles were measured for each material type to each destination annually for each of the first 10 years of the mine plan. After year 10, five-year increments were used for haul profile measurements. Truck haul time was calculated over each profile using haul time simulation. Fixed times were added for loading under the shovel or loader and for maneuvering and dumping at the crusher, stockpile, leach pad, or waste storage.

In addition to the above units, a substantial fleet of auxiliary equipment is provided to maintain the mine in good working order.

●	A total of five track dozers of the D9 class are provided to complete pioneering, position material on the dumps, leach pads, and stockpiles, and assist with in-pit drop cuts.
●	A total of four-wheel dozers of the Cat 834 class are provided to help maintain the roads and support the loading equipment. One wheel dozer is matched to each set of drills and loading units.
●	A total of three graders with 16 ft moldboards is provided for haul road maintenance.
●	A total of three water trucks on 100-ton truck frames is provided to maintain air quality with dust control.
●	A 15 yd front loader and three 100-ton trucks are provided as auxiliary support units. They will assist with pioneering, road construction, and other minor material movement tasks around the mine.

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A support drill is provided for secondary and special blasting, and a backhoe is provided for trenching, drainage, and utility line movement in the mine area.

In addition, a significant fleet of minor equipment is provided including blast hole stemmers, flatbed trucks, Ammonium Nitrate Fuel Oil Mix (ANFO) slurry trucks, lube and fuel trucks, crane trucks, tire handler, mechanics trucks, welders trucks, forklifts, man vans, pickup trucks, light plants, and a tractor and lowboy to assist with drill moves. A mine dispatch system is included as are a prill silo and powder magazine.

Table 13-4: Major Mine Equipment

Mine Major Equipment Fleet on Hand
Equipment Type	-1	1	2	3	4	5	6	7	8	9	10	11-15	16-20	21-25	26-30	31-35	36-40	41-45	46-51
70,000 Pull Dn Drill, 10 ⅝”	1	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	3
Hydralic Shovel, 44.5 yd3	1	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
30 yd3 Loader (Cat 994)	1	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
250 Ton Haul Truck	6	18	21	21	21	25	25	25	25	27	27	27	28	32	28	27	26	26	29
Track Dozer, D9 Class	3	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	5	4
Wheel Dozer, Cat 834 Class	2	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	3
Grader 16 ft Moldboard	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3
100 Ton Water Truck (Cat777 Frame)	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3
Cat 992 Wheel Loader	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
100 Ton Aux Truck	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	3	2
Support Rock Drill	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Cat 330 Excavator	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Total	26	46	49	49	49	52	52	52	54	56	56	56	56	61	58	56	56	54	54

13.6 Mine Manpower Requirements

Mine hourly manpower was estimated to operate and maintain the mine equipment listed in the previous sub-section. The four-crew rotation was incorporated when calculating manpower requirements.

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Table 13-5 summarizes the mine hourly personnel required to operate and maintain the mine.

Table 13-5: Mine Hourly Personnel

Job Title	Annual Cost	Years
		Prep	1	2	3	4	5	6	7	8	9	10	11-15	16-20	21-25	26-30	31-35	36-40	41-45	46-51
Mine Operations
Drill Operator	127,738	2	11	11	11	12	13	13	13	13	13	13	13	13	13	12	12	11	11	9
Shovel Operator	136,628	1	5	5	5	6	6	6	6	6	6	6	6	6	6	6	6	5	5	4
Loader Operator	136,628	1	5	5	5	6	6	6	6	6	6	6	6	6	6	6	6	6	5	5
Haul Truck Driver	118,638	10	56	65	58	68	79	75	73	80	85	72	86	88	104	86	70	77	82	91
Track Dozer Operator	118,638	5	16	16	16	16	16	16	16	16	16	16	16	16	16	16	16	16	16	13
Tire Dozer Operator	118,638	4	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	10
Grader Operator	118,638	6	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12	12
Service Crew	118,638	16	21	21	21	21	21	21	21	21	21	21	21	21	21	21	21	21	21	21
Blasting Crew	124,705	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8
Dispatch Operator	124,705	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8
Laborer	98,418	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8
Operations Total	-	69	163	172	165	178	190	186	184	191	196	183	197	199	215	196	180	185	189	189
Mine Maintenance
Mechanic	136,837	7	22	23	22	24	26	25	25	26	27	25	27	28	30	27	25	26	27	27
Mechanic's Helper	127,772	8	27	28	27	29	31	30	30	31	33	30	33	33	36	33	30	31	32	32
Welder	127,772	3	10	11	10	11	12	12	11	12	12	12	12	13	14	12	12	12	12	12
Electrician	127,772	1	1	2	1	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
Fuel and Lube Maintenance	118,638	4	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8	8
Tire Maintenance	118,638	1	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
Laborer	98,418	2	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4	4
Maintenance Total	-	26	74	78	74	80	85	83	82	85	88	83	88	90	96	88	83	85	87	87
VS&A at 10%	-	10	24	25	24	26	28	27	27	28	28	27	29	29	31	28	26	27	28	28
Total Labor Requirement	-	105	261	275	263	284	303	296	293	304	312	293	314	318	342	312	289	297	304	304
Maintenance/Operations Ratio	-	0.38	0.45	0.45	0.45	0.45	0.45	0.45	0.45	0.45	0.45	0.45	0.45	0.45	0.45	0.45	0.46	0.46	0.46	0.46

Note:

1. Service Crew operates Rock Drill, Excavators, Water Truck, etc.

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Table 13-6 summaries the mine salaried staff to provide engineering, supervision, and geology functions. The list includes those salaried personnel directly related to the Mine and does not include overall site wide supervision, processing, or logistics support.

Table 13-6: Mine Salaried Staff

Job Title	Annual Cost (US$)	Number
Mine Operations
Mine Superintendent	227,241	1
General Foreman	200,447	1
Mine Shift Supervisor	150,766	4
Drill and Blast Supervisor	150,766	1
Mine Clerk	89,944	1
Mine Trainer	144,712	1
Mine Operations Total	-	9
Mine Maintenance
Maint. Superintendent	255,942	1
Maint. General Foreman	189,455	1
Maint. Shift Supervisor	150,766	4
Maintenance Planner	160,353	1
Maintenance Trainer	144,712	1
Maintenance Clerk	89,944	1
Mine Maintenance Total	-	9
Mine Engineering
Supervising Mine Engineer	231,620	1
Senior Mining Engineer	178,689	1
Mine Engineer	149,969	1
Sr. Surveyor	154,358	1
Surveyor Helper	109,795	2
Clerk	89,944	1
Mine Engineering Total	-	7
Mine Geology
Senior Mine Geologist	202,449	1
Mine Geologist	166,246	1
Sr Geotechnical Engineer	166,246	1
Geotechnical Engineer	101,096	1
Sampler	109,795	8
Mine Geology Total	-	12
Total Personnel	-	37

Note: Annual Cost includes Fringe Benefits

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14 Processing and Recovery Methods

14.1 Overview

Hycroft has an established operating history utilizing heap leach processing and has previously produced gold and silver through heap leach operation. The proposed processing strategy continues to build upon this demonstrated operating approach and existing site infrastructure to support project development. Oxide material and transition material will continue to be processed using heap leach and will be stacked on engineering heap leach pads and irrigated with cyanide solution to recover gold and silver. Pregnant leach solution generated from the heap leach operation will be collected and processed through the existing Merrill-Crowe recovery circuit and associated process facilities. Transition material is included in the heap leach processing strategy where supported by the current assumption adopted for the economic assessment. However, uncertainty remains regarding transition material heap leach performance due to limited dedicated metallurgical testwork. Additional transition material heap leach testing is recommended during the next study phase to improve confidence in recovery assumptions, leach kinetics, reagent consumption, and permeability characteristics.

As discussed in Section 10, a significant portion of the gold in the Hycroft mineralized material is refractory due to its association with pyrite, marcasite, and other sulfide minerals. A process flowsheet was developed to treat sulfide mineralized material. These materials are ground and floated to produce a concentrate. The concentrate is then oxidized in the POX plant and subsequently cyanide leached to extract gold and silver.

The key Project plant design criteria are as follows:

●	Major equipment is designed for a nominal throughput of 57,100 ton/d.
●	The existing crushing circuit consists of primary, secondary, and tertiary crushing, supported by a coarse ore stockpile and a crushed ore stockpile with dedicated feeders to provide continuous feed to the downstream process plant.
●	Process flowsheets include three stages of crushing followed by two stages of ball milling, flotation, POX, a cyanide leaching circuit for oxidized flotation concentrate, Merrill-Crowe circuit, and tailings handling facilities, with an overall availability of 92%, given:
○	design head grades of 0.015 oz/ton Au, 0.41 oz/ton Ag, and 2.41% sulfide sulfur, and
○	overall process recovery of 82.8% gold and 77.5% silver, given the LOM average grades.

Pregnant solution from the cyanide leach circuit will be processed in the existing Merrill-Crowe zinc cementation facilities.

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The recovery rates used in the process plant design and financial model are based on the testwork results provided in Section 10. These results may be updated as further work is done as the project advances.

14.2 Process Flowsheet

Figure 14-1 presents an overall process flow diagram depicting the proposed major unit operations for the refractory mineralized materials.

Figure 14-1: Sulfide Sulfur Process Plant Flowsheet

PRIMARY CRUSHING
ROCK BREAKER
PRIMARY CRUSHER (EXISTING)
CRUSHER DISCHARGE FEEDER (EXISTING)
CRUSHER DISCHARGE CONVEYOR (EXISTING)
STOCKPILE STACKER CONVEYOR (EXISTING)
COARSE ORE STOCKPILE (EXISTING)
RECLAIM FEEDERS X3 (EXISTING)
RECLAIM FEEDERS (X3)
RECLAIM CONVEYOR 1 (EXISTING)
RECLAIM CONVEYOR 2
COARSE ORE TRANSFER CONVEYOR (EXISTING)
SECONDARY TERTIARY CRUSHER FEED BIN (EXISTING)
SECONDARY & TERTIARY CRUSHING
SECONDARY CRUSHER FEEDERS X2 (EXISTING)
TERTIARY CRUSHER FEEDERS X2 (EXISTING)
SECONDARY CRUSHER FEED SCREENS X2 (EXISTING)
SECONDARY CRUSHERS X2 (EXISTING)
TERTIARY CRUSHER FEED SCREENS X2 (EXISTING)
TERTIARY CRUSHERS X2 (EXISTING)
SECONDARY CRUSHER BIN FEED CONVEYOR (EXISTING)
SCREEN UNDERSIZE CONVEYOR 1 (EXISTING)
CRUSHER DISCHARGE CONVEYOR (MODIFIED)
TERTIARY CRUSHER BIN FEED CONVEYOR (EXISTING)
SCREEN UNDERSIZE CONVEYOR 2 (EXISTING)
CRUSHED PRODUCT CONVEYOR (MODIFIED)
LIMESTONE UNLOADING & STORAGE
LIMESTONE OFF-LOADING
LIMESTONE STOCKPILE
LIMESTONE RECLAIM HOPPER
LIMESTONE RECLAIM FEEDER
LIMESTONE SILO FEED CONVEYOR
LIMESTONE CRUSHER
LIMESTONE TRANSFER CONVEYOR
LIMESTONE MILL
LIMESTONE CYCLONE
LIMESTONE TRASH SCREEN
LIMESTONE SLURRY TANK
CRUSHED ORE STOCKPILE
RECLAIM FEEDERS (X2)
RECLAIM FEEDERS (X2)
STOCKPILE FEED CONVEYOR (MODIFIED)
PRIMARY BALL MILL 2 FEED CONVEYOR
PRIMARY BALL MILL 1 FEED CONVEYOR
PRIMARY CYCLONE 2
PRIMARY CYCLONE 1
PRIMARY BALL MILL 2
PRIMARY BALL MILL 1
CYCLONE FEED PUMP BOX
PRIMARY & SECONDARY GRINDING
SECONDARY CYCLONE 1
SECONDARY CYCLONE 2
PAX
SECONDARY BALL MILL 1
SECONDARY BALL MILL 2
TRASH SCREENS (X2)
H2SO4
PAX
F549
CONDITIONING TANKS (X2)
FLOTATION
ROUGHER FLOTATION CELLS (X12)
TO PROCESS WATER TANK
ROUGHER TAILINGS THICKENER
MERRILL CROWE & REFINERY (EXISTING)
MERRILL CROWE
REFINERY
DORE
CONCENTRATE THICKENER
PRESSURE OXIDATION
AUTOCLAVE (x2)
AUTOCLAVE TRASH SCREEN
AUTOCLAVE FEED TANK
AUTOCLAVE STORAGE TANKS (x4)
OXYGEN
TO PROCESS WATER TANK
HIGH PRESSURE CYCLONIC SEPARATOR (x4)
COOLING WATER
FLASH TANKS (x4)
LIME BOIL PREHEATER (x2)
LIME
LIME BOIL TANKS (x4)
SEAL LEG TANKS (x2)
WATER
QUENCH VESSEL (x2)
VENTURI SCRUBBERS (x2)
ATM
LOW PRESSURE CYCLONIC SEPARATOR (x2)
POX CCD (3 STAGES)
HOT CURE TANKS (x5)
COOLING TOWERS (x3)
LIME
LIME STONE
NEUTRALIZATION LIME TANKS (x7)
NEUTRALIZATION THICKENER
COOLING TOWERS (x4)
TO PROCESS WATER TANK
CONCENTRATE CYANIDE LEACH
LIME
NaCN
CONCENTRATE LEACH TANK (x6)
CONCENTRATE CCD
SMBS
LIME
CuSO4
CCD THICKENER (4 STAGE)
CYANIDE DESTRUCTION TANKS (x2)
BARREN SOLUTION TANK
HEAP LEACH (EXISTING)
TO PROCESS WATER TANK
TAILINGS
TAILINGS MANAGEMENT FACILITY
PRELIMINARY

Source: Ausenco, 2026

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The existing crushing plant will process the ROM material using three stages of crushing to reduce the feed from a nominal top size of 35” to a product size with a P80 of 0.6”. The grinding circuit will consist of a two-stage ball milling configuration. Each stage of ball mills will operate in closed circuits with hydrocyclones. The cyclone overflow from second stage will be directed to a rougher flotation circuit to recover the gold and silver in a flotation concentrate.

Rougher flotation tailings will be thickened in a tailings thickener prior to transfer to the final tailings pump box.

The flotation concentrate will be oxidized in autoclaves at a temperature of 428 °F and a pressure of 454 psi, with a residence time of 60 minutes. The discharge from each autoclave will pass through two flash vessels, where heat will be released, cooling the slurry to approximately 220 °F. The slurry will then be pumped to the hot cure circuit, where the slurry temperature will be maintained between 195 °F and 220 °F for 10 hours to dissolve basic ferric sulfate (BFS) formed during the pressure oxidation process.

Following hot curing, the process will separate the base metal rich acidic liquors from the oxidized solids. This separation will be achieved using a three-stage CCD wash thickener circuit, removing more than 98% of the sulfuric acid and the dissolved metal sulfates. The washed, thickened slurry will then be contacted with steam from the autoclave flash vessels to heat the slurry to approximately 203 °F ahead of a four-stage lime boil circuit. The addition of milk of lime will raise the slurry pH to 10.5, decomposing silver jarosites and enabling silver recovery in the downstream leach circuit. Following the lime boil circuit, the slurry will be cooled to approximately 108 °F in cooling towers and pumped to the leach circuit.

The lime addition in the lime boil circuit will provide sufficient protective alkalinity for the leach circuit, and no further lime addition will be required during leaching.

The acidic overflow from CCD thickener No. 1 will be pumped to the autoclave plant to quench flash steam. The quench vessel underflow will be treated with limestone slurry in the solution neutralization circuit to remove ferric iron. Neutralization will be carried out in six mechanically agitated neutralization tanks operating in series, with limestone slurry added to the first four neutralization tanks and milk of lime added to the final two neutralization tanks precipitating remaining metal sulfates. The neutralized slurry will be dewatered in a high-rate neutralization thickener. Thickener underflow (sludge) will be pumped to the final tailings pump box and deposited in the TMF, while thickener overflow will be cooled to approximately 108°F in cooling towers and pumped to POX wash and cooling water tank and process water tank.

The oxidized flotation concentrate will be leached in stirred tanks using a cyanide solution to dissolve gold and silver. Discharge slurry from the leach circuit will be washed in a four-stage CCD circuit. The overflow from the CCD thickener No. 1 will constitute pregnant solution, which will be deaerated and treated in the existing Merrill- Crowe zinc cementation circuit to precipitate gold and silver. The resulting precious metals precipitate will be filtered and then smelted on site to produce gold–silver doré bars.

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Underflow slurry from the fourth wash thickener will be treated with sulfur dioxide (added as sodium metabisulphite) and oxygen in a series of agitated tanks to detoxify residual cyanide in the leach residue. Following cyanide destruction, the detoxified tailings will be combined with rougher flotation tailings and pumped to the TMF for impoundment.

14.3 Plant Design

The key process design criteria listed in Table 14-1 form the basis of the process flowsheet design and selection of mechanical equipment. The major process equipment is presented in Table 14-2.

Table 14-1: Process Design Criteria

Parameter	Unit	Value
Plant Throughput	ton/day	57,100
Head Grade–design	oz/ton Au	0.015
	oz/ton Ag	0.410
	Sulfide sulfur, %	2.41
Overall Recovery (From mineralized material to doré)–Au	%	82.8
Overall Recovery (From mineralized material to doré)–Ag	%	77.5
Plant Availability	%	92
Bond Crusher Work Index–design (75th percentile)	kWh/ton	17.9
Bond Ball Mill Work Index–design (75th percentile)	kWh/ton	19.0
Abrasion Index (average)	g	0.430
Flotation Concentrate Mass Pull – design	%	22
Rougher Flotation Residence Time	Min	48
POX Sulfide Oxidation	%	99
Autoclave Residence Time	Min	60
Autoclave Operating Temperature	°F	428
Autoclave Operating Pressure	Psi	454
Hot Cure Temperature	°F	220
Hot Cure Residence Time	H	10
Lime Boil Temperature	°F	206
Lime Boil Residence Time	hr	12
Number of POX CCD Wash Stages	-	3
POX CCD Wash Efficiency	%	98
POX CCD Overflow Neutralization Residence Time	H	6
Flotation Concentrate Leach Residence Time	H	24
Concentrate Leach Slurry Density	% solids (wt/wt)	35
Number of CCD Wash Stages	-	4
CCD Wash Efficiency	%	98
Metal Recovery Method		Merrill-Crowe
Cyanide Destruction Method		SO2 / Air

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Table 14-2: Major Process Equipment

Equipment	Type	Quantity/Size
Crushing
Primary crusher (Existing)	Gyratory crusher (62 × 113 in)	1 × 1,000 HP
Secondary crusher (Existing)	Cone crusher (Raptor XL1300)	2 x 1,300 HP (2 operating)
Tertiary crusher (Existing)	Cone crusher (Raptor XL1300)	2 x 1,300 HP (2 operating)
Grinding
Primary grinding ball mill	Ball mill	26 ft dia. x 39.5 ft EGL; 2 x 21,500 HP (2 operating)
Secondary grinding ball mill	Ball mill	26 ft dia. x 39.5 ft EGL, 2 x 21,500 HP (2 operating)
Flotation
Rougher flotation cell	Forced-air tank cells	12 x 17,660 ft3 (2 banks)
Concentrate Thickening
Concentrate thickener	High-rate thickener	1 x 157 ft dia.
Pressure Oxidation (POX)
Autoclave	Pressure oxidation autoclave	16.2 ft ID x 142.8 ft length (2 trains)
Flash tanks	Pressure flash vessels	22.9 ft ID x 40.6 ft length (2 tanks per stage, 1 stage per train)
High pressure cyclonic separator	Cyclonic separator	2 per train
Pressure scrubber	Venturi scrubber	1 per train
Low pressure cyclonic separator	Cyclonic separator	1 per train
Oxidized slurry seal leg tank	Seal leg tank	8,000 gal, 1 per train
Lime boil preheater	Slurry heat exchanger	60,000 gal, 2 units
Autoclave steam quench vessel	Quench vessel	42,000 gal, 1 per train
Hot cure tank	Agitated tanks	5 x 751,000 gal
Lime boil tank	Agitated tanks	4 x 1,145,000 gal
Slurry Neutralization
Slurry washing by CCDs	High-rate thickener	3 x 197 ft dia
CCD overflow neutralization	Neutralization tanks	6 x 736,000 gal
Neutralization thickener	High-rate thickener	1 x 115 ft dia
Cooling towers	Cooling towers	7 units (3 slurry cooling, 4 solution cooling)
Leaching
Leach tanks	Agitated leach tanks	6 x 1.1 million gal
Leach CCD and Cyanide Destruction
CCD thickener	High-rate thickener	4 x 200 ft dia
Cyanide destruction	Agitated tanks	2 x 332,000 gal
Rougher Tailings Thickening
Tailing thickener	High rate	223 ft dia

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14.4 Process Description

14.4.1 Crushing Area

The mill was designed to operate at a nominal capacity of 57,100 ton/day (at 75th percentile mineralized material hardness).

The existing crushing plant includes one primary crusher (60” x 113”), two secondary crushers (XL1300 Standard), and two tertiary crushers (XL1300 Short Head).

14.4.1.1 Primary Crushing and Coarse Ore Stockpile

ROM mineralized material will be transported by haul trucks from the mine to the existing primary crusher and dumped into a dump pocket. The primary crusher is a 60” x 113” gyratory crusher with an open side setting of 178 mm (7”) and a feed opening of 1,524 mm (60”). The crusher is powered by a 1000-hp motor.

The crushed material will be discharged via a surge bin to an apron feeder. The mineralized material will then be transferred by a stacker conveyor and discharged to a coarse ore stockpile. A belt scale will be installed on the stacker conveyor to measure the quantity of crushed mineralized material delivered, and a self-cleaning magnet will be installed upstream of the stockpile to remove any tramp steel.

The coarse material stockpile has a live capacity of 75,000 tons and a total capacity of 300,000 tons.

The crushed mineralized materials will be reclaimed via two reclaim tunnels located beneath the stockpile. Each reclaim line consists of three reclaim feeders (two operating and one standby) and a reclaim transfer conveyor.

Dust suppression systems and baghouses are installed to control dust generated by haul trucks, crushers, and other material handling equipment.

14.4.1.2 Secondary and Tertiary Crushing

Hycroft has installed four FLS Raptor XL1300 cone crushers – two with standard cavities and two with short head cavities, serving secondary and tertiary crushing duties, respectively. Each crusher is driven by a 1,300-hp motor and is fed from a bin through a feeder and vibrating screen.

Coarse mineralized material will be conveyed to the secondary crusher feed bin and distributed to the secondary screens. Oversize from the secondary screens will report to the secondary crushers, while screen undersize will be discharged to screen undersize conveyor. The secondary crusher will operate at a closed side setting (CSS) of 1.2”, producing material with a P80 of 1.3”.

Secondary crusher product will be conveyed to the tertiary crusher feed bin and distributed to the tertiary screens, Oversize from the tertiary screens will report to the tertiary crushers, while tertiary screen undersize will be discharged to screen undersize conveyor and transferred to the crushed product conveyor. The tertiary crushers will operate at a CSS of 0.9”, producing material with a P80 of ⅜”.

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Overall, the crushing plant product will have a P80 of ⅜”.

14.4.1.3 Crushed Ore Stockpile

The crushed product stockpile has a live capacity of 31,000 tons and a total capacity of 124,000 tons.

The crushed product will be reclaimed via two reclaim tunnels located beneath the crushed product stockpile. Each reclaim line consists of two reclaim feeders (one operating and one standby) and a primary ball mill feed conveyor.

14.4.2 Grinding Circuit

The grinding circuit consists of two parallel primary ball mills followed by two parallel secondary ball mills, arranged in a two-stage ball milling configuration. Each primary ball mill operates in closed circuit with a cluster of hydrocyclones.

Crushed mineralized material will be delivered by two primary ball mill feed conveyors to the two primary ball mills (26 ft diameter × 39.5 ft effective grinding length). Each primary ball mill is powered by a 21,500 hp drive. Primary ball mill discharge will report to a primary cyclone feed pump box, where dilution water will be added to control pulp density. The slurry will then be pumped to a cluster of 30” hydrocyclones. Primary cyclone underflow will return to the primary ball mills, while primary cyclone overflow will report to the secondary cyclone feed pump box, where it will combine with secondary ball mill discharge and dilution water.

The combined slurry will be pumped into a secondary hydrocyclone cluster (30” cyclones). Secondary cyclone underflow will report to the secondary ball mills (26 ft diameter × 39.5 ft EGL), each powered by a 21,500 hp drive. Secondary cyclone overflow will constitute the final grinding product and will be directed to the flotation circuit after passing through trash screens. The target grind size is a P80 of 85 µm.

14.4.3 Rougher Flotation

The rougher flotation circuit will be designed to produce a concentrate at 22% mass pull, containing a significant portion of the gold and silver from the sulfide mineralized material. The flotation concentrate will be oxidized in a POX circuit prior to feeding in a concentrate leach circuit to dissolve gold and silver from the flotation concentrate. The resulting pregnant solution will be further processed in a Merrill-Crowe circuit.

Cyclone overflow will gravitate over the vibrating trash screens to remove foreign material prior to flotation. Screen oversize will report to a trash bunker for periodic removal, while trash screen undersize will be pumped to two rougher flotation conditioning tanks.

Bench-scale flotation testing determined an average laboratory flotation time of 19 minutes. Applying a 2.5 scale-up factor, the required plant residence time is approximately 47.5 minutes.

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Flotation concentrates will be pumped to a concentrate thickener. Rougher flotation tailings will be pumped to a rougher tailings thickener (223 ft diameter) and thickened to 60% solids prior to pumping to the tailing storage facility.

Flotation reagents will include PAX as collector and MIBC or equivalent as frother. Flotation will be conducted at the pH of 4.7 and will therefore require sulfuric acid (H2SO4) for pH control in the flotation conditioning tanks. Blowers will supply air to the flotation cells.

Average recoveries to the flotation concentrate of 89.5% gold and 92.9% silver were estimated based on laboratory test results.

14.4.4 Concentrate Thickening

Flotation concentrate will be thickened in a high-rate thickener to produce a slurry of sufficient density for feed to the POX plant. Concentrate from the rougher flotation circuit will be dewatered in a 157 ft diameter concentrate thickener to a slurry density of 49% solids. The thickener underflow will be pumped to the pressure oxidation plant, while thickener overflow will be recycled to the thickener feed for dilution and directed to the process water tank.

14.4.5 POX and Neutralization

14.4.5.1 POX Feed System

The flotation concentrate will be transferred via a screen covered POX feed tank to four POX feed storage tanks, which will provide 12 hours of buffering capacity between the Concentrator and POX sections. The POX feed tank will be equipped with a vibrating screen to reject any +10-mesh deleterious material and protect the autoclave feed pumps. Screen oversize will be collected and periodically analyzed to determine the appropriate disposal location. The four POX feed storage tanks will operate in parallel and will be capable of feeding either autoclave train.

14.4.5.2 Pressure Oxidation

The POX facility will comprise two autoclave circuits. Each circuit will include a high-pressure slurry feed system, slurry preheater, an autoclave vessel with agitators, flash vessels, and a gas handling system. Autoclave operation will be supported by agitator seal systems, a steam boiler for start-up, and a high-pressure cooling water system for autoclave temperature control.

Slurry will be pumped into the first compartment of each autoclave using positive displacement pumps. The autoclaves will be mechanically agitated horizontal pressure vessels with approximate internal dimensions of 16.2 ft inside diameter and an overall length of 142.8 ft. Each autoclave will operate at 428 °F and 454 psi, and will consist of five compartments equipped with eight agitators, providing a nominal retention time of 60 minutes. The agitators in the first autoclave compartment will be driven by variable speed drives to optimize oxygen mass transfer. The first compartment is larger than the downstream compartments and contains four agitators to ensure that the introduction of cold slurry does not adversely affect the front-end reactor temperature or reduce the initial oxidation reaction rate.

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Oxidation of sulfides is an exothermic reaction, and to prevent overheating of the autoclaves, significant quantities of cooling water will be added to each compartment.

Steam will be required to heat the autoclaves during cold start-up conditions. Steam will be injected into the vapor space of the autoclaves with the agitators operating, and the autoclave will be preheated at a controlled, predetermined rate.

14.4.5.3 Flash System and Gas Cleaning

Due to the high autoclave discharge volume, each autoclave train will include two parallel single stage flash tanks, followed by two parallel high pressure cyclonic separators. The flash tanks will be equipped with level control valves and blast tubes to reduce pressure to near atmospheric conditions, generating large quantities of flash steam. The majority of slurry particles entrained in the steam will be removed in the cyclonic separators operating in parallel. Slurry discharged from the flash tanks and cyclonic separators will report to a closed seal leg tank, from which pumps will transfer the slurry to the subsequent process step.

The relatively cleaned flash steam from the two cyclonic separators will then combine into a single direct contact “splash” heater, which will be used to heat CCD underflow ahead of the lime boil circuit. Each autoclave train will be equipped with a splash heater, resulting in excess heating capacity. The heaters will be designed to operate without slurry, if required, and to pass the full stream load directly to the steam condensation and cleaning system.

Residual steam from the heaters will be partially condensed in a quench vessel, after which inert gases will be cleaned using a venturi scrubber to remove acidic droplets and solid particles. Vent streams from the autoclaves and the seal leg tank vents will be routed to the same venturi scrubber, which will condense most of the remaining steam when the heat exchangers and quench vessels are in operation. The scrubber system will also be capable of operating in a steam cleaning only mode when the heat exchangers and quench vessels are not in service.

All vent streams will be combined in a common blast spool prior to entering the venturi scrubber. Cold raw water will be continuously added to the clean (cold) side of the scrubber tank to maintain the minimum operating level. Underflow from the scrubber and quench tanks will be directed to the dirty (hot) side of the scrubber tank. Pumps will transfer the hot, dirty, and slightly acidic spent scrubber water to the solution neutralization circuit.

14.4.5.4 Oxygen Plant

The oxygen plant will supply gaseous oxygen to support the pressure oxidation process. Oxygen will be produced on site using cryogenic air separation units and injected directly into the autoclaves through spargers located beneath each agitator to promote sulfide oxidation. Approximately 70% of the total oxygen demand will be injected into the first compartment, distributed evenly among the four spargers/agitators. About 20% of the oxygen demand will be split between compartment 2 and 3, with the remaining oxygen injected into the final two compartments.

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14.4.5.5 Hot Curing

The oxidized slurry will be processed through five cascading tanks operating in series, providing a total residence time of 10 hours to ensure dissolution of ferric sulfate. Slurry entering the hot cure circuit will be at approximately 221 °F and will exit at approximately 212 °F. Following curing, the slurry will flow by gravity to the first POX CCD thickener.

14.4.5.6 POX CCD Washing

A three-stage POX CCD circuit will be used to wash slurry from the hot cure circuit and remove acid and dissolved metal salts from the pressure oxidation residue. Each thickener will be 197 ft in diameter.

Slurry will advance through the POX CCD thickeners in series, while wash solution flows in the opposite (countercurrent) direction, with fresh washing water added to the final stage. Overflow solution from the first POX CCD thickener will be routed to the autoclave flash steam quench and solution neutralization circuit. Washed slurry from the final POX CCD thickener will be heated and forwarded to the lime boil circuit.

The POX CCD circuit will be designed to achieve a wash efficiency of approximately 98%.

14.4.5.7 Neutralization Circuit

Neutralization of acidity and precipitation of metals and sulfate from the POX CCD overflow solution and the quench and scrubbing solutions will be carried out in the neutralization circuit. The neutralization circuit will comprise four stages of limestone addition followed by two stages of milk of lime treatment.

The limestone and lime reactor tanks will be arranged in a staggered, cascading configuration, allowing slurry to flow by gravity from one stage to the next. Limestone slurry will be metered into a limestone sludge mix tank, where it will be blended with recycled neutralization thickener underflow to condition the recycled solids and promote precipitation seeding. Overflow from the mix tank will feed to the first neutralization tank. Neutralized slurry will flow by gravity from the final lime neutralization tank to the neutralization thickener. Neutralization thickener underflow will be pumped to the tailings storage facility (TMF) via the final tailings pump box, where neutralization thickener overflow will be directed to the neutralization thickener overflow tank and pumped to the solution cooling towers.

14.4.5.8 Solution Cooling

Neutralization thickener overflow solution will be pumped to a bank of four cooling towers to reduce temperature. The cooled solution will then be pumped to the POX water tank and process water tank.

14.4.5.9 Lime Boil Process

Underflow from the POX CCD circuit thickener will be pumped to the lime boil heat exchangers, where the slurry will be reheated to a temperature of 206 °F using steam from the autoclave flash system. The reheated slurry will be treated with lime to effectively decompose silver jarosites formed during the POX and hot cure stages, thereby enabling improved silver extraction in the downstream leach circuit.

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The lime boil circuit will consist of four agitated tanks. Lime boil discharge slurry will be cooled to approximately 108 °F in three slurry cooling towers and then pumped to the cyanide leach circuit for gold and silver extraction.

14.4.5.10 Limestone Plant

Ground limestone and lime will be required for neutralization of acidic liquors and pH control in the leach circuit. The limestone plant will include crushing and grinding facilities, producing limestone ground to a product size with a P80 of 53 µm.

14.4.6 Gold and Silver Recovery from Flotation Concentrate

The oxidized flotation concentrate (approximately 35% wt/wt solids) will be leached in the concentrate leaching circuit, which will consist of six mechanically agitated leach tanks operating in series.

Sodium cyanide (NaCN) will be added to the leach circuit to dissolve gold and silver. The primary cyanide addition point will be the leach feed distribution box, with additional dosing points located at leach tank No.3 and No.5. Lime addition in the upstream lime boil circuit will provide sufficient protective alkalinity for the leach circuit and no additional lime addition will be required during leaching. Estimated extraction in the concentrate leach circuit is 93.5% for gold and 86.0% for silver.

Air will be introduced into the leach circuit through the leach tank agitator shafts to maintain an air to leach rate of approximately 7.75 Nm3 oxygen per ton of solids in the circuit. The concentrate leach circuit will be designed for a total retention time of 24 hours, evenly distributed across the six leach tanks. Slurry exiting the leach circuit will flow by gravity to the CCD circuit for recovery of pregnant solution from the leached slurry.

To facilitate maintenance of individual leach tanks, the circuit will include provisions to bypass any single leach tank, allowing slurry to report directly to the downstream leach tank. This configuration will allow one tank to be taken out of service without requiring a shutdown of the entire circuit.

The leach circuit will be serviced by a vertical cantilevered centrifugal sump pump, which will return collected spillage to a nearby leach tank.

14.4.7 CCD Circuit

A four-stage CCD washing circuit will be used to recover pregnant solution from the cyanide-leached slurry.

Leached slurry will flow by gravity through a four-stage CCD circuit, with solids advancing sequentially to the final thickener (CCD No. 4). Washed tailings from CCD No. 4 underflow will be pumped to the cyanide destruction circuit. Barren solution from the Merrill-Crowe circuit will be added to CCD No. 4 as wash water, while overflow solution will advance counter currently through the CCD stages. Overflow from the first CCD thickener will be collected in a CCD overflow tank and fed to the Merrill-Crowe circuit.

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The washing ratio, defined as the flow rate of washing barren solution from the Merrill-Crowe plant to the solids flow rate in the CCD circuit feed, will be 4.5:1, providing an overall CCD washing efficiency of greater than 98%.

Solids settling will be enhanced by the addition of diluted flocculant at each CCD stage. Antiscalant can be added to the pregnant solution tank, as required, to inhibit scale formation in the Merrill-Crowe circuit.

A vertically cantilevered centrifugal sump pump will be provided in the CCD area to return spillage to the circuit.

14.4.8 Merrill-Crowe Precipitation and Refinery (Existing)

Due to the high silver content in the pregnant leach solution (PLS), gold and silver will be recovered using zinc cementation. Hycroft currently has two Merrill-Crowe plants. The Brimstone plant has a capacity of 5,000 gal/min, while the North plant is considerably larger, with a capacity of 21,000 gal/min. The combined capacity of the two Merrill-Crowe facilities is approximately 26,000 gal/min.

Upon mill start up, the Merrill-Crowe plants will process pregnant solutions from both the mill and the heap leach operations.

14.4.8.1 Merrill-Crowe

PLS from the CCD circuit will be pumped to the PLS tank at the Merrill-Crowe facilities, where it will be combined with solution from the heap leach operation. The combined solution will then be pumped to clarifying filters to remove suspended solids. Filtered PLS will flow through a deaeration column, where dissolved oxygen will be removed. Zinc will then be added to the filtered, deaerated solution, which will be pumped to precipitate filters. The resulting precipitate, containing gold and silver, will be recovered in the filter. Barren solution will flow to a storage tank for reuse in the mill or heap leach.

Precious metal recovery from solution to zinc precipitate is expected to be approximately 99.5%.

14.4.8.2 Gold and Silver Refinery

Wet filter cake from the Merrill-Crowe circuit will be transferred to retort pans and proceeded in a retort furnace to remove moisture and mercury. Water and mercury will be sequentially volatilized from the precipitate by heating under partial vacuum. Exhaust gases will pass through multiple stages of condensers, where mercury and water will be collected and drained into a collection vessel. Residual mercury in the retort off-gas will be removed using a sulfur-impregnated carbon packed bed prior to discharge to the atmosphere. Retorts will be operated in batch mode, with an approximate cycle time of 18 hours.

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The dried filter cake will then be mixed with flux and transferred to an electric arc furnace, where it will be smelted to produce gold-silver doré.

14.4.9 Cyanide Destruction

Washed leach residue slurry from the CCD circuit will be treated using a sulfur dioxide (SO2)-oxygen (O2) process to reduce the CNWAD cyanide concentration to less than 5 mg/L.

Thickened, washed tailings slurry from the final CCD thickener, at a solids concentration of approximately 35%, will be pumped to the cyanide destruction tanks. In the SO2-O2 process, sodium metabisulphite (SMBS), oxygen, copper sulfate (as catalyst), and milk of lime will be added to oxidize residual free cyanide and CNWAD species to cyanate, thereby reducing CNWAD concentrations to the target level prior to final tailings disposal. The cyanide destruction circuit will consist of two mechanically agitated tanks, providing a total residence time of two hours.

Oxygen will be supplied from the oxygen plant as required and introduced into the tanks via the agitator shafts. CNWAD concentration in the cyanide destruction discharge will be monitored through regular sampling and analysis.

The cyanide destruction circuit will be serviced by a dedicated sump pump, with any spillage in the area returned to the cyanide destruction feed box

14.4.10 Final Tailings and Reclaim Water Transport

Combined thickened tailings generated from the flotation process, POX neutralization, and cyanide destruction circuits will be conveyed from the tailings thickener to the TMF, following completion of TMF construction. A return water pipeline will convey reclaim water from the TMF seepage ponds back to the process plant along the same corridor.

14.5 Energy, Water, and Process Materials Requirements

14.5.1 Reagent Handling and Storage

The mixing and storage area for each reagent will be located proximate to their respective addition points throughout the plant. Reagents delivered in bulk bags will be transferred from storage to the mixing areas by forklift. Electric hoists serving the reagent areas will lift the bulk bags to the respective reagent bag brakers, which will be located above the reagent mixing tanks.

The reagent handling system will include unloading and storage facilities, mixing tanks, stock tanks, transfer pumps, and feeding equipment.

Quick lime will be delivered to the plant in regular bulk shipments and received in three 400 t storage silos, which at design operating rates will provide approximately three days of storage capacity. Lime will be slaked in a package slaking system. The resulting milk of lime slurry, at approximately 16% CaO solids %w/v, will be stored in an agitated tank and distributed to the various addition points via a ring-main system.

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Sodium cyanide will be supplied in liquid form by using DOT-412 tankers, each carrying approximately 6,400 gal of 30% cyanide solution, and will be received in a 25,000-gal storage tank. Diluted cyanide solution at approximately 23% cyanide will be stored in an agitated day tank, providing approximately four hours of cyanide supply at nominal production rates. From the day tank, sodium cyanide solution will be distributed to the leach circuits and Merrill-Crowe circuit as required. The cyanide storage and day tank will be fully contained in a bunded area and physically separated from the main plant site.

Limestone will be delivered to the site by rail and offloaded to a stockpile. A front-end loader will transfer limestone to a hopper feeding the limestone crushing and grinding circuits. Ground limestone slurry, at 38% solids, will be stored in a limestone slurry tank providing 12 hours of retention time.

Table 14-3 summarizes the reagents proposed for the process plant.

Table 14-3: Summary of Reagent Used in the Process Plant

Reagent	Preparation Method	Use
Lime	Received as quicklime from 20 t pneumatic tanker trucks and transferred to silos; slaked and mixed to 16% strength; pumped to a storage tank and distributed to lime boil, POX neutralization, and cyanide destruction circuits as required	pH control added as required
Sodium Cyanide	Received as 30% cyanide solution in 6,400 gal of DOT 412 tanker trucks and transferred to a 25,000-gal storage tank; diluted to 23% NaCN in a day tank; dosed via metering pumps to the concentrate cyanide leaching circuit and Merrill-Crowe circuit as required.	Gold and silver leaching agent
Flocculant	Received as powder in 1,000 kg bags; mixed to 0.25% storing strength; transferred to a storage tank. Dosed directly to concentrate thickener, POX CCD washing thickeners, neutralization thickener, CCD washing thickeners, and tailings thickener with dilution as required	Flocculation in thickeners
Oxygen	Produced on site by the oxygen plant, gasified, and distributed to POX and cyanide destruction circuits	Oxidation reagent, cyanide destruction reagent
PAX	Received as pellets in 1,000 kg super sacks; mixed to 15% solution strength and transferred to a storage tank; dosed via multiple metering pumps to the required locations within the grinding and flotation circuit	Flotation collector
Frother	Delivered in liquid form by tanker truck and transferred to a 25,000-gal storage tank; dosed via multiple metering pumps to the required locations within the flotation circuit	Flotation frother
Diatomaceous Earth	Received as powder in 25 kg bags; mixed to about 5% solution strength; dosed to the clarifier and precipitate filters in Merrill-Crowe circuit	Precoat and body feed in Merrill-Crowe circuit
Zinc Powder	Received as powder in 50 lb bags; dosed via feeder to Zn mixing cone through at controlled rate in Merrill-Crowe circuit	Precipitation regent in Merrill Crowe circuit
Copper Sulfate	Received as powder in 500 kg bags; mixed to 10% solution strength and transferred to a storage tank; dosed to the cyanide destruction circuit	Catalyst for cyanide destruction process
Sodium Metabisulfite	Received as powder in 1,250 kg super sacks; mixed to 15% solution strength and transferred to a storage tank; dosed to the cyanide destruction circuit.	Reactant for cyanide destruction process
Antiscalant	Delivered in liquid form in IBC totes; dosed neat (undiluted) to barren solution and process water tanks	Scale inhibition
Flux	Received as bulk powder; blended with calcined charges prior to smelting	Smelting flux
Limestone	Delivered to the site by rail and offloaded to a stockpile	Neutralization reagent for acid generated in POX circuit

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The estimated annual consumption based on nominal usage for major plant reagents is summarized in Table 14-4.

Table 14-4: Annual Consumption for Major Reagents

Reagent	Annual Consumption (ton/a)
Quicklime	102,943
Sodium cyanide	9,567
Flocculant	2,757
Collector (PAX)	8,508
Frother (MIBC)	756
Sulfuric acid	69
Limestone	813,085
Copper Sulfate	304
Sodium Metabisulphite (SMBS)	3,452
Antiscalant	321
Diatomaceous Earth	1,267
Zinc dust	574

14.5.2 Fresh Water, Fire Water and Potable Water

Provisions will be made for fresh water supply from the water wells with fresh water transferred to a fresh/fire water storage tank.

Fresh water will be used for reagent mixing and preparation, general process uses in the crushing area, and gland water.

Wherever practicable, process water or barren solution will be used throughout the plant to minimize freshwater consumption. The total freshwater requirement for the plant is estimated at approximately 6,680 gal/min.

Hycroft plans to install a larger onsite potable water system sized to meet the requirements of the POX option, for the current IA-EA study, a potable water treatment system is not required.

14.5.3 Process Water, and Barren Solution

Process water will consist of reclaimed water from the concentrate thickener overflow, rougher tailings thickener overflow, TMF return water, and excess process water from the solution cooling towers. Process water will be used in the grinding and flotation circuits and in the limestone slurry preparation circuit.

POX Process water will consist of a solution from the solution cooling towers with freshwater make-up as required. POX process water will be used for POX flash vessel cooling and POX CCD washing.

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Barren solution from the Merrill-Crowe circuit will be stored in the existing barren solution tank and recycled to the CCD washing circuit as wash water. Barren solution will also be used as gland seal water for CCD thickener underflow pumps to minimize freshwater consumption. Excess barren solution will be routed to the heap leach operation.

14.5.4 Oxygen Plant

The oxygen plant will consist of an air separation unit (ASU) supplying gaseous oxygen and trickle liquid oxygen to support the pressure oxidation process. The ASU design is based on equipment and processes that are widely used in the cryogenic gas industry, employing a conventional air separation process. Oxygen production will be achieved through the cryogenic distillation of air.

The oxygen plant will have a nominal oxygen production capacity of approximately 2,204 ton/d, with an installed power requirement of approximately 32 MW. Oxygen will be produced at a purity of 99.5% and delivered at a pressure of approximately 116 psig (8 bar).

Oxygen will be used for POX circuit and cyanide destruction circuit.

14.5.5 Electrical Power

The total peak operating load for the project is estimated to be 124.3 MW.

14.5.6 High-Pressure and Low-Pressure Air

14.5.6.1 High Pressure Air

High-pressure air at 110 psi(g) will be supplied by high-pressure air compressors operating in a lead-lag configuration to serve the neutralization tanks and leach tanks. All high-pressure air produced will be dried and filtered and will be used to meet both plant air and instrument air requirements. Dried air will be distributed via the process plant air receiver.

14.5.6.2 Low Pressure Air for Flotation Circuit

Low pressure air for the flotation cells will be supplied by four dedicated blowers.

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15 Infrastructure

15.1 Introduction

This section discusses existing and proposed infrastructure for the Hycroft PEA. The proposed facilities include the Northeast TMF, the Waste Rock Storage Facility (WRSF), the Process Plant Site and associated infrastructure, the Limestone Plant, and new rail spur. This section also details the proposed ancillary facilities planned over the LOM, and the proposed upgrades of existing facilities. An overview of existing site infrastructure, site access, accommodations, and utilities is provided in this section. The layout of proposed and existing infrastructure is shown below in Figure 15-1.

Figure 15-1: Site Layout

RAILROAD
JUNGO RD FROM WINNEMUCCA
ACCESS ROAD AND STORMWATER DIVERSION
NORTH TAILINGS FACILITY
STAGE 6 MAIN EMBANKMENT
STAGE 6 UNDERDRAIN AND PONDS
TAILINGS AND RECLAIM WATER PIPELINES
NORTH MERRILL CROWE
PRIMARY CRUSHER NEW LOCATION OPTION
DRAFT PIT
MAIN HV SUBSTATION
CRUSHING AREA
PROCESS PLANT
POWER LINE
DRAFT PIT
RAILROAD UNLOADING
500ft BLASTING LINES
LIMESTONE STORAGE BUILDING
MINE ACCESS ON JUNGO RD
ADMINISTRATIVE BUILDINGS
NOTES:
1. COORDINATES SYSTEM IS MINE GRID.
2. -
LEGEND:
DW-1 DEWATERING WELL
RAILROAD
UNPAVED ROAD
PROPOSED PERMIT BOUNDARY
PRELIMINARY
SCALE: 1"=2500'

DRAWN	S. CU	13FEB2024	
ENG. CHECKED	-	-	
DESIGNED	-	-	
DES. APPR.	-	-	
PROJ. APPR.	-	-	

HYCROFT MINING CORPORATION

Ausenco

CLIENT: HYCROFT MINING HOLDING CORP.

TITLE: HYCROFT ROASTER PEA OVERALL SITE LAYOUT PLAN

COPYRIGHT © Ausenco

PROJECT No. 107924-01 | SCALE AS NOTED | SIZE D

DRAWING No. 107924-GX-00000-31344-001 | REV A

Source: Ausenco, 2026

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15.2 Site Access

15.2.1 Offsite Access and Security

Jungo Road (Nevada State Route 49) which connects the town of Winnemucca to Gerlach, is the main offsite access road to Hycroft Mine. This roadway is an all-weather dirt/gravel surfaced road that is well maintained by Humboldt County, Pershing County, and Hycroft. Jungo Road runs parallel to the site at the north and west extents and is accessible off the I-80E. The main gate to the Site is located within a few hundred feet from the Jungo Roadway. Figure 15-2, below, detail major nearby towns and Jungo Road in relation to the Hycroft Mine Site.

Figure 15-2: Site Access and Major Towns Near Hycroft Mine

Hycroft Mine Access
Map of Local Towns and Main Access Road to Site
Legend
Hycroft Mine, Nevada, USA
Jungo Road
Towns
Jungo Road
Hycroft Mine, Nevada, USA
Winnemucca
Gerlach
Lovelock
Empire
Imlay
Grass Valley
Humboldt River Ranch
Rochester
Pyramid Lake
Red House
Valmy
70 km
N
Google Earth

Source: Google Earth, 2026

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A major east-west bound railway runs adjacent to the mine site. Imports and exports via this railway shall be facilitated by the proposed rail spur discussed in Section 15.2.3 Rail Spur.

The main access guard house will be relocated as part of the layout improvement of the ancillary facilities. Primary access to the site will be regulated by swipe cards. The guard house will continue to house the security personnel offices, safety training rooms and medical facilities.

15.2.2 Onsite Access

Most of the existing onsite access and haul roads will remain. The project considers the development of plant access roads, a TMF access road, and a TMF construction haul road. The geometric design of the roads considers factors such as traffic, topography, and speed to provide a safe design that is cost effective compatible with project commitments.

Road drainage has been designed to eliminate or minimize road wear, road damage, downstream flooding, and erosion. Roads will be graded to convey stormwater away from the roads and plant facilities. Road drainage structures include parallel ditches and culverts for crossings.

15.2.2.1 Plant Access Roads

Approximately 0.6 miles of new plant access roads will be built branching out of existing roads and connecting different areas of the plant. Plant access roads are designed to be dirt roads with a maximum grade of 10% and a speed limit of 25 miles per hour (mph). Road will have a minimum of two 12-foot lanes and allow delivery access.

15.2.2.2 TMF Access Road

A new access road approximately 5.6 miles long will connect the process plant with the TMF running parallel to the tailings delivery and reclaim water pipeline corridor. This dirt road runs through one section of mountainous terrain and will have a maximum grade of 10% and a speed limit of 25 mph. The access road will have two 12-foot lanes.

15.2.2.3 TMF Construction Haul Road

A new TMF construction haul road approximately 3.4 miles long will connect the WRSF with the TMF. This road will allow haulage of waste rock for the TMF embankment construction. This haul road will cross the TMF access road instead of running parallel to it. The road runs through one section of mountainous terrain. This dirt haul road will have a maximum grade of 10% and a speed limit of 25 mph. The haul road will have two 60-foot lanes.

15.2.3 Rail Spur

The Hycroft Project will require a rail spur to extend access of the Union Pacific rail line located northwest of the plant to the Project site. The additional rail siding is designed to receive reagents and consumables such as limestone, grinding media, fuel and other supplies required by the proposed process plant. The rail siding is vital for the export of salable precious metals.

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Hycroft hired Mountain States Contracting Inc. to provide the design and cost estimate for this rail spur. Included in the design and cost estimate is the rail siding, required turnouts, derails, signals, tracks, ballast, bridges, and civil work to install and operate a rail loadout facility. The facility will have tracks to store rail cars as well as a loadout out port for rail hopper cars. The rail spur design layout proposed by Mountain States Contracting Inc is shown below in Figure 15-3.

Figure 15-3: Rail Spur Design

SITE NORTH
LIMESTONE
STORAGE
BUILDING
JUNGO
ROAD
RAIL
SPUR
PROCESS
PLANT
ANCILLARY
BUILDINGS
BAY
PRIMARY
CRUSHER
AREA
BRIMSTONE
CENTRAL
VORTEX
CAMEL
TAILINGS
MANAGEMENT
FACILITY
5000'
0
5000'
10000'
SCALE: 1"=5000'

Source: Ausenco, 2026

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15.3 New Infrastructure

This section details all required on, and off-site support infrastructure required for the operation of the sulfide ore processing plant. New onsite infrastructure includes new process plant facilities and its supporting tie-ins for its inclusion to the existing crushing facility, heap leach, and North Merrill-Crowe facility; most of the existing onsite access and haul roads will remain. Hycroft has identified the following offsite infrastructure for inclusion in this study: a main transmission line feeding the site and substation, mine power distribution, the rail spur for deliveries and shipping and the development of a freshwater production well field.

Onsite infrastructure to support the proposed process plant includes:

●	tie-ins to existing site utilities
○	water
○	compressed air
○	sewer and potable water
●	new power distribution lines and grids, substations and electrical rooms
●	new process control system and control room
●	new reagent buildings including an oxygen plant and limestone offloading, storage and slaking facilities
●	expanding, repurposing or modifying existing offices, maintenance areas, laboratories, and ancillary facilities throughout the mine.

15.3.1 New and Existing Facilities Layout

Ausenco designed the processing plant facility to tie into the existing crushing facility, which includes the primary crusher, secondary crushers and tertiary crushers. The overall site layout is shown in Figure 15-4. Figure 15-5 illustrates the existing crushing facility and ancillary buildings at the mine site while Figure 15-6 shows the proposed process plant layout developed for this Project. The proposed limestone offloading and rail spur planned for the Project is shown in Figure 15-7. Figure 15-8 shows the North Merrill-Crowe Facility and associated ponds. The TMF is detailed in Figure 15.10 and the WRSF locations are depicted in Figure 15-14.

Existing facilities on site consist of two administration buildings, a mobile maintenance shop, a light vehicle maintenance shop, a warehouse, an assay laboratory, three heap leach pads (Crofoot, North, Brimstone), primary, secondary, and tertiary crushers, two Merrill-Crowe Process Plants, a refinery, and other service-related structures. Table 15-1, below, details the existing Hycroft buildings based on owner-provided information. Many of the existing ancillary buildings are shown in Figure 15-5 through Figure 15-9.

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Table 15-1: Existing Hycroft Buildings

Hycroft Equipment Reference	Ausenco WSP Area	Description
BG 001	7000	Jungo Road
BG 900	6600	Administration Building
BG 902	6600	Old Core Building
BG 903	6700	Light Vehicle Fuel Island
BG 904	6600	Laboratory Building
BG 905	4100	Lime Silo
BG 906	6600	Safety Building
BG 907	4100	Mill Building
BG 908	6600	Welding Shop
BG 910	6600	Shifter Building
BG 911	4100	Operations Lineout Building
BG 912	6600	Warehouse Building
BG 913	6600	Wash Pad
BG 914	6600	New Maintenance Shop
BG 915	7200	Fire Water Pump House #1 – Old Shop
BG 916	7200	Fire Water Pump House #2 – New Shop
BG 917	6600	Light Vehicle / Tire Shop
BG 919	6500	Flocka Communications Building
BG 920	6500	Pump Room Communications Building
BG 921	6600	Direct Charge Building
BG 922	6700	Upper Fuel Island
BG 923	6600	Fabrication Shop
BG 924	6600	Process Maintenance Trailer
BG 926	6600	Human Resource Building
BG 928	6600	Technical Services Building
BG 929	6600	Geology Trailer
BG 930	6600	Front Gate Guard Shack
BG 932	4400	North Merrill-Crowe Building / Rest Rooms
BG 933	6500	Lower Server Room
BG 934	4400	Press Room North Merrill-Crowe
BG 935	6400	Electrical Dry Storage
BG 936	6600	Mechanical Dry Storage
BG 937	6700	Lower Fuel Island

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Figure 15-4: Overall Site Layout

LIMESTONE
JUNGO LEACH PADS
SITE NORTH
BAY NORTH ULTIMATE PIT
PROCESS PLANT SHEET 1
LOW GRADE STOCKPILE
MERRILL CROWE
BAY MAIN ULTIMATE PIT
BRIMSTONE LEACH PAD
PROCESS PLANT SHEET 2
BRIMSTONE ULTIMATE PIT
ANCILLARY BUILDINGS
2000' 0 2000' 4000' 6000' 8000'
SCALE: 1"=2000'

DRAWN	AUSENCO		
DWG. CHECKED			
DESIGNED			
DESIGN APPR.			
PROJ. APPR.			

Ausenco
Vancouver, British Columbia, Canada
T +1 604 684 9311
W www.ausenco.com

CLIENT: HYCROFT

TITLE: OVERALL SITE

COPYRIGHT © Ausenco		
PROJECT No. 107924	SCALE 1" = 2000'	SIZE A
DRAWING No.		REV A

Source: Ausenco, 2026

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The five boxes shown in Figure 15-4 are expanded in the figures below.

Figure 15-5: Existing Crushing Facility and Surrounding Infrastructure

Source: Ausenco, 2026

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Figure 15-6: The Proposed Process Plant Generic Site Plan

NEUTRALIZATION THICKENER
CONCENTRATE THICKENER
REAGENTS
LEACH TANKS
FLOTATION
LEACH CCDs
AC
LIME BOIL
NEUTRALIZATION TANKS
TAILINGS THICKENER
GRINDING
CRUSHED ORE STOCKPILE (COVERED)
POX CCDs
REAGENTS
CRUSHED ORE STOCKPILE
BG924 PROCESS MAINTENANCE
OXYGEN PLANT
BG908 WELDING SHOP
BG923 FABRICATION SHOP
120 kV OUTDOOR SWITCHYARD
BG936 MECHANICAL DRY STORAGE
FRESH WATER TANK
MAIN HV SUBSTATION
BG935 ELECTRICAL DRY STORAGE
O/H
500'
0
500'
1000'
SCALE: 1"=400'

DRAWN	AUSENCO	Ausenco Vancouver, British Columbia, Canada T +1 604 684 9311 W www.ausenco.com	CLIENT: HYCROFT	COPYRIGHT © Ausenco
DWG. CHECKED				PROJECT No. 107924 / SCALE 1" = 400 / SIZE A
DESIGNED			TITLE: PROCESS PLANT	DRAWING No. / REV A
DESIGN APPR.				
PROJ. APPR.

Source: Ausenco, 2026

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Figure 15-7: Proposed Limestone Plant and Rail Spur

Source: Ausenco, 2026

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Figure 15-8: North Merrill-Crowe Plant

Source: Ausenco, 2026

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Figure 15-9: Existing Mine Ancillary Buildings

Source: Ausenco, 2022

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Newly proposed ancillary facilities that have been designed and budgeted to support the Project are shown below in Table 15-2.

Table 15-2: New Ancillary Facilities Planned over the LOM

Facility Name	Purpose
Crushed Ore Stockpile Cover	Round dome to 313 ft Diameter X 104 ft Height
Laboratory	New Assay Lab
Haul Truck Fuel Station	New Fuel Station to service the mine equipment
Technical Services Building	An additional building to support the new process plant
Maintenance Shop	New maintenance shop for capital and consumable spare parts
Crusher Maintenance Building	New crusher maintenance building in mine Year 5.

15.3.2	Upgrades to Existing Facilities

Table 15-3 list the proposed upgrades to the existing facilities at the mine required to support the Project.

Table 15-3: Proposed Upgrades for Existing Facilities

Existing Building Name	Proposed Upgrades
Lime Silo	The existing lime silo will be relocated closer to primary crusher
Warehouse	The existing warehouse will be expanded and will include a larger storage yard in mine Year 3
Gate And Security Building	The existing front gate/guard shack will be relocated to improve traffic flow
Truck Shop	Add an additional wash bay to the existing Truck Shop
Primary Crusher Building	Upgrade the existing primary crusher building
Crusher Control Room	Upgrade the existing crusher control room
Mine Operation Building	Repurpose the existing Mine Ops building to meet mine staffing needs and space.
Operation Lineout Building	The existing Operation Lineout building will be converted to a 4-plex in mine Year 5
Process Maintenance	Expand existing process maintenance for new equipment assembly in mine Year 1
North Merrill-Crowe	Expand North Merrill-Crowe building for increased process operations and administration by mine Year 2
Technical Services Building	Rehabilitate the existing technical services building

15.3.3	Accommodation

Hycroft Mine is located within a well-known mining jurisdiction near three communities: Winnemucca (Humboldt Country), Lovelock (Pershing County), and Gerlach (Washoe County). The majority of the mine’s employees reside in Winnemucca and Lovelock, with a small number from Gerlach. These towns are shown above in map-form in Figure 15-2.

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Most of Hycroft’s site employees are likely to reside in the town of Winnemucca (Humboldt Country), located 54 miles east of the mine. This town is accessible via a transcontinental railroad and a small public airport. A high clearance truck or SUV is recommended for the 90-minute commute from Winnemucca to site.

Winnemucca has the required infrastructure (short- and long-term rooming and boarding facilities, dining establishments, shopping, emergency services, schools, etc.) to support the maximum workforce and dependents required for the Project. As such, the construction labor force will be housed in Winnemucca and transported 54 miles via a contracted bus service to the job site.

15.4	Stockpiles

15.4.1	Mineralized Stockpiles

The mine plan and processing schedule includes long term stockpiling of mineralized material. These stockpiles consist of the coarse ore stockpile and the crushed ore stockpile based at the proposed process plant. The coarse ore stockpile has a live capacity of 56,000 tons and a total capacity of 175,400 tons while the crushed ore stockpile has a live capacity of 34,000 tons and a total capacity of 113,000 tons, with a round dome cover for the elements.

These stockpiles will support the existing crushing circuit availability of 31.3% for primary crushing and 65.1% combined for secondary and tertiary crushing. These stockpiles will allow buffer material flow between the crushers and mill.

15.4.2	Growth Media Stockpile

During construction of the TMF, growth medium will be stripped and stockpiled for future placement on the TMF surface and exposed embankment surfaces during reclamation.

15.4.3	Limestone Stockpile

Limestone will be delivered to the site by rail and offloaded to a stockpile.

15.5	Tailings Management Facilities

The primary design objectives of the Hycroft Northeast TMF are the secure containment of tailings and the protection of regional groundwater and surface water during mine operations and post-closure. The design of the TMF and accompanying water management facilities has considered the following:

●	Staged development of the facility over the LOM.

●	Impoundment geomembrane liner and overliner collection system to minimize potential seepage into the subgrade and groundwater

●	Control, collection, and removal of water from the facility for reuse as process water to the maximum extent practical.

●	Closure that takes into account long-term geochemical and physical stability to protect the environment and waterways using best available technology based on the physical and geochemical characteristics of the tailings

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The TMF has been designed to accommodate over 1.05 Btons of tailings produced over the LOM. The combined tailings embankment and impoundment occupy an ultimate footprint of approximately 4,915 acres. WSP has provided civil, geotechnical, and mechanical engineering services for the Hycroft mine since 2010. The 2026 PEA TMF design and drawings utilizing information from previous TMF studies completed for the Hycroft Mine.

The Northeast TMF PEA design incorporates data from several previous technical studies to meet the industry standards for design of TMF in accordance with GISTM 2020 Standards. The TMF embankment will be expanded during operations using centerline method of construction for the main embankment and downstream construction for the north embankment. The design criteria for the tailings facility are based on the information available during the development of the previous studies and this PEA along with applicable design standards.

15.5.1	Facility Design Basis

The TMF design basis was developed considering the mine Schedule, processing technology, and most importantly designing a safety and stable TMF that protect the environment. Below is the design basis utilized in the development of the TMF.

The general operational TMF parameters are:

●	average production rate of 57,000 tpd

●	LOM of 51 years

●	required storage capacity of 1.05 Btons

●	tailings discharge percent solids content of 48%

●	subaerial deposition

●	average tailings in-situ dry density ranging from 74 pounds per cubic foot (pcf) (starter facility) to 92 pcf (ultimate facility).

The design of the Hycroft Northeast TMF was developed based on the following major guidelines, regulations, client and site requirements, and industry best practices.

●	Nevada Administrative Code (NAC) Division 445A – Water Controls

●	NAC 525 – Dam Safety

●	Mining Association of Canada (MAC), A Guide to the Management of Tailings Facilities (MAC 2019)

●	International Council of Metals and Mining (ICMM), Global Industry Standard on Tailings Management (GISTM 2020)

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The facility design drawings meet the following objectives:

●	Solution containment compatible with “zero-discharge” design concepts using a geomembrane liner, and meeting or exceeding Nevada Administrative Code (NAC) regulations.

●	Safe, statically and seismically stable, and operationally feasible facilities.

●	Containment using waste rock material as a embankment fill.

●	“Design for Closure” philosophy to manage closure considerations during the construction and operation of the facilities.

Based on a conceptual qualitative dam breach analysis, the Northeast TMF is considered a Very High consequence dam. Based on this classification, design criteria for geotechnical stability and for minimum return periods for design earthquake and flood events are presented in Table 15-4 and Table 15-5. A figure of the ultimate TMF facility relative to the Hycroft Site is shown Figure 15-10.

Table 15-4: Minimum Pre-feasibility Seismic Design Criteria for Stability for Very High Dam Classification

Lifecycle	Loading Condition	Minimum Factor of Safety	Design Event
Operation/Long Term	Static	1.5	Steady state seepage, normal reservoir level
	Seismic loading (pseudo-static)	1.1	1 in 5,000–year, normal reservoir level
Closure – Passive Care	Static	1.5	Steady state seepage, normal reservoir level
	Long-term Post Closure Static	1.5	Steady state seepage, normal reservoir level
	Seismic loading (pseudo-static)	1.1	1 in 10,000-year, lowered reservoir level

Table 15-5: Minimum Pre-feasibility Hydrologic Design Criteria for Very High Dam Classification

Lifecycle	Flood Event
Operation/Long Term	1 in 5,000-year contained within TMF
Closure – Passive Care	1 in 10,000-year conveyed by closure down chute

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Figure 15-10: TMF Facility Layout

60,000 N
10,000 E
20,000 E
30,000 E
40,000 E
50,000 E
N
ST HWY 49
(JUNGO ROAD)
Qlg
Qal
NORTH WASTE DUMP AREA
MILL AND PROCESSING PLANT
HAUL ROAD
WEST ACCESS ROAD
EAST ACCESS ROAD
EXISTING POWER LINE
PROPOSED UNDERDRAIN COLLECTION AND EVENT PONDS
BAY WASTE DUMP AREA
NORTH HEAP LEACH PAD AREA
RAILROAD
ST HWY 49 (JUNGO ROAD)
50,000 N
MAIN EMBANKMENT
NORTH EMBANKMENT
R 31E
R 30E
HAUL ROAD
HAUL RAMP
WEST WASTE DUMP AREA
CROFOOT LEACH PAD AREA
PROPOSED TAILINGS MANAGEMENT FACILITY
JTru
STAGE 1
STAGE 2
STAGE 3
STAGE 4
STAGE 5
STAGE 6
STAGE 7
STAGE 8
HUMBOLDT COUNTY
PERSHING COUNTY
T 35N
T 34N
VORTEX AND BRIMSTONE PIT AREA
R 29E
R 30E
40,000 N
KAMMA MOUNTAINS
PERMANENT ACCESS ROAD AND STORMWATER DIVERSION
PLAN OF OPERATIONS BOUNDARY
VORTEX WASTE DUMP AREA
PERMANENT ACCESS ROAD AND STORMWATER DIVERSION
Tr
30,000 N
SEVEN TROUGHS ROAD
QTg
EXISTING DRAINAGE
0
2000
4000
1" = 2000'
FEET

Source: WSP, 2026

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15.5.2	TMF Design

15.5.2.1	Embankment Construction

The Northeast TMF will be constructed using ROM waste rock generated from open pit mining operations. waste rock will be transported by mine haul trucks to a designated staging area northwest of the main embankment. During construction, waste rock will be transported by the contractor from the staging area to the embankment location(s) and placed as engineered fill in thin controlled and compacted lifts. The ultimate embankment will have a maximum height of 335 ft from crest to downstream toe and a crest width of 75 ft. Downstream slope angles for all stages of construction will be a minimum of 2.5H:1V. Two general types of embankment construction methods will be utilized including:

●	Main Embankment Dam: Centerline Raise Construction

●	North Embankment Dams: Downstream Raise Construction.

The initial starter embankment constructed for Stage 1 will have a maximum height of 92 ft from crest to the downstream toe. Based on the milling schedule presented in Table 13-1, Stage 1 is designed to store approximately 15.25 Mt over an eight-month period at a tailings production rate of 57,000 tons per day and a dry density of 74 pcf. After completion of the starter embankment, the embankment crest will be raised in stages utilizing a combination of downstream and centerline construction methods as presented on Figure 15-11 and Figure 15-12.

Figure 15-11: TMF Main Dam Section

Source: WSP, 2026

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Figure 15- 12: TMF North Dam Section

Source: WSP, 2026

Centerline Raise Construction method will be used for subsequent raises of the main embankment. The second stage of development will store three years of tailings, while subsequent stages will each accommodate between five and eight years of additional tailings storage.

A chimney drain will be installed along the dam centerline to control seepage through the dam and maintain a drained downstream zone for stability. Geomembrane liner will be installed in the impoundment and along the dam foundation beneath the embankment terminating at the containment berm downstream of the chimney drain.

Downstream Raise Construction method will be used for the ridge and saddle dams of the north embankment. downstream construction and will be accomplished by extending a new embankment against the existing downstream slope of the previous stage and then raising the embankment to the new crest elevation for each stage. The upstream face of the North Embankment will be lined with geomembrane for all raises of the embankment. A chimney drain will not be installed, since the upstream face of the embankment is lined with geomembrane.

15.5.2.2	Containment and Underdrain System

In general, the TMF impoundment area is gently sloping to the northwest and well-suited for a geomembrane liner system. Basin grading will consist of clearing and grubbing native vegetation, removing and stockpiling growth medium material for use during reclamation, and smoothing surface irregularities to promote gravity drainage to the reclaim pond.

An 80-mil HDPE geomembrane liner will be installed to cover the entire basin on top of a prepared bedding layer and will extend beneath the main embankment to the containment berm below the chimney drain.

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An underdrain piping system will be placed above the basin geomembrane liner and will collect tailings seepage within the basin and convey the tailings water by gravity through the embankment to the Underdrain Collection Pond located at the downstream toe of the main embankment. The underdrain system will consist of a network of regularly spaced perforated dual-wall pipes bedded in drainage gravel. Below the containment berm the underdrain pipe will transition into a solid wall non-perforated pipe to Underdrain Collection Pond. Alluvial material will then be placed to cover the liner and underdrain system prior to tailings deposition to act as a filter to prevent migration of tailings into the drainage gravel.

15.5.2.3	Foundation Settlement

The embankments that form the TMF will be constructed primarily on dense to very dense alluvium overlying weathered bedrock which is expected to be relatively incompressible. The alluvium that blankets the TMF site extends to a depth of up to 43 ft bgs. Based on these foundation materials, settlements from the ultimate dam configuration are not expected to pose a risk to the TMF embankment’s structural integrity. Piping systems can readily be updated during future design stages to accommodate any anticipated differential settlements.

15.5.2.4	Geotechnical Stability

To comply with GISTM (2020) and NAC (2014) standards, the PEA design of TMF shown in Figure 15-10 meets or exceeds the following minimum design requirements:

●	Minimum design static (steady-state seepage) factor of safety (FOS) of 1.50.

●	Minimum design pseudo-static factor of safety of 1.10

●	Seismic design criteria based on the GISTM 2020 failure consequence classification of Very High are:

○	the design earthquake during operations is the 1 in 5,000-year return event. The peak ground acceleration for this event is estimated to be 0.273 g.

○	the design earthquake post closure is the 1 in 10,000-year return event. The PGA for this event is estimated to be 0.398 g.

A two-dimensional (2-D) limit-equilibrium (LEM) stability modeling was used to evaluate the stability of the dam in operational and closure conditions under both static and earthquake loads. While liquefaction potential of the tailings and foundation materials is a possibility, the post-earth earthquake liquefied condition was not evaluated for PEA design. Effects of liquefaction on TMF performance and stability are credible risks and must be addressed in future phases of design.

A pseudo-static analysis is a type of LEM analysis was used as a screening tool to assess the stability of a slope under loading from the design earthquake. In this analysis, stability models were used to determine the Factor of Safety (FOS) of the slope when subjected to seismic loading from the design earthquake event. To comply with GISTM (2020) for a Very High consequence classification dam, the seismic design events were selected according to Table 15-6.

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Table 15- 6: Selected Ground Motions and Associated Seismic Coefficients

Pseudo-static Model	Probabilistic SHA Results
	Probability of Exceedance (Return period)	Mean Peak Ground Acceleration (PGA), g	Seismic Coefficient, k (G)
Operations (Active Care)	1% in 50 years (4,975 year)	0.273	0.182
Closure (Passive Care)	0.5% in 50 years (9,975 year)	0.398	0.265

All the calculated FOS were found to be above the minimum criterion which the prefeasibility dam, as designed, is deemed to be stable with respect to geotechnical, geometric, and seismic loading conditions evaluated. These analyses are preliminary, and the level of both field and laboratory geotechnical characterization used to support these analyses were completed at a prefeasibility level.

15.5.2.5	TMF Surface Water Management

TMF Surface Water management is addressed in Section 15.10.2.2.

15.5.2.6	Monitoring

To support construction-level design and permitting, a detailed geotechnical monitoring plan will be prepared that defines the roles and responsibilities of key stakeholders (Owner, operator, engineer) for safe and stable TMF construction and operation. Monitoring will be accomplished through both measurements of monitoring points (e.g., survey monuments, piezometers readings), and visual observations of surface conditions.

15.5.2.7	Closure

The TMF conceptual closure and reclamation plan is shown on Figure 15-13. The general closure design strategy includes construction of a durable cover system that can generally remain in passive care for the main cover system with active care required for maintenance of surface water channels and as needed for monitoring. Growth medium stripped during TMF construction should be stockpiled for future placement on the TMF surface and exposed embankment surfaces during reclamation.

The downstream embankments that form the TMF have been designed with 2.5H to 1V downstream slopes that are sufficiently flat for effective revegetation. The tailings surface will be covered with a layer of rockfill overlain by stockpiled growth medium and revegetated. Capping of the tailings will start at the end of deposition of Stage 8 on areas where the tailings have reached final elevation. Capping material is expected to be sourced from onsite locations. Cover infiltration modeling has not been performed for this PEA to support estimation of closure cover thickness required on the tailings surface. For this Prefeasibility Study, Golder selected a three-foot-thick composite soil cover system above the final tailings surface (2 ft of waste rock and one foot of growth medium) and a one-foot-thick growth medium layer above the downstream embankment slopes. The closure cover will be graded with drainage swales to convey surface runoff to the closure spillway to the south of the main embankment. Surface water will be conveyed and discharged into the natural drainage north of the Underdrain and Event Ponds.

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The closure systems will be designed to have the same characteristics as the pre-development natural drainage systems. The closure spillway will be designed to convey the inflow resulting from the 10,000-year, 24-hour storm, assuming the permanent diversion channel overtops onto the TMF closure surface. Maintenance may be required to provide repair for any damage created by larger or more intense storms.

Figure 15-13: TMF Closure Plan

NORTH EMBANKMENT
TMF SURFACE SWALE (TYP.)
TMF SURFACE CHANNEL (TYP.)
STABILIZED CHANNEL IN HIGHER FLOW AREAS
EXISTING DRAINAGE
DISCHARGE TO EXISTING DRAINAGE
STILLING BASIN
EXISTING DRAINAGE
RECLAIMED MAIN EMBANKMENT
RECLAIMED HAUL RAMP
UNDERDRAIN COLLECTION AND EVENT PONDS CONVERTED INTO EVAPORATION CELL OR INFILTRATION GALLERY
ACCESS RAMP THROUGH CHANNEL AT ACCESS ROAD CROSSING (LOW WATER CROSSING)
CLOSURE OUTLET CHANNEL
LOCALLY GRADE AREA TO SUIT DRAINAGE
PERMANENT PERIMETER ACCESS ROAD AND STORMWATER DIVERSION
SURVEY BOUNDARY (NOTES 1 & 2)
EXISTING DRAINAGE
PERMANENT PERIMETER ACCESS ROAD AND STORMWATER DIVERSION
EXISTING POWER LINE
40,000 E
55,000 N
45,000 E
50,000 N
50,000 E
45,000 N
55,000 E
40,000 N
35,000 N
55,000 E
30,000 N
50,000 E
50,000 N
35,000 E
40,000 N
45,000 N
35,000 N
40,000 E
30,000 N
45,000 E
25,000 N
0 1000 2000
1" = 1000' FEET
NOTES:
1. EXISTING TOPOGRAPHY SHOWN INSIDE THE SURVEY BOUNDARY PROVIDED BY M3 ENGINEERING ON NOVEMBER 12, 2013 IN ELECTRONIC FORMAT TITLED : "2013-04-10-SITEPLAN.DWG".
2. EXISTING TOPOGRAPHY SHOWN OUTSIDE THE SURVEY BOUNDARY DIGITIZED BY GOLDER FROM USGS 7.5 MINUTE QUADRANGLES FLOKA SAWTOOTH KNOB AND SULFUR. TOPOGRAPHY DIGITIZED FROM 10 METER CONTOURS. ELEVATIONS SHOWN ON DRAWING MAY DIFFER FROM ACTUAL ELEVATIONS BY UP TO ±35 FEET.
12 in TOPSOIL OR GROWTH MEDIA
24 in WASTEROCK
TAILINGS
NTS 29 TAILINGS COVER DETAIL
2.5H
1V
EMBANKMENT FILL
12 in TOPSOIL OR GROWTH MEDIA
NTS 30 EMBANKMENT COVER DETAIL
NOT FOR CONSTRUCTION
DRAFT

Source: WSP, 2026

15.6	Waste Rock Storage Facility

The Hycroft project will feature a WRSF, to store all non-mineralized materials from the pits. Initially, there will be two facilities, one to the west and one to the south. By the end of Mine Year 10, the two facilities will begin to merge into one single facility that is on the southwest perimeter of the developing pit.

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Figure 15-14 Waste Rock Storage Facilities

60,000 N
55,000 N
50,000 N
45,000 N
40,000 N
35,000 N
10,000 N
15,000 N
20,000 N
25,000 N
Stockpile
Leach Pad
Backfill
Backfill
Leach Pad
WSF
WSF
N
0
800
1600
2400
3200
4000
METERS
1:40,000
Hycroft Mining
Date
03/09/2026
15103_
Hycroft\IMC\
Annuals\
202603
End of Year 10
INDEPENDENT
MINING CONSULTANTS, INC.
TUCSON, ARIZONA
15103

Source: IMC, 2026

Slope stability analyses, material properties, and stacking geometry were the basis for foundation and dump formation design conditions. The dump will generally have inter-bench slope angle of 1.5H:1V with 50 ft high and 60 ft wide benches with some localized exceptions. The configuration of each bench has been developed assuming that the waste rock will be stacked with an overall slope of 3H: 1V. The dump will be built over a previously disturbed area.

Water management for the WRSF consists of two systems: upstream diversion channels for non-contact water (water flow from natural slopes) and a seepage collection system within the stockpile for contact water. These systems are further described in Section 15.10.3.

The physical stability of the WRSF will be monitored using geotechnical instrumentation installed in the facilities. The proposed instrumentation includes survey markers, vibrating wire piezometers, hydraulic piezometers and inclinometers.

Once areas of the mine are complete, in-pit backfill may also be utilized for waste storage, if required. During closure, areas close to the Waste Rock facility will be selected for harvesting topsoil and growth media suitable for vegetative growth.

15.7	Power and Electrical

Power is currently supplied to the site via nearby power lines fed directly from the main power grid, using the grid-side substation. It is assumed that 2 x 120 kV powerlines will be required. The estimated installed load for plant is 160 MW and estimated operating load is 124 MW. Power will have to supply the site via the Nevada Power Imlay Substation and across the existing power line corridor up to Jungo Road and then west along Jungo Road to Site. The proposed power supply configurations can be seen below in Figure 15-15 and Figure 15-16.

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Figure 15-15: Proposed Power Line from Imlay Relay Station (Nevada Historical Marker 49) to Jungo Road (49 Road) - NTS

Source: Google Maps, 2026

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Figure 15-16: Proposed Power Line along Jungo Road (Road 49) to Hycroft Mine Site (in total approximately 57 miles) - NTS

Source: Google Maps, 2026

15.8	Communication

The site currently operates with data and telephone communications provided by microwave facilities serviced from two different locations, alongside a 140-foot tower near the administration building, providing cellular communications throughout the site. Voice and data are already distributed throughout the mine via fiber optic cable, and cellular communication is available throughout the Mine site. If necessary, upgrades will be provided based on assessment by the current service provider during the execution phase of the project.

15.9	Fuel

Diesel fuel prices were provided by Hycroft at $3.76/gal for use in the economic assessment. Contracts for the purchase and delivery of the major consumables, including fuel, are in place and are renewed on an annual or bi-annual basis. Once complete, fuel will be delivered to site via the proposed rail spur, set to extend the existing Union Pacific rail line located north of the plant.

Fuel on site is stored within a fuel island. Hycroft plans to replace the existing fuel island with a high efficiency fuel island in Mine Years 3 and 4.

15.10	Water Supply and Management

The climate data utilized in this study were sourced from Rye Patch Dam climate station (ID 2670192-1) located approximately 32 miles southeast of the mine site. (Golder, 2022). Monthly precipitation and pan evaporation data were obtained from this weather station. Table 15-7 provides a summary of the average monthly climate data.

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Table 15-7: Weather Station Summary

Parameter	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Average Annual
Max Average Temperature (°F)	42.8	49.7	57.5	65.6	75	84.2	94.2	92.3	83.3	70.6	54.3	44.5	67.8
Min Average Temperature (°F)	17.7	22.5	26.2	31.2	39.2	46.2	52.3	49.4	41.5	31.8	23.8	18.3	33.3
Mean Precipitation (in)	0.78	0.68	0.72	0.85	0.99	0.75	0.28	0.29	0.38	0.64	0.69	0.72	7.77
Mean Pan Evaporation (in)	0	0	3.71	5.83	7.38	9.23	11.15	10.06	6.95	4.3	0.77	0	59.38

Table 15-8 presents the precipitation data for 24-hour storm events used in design process. Rainfall depths corresponding to a 100-year frequency were used in the design of both the channels and ponds.

Table 15-8: Summary of Storm Event with Associated Rainfall Intensity

Return Period	24-hour (inches)
10-Year	1.31
100-Year	2.03
500-Year	2.58
1,000-Year	2.93
5,000-Year	3.27
10,000-Year	3.48

Existing water management controls will remain in place for the proposed project. Additional water controls for proposed structures and the overall site water balance are described in the following sections.

15.10.1	Fresh Water, Fire Water and Potable Water

Hycroft controls 16 distinct water-right permits granted from the Nevada Division of Water Resources (NDWR) in the form of either direct ownership or through leases from other private parties. Water rights on site are controlled by 14 permits in or around the Black Rock Desert Basin. These permits can be referenced in Table 4-1, Section 4. Hycroft currently owns a land position and water rights sufficient to support all planned facilities and process water demands. Freshwater at site is supplied via four water wells; one of which supplies potable water to site.

Fresh water is needed on site for reagent mixing and preparation, processing in the crushing area, and as gland water. These water consumption needs will be minimized where possible via the use of process water or barren solution in lieu of fresh water. An estimated 7,260 gal/min is required for the plant.

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The potable water well is located one mile south of the Crofoot Heap. Once taken from these wells, fresh water is to be transferred to a fresh/fire water storage tank. Provisions will be made for the fresh water to be supplied from the water wells. Fresh water will be transferred to a fresh/fire water storage tank.

In addition to the existing active and inactive freshwater production wells located at the well field southwest of the mine, an additional four wells shall be installed to deliver freshwater to site. A budget has been included to upgrade the existing freshwater pumps and include off-plot piping for a freshwater pipeline to a new freshwater tank at the process plant. The power supply to the new production wells is planned for the existing power line servicing the existing well field assuming it is sufficient.

15.10.2	Tailings Water Management

15.10.2.1	Tailing Deposition Management and Return Water

Slurry pumps at the tailings thickener will send concentrated tailings to the TMF through a tailings transport (delivery) pipeline at a solids concentration of 48% wt/wt. The tailings transport pipeline will consist of a pipe laid in an HDPE-lined containment channel. A tailings distribution system placed around the perimeter of each stage of TMF expansion will allow deposition in the basin using thin-layer subaerial deposition methods.

The distribution system has been designed by Ausenco and will include a 36” diameter distribution manifold and distribution branch pipelines, and valves and spigots. Tailings will be spigoted from the south, west, and east sides of the TMF to create a supernatant pool to the south near the Main Embankment. Focused spigoting from the Main Embankment will control the pool away from the embankment.

The return water pipeline from the TMF to the plant has been designed by Ausenco and will consist of a carrier pipeline within an HDPE-lined containment channel. In the first stage(s) of operation, underflow and decant water from the TMF will drain to the Underdrain Collection Pond, where all of the return water will then be pumped to the plant for reuse. In later years, barge mounted pumps will be installed in the TMF and a majority of the return water would be pumped directly to the plant from the supernatant pool. The Underdrain Collection Pond pumps would thereafter be used only for underflow water draining from the underdrain pipe system and embankment chimney drain.

15.10.2.2	TMF Surface Water Management

During operation, temporary storm water diversion channels will be constructed around the TMF impoundment to convey runoff around the proposed TMF ultimate footprint. Temporary stormwater diversion channels will be constructed at 0.5% grade for each stage of TMF construction. Temporary channels are sized to convey peak flows from the 25-yr, 24-hour storm, while maintaining 6” of freeboard, and convey flows from the 100-year, 24-hour storm with no freeboard. Any precipitation that runs off downslope of the temporary stormwater diversion channels will report to the impoundment area and will subsequently flow into the Underdrain Pond or Event Pond. During closure, all temporary diversion channels will be reclaimed and water will be managed by channels on the surface of the TMF.

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The permanent diversion system will be constructed during Stage 1 and will remain in place during the life of the TMF and into long-term closure. The permanent diversion channel is sized to convey peak flows from the 100-yr, 24-hour storm, while maintaining 6” of freeboard. The permanent diversion channel was design to handle flows from up to the 500-year, 24-hour storm, with no freeboard, to prevent surface runoff from contacting the TMF.

The TMF supernatant pool and dam crest were designed to consider 2ft of freeboard above the tailings surface during each stage in operations. However, the main embankment crest elevations consider inflow from storm events assuming the permanent diversion channel fails during extreme storms. During normal operation, the TMF is designed to contain all process fluids, annual precipitation, and storm flows resulting from the 1 in 100-year, 24-hour storm event falling on the impoundment catchment area below the temporary stormwater diversion channels.

During operation, the TMF is design to contain runoff from the 5,000-year, 24-hour storm event. During closure, the conceptual reclamation plan consists of a cover system that includes channels on the closed tailings cover surface to manage runoff to the TMF surface and a spillway that will convey runoff from the 10,000-year, 24-hour storm event. During long-term closure, the closure diversion channels will route storm water over the closed TMF tailings surface to the historic supernatant pool location at the southern edge of the impoundment. A closure spillway will be constructed through native ground to discharge surface water to the natural drainage north of the Underdrain and Event Ponds.

15.10.3	WRSF Water Management

15.10.3.1	WRSF Seepage

The proposed seepage collection system for the five dumps is made up of corrugated and perforated double-walled HDPE pipes with a diameter of 300 mm for the main pipes, and 100 mm for the secondary pipes. The seepage collection system was sized for the 100-year, 24-hour duration flood event. The installation of the seepage collection system will be executed during subgrade preparation and before placement of waste rock. The seepage collection system will discharge impacted water to the downstream collection ponds.

Collection ponds have storage depths of 15 ft and rectangular polygonal base, with 2H: 1V side slopes, based on stability analysis. These ponds have a freeboard of 5 ft above the maximum storage level, in addition to a 1.60 ft high berm around the upper perimeter. The ponds will be double lined with geosynthetic clay (GCL) and smooth 1.5 mm HDPE geomembrane. Water collected in seepage collected ponds will be trucked back to the process plant for reuse.

15.10.3.2	WRSF Surface Water Management

Diversion channels have been designed to capture, divert, and minimize the surface runoff infiltration through the base of the waste rock dumps. Diversion channels will discharge into natural drainage points or existing/projected structures. The dimensioning of the hydraulic structures has been carried out based on the maximum flow values estimated for the project’s 100-year, 24-hour flood event. Diversion channels will have a minimum slope of 2% in addition to riprap lining for erosion control. Only the Vortex, West, and Bay dumps will require the construction of diversion channels.

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15.10.4	Plant Site Stormwater Runoff and Drainage

The proposed plant site is divided into sub-catchments. Runoff from the sub-catchments will be conveyed away from the work area with perimeter drainage ditches and culverts. Slopes between pads of the process plant will be erosion protected with hydromulch. Ditches and culverts will convey stormwater to a sedimentation pond located to the south of the process plant adjacent to the oxygen plant. Mine affected runoff within the project area will be captured and recycled for us as process water.

Plant site ditches, culverts and the stormwater pond were sized based for one in 100-year, 24-hour duration flood event. The pond will have a storage capacity of 9,850 yd3 with 1 vertical to 2.5 horizontal internal side slopes and will be lined with HDPE liner and will serve the secondary purpose of emergency containment for spills from the process plant tanks. The design of the pond includes a spillway for excess stormwater to be released to the environment in the southwest direction away from the plant after sedimentation of particles.

15.10.5	Site Water Balance

A LOM water balance model was developed using GoldSim© software and considers the full life cycle of the Project. Key mine facilities and water management processes are represented in the model, in addition to modeling surface water runoff. The key objectives of the site water balance were to estimate water effluents of mine facilities and estimate make-up water requirements considering contact water reuse.

The site wide water balance schematic is shown in Figure 15-17.

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Figure 15-17: Hycroft Water Balance Schematic

MOISTURE IN ORE
LOSSES
MAKE-UP WATER
MAKE-UP WATER
PROCESS PLANT AREA
PP
PLANT RUNOFF POND
HLF
MERILL-CROWE PLANT
P
E
RUNOFF
INTERSTITIAL WATER (LOSSES)
UNDERDRAIN
POND SYSTEM
WELL SYSTEM
DUST SUPPRESSION
OXYGEN PLANT
TSF
BOOSTER STATION
RUNOFF
P
E
INTERSTITIAL TAILINGS WATER (LOSSES)
SEEPAGE
RUNOFF
UNDERDRAIN
P
E
COLLECTION POND
PIT
NATURAL GROUND RUNOFF
PIT RUNOFF
SEEPAGE (S)
P
E
WRF
P
E
RUNOFF
INTERSTITIAL WATER (LOSSES)
P
E
UDERDRAIN
SEEPAGE (S)
COLLECTION POND

LEGEND

LAKE	CONTACT WATER
MERRIL-CROWE PLANT	WATER IN TAILINGS
PROCESS PLANT	NON CONTACT WATER
CONTACT WATER POND	MOISTURE
BOOSTER STATION	

FACILITIES

WRF: WASTE ROCK FACILITY
PP: PROCESS PLANT
TSF: TAILINGS STORAGE FACILITY

Source: Ausenco, 2022

The water balance model was developed using GoldSim© software. For stochastic analyses, GoldSim© uses the Monte Carlo method to generate monthly precipitation and evaporation time series, which are used as input climatic variable for the water balance model. A stochastics simulation was developed using different possible precipitation sequences that may contain groups of consecutive dry or wet years. For this purpose, synthetic series of monthly rainfall and evaporation of 15 years length were created.

The modeling process run over 250 simulations to obtain acceptable probabilistic estimates of the effluent flows for mean percentile 1% (dry years), and percentile 99% (wet years). Results of the water balance model in GoldSim are expressed in mean values, and those corresponding to situations of extreme abundance and scarcity denoted by percentiles of 100 years of return period (percentile of non-exceedance of 1% and 99% or risk of exceedance of 99% and 1%, respectively).

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The probabilistic terms used in the description of the results include:

●	Monthly average: The average monthly flow of all the simulation was estimated.

●	Maximum monthly with 1% of risk (p99%): Considering all the simulations, the 99% percentile of non-exceedance or 1% of monthly risk was estimated. This means that there is a 1% probability that the reported value will be exceeded due to excess rainfall in one month of the period of simulation.

●	Minimum monthly with 1% of risk (p1%): Considering all the simulations, the 99% percentile of exceedance or 1% of monthly risk was estimated. This means that there is a 1% probability that the reported value will be succeeded due to lack of rainfall in one month of the period of simulation.

Table 15-9 shows the LOM monthly average, the maximum (p99% or wet conditions), the minimum (p1% or dry conditions) make-up water demand. Figure 15-18 shows the make-up water demand variation through the operation stage. On average, make-up water requirements start at approximately 6,500 gal/min on the first year of operations. This requirement decreases to approximately 5,000 gal/min for Years 2 through 9. Average make-up water requirements further decrease to 4,400 gal/min for Years 10 through 13. Lastly, Years 14 and 15 have an average make-up water demand of 3,200 gal/min.

Table 15-9: Monthly Maximum Flows Demand

Facility	Operation Stage (gal/min)
	Monthly average	Wet Conditions (p99%)	Dry Conditions (p1%)
Well System	4,694	6,967	1,861

Note: 99% percentile of non-exceedance.

Figure 15-18: Total Fresh Water Demand

8000
7000
6000
5000
4000
3000
2000
1000
0
Monthly flow (gpm)
1
21
41
61
81
101
121
141
161
181
Operation month
Well system demand (mean)
Dry Conditions Demand (p99%)
Wet Conditions Demand (p1%)

Source: Ausenco, 2022

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15.10.6	Pit Dewatering

SRK Consulting (U.S.), Inc. (SRK), working with Hycroft prepared a Technical Memorandum that describes the hydrogeologic conditions, preliminary dewatering estimates, and associated costs for POX PFS Project. The hydrogeology of the mine and surroundings is complex. It includes a fault associated fluid barriers/conduits, high temperature groundwater, and the presence of hydrogen sulfide (H2S) gas. SRK conducted a three-year hydrogeologic data collection program incorporated pumping and monitoring wells, vibrating wire piezometers (VWP’s), core hole hydraulic testing, and short and long-term aquifer testing to characterize the local and regional (to the extent possible) groundwater system. The depth to groundwater is 700 ft below ground surface (bgs). Four depressurization wells are planned for dewatering the pit. SRK supplied a preliminary design for the location of the dewatering pumps, and pipeline required to convey water to the process plant from the pit. Power to these pumps will tie off existing powerlines in the area or the pumps maybe diesel-fueled if circumstances warrant.

15.11	Hazard Considerations

The climate at the Hycroft Site is arid with an average precipitation of 7.7 in/a falling mostly in the spring and winter months. Winds tend to be light in this area; however, occasional sandstorms or dust storms have been observed in spring months.

Temperatures in winter range from an average of 20 °F at night to 40 °F during the day. Fluctuations between freezing and non-freezing temperatures is sufficient to induce freeze–thaw cycling in near-surface soils, particularly in fine-grained or moisture-bearing materials. Winter snowpack is light, and snow does not normally present logistical problems.

Slope stability on site is governed by prevailing geotechnical conditions. According to the January 2012 Call & Nicholas, Inc. summary report of the 2011 reserve pit slope stability assessment, the principal factors governing slope stability are (1) the argillically altered Camel Conglomerate (Tc) and associated lakebed sediments (Tsg), (2) the thinly bedded siltstones of the Auld Lang Syne Formation, which are interpreted to dip toward the pit along the east walls of the Vortex and Brimstone pits, and (3) the East Fault.

Michael W. West and Associates Inc. (MWWAI) concluded after conducting a review of the Hycroft deterministic seismic hazard assessment in 2012, that seismicity in the area was low to moderate with no relation to mapped faults. Additionally, he noted that no faults in the area were classified as “active” or “capable”. According to MWWAI, these findings are consistent with the United States Geological Survey National Probabilistic Seismic Hazard Model.

15.12	Comments on Project Infrastructure

The Project is located within the established Hycroft Mine site and represents a brownfield development. A new sulfide ore processing plant is proposed. This plant will be integrated into the existing mining complex via tie-ins to current crushing infrastructure, utilities, and site services. Existing access roads across the site, in addition to many existing structures and facilities will remain in service.

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The Hycroft site currently includes primary, secondary, and tertiary crushing facilities, heap leach pads, the Merrill-Crowe processing plant complex, a refinery, administration buildings, maintenance shops, warehouse and laboratory facilities, fuel storage, and various ancillary service structures. Communications infrastructure is in place across the site and includes microwave-serviced data and telephone systems, fiber optic distribution, and site-wide cellular coverage.

The mine and its staffing requirements are supported by the nearby town of Winnemucca approximately 54 miles from site. Additional workforce may be drawn from the other nearby towns of Lovelock and Gerlach. Surveys indicate that the town of Winnemucca is large enough to provide adequate housing, personal services, and transportation infrastructure to support both operational and construction workforce requirements. A contracted bus service will provide transportation from Winnemucca to site.

Existing community infrastructure is considered sufficient to support both current and future staffing levels, with construction personnel transported to site via contracted bus services.

The proposed processing facility is designed to connect to the existing crushing circuit and North Merrill-Crowe facility. The proposed scope of work includes electrical distribution upgrades, new substations, process control systems, reagent handling facilities (including oxygen and limestone systems), and selective expansion or repurposing of existing maintenance and administrative buildings.

The site currently has access to grid power. Additional transmission capacity is required to support the new plant. The total estimated load factoring for load growth, including power for the oxygen plant, is 170 MW. Tie-ins to existing utilities shall include water, compressed air, and potable and sewer systems. The development of a freshwater production well field is also planned to support freshwater needs throughout the LOM.

A rail spur extension from the Union Pacific line is planned to support delivery of reagents, consumables, and fuel, and to facilitate shipment of salable metals. Additionally, the existing fuel island is to be replaced with a higher-efficiency system during the LOM.

Ancillary structures including a covered crushed ore stockpile, new laboratory and maintenance facilities, fuel station upgrades, and technical services expansion are proposed to support operations over the LOM. In addition to this, select existing buildings will be relocated, expanded, rehabilitated, or repurposed.

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16	Market Studies and Contracts

16.1	Market Studies

Hycroft Mining has not completed any formal marketing studies with regards to gold production that will result from the mining and processing of ore from the Project into gold and silver doré bars. Gold and silver production is expected to be sold on the spot market, with the terms and conditions of sales contracts expected to be typical of similar contracts for the sale of doré throughout the world. Gold and silver are principal precious metals traded at spot prices for immediate delivery. The market for gold and silver is very liquid with many buyers and sellers - trading typically spans 24 hours/day across multiple locations around the world, making it straightforward to obtain a reliable market price at any time. The depth and stability of these markets support the expectation that gold and silver doré produced from the Project can be sold throughout the LOM.

16.2	Commodity Price Projections

The economic analysis for the Project was performed assuming a base case gold and silver price of US$3,600/oz and US$48.00/oz respectively. These prices are based on the average of long-term consensus price forecasts from numerous financial institutions as of April 2026.

16.3	Contracts

Hycroft has not at this stage entered into agreements related to refining Hycroft products, transporting products to market or smelting facilities, or insuring doré and/or concentrate products. As of this time, Hycroft does not have open hedging contracts or forwards agreements for their products. Marketing of doré is expected to be arranged through contractual relationships with major refineries for secure transportation of metal and refining. The cost of transporting and refining doré included in the economic analysis are US$5.00/oz for gold and US$0.50/oz for silver, based on terms recently published for comparable projects. Transportation and treatment contracts are not currently in place, though easily obtainable.

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17	Environmental Studies, Permitting, and Plan, Negotiations, or Agreements with Local Individuals or Groups

17.1	Overview

This section provides an environmental overview of the Project. It outlines existing biological and physical baseline conditions, proposed new baseline studies to support future permitting, existing permits, and permitting requirements to support the proposed revisions to the Project. This section also discusses socio-economic baseline conditions, community engagement, and conceptual mine closure and reclamation planning for the Project.

The Mine is located on public land administered by the Bureau of Land Management (BLM) and private land controlled by Hycroft Resources and Development, LLC, a wholly owned subsidiary of Hycroft Mining Holding Company. The Mine lies within the Sulfur Mining District, approximately 54 miles west of Winnemucca, Nevada. Access to the site is via Jungo Road (a Humboldt County maintained road).

Hycroft is authorized for ore extraction and processing, water management, engineering, environmental studies, and exploration. Existing facilities on site include two administration buildings, a laboratory, a mobile maintenance shop, a light vehicle maintenance shop, a warehouse, leach pads, primary, secondary, and tertiary crushing systems, two Merrill-Crowe process plants, and a refinery. The Mine is permitted for both heap leach and milling operations.

Hycroft is proposing the development of new infrastructure to support the requirements of the modified Project. Updates include construction of the North TMF, Waste Rock Storage Facilities (WRSF), rail spurs, and a new process plant area.

17.2	Environmental Considerations

17.2.1	Baseline and Supporting Studies

The Mine has conducted numerous environmental baseline studies as part of their previous permitting efforts and continues to collect certain environmental baseline data. The Mine area has been surveyed for surface water resources, including Waters of the United States (WOTUS), biological resources, cultural resources, and groundwater resources. These studies include:

●	Summary of Field Investigations and Conceptual Hydrogeology Report (2013)

●	Hydrogeologic Characterization Report (2014)

●	Baseline Spring Inventory and Surface Water Monitoring, Hycroft Mine (2014)

●	Rock and Water Baseline Characterization for the Phase II Expansion Project – Hycroft Mine (2014)

●	Air Quality Impact Analysis (2017).

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17.2.1.1	Hydrology and Climate

The Mine lies on the eastern edge of the Black Rock Desert, and there are no streams, rivers, or lakes in the immediate vicinity of the Project. Spring baseline surveys have been conducted biannually since 2011 within a 10-mile radius around the Mine. A total of 31 sites were identified in the baseline study. These included natural springs, man-made springs, and seasonal wetted areas. Nine of the sites were identified for monitoring to evaluate surface water resources near the Mine. Additionally, JBR Environmental Consultants, Inc. conducted spring surveys in 2012 and 2013 encompassing 560 square miles west of the Mine to assess whether groundwater pumping at the mine would impact other springs in the Black Rock Desert. Survey data and groundwater modeling predictions did not indicate drawdown would extend near any of the inventoried springs.

The Mine is in a semi-arid high desert environment, and climate is controlled primarily by the Sierra Nevada Range with minimal rainfall. Climate data including precipitation, temperature, and pan evaporation have been obtained from the Western Regional Climate Center’s database for the National Weather Service Cooperative Station at the Rye Patch Dam. The station is located approximately 32 miles from the Mine at a similar elevation and provides data from 1935-2012. The recorded precipitation at the Rye Patch Dam weather station averaged 8.93” annually. Additional precipitation data were collected at the Mine weather station from 2010-2012 and from the Rye Patch Dam weather station. Annual pan evaporation at the Rye Patch Dam is 59.38 in/a and the recorded average temperature is 51 °F.

17.2.1.2	Hydrogeology

A total of 16 wells and 23 piezometers are installed to evaluate the hydrogeologic baseline conditions at the Mine, with the majority of data being collected between 2010 and 2013. Instrumentation is located throughout the Mine site and completed in a variety of geologic formations representing the site. Static groundwater varies from 20 to 800 ft bgs and varies from 150 to 800 ft bgs directly beneath the mining operations. Groundwater generally flows southeast to northwest from recharge in the volcanic highlands to discharge in the alluvial basin beneath the Black Rock Desert. Results are summarized in detail in the Hydrogeologic Characterization Report and the Summary of Field Investigations and Conceptual Hydrogeology Report which were both developed in 2013 in support of the Phase II Expansion Project.

17.2.1.3	Soils, Vegetation and Wildlife Monitoring

The Mine released a Biological Baseline Report in 2019 that incorporated the results of 2014, 2015, and 2016 surveys conducted since the original release of the report in 2012. The report also included clarifications, edits, and missing information requested by BLM, as well as revised information based on updated Project details. The report focuses on soil, vegetation, and wildlife surveys and provides background consultation with regulatory agencies, as well as field methodologies and survey results. The combined surveys areas make up the “Biological Survey Area,” which encompasses the proposed area of disturbance of the Project. BLM has stated that any new areas that would be disturbed would require baseline surveys.

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Eight soil units have been mapped by Natural Resources Conservation Service within the 2012-2014 Biological Survey Area. The soil units are described both in the Soil Survey of Humboldt County, Nevada, West Part (NRCS, 2003) and Soil Survey of Pershing Country, Nevada, West Part (NRCS, 1998). There are no serious limitations related to soil quality that would limit the proposed development or future reclamation efforts.

Stantec completed vegetation surveys of the Biological Survey Area in 2012 and 2014, which included vegetation community mapping, floristic inventory, and noxious, invasive, and non-native species surveys. Twenty-eight vegetation communities were mapped, with the dominant communities being Desert Scrub-Wyoming Sagebrush (28%), Shadscale-Annual Grassland (23%), and Desert Scrub (10%). One noxious weed species, the five-stamen tamarisk, was identified during the surveys.

Eleven occurrences of one BLM sensitive plant species, sand cholla, were noted within the Biological Survey Area. As with all cacti in Nevada, the sand cholla is a protected cactus species, which requires a permit prior to commercial harvest. Botanists also identified 700 buckwheat occurrences, which is a known host plant to insects on the BLM Winnemucca District’s special status species list.

Overall, there is no presence of BLM sensitive plant species present on or near the Project which would present limitations to the proposed Project updates.

Stantec completed wildlife surveys of the Biological Survey Area from 2012-2016. Surveys ranged from General Wildlife surveys to more targeted surveys studying migratory birds, bats, western burrowing owls, greater sage-grouse, and various butterfly species.

BLM sensitive species identified during the surveys were:

●	Brewer’s sparrow

●	Sage thrasher

●	Loggerhead shrikes

●	Western burrowing owl.

Baseline surveys also identified the BLM sensitive species golden eagle (Aquila chrysaetos) in and around the Project site. The Biological Baseline Report details the results of golden eagle nest surveys conducted from 2012-2016, including information on nest condition, nest status, and the number of young. Eagles observed to be off the nest were checked for any evidence of nesting behavior, such as mated pairs, territorial defense, carrying nest material, or transporting food. Annual raptor and golden eagle surveys are completed annually, and results are submitted to the BLM as stand-alone reports.

The proposed modifications to the recovery process will not impact on the footprint of planned disturbance for the Project, and therefore additional wildlife baseline studies may not be required to support the Plan of Operations amendment.

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17.2.1.4	Geochemistry

The Mine has a waste rock characterization program which is performed in phases related to approved or proposed mining areas. Most recently, Phase 4 of the program was completed to collect additional data for the Phase II Expansion Project to ensure it is spatially representative of the material proposed to be mined as part of the Project. Static testing was completed to address total acid generating or neutralizing potential of the samples and concentration of constituents in leachates derived from the material. Kinetic testing for this Project is the standard humidity cell test (HCT) procedure.

The Phase 3 and 4 programs also included analysis of ore grade material, with 56 samples being collected and analyzed. From ABA testing, all but one ore grade sample showed uncertain potential for acid generation or potential for acid generation. ABA and NAG for ore grade samples fall within the same range as waste rock samples.

Pit wall and floor samples have been collected to evaluate geochemical interactions between groundwater, pit walls, and the water quality of the pit lake over time. The pit wall and floor sample are composed of the same material identified and characterized during the Phase 1-4 waste rock programs. Kinetic testing has shown that the submerged pit walls in a post mining environment have the potential to generate acid and leach metals into the anticipated lake.

Three types of tailings materials were analyzed as part of the Rail Spur Project EA: 26 variability composites, 6 master domain composites, and 8 bulk samples representing tailings. The samples underwent whole rock analysis, ABA, NAG testing, meteoric water mobility procedure testing, and mineralogy testing, and were deemed to be representative of site materials.

17.2.1.5	Air Quality

The Mine is located within the Humboldt and Pershing Counties, which lies within Air Quality Hydrographic Basin 28, which is unclassified for PM10, CO, SO2, and NOx. In 2017, Stantec completed an Air Quality Impact Analysis (AQIA) for the Phase II Expansion Project, which was later updated in 2018. The study includes near-field dispersion modeling to determine impacts of the Phase II Expansion Project against the Nevada Ambient Air Quality Standards and the National Ambient Air Quality Standards. The study included ancillary sources of emissions such as lime silos, storage tanks, and lighting plants, as well as fugitive, process, and traffic emissions. Monitoring data from the Lehman Caves in Great Basin National Park was utilized to simulate background concentrations of pollutants of concern in the Mine area. Modeling suggests that emissions from the approved Project will fall well below the lowest applicable air quality standards for all constituents.

17.2.2	Environmental Monitoring

The Mine has developed a series of environmental management and monitoring plans which are required to guide the development and operation of the Project to limit environmental impacts. These plans are developed to address legal requirements and committed Environmental Protection Measures (EPMs) made by the Mine during Project permitting and recent Plan of Operations amendments.

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The following is a list of Hycroft Environmental Management and Monitoring Plans:

●	Waste Rock Management Plan

●	Quality Assurance Plan

●	Eagle Conservation Plan

●	Stormwater Pollution Prevention Plan

●	Solid and Hazardous Waste Management Plan

●	Noxious Weed Monitoring and Control Plan

●	Interim Closure Plan

●	Monitoring Plan

●	Surface Area Disturbance Dust Control Plan

●	Lighting Management Plan

●	Historic Properties Treatment Plan.

17.2.3	Water Management

Details of the water management protocols have been included in each of the permits. These include, but not limited to, specific designated measuring and monitoring locations, sample schedules, sample sizes, testing parameters, reporting protocols, internal and third-party reviews and summaries, and notification protocols for any non-conformances or irregularities. Specifically, water management requirements are outlined in the Plan of Operation Permit, Permit to Operate a Public Water System, Water Pollution Control Permits, and each of the Pond Permits.

17.3	Permitting Considerations

The Mine operates under a series of permits which are issued by both federal and state regulators. Table 17-1 highlights the permits necessary to operate the Mine. The permits listed in bold are likely to require updates based on the proposed revisions to the Project.

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Table 17-1: Current Major Environmental Permits and Permits Necessary to Operate the Mine

Operating Permits	Issuing Agency	Number	Status
Plan of Operations	BLM	N64641	Current
Mercury Operating Permit to Construct	NDEP Bureau of Air Pollution Control	AP1041-2255	Current
Class I Air Quality Operating Permit to Construct	NDEP Bureau of Air Pollution Control	AP1041-2964	Current
Class II Air Quality Permit	NDEP Bureau of Air Pollution Control	AP1041-0334.05	Current
Permit to Operate a Public Water System	NDEP Bureau of Safe Drinking Water	HU-0864-12NTNC	Current
Water Pollution Control Permit-Crofoot Project	NDEP Bureau of Mining Regulation & Reclamation	NEV60013	Current
Water Pollution Control Permit-Hycroft Mine	NDEP Bureau of Mining Regulation & Reclamation	NEV94114	Current (Application Shield)
Reclamation Permit	NDEP Bureau of Mining Regulation & Reclamation	134	Current
Mining General Stormwater Pollution Prevention Permit	NDEP Bureau of Water Pollution Control	NVR 300000	Current
Class III Landfill Waiver	NDEP Bureau of Waste Management	F-346	Current
Artificial Pond Permit (Brimstone Process Ponds)	NV Department of Wildlife	S34481	Current
Artificial Pond Permit (Crofoot Process Ponds)	NV Department of Wildlife	S36665	Current
Artificial Pond Permit (North Process Ponds)	NV Department of Wildlife	S36661	Current
Septic Onsite Disposal	NDEP Bureau of Water Pollution Control	GNEVOSD09L-0048	Current
Dam Safety Permits	NV Division of Water Resources	J-273	Current
Hazardous Materials Storage Permit	NV State Fire Marshal	8250	Current
Special Use Permit	Pershing County	SUP 12-04	Current
Special Use Permit	Humboldt County	UH-12-04	Current
Golden Eagle Take Permit	US Fish & Wildlife Service	MB90099B-0	Current

17.3.1	Federal Permits

17.3.1.1	Bureau of Land Management Plan of Operations

The Mine is currently authorized to operate under a Plan of Operations (Plan) (NVN-064641) under 43 Code of Federal Regulations [CFR] 3809 which has gone through several amendments. In 2012, the BLM issued a Record of Decision (ROD) for an EIS conducted for the Mine to expand their heap leach operations, open pits, and waste rock facilities. In 2014, the BLM issued a Decision Record with an EA authorizing Hycroft’s Plan of Operations for construction and operations of a rail spur, open pit expansion, and construction of a processing complex, including the TMF located northeast of the mine.

The Mine is preparing materials for a modification to the Plan of Operations to propose the following updates to the Project.

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New process plant that will be separate from the existing crushing facility and North Merril Crowe facility. The process plant will feature:

●	modifications to existing crush circuit conveyor layout with additional feeders and a new rock breaker

●	new process plant, including:

○	new grinding circuit with four ball mills

○	new multistage flotation circuit

○	new POX circuit including lime boil tanks

○	new leach circuit.

●	new process control room, power distribution lines, grids, substations, and electrical rooms to support the processing plant

●	new TMF located northeast of the Mine

●	new access roads to the process plant and TMF, as well as a TMF construction haul road

●	an additional rail siding of the existing Union Pacific rail line located in the NW location of the plant

●	WRSF features additional waste rock dumps

The review and approval process for the revisions to the Plan Application by the BLM constitutes a federal action under the National Environmental Policy Act (NEPA) and BLM regulations. Thus, for the BLM to process the Plan Application, they are required to comply with NEPA and prepare either an EA, or an EIS.

17.3.1.2	Bureau of Land Management Pre-Application Planning

As part of the pre-plan application planning process with the BLM, an initial meeting is scheduled between the proponent and the BLM to discuss the anticipated scope of the amended mining operation and to review the likely environmental resource baseline data needed for the processing of the Plan Amendment by the BLM. This initial meeting generally occurs prior to the submittal of the Plan Application, depending on the anticipated complexity of the mining operations and baseline data needs, which varies for each Project.

The process for collecting baseline data generally includes the development of baseline data collection work plans, which are submitted to the BLM for review and approval prior to initiating the baseline data collection. Following approval, field surveys are conducted to collect relevant baseline data. Depending on the environmental resources to be evaluated, desktop studies may be utilized in lieu of field surveys. Findings of the field surveys are then summarized in a report that documents the data collected. These technical reports are then submitted to the BLM for review and approval. In some cases, the baseline data collection process will also involve the State of Nevada, depending on the resource being assessed, particularly for geochemical and hydrological surveys.

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The most recent baseline data for the Project was collected as part of the 2019 EIS process. Additions to baseline data, and additional studies may be required as part of the proposed revisions to the Project.

17.3.1.3	Plan of Operations Processing

The Plan Application is submitted to the BLM and the Nevada Division of Environmental Protection (NDEP) Bureau of Mining Regulation & Reclamation (BMRR) for any surface disturbance in excess of five acres. The Plan Application describes the operational procedures for the construction, operation, and closure of the Project. As required by the BLM and BMRR, the Plan Application includes a waste rock management plan, quality assurance plan, a stormwater plan, a spill prevention plan, a reclamation plan, a monitoring plan, and an interim management plan. In addition, a reclamation report with a Reclamation Cost Estimate (RCE) for the closure of the Project is required. The content of the Plan Application is based on the Mine plan design and the data gathered as part of the environmental baseline studies. The Plan Application includes all mine and processing design information and mining methods. The BLM determines the completeness of the Plan Application and, when the completeness letter is submitted to the proponent, the NEPA process begins. The RCE is reviewed by both agencies, and the bond is determined prior to the BLM issuing a decision record on the Plan Application and BMRR issuing the Nevada Reclamation Permit (NRP).

The Plan Application will be submitted for the Project when operational and baseline surveys are complete, and operations and designs for the Project are at a level where a Plan Application can be developed to the necessary level of detail. Key baseline reports for the Project will be included in the Plan Application submittal to the BLM and BMRR.

The BLM will need to complete their administrative review of the Plan Application and issue a determination prior to moving on to the NEPA process.

17.3.1.4	Golden Eagle Take Permit

Golden eagles were observed in and around the Project site during environmental baseline studies. The Mine is working directly with the BLM and the USFWS on the management of this species and submits annual survey reports to the BLM. As part of the permitting process, the Mine will submit a golden eagle take permit application to USFWS requesting authorization to remove inactive golden eagle nests and incidental take under the Bald and Golden Eagle Protection Act (BGEPA).

17.3.1.5	National Environmental Policy Act

The NEPA process is triggered by the issuance of a Completeness letter for the Plan Application. The NEPA review process is completed with either an EA or an EIS.

The EA process is conducted in accordance with NEPA regulations (40 CFR 1500 et. seq.), BLM, as lead federal agency, guidelines for implementing the NEPA in BLM Handbook H-1790-1 (updated January 2008), and BLM Washington Office Bulletin 94-310. The intent of the EA or the EIS is to assess the direct, indirect, residual, and cumulative effects of the Project and to determine the significance of those effects. Scoping is conducted by the BLM and includes a determination of the environmental resources to be analyzed in the EA or the EIS, as well as a degree of analysis for each environmental resource. The scope of the cumulative analysis is also addressed during the scoping process. Following scoping and baseline information review, the EA or the EIS is prepared. When the BLM determines the EA or the EIS is complete, it will be submitted to the public for review. Comments received from the public would be incorporated into either a revised EA or the decision record, and for the EIS either a final EIS or a Record of Decision. Under an EA, there can be no significant impact. The preparation of an EIS is a lengthier and more expensive process than an EA. The Project proponent pays the third-party contractor to prepare the EIS and pays recovery costs to the BLM for any work on the Project by BLM specialists.

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17.3.2	State of Nevada Permits

There are several environmental permits issued by the NDEP. NDEP will issue permits that address water and air pollution, as well as land reclamation. The Nevada Division of Water Resources (NDWR) issues water rights for the use and management of water.

17.3.2.1	Nevada Reclamation Permit

Hycroft currently operates under a NRP under the Nevada Administrative Code [NAC] 519A) (Plan Application) issued by the NDEP. Hycroft will need to modify the NRP from the BMRR to include construction, operation, and reclamation details as applicable to the modified Project design. The contents of the modification are prescribed in the NAC Section 519A.140. Based on the Memorandum of Understanding between the BLM and NDEP, a joint application is submitted to the BLM and BMRR that addresses the requirements of the modified Plan and NRP.

17.3.2.2	Water Pollution Control Permit

The water pollution control permits (WPCPs) from the BMRR will be revised to include the updated designs to construct, operate, and close a mining facility in the State of Nevada. The contents of the application are prescribed in the NAC Section 445A.394 through 445A.399. The revised WPCP applications for the Project will be updated based on the following:

●	Open pit mining, with an anticipated post-mining pit lake formation.

●	Storage of non-acid and acid generating waste rock.

●	Exploration.

●	Dewatering and water management.

●	Mill, NTF, and process plant management.

●	Ancillary facilities that include stormwater diversions, and sediment control basin.

WPCP applications include an engineering design for waste rock storage areas and mill/tailings facilities, waste rock characterization reports, hydrogeological summary reports, engineering design for process components including methods for the control of stormwater runoff, and containment reports detailing specifications for containment of process fluids. Applications will also contain the appropriate WPCP plans, including a process fluid management plan, a monitoring plan, an emergency response plan, a temporary closure plan, and a tentative plan for permanent closure of the Mine.

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17.3.2.3	Air Quality Operating Permits

The Mine currently operates under a Class II Air Quality Operating Permit, a Mercury Operating Permit, and a Class I Operating Permit to Construct which include the Gyro Crushing Circuit, lime silos, and the Mill Project. A new Operating Permit to Construct could be required by the NDEP Bureau of Air Pollution Control (BAPC) for a roasting plant, and the existing permits may need to be revised to reflect the proposed changes to the Project. The permit modification applications would include specifics on each process component that could emit air pollutants and a detailed emissions inventory, as well as air quality modeling. The application preparation and processing time frame ranges from three to nine months, depending on the type of permit.

17.3.2.4	Water Rights

The Mine currently holds 16 separate water rights permits administered by the NDWR. These rights are leased to Hycroft. The water resources to support the Mine are held under 14 of the water rights permits in the Black Rock Desert Basin and a total of 21,457.95 acre-ft/a (6.99 billion gal of water per year). The remaining two water rights permits are held outside of the Black Rock Desert Hydrographic Basin and are used to support maintenance of Jungo Road.

The proposed changes to the Project are not expected to materially change the water requirements of the operation, and thus the existing water rights permits will provide sufficient water to support those changes.

17.3.3	Additional Permits and Authorizations

In addition to the principal environmental permits outlined above, Table 17-2 lists other notifications or ministerial permits that may likely be necessary to operate the Project.

Table 17-2: Ministerial Permits, Plans and Notifications

Notification/Permit	Agency	Timeframes
Above Ground Storage Tank Permit	Nevada Bureau of Corrective Actions	Up to six months to register. Cost is $100/tank per year and a requirement to perform monthly visual inspections.
Agreement for Road Maintenance	Humboldt and Pershing Counties	Up to six months to negotiate the agreement with the county roads department and the county commission.
Explosives Permit	Bureau of Alcohol, Tobacco, Firearms, and Explosives	n/a
Explosives User’s License (User’s Clearance)	Bureau of Alcohol, Tobacco, Firearms, and Explosives	n/a
Fire and Life Safety	Nevada State Fire Marshal	Approximately one month for review and approval. Applicant to submit a notification letter prior to construction and operation.

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Notification/Permit	Agency	Timeframes
Hazardous Materials Permit	Nevada State Fire Marshal	Approximately two months for review and approval. Applicant must submit a notification letter 30 days prior to the start of operations and then annually by March 1st of each year.
Industrial Artificial Pond Permit	Nevada Department of Wildlife	Four weeks
Leach Pad Commencement	Nevada Bureau of Mining Regulation and Reclamation	One week
Leach Pad As-Built Report	Nevada Bureau of Mining Regulation and Reclamation	Four weeks
Process Plant As-Built Report	Nevada Bureau of Mining Regulation and Reclamation	Four weeks
Dam Safety Permit	Nevada Division of Water Resources	Two months
Mine ID Number	Mine Safety & Health Administration	One week
Mine Opening Notification	Nevada Division of Minerals	One week
Mine Registry	Nevada Division of Minerals	One week
Notification of Commencement of Operations	Mine Safety & Health Administration	One week
Production/Dewatering Wells - Proof of Completion	Nevada Division of Water Resources	One week
Radio License	Federal Communications Commission	One week
RCRA Waste Mgt. ID - Mine	Nevada Bureau of Sustainable Materials Management/U.S. Environmental Protection Agency	Two weeks
Well Drilling Permit (Notice of Intent to Drill)	Nevada Division of Water Resources	One week
Potable Water System	Nevada Bureau of Safe Drinking Water	Eight months
Septic System	Nevada Bureau of Water Pollution Control	Six months to prepare application (including the mercury control system) and process to obtain the permit.

17.4	Social Considerations

Social and community impacts are considered and evaluated for the revision to the Plan Application and would be used in the NEPA process. Potentially affected Native American tribes, tribal organizations, and/or individuals are consulted during the preparation of all plan amendments to advise on the proposed projects that may affect cultural sites, resources, and traditional activities. During the most recent permitting for the Phase II Expansion Project in 2019, the BLM engaged:

●	Fort McDermitt Paiute and Shoshone Tribe

●	Fallon Paiute-Shoshone Tribe

●	Battle Mountain Band of the Te-Moak Tribe of Western Shoshone

●	Lovelock Paiute Tribe

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●	Pyramid Lake Paiute Tribe

●	Summit Lake Paiute Tribe

●	Winnemucca Indian Colony.

Common concerns raised by the tribes during consultation meetings and site visits included:

●	environmental concerns with quarries

●	management of archaeological finds, and disturbance of cultural resources such as rock stacks

●	eagle nest removal

●	wildlife issues around the North TMF.

Potential community impacts to existing population and demographics, income, employment, economy, public finance, housing, community facilities, and community services are evaluated for potential impacts as part of the NEPA process. There are no known social or community issues that would have a material impact on the Project’s ability to extract mineral resources. Identified socioeconomic issues (employment, payroll, services and supply purchases, and state and local tax payments) are anticipated to be positive.

Should the proposed changes to the Project initiate an EIS, there would be a public scoping process involving public open house meetings. Members of the public are free to attend the sessions in person or provide questions in writing. In the past, public concerns have included, but not limited to:

●	air quality impacts and emissions from the Mine

●	impacts on cultural resources

●	mitigation measures to reduce environmental impacts

●	impacts on golden eagle nests and breeding territory

●	site reclamation.

Future Project updates will require continued engagement with Native American tribes and the public to understand concerns and identify key mitigations to environmental and social impacts. Engagement will be carried out by the proponent as well as regulators such as BLM and USFWS.

17.4.1	National Register of Historic Places

The preservation of historic places and culturally significant resources is considered when a Project is being permitted. Updates to the Project may require additional assessment to determine whether any NRHP-eligible sites and culturally sensitive resources, such as rock stacks, would be affected by the new Project layout. There is a risk of community concerns if the new NTF will impact culturally sensitive areas or culturally sensitive species such as eagles.

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17.5	Closure and Reclamation Planning

17.5.1	Closure and Reclamation Plans

A Tentative Plan for Permanent Closure (TPPC) for the Mine is in place and is currently being updated for future submission to the BMRR with the application to modify the WPCP (NEV0094114). In the TPPC, the proposed NTF closure approach would consist of fluid management through evaporation, covering the NTF with a geosynthetic cover and growth media, and then revegetation. The design of the process components is not sufficiently advanced to determine the closure costs. Any residual NTF drainage will be managed with evaporation cells. Surface management surety bonds currently total US$58.7 million with $58.3 million securing financial assurance requirements for the mine and $0.4 million securing financial assurance requirements for the water supply well field and exploration within the Project boundary. Future increases in reclamation bonding will either be through surety bonds supported by restricted cash balances or by letters of credit issued by banks.

Mine closure and reclamation will be performed in accordance with BLM and State of Nevada regulations and guidelines. Mining activities that occur near a National Conservation Area and associated pioneer trails will require careful planning and design, and particular attention will be paid to leaving a post-mining land configuration that minimizes visual impact. Facility expansions will continue to be designed and constructed to meet or exceed state and federal design criteria. The WRSFs will continue to be evaluated for their potential to release pollutants and monitored routinely in accordance with an approved waste rock management plan. After operations cease, effluent from the heap leach facilities will be allowed to drain until the rate of flow can be passively managed through evaporation or a combination of evaporation and infiltration. Current studies are gathering additional hydrology and geochemistry data for use in the development of final closure plans that meet the regulatory standards. All buildings and facilities not identified for a post-mining use will be razed during the salvage and site demolition phase.

17.5.2	Closure Cost Estimates

A Tentative Plan for Permanent Closure (TPPC) for the Mine is in place and is currently being updated for future submission to the BMRR with the application to modify the WPCP (NEV0094114). In the TPPC, the proposed TMF closure approach would consist of fluid management through evaporation, covering the TMF with a geosynthetic cover and growth media, and then revegetation. The design of the process components is not sufficiently advanced to determine the closure costs. Any residual TMF drainage will be managed with evaporation cells. Surface management surety bonds currently total US$58.7 million with $58.3 million securing financial assurance requirements for the mine and $0.4 million securing financial assurance requirements for the water supply well field and exploration within the Project boundary. Future increases in reclamation bonding will either be through surety bonds supported by restricted cash balances or by letters of credit issued by banks.

17.6	Comments on Environmental Studies, Permitting and Social or Community Impact

The scope of environmental studies undertaken by Hycroft are sufficient to address all permitting and environmental review requirements. The Mine currently holds all the necessary permits to operate. However, modifications to a number of those permits are necessary to construct and operate and complete the updates to the project as outlined in this document.

Hycroft has engaged in communications with all identified tribes that have expressed interest in the Project. There are no residences or towns in the immediate vicinity of the Project. The nearest community is Winnemucca, Nevada, approximately 60 miles northeast of the Project.

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18	Capital and Operating Costs

18.1	Introduction

The capital and operating costs described in this technical report are based on open-pit mining operations for the Hycroft project. The process plant is designed to treat 57,100 st/d of mineralized material over a mine life of 51 years.

18.2	Capital Costs

18.2.1	Overview

The capital cost estimate was developed in Q1 2026 to target a level of accuracy of -30% to +50%, which aligns with an Association for the Advancement of Cost Engineering International (AACE International) Class 5 level estimate. The estimate includes mining, processing, on-site infrastructure, off-site infrastructure, project indirects, project delivery, owners’ costs, and provisions. The total initial capital costs for the Project are estimated at US$2,434 million, including capitalized operating costs, and contingency. The LOM sustaining costs are estimated at US$3,107 million, while the closure costs are estimated at US$243 million. The capital cost summary is presented in Table 18-1.

Table 18-1: Capital Cost Summary

WBS	Description	Capital Cost (US$M)	Sustaining Cost (US$M)	Total Cost[1] (US$M)
1000	Mining	194	1,171	1,365
2000	Crushing	48	60	109
3000	Sulfide Process	915	776	1,692
4000	Oxide Process	16	46	63
5000	Waste Rock Storage & TMF	208	515	723
6000	Onsite Infrastructure	139	9	148
7000	Offsite Infrastructure	43	366	409
Total Direct Costs		1,563	2,944	4,507
8000	Indirects	382	27	409
9000	Provisions	448	136	584
10000	Owner’s Costs	41	-	41
Total Capital Cost		2,434	3,107	5,541

Note:

1.	Totals may not match due to rounding

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18.2.2	Basis of Estimate

The capital cost estimate was developed in Q1 2026 in U.S. dollars (US$). The estimate is based on budgetary quotations for equipment from recent advanced studies, supplemented with Ausenco’s in-house database, and informed by Ausenco’s experience from similar operations in North America.

The following data were used as the basis of estimate:

●	Mining schedules.

●	PEA-level engineering design by Ausenco, including but not limited to design criteria, equipment lists, and material take-offs (MTOs).

●	Budgetary equipment quotes from similar recently completed advanced studies.

●	Additional data such as lang factors and indirect costs from similar recently completed studies and projects.

The estimate also adhered to the following parameters:

●	No allowance was made for exchange rate fluctuations.

●	No escalation was added to the final estimate.

18.2.3	Mine Capital Costs

Table 18-2 summarizes the annual mine capital costs for both initial and sustaining capital cost.

Preproduction mine development (preproduction stripping) is shown as a separate line item at nearly US$37.4 million. All other capital is for mine mobile equipment.

Sustaining capital includes both equipment replacements and fleet size increases for haul trucks.

Mine capital costs include:

●	all mine mobile equipment that are required to operate and maintain the mine

●	mine maintenance equipment, and shop tools

●	an allowance is included for the initial spare parts inventory

●	mine engineering equipment: computers, survey equipment, etc.

●	a dispatch system

●	a mine radio system.

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The mine capital costs do not include:

●	mine office buildings or shop buildings

●	mobile equipment that is not required by the mine

●	infrastructure or process plant related costs

●	equipment salvage credit

●	contingency.

Table 18-2: Baseline Mine Capital Cost (without Accuracy or Contingency adjustment)

Year	Mine Equipment		Mine Preproduction Development (US$M)	Total Mine Capital (US$M)
	Initial Capital Cost (US$M)	Sustaining Capital (US$M)
Preproduction	111.5	–	37.4	148.9
1	–	123.3	–	123.3
2	–	19.0	–	19.0
3	–	–	–	–
4	–	1.5	–	1.5
5	–	25.6	–	25.6
6	–	20.2	–	20.2
7	–	11.9	–	11.9
8	–	1.5	–	1.5
9	–	20.0	–	20.0
10	–	42.7	–	42.7
11-15	–	50.0	–	50.0
16-20	–	44.5	–	44.5
21-25	–	214.6	–	214.6
26-30	–	32.4	–	32.4
31-35	–	74.2	–	74.2
36-40	–	26.7	–	26.7
41-45	–	162.2	–	162.2
46-51	–	30.4	–	30.4
Total	111.5	900.7	37.4	1,049.6
Accuracy[2] and Contingency[3]	27.5	270.3	17.6	315.4
Total	139	1,171	55	1,365

Note: 1. Totals may not match due to rounding; 2. 10% Accuracy adjustment applied to large fleet items; 3 Includes 25% Contingency

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18.2.4	Process Capital Costs

The selection and sizing of process equipment requirements was based on process flowsheets and process design criteria as defined in Section 14. All major equipment was sized based on the process’ mass balance, as dictated by the process design criteria, to develop a mechanical equipment list (MEL). The MEL was then developed through recent budgetary quotations. The remaining value of the equipment list was developed through benchmarking against recent execution projects and advanced studies. Refurbishment costs for the existing equipment at primary crushing, heap leach, Merrill Crowe and refinery were included as part of initial capital cost.

The process plant and infrastructure engineering design was completed to an IA-EA study level of definition, allowing for the bulk material quantities (steel, concrete, piping, cables, instruments, etc.) to be derived for the major commodities using lang factors. Plant earthworks costs were derived from MTOs.

The total capital costs for the process plant are US$1,188 million. The capital cost breakdown for the process plant is summarized in Table 18-3.

Table 18-3: Process Plant Capital Cost Breakdown

WBS	Description	Initial Costs (US$M)
2100	Primary Crushing	10.6
2200	Coarse Ore Storage and Reclaim	8.4
2400	Crushed Ore Stockpile	29.3
3100	Process Plant Building	11.7
3200	Grinding and Screening	200.8
3300	Flotation	36.6
3400	Concentrate Thickening & Tailing Handling	12.1
3500	Pressure Oxidation	383.6
3600	CCD & Cyanide Destruction	22.4
3700	Reagents	53.3
3800	Process Services	194.1
3900	Tailings and Reclaim	0.7
4100	Heap Leach	2.7
4200	Brimstone Merrill-Crowe	0.4
4400	North Merrill-Crowe	9.2
4500	North Refinery	3.8
	Total	979.7

Note: Totals may not match due to rounding

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18.2.5	Infrastructure Capital Costs

18.2.5.1	On-site infrastructure

The on-site infrastructure costs consist of bulk earthworks, power switchyard and distribution, fuel storage, sewage, potable water, plant and infrastructure buildings, tailings facility and pipelines, temporary construction camp, and site services and mobile equipment. The total on-site infrastructure costs are estimated at US$139 million and are illustrated in Table 18-4.

Table 18-4: On-Site Infrastructure Capital Cost Breakdown

WBS	Description	Initial Costs (US$M)
5200	Tailing management Facility	207.8
6100	Site Civil Infrastructure	53.7
6200	Water Systems	6.1
6300	Sewage, Waste and Water Systems	0.3
6400	Electrical Services	78.2
6800	Plant Mobile Equipment	0.9
	Total	347.0

Note: Totals may not match due to rounding

18.2.5.2	Off-Site infrastructure

The off-site infrastructure costs consist of water supply and power supply. The cost for the HV substation, step down substation and transmission lines are included as a lease back agreement. 10% downpayment is included as part of the initial capital. The remaining is included as lease payment as described in Section 18.2.8.3.

The total off-site infrastructure costs are estimated at US$43 million and are illustrated in Table 18-5.

Table 18-5: Off-Site Infrastructure Capital Cost Breakdown

WBS	Description	Initial Costs (US$M)
7300	Rail Spur	22.6
7400	Offsite Power Line	20.3
	Total	42.8

Note: Totals may not match due to rounding

18.2.6	Indirect Capital Costs

Indirect costs include project preliminaries, field indirects (temporary construction facilities, camp, and associated services), commissioning and operational readiness, vendor representative support, spares, first fills, and project delivery (engineering services and construction management). Total indirect costs are estimated at US$382 million and are illustrated in Table 18-6.

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Table 18-6: Indirect Capital Cost Breakdown

WBS	Description	Initial Costs (US$M)
8100	Project Preliminaries	34.2
8200	Temporary Facilities	20.5
8300	Temporary Services	82.2
8500	Cranage	1.6
8600	EPCM Costs	205.5
8700	Commissioning Support	3.6
8800	First Fills/Spares	27.0
8900	Vendor support	7.2
Total Indirect Costs		381.8

Note: Totals may not match due to rounding

18.2.7	Owner (Corporate) Capital Costs

Owner costs for pre-production have been estimated by factors. The estimated cost of US$41 million includes:

●	owner’s project team and expenses

●	administration, finance, insurance and legal fees

○	including pre-production general and administrative costs

●	environmental consultation and management

●	human resources, recruiting, and training

●	permitting and regulatory compliance activities

●	stakeholder relations

●	site security.

18.2.8	Sustaining Capital

18.2.8.1	Mining Sustaining Costs

Down payments, lease payments, and purchases for the mine equipment fleet scheduled throughout the LOM are capitalized through the sustaining periods of the project.

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Table 18-7 summarizes the mining sustaining cost estimates for the Project.

Table 18-7: Mining Sustaining Capital Costs

Year	Sustaining Capital Cost (US$M)
1	123.3
2	19
3	–
4	1.5
5	25.6
6	20.2
7	11.9
8	1.5
9	20
10	42.7
15-Nov	50
16-20	44.5
21-25	214.6
26-30	32.4
31-35	74.2
36-40	26.7
41-45	162.2
46-51	30.4
Total	900.7

Note: Totals may not match due to rounding

18.2.8.2	Process Sustaining Costs

The sustaining costs for the process plant are associated with the refurbishment and maintenance required for the process plant equipment incurred every five years from Year 20 to Year 45. The total sustaining capital cost is estimated at US$892 million.

18.2.8.3	Infrastructure Sustaining Costs

The sustaining capital costs for the on-site infrastructure are associated with the staged expansion of the TMF in Years 3, 8, 13, 22, 31, and 43. These costs also include EPCM and contingency costs associated with the construction of the TMF. The total sustaining capital cost is estimated at US$678 million.

The sustaining capital costs for the off-site infrastructure are associated with the lease payments for the HV substation, step down substation and transmission lines. Total lease payments of US$18.3 million/year at 8% interest rate are included for 20 years as sustaining costs.

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18.2.9	Contingency Costs

Contingency costs account for the difference in costs between the estimated and actual cost of materials and equipment. The contingency is developed based upon the level of study and considers the level of project definition, the source or methodology of the estimates, and the expected accuracy range. It allows the capital estimate to include a provision to cover the risk from uncertainties that may arise in between the time the capital cost was developed compared to the actual costs during construction and pre-production.

The contingency for the Project has been built up by considering each individual WBS area. The contingency included in the initial capital costs is estimated at US$448 million for the process plant and supporting infrastructure and US$45 million for mining. The total contingency for the initial capital costs for the project is estimated at US$493 million or 25.6% of total direct and indirect costs. The contingency of 25.6% reflects the current level of engineering definition and remaining uncertainty associated with process development, infrastructure assumptions, and estimate maturity at the Initial Assessment stage. No adjustment was made solely to meeting a reporting threshold.

18.2.10	Closure and Reclamation Planning

Closure and reclamation costs for the Project include allocations for:

●	process plant and on-site infrastructure

●	TMF, WRSF and Water Management

●	mining and haul roads

●	long-term environmental monitoring.

The total closure and reclamation costs are estimated at US$243 million.

18.3	Operating Costs

18.3.1	Overview

The operating cost estimate was developed in Q1 2026 to target a level of accuracy of -30% to +50%, which aligns with an Association for the Advancement of Cost Engineering International (AACE International) Class 5 level estimate. The total operating costs for the Project are estimated at US$21.96/ton processed (milled and heap leached) or US$27,592 million over the 51-year mine life. These operating costs do not include pre-production operating costs. A summary of operating costs is presented in Table 18-8.

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Table 18-8: Operating Cost Summary

Cost Area	LOM Total (US$M)[1]	US$/ton processed	% of Total
Mining	8,683[2]	6.91	31.5
Process	18,245	14.52	66.1
G&A	664	0.53	2.4
Total	27,592	21.96	100

Note:

1.	Totals may not match due to rounding

2.	Includes 10% contingency

18.3.2	Basis of Estimate

The following was used to determine the project’s LOM process operating costs in agreement with the cost definition and estimate methodologies outlined below. This basis considers the development of a process plant designed to treat 57,100 t/d of mineralized material. Process unit operations were benchmarked against similar or comparable processing plants to ensure accuracy of cost estimates.

Assumptions made in developing the process operating cost estimate are listed below:

●	Mill production is designed to treat 57,100 t/d of mineralized material.

●	Process plant operating costs are calculated based on labor, power consumption, reagents, consumables, and process plant maintenance.

●	Off-site gold refining, insurance, and transportation costs are excluded, as they are included elsewhere in the financial model.

●	Labor rates were sourced from recent execution projects in the region.

Workforce will be comprised of local and regional workers.

Management and administrative staff will be on a 5/2 rotation (5 days in, 2 days out), whereas process plant labor was estimated based on continuous operation using a four-crew rotation.

●	G&A costs were baselined against previous project experience.

●	Grinding media consumption rates have been estimated based on the mill feed characteristics.

●	Reagent consumption rates have been estimated based on the metallurgical testwork results.

○	Reagents and consumable prices were obtained via email quotes from local vendors.

●	The unit rate power cost of US$0.075/kWh was adopted based on the NV Energy GS-3 tariff.

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●	The unit rate fuel cost for gasoline is US$4.28/gal based on the regional monthly three-year trailing average for Nevada.

The Basis of Estimate Costs for mining are described in section 18.3.3.

18.3.3	Mine Operating Costs

Table 18-9 illustrates the mine operating costs on an annual basis for the first 10 years of the mine life. After Year 10, the costs have been calculated over five-year periods. Operating costs were developed using a cost of diesel fuel of US$3.76/gal. Consumables for lubricants, spare parts, and wear items have all been incorporated into the estimated operating costs. Labor costs were illustrated in the manpower tables in Section 13.

Mine operating costs include:

●	drilling, blasting, loading, hauling, and support equipment costs for the mine operation

●	delivery of material to the crusher, waste storage, or leach pad and placement of that material on the dump, stockpile, or leach pad

●	construction and maintenance of all mine roads where mine haul trucks operate

●	mine supervision, engineering, and geology personnel

●	operating labor and maintenance labor including burden

●	maintenance of all mine equipment

●	an allowance is included to cover pit dewatering, software licenses, and assaying

●	blasting costs are based on owner loading of blast holes and blasting.

Mine operating costs do not include:

●	crushing, conveying, processing, recontouring, or reclamation costs

●	remining of the low-grade stockpile after mine closure in Year 51

●	closure or reclamation costs.

Remining of the low-grade stockpile and haulage to the crusher after completion of the mine life would cost $1.04/ton of stockpile moved.

Table 18-9 provides more detail regarding the breakdown of mine operating costs on a cost per ton of material moved basis for the individual unit operations excluding contingency.

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Table 18-9: Mine Operating Cost per Ton of Total Material Moved, US$/ton (Mine Costs)

Mining Year	Total Material (Mtons)	Drilling (US$/ton)	Blasting (US$/ton)	Loading (US$/ton)	Hauling (US$/ton)	Auxiliary (US$/ton)	General Mine (US$/ton)	General Maint. (US$/ton)	G&A (US$/ton)	TOTAL (US$/ton)	Total Cost (US$M)
Preproduction	11.3	0.152	0.251	0.264	0.742	1.000	0.187	0.126	0.577	3.300	37.4
1	71.2	0.148	0.177	0.257	0.684	0.332	0.051	0.061	0.117	1.826	130.0
2	71.2	0.148	0.177	0.257	0.802	0.332	0.051	0.062	0.119	1.947	138.6
3	71.2	0.147	0.177	0.252	0.711	0.331	0.051	0.061	0.117	1.846	131.4
4	74.3	0.149	0.176	0.257	0.803	0.318	0.050	0.061	0.111	1.924	143.0
5	81.5	0.148	0.175	0.255	0.848	0.290	0.047	0.058	0.104	1.925	156.9
6	81.5	0.148	0.175	0.255	0.806	0.289	0.047	0.058	0.103	1.882	153.4
7	81.5	0.149	0.175	0.257	0.783	0.289	0.047	0.058	0.103	1.861	151.6
8	81.5	0.149	0.175	0.257	0.856	0.289	0.047	0.058	0.104	1.936	157.8
9	82.0	0.149	0.175	0.260	0.907	0.288	0.047	0.059	0.105	1.990	163.1
10	82.0	0.149	0.175	0.259	0.772	0.288	0.047	0.058	0.102	1.851	151.7
11-15	410.0	0.149	0.175	0.258	0.915	0.282	0.047	0.059	0.105	1.990	815.8
16-20	410.0	0.149	0.175	0.258	0.944	0.283	0.047	0.060	0.106	2.020	828.3
21-25	410.0	0.149	0.175	0.258	1.108	0.282	0.047	0.061	0.109	2.188	897.2
26-30	386.0	0.149	0.175	0.260	0.974	0.300	0.048	0.061	0.111	2.079	802.5
31-35	378.0	0.150	0.176	0.262	0.815	0.308	0.049	0.061	0.110	1.929	729.2
36-40	361.0	0.149	0.176	0.260	0.939	0.321	0.050	0.063	0.116	2.074	749.8
41-45	352.0	0.149	0.177	0.259	1.015	0.329	0.050	0.065	0.120	2.165	763.4
46-51	319.5	0.149	0.180	0.260	1.379	0.353	0.056	0.075	0.146	2.597	8298
Total or Avg	3,816.9	0.149	0.176	0.259	0.961	0.307	0.049	0.062	0.115	2.078	7,931.1

Note: Totals may not match due to rounding

18.3.4	Process Operating Costs

The LOM average process operating cost was estimated at US$16.65/ton for process plant and US$2.49/ton for heap leach operation (oxide and transition material). Table 18-10 summarizes the LOM operating costs expected for the process area.

Table 18-10: Process Plant Operating Cost Summary

Cost Center	M US$/a	US$/ton (LOM Average)
Reagents	177	8.61
Consumables	51	2.47
Plant Maintenance	21	1.03
Mobile Equipment	2	0.09

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Cost Center	M US$/a	US$/ton (LOM Average)
Power	76	3.66
Labor	16	0.80
Total (LOM) - Plant Feed	342	16.65
Reagents and Consumables	17	2.05
Mobile Equipment	2	0.26
Labor	2	0.19
Total (LOM) - Heap Leach Feed	20	2.49
Total (LOM) – Combined Processed	362	14.52

18.3.4.1	Labor

Process labor costs were derived from a staffing plan and applying prevailing hourly or annual labor rates in the area. The burden rates of 40% are included for salaried personnel and hourly personnel.

The staffing plan summary and labor costs are shown in Table 18-11 below.

Table 18-11: Process Plant Labor Cost Summary

Staff	Number of personnel	Annual Labor Cost (US$M/a)	Labor Cost (US$/ton)
Process Plant Administration	6	0.7	0.03
Process Plant Operation	76	7.8	0.37
Process Plant Maintenance	47	5.3	0.26
Technical Services	26	2.7	0.13
Process Plant Sub-Total	155	16.4	0.80
Heap Leach Operation	16	1.5	0.19
Heap Leach Sub-Total	16	1.5	0.19
Total (Process Plant + Heap Leach)	171	17.5	0.56

Note: Totals may not match due to rounding

The estimated labor costs are US$0.80/ton for process plant and US$0.17/ton for heap leach operation. A total of 171 persons are required for the process plant, process maintenance shop, and heap leach operation.

18.3.4.2	Electrical Power

The LOM average of electrical energy consumption in the process area is estimated to be 1,008 gigawatt-hours per year (GWh/a) or approximately 34.4 kilowatt-hours per ton (kWh/ton) of milled and heap leach material.

Electricity will be provided to site at a unit cost of US$0.075/kWh based on the recent operation (2021 to 2023).

The unit power cost is estimated at US$3.66/ton processed.

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18.3.4.3	Plant Maintenance

An allowance was made to cover the cost of maintenance of all items not specifically identified and the cost of maintenance of the facilities. The allowance was calculated for each project area as a percentage of the tangible equipment cost. The cost for maintenance supplies was estimated at US$1.03/ton processed.

18.3.4.4	Reagents

Individual reagent consumption rates were estimated based on metallurgical testwork results and benchmarking against similar project operations. Budgetary quotations for reagents were obtained from local suppliers where available, with an allowance for freight to site.

A summary of process reagent consumption and costs are included in Table 18-12.

Table 18-12: Reagent Consumption Summary

Item	Unit Consumption Rate (t/Mton plant feed)	Unit Cost (US$)	Cost (US$/ton) LOM Average
Flotation
Collector (PAX)	0.43	3,310	1.49
Frother (MIBC)	0.04	3,310	0.14
Sulfuric acid (H2SO4)	0.00	150	0.00
Concentrate Thickening
Flocculant	0.01	3,780	0.05
POX, Neutralization, Concentrate Leach
Quick lime	5.44	280	1.58
Flocculant	0.03	3,780	0.10
Limestone	43.01	82	3.66
Flocculant	0.00	3,780	0.01
Sodium cyanide	0.51	2,644	1.39
CCD & Cyanide Destruction
Flocculant	0.06	3,780	0.22
Sodium Metabisulphite (SMBS)	0.18	1,124	0.21
Copper Sulfate (CuSO4)	0.02	4,100	0.07
Process Services (incl. Oxygen Plant)
Antiscalant	0.02[2]	6,243	0.11
Tailings and Reclaim
Flocculant	0.05	3,780	0.18
Merrill Crowe
Zinc dust	0.03	7,500	0.24
Diatomaceous earth	0.07	650	0.05
Refinery
Borax	0.60[3]	2,373	0.00
Silica	0.30[3]	1,909	0.00
Sodium Nitrate	0.050[3]	1,920	0.00

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Item	Unit Consumption Rate (t/Mton plant feed)	Unit Cost (US$)	Cost (US$/ton) LOM Average
Sodium Carbonate	0.050[3]	683	0.00
Process Plant Sub-Total	-	-	8.61
Heap Leach
Quick lime	4.50	280	1.40
Cyanide	0.25	2,644	0.73
Zinc dust	0.01	7,500	0.04
Diatomaceous earth	0.05	650	0.03
Heap Leach Sub-Total	-	-	2.05
Total (Process Plant + Heap Leach)	-	-	6.02

Note:

1.	Totals may not match due to rounding

2.	The unit consumption rate is expressed as L/ton of plant feed.

3.	The unit consumption rate is expressed as lb/lb precipitate.

The cost of reagents was estimated at US$8.61/ton for process plant and US$2.05/ton for heap leach operation.

18.3.4.5	Consumables

Wear material (crusher and grinding mill liners and screen panels) and grinding media were based on industry practice for the crusher and grinding operations. A summary of process consumable consumption and costs are included in Table 18-13.

Table 18-13: Process Plant Consumable Consumption Summary

Item	Consumption Rate	Units	Unit Cost (US$’000)	Cost (US$’000/a)	Cost (US$/ton) LOM Average
Crushing
Primary gyratory crusher liners	3	units/a	527	1,580	0.08
Secondary crusher liners	6	units/a	253	1,515	0.08
Tertiary crusher liners	6	units/a	253	1,515	0.08
Secondary screen deck panels	16	units/a	57	917	0.05
Tertiary screen deck panels	8	units/a	40	321	0.02
Grinding and Screening
Ball mill media	28,469	ton/a	1.4	39,914	2.11
Ball mill liners	4.0	units/a	913	3,653	0.19
Trash screen deck panels	4.0	units/a	33	131	0.01
Limestone Preparation
Limestone cone crusher liner	2	units/a	21	41	0.00
Limestone ball mill media	570	ton/a	1.4	800	0.04
Limestone ball mill liner	1.0	units/a	105	105	0.01

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Item	Consumption Rate	Units	Unit Cost (US$’000)	Cost (US$’000/a)	Cost (US$/ton) LOM Average
Trash screen deck panels	2	units/a	7.2	14	0.00
Refinery
Crucibles	12	units/a	1.9	23	0.00
Miscellaneous consumables (filter cloths, bullion boxes, seals, labels) - allowance	-	-	40	40	0.00
Refinery
Miscellaneous consumables (filter cloths, bullion boxes, seals, labels) - allowance	-	-	1,000	1,000	0.05
Total	-	-	-	-	2.47

The cost of consumables was estimated at US$2.47/ton for process plant.

18.3.5	General and Administrative Operating Costs

The annual general and administrative costs to support the mining operations of US$13 million were developed on a unit cost and quantity basis and utilized data from similar project operating records.

G&A costs include expenses associated with site management, administrative support, and general site services required to sustain plant operations but not directly related to mineral processing activities. These costs cover site maintenance (e.g., road maintenance materials), human resources functions such as recruiting and training, health and safety programs, environmental monitoring and compliance, information technology and communications services, and general mobile support equipment. Additional G&A components include contracted services, insurance, permitting and licensing fees, sanitation and waste management, snow removal, accommodation and travel costs, and general office administration such as utilities, office supplies, postage, and audit services. These expenditures represent the overhead required to maintain safe, compliant, and efficient site operations.

These costs include G&A labor, such as site management, administrative staff, human resources personnel, health and safety staff, environmental personnel, and other support functions.

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19	Economic Analysis

19.1	Overview

The results of the economic analysis discussed in this section represent forward-looking information as defined under U.S. securities law. The results depend on inputs that are subject to a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those presented here.

Information that is forward-looking include:

●	Mineral Resource Estimate

●	assumed commodity prices and exchange rates

●	the proposed mine production plan

●	projected mining and process recovery rates

●	assumptions as to mining dilution

●	capital and operating cost estimates and working capital requirements

●	assumptions as to closure costs and closure requirements

●	assumptions as to environmental, permitting and social consideration and risks.

Additional risks to the forward-looking information include:

●	changes to costs of production from what is assumed

●	unrecognized environmental risks

●	unanticipated reclamation expenses

●	unexpected variations in quantity of mineralized material, grade or recovery rates

●	geotechnical or hydrogeological considerations differing from what was assumed

●	failure of mining methods to operate as anticipated

●	failure of plant, equipment or processes to operate as anticipated

●	changes to assumptions as to the availability of electrical power, and the power rates used in the operating cost estimates and financial analysis

●	ability to maintain the social license to operate

●	accidents, labor disputes and other risks of the mining industry

●	changes to interest rates

●	changes to tax rates and availability of allowances for depreciation and amortization.

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This economic assessment is preliminary in nature and there is no certainty that the economic assessment will be realized. However, the economic assessment does not include any inferred mineral resources.

19.2	Methodologies Used

The project has been evaluated using a discounted cash flow (DCF) analysis based on a 5% discount rate. Cash inflows consist of annual revenue projections. Cash outflows consist of capital expenditures, including pre-production costs, operating costs, taxes, and royalties. These are subtracted from the inflows to arrive at the annual cash flow projections. Cash flows are taken to occur at the midpoint of each period.

It must be noted that tax calculations involve complex variables that can only be accurately determined during operations, and as such, the actual post-tax results may differ from those estimated. A sensitivity analysis was performed to assess the impact of variations in metals price, discount rate, head grade, recovery, total operating costs, and initial capital costs. The capital and operating cost estimates developed specifically for this project are presented in Section 18 of this report in Q1 2026 US dollars. The economic analysis has been run on a constant dollar basis with no inflation.

19.3	Financial Model Parameters

19.3.1	Assumptions

The economic analysis was performed assuming the base case silver price of US$48.00/oz and gold price of US$3,600/oz. The forecasts used are meant to reflect the average metals price expectation over the life of the project. No price inflation or escalation factors were considered. Commodity prices can be volatile, and there is the potential for deviation from the forecast.

The economic analysis also used the following assumptions:

●	The construction period will be 24 months.

●	The production life is 51 years, with the last year being a partial year.

●	Cost estimates are in constant Q1 2026 US dollars for capital and operating costs, with no inflation or escalation factors considered.

●	Results are based on 100% ownership with a 2.14% private royalty applying to NSR.

●	Capital costs are funded with 100% equity (no financing assumed).

●	All cash flows are discounted to the start of the construction period using a mid-period discounting convention.

●	All metal products will be sold in the same year they are produced.

●	Project revenue will be derived from the sale of gold-silver doré bars.

●	No contractual arrangement for refining currently exists.

19.3.2	Taxes

Mining Tax Plan LLC has prepared the U.S federal and state income tax computation based on the Internal Revenue Code of 1986, as amended and the regulations thereunder including Nevada Revised Statutes as in effect as of May 1, 2026. Any subsequent changes or modifications to U.S. federal or state tax statutes, regulations or to the judicial and administrative interpretations thereof may impact the federal and state income tax computations. We have not audited or verified any of the economic or operating assumptions of the Preliminary Economic Assessment but have made inquiries to properly classified revenue, expenses and capital expenditures consistent with federal and state income tax statutes, regulations and case law.

The following is a summary of tax elections incorporated into this tax computation:

●	The overall effective federal and state income tax rate for Hycroft Mining Holding Corporation is 21% for federal tax purposes. Nevada does not impose income tax.

●	All tax elections have been made in order to maximize the net present value of the mine on an annual basis to the extent allowed.

●	The Hycroft mine will be treated as a single mineral property under Section 614.

●	Hycroft will elect to deduct exploration costs under Section 168(a) and deduct mine development under Section 616(a) subject to the corporate preference adjustment under Section 291(b)(2) to the extent incurred.

●	Hycroft will not elect out of federal Section 168(k) bonus depreciation except for tax year 2028.

●	Hycroft will elect Section 468 to deduct reclamation over the life of the mine.

●	Hycroft will sell its production outside of the U.S. and is therefore eligible for Section 250 FDII deduction available on exported goods.

●	Hycroft’s net operating losses and other tax attributes as of December 31, 2025 of Hycroft utilized in this model are subject to prior Section 382 limitations.

●	No Section 382 ownership changes are expected to occur after December 31, 2025 which could limit the availability of tax attributes during the construction and/or during the subsequent operation of the mine.

●	The Nevada gold and silver excise tax liability has been computed in accordance with the Nevada Revised Statue 363D and the administrative code thereunder. The tax applies on gross revenue in excess of $20,000,000 but not more than $150,000,000, at a rate of 0.75% with an annual exemption on the first $20 million in sales and thereafter sales are tax at a rate of 1.10%.

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The Nevada Net Proceeds of Mines tax liability has been computed in accordance with the Nevada Revised Statue 362 and the administrative code thereunder. The tax rate applied is 5.0% based on the annual profitability of the Mine.

At the assumed metal prices, total payments are estimated to be US$3,618 million over the LOM.

19.3.3	Royalties

Royalties payable for the Hycroft Project include a 2.14% private NSR royalty (1.5% NSR grossed up 30% for withholding taxes). Total royalty payments are US$1,155 million over the life of the mine and are part of the project economics.

19.4	Economic Analysis

The economic analysis was performed assuming a 5% discount rate. The pre-tax NPV discounted at 5% is US$5,437 million; the IRR is 18.9%, and payback period is 4.3 years. On a post-tax basis, the NPV discounted at 5% is US$4,344 million, the IRR is 16.9%, and the payback period is 4.7 years. A summary of project economics is shown graphically in Figure 19-1 and listed in Table 19-1. The analysis was done on an annual cashflow basis; the cashflow output is shown Table 19-2.

Readers are cautioned that the assessment is preliminary in nature and there is no certainty that the economic assessment will be realized However, it does not include any inferred mineral resources.

Figure 19-1 : Project Post-Tax Unlevered Cashflow

Source: Ausenco, 2026

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Table 19-1: Economic Analysis Summary Table

	Unit	Value
General Inputs
Gold Price	USD$/oz	3,600
Silver Price	USD$/oz	48.00
Discount Rate	%	5.0
LOM Production
Total Mineralized Material Mined	kst	1,496,134
Total Waste Mined	kst	2,320,719
Average Strip Ratio	w:o	1.55
Life of Mine	years	50.5
Total Mill Feed Processed	kst	1,046,284
Average Mill Feed Grade (Au)	oz/st	0.012
Average Mill Feed Grade (Ag)	oz/st	0.43
Total Leach Material Processed	kst	210,010
Average Leach Feed Grade (Au)	oz/st	0.005
Average Leach Feed Grade (Ag)	oz/st	0.12
Total Recovered Gold	koz	10,476
Total Recovered Silver	koz	349,208
Average Mill Feed Gold Recovery	%	82.8
Average Mill Feed Silver Recovery	%	77.5
Average Leach Gold Recovery	%	40.0
Average Leach Silver Recovery	%	12.0
Life of Mine Payable Gold Production	koz	10,424
Life of Mine Payable Silver Production	koz	347,462
Life of Mine Payable Gold Equivalent Production	koz	15,057
Refining, Royalties
Gold Payable	%	99.5
Silver Payable	%	99.5
NSR Royalty	% NSR	2.14
Refining Costs – Au	US$/oz	5.00
Refining Costs – Ag	US$/oz	0.50
LOM Operating Costs
Mining Cost	US$/st mined	2.28
Mining Cost	US$/st processed	6.91
Processing Cost	US$/st processed	14.52
G&A Cost	US$/st processed	0.53
Total Operating Cost	US$/st processed	21.96
Cash Costs[1]	US$/oz AuEq	1,924
All-In Sustaining Cost[2]	US$/oz AuEq	2,147
Capital Costs
Initial Capital	US$M	2,434
Sustaining Capital	US$M	3,107
Closure Costs	US$M	243
Financials
Pre-Tax NPV (5%)	US$M	5,437
Pre-Tax IRR	%	18.9
Pre-Tax Payback	years	4.3
Post-Tax NPV (5%)	US$M	4,344
Post-Tax IRR	%	16.9
Post-Tax Payback	years	4.7

Notes:

1.	Cash costs consist of mining costs, processing costs, mine-level G&A and refining charges and royalties.
2.	AISC includes cash costs plus sustaining capital and closure costs.

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Table 19-2 : Life of Mine Economics

	Units	Total/Avg	-2	-1	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26
Free Cash Flow
Revenue	US$M	54,205	—	22	878	1,119	1,573	1,431	1,303	1,325	1,240	1,102	937	971	906	969	1,165	965	1,008	935	830	914	855	796	998	1,517	1,503	1,692	1,509	1,374
Operating Cost	US$M	(27,592)	—	(18)	(444)	(563)	(592)	(591)	(639)	(601)	(556)	(555)	(543)	(541)	(574)	(566)	(584)	(562)	(575)	(568)	(590)	(598)	(567)	(533)	(541)	(540)	(530)	(541)	(580)	(547)
Refining Charges	US$M	(226)	—	(0)	(2)	(4)	(6)	(6)	(5)	(5)	(5)	(3)	(3)	(4)	(4)	(4)	(5)	(4)	(4)	(4)	(3)	(4)	(3)	(3)	(4)	(6)	(7)	(10)	(8)	(6)
Royalties	US$M	(1,155)	—	(0)	(19)	(24)	(34)	(30)	(28)	(28)	(26)	(24)	(20)	(21)	(19)	(21)	(25)	(21)	(21)	(20)	(18)	(19)	(18)	(17)	(21)	(32)	(32)	(36)	(32)	(29)
EBITDA	US$M	25,232	—	3	413	528	942	803	631	691	652	520	370	405	309	378	551	378	408	343	219	292	266	243	431	939	934	1,106	889	791
Initial Capex	US$M	(2,434)	(672)	(1,762)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Sustaining Capex	US$M	(3,107)	—	—	(179)	(180)	(18)	(20)	(52)	(45)	(131)	(20)	(44)	(74)	(31)	(140)	(31)	(31)	(31)	(30)	(30)	(30)	(30)	(179)	(155)	(56)	(56)	(56)	(204)	(8)
Closure Capex	US$M	(243)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Changes in Working Capital	US$M	—	—	(1)	(35)	(10)	(19)	6	5	(1)	3	6	7	(1)	3	(3)	(8)	8	(2)	3	4	(3)	2	2	(8)	(21)	1	(8)	8	6
Pre-Tax Unlevered Free Cash Flow	US$M	19,447	(672)	(1,760)	199	338	905	788	585	646	525	506	333	330	280	236	512	355	375	316	194	259	238	67	268	862	879	1,043	692	788
Pre-Tax Cumulative Unlevered Free Cash Flow	US$M	19,447	(672)	(2,432)	(2,233)	(1,895)	(989)	(201)	384	1,030	1,554	2,060	2,393	2,723	3,003	3,239	3,751	4,107	4,481	4,798	4,991	5,250	5,489	5,556	5,824	6,686	7,564	8,607	9,299	10,087
Tax Payable	US$M	(3,618)	—	(0)	(9)	(27)	(38)	(69)	(67)	(70)	(78)	(76)	(81)	(53)	(54)	(45)	(48)	(85)	(57)	(61)	(49)	(31)	(41)	(36)	(25)	(64)	(156)	(157)	(184)	(124)
Post-Tax Unlevered Free Cash Flow	US$M	15,829	(672)	(1,760)	190	311	867	719	518	576	447	430	252	277	226	191	464	270	318	256	144	228	198	31	243	798	723	885	508	664
Post-Tax Cumulative Unlevered Free Cash Flow	US$M	15,829	(672)	(2,432)	(2,242)	(1,931)	(1,063)	(344)	174	750	1,197	1,627	1,878	2,156	2,382	2,573	3,037	3,307	3,625	3,880	4,025	4,253	4,451	4,482	4,725	5,523	6,245	7,131	7,639	8,302
Production
Total Resource Mined	kton	1,496,134	—	2,462	25,898	28,882	53,915	46,012	50,111	47,788	40,873	38,365	23,852	26,046	35,948	36,182	37,057	30,048	32,398	28,549	27,237	39,479	37,432	32,344	33,003	33,513	29,128	31,589	35,565	27,504
Total Waste Mined	kton	2,320,719	—	8,871	45,302	42,318	17,285	28,335	31,389	33,712	40,627	43,135	58,149	55,954	46,052	45,818	44,943	51,952	49,602	53,451	54,763	42,521	44,568	49,656	48,997	48,487	52,872	50,411	46,435	54,496
Strip Ratio	w:o	1.55	—	3.60	1.75	1.47	0.32	0.62	0.63	0.71	0.99	1.12	2.44	2.15	1.28	1.27	1.21	1.73	1.53	1.87	2.01	1.08	1.19	1.54	1.48	1.45	1.82	1.60	1.31	1.98
Mill Feed	kton	1,046,284	—	—	14,068	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841
Mill Head Grade (Au)	oz/ton	0.012	—	—	0.016	0.013	0.016	0.015	0.014	0.014	0.013	0.014	0.012	0.011	0.009	0.010	0.011	0.011	0.011	0.010	0.009	0.010	0.010	0.010	0.012	0.018	0.015	0.014	0.012	0.014
Mill Head Grade (Ag)	oz/ton	0.43	—	—	0.21	0.35	0.52	0.53	0.43	0.43	0.52	0.25	0.23	0.34	0.37	0.37	0.52	0.35	0.31	0.36	0.31	0.32	0.26	0.25	0.34	0.51	0.72	1.04	0.83	0.58
Mill Recovery (Au)%		82.8	—	—	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8
Mill Recovery (Ag)%		77.5	—	—	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5
Heap Leach Feed	kton	210,010	—	2,462	10,825	5,740	17,228	14,623	16,614	14,813	6,350	3,376	107	2,840	8,654	6,052	8,301	511	11,056	5,116	4,817	4,907	2,201	126	388	2,900	4,704	9,451	12,335	4,375
Heap Leach Head Grade (Au)	oz/ton	0.005	—	0.006	0.006	0.005	0.007	0.005	0.005	0.006	0.005	0.006	0.004	0.003	0.004	0.004	0.005	0.005	0.005	0.004	0.005	0.005	0.004	0.005	0.004	0.004	0.003	0.004	0.005	0.005
Heap Leach Head Grade (Ag)	oz/ton	0.12	—	0.13	0.13	0.09	0.09	0.16	0.08	0.17	0.18	0.14	0.06	0.08	0.13	0.10	0.11	0.18	0.08	0.11	0.14	0.14	0.11	0.12	0.11	0.15	0.10	0.12	0.15	0.16
Heap Leach Recovery (Au)%		40.0	—	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0
Heap Leach Recovery (Ag)%		12.0	—	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0
Payable Gold	koz	10,424	—	6	211	236	324	280	268	272	230	252	211	197	170	188	211	193	212	182	162	184	181	169	204	312	264	246	238	256
Payable Silver	koz	347,462	—	39	2,455	5,639	8,474	8,801	7,041	7,209	8,556	4,040	3,725	5,450	6,154	6,071	8,425	5,601	5,092	5,843	5,129	5,209	4,221	3,947	5,503	8,235	11,546	16,806	13,600	9,426
Payable Gold Equivalent	koz	15,057	—	6	244	311	437	397	362	368	345	306	260	270	252	269	324	268	280	260	231	254	237	221	277	422	417	470	419	382
Revenue	US$M	54,205	—	22	878	1,119	1,573	1,431	1,303	1,325	1,240	1,102	937	971	906	969	1,165	965	1,008	935	830	914	855	796	998	1,517	1,503	1,692	1,509	1,374
Operating Costs
Total Operating Costs	US$M	27,592	—	18	444	563	592	591	639	601	556	555	543	541	574	566	584	562	575	568	590	598	567	533	541	540	530	541	580	547
Mine Operating Costs	US$M	8,683	—	—	143	152	145	157	173	169	167	174	179	167	179	179	179	179	179	182	182	182	182	182	197	197	197	197	197	177
Processing Costs	US$M	18,245	—	11	288	397	434	421	453	418	376	369	351	361	382	374	391	370	382	373	394	403	372	338	331	330	320	330	370	358
G&A Costs	US$M	664	—	7	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13

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	Units	Total/Avg	-2	-1	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26
Refining Costs & Royalties
Refining Charge	US$M	226	—	0	2	4	6	6	5	5	5	3	3	4	4	4	5	4	4	4	3	4	3	3	4	6	7	10	8	6
Total Revenue	US$M	54,205	—	22	878	1,119	1,573	1,431	1,303	1,325	1,240	1,102	937	971	906	969	1,165	965	1,008	935	830	914	855	796	998	1,517	1,503	1,692	1,509	1,374
Less: Refining Costs	US$M	(226)	—	(0)	(2)	(4)	(6)	(6)	(5)	(5)	(5)	(3)	(3)	(4)	(4)	(4)	(5)	(4)	(4)	(4)	(3)	(4)	(3)	(3)	(4)	(6)	(7)	(10)	(8)	(6)
Total Net Revenue	US$M	53,979	—	22	876	1,115	1,567	1,425	1,298	1,320	1,235	1,099	934	967	902	965	1,160	961	1,004	931	826	910	852	793	994	1,512	1,496	1,683	1,501	1,368
NSR Royalty	%	2.14	—	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14
Royalties	US$M	1,155	—	0	19	24	34	30	28	28	26	24	20	21	19	21	25	21	21	20	18	19	18	17	21	32	32	36	32	29
Cash Costs
Cash Cost[1]	US$/oz AuEq	1,924	—	3,066	1,907	1,901	1,444	1,580	1,855	1,722	1,706	1,901	2,176	2,097	2,373	2,195	1,897	2,188	2,144	2,279	2,649	2,448	2,480	2,499	2,043	1,372	1,363	1,247	1,480	1,527
All-in Sustaining Cost (AISC 2)	US$/oz AuEq	2,147	—	3,066	2,639	2,480	1,486	1,631	1,998	1,843	2,088	1,967	2,346	2,371	2,497	2,714	1,993	2,305	2,255	2,394	2,779	2,566	2,606	3,307	2,603	1,505	1,497	1,366	1,968	1,549
Capital Expenditures
Initial Capital	US$M	2,434	672	1,762	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total Sustaining Capital	US$M	3,107	—	—	179	180	18	20	52	45	131	20	44	74	31	140	31	31	31	30	30	30	30	179	155	56	56	56	204	8
Closure Cost	US$M	243	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total Capital Expenditures	US$M	5,785	672	1,762	179	180	18	20	52	45	131	20	44	74	31	140	31	31	31	30	30	30	30	179	155	56	56	56	204	8

	Units	27	28	29	30	31	32	33	34	35	36	37	38	39	40	41	42	43	44	45	46	47	48	49	50	51	52	53
Free Cash Flow
Revenue	US$M	1,361	1,443	885	804	858	797	781	832	839	868	1,117	1,088	1,085	1,148	1,353	860	790	781	744	734	909	1,052	1,034	1,365	839	—	—
Operating Cost	US$M	(535)	(531)	(549)	(539)	(527)	(524)	(521)	(522)	(528)	(543)	(554)	(557)	(524)	(508)	(514)	(527)	(526)	(531)	(549)	(516)	(511)	(508)	(500)	(482)	(323)	—	—
Refining Charges	US$M	(8)	(10)	(3)	(3)	(2)	(2)	(2)	(2)	(2)	(3)	(5)	(5)	(5)	(6)	(8)	(3)	(2)	(2)	(2)	(2)	(3)	(4)	(4)	(8)	(5)	—	—
Royalties	US$M	(29)	(31)	(19)	(17)	(18)	(17)	(17)	(18)	(18)	(19)	(24)	(23)	(23)	(24)	(29)	(18)	(17)	(17)	(16)	(16)	(19)	(22)	(22)	(29)	(18)	—	—
EBITDA	US$M	788	871	313	245	310	255	241	290	290	303	535	503	532	610	803	312	244	231	177	200	376	517	508	846	493	—	—
Initial Capex	US$M	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Sustaining Capex	US$M	(8)	(8)	(8)	(257)	(19)	(19)	(19)	(19)	(168)	(7)	(7)	(7)	(7)	(156)	(42)	(178)	(42)	(42)	(191)	(7)	(7)	(7)	(7)	(7)	(7)	—	—
Closure Capex	US$M	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(243)
Changes in Working Capital	US$M	1	(3)	23	3	(2)	2	1	(2)	(0)	(1)	(10)	1	0	(3)	(8)	20	3	0	2	0	(7)	(6)	1	(14)	56	—	—
Pre-Tax Unlevered Free Cash Flow	US$M	780	859	327	(8)	288	238	222	268	122	295	518	498	526	452	752	154	205	189	(12)	194	362	505	502	825	542	—	(243)
Pre-Tax Cumulative Unlevered Free Cash Flow	US$M	10,867	11,727	12,054	12,046	12,334	12,572	12,794	13,063	13,185	13,480	13,998	14,495	15,021	15,472	16,225	16,378	16,583	16,772	16,760	16,954	17,316	17,821	18,323	19,148	19,691	19,691	19,447
Tax Payable	US$M	(136)	(137)	(145)	(50)	(20)	(42)	(40)	(39)	(46)	(30)	(53)	(91)	(86)	(92)	(86)	(129)	(37)	(37)	(34)	(16)	(28)	(64)	(88)	(90)	(142)	(76)	—
Post-Tax Unlevered Free Cash Flow	US$M	644	723	183	(58)	268	195	182	230	76	265	465	406	439	360	666	24	168	152	(46)	179	333	441	414	736	401	(76)	(243)
Post-Tax Cumulative Unlevered Free Cash Flow	US$M	8,947	9,669	9,852	9,794	10,062	10,258	10,440	10,670	10,746	11,010	11,475	11,882	12,321	12,681	13,347	13,371	13,539	13,691	13,645	13,824	14,157	14,598	15,012	15,747	16,148	16,072	15,829
Production
Total Resource Mined	kton	31,947	25,705	25,866	23,273	23,941	22,778	22,376	22,505	22,056	29,225	22,808	23,934	23,329	24,785	23,939	24,033	22,658	22,494	23,562	23,102	23,004	22,195	21,703	21,680	12,058	—	—
Total Waste Mined	kton	50,053	48,295	48,134	50,727	50,059	53,222	53,624	53,495	53,944	46,775	51,192	46,566	47,171	45,715	46,561	46,467	47,842	48,006	47,038	47,498	49,370	33,556	33,706	19,302	12,300	—	—
Strip Ratio	w:o	1.57	1.88	1.86	2.18	2.09	2.34	2.40	2.38	2.45	1.60	2.24	1.95	2.02	1.84	1.95	1.93	2.11	2.13	2.00	2.06	2.15	1.51	1.55	0.89	1.02	—	—
Mill Feed	kton	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	20,841	11,008	—	—
Mill Head Grade (Au)	oz/ton	0.010	0.009	0.010	0.010	0.011	0.011	0.011	0.011	0.011	0.009	0.012	0.011	0.012	0.010	0.011	0.010	0.011	0.011	0.010	0.010	0.011	0.012	0.011	0.011	0.011	—	—
Mill Head Grade (Ag)	oz/ton	0.90	1.13	0.32	0.20	0.18	0.16	0.16	0.19	0.19	0.30	0.47	0.53	0.47	0.69	0.85	0.28	0.16	0.16	0.14	0.14	0.29	0.41	0.42	0.89	1.16	—	—

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	Units	27	28	29	30	31	32	33	34	35	36	37	38	39	40	41	42	43	44	45	46	47	48	49	50	51	52	53
Mill Recovery (Au)%		82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	82.8	—	—
Mill Recovery (Ag)%		77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5	—	—
Heap Leach Feed	kton	3,916	1,026	1,303	209	1,610	877	734	987	622	7,636	406	1,583	985	1,940	1,612	1,548	66	251	580	351	270	324	114	102	86	—	—
Heap Leach Head Grade (Au)	oz/ton	0.004	0.005	0.005	0.004	0.004	0.002	0.002	0.004	0.004	0.005	0.004	0.006	0.004	0.004	0.003	0.003	0.004	0.002	0.003	0.004	0.003	0.006	0.005	0.005	0.004	—	—
Heap Leach Head Grade (Ag)	oz/ton	0.16	0.13	0.10	0.09	0.06	0.11	0.16	0.17	0.16	0.12	0.14	0.12	0.14	0.13	0.13	0.13	0.08	0.07	0.06	0.11	0.10	0.10	0.15	0.17	0.22	—	—
Heap Leach Recovery (Au)%		40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	40.0	—	—
Heap Leach Recovery (Ag)%		12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	12.0	—	—
Payable Gold	koz	184	159	177	180	199	187	183	191	193	176	209	189	199	171	193	179	184	182	176	174	190	204	197	188	102	—	—
Payable Silver	koz	14,557	18,152	5,132	3,251	2,974	2,576	2,508	3,042	3,015	4,861	7,568	8,511	7,636	11,133	13,706	4,522	2,646	2,617	2,327	2,242	4,711	6,600	6,790	14,329	9,819	—	—
Payable Gold Equivalent	koz	378	401	246	223	238	222	217	231	233	241	310	302	301	319	376	239	219	217	207	204	253	292	287	379	233	—	—
Revenue	US$M	1,361	1,443	885	804	858	797	781	832	839	868	1,117	1,088	1,085	1,148	1,353	860	790	781	744	734	909	1,052	1,034	1,365	839	—	—
Operating Costs
Total Operating Costs	US$M	535	531	549	539	527	524	521	522	528	543	554	557	524	508	514	527	526	531	549	516	511	508	500	482	323	—	—
Mine Operating Costs	US$M	177	177	177	177	160	160	160	160	160	165	165	165	165	165	168	168	168	168	168	152	152	152	152	152	152	—	—
Processing Costs	US$M	346	342	360	349	354	350	347	349	355	366	376	379	346	330	333	346	346	350	368	351	346	343	335	317	164	—	—
G&A Costs	US$M	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	13	7	—	—
Refining Costs & Royalties
Refining Charge	US$M	8	10	3	3	2	2	2	2	2	3	5	5	5	6	8	3	2	2	2	2	3	4	4	8	5	—	—
Total Revenue	US$M	1,361	1,443	885	804	858	797	781	832	839	868	1,117	1,088	1,085	1,148	1,353	860	790	781	744	734	909	1,052	1,034	1,365	839	—	—
Less: Refining Costs	US$M	(8)	(10)	(3)	(3)	(2)	(2)	(2)	(2)	(2)	(3)	(5)	(5)	(5)	(6)	(8)	(3)	(2)	(2)	(2)	(2)	(3)	(4)	(4)	(8)	(5)	—	—
Total Net Revenue	US$M	1,352	1,433	881	801	855	795	778	830	837	865	1,112	1,083	1,080	1,142	1,346	857	787	779	742	732	906	1,048	1,030	1,357	834	—	—
NSR Royalty	%	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	2.14	—	—
Royalties	US$M	29	31	19	17	18	17	17	18	18	19	24	23	23	24	29	18	17	17	16	16	19	22	22	29	18	—	—
Cash Costs
Cash Cost[1]	US$/oz AuEq	1,515	1,427	2,327	2,501	2,300	2,450	2,489	2,346	2,355	2,343	1,876	1,935	1,833	1,688	1,465	2,296	2,487	2,536	2,742	2,616	2,113	1,830	1,833	1,370	1,485	—	—
All-in Sustaining Cost (AISC 2)	US$/oz AuEq	1,537	1,448	2,361	3,651	2,381	2,537	2,578	2,430	3,075	2,372	1,898	1,958	1,856	2,176	1,577	3,042	2,679	2,730	3,666	2,649	2,139	1,853	1,856	1,387	1,513	—	—
Capital Expenditures
Initial Capital	US$M	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total Sustaining Capital	US$M	8	8	8	257	19	19	19	19	168	7	7	7	7	156	42	178	42	42	191	7	7	7	7	7	7	—	—
Closure Cost	US$M	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	243
Total Capital Expenditures	US$M	8	8	8	257	19	19	19	19	168	7	7	7	7	156	42	178	42	42	191	7	7	7	7	7	7	—	243

Notes:

1.	Cash costs consist of mining costs, processing costs, mine-level G&A and refining charges and royalties.
2.	AISC includes cash costs plus sustaining capital and closure costs.
3.	Dollar figures in Real 2026 US$M unless otherwise noted.
4.	Total/Avg Column is for the entire LOM, Year -2 to Year 53.

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19.5	Sensitivity Analysis

A sensitivity analysis was conducted on the base case NPV and IRR of the project using the following variables: discount rate, head grade, recovery, total operating cost, initial capital cost, as well as silver and gold prices, which were encompassed in a single variable, metal price. Table 19-3 and Table 19-4 summarize the pre-tax and post-tax sensitivities of the project.

Table 19-3: Pre-Tax NPV (US$M) and IRR (%) Sensitivity Analysis

	Pre-Tax NPV5% Sensitivity to Discount Rate						Pre-Tax IRR Sensitivity to Discount Rate
	Metal Price							Metal Price
Discount Rate		(20%)	(10%)	0%	10%	20%	Discount Rate		(20%)	(10%)	0%	10%	20%
	1.0%	6,399	10,514	14,629	18,744	22,859		1.0%	9.8	14.5	18.9	23.2	27.3
	3.0%	3,391	6,041	8,690	11,340	13,989		3.0%	9.8	14.5	18.9	23.2	27.3
	5.0%	1,746	3,591	5,437	7,282	9,127		5.0%	9.8	14.5	18.9	23.2	27.3
	8.0%	449	1,650	2,852	4,054	5,256		8.0%	9.8	14.5	18.9	23.2	27.3
	10.0%	(36)	919	1,874	2,829	3,784		10.0%	9.8	14.5	18.9	23.2	27.3
	Pre-Tax NPV5% Sensitivity to Operating Costs						Pre-Tax IRR Sensitivity to Operating Costs
	Metal Price							Metal Price
Operating Costs		(20%)	(10%)	0%	10%	20%	Operating Costs		(20%)	(10%)	0%	10%	20%
	(20.0%)	3,639	5,484	7,329	9,175	11,020		(20.0%)	14.5	18.9	23.1	27.2	31.1
	(10.0%)	2,693	4,538	6,383	8,228	10,073		(10.0%)	12.2	16.7	21.0	25.2	29.2
	—	1,746	3,591	5,437	7,282	9,127		—	9.8	14.5	18.9	23.2	27.3
	10.0%	800	2,645	4,490	6,336	8,181		10.0%	7.3	12.2	16.7	21.1	25.3
	20.0%	(146)	1,699	3,544	5,389	7,234		20.0%	4.5	9.8	14.5	19.0	23.3
	Pre-Tax NPV5% Sensitivity to Initial Capital						Pre-Tax IRR Sensitivity to Initial Capital
	Metal Price							Metal Price
Initial Capital		(20%)	(10%)	0%	10%	20%	Initial Capital		(20%)	(10%)	0%	10%	20%
	(20.0%)	2,208	4,054	5,899	7,744	9,589		(20.0%)	12.5	18.1	23.5	28.6	33.4
	(10.0%)	1,977	3,822	5,668	7,513	9,358		(10.0%)	11.0	16.1	21.0	25.6	30.1
	—	1,746	3,591	5,437	7,282	9,127		—	9.8	14.5	18.9	23.2	27.3
	10.0%	1,515	3,360	5,206	7,051	8,896		10.0%	8.8	13.1	17.2	21.2	25.0
	20.0%	1,284	3,129	4,975	6,820	8,665		20.0%	8.0	12.0	15.8	19.5	23.0
	Pre-Tax NPV5% Sensitivity to Head Grade						Pre-Tax IRR Sensitivity to Head Grade
	Metal Price							Metal Price
Head Grade		(20%)	(10%)	0%	10%	20%	Head Grade		(20%)	(10%)	0%	10%	20%
	(20.0%)	(1,191)	285	1,761	3,237	4,713		(20.0%)	0.7	5.8	9.9	13.6	17.2
	(10.0%)	277	1,938	3,599	5,259	6,920		(10.0%)	5.8	10.3	14.5	18.5	22.4
	—	1,746	3,591	5,437	7,282	9,127		—	9.8	14.5	18.9	23.2	27.3
	10.0%	3,215	5,245	7,275	9,304	11,334		10.0%	13.5	18.5	23.2	27.7	32.0
	20.0%	4,684	6,898	9,112	11,327	13,541		20.0%	17.1	22.3	27.3	32.0	36.5
		Pre-Tax NPV5% Sensitivity to Recovery					Pre-Tax IRR Sensitivity to Recovery
	Metal Price							Metal Price
Recovery		(20%)	(10%)	0%	10%	20%	Recovery		(20%)	(10%)	0%	10%	20%
	(20.0%)	(1,191)	285	1,761	3,237	4,713		(20.0%)	0.7	5.8	9.9	13.6	17.2
	(10.0%)	277	1,938	3,599	5,259	6,920		(10.0%)	5.8	10.3	14.5	18.5	22.4
	—	1,746	3,591	5,437	7,282	9,127		—	9.8	14.5	18.9	23.2	27.3
	10.0%	3,215	5,245	7,275	9,304	11,334		10.0%	13.5	18.5	23.2	27.7	32.0
	20.0%	4,684	6,898	9,112	11,327	13,541		20.0%	17.1	22.3	27.3	32.0	36.5

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Table 19-4: Post-Tax NPV (US$M) and IRR (%) Sensitivity Analysis

	Post-Tax NPV5% Sensitivity to Discount Rate						Post-Tax IRR Sensitivity to Discount Rate
	Metal Price							Metal Price
Discount Rate		(20%)	(10%)	0%	10%	20%	Discount Rate		(20%)	(10%)	0%	10%	20%
	1.0%	5,042	8,472	11,896	15,306	18,708		1.0%	8.6	12.9	16.9	20.8	24.6
	3.0%	2,584	4,809	7,027	9,233	11,433		3.0%	8.6	12.9	16.9	20.8	24.6
	5.0%	1,226	2,790	4,344	5,887	7,426		5.0%	8.6	12.9	16.9	20.8	24.6
	8.0%	144	1,176	2,197	3,209	4,217		8.0%	8.6	12.9	16.9	20.8	24.6
	10.0%	(264)	563	1,379	2,187	2,991		10.0%	8.6	12.9	16.9	20.8	24.6
	Post-Tax NPV5% Sensitivity to Operating Costs						Post-Tax IRR Sensitivity to Operating Costs
	Metal Price							Metal Price
Operating Costs		(20%)	(10%)	0%	10%	20%	Operating Costs		(20%)	(10%)	0%	10%	20%
	(20.0%)	2,850	4,399	5,941	7,477	9,009		(20.0%)	12.9	17.0	20.8	24.5	28.2
	(10.0%)	2,042	3,598	5,143	6,684	8,219		(10.0%)	10.8	15.0	18.9	22.7	26.4
	—	1,226	2,790	4,344	5,887	7,426		—	8.6	12.9	16.9	20.8	24.6
	10.0%	394	1,978	3,537	5,088	6,630		10.0%	6.2	10.7	14.9	18.9	22.7
	20.0%	(456)	1,160	2,725	4,283	5,831		20.0%	3.5	8.5	12.8	16.9	20.9
	Post-Tax NPV5% Sensitivity to Initial Capital						Post-Tax IRR Sensitivity to Initial Capital
	Metal Price							Metal Price
Initial Capital		(20%)	(10%)	0%	10%	20%	Initial Capital		(20%)	(10%)	0%	10%	20%
	(20.0%)	1,644	3,204	4,754	6,294	7,830		(20.0%)	10.9	16.1	21.0	25.7	30.1
	(10.0%)	1,436	2,997	4,549	6,091	7,628		(10.0%)	9.7	14.3	18.8	23.0	27.1
	—	1,226	2,790	4,344	5,887	7,426		—	8.6	12.9	16.9	20.8	24.6
	10.0%	1,015	2,582	4,137	5,682	7,223		10.0%	7.7	11.7	15.4	19.0	22.5
	20.0%	802	2,375	3,929	5,477	7,019		20.0%	7.0	10.7	14.1	17.5	20.7
	Post-Tax NPV5% Sensitivity to Head Grade						Post-Tax IRR Sensitivity to Head Grade
	Metal Price							Metal Price
Head Grade		(20%)	(10%)	0%	10%	20%	Head Grade		(20%)	(10%)	0%	10%	20%
	(20.0%)	(1,405)	(43)	1,239	2,490	3,736		(20.0%)	0.0	4.9	8.7	12.1	15.4
	(10.0%)	(50)	1,390	2,796	4,195	5,585		(10.0%)	4.8	9.1	12.9	16.6	20.1
	—	1,226	2,790	4,344	5,887	7,426		—	8.6	12.9	16.9	20.8	24.6
	10.0%	2,472	4,183	5,881	7,573	9,260		10.0%	12.0	16.5	20.8	24.9	28.9
	20.0%	3,711	5,567	7,414	9,254	11,087		20.0%	15.3	20.0	24.6	28.9	33.1
		Post-Tax NPV5% Sensitivity to Recovery					Post-Tax IRR Sensitivity to Recovery
	Metal Price							Metal Price
Recovery		(20%)	(10%)	0%	10%	20%	Recovery		(20%)	(10%)	0%	10%	20%
	(20.0%)	(1,405)	(43)	1,239	2,490	3,736		(20.0%)	0.0	4.9	8.7	12.1	15.4
	(10.0%)	(50)	1,390	2,796	4,195	5,585		(10.0%)	4.8	9.1	12.9	16.6	20.1
	—	1,226	2,790	4,344	5,887	7,426		—	8.6	12.9	16.9	20.8	24.6
	10.0%	2,472	4,183	5,881	7,573	9,260		10.0%	12.0	16.5	20.8	24.9	28.9
	20.0%	3,711	5,567	7,414	9,254	11,087		20.0%	15.3	20.0	24.6	28.9	33.1

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As shown in Figure 19-2 and Figure 19-3, the sensitivity analysis revealed that the project is most sensitive to changes in metal price, head grade, and recovery.

Figure 19-2: Pre-Tax Sensitivity Analysis Results

Note: Metal price, head grade, and recovery series overlap on the above figures

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Figure 19-3: Post-Tax Sensitivity Analysis Results

Note: Metal price, head grade, and recovery series overlap on the above figures. Source: Ausenco, 2026

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20	Adjacent Properties

The Rosebud mine is located about 4.7 miles south-east of the Mine (Figure 20-1). Rosebud was operated as an underground stope mine between 1997 and 2000 by a joint venture between Hecla and Newmont. Additional details are available online at mindat.org. Information disclosed at this site has not been verified by a Qualified Person and may not necessarily indicative of the mineralization at Hycroft, which is the subject of this Technical Report.

Figure 20-1 : Location of Rosebud Property

Source: Hycroft, 2023

The deposit is part of a large, low-sulfidation hydrothermal system extending throughout most of the Kamma Mountains. Specifically, the deposit is a low-temperature epithermal, quartz-sericite, gold and silver deposit within Miocene andesitic and rhyolitic volcanics and volcaniclastics. The volcanics unconformably overlie a Jurassic/Triassic metasediment basement, which also hosts precious metal mineralization.

Main structural elements include the east-west trending South Ridge Fault and the northeast trending Rosebud Shear, which displays up to 2,000 ft of left-lateral displacement and about 400 ft of normal displacement. The South Ridge Fault is a mineralized listric normal fault which acted as a conduit for mineralizing fluids.

The mining method was overhand cut and fill with access via a decline. Equipment was rubber-tired, including drill jumbos, rock bolters, 3.5-yard loaders, and 20-ton haul trucks. Typical ore panels were 14 ft high, 18 ft wide and about 80 ft long. These were backfilled with cemented materials batched at the surface and hauled underground.

Ore was direct shipped to the Carlin district for processing.

The QP has been unable to verify the information in this section, and the information is not necessarily indicative of the mineralization on the property that is the subject of the technical report summary.

21	Other Relevant Data and Information

There is no information in this section of the TRS.

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22	Interpretation and Conclusions

22.1	Introduction

The QPs note the following interpretations and conclusions in their respective areas of expertise, based on the review of data available for this Report.

22.2	Mineral Tenure, Surface Rights, Water Rights, Royalties and Agreements

Hycroft controls all surface and mineral rights within the Hycroft MRE area. No further land acquisition is required for the operation of the mine and contemplated processing facilities.

22.3	Geology and Mineralization

The Hycroft deposit is a low-sulfidation, epithermal, hot springs system that contains gold and silver mineralization. Radiometric dating of adularia (potassium feldspar) indicates that the main phase of gold and silver mineralization formed approximately four million years ago (Ebert and Rye, 1997) when hydrothermal fluids were fed upward along high angle, normal faults. Low-grade gold and silver mineralization were co-deposited with silica and potassium feldspar throughout porous rock types.

22.4	Exploration

The exploration drilling, sample preparation, analysis and security are typical for the US mining industry and is acceptable for application to mineral resource determination.

Within the block model, there are 5,813 drillholes with 516,901 drill intervals amounting to 2,668,616 ft of drilling. The work outlined is a summary of over a year’s worth of data verification and checking by Hycroft and IMC personnel. As a result, the Hycroft and IMC teams have gained significant confidence in this data set. IMC holds the opinion that the database as utilized in this statement of mineral resources inclusive the edits and corrections outlined is appropriate for the estimation of mineral resources.

The QP considers that exploration drilling, sampling, sample preparation, analytical methods and security are acceptable, are in line with industry-standard practices, and are adequate for mineral resource determination.

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22.5	Metallurgical Testwork

Metallurgical testwork has been conducted at multiple accredited laboratories with the following results:

●	The mineralized material at Hycroft is considered very abrasive.

●	The mineralized material at Hycroft is considered hard with respect to grinding.

●	Silver recovery decreases at low pH ranges (<5.0) during oxidation, indicating the need for a lime boil step following POX.

●	Oxygen consumption in POX circuit is primarily a function of the sulfide sulfur content of the concentrate. To achieve approximately 95% sulfide oxidation, about 0.19 ton of oxygen per ton of concentrate is required.

●	Metallurgical testwork completed between 2021 and 2025 confirms that Hycroft sulfide mineralization is amenable to a flotation and POX processing route. Optimized flotation conditions significantly improved gold recoveries, and subsequent POX testing demonstrated that POX followed by hot cure, lime boil, and cyanide leaching is a technically viable and repeatable flowsheet for treating pyrite concentrate.

22.6	Mineral Resource Estimate

Mineral resources were developed based on a conventional computer-based block model of the deposit and the application of open pit optimization software to determine the mineralization with reasonable expectation of economic extraction.

Each block was evaluated to determine which process provides the best net return after operating cost. The following two processes were identified:

●	ROM cyanide heap leaching of oxide and some transition materials.

●	Milling, Flotation, POX, Hot Cure, and Lime Boil followed by Cyanide Leach and Merrill-Crowe of sulfide and some transition materials.

The MRE is based on metal prices of $3,100/oz Au and $36.00/oz Ag. Mineral resources were contained within a computer-generated pit.

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Table 22-1: Hycroft Mineral Resources as of 21 January 2026, US customary Units

Classification	$ Net of Process/ton	Approximate Cutoff, AuEq oz/ton	Ktons	Gold oz/ton	Silver oz/ton	Sulfide %	Contained Ounces
							Gold Oz x 1000	Silver Oz x 1000
Heap Leach Resource
Measured	$1.88 - $3.63	0.001 - 0.002	92,994	0.005	0.11	1.83	446	10,322
Indicated	$1.88 - $3.63	0.001 - 0.002	110,374	0.004	0.09	1.54	475	9,492
Meas + Ind	$1.88 - $3.63	0.001 - 0.002	203,368	0.005	0.10	1.67	921	19,814
Inferred	$1.88 - $3.63	0.001 - 0.002	110,018	0.005	0.09	1.41	528	10,122
Flotation Mill + Concentrate Treatment by Pressure Oxidation and Cyanide Leach
Measured	$16.73	0.007	734,571	0.011	0.43	2.03	8,154	316,600
Indicated	$16.73	0.007	748,876	0.010	0.30	1.84	7,339	226,161
Meas + Ind	$16.73	0.007	1,483,447	0.010	0.37	1.93	15,493	542,761
Inferred	$16.73	0.007	459,646	0.010	0.27	1.76	4,505	122,725
Combined Mineral Resources Leach Plus Mill
Measured	$1.88 - $16.73	0.001 - 0.007	827,565	0.010	0.40	2.01	8,600	326,922
Indicated	$1.88 - $16.73	0.001 - 0.007	859,250	0.009	0.27	1.80	7,814	235,653
Meas + Ind	$1.88 - $16.73	0.001 - 0.007	1,686,815	0.010	0.33	1.90	16,414	562,575
Inferred	$1.88 - $16.73	0.001 - 0.007	569,664	0.009	0.23	1.69	5,033	132,847

Notes:

1.	Mineral resources based on metal prices of $3,100/oz Au and $36.00/oz Ag.
2.	Cutoffs are income – process cost = NPR = NSR – Process + G&A Opex.
3.	Gold Equivalent (AuEq) for Heap Leach = Cyanide Gold + 0.0019 x Total Silver Assay, or at average gold leach recovery AuEq = Fire Gold + 0.0035 Total Silver Assay.
4.	Gold Equivalent for Mill + Pressure Oxidation = Fire Gold + 0.0107 x Total Silver Assay.
5.	Numbers may not match exactly due to rounding.
6.	Mineral resources are contained within a computer-generated optimized pit.
7.	Total material in the pit is 5.42 billion tons.
8.	Mineral resources are not mineral reserves, and detailed economic considerations have not been applied.
9.	Modifying factors for mine and process design have not been applied.
10.	All units are US customary. Ktons means 1,000 short tons of 2,000 lbs. Au and Ag grades are in troy ounces per short ton (oz/ton).

Contained within the MRE at Hycroft are a series of high-grade silver veins at Brimstone and zones of higher silver concentrations in Vortex that are associated with a low angle breccia body. Table 22-2 is the tabulation of gold and silver within the domain volumes that are contained within the MRE at 2 oz/ton cutoff grade in US customary units.

Table 22-2:	High-grade Silver Bearing Domains, Contained within the Mineral Resource at 2 oz/ton Cutoff Grade, US customary Units

Classification	Cutoff Grade Silver oz/ton	Ktons	Gold oz/ton	Silver oz/ton	Sulfide Sulfur%	Gold Contained oz x 1000	Silver Contained oz x 1000
Brimstone
Measured	2.00	3,195	0.011	8.35	1.33	35	26,686
Indicated	2.00	330	0.010	3.11	1.87	3	1,025
Meas + Ind	2.00	3,525	0.011	7.86	1.38	38	27,711
Inferred	2.00	15	0.008	3.52	1.13	0	52
Vortex
Measured	2.00	9,126	0.018	3.81	1.49	160	34,781
Indicated	2.00	7,342	0.014	3.78	1.24	100	27,726
Meas + Ind	2.00	16,468	0.016	3.80	1.38	261	62,507
Inferred	2.00	3,644	0.014	3.65	1.27	50	13,307
Brimstone + Vortex
Measured	2.00	12,322	0.016	4.99	1.45	195	61,467
Indicated	2.00	7,671	0.013	3.75	1.26	104	28,750
Meas + Ind	2.00	19,993	0.015	4.51	1.38	299	90,218
Inferred	2.00	3,659	0.014	3.65	1.27	51	13,359

22.7	Recovery Plan

The proposed recovery methods for the Project are conventional and appropriate for the mineralization types identified at Hycroft. The process design incorporates two established treatment pathways: (i) cyanide heap leaching of ROM oxide and select transition materials, and (ii) milling, flotation, and POX of sulfide and higher-sulfur transition materials, followed by cyanide leaching and Merrill-Crowe recovery.

The sulfide processing flowsheet, comprising three-stage crushing, grinding, flotation concentration, concentrate thickening, POX, neutralization, CCD washing, cyanide leaching, and zinc precipitation, is based on well-established industry practices for treatment of refractory gold-silver mineralized material. The selected POX conditions, downstream neutralization and conditioning steps (including hot curing and lime boil), and subsequent cyanide leaching are consistent with standard approaches for oxidation of sulfide concentrates and recovery of precious metals.

The use of Merrill-Crowe zinc precipitation for gold and silver recovery is appropriate given the anticipated solution chemistry and elevated silver content. Integration of heap leach and milling/POX circuits, including handling of combined pregnant solutions and shared recovery infrastructure, is considered practical and consistent with current operations at the site.

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Testwork results support the application of the selected flowsheet, including flotation performance and POX oxidation behavior, although further metallurgical testwork is recommended at the PFS level to confirm design criteria, optimize operating parameters, and reduce technical uncertainty. Key areas for further work include flotation optimization, POX operating conditions, reagent consumptions, and solid-liquid separation performance.

In the opinion of the Qualified Person, the proposed recovery methods are suitable for the current level of study and provide a reasonable basis for the process design and economic evaluation presented in this report. The recovery methods are considered to be consistent with industry standards and applicable to the mineralization types identified, subject to the recommended further testwork and design refinement.

22.8	Infrastructure

The Hycroft Site is accessible via Jungo Road (Nevada State Route 49), an all-weather gravel roadway connecting the mine to the town of Winnemucca and Interstate 80. Most current and future Hycroft employees reside in Winnemucca; transportation to site will be provided as required. A Union Pacific rail line runs adjacent to the mine, and a proposed rail spur and siding will allow for the delivery of bulk consumables including limestone, grinding media, and fuels. Rail infrastructure will also facilitate the shipment of finished products. New access roads shall be constructed to provide access to the new process plant and other proposed infrastructure. The new roads will complement the existing site haul roads which are to remain largely in use.

The proposed process plant will tie into the existing crushing circuit and portions of the current processing infrastructure. Upgrades to existing infrastructure are also planned to support the expanded operation. These upgrades include the relocation of existing site assets, expanding storage capacity, or expanding the operational or control of select facilities. Existing administrative and operational facilities will be repurposed where possible, while new ancillary facilities such as a laboratory, fueling station, maintenance shop, or other supporting infrastructure will be constructed to support Hycroft operations.

The site currently has power from the grid. Upgrades to site power distribution systems are proposed to support the increased power demand of the new process facility.

Existing telecommunication infrastructure currently supports data connectivity throughout the site.

Consumables including fuels and reagents are to be supplied to site via the proposed rail spur connecting the site to the nearby Union Pacific line. This transport system will also support the movement of Hycroft products off-site.

Water will be captured and stored from groundwater wells within the Black Rock Desert Basin. Drainage infrastructure on site will capture runoff water and recycle it to reduce freshwater demand at the process plant. A life-of-mine water balance model was developed to evaluate operational water requirements and variability under different climatic conditions.

The infrastructure design approach adopted prioritizes integrating new facilities within the network of existing facilities and upgrading existing facilities such that they may continue to support the project. Regional transportation and power networks will continue to serve the Hycroft Site.

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22.8.1	Tailings Management Facility

The TMF uses conventional designs and assumes construction in a total of eight stages and zero discharge of process solutions. The TMF will fill the broad valley immediately northeast of the mill site and requires the main and north embankments to impound the tailings. The main embankment will cross the natural drainage on the west side of the TMF, and the north embankment will be constructed along the northern ridge. The facility will provide continuous containment of process solutions through the installation of a vertical chimney drain and engineered lining systems, extending across the impoundment basin and below a portion of the main embankment and along the upstream side of the north the embankment. The design can store runoff from the basin and direct precipitation on the facility resulting from the 5,000-year, 24-hour storm event during operation and the 10,000-year, 24-hour storm event post-closure.

●	The relevant results and interpretations related to the TMF design are based on the data and other information summarized in this Report.

●	Section 23 describes the recommended work and site investigations to be completed for detailed design and permitting of the TMF.

22.9	Markets and Contracts

Gold and silver doré will be sold on the spot market under terms typical of comparable doré sales contracts. No refining, transportation, or hedging contracts are currently in place, though these are considered readily obtainable. Doré refining and marketing will occur through agreements with established refineries with terms aligning with industry standards.

22.10	Capital Cost Estimate

The capital cost estimate was developed in Q1 2026 to target a level of accuracy of -30% to +50%, and contingency is less than 25% which aligns with an Association for the Advancement of Cost Engineering International (AACE International) Class 5 level estimate. The estimate includes mining, processing, on-site infrastructure, off-site infrastructure, project indirects, project delivery, owners’ costs, and provisions. The total initial capital costs for the Project are estimated at US$2,434 million, including capitalized operating costs, and contingency. The LOM sustaining costs are estimated at US$3,107 million, while the closure costs are estimated at US$243 million.

22.11	Operating Cost Estimate

The operating cost estimate was developed in Q1 2026 to target a level of accuracy of -30% to +50%, and contingency is less than 25% which aligns with an Association for the Advancement of Cost Engineering International (AACE International) Class 5 level estimate. The total operating costs for the Project are estimated at US$21.96/t processed or US$27,592 million over the 51-year mine life. These operating costs do not include pre-production operating costs.

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22.12	Economic Analysis

The economic analysis was performed assuming a 5% discount rate. The pre-tax NPV discounted at 5% is US$5,437 million; the IRR is 18.9%, and payback period is 4.3 years. On a post-tax basis, the NPV discounted at 5% is US$4,344 million, the IRR is 16.9%, and the payback period is 4.7 years.

A sensitivity analysis was conducted on the base case NPV and IRR of the project using the following variables: discount rate, head grade, recovery, total operating cost, initial capital cost, as well as silver and gold prices, which were encompassed in a single variable, metal price. The sensitivity analysis revealed that the project is most sensitive to changes in metal price, head grade, and recovery.

22.13	Risks and Opportunities

22.13.1	Risks

22.13.1.1	Exploration

There are structural complexities with yet underdetermined kinematics controlling the high-grade silver veins requiring additional drilling for further definition.

22.13.1.2	Sample Preparation, Analysis and Security

In the future, IMC recommends that complete QA/QC procedures be applied to silver and sulfide sulfur assaying and sampling. Regular sampling for QA/QC should be applied to those values in the same way as they have been recently applied to gold.

22.13.1.3	Metallurgical Testing

While the available metallurgical testwork supports the proposed flotation followed by POX flowsheet, several risks remain at the current level of study. Previous test programs did not fully evaluate mercury deportment during POX, and additional work is required to confirm mercury behavior in autoclave off-gas and determine whether mercury capture systems will be required to meet environmental compliance requirements. The potential need for such systems may result in additional capital and operating costs.

Uncertainty also remains with respect to POX performance, including oxidation efficiency, reagent consumption, and downstream process behavior, as well as variability in metallurgical response across different ore types. The assumed gold and silver recoveries are based on available testwork and are subject to refinement as additional data become available. In addition, operating cost estimates are sensitive to reagent consumption and market-driven pricing, including energy and consumables, which may fluctuate over time and impact overall project economics.

No metallurgical testwork has been completed on transition material for heap leach processing. Heap leach recovery, leach kinetics, reagent consumption, and permeability characteristics therefore remain uncertain, and the current assumptions may not fully represent actual operating performance. Additional transition material heap leach testwork is recommended in future study phases to reduce technical uncertainty.

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22.13.1.4	Mineral Resource Estimate

The risks to the MRE are project costs and project recoveries as well as metal prices that can have a substantial impact both positive and negative.

Cutoff grades for both heap leach and concentrator processing are low due to the current high level of metal prices.

Any reduction of process recovery near the heap leach or concentrator cutoff grades could result in a loss of mineral resource.

22.13.1.5	Processing and Recovery Methods

The proposed recovery methods, consisting of flotation followed by POX and cyanide leaching, are supported by available metallurgical testwork; however, uncertainties remain at the current level of study. Key risks include incomplete definition of POX performance and downstream process behavior, and potential impacts from mercury deportment and reagent consumption. These factors may affect gold and silver recoveries and increase operating costs, and recovery assumptions remain subject to refinement as additional testwork is completed. The brownfield nature of some of the process plant introduces risk for cost and reliability.

22.13.1.6	Infrastructure

The crushing facility, process plant, and associated office have a proposed location within 500 m of the pit blasting zone. This introduces the risk of blast-induced vibration, flyrock, or dust impacting facilities or personnel. The long mine life for plant and infrastructure, as well as the connection to grid which is critical to get the project into operation.

22.13.1.7	TMF

●	The TMF has been sized to provide containment and storage of up to 1.05 Btons of tailings at an overall settled dry density of 92 pcf. Throughout operation of the TMF, testing in-situ tailings for density and strength properties may indicate a lower density is achieved due to various factors including increased water for slurry distribution. This would result in an additional stage beyond Stage 8 presented in this Report. In this event, local, State, and Federal permitting may be required and an increase construction sustaining capital and operating costs would be required for the additional stage.

●	At this stage of the Project, there is reasonable certainty that the location and design of the TMF as presented for this PEA study will be used as planned. No significant design changes are likely to be required provided that no material changes in location, geotechnical parameters, or design are needed as a result of the ongoing and future local, State, and Federal permitting process and future investigations and studies.

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●	If actual activities related to the construction, management, operation, and closure of the TMF do differ materially from the results summarized in this Report, then the reasonably foreseeable impacts of these risks and uncertainties are most likely to be project delays and additional costs. However, any such delays or additional costs may reasonably be expected to be managed in the ordinary course and should not impact overall project viability.

●	Construction work in Nevada is seasonal. Poor weather during the construction season may result in delays to the Project schedule.

●	If additional, or alternative, borrow areas are required for construction and/or reclamation of the TMF that are more distant than contemplated in this prefeasibility study, then construction and/or reclamation construction costs of the TMF will increase as compared to the costs estimated in this Report.

22.13.2	Opportunities

22.13.2.1	Exploration

Hycroft holds a large land package with good growth potential.

Multiple episodes of mineralization within a well-developed structural framework may result in discovery of additional mineral trends that are open along strike and at depth.

Expanding the use of IP geophysics in the mineralization zone may identify multiple untested targets in the existing data set. This emerging technology has a proven record of success in similar applications.

22.13.2.2	Metallurgical Testing

Additional metallurgical testwork provides opportunities to further optimize the POX circuit design and potentially reduce capital and operating costs. Key testwork opportunities include evaluating POX kinetics to confirm minimum autoclave retention time, assessing the impact of flotation grind size and mass pull on concentrate quality and POX performance, and optimizing oxygen partial pressure and utilization. Additional work is also recommended to confirm autothermal operation, characterize solids–liquid separation performance for flotation concentrate and POX discharge, and better define POX discharge chemistry to optimize neutralization and downstream processing. Targeted off-gas and condensate characterization may also be required to support environmental compliance requirements.

Alternatives for processing flotation concentrates are under process development, including but not limited to, roasting and sulfide sulfur recovery for sulfuric acid production. This has the potential to reduce operating costs, raise gold and silver recoveries and create an additional revenue stream.

22.13.2.3	Mineral Resource Estimate

Alternatives are under evaluation for treatment of flotation concentrates. Improvements and confirmation of those alternatives could provide significant financial benefit and increase the volume and value of the MRE.

Minimal geotechnical information has been gathered resulting in very conservative slope parameters applied. Adding geotechnical data from the drilling and logging program may improve the alteration model which could lead to more beneficial slope parameters, thus reducing stripping ratios.

22.13.2.4	Processing and Recovery Methods

The metallurgical testwork completed to date indicates that the proposed recovery methods are technically viable and provide opportunities for further optimization. Additional metallurgical testing and process refinement are expected to improve recovery performance, optimize operating conditions, and enhance overall process efficiency. Continued advancement of the flowsheet is anticipated to reduce technical uncertainty and support increased confidence in recovery assumptions as the Project progresses to a PFS study.

22.13.2.5	Infrastructure

22.13.2.5.1	TMF

There may be an opportunity to reduce capital construction costs for the TMF by using the mine haulage fleet for embankment and compact embankment fill, rather than a contractor. Additional cost savings may be achieved by increasing or decreasing intermediate TMF staged embankment construction to align with mine planning opportunities for more or less suitable waste materials.

The TMF has been sized to provide containment and storage of up to 1.05 Btons of tailings at an overall settled dry density of 92 pcf. Throughout the operation of the TMF, in-situ testing of tailings for density and strength properties may indicate that a higher density is achieved. This would result in either additional storage capacity beyond the Stage 8 design volume, or the ability to reduce the final Stage 8 dam crest elevation to match the in-situ tailings density.

Additional closer to the pit areas or pit backfill opportunities should be explored in the next phase of the project. Changing the location of the WRSF can have an impact on overall waste rock haulage costs.

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23	Recommendations

23.1	Estimated Program Costs

Table 23-1 provides estimated program costs.

Table 23-1: Estimated Program Costs

Program Cost	Estimated Cost (US$)
Updated Technical Report with Economics	200,000
Exploration Drilling East and South	1,600,000
Exploration Drilling Deep in Brimstone/Vortex	14,500,000
Regional Exploration Targets	500,000
Exploration for Leachable Opportunities (Bay and Camel)	1,800,000
Exploration - Leach Pads and Stockpiles	800,000
Sample Preparation - Procedural Upgrade	50,000
Metallurgical and Process Testwork Programs	1,500,000
Mineral Resource - Alternative Processing Method Development	800,000
Mineral Resource and Mine Planning – Additional Geotechnical Testing	300,000
Total:	22,050,000

Note:

1.	All costs are subject to change based on project results

23.2	Exploration

●	Increase the drill hole density in the Bay area.

●	Continue to develop drill plans in the exploration target areas to the east (Manganese and Wildrose) and south (Oscar), to further expand the resource.

●	Continue deep exploration on Brimstone and Vortex high-grade mineralization.

●	Drill the Bay and Camel targets to fully define leachable opportunities.

●	Continue developing regional exploration targets.

●	Continue exploring the total land package that Hycroft holds, including more geological mapping, soil and chip samples, geophysical information and drilling.

●	Drill out the current leach pads and stockpiles to better define potential economic benefit to future processing activities.

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23.3	Sample Preparation, Analysis and Security

Always complete QA/QC analysis on all potentially economic minerals including gold, silver, and sulfide sulfur. Avoid selective application of quality controls during the drilling, sampling, and assay process.

23.4	Metallurgical Testing

It is recommended that Hycroft continue to evaluate known oxide/transition zones for further heap leach feed material. Also, Hycroft should investigate the potential to re-leach material from historic heap leach pads for an additional revenue source.

●	Undertake additional metallurgical testwork specifically on transition material to validate recovery assumptions, and operating parameters, as transition material performance to the heap has been identified as a project risk.

It is also recommended that Hycroft undertake additional metallurgical testwork covering flotation, POX, leaching, solids–liquid separation, cyanide destruction, and Merrill-Crowe processes. The results of this testwork should allow Hycroft to:

●	optimize the flotation reagent suite to reduce operating costs

●	optimize the autoclave retention time required for variations in flotation concentrate product size

●	evaluate the potential to reduce autoclave oxygen partial pressure to the range of 15–30 psi

●	generate additional recovery data as a function of retention time and extent of sulfide oxidation

●	investigate each of the POX, Hot Cure, and Lime Boil stages in sufficient detail to reduce capital costs by reducing lime and limestone consumption, eliminating unnecessary process steps or shortening retention times, thereby reducing equipment sizing and cost

●	investigate POX discharge solution chemistry and limestone/lime consumptions to reduce operating costs

●	determine whether flotation mass pull can be reduced. The sulfide grade of the concentrate may be marginal with respect to providing sufficient exothermic energy to sustain autoclave reactions. This information is required to determine whether preheating is necessary ahead of POX

●	obtain solids–liquid separation performance data and flocculant requirements for all thickeners, including tailings, concentrate, POX CCDs, and leach residue CCDs. Higher underflow density from the concentrate thickener would be beneficial to the autoclave heat balance

●	optimize cyanide addition and quantify cyanide consumption in the leach circuit, including levels of free and WAD cyanide post-leach

●	optimize reagent consumption in the cyanide destruction circuit by developing an accurate and reliable SO₂/CN ratio

●	determine whether post-leach solution chemistry impacts Merrill-Crowe recovery efficiency.

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23.5	Mineral Resource Estimate

Continue evaluation and testing of alternative processing methods of flotation concentrates.

Always complete QA/QC analysis on all potentially economic minerals including gold, silver, and sulfide sulfur.

Gather more geotechnical information from previous core samples and with the addition of new geotechnical core holes to improve slope stability parameters.

23.6	Infrastructure

A power study is currently underway to determine the power line voltage and the number of powerlines required to feed the process plant. Currently, power is supplied to the site via nearby power lines which are energized via the main power grid. This technical report assumes that 2 x 120 kV powerlines will be required. Considering load growth and demand from the oxygen plant, the total estimated operating load is 160 MW (including the existing crushing plant and North Merrill-Crowe loads which are to be transferred to the new power distribution system once operational). The power will be delivered through one 120 kV overhead power line stretching 52 miles onto the site.

23.6.1	TMF

To advance the TMF design beyond this PEA study level, WSP recommends the following evaluations, studies, and documents to support future feasibility-level and detailed design suitable for permitting:

●	Dam breach analysis and inundation mapping to assess downstream impacts and validate the Dam consequence classification of “Very High”.

●	Completion of a Failure Modes and Effects Analysis (FMEA) workshop for selection and/or or confirmation of the GISTM 2020 Failure Consequence Classification of Very High.

●	Supplemental geotechnical evaluations based on revised TMF geometry to include, but not limited to:

○	optimization of TMF layout taking advantage of topography

○	geotechnical investigation and laboratory program, that may include geotechnical boreholes, test pits, geophysics, instrumentation installation, and laboratory program to determine physical and mechanical properties of foundation soils and bedrock, construction materials, and tailings

○	characterization of geologic and foundations conditions, embankment construction materials, drainage and geomembrane bedding materials

○	update the site-specific seismic and geologic hazard assessment

○	update stability and deformation analyses

○	perform tailings, embankment materials, and foundation liquefaction assessment

○	perform foundation and embankment settlement analyses

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○	completion of a hydrogeologic evaluation within the TMF area for groundwater and artesian springs

○	update TMF design based on mine schedule, process technology, geotechnical, hydrogeology, hydrology, and engineering analyses

○	update surface water management design based on updated TMF layout

○	development of a monthly time-step water balance that include extreme wet and dry annual climate conditions with consideration for climate change

○	completion of a seepage and consolidation model for the long-term closure condition of the tailings

○	preparation of a preliminary TMF closure plan, including design of closure cover channels and closure spillway and outlet structure

○	update capital, sustaining capital, and operating costs based on future investigations and design of the TMF.

As additional information is obtained, assumptions made in this study can be verified or updated to advance the project to the next level of design. The cost of implementing the above recommendations is estimated at US$1,360,000.

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24	References

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Ausenco Engineering USA South Inc, (2022). Technical Report Summary of Initial Assessment on the Hycroft Mine, Nevada, United States of America. Prepared by Ausenco for Hycroft Mining Holding Corp. Effective Date: February 18, 2022.

Bailey, E.H, & Phoenix, D.A. (1944). Quicksilver deposits in Nevada (University of Nevada Bulletin, Vol.38, No.5; Geology and Mining Series No 41). Nevada State Bureau of Mines.

Bates, W.R. (2001). A proposed exploration program for the hycroft mine. Unpublished Vista Gold report.

Bureau of Land Management (BLM). (2019). Hycroft mine phase II expansion project draft environmental impact statement (DOI-BLM-NV-W030-2015-007). U.S. Bureau of Land Management Winnemucca District Office, Black Rock Field Office, in coordination with U.S. Fish and Wildlife Service Pacific Southwest Region Division of Migratory Bird Management. May 2019.

California’s Office of Statewide Health Planning and Development (OSHPD), OSHPD Seismic design maps website for Hycroft Mine, Reference: ASCE 7-16, Site Class: D, Risk Category. Visited 20 Aug 2021. I Available at: https://seismicmaps.org/.

Clark, I.C. (1918). recently recognized alunite deposits at sulphur, Humboldt County, Nevada. Engineering and Mining Journal, 106(4), 159-162..

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Ebert, S.W., & Rye, R.O. (1997). Secondary precious metal enrichment by steam-heated fluids in the Crofoot-Lewis hot spring gold -silver deposit. Economic Geology, v.92(5), 578-600. https://doi.org/10.2113/gsecongeo.92.5.578

Friberg, R.S. (1980). Detailed evaluation report of the sulphur Au Ag prospect, Humboldt and Pershing Counties, Nevada. Unpublished Homestake Mining Company Report, 32 p.

Fulton, J.A., & Smith, A.M. (1932). Sulphur mining district file manuscript: Nevada Bureau of Mines and Geology Mining District Files (includes alunite production notes from 1931). Nevada Bureau of Mines and Geology, University of Nevada.

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Golder. (2011a). Pre-feasibility design report. Prepared by Golder Associates Inc for Allied Nevada Gold Corporation,, revised September 2011.

Golder. (2011b). Earthquake Ground Motions for the North and South Heap Leach Facilities Seismic Analyses and Design, Hycroft Mine, Nevada. Technical Memorandum prepared by Alan Hull and Eric Cannon of Golder Associates Inc. for Chris MacMahon of Golder Associates Inc. October 26, 2011.

Golder. (2014a). Feasibility design report, Tailings Management Facility, Hycroft Mine, Nevada. Report prepared by Golder Associates Inc. for Allied Nevada Gold Corporation. November 20, 2014.

Golder. (2014b). Geotechnical Characterization of Pilot Plant Mill Tailings. Report prepared by Golder Associates Inc. for Allied Nevada Gold Corporation. 2014.

Golder. (2014c). Hycroft Tailings – Consolidation Modelling. Report prepared by Golder Associates Inc. for Allied Nevada Gold Corporation. 2014.

Golder. (2014d). Tailings Stage-Density Relationship for Feasibility Design. Report prepared by Golder Associates Inc. for Allied Nevada Gold Corporation. 2014.

Golder. (2014e). Geotechnical Characterization of Pilot Plant Mill Tailings, Rev. 1. Report prepared by Golder Associates Inc. for Allied Nevada Gold Corporation. September 8, 2014.

Golder., (2016). Feasibility Design Report, Tailings Management Facility (TMF). Report prepared for Hycroft Mining Corporation by Golder Associates. November 3, 2016.

Golder. (2022). Hycroft Tailings Management Facility – Prefeasibility Design Report. for Hycroft Mining Corporation as of January 28, 2022.

Hazen Research Inc. (2011). POX-CIL Evaluation of Hycroft Flotation Concentrates, Hazen Project 11232 Report and Appendices A-F.

Hazen Research Inc. (2011). Evaluation of Hycroft Blend Flotation Concentrate, Hazen Project 11243-01 Report and Appendix.

Hazen Research Inc. (2011). Evaluation of Kappes, Cassiday & Associates Flotation Concentrate, Hazen Project 11307 Report and Appendix.

Hazen Research Inc. (2014). Atmospheric Alkaline Oxidation Pre-treatment Pilot Plant of Hycroft Flotation Concentrates, Hazen Project 11859.

Hazen Research Inc. (2014). Phase 2 Atmospheric Alkaline Oxidation of Hycroft Flotation Concentrate, Hazen Project 11821.

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S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Humboldt County Building Department. (2018). 2018 code amendments. Retrieved August 20, 2021. Available at: https://www.humboldtcountynv.gov/DocumentCenter/View/3415/2018-Code-Admendments-Approved.

Hycroft Mining Holding Corporation. (2021). Hycroft building a world-class operation. [PowerPoint presentation]; April 20, 2021. http://www.hycroftmining.com/wp-content/uploads/2021-Presentation-4-19-21.pdf.

Hycroft Resources and Development, Inc. (HRDI). (2017). Fact Sheet Pursuant to Hycroft Mine Project, Permit Number: NEV0094114. Renewal 2017, Fact Sheet Revision 01. https://ndep.nv.gov/uploads/documents/NEV0094114dfsFY20.pdf.

Hycroft Resources and Development, Inc. (HRDI). (2018). Hycroft Mine amendment to plan of operations (NVN-064641) Phase II Expansion Project. Prepared for the United States Department of the Interior, Bureau of Land Management, Black Rock Field Office, Winnemucca, Nevada. April 2014. Revised June 2014, Revised January 2017, Revised March 2017, and Revised June 2018.

Hynes-Griffin, M.E., & Franklin, A. G. (1984). Rationalizing the seismic coefficient method. Miscellaneous Paper GL-84-13, Geotechnical Laboratory, U. S. Army Engineer Waterways Experiment Station, Vicksburg, Mississippi.

Ibrado, A.S., Roth, D.K., Snider, J.W., Brown, R.A., Harris, D.A., Pennstrom, W.J., Peterson, A.T. (2014). NI 43-101 Technical Report Mill Expansion Feasibility Study Technical Report, Winnemucca, Nevada, USA. Prepared by M3 Engineering & Technology Corp for Allied Nevada Gold Corp., Effective date: November 03, 2014.

ICMM, UNEP, & PRI (2020). Global Industry Standards on Tailings Management (GISTM).

Jones, J.C. (1921). Report on the Property of the Ag Camel Mining and Development Company, Sulphur, Nevada. Unpublished Ag Camel Mining and Development Company Report, 6p.

J.P. Morgan Private Bank. (n.d). Is It a Golden Era for Gold? https://privatebank.jpmorgan.com/nam/en/insights/markets-and-investing/is-it-a-golden-era-for-gold

Kappes, Cassidy & Associates. (2013). Hycroft Pressure Oxidation and Leach Test Work (Project No. 189 C/Report I.D. KCA0120225_HY18_02 / Mainfile No. 7665). Internal report prepared for Hycroft.

London Bullion Market Association (LBMA), 2025, Month Unknown. LBMA Annual Precious Metals Forecast Survey 2025 – Winners Announced. https://www.lbma.org.uk/articles/lbma-annual-precious-metals-forecast-survey-2025-winners-announced

McLean, D.A. (1991). Geology of the Crofoot Mine. unpublished Report prepared for Hycroft Resources and Development Inc. 11p.

Michael W. West & Associates, Inc. (MMW). (2012). Review of Seismogenic Potential of the Kamma (East) Fault and Design Ground Motions, Proposed Heap Leach Facilities, Hycroft Mine, Humboldt County, Nevada. Report prepared by MMW for Knight Piésold & Company. December 18, 2012.

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Newman, S., DeLong, R.F., Clarkson, B. M., Carew, T., Hartmann, M. (2019). Hycroft Project Technical Report Summary: Heap Leaching Feasibility Study, Winnemucca, Nevada, USA. Prepared by M3 Engineering & Technology Corp for Hycroft, Effective date: July 31, 2019.

Pershing County Building Department. (n.d.). Commercial Guidelines: Minimum Standards for Building Plans (new commercial project permit application checklist for commercial structures, such as Groups: A, B, E, F, H, I, M, R, and S occupancies). Retrieved August 16, 2021. Available at: https://www.pershingcountynv.gov /document_center /Department/Building%20Department/CommercialGuidelines-002.pdf.

Prenn, N. (2006). Technical Report – Vista Gold Corp., Hycroft Mine, Winnemucca, Nevada, USA, NI 43-101 Technical Report. Prepared by Mine Development Associates (MDA) for Vista Gold Corp. 142 pages.

SGS Minerals Services. (2009). The Recovery of Au and Ag from Hycroft Project Sulphide Samples, Allied Nevada Gold Corporation – Hycroft Project – 12012-001 (Report 3).

SGS Minerals Services. (2013). An Investigation into Oxidative Pretreatment of Hycroft Flotation Concentrates,SGS Project 13224-001/003 – Final Report.

Shawn Gooch, P.E., (2020). Hycroft Resources and Development, Inc. (HDRI) Hycroft Mine Project NEV0094114 (Renewal 2017, Fact Sheet Revision 01).

SRK Consulting Inc (SRK). (2022). Preliminary Estimate of Dewatering Requirements to Support 2021 Pre-Feasibility Study Technical Memorandum.

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Metals Focus. (2025). World Silver Survey 2025. The Silver Institute. https://silverinstitute.org

The Silver Institute, (2026). Global Silver Investment to Remain Strong in 2026 Against the Backdrop of a Sixth Consecutive Annual Market Deficit. https://silverinstitute.org/global-silver-investment-to-remain-strong-in-2026-against-the-backdrop-of-a-sixth-consecutive-annual-market-deficit/

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Vandenburg, W.O. (1938). Reconnaissance of Mining Districts in Humboldt County, Nevada; U.S. Bureau of Mines Circular 6995, 47p.

Wallace, A.B. (1980). Geology of the Sulphur District, Southwestern Humboldt County, Nevada. Unpublished report for the Society of Economic Geologists Field Trip Guidebook.

Hycroft Mine Project	Page 280
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Ware, G.H. (1989). Surface Mapping, Sampling and Selected Cross-Sections. Unpublished report for Hycroft Resources & Development.

Wilden R. (1964). Geology of Mineral Deposits of Humboldt County, Nevada. Nevada Bureau of Mines, Bulletin 59, 154p.

Wilson, S. E. (2008). Technical Report - Allied Nevada Gold Corp., Hycroft Mine, Winnemucca, Nevada, USA. NI 43-101 Technical Report (Effective Date: January 16, 2008). Prepared for Allied Nevada Gold Corp.

World Gold Council. (2026). Gold Demand Trends: Q4 and Full Year 2025. https://www.gold.org/goldhub/research/gold-demand-trends

World Gold Council, (n.d.). “Gold: The Most Effective Commodity Investment – Why it is Under-Represented in Commodity Indices and the Potential Impact on Your Portfolio. https://www.gold.org/goldhub/gold-focus/2019/09/gold-most-effective-commodity-investment

WSP (2024). Hycroft Mine Tailings Management Facility Preliminary Design. Hycroft Mine. Winnemucca, Nevada, USA.

WSP (2026). Hycroft Mine Tailings Management Facility Conceptual Design Update to Store 1.05B Tons Preliminary Economic Assessment Design Level. Hycroft Mine. Winnemucca, Nervada, USA.

25	Reliance on Information Provided by the Registrant

Table 25-1 provides a detailed list of information provided by Hycroft (Registrant) for matters discussed in this Technical Report Summary.

Table 25-1: Information Provided by Hycroft

Category	TRS Section	Reliance
Legal Matters	Section 3 - Property Description and Location	Information and documentation regarding mineral titles, surface land agreements, current permitting status, royalties and other agreements provided by Hycroft.
Post Tax Evaluation	Section 19 - Economic Analysis	Macroeconomic trends, data and assumptions and interest rates - Post Tax Calculations

The QPs consider it reasonable to rely upon Hycroft for this information because Hycroft, along with its legal and other advisors, are best positioned to access and interpret existing information and documentation concerning these legal matters and interpretation of the same is outside of the expertise of the QPs.

Hycroft Mine Project	Page 281
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Appendix A – Patented Claims

Claim Name	Patent No.	Mineral Survey No.
Admission Placer	908431	4355
Black Rock (portion)	1064817	4688A
Black Rock (portion)	1064817	4688A
Brime Stone Placer - aka Brimstone Placer	1001727	4600
Cold Sulphur Placer	83151	3225
Green Rock Placer (portion) - aka Green Rock No. 1	1223182	4839 4857
Green Rock Placer (portion) - aka Green Rock No. 2	1223182	4839 4857
Green Rock Placer (portion) - aka Green Rock No. 3	1223182	4839 4857
Green Rock Placer (portion) - aka Green Rock No. 4	1223182	4839 4857
Hilltop Placer (portion)	1008652	4598
Hilltop Placer (portion)	1008652	4598
Hilltop Placer (portion)	1008652	4598
Occult Placer (portion)	1008652	4598
Occult Placer (portion)	1008652	4598
Occult Placer (portion)	1008652	4598
Scheol No. 9 Placer	1008652	4598
Sheol No. 4 Placer (portion)	908431	4355
Sheol No. 5 Placer (portion)	908431	4355
Sheol No. 6 Placer	908431	4355
Sheol No. 7 Placer	908431	4355
Sheol No. 8 Placer	908431	4355
Sheol Nos. 4 & 5 Placer (portions)	908431	4355
Sheol Sulphur Mine No. 1 Placer	908431	4355
Sheol Sulphur Mine No. 2 Placer	908431	4355
Sheol Sulphur Mine No. 3 Placer	908431	4355
Swager Placer	1213605	4839
West Virginia No. 1	1064817	4688A
West Virginia No. 2	1064817	4688A

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Appendix B – Unpatented Claims

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
Airstrip #1	4/09/1958	Crofoot Henry	NMC88292	Humboldt
Airstrip #2	4/09/1958	Crofoot Henry	NMC88293	Humboldt
Airstrip #3	4/09/1958	Crofoot Henry	NMC88294	Humboldt
Airstrip #4	4/02/1958	Crofoot Henry	NMC88295	Humboldt
Airstrip #5	4/02/1958	Crofoot Henry	NMC88296	Humboldt
Airstrip Fraction	7/27/1967	Crofoot Henry	NMC88297	Humboldt
Albert Lode 1	1/27/2026	Hycroft Resources & Development, LLC	In Process - Application Submitted	Humboldt
Albert Lode 2	1/27/2026	Hycroft Resources & Development, LLC	In Process - Application Submitted	Humboldt
Albert	3/11/1989	Kolb Theodore A	NMC546000	Humboldt
Alunite	11/04/1980	Lewis Frank W	NMC181012	Humboldt
Alunite #2	11/04/1980	Lewis Frank W	NMC181013	Humboldt
Anita	3/11/1989	Kolb Theodore A	NMC545998	Humboldt
Ashlode	3/11/1989	Kolb Theodore A	NMC545999	Humboldt
Blackrock #2	3/11/1989	Kolb Theodore A	NMC545996	Humboldt
CKC #1	3/03/1973	Crofoot Daniel M	NMC88348	Humboldt
CKC #10	3/11/1989	Crofoot Daniel M	NMC546001	Humboldt
CKC #11	3/11/1989	Crofoot Daniel M	NMC546002	Humboldt
CKC #13	3/11/1989	Crofoot Daniel M	NMC546003	Humboldt
CKC #14	3/11/1989	Crofoot Daniel M	NMC546004	Humboldt
CKC #15	8/14/1987	Crofoot Daniel M	NMC444112	Humboldt
CKC #2	3/03/1973	Crofoot Daniel M	NMC88349	Humboldt
CKC #3	4/03/1973	Crofoot Daniel M	NMC88350	Humboldt
CKC #4	4/03/1973	Crofoot Daniel M	NMC88351	Humboldt
CKC #5	4/03/1973	Crofoot Daniel M	NMC88352	Humboldt
CKC #6	4/03/1973	Crofoot Daniel M	NMC88353	Humboldt
CKC #7	9/06/1973	Crofoot Daniel M	NMC88354	Humboldt
DIA #1	8/25/1983	Lewis Frank W	NMC284248	Humboldt
DIA #2	8/25/1983	Lewis Frank W	NMC284249	Humboldt
DIA #3	8/25/1983	Lewis Frank W	NMC284250	Humboldt
DIA #4	8/25/1983	Lewis Frank W	NMC284251	Humboldt
DIA #5	8/25/1983	Lewis Frank W	NMC284252	Humboldt
FG 223	9/05/2006	Hycroft Res & Dev Inc	NMC939256	Humboldt
FG 224	9/05/2006	Hycroft Res & Dev Inc	NMC939257	Humboldt
FG 225	9/05/2006	Hycroft Res & Dev Inc	NMC939258	Humboldt
FG 270	9/01/2006	Hycroft Res & Dev Inc	NMC939291	Humboldt
FG 271	9/01/2006	Hycroft Res & Dev Inc	NMC939292	Humboldt
FG 272	9/01/2006	Hycroft Res & Dev Inc	NMC939293	Humboldt
FG 273	9/01/2006	Hycroft Res & Dev Inc	NMC939294	Humboldt
FG 274	9/01/2006	Hycroft Res & Dev Inc	NMC939295	Humboldt
FG 319	9/01/2006	Hycroft Res & Dev Inc	NMC939332	Humboldt
FG 320	9/01/2006	Hycroft Res & Dev Inc	NMC939333	Humboldt
FG 321	9/01/2006	Hycroft Res & Dev Inc	NMC939334	Humboldt

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Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
FG 322	9/01/2006	Hycroft Res & Dev Inc	NMC939335	Humboldt
FG 323	9/01/2006	Hycroft Res & Dev Inc	NMC939336	Humboldt
FG 368	9/01/2006	Hycroft Res & Dev Inc	NMC939373	Humboldt
FG 369	9/01/2006	Hycroft Res & Dev Inc	NMC939374	Humboldt
FG 370	9/01/2006	Hycroft Res & Dev Inc	NMC939375	Humboldt
FG 371	9/01/2006	Hycroft Res & Dev Inc	NMC939376	Humboldt
FG 372	9/01/2006	Hycroft Res & Dev Inc	NMC939377	Humboldt
FG 373	9/01/2006	Hycroft Res & Dev Inc	NMC939378	Humboldt
FG 374	9/01/2006	Hycroft Res & Dev Inc	NMC939379	Humboldt
FG 375	9/01/2006	Hycroft Res & Dev Inc	NMC939380	Humboldt
FG 376	9/01/2006	Hycroft Res & Dev Inc	NMC939381	Humboldt
FG 421	9/01/2006	Hycroft Res & Dev Inc	NMC939426	Humboldt
FG 423	9/01/2006	Hycroft Res & Dev Inc	NMC939428	Humboldt
FG 424	9/01/2006	Hycroft Res & Dev Inc	NMC939429	Humboldt
FG 425	9/01/2006	Hycroft Res & Dev Inc	NMC939430	Humboldt
FG 426	9/01/2006	Hycroft Res & Dev Inc	NMC939431	Humboldt
FG 427	9/01/2006	Hycroft Res & Dev Inc	NMC939432	Humboldt
FG 428	9/01/2006	Hycroft Res & Dev Inc	NMC939433	Humboldt
FG 429	9/01/2006	Hycroft Res & Dev Inc	NMC939434	Humboldt
FG 430	9/01/2006	Hycroft Res & Dev Inc	NMC939435	Humboldt
FG 431	9/01/2006	Hycroft Res & Dev Inc	NMC939436	Humboldt
FG 432	9/01/2006	Hycroft Res & Dev Inc	NMC939437	Humboldt
FG422	9/01/2006	Hycroft Res & Dev Inc	NMC939427	Humboldt
HRDI 224	4/15/2014	Hycroft Res & Dev Inc	NMC1102182	Humboldt
HRDI 225	4/15/2014	Hycroft Res & Dev Inc	NMC1102183	Humboldt
HRDI 226	4/15/2014	Hycroft Res & Dev Inc	NMC1102184	Humboldt
HRDI 227	4/15/2014	Hycroft Res & Dev Inc	NMC1102185	Humboldt
HRDI 228	4/15/2014	Hycroft Res & Dev Inc	NMC1102186	Humboldt
HRDI 229	4/15/2014	Hycroft Res & Dev Inc	NMC1102187	Humboldt
HRDI 230	4/15/2014	Hycroft Res & Dev Inc	NMC1102188	Humboldt
Mayo	3/11/1989	Hycroft Res & Dev Inc	NMC545997	Humboldt
NC 1	8/14/2010	Hycroft Res & Dev Inc	NMC1027839	Humboldt
NC 10	8/14/2010	Hycroft Res & Dev Inc	NMC1027848	Humboldt
NC 11	8/14/2010	Hycroft Res & Dev Inc	NMC1027849	Humboldt
NC 110	8/14/2010	Hycroft Res & Dev Inc	NMC1027948	Humboldt
NC 111	8/14/2010	Hycroft Res & Dev Inc	NMC1027949	Humboldt
NC 112	8/14/2010	Hycroft Res & Dev Inc	NMC1027950	Humboldt
NC 113	8/14/2010	Hycroft Res & Dev Inc	NMC1027951	Humboldt
NC 114	8/14/2010	Hycroft Res & Dev Inc	NMC1027952	Humboldt
NC 115	8/14/2010	Hycroft Res & Dev Inc	NMC1027953	Humboldt
NC 116	8/14/2010	Hycroft Res & Dev Inc	NMC1027954	Humboldt
NC 117	8/14/2010	Hycroft Res & Dev Inc	NMC1027955	Humboldt
NC 118	8/14/2010	Hycroft Res & Dev Inc	NMC1027956	Humboldt
NC 119	8/14/2010	Hycroft Res & Dev Inc	NMC1027957	Humboldt
NC 12	8/14/2010	Hycroft Res & Dev Inc	NMC1027850	Humboldt
NC 120	8/14/2010	Hycroft Res & Dev Inc	NMC1027958	Humboldt
NC 121	8/14/2010	Hycroft Res & Dev Inc	NMC1027959	Humboldt
NC 122	8/14/2010	Hycroft Res & Dev Inc	NMC1027960	Humboldt

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Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
NC 123	8/14/2010	Hycroft Res & Dev Inc	NMC1027961	Humboldt
NC 124	8/14/2010	Hycroft Res & Dev Inc	NMC1027962	Humboldt
NC 125	8/14/2010	Hycroft Res & Dev Inc	NMC1027963	Humboldt
NC 126	8/14/2010	Hycroft Res & Dev Inc	NMC1027964	Humboldt
NC 127	8/14/2010	Hycroft Res & Dev Inc	NMC1027965	Humboldt
NC 128	8/14/2010	Hycroft Res & Dev Inc	NMC1027966	Humboldt
NC 129	8/14/2010	Hycroft Res & Dev Inc	NMC1027967	Humboldt
NC 13	8/14/2010	Hycroft Res & Dev Inc	NMC1027851	Humboldt
NC 130	8/14/2010	Hycroft Res & Dev Inc	NMC1027968	Humboldt
NC 131	8/14/2010	Hycroft Res & Dev Inc	NMC1027969	Humboldt
NC 14	8/14/2010	Hycroft Res & Dev Inc	NMC1027852	Humboldt
NC 15	8/14/2010	Hycroft Res & Dev Inc	NMC1027853	Humboldt
NC 151	8/14/2010	Hycroft Res & Dev Inc	NMC1027989	Humboldt
NC 152	8/14/2010	Hycroft Res & Dev Inc	NMC1027990	Humboldt
NC 153	8/14/2010	Hycroft Res & Dev Inc	NMC1027991	Humboldt
NC 154	8/14/2010	Hycroft Res & Dev Inc	NMC1027992	Humboldt
NC 155	8/14/2010	Hycroft Res & Dev Inc	NMC1027993	Humboldt
NC 156	8/14/2010	Hycroft Res & Dev Inc	NMC1027994	Humboldt
NC 157	8/14/2010	Hycroft Res & Dev Inc	NMC1027995	Humboldt
NC 158	8/14/2010	Hycroft Res & Dev Inc	NMC1027996	Humboldt
NC 159	8/14/2010	Hycroft Res & Dev Inc	NMC1027997	Humboldt
NC 16	8/14/2010	Hycroft Res & Dev Inc	NMC1027854	Humboldt
NC 160	8/14/2010	Hycroft Res & Dev Inc	NMC1027998	Humboldt
NC 161	8/14/2010	Hycroft Res & Dev Inc	NMC1027999	Humboldt
NC 162	8/14/2010	Hycroft Res & Dev Inc	NMC1028000	Humboldt
NC 163	8/14/2010	Hycroft Res & Dev Inc	NMC1028001	Humboldt
NC 164	8/14/2010	Hycroft Res & Dev Inc	NMC1028002	Humboldt
NC 165	8/14/2010	Hycroft Res & Dev Inc	NMC1028003	Humboldt
NC 166	8/14/2010	Hycroft Res & Dev Inc	NMC1028004	Humboldt
NC 167	8/14/2010	Hycroft Res & Dev Inc	NMC1028005	Humboldt
NC 168	8/14/2010	Hycroft Res & Dev Inc	NMC1028006	Humboldt
NC 169	8/14/2010	Hycroft Res & Dev Inc	NMC1028007	Humboldt
NC 189	8/14/2010	Hycroft Res & Dev Inc	NMC1028027	Humboldt
NC 190	8/14/2010	Hycroft Res & Dev Inc	NMC1028028	Humboldt
NC 191	8/14/2010	Hycroft Res & Dev Inc	NMC1028029	Humboldt
NC 192	8/14/2010	Hycroft Res & Dev Inc	NMC1028030	Humboldt
NC 193	8/14/2010	Hycroft Res & Dev Inc	NMC1028031	Humboldt
NC 194	8/14/2010	Hycroft Res & Dev Inc	NMC1028032	Humboldt
NC 195	8/14/2010	Hycroft Res & Dev Inc	NMC1028033	Humboldt
NC 196	8/14/2010	Hycroft Res & Dev Inc	NMC1028034	Humboldt
NC 197	8/14/2010	Hycroft Res & Dev Inc	NMC1028035	Humboldt
NC 198	8/14/2010	Hycroft Res & Dev Inc	NMC1028036	Humboldt
NC 199	8/14/2010	Hycroft Res & Dev Inc	NMC1028037	Humboldt
NC 2	8/14/2010	Hycroft Res & Dev Inc	NMC1027840	Humboldt
NC 200	8/14/2010	Hycroft Res & Dev Inc	NMC1028038	Humboldt
NC 201	8/14/2010	Hycroft Res & Dev Inc	NMC1028039	Humboldt
NC 202	8/14/2010	Hycroft Res & Dev Inc	NMC1028040	Humboldt
NC 203	8/14/2010	Hycroft Res & Dev Inc	NMC1028041	Humboldt

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Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
NC 204	8/14/2010	Hycroft Res & Dev Inc	NMC1028042	Humboldt
NC 224	8/14/2010	Hycroft Res & Dev Inc	NMC1028062	Humboldt
NC 225	8/14/2010	Hycroft Res & Dev Inc	NMC1028063	Humboldt
NC 226	8/14/2010	Hycroft Res & Dev Inc	NMC1028064	Humboldt
NC 227	8/14/2010	Hycroft Res & Dev Inc	NMC1028065	Humboldt
NC 228	8/14/2010	Hycroft Res & Dev Inc	NMC1028066	Humboldt
NC 229	8/14/2010	Hycroft Res & Dev Inc	NMC1028067	Humboldt
NC 230	8/14/2010	Hycroft Res & Dev Inc	NMC1028068	Humboldt
NC 231	8/14/2010	Hycroft Res & Dev Inc	NMC1028069	Humboldt
NC 232	8/14/2010	Hycroft Res & Dev Inc	NMC1028070	Humboldt
NC 233	8/14/2010	Hycroft Res & Dev Inc	NMC1028071	Humboldt
NC 234	8/14/2010	Hycroft Res & Dev Inc	NMC1028072	Humboldt
NC 235	8/14/2010	Hycroft Res & Dev Inc	NMC1028073	Humboldt
NC 236	8/14/2010	Hycroft Res & Dev Inc	NMC1028074	Humboldt
NC 237	8/14/2010	Hycroft Res & Dev Inc	NMC1028075	Humboldt
NC 238	8/14/2010	Hycroft Res & Dev Inc	NMC1028076	Humboldt
NC 239	8/14/2010	Hycroft Res & Dev Inc	NMC1028077	Humboldt
NC 259	8/14/2010	Hycroft Res & Dev Inc	NMC1028097	Humboldt
NC 260	8/14/2010	Hycroft Res & Dev Inc	NMC1028098	Humboldt
NC 261	8/14/2010	Hycroft Res & Dev Inc	NMC1028099	Humboldt
NC 262	8/14/2010	Hycroft Res & Dev Inc	NMC1028100	Humboldt
NC 263	8/14/2010	Hycroft Res & Dev Inc	NMC1028101	Humboldt
NC 264	8/14/2010	Hycroft Res & Dev Inc	NMC1028102	Humboldt
NC 265	8/14/2010	Hycroft Res & Dev Inc	NMC1028103	Humboldt
NC 266	8/14/2010	Hycroft Res & Dev Inc	NMC1028104	Humboldt
NC 267	8/14/2010	Hycroft Res & Dev Inc	NMC1028105	Humboldt
NC 268	8/14/2010	Hycroft Res & Dev Inc	NMC1028106	Humboldt
NC 269	8/14/2010	Hycroft Res & Dev Inc	NMC1028107	Humboldt
NC 270	8/14/2010	Hycroft Res & Dev Inc	NMC1028108	Humboldt
NC 271	8/14/2010	Hycroft Res & Dev Inc	NMC1028109	Humboldt
NC 272	8/14/2010	Hycroft Res & Dev Inc	NMC1028110	Humboldt
NC 273	8/14/2010	Hycroft Res & Dev Inc	NMC1028111	Humboldt
NC 293	8/14/2010	Hycroft Res & Dev Inc	NMC1028131	Humboldt
NC 294	8/14/2010	Hycroft Res & Dev Inc	NMC1028132	Humboldt
NC 295	8/14/2010	Hycroft Res & Dev Inc	NMC1028133	Humboldt
NC 296	8/14/2010	Hycroft Res & Dev Inc	NMC1028134	Humboldt
NC 297	8/14/2010	Hycroft Res & Dev Inc	NMC1028135	Humboldt
NC 298	8/14/2010	Hycroft Res & Dev Inc	NMC1028136	Humboldt
NC 299	8/14/2010	Hycroft Res & Dev Inc	NMC1028137	Humboldt
NC 3	8/14/2010	Hycroft Res & Dev Inc	NMC1027841	Humboldt
NC 300	8/14/2010	Hycroft Res & Dev Inc	NMC1028138	Humboldt
NC 301	8/14/2010	Hycroft Res & Dev Inc	NMC1028139	Humboldt
NC 302	8/14/2010	Hycroft Res & Dev Inc	NMC1028140	Humboldt
NC 303	8/14/2010	Hycroft Res & Dev Inc	NMC1028141	Humboldt
NC 304	8/14/2010	Hycroft Res & Dev Inc	NMC1028142	Humboldt
NC 305	8/14/2010	Hycroft Res & Dev Inc	NMC1028143	Humboldt
NC 31	8/14/2010	Hycroft Res & Dev Inc	NMC1027869	Humboldt
NC 32	8/14/2010	Hycroft Res & Dev Inc	NMC1027870	Humboldt

Hycroft Mine Project	Page 286
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
NC 33	8/14/2010	Hycroft Res & Dev Inc	NMC1027871	Humboldt
NC 34	8/14/2010	Hycroft Res & Dev Inc	NMC1027872	Humboldt
NC 35	8/14/2010	Hycroft Res & Dev Inc	NMC1027873	Humboldt
NC 36	8/14/2010	Hycroft Res & Dev Inc	NMC1027874	Humboldt
NC 37	8/14/2010	Hycroft Res & Dev Inc	NMC1027875	Humboldt
NC 38	8/14/2010	Hycroft Res & Dev Inc	NMC1027876	Humboldt
NC 39	8/14/2010	Hycroft Res & Dev Inc	NMC1027877	Humboldt
NC 4	8/14/2010	Hycroft Res & Dev Inc	NMC1027842	Humboldt
NC 40	8/14/2010	Hycroft Res & Dev Inc	NMC1027878	Humboldt
NC 41	8/14/2010	Hycroft Res & Dev Inc	NMC1027879	Humboldt
NC 42	8/14/2010	Hycroft Res & Dev Inc	NMC1027880	Humboldt
NC 43	8/14/2010	Hycroft Res & Dev Inc	NMC1027881	Humboldt
NC 44	8/14/2010	Hycroft Res & Dev Inc	NMC1027882	Humboldt
NC 45	8/14/2010	Hycroft Res & Dev Inc	NMC1027883	Humboldt
NC 46	8/14/2010	Hycroft Res & Dev Inc	NMC1027884	Humboldt
NC 47	8/14/2010	Hycroft Res & Dev Inc	NMC1027885	Humboldt
NC 48	8/14/2010	Hycroft Res & Dev Inc	NMC1027886	Humboldt
NC 49	8/14/2010	Hycroft Res & Dev Inc	NMC1027887	Humboldt
NC 5	8/14/2010	Hycroft Res & Dev Inc	NMC1027843	Humboldt
NC 6	8/14/2010	Hycroft Res & Dev Inc	NMC1027844	Humboldt
NC 69	8/14/2010	Hycroft Res & Dev Inc	NMC1027907	Humboldt
NC 7	8/14/2010	Hycroft Res & Dev Inc	NMC1027845	Humboldt
NC 70	8/14/2010	Hycroft Res & Dev Inc	NMC1027908	Humboldt
NC 71	8/14/2010	Hycroft Res & Dev Inc	NMC1027909	Humboldt
NC 72	8/14/2010	Hycroft Res & Dev Inc	NMC1027910	Humboldt
NC 73	8/14/2010	Hycroft Res & Dev Inc	NMC1027911	Humboldt
NC 74	8/14/2010	Hycroft Res & Dev Inc	NMC1027912	Humboldt
NC 75	8/14/2010	Hycroft Res & Dev Inc	NMC1027913	Humboldt
NC 76	8/14/2010	Hycroft Res & Dev Inc	NMC1027914	Humboldt
NC 77	8/14/2010	Hycroft Res & Dev Inc	NMC1027915	Humboldt
NC 78	8/14/2010	Hycroft Res & Dev Inc	NMC1027916	Humboldt
NC 79	8/14/2010	Hycroft Res & Dev Inc	NMC1027917	Humboldt
NC 8	8/14/2010	Hycroft Res & Dev Inc	NMC1027846	Humboldt
NC 80	8/14/2010	Hycroft Res & Dev Inc	NMC1027918	Humboldt
NC 81	8/14/2010	Hycroft Res & Dev Inc	NMC1027919	Humboldt
NC 82	8/14/2010	Hycroft Res & Dev Inc	NMC1027920	Humboldt
NC 83	8/14/2010	Hycroft Res & Dev Inc	NMC1027921	Humboldt
NC 84	8/14/2010	Hycroft Res & Dev Inc	NMC1027922	Humboldt
NC 85	8/14/2010	Hycroft Res & Dev Inc	NMC1027923	Humboldt
NC 86	8/14/2010	Hycroft Res & Dev Inc	NMC1027924	Humboldt
NC 87	8/14/2010	Hycroft Res & Dev Inc	NMC1027925	Humboldt
NC 88	8/14/2010	Hycroft Res & Dev Inc	NMC1027926	Humboldt
NC 89	8/14/2010	Hycroft Res & Dev Inc	NMC1027927	Humboldt
NC 9	8/14/2010	Hycroft Res & Dev Inc	NMC1027847	Humboldt
NC 90	8/14/2010	Hycroft Res & Dev Inc	NMC1027928	Humboldt
NFG 1	10/10/2006	Hycroft Res & Dev Inc	NMC939506	Humboldt
NFG 10	10/10/2006	Hycroft Res & Dev Inc	NMC939515	Humboldt
NFG 100	10/10/2006	Hycroft Res & Dev Inc	NMC939604	Humboldt

Hycroft Mine Project	Page 287
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
NFG 101	10/10/2006	Hycroft Res & Dev Inc	NMC939605	Humboldt
NFG 102	10/10/2006	Hycroft Res & Dev Inc	NMC939606	Humboldt
NFG 103	10/10/2006	Hycroft Res & Dev Inc	NMC939607	Humboldt
NFG 104	10/10/2006	Hycroft Res & Dev Inc	NMC939608	Humboldt
NFG 105	10/10/2006	Hycroft Res & Dev Inc	NMC939609	Humboldt
NFG 106	10/10/2006	Hycroft Res & Dev Inc	NMC939610	Humboldt
NFG 107	10/10/2006	Hycroft Res & Dev Inc	NMC939611	Humboldt
NFG 108	10/10/2006	Hycroft Res & Dev Inc	NMC939612	Humboldt
NFG 109	10/10/2006	Hycroft Res & Dev Inc	NMC939613	Humboldt
NFG 11	10/10/2006	Hycroft Res & Dev Inc	NMC939516	Humboldt
NFG 110	10/10/2006	Hycroft Res & Dev Inc	NMC939614	Humboldt
NFG 111	10/10/2006	Hycroft Res & Dev Inc	NMC939615	Humboldt
NFG 112	10/10/2006	Hycroft Res & Dev Inc	NMC939616	Humboldt
NFG 113	10/10/2006	Hycroft Res & Dev Inc	NMC939617	Humboldt
NFG 114	10/10/2006	Hycroft Res & Dev Inc	NMC939618	Humboldt
NFG 115	10/10/2006	Hycroft Res & Dev Inc	NMC939619	Humboldt
NFG 116	10/10/2006	Hycroft Res & Dev Inc	NMC939620	Humboldt
NFG 117	10/10/2006	Hycroft Res & Dev Inc	NMC939621	Humboldt
NFG 118	10/10/2006	Hycroft Res & Dev Inc	NMC939622	Humboldt
NFG 119	10/10/2006	Hycroft Res & Dev Inc	NMC939623	Humboldt
NFG 12	10/10/2006	Hycroft Res & Dev Inc	NMC939517	Humboldt
NFG 120	10/10/2006	Hycroft Res & Dev Inc	NMC939624	Humboldt
NFG 121	10/10/2006	Hycroft Res & Dev Inc	NMC939625	Humboldt
NFG 122	10/10/2006	Hycroft Res & Dev Inc	NMC939626	Humboldt
NFG 123	10/10/2006	Hycroft Res & Dev Inc	NMC939627	Humboldt
NFG 124	10/10/2006	Hycroft Res & Dev Inc	NMC939628	Humboldt
NFG 125	10/10/2006	Hycroft Res & Dev Inc	NMC939629	Humboldt
NFG 126	10/10/2006	Hycroft Res & Dev Inc	NMC939630	Humboldt
NFG 127	10/10/2006	Hycroft Res & Dev Inc	NMC939631	Humboldt
NFG 128	10/10/2006	Hycroft Res & Dev Inc	NMC939632	Humboldt
NFG 129	10/10/2006	Hycroft Res & Dev Inc	NMC939633	Humboldt
NFG 13	10/10/2006	Hycroft Res & Dev Inc	NMC939518	Humboldt
NFG 130	10/10/2006	Hycroft Res & Dev Inc	NMC939634	Humboldt
NFG 131	10/10/2006	Hycroft Res & Dev Inc	NMC939635	Humboldt
NFG 132	10/10/2006	Hycroft Res & Dev Inc	NMC939636	Humboldt
NFG 133	10/10/2006	Hycroft Res & Dev Inc	NMC939637	Humboldt
NFG 134	10/10/2006	Hycroft Res & Dev Inc	NMC939638	Humboldt
NFG 135	10/10/2006	Hycroft Res & Dev Inc	NMC939639	Humboldt
NFG 136	10/10/2006	Hycroft Res & Dev Inc	NMC939640	Humboldt
NFG 137	10/10/2006	Hycroft Res & Dev Inc	NMC939641	Humboldt
NFG 138	10/10/2006	Hycroft Res & Dev Inc	NMC939642	Humboldt
NFG 139	10/10/2006	Hycroft Res & Dev Inc	NMC939643	Humboldt
NFG 14	10/10/2006	Hycroft Res & Dev Inc	NMC939519	Humboldt
NFG 140	10/10/2006	Hycroft Res & Dev Inc	NMC939644	Humboldt
NFG 141	10/10/2006	Hycroft Res & Dev Inc	NMC939645	Humboldt
NFG 142	10/10/2006	Hycroft Res & Dev Inc	NMC939646	Humboldt
NFG 143	10/10/2006	Hycroft Res & Dev Inc	NMC939647	Humboldt
NFG 144	10/10/2006	Hycroft Res & Dev Inc	NMC939648	Humboldt

Hycroft Mine Project	Page 288
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
NFG 145	10/10/2006	Hycroft Res & Dev Inc	NMC939649	Humboldt
NFG 146	10/10/2006	Hycroft Res & Dev Inc	NMC939650	Humboldt
NFG 147	10/10/2006	Hycroft Res & Dev Inc	NMC939651	Humboldt
NFG 148	10/10/2006	Hycroft Res & Dev Inc	NMC939652	Humboldt
NFG 149	10/10/2006	Hycroft Res & Dev Inc	NMC939653	Humboldt
NFG 15	10/10/2006	Hycroft Res & Dev Inc	NMC939520	Humboldt
NFG 150	10/10/2006	Hycroft Res & Dev Inc	NMC939654	Humboldt
NFG 151	10/10/2006	Hycroft Res & Dev Inc	NMC939655	Humboldt
NFG 152	10/10/2006	Hycroft Res & Dev Inc	NMC939656	Humboldt
NFG 153	10/10/2006	Hycroft Res & Dev Inc	NMC939657	Humboldt
NFG 154	10/10/2006	Hycroft Res & Dev Inc	NMC939658	Humboldt
NFG 155	10/10/2006	Hycroft Res & Dev Inc	NMC939659	Humboldt
NFG 156	10/10/2006	Hycroft Res & Dev Inc	NMC939660	Humboldt
NFG 157	10/10/2006	Hycroft Res & Dev Inc	NMC939661	Humboldt
NFG 158	10/10/2006	Hycroft Res & Dev Inc	NMC939662	Humboldt
NFG 159	10/10/2006	Hycroft Res & Dev Inc	NMC939663	Humboldt
NFG 16	10/10/2006	Hycroft Res & Dev Inc	NMC939521	Humboldt
NFG 160	10/10/2006	Hycroft Res & Dev Inc	NMC939664	Humboldt
NFG 161	10/10/2006	Hycroft Res & Dev Inc	NMC939665	Humboldt
NFG 162	10/10/2006	Hycroft Res & Dev Inc	NMC939666	Humboldt
NFG 163	10/10/2006	Hycroft Res & Dev Inc	NMC939667	Humboldt
NFG 164	10/10/2006	Hycroft Res & Dev Inc	NMC939668	Humboldt
NFG 165	10/10/2006	Hycroft Res & Dev Inc	NMC939669	Humboldt
NFG 166	10/10/2006	Hycroft Res & Dev Inc	NMC939670	Humboldt
NFG 167	10/10/2006	Hycroft Res & Dev Inc	NMC939671	Humboldt
NFG 168	10/10/2006	Hycroft Res & Dev Inc	NMC939672	Humboldt
NFG 169	10/10/2006	Hycroft Res & Dev Inc	NMC939673	Humboldt
NFG 17	10/10/2006	Hycroft Res & Dev Inc	NMC939522	Humboldt
NFG 170	10/10/2006	Hycroft Res & Dev Inc	NMC939674	Humboldt
NFG 171	10/10/2006	Hycroft Res & Dev Inc	NMC939675	Humboldt
NFG 172	10/10/2006	Hycroft Res & Dev Inc	NMC939676	Humboldt
NFG 173	10/10/2006	Hycroft Res & Dev Inc	NMC939677	Humboldt
NFG 174	10/10/2006	Hycroft Res & Dev Inc	NMC939678	Humboldt
NFG 175	10/10/2006	Hycroft Res & Dev Inc	NMC939679	Humboldt
NFG 176	10/10/2006	Hycroft Res & Dev Inc	NMC939680	Humboldt
NFG 177	10/10/2006	Hycroft Res & Dev Inc	NMC939681	Humboldt
NFG 178	10/10/2006	Hycroft Res & Dev Inc	NMC939682	Humboldt
NFG 179	10/10/2006	Hycroft Res & Dev Inc	NMC939683	Humboldt
NFG 18	10/10/2006	Hycroft Res & Dev Inc	NMC939523	Humboldt
NFG 180	10/10/2006	Hycroft Res & Dev Inc	NMC939684	Humboldt
NFG 181	10/10/2006	Hycroft Res & Dev Inc	NMC939685	Humboldt
NFG 182	10/10/2006	Hycroft Res & Dev Inc	NMC939686	Humboldt
NFG 183	10/10/2006	Hycroft Res & Dev Inc	NMC939687	Humboldt
NFG 184	10/10/2006	Hycroft Res & Dev Inc	NMC939688	Humboldt
NFG 185	10/10/2006	Hycroft Res & Dev Inc	NMC939689	Humboldt
NFG 186	10/10/2006	Hycroft Res & Dev Inc	NMC939690	Humboldt
NFG 187	10/10/2006	Hycroft Res & Dev Inc	NMC939691	Humboldt
NFG 19	10/10/2006	Hycroft Res & Dev Inc	NMC939524	Humboldt

Hycroft Mine Project	Page 289
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
NFG 2	10/10/2006	Hycroft Res & Dev Inc	NMC939507	Humboldt
NFG 20	10/10/2006	Hycroft Res & Dev Inc	NMC939525	Humboldt
NFG 21	10/10/2006	Hycroft Res & Dev Inc	NMC939526	Humboldt
NFG 22	10/10/2006	Hycroft Res & Dev Inc	NMC939527	Humboldt
NFG 23	10/10/2006	Hycroft Res & Dev Inc	NMC939528	Humboldt
NFG 24	10/10/2006	Hycroft Res & Dev Inc	NMC939529	Humboldt
NFG 25	10/10/2006	Hycroft Res & Dev Inc	NMC939530	Humboldt
NFG 26	10/10/2006	Hycroft Res & Dev Inc	NMC939531	Humboldt
NFG 27	10/10/2006	Hycroft Res & Dev Inc	NMC939532	Humboldt
NFG 28	10/10/2006	Hycroft Res & Dev Inc	NMC939533	Humboldt
NFG 29	10/10/2006	Hycroft Res & Dev Inc	NMC939534	Humboldt
NFG 3	10/10/2006	Hycroft Res & Dev Inc	NMC939508	Humboldt
NFG 30	10/10/2006	Hycroft Res & Dev Inc	NMC939535	Humboldt
NFG 31	10/10/2006	Hycroft Res & Dev Inc	NMC939536	Humboldt
NFG 32	10/10/2006	Hycroft Res & Dev Inc	NMC939537	Humboldt
NFG 33	10/10/2006	Hycroft Res & Dev Inc	NMC939538	Humboldt
NFG 34	10/10/2006	Hycroft Res & Dev Inc	NMC939539	Humboldt
NFG 35	10/10/2006	Hycroft Res & Dev Inc	NMC939540	Humboldt
NFG 36	10/10/2006	Hycroft Res & Dev Inc	NMC939541	Humboldt
NFG 37	10/10/2006	Hycroft Res & Dev Inc	NMC939542	Humboldt
NFG 38	10/10/2006	Hycroft Res & Dev Inc	NMC939543	Humboldt
NFG 39	10/10/2006	Hycroft Res & Dev Inc	NMC939544	Humboldt
NFG 4	10/10/2006	Hycroft Res & Dev Inc	NMC939509	Humboldt
NFG 40	10/10/2006	Hycroft Res & Dev Inc	NMC939545	Humboldt
NFG 41	10/10/2006	Hycroft Res & Dev Inc	NMC939546	Humboldt
NFG 42	10/10/2006	Hycroft Res & Dev Inc	NMC939547	Humboldt
NFG 43	10/10/2006	Hycroft Res & Dev Inc	NMC939548	Humboldt
NFG 44	10/10/2006	Hycroft Res & Dev Inc	NMC939549	Humboldt
NFG 45	10/10/2006	Hycroft Res & Dev Inc	NMC939550	Humboldt
NFG 46	10/10/2006	Hycroft Res & Dev Inc	NMC939551	Humboldt
NFG 47	10/10/2006	Hycroft Res & Dev Inc	NMC939552	Humboldt
NFG 48	10/10/2006	Hycroft Res & Dev Inc	NMC939553	Humboldt
NFG 49	10/10/2006	Hycroft Res & Dev Inc	NMC939554	Humboldt
NFG 5	10/10/2006	Hycroft Res & Dev Inc	NMC939510	Humboldt
NFG 50	10/10/2006	Hycroft Res & Dev Inc	NMC939555	Humboldt
NFG 51	10/10/2006	Hycroft Res & Dev Inc	NMC939556	Humboldt
NFG 52	10/10/2006	Hycroft Res & Dev Inc	NMC939557	Humboldt
NFG 53	10/10/2006	Hycroft Res & Dev Inc	NMC939558	Humboldt
NFG 54	10/10/2006	Hycroft Res & Dev Inc	NMC939559	Humboldt
NFG 55	10/10/2006	Hycroft Res & Dev Inc	NMC939560	Humboldt
NFG 56	10/10/2006	Hycroft Res & Dev Inc	NMC939561	Humboldt
NFG 57	10/10/2006	Hycroft Res & Dev Inc	NMC939562	Humboldt
NFG 58	10/10/2006	Hycroft Res & Dev Inc	NMC939563	Humboldt
NFG 59	10/10/2006	Hycroft Res & Dev Inc	NMC939564	Humboldt
NFG 6	10/10/2006	Hycroft Res & Dev Inc	NMC939511	Humboldt
NFG 60	10/10/2006	Hycroft Res & Dev Inc	NMC939565	Humboldt
NFG 61	10/10/2006	Hycroft Res & Dev Inc	NMC939566	Humboldt
NFG 62	10/10/2006	Hycroft Res & Dev Inc	NMC939567	Humboldt

Hycroft Mine Project	Page 290
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
NFG 63	10/10/2006	Hycroft Res & Dev Inc	NMC939568	Humboldt
NFG 64	10/10/2006	Hycroft Res & Dev Inc	NMC939569	Humboldt
NFG 65	10/10/2006	Hycroft Res & Dev Inc	NMC939570	Humboldt
NFG 66	10/10/2006	Hycroft Res & Dev Inc	NMC939571	Humboldt
NFG 67	10/10/2006	Hycroft Res & Dev Inc	NMC939572	Humboldt
NFG 68	10/10/2006	Hycroft Res & Dev Inc	NMC939573	Humboldt
NFG 69	10/10/2006	Hycroft Res & Dev Inc	NMC939574	Humboldt
NFG 7	10/10/2006	Hycroft Res & Dev Inc	NMC939512	Humboldt
NFG 70	10/10/2006	Hycroft Res & Dev Inc	NMC939575	Humboldt
NFG 71	10/10/2006	Hycroft Res & Dev Inc	NMC939576	Humboldt
NFG 72	10/10/2006	Hycroft Res & Dev Inc	NMC939577	Humboldt
NFG 73	10/10/2006	Hycroft Res & Dev Inc	NMC939578	Humboldt
NFG 74	10/10/2006	Hycroft Res & Dev Inc	NMC939579	Humboldt
NFG 76	10/10/2006	Hycroft Res & Dev Inc	NMC939580	Humboldt
NFG 78	10/10/2006	Hycroft Res & Dev Inc	NMC939582	Humboldt
NFG 79	10/10/2006	Hycroft Res & Dev Inc	NMC939583	Humboldt
NFG 8	10/10/2006	Hycroft Res & Dev Inc	NMC939513	Humboldt
NFG 80	10/10/2006	Hycroft Res & Dev Inc	NMC939584	Humboldt
NFG 81	10/10/2006	Hycroft Res & Dev Inc	NMC939585	Humboldt
NFG 82	10/10/2006	Hycroft Res & Dev Inc	NMC939586	Humboldt
NFG 83	10/10/2006	Hycroft Res & Dev Inc	NMC939587	Humboldt
NFG 84	10/10/2006	Hycroft Res & Dev Inc	NMC939588	Humboldt
NFG 85	10/10/2006	Hycroft Res & Dev Inc	NMC939589	Humboldt
NFG 86	10/10/2006	Hycroft Res & Dev Inc	NMC939590	Humboldt
NFG 87	10/10/2006	Hycroft Res & Dev Inc	NMC939591	Humboldt
NFG 88	10/10/2006	Hycroft Res & Dev Inc	NMC939592	Humboldt
NFG 89	10/10/2006	Hycroft Res & Dev Inc	NMC939593	Humboldt
NFG 9	10/10/2006	Hycroft Res & Dev Inc	NMC939514	Humboldt
NFG 90	10/10/2006	Hycroft Res & Dev Inc	NMC939594	Humboldt
NFG 91	10/10/2006	Hycroft Res & Dev Inc	NMC939595	Humboldt
NFG 92	10/10/2006	Hycroft Res & Dev Inc	NMC939596	Humboldt
NFG 93	10/10/2006	Hycroft Res & Dev Inc	NMC939597	Humboldt
NFG 94	10/10/2006	Hycroft Res & Dev Inc	NMC939598	Humboldt
NFG 95	10/10/2006	Hycroft Res & Dev Inc	NMC939599	Humboldt
NFG 96	10/10/2006	Hycroft Res & Dev Inc	NMC939600	Humboldt
NFG 97	10/10/2006	Hycroft Res & Dev Inc	NMC939601	Humboldt
NFG 98	10/10/2006	Hycroft Res & Dev Inc	NMC939602	Humboldt
NFG 99	10/10/2006	Hycroft Res & Dev Inc	NMC939603	Humboldt
NFG77	10/10/2006	Hycroft Res & Dev Inc	NMC939581	Humboldt
NFRA 1	11/07/2007	Victory Exploration Inc.	NMC977833	Humboldt
NFRA 2	11/07/2007	Victory Exploration Inc.	NMC977834	Humboldt
NFRA 20	11/08/2007	Victory Exploration Inc.	NMC977852	Humboldt
NFRA 3	11/07/2007	Victory Exploration Inc.	NMC977835	Humboldt
NFRA16	11/07/2007	Victory Exploration Inc.	NMC977848	Humboldt
NFRA17	11/07/2007	Victory Exploration Inc.	NMC977849	Humboldt
NFRA18	11/07/2007	Victory Exploration Inc.	NMC977850	Humboldt
NFRA19	11/07/2007	Victory Exploration Inc.	NMC977851	Humboldt
NH 1	5/04/2008	Hycroft Res & Dev Inc	NMC990154	Humboldt

Hycroft Mine Project	Page 291
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
NH 10	5/04/2008	Hycroft Res & Dev Inc	NMC990163	Humboldt
NH 100	5/03/2008	Hycroft Res & Dev Inc	NMC990253	Humboldt
NH 101	5/03/2008	Hycroft Res & Dev Inc	NMC990254	Humboldt
NH 102	5/03/2008	Hycroft Res & Dev Inc	NMC990255	Humboldt
NH 103	5/03/2008	Hycroft Res & Dev Inc	NMC990256	Humboldt
NH 104	5/03/2008	Hycroft Res & Dev Inc	NMC990257	Humboldt
NH 105	5/03/2008	Hycroft Res & Dev Inc	NMC990258	Humboldt
NH 106	5/03/2008	Hycroft Res & Dev Inc	NMC990259	Humboldt
NH 107	5/03/2008	Hycroft Res & Dev Inc	NMC990260	Humboldt
NH 108	5/03/2008	Hycroft Res & Dev Inc	NMC990261	Humboldt
NH 109	5/03/2008	Hycroft Res & Dev Inc	NMC990262	Humboldt
NH 11	5/04/2008	Hycroft Res & Dev Inc	NMC990164	Humboldt
NH 110	5/03/2008	Hycroft Res & Dev Inc	NMC990263	Humboldt
NH 111	5/03/2008	Hycroft Res & Dev Inc	NMC990264	Humboldt
NH 112	5/03/2008	Hycroft Res & Dev Inc	NMC990265	Humboldt
NH 113	5/03/2008	Hycroft Res & Dev Inc	NMC990266	Humboldt
NH 114	5/03/2008	Hycroft Res & Dev Inc	NMC990267	Humboldt
NH 115	5/03/2008	Hycroft Res & Dev Inc	NMC990268	Humboldt
NH 116	5/03/2008	Hycroft Res & Dev Inc	NMC990269	Humboldt
NH 117	5/03/2008	Hycroft Res & Dev Inc	NMC990270	Humboldt
NH 118	5/03/2008	Hycroft Res & Dev Inc	NMC990271	Humboldt
NH 119	5/03/2008	Hycroft Res & Dev Inc	NMC990272	Humboldt
NH 12	5/04/2008	Hycroft Res & Dev Inc	NMC990165	Humboldt
NH 120	5/03/2008	Hycroft Res & Dev Inc	NMC990273	Humboldt
NH 121	5/03/2008	Hycroft Res & Dev Inc	NMC990274	Humboldt
NH 122	5/03/2008	Hycroft Res & Dev Inc	NMC990275	Humboldt
NH 123	5/03/2008	Hycroft Res & Dev Inc	NMC990276	Humboldt
NH 124	5/03/2008	Hycroft Res & Dev Inc	NMC990277	Humboldt
NH 125	5/03/2008	Hycroft Res & Dev Inc	NMC990278	Humboldt
NH 126	5/03/2008	Hycroft Res & Dev Inc	NMC990279	Humboldt
NH 127	5/03/2008	Hycroft Res & Dev Inc	NMC990280	Humboldt
NH 128	5/03/2008	Hycroft Res & Dev Inc	NMC990281	Humboldt
NH 129	5/03/2008	Hycroft Res & Dev Inc	NMC990282	Humboldt
NH 13	5/04/2008	Hycroft Res & Dev Inc	NMC990166	Humboldt
NH 130	5/03/2008	Hycroft Res & Dev Inc	NMC990283	Humboldt
NH 131	5/03/2008	Hycroft Res & Dev Inc	NMC990284	Humboldt
NH 132	5/03/2008	Hycroft Res & Dev Inc	NMC990285	Humboldt
NH 133	5/03/2008	Hycroft Res & Dev Inc	NMC990286	Humboldt
NH 134	5/03/2008	Hycroft Res & Dev Inc	NMC990287	Humboldt
NH 135	5/03/2008	Hycroft Res & Dev Inc	NMC990288	Humboldt
NH 136	5/03/2008	Hycroft Res & Dev Inc	NMC990289	Humboldt
NH 137	5/03/2008	Hycroft Res & Dev Inc	NMC990290	Humboldt
NH 138	5/03/2008	Hycroft Res & Dev Inc	NMC990291	Humboldt
NH 139	5/03/2008	Hycroft Res & Dev Inc	NMC990292	Humboldt
NH 14	5/04/2008	Hycroft Res & Dev Inc	NMC990167	Humboldt
NH 140	5/03/2008	Hycroft Res & Dev Inc	NMC990293	Humboldt
NH 141	5/03/2008	Hycroft Res & Dev Inc	NMC990294	Humboldt
NH 142	5/03/2008	Hycroft Res & Dev Inc	NMC990295	Humboldt

Hycroft Mine Project	Page 292
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Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
NH 143	5/03/2008	Hycroft Res & Dev Inc	NMC990296	Humboldt
NH 144	5/03/2008	Hycroft Res & Dev Inc	NMC990297	Humboldt
NH 145	5/03/2008	Hycroft Res & Dev Inc	NMC990298	Humboldt
NH 146	5/03/2008	Hycroft Res & Dev Inc	NMC990299	Humboldt
NH 147	5/03/2008	Hycroft Res & Dev Inc	NMC990300	Humboldt
NH 148	5/03/2008	Hycroft Res & Dev Inc	NMC990301	Humboldt
NH 149	5/03/2008	Hycroft Res & Dev Inc	NMC990302	Humboldt
NH 15	5/04/2008	Hycroft Res & Dev Inc	NMC990168	Humboldt
NH 150	5/03/2008	Hycroft Res & Dev Inc	NMC990303	Humboldt
NH 151	5/02/2008	Hycroft Res & Dev Inc	NMC990304	Humboldt
NH 152	5/02/2008	Hycroft Res & Dev Inc	NMC990305	Humboldt
NH 153	5/02/2008	Hycroft Res & Dev Inc	NMC990306	Humboldt
NH 154	5/02/2008	Hycroft Res & Dev Inc	NMC990307	Humboldt
NH 155	5/02/2008	Hycroft Res & Dev Inc	NMC990308	Humboldt
NH 156	5/02/2008	Hycroft Res & Dev Inc	NMC990309	Humboldt
NH 157	5/02/2008	Hycroft Res & Dev Inc	NMC990310	Humboldt
NH 158	5/02/2008	Hycroft Res & Dev Inc	NMC990311	Humboldt
NH 159	5/02/2008	Hycroft Res & Dev Inc	NMC990312	Humboldt
NH 16	5/04/2008	Hycroft Res & Dev Inc	NMC990169	Humboldt
NH 160	5/02/2008	Hycroft Res & Dev Inc	NMC990313	Humboldt
NH 161	5/02/2008	Hycroft Res & Dev Inc	NMC990314	Humboldt
NH 162	5/02/2008	Hycroft Res & Dev Inc	NMC990315	Humboldt
NH 163	5/02/2008	Hycroft Res & Dev Inc	NMC990316	Humboldt
NH 164	5/02/2008	Hycroft Res & Dev Inc	NMC990317	Humboldt
NH 165	5/02/2008	Hycroft Res & Dev Inc	NMC990318	Humboldt
NH 166	5/02/2008	Hycroft Res & Dev Inc	NMC990319	Humboldt
NH 167	5/02/2008	Hycroft Res & Dev Inc	NMC990320	Humboldt
NH 168	5/02/2008	Hycroft Res & Dev Inc	NMC990321	Humboldt
NH 169	5/02/2008	Hycroft Res & Dev Inc	NMC990322	Humboldt
NH 17	5/04/2008	Hycroft Res & Dev Inc	NMC990170	Humboldt
NH 170	5/02/2008	Hycroft Res & Dev Inc	NMC990323	Humboldt
NH 171	5/02/2008	Hycroft Res & Dev Inc	NMC990324	Humboldt
NH 172	5/02/2008	Hycroft Res & Dev Inc	NMC990325	Humboldt
NH 173	5/02/2008	Hycroft Res & Dev Inc	NMC990326	Humboldt
NH 174	5/02/2008	Hycroft Res & Dev Inc	NMC990327	Humboldt
NH 175	5/02/2008	Hycroft Res & Dev Inc	NMC990328	Humboldt
NH 176	5/02/2008	Hycroft Res & Dev Inc	NMC990329	Humboldt
NH 177	5/02/2008	Hycroft Res & Dev Inc	NMC990330	Humboldt
NH 178	5/02/2008	Hycroft Res & Dev Inc	NMC990331	Humboldt
NH 179	5/02/2008	Hycroft Res & Dev Inc	NMC990332	Humboldt
NH 18	5/04/2008	Hycroft Res & Dev Inc	NMC990171	Humboldt
NH 180	5/02/2008	Hycroft Res & Dev Inc	NMC990333	Humboldt
NH 181	5/02/2008	Hycroft Res & Dev Inc	NMC990334	Humboldt
NH 182	5/02/2008	Hycroft Res & Dev Inc	NMC990335	Humboldt
NH 183	5/02/2008	Hycroft Res & Dev Inc	NMC990336	Humboldt
NH 184	5/02/2008	Hycroft Res & Dev Inc	NMC990337	Humboldt
NH 185	5/02/2008	Hycroft Res & Dev Inc	NMC990338	Humboldt
NH 186	5/02/2008	Hycroft Res & Dev Inc	NMC990339	Humboldt

Hycroft Mine Project	Page 293
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
NH 187	5/02/2008	Hycroft Res & Dev Inc	NMC990340	Humboldt
NH 188	5/02/2008	Hycroft Res & Dev Inc	NMC990341	Humboldt
NH 189	5/02/2008	Hycroft Res & Dev Inc	NMC990342	Humboldt
NH 19	5/04/2008	Hycroft Res & Dev Inc	NMC990172	Humboldt
NH 190	5/02/2008	Hycroft Res & Dev Inc	NMC990343	Humboldt
NH 191	5/02/2008	Hycroft Res & Dev Inc	NMC990344	Humboldt
NH 192	5/02/2008	Hycroft Res & Dev Inc	NMC990345	Humboldt
NH 193	5/02/2008	Hycroft Res & Dev Inc	NMC990346	Humboldt
NH 194	5/02/2008	Hycroft Res & Dev Inc	NMC990347	Humboldt
NH 195	5/02/2008	Hycroft Res & Dev Inc	NMC990348	Humboldt
NH 196	5/02/2008	Hycroft Res & Dev Inc	NMC990349	Humboldt
NH 197	5/02/2008	Hycroft Res & Dev Inc	NMC990350	Humboldt
NH 198	5/02/2008	Hycroft Res & Dev Inc	NMC990351	Humboldt
NH 199	5/02/2008	Hycroft Res & Dev Inc	NMC990352	Humboldt
NH 2	5/04/2008	Hycroft Res & Dev Inc	NMC990155	Humboldt
NH 20	5/04/2008	Hycroft Res & Dev Inc	NMC990173	Humboldt
NH 200	5/02/2008	Hycroft Res & Dev Inc	NMC990353	Humboldt
NH 201	5/02/2008	Hycroft Res & Dev Inc	NMC990354	Humboldt
NH 202	5/02/2008	Hycroft Res & Dev Inc	NMC990355	Humboldt
NH 203	5/02/2008	Hycroft Res & Dev Inc	NMC990356	Humboldt
NH 204	5/02/2008	Hycroft Res & Dev Inc	NMC990357	Humboldt
NH 205	5/02/2008	Hycroft Res & Dev Inc	NMC990358	Humboldt
NH 206	5/02/2008	Hycroft Res & Dev Inc	NMC990359	Humboldt
NH 207	5/02/2008	Hycroft Res & Dev Inc	NMC990360	Humboldt
NH 208	5/02/2008	Hycroft Res & Dev Inc	NMC990361	Humboldt
NH 209	5/02/2008	Hycroft Res & Dev Inc	NMC990362	Humboldt
NH 21	5/04/2008	Hycroft Res & Dev Inc	NMC990174	Humboldt
NH 210	5/02/2008	Hycroft Res & Dev Inc	NMC990363	Humboldt
NH 211	5/02/2008	Hycroft Res & Dev Inc	NMC990364	Humboldt
NH 212	5/02/2008	Hycroft Res & Dev Inc	NMC990365	Humboldt
NH 213	5/02/2008	Hycroft Res & Dev Inc	NMC990366	Humboldt
NH 214	5/02/2008	Hycroft Res & Dev Inc	NMC990367	Humboldt
NH 215	5/02/2008	Hycroft Res & Dev Inc	NMC990368	Humboldt
NH 216	5/02/2008	Hycroft Res & Dev Inc	NMC990369	Humboldt
NH 217	5/02/2008	Hycroft Res & Dev Inc	NMC990370	Humboldt
NH 218	5/02/2008	Hycroft Res & Dev Inc	NMC990371	Humboldt
NH 219	5/02/2008	Hycroft Res & Dev Inc	NMC990372	Humboldt
NH 22	5/04/2008	Hycroft Res & Dev Inc	NMC990175	Humboldt
NH 220	5/02/2008	Hycroft Res & Dev Inc	NMC990373	Humboldt
NH 221	5/02/2008	Hycroft Res & Dev Inc	NMC990374	Humboldt
NH 222	5/02/2008	Hycroft Res & Dev Inc	NMC990375	Humboldt
NH 223	5/02/2008	Hycroft Res & Dev Inc	NMC990376	Humboldt
NH 224	5/02/2008	Hycroft Res & Dev Inc	NMC990377	Humboldt
NH 225	5/02/2008	Hycroft Res & Dev Inc	NMC990378	Humboldt
NH 226	5/02/2008	Hycroft Res & Dev Inc	NMC990379	Humboldt
NH 227	5/02/2008	Hycroft Res & Dev Inc	NMC990380	Humboldt
NH 228	5/02/2008	Hycroft Res & Dev Inc	NMC990381	Humboldt
NH 229	5/02/2008	Hycroft Res & Dev Inc	NMC990382	Humboldt

Hycroft Mine Project	Page 294
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
NH 23	5/04/2008	Hycroft Res & Dev Inc	NMC990176	Humboldt
NH 230	5/02/2008	Hycroft Res & Dev Inc	NMC990383	Humboldt
NH 231	5/02/2008	Hycroft Res & Dev Inc	NMC990384	Humboldt
NH 232	5/02/2008	Hycroft Res & Dev Inc	NMC990385	Humboldt
NH 233	5/02/2008	Hycroft Res & Dev Inc	NMC990386	Humboldt
NH 234	5/02/2008	Hycroft Res & Dev Inc	NMC990387	Humboldt
NH 235	5/02/2008	Hycroft Res & Dev Inc	NMC990388	Humboldt
NH 236	5/02/2008	Hycroft Res & Dev Inc	NMC990389	Humboldt
NH 237	5/02/2008	Hycroft Res & Dev Inc	NMC990390	Humboldt
NH 238	5/02/2008	Hycroft Res & Dev Inc	NMC990391	Humboldt
NH 239	5/02/2008	Hycroft Res & Dev Inc	NMC990392	Humboldt
NH 24	5/04/2008	Hycroft Res & Dev Inc	NMC990177	Humboldt
NH 240	5/02/2008	Hycroft Res & Dev Inc	NMC990393	Humboldt
NH 241	5/02/2008	Hycroft Res & Dev Inc	NMC990394	Humboldt
NH 242	5/02/2008	Hycroft Res & Dev Inc	NMC990395	Humboldt
NH 243	5/02/2008	Hycroft Res & Dev Inc	NMC990396	Humboldt
NH 244	5/02/2008	Hycroft Res & Dev Inc	NMC990397	Humboldt
NH 245	5/02/2008	Hycroft Res & Dev Inc	NMC990398	Humboldt
NH 246	5/02/2008	Hycroft Res & Dev Inc	NMC990399	Humboldt
NH 247	5/02/2008	Hycroft Res & Dev Inc	NMC990400	Humboldt
NH 248	5/02/2008	Hycroft Res & Dev Inc	NMC990401	Humboldt
NH 249	5/02/2008	Hycroft Res & Dev Inc	NMC990402	Humboldt
NH 25	5/04/2008	Hycroft Res & Dev Inc	NMC990178	Humboldt
NH 250	5/02/2008	Hycroft Res & Dev Inc	NMC990403	Humboldt
NH 251	5/02/2008	Hycroft Res & Dev Inc	NMC990404	Humboldt
NH 252	5/02/2008	Hycroft Res & Dev Inc	NMC990405	Humboldt
NH 253	5/02/2008	Hycroft Res & Dev Inc	NMC990406	Humboldt
NH 254	5/02/2008	Hycroft Res & Dev Inc	NMC990407	Humboldt
NH 255	5/01/2008	Hycroft Res & Dev Inc	NMC990408	Humboldt
NH 256	5/01/2008	Hycroft Res & Dev Inc	NMC990409	Humboldt
NH 257	5/01/2008	Hycroft Res & Dev Inc	NMC990410	Humboldt
NH 258	5/01/2008	Hycroft Res & Dev Inc	NMC990411	Humboldt
NH 259	5/01/2008	Hycroft Res & Dev Inc	NMC990412	Humboldt
NH 26	5/04/2008	Hycroft Res & Dev Inc	NMC990179	Humboldt
NH 260	5/01/2008	Hycroft Res & Dev Inc	NMC990413	Humboldt
NH 261	5/01/2008	Hycroft Res & Dev Inc	NMC990414	Humboldt
NH 262	5/01/2008	Hycroft Res & Dev Inc	NMC990415	Humboldt
NH 263	5/01/2008	Hycroft Res & Dev Inc	NMC990416	Humboldt
NH 264	5/01/2008	Hycroft Res & Dev Inc	NMC990417	Humboldt
NH 265	5/01/2008	Hycroft Res & Dev Inc	NMC990418	Humboldt
NH 266	5/01/2008	Hycroft Res & Dev Inc	NMC990419	Humboldt
NH 267	5/01/2008	Hycroft Res & Dev Inc	NMC990420	Humboldt
NH 268	5/01/2008	Hycroft Res & Dev Inc	NMC990421	Humboldt
NH 269	5/01/2008	Hycroft Res & Dev Inc	NMC990422	Humboldt
NH 27	5/04/2008	Hycroft Res & Dev Inc	NMC990180	Humboldt
NH 270	5/01/2008	Hycroft Res & Dev Inc	NMC990423	Humboldt
NH 271	5/01/2008	Hycroft Res & Dev Inc	NMC990424	Humboldt
NH 272	5/01/2008	Hycroft Res & Dev Inc	NMC990425	Humboldt

Hycroft Mine Project	Page 295
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
NH 273	5/01/2008	Hycroft Res & Dev Inc	NMC990426	Humboldt
NH 274	5/01/2008	Hycroft Res & Dev Inc	NMC990427	Humboldt
NH 275	5/01/2008	Hycroft Res & Dev Inc	NMC990428	Humboldt
NH 276	5/01/2008	Hycroft Res & Dev Inc	NMC990429	Humboldt
NH 277	5/01/2008	Hycroft Res & Dev Inc	NMC990430	Humboldt
NH 278	5/01/2008	Hycroft Res & Dev Inc	NMC990431	Humboldt
NH 279	5/01/2008	Hycroft Res & Dev Inc	NMC990432	Humboldt
NH 28	5/04/2008	Hycroft Res & Dev Inc	NMC990181	Humboldt
NH 280	5/01/2008	Hycroft Res & Dev Inc	NMC990433	Humboldt
NH 281	5/01/2008	Hycroft Res & Dev Inc	NMC990434	Humboldt
NH 282	5/01/2008	Hycroft Res & Dev Inc	NMC990435	Humboldt
NH 283	5/01/2008	Hycroft Res & Dev Inc	NMC990436	Humboldt
NH 284	5/01/2008	Hycroft Res & Dev Inc	NMC990437	Humboldt
NH 285	5/01/2008	Hycroft Res & Dev Inc	NMC990438	Humboldt
NH 286	5/01/2008	Hycroft Res & Dev Inc	NMC990439	Humboldt
NH 287	5/01/2008	Hycroft Res & Dev Inc	NMC990440	Humboldt
NH 288	5/01/2008	Hycroft Res & Dev Inc	NMC990441	Humboldt
NH 289	5/01/2008	Hycroft Res & Dev Inc	NMC990442	Humboldt
NH 29	5/04/2008	Hycroft Res & Dev Inc	NMC990182	Humboldt
NH 290	5/01/2008	Hycroft Res & Dev Inc	NMC990443	Humboldt
NH 291	5/01/2008	Hycroft Res & Dev Inc	NMC990444	Humboldt
NH 292	5/01/2008	Hycroft Res & Dev Inc	NMC990445	Humboldt
NH 293	5/01/2008	Hycroft Res & Dev Inc	NMC990446	Humboldt
NH 294	5/01/2008	Hycroft Res & Dev Inc	NMC990447	Humboldt
NH 295	5/01/2008	Hycroft Res & Dev Inc	NMC990448	Humboldt
NH 296	5/01/2008	Hycroft Res & Dev Inc	NMC990449	Humboldt
NH 297	5/01/2008	Hycroft Res & Dev Inc	NMC990450	Humboldt
NH 298	5/01/2008	Hycroft Res & Dev Inc	NMC990451	Humboldt
NH 299	5/01/2008	Hycroft Res & Dev Inc	NMC990452	Humboldt
NH 3	5/04/2008	Hycroft Res & Dev Inc	NMC990156	Humboldt
NH 30	5/04/2008	Hycroft Res & Dev Inc	NMC990183	Humboldt
NH 300	5/01/2008	Hycroft Res & Dev Inc	NMC990453	Humboldt
NH 301	5/01/2008	Hycroft Res & Dev Inc	NMC990454	Humboldt
NH 302	5/01/2008	Hycroft Res & Dev Inc	NMC990455	Humboldt
NH 303	5/01/2008	Hycroft Res & Dev Inc	NMC990456	Humboldt
NH 304	5/01/2008	Hycroft Res & Dev Inc	NMC990457	Humboldt
NH 305	5/01/2008	Hycroft Res & Dev Inc	NMC990458	Humboldt
NH 306	5/01/2008	Hycroft Res & Dev Inc	NMC990459	Humboldt
NH 307	5/01/2008	Hycroft Res & Dev Inc	NMC990460	Humboldt
NH 308	5/01/2008	Hycroft Res & Dev Inc	NMC990461	Humboldt
NH 309	5/01/2008	Hycroft Res & Dev Inc	NMC990462	Humboldt
NH 31	5/04/2008	Hycroft Res & Dev Inc	NMC990184	Humboldt
NH 310	5/01/2008	Hycroft Res & Dev Inc	NMC990463	Humboldt
NH 311	5/01/2008	Hycroft Res & Dev Inc	NMC990464	Humboldt
NH 312	5/01/2008	Hycroft Res & Dev Inc	NMC990465	Humboldt
NH 313	5/01/2008	Hycroft Res & Dev Inc	NMC990466	Humboldt
NH 314	5/01/2008	Hycroft Res & Dev Inc	NMC990467	Humboldt
NH 315	5/01/2008	Hycroft Res & Dev Inc	NMC990468	Humboldt

Hycroft Mine Project	Page 296
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
NH 316	5/01/2008	Hycroft Res & Dev Inc	NMC990469	Humboldt
NH 317	5/01/2008	Hycroft Res & Dev Inc	NMC990470	Humboldt
NH 318	5/01/2008	Hycroft Res & Dev Inc	NMC990471	Humboldt
NH 319	5/01/2008	Hycroft Res & Dev Inc	NMC990472	Humboldt
NH 32	5/04/2008	Hycroft Res & Dev Inc	NMC990185	Humboldt
NH 320	5/01/2008	Hycroft Res & Dev Inc	NMC990473	Humboldt
NH 321	5/01/2008	Hycroft Res & Dev Inc	NMC990474	Humboldt
NH 322	5/01/2008	Hycroft Res & Dev Inc	NMC990475	Humboldt
NH 323	5/01/2008	Hycroft Res & Dev Inc	NMC990476	Humboldt
NH 324	5/01/2008	Hycroft Res & Dev Inc	NMC990477	Humboldt
NH 325	5/01/2008	Hycroft Res & Dev Inc	NMC990478	Humboldt
NH 326	5/01/2008	Hycroft Res & Dev Inc	NMC990479	Humboldt
NH 327	5/01/2008	Hycroft Res & Dev Inc	NMC990480	Humboldt
NH 328	5/01/2008	Hycroft Res & Dev Inc	NMC990481	Humboldt
NH 329	5/01/2008	Hycroft Res & Dev Inc	NMC990482	Humboldt
NH 33	5/04/2008	Hycroft Res & Dev Inc	NMC990186	Humboldt
NH 330	5/01/2008	Hycroft Res & Dev Inc	NMC990483	Humboldt
NH 331	5/01/2008	Hycroft Res & Dev Inc	NMC990484	Humboldt
NH 332	5/01/2008	Hycroft Res & Dev Inc	NMC990485	Humboldt
NH 333	5/01/2008	Hycroft Res & Dev Inc	NMC990486	Humboldt
NH 334	5/01/2008	Hycroft Res & Dev Inc	NMC990487	Humboldt
NH 335	5/01/2008	Hycroft Res & Dev Inc	NMC990488	Humboldt
NH 336	5/01/2008	Hycroft Res & Dev Inc	NMC990489	Humboldt
NH 337	5/01/2008	Hycroft Res & Dev Inc	NMC990490	Humboldt
NH 338	5/01/2008	Hycroft Res & Dev Inc	NMC990491	Humboldt
NH 339	5/01/2008	Hycroft Res & Dev Inc	NMC990492	Humboldt
NH 34	5/04/2008	Hycroft Res & Dev Inc	NMC990187	Humboldt
NH 340	5/01/2008	Hycroft Res & Dev Inc	NMC990493	Humboldt
NH 341	5/01/2008	Hycroft Res & Dev Inc	NMC990494	Humboldt
NH 342	5/01/2008	Hycroft Res & Dev Inc	NMC990495	Humboldt
NH 343	5/01/2008	Hycroft Res & Dev Inc	NMC990496	Humboldt
NH 344	5/01/2008	Hycroft Res & Dev Inc	NMC990497	Humboldt
NH 345	5/01/2008	Hycroft Res & Dev Inc	NMC990498	Humboldt
NH 346	5/01/2008	Hycroft Res & Dev Inc	NMC990499	Humboldt
NH 347	5/01/2008	Hycroft Res & Dev Inc	NMC990500	Humboldt
NH 348	5/01/2008	Hycroft Res & Dev Inc	NMC990501	Humboldt
NH 349	5/01/2008	Hycroft Res & Dev Inc	NMC990502	Humboldt
NH 35	5/04/2008	Hycroft Res & Dev Inc	NMC990188	Humboldt
NH 350	5/01/2008	Hycroft Res & Dev Inc	NMC990503	Humboldt
NH 351	5/01/2008	Hycroft Res & Dev Inc	NMC990504	Humboldt
NH 352	5/01/2008	Hycroft Res & Dev Inc	NMC990505	Humboldt
NH 353	5/01/2008	Hycroft Res & Dev Inc	NMC990506	Humboldt
NH 354	5/01/2008	Hycroft Res & Dev Inc	NMC990507	Humboldt
NH 355	5/01/2008	Hycroft Res & Dev Inc	NMC990508	Humboldt
NH 356	5/01/2008	Hycroft Res & Dev Inc	NMC990509	Humboldt
NH 357	5/01/2008	Hycroft Res & Dev Inc	NMC990510	Humboldt
NH 358	5/01/2008	Hycroft Res & Dev Inc	NMC990511	Humboldt
NH 359	4/28/2008	Hycroft Res & Dev Inc	NMC990512	Humboldt

Hycroft Mine Project	Page 297
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
NH 36	5/04/2008	Hycroft Res & Dev Inc	NMC990189	Humboldt
NH 360	4/28/2008	Hycroft Res & Dev Inc	NMC990513	Humboldt
NH 361	4/28/2008	Hycroft Res & Dev Inc	NMC990514	Humboldt
NH 362	4/28/2008	Hycroft Res & Dev Inc	NMC990515	Humboldt
NH 363	4/28/2008	Hycroft Res & Dev Inc	NMC990516	Humboldt
NH 364	4/28/2008	Hycroft Res & Dev Inc	NMC990517	Humboldt
NH 365	4/28/2008	Hycroft Res & Dev Inc	NMC990518	Humboldt
NH 366	4/28/2008	Hycroft Res & Dev Inc	NMC990519	Humboldt
NH 367	4/28/2008	Hycroft Res & Dev Inc	NMC990520	Humboldt
NH 368	4/28/2008	Hycroft Res & Dev Inc	NMC990521	Humboldt
NH 369	4/28/2008	Hycroft Res & Dev Inc	NMC990522	Humboldt
NH 37	5/04/2008	Hycroft Res & Dev Inc	NMC990190	Humboldt
NH 370	4/28/2008	Hycroft Res & Dev Inc	NMC990523	Humboldt
NH 371	4/28/2008	Hycroft Res & Dev Inc	NMC990524	Humboldt
NH 372	4/28/2008	Hycroft Res & Dev Inc	NMC990525	Humboldt
NH 373	4/28/2008	Hycroft Res & Dev Inc	NMC990526	Humboldt
NH 374	4/28/2008	Hycroft Res & Dev Inc	NMC990527	Humboldt
NH 375	4/28/2008	Hycroft Res & Dev Inc	NMC990528	Humboldt
NH 376	4/28/2008	Hycroft Res & Dev Inc	NMC990529	Humboldt
NH 377	4/28/2008	Hycroft Res & Dev Inc	NMC990530	Humboldt
NH 378	4/28/2008	Hycroft Res & Dev Inc	NMC990531	Humboldt
NH 379	4/28/2008	Hycroft Res & Dev Inc	NMC990532	Humboldt
NH 38	5/04/2008	Hycroft Res & Dev Inc	NMC990191	Humboldt
NH 380	4/28/2008	Hycroft Res & Dev Inc	NMC990533	Humboldt
NH 381	4/28/2008	Hycroft Res & Dev Inc	NMC990534	Humboldt
NH 382	4/28/2008	Hycroft Res & Dev Inc	NMC990535	Humboldt
NH 383	4/28/2008	Hycroft Res & Dev Inc	NMC990536	Humboldt
NH 384	4/28/2008	Hycroft Res & Dev Inc	NMC990537	Humboldt
NH 385	4/28/2008	Hycroft Res & Dev Inc	NMC990538	Humboldt
NH 386	4/28/2008	Hycroft Res & Dev Inc	NMC990539	Humboldt
NH 387	4/28/2008	Hycroft Res & Dev Inc	NMC990540	Humboldt
NH 388	4/28/2008	Hycroft Res & Dev Inc	NMC990541	Humboldt
NH 389	4/28/2008	Hycroft Res & Dev Inc	NMC990542	Humboldt
NH 39	5/04/2008	Hycroft Res & Dev Inc	NMC990192	Humboldt
NH 390	4/28/2008	Hycroft Res & Dev Inc	NMC990543	Humboldt
NH 391	4/28/2008	Hycroft Res & Dev Inc	NMC990544	Humboldt
NH 392	4/28/2008	Hycroft Res & Dev Inc	NMC990545	Humboldt
NH 393	4/28/2008	Hycroft Res & Dev Inc	NMC990546	Humboldt
NH 394	4/28/2008	Hycroft Res & Dev Inc	NMC990547	Humboldt
NH 395	4/28/2008	Hycroft Res & Dev Inc	NMC990548	Humboldt
NH 396	4/28/2008	Hycroft Res & Dev Inc	NMC990549	Humboldt
NH 397	4/28/2008	Hycroft Res & Dev Inc	NMC990550	Humboldt
NH 398	4/28/2008	Hycroft Res & Dev Inc	NMC990551	Humboldt
NH 399	4/28/2008	Hycroft Res & Dev Inc	NMC990552	Humboldt
NH 4	5/04/2008	Hycroft Res & Dev Inc	NMC990157	Humboldt
NH 40	5/04/2008	Hycroft Res & Dev Inc	NMC990193	Humboldt
NH 400	4/28/2008	Hycroft Res & Dev Inc	NMC990553	Humboldt
NH 401	4/28/2008	Hycroft Res & Dev Inc	NMC990554	Humboldt

Hycroft Mine Project	Page 298
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Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
NH 402	4/28/2008	Hycroft Res & Dev Inc	NMC990555	Humboldt
NH 403	4/28/2008	Hycroft Res & Dev Inc	NMC990556	Humboldt
NH 404	4/28/2008	Hycroft Res & Dev Inc	NMC990557	Humboldt
NH 405	4/28/2008	Hycroft Res & Dev Inc	NMC990558	Humboldt
NH 406	4/28/2008	Hycroft Res & Dev Inc	NMC990559	Humboldt
NH 407	4/28/2008	Hycroft Res & Dev Inc	NMC990560	Humboldt
NH 408	4/28/2008	Hycroft Res & Dev Inc	NMC990561	Humboldt
NH 409	4/28/2008	Hycroft Res & Dev Inc	NMC990562	Humboldt
NH 41	5/04/2008	Hycroft Res & Dev Inc	NMC990194	Humboldt
NH 410	4/28/2008	Hycroft Res & Dev Inc	NMC990563	Humboldt
NH 411	4/28/2008	Hycroft Res & Dev Inc	NMC990564	Humboldt
NH 412	4/28/2008	Hycroft Res & Dev Inc	NMC990565	Humboldt
NH 413	4/28/2008	Hycroft Res & Dev Inc	NMC990566	Humboldt
NH 414	4/28/2008	Hycroft Res & Dev Inc	NMC990567	Humboldt
NH 415	4/28/2008	Hycroft Res & Dev Inc	NMC990568	Humboldt
NH 416	4/28/2008	Hycroft Res & Dev Inc	NMC990569	Humboldt
NH 417	4/28/2008	Hycroft Res & Dev Inc	NMC990570	Humboldt
NH 418	4/28/2008	Hycroft Res & Dev Inc	NMC990571	Humboldt
NH 419	4/28/2008	Hycroft Res & Dev Inc	NMC990572	Humboldt
NH 42	5/04/2008	Hycroft Res & Dev Inc	NMC990195	Humboldt
NH 420	4/28/2008	Hycroft Res & Dev Inc	NMC990573	Humboldt
NH 421	4/28/2008	Hycroft Res & Dev Inc	NMC990574	Humboldt
NH 422	4/28/2008	Hycroft Res & Dev Inc	NMC990575	Humboldt
NH 423	4/28/2008	Hycroft Res & Dev Inc	NMC990576	Humboldt
NH 424	4/28/2008	Hycroft Res & Dev Inc	NMC990577	Humboldt
NH 425	4/28/2008	Hycroft Res & Dev Inc	NMC990578	Humboldt
NH 426	4/28/2008	Hycroft Res & Dev Inc	NMC990579	Humboldt
NH 427	4/28/2008	Hycroft Res & Dev Inc	NMC990580	Humboldt
NH 428	4/28/2008	Hycroft Res & Dev Inc	NMC990581	Humboldt
NH 429	4/28/2008	Hycroft Res & Dev Inc	NMC990582	Humboldt
NH 43	5/04/2008	Hycroft Res & Dev Inc	NMC990196	Humboldt
NH 430	4/28/2008	Hycroft Res & Dev Inc	NMC990583	Humboldt
NH 431	4/28/2008	Hycroft Res & Dev Inc	NMC990584	Humboldt
NH 436	4/28/2008	Hycroft Res & Dev Inc	NMC990589	Humboldt
NH 44	5/04/2008	Hycroft Res & Dev Inc	NMC990197	Humboldt
NH 440	4/28/2008	Hycroft Res & Dev Inc	NMC990593	Humboldt
NH 441	4/28/2008	Hycroft Res & Dev Inc	NMC990594	Humboldt
NH 444	4/28/2008	Hycroft Res & Dev Inc	NMC990597	Humboldt
NH 445	4/28/2008	Hycroft Res & Dev Inc	NMC990598	Humboldt
NH 446	4/28/2008	Hycroft Res & Dev Inc	NMC990599	Humboldt
NH 447	4/28/2008	Hycroft Res & Dev Inc	NMC990600	Humboldt
NH 448	4/28/2008	Hycroft Res & Dev Inc	NMC990601	Humboldt
NH 449	4/28/2008	Hycroft Res & Dev Inc	NMC990602	Humboldt
NH 45	5/04/2008	Hycroft Res & Dev Inc	NMC990198	Humboldt
NH 451	4/28/2008	Hycroft Res & Dev Inc	NMC990604	Humboldt
NH 452	4/28/2008	Hycroft Res & Dev Inc	NMC990605	Humboldt
NH 453	4/28/2008	Hycroft Res & Dev Inc	NMC990606	Humboldt
NH 454	4/28/2008	Hycroft Res & Dev Inc	NMC990607	Humboldt

Hycroft Mine Project	Page 299
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Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
NH 455	4/28/2008	Hycroft Res & Dev Inc	NMC990608	Humboldt
NH 456	4/28/2008	Hycroft Res & Dev Inc	NMC990609	Humboldt
NH 457	4/28/2008	Hycroft Res & Dev Inc	NMC990610	Humboldt
NH 458	4/28/2008	Hycroft Res & Dev Inc	NMC990611	Humboldt
NH 459	4/28/2008	Hycroft Res & Dev Inc	NMC990612	Humboldt
NH 46	5/04/2008	Hycroft Res & Dev Inc	NMC990199	Humboldt
NH 460	4/28/2008	Hycroft Res & Dev Inc	NMC990613	Humboldt
NH 461	4/28/2008	Hycroft Res & Dev Inc	NMC990614	Humboldt
NH 462	4/28/2008	Hycroft Res & Dev Inc	NMC990615	Humboldt
NH 463	4/28/2008	Hycroft Res & Dev Inc	NMC990616	Humboldt
NH 464	4/28/2008	Hycroft Res & Dev Inc	NMC990617	Humboldt
NH 465	4/28/2008	Hycroft Res & Dev Inc	NMC990618	Humboldt
NH 466	4/28/2008	Hycroft Res & Dev Inc	NMC990619	Humboldt
NH 467	4/28/2008	Hycroft Res & Dev Inc	NMC990620	Humboldt
NH 468	4/28/2008	Hycroft Res & Dev Inc	NMC990621	Humboldt
NH 469	4/28/2008	Hycroft Res & Dev Inc	NMC990622	Humboldt
NH 47	5/03/2008	Hycroft Res & Dev Inc	NMC990200	Humboldt
NH 470	4/28/2008	Hycroft Res & Dev Inc	NMC990623	Humboldt
NH 471	4/28/2008	Hycroft Res & Dev Inc	NMC990624	Humboldt
NH 472	4/28/2008	Hycroft Res & Dev Inc	NMC990625	Humboldt
NH 473	4/28/2008	Hycroft Res & Dev Inc	NMC990626	Humboldt
NH 474	4/28/2008	Hycroft Res & Dev Inc	NMC990627	Humboldt
NH 475	4/28/2008	Hycroft Res & Dev Inc	NMC990628	Humboldt
NH 476	4/28/2008	Hycroft Res & Dev Inc	NMC990629	Humboldt
NH 477	4/28/2008	Hycroft Res & Dev Inc	NMC990630	Humboldt
NH 478	4/28/2008	Hycroft Res & Dev Inc	NMC990631	Humboldt
NH 479	4/28/2008	Hycroft Res & Dev Inc	NMC990632	Humboldt
NH 48	5/03/2008	Hycroft Res & Dev Inc	NMC990201	Humboldt
NH 480	4/28/2008	Hycroft Res & Dev Inc	NMC990633	Humboldt
NH 481	4/28/2008	Hycroft Res & Dev Inc	NMC990634	Humboldt
NH 482	4/28/2008	Hycroft Res & Dev Inc	NMC990635	Humboldt
NH 483	4/28/2008	Hycroft Res & Dev Inc	NMC990636	Humboldt
NH 484	4/28/2008	Hycroft Res & Dev Inc	NMC990637	Humboldt
NH 485	4/29/2008	Hycroft Res & Dev Inc	NMC990638	Humboldt
NH 486	4/29/2008	Hycroft Res & Dev Inc	NMC990639	Humboldt
NH 487	4/29/2008	Hycroft Res & Dev Inc	NMC990640	Humboldt
NH 488	4/29/2008	Hycroft Res & Dev Inc	NMC990641	Humboldt
NH 489	4/29/2008	Hycroft Res & Dev Inc	NMC990642	Humboldt
NH 49	5/03/2008	Hycroft Res & Dev Inc	NMC990202	Humboldt
NH 490	4/29/2008	Hycroft Res & Dev Inc	NMC990643	Humboldt
NH 491	4/29/2008	Hycroft Res & Dev Inc	NMC990644	Humboldt
NH 492	4/29/2008	Hycroft Res & Dev Inc	NMC990645	Humboldt
NH 493	4/29/2008	Hycroft Res & Dev Inc	NMC990646	Humboldt
NH 494	4/29/2008	Hycroft Res & Dev Inc	NMC990647	Humboldt
NH 495	4/29/2008	Hycroft Res & Dev Inc	NMC990648	Humboldt
NH 496	4/29/2008	Hycroft Res & Dev Inc	NMC990649	Humboldt
NH 497	4/29/2008	Hycroft Res & Dev Inc	NMC990650	Humboldt
NH 498	4/29/2008	Hycroft Res & Dev Inc	NMC990651	Humboldt

Hycroft Mine Project	Page 300
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
NH 499	4/29/2008	Hycroft Res & Dev Inc	NMC990652	Humboldt
NH 5	5/04/2008	Hycroft Res & Dev Inc	NMC990158	Humboldt
NH 50	5/03/2008	Hycroft Res & Dev Inc	NMC990203	Humboldt
NH 500	4/29/2008	Hycroft Res & Dev Inc	NMC990653	Humboldt
NH 51	5/03/2008	Hycroft Res & Dev Inc	NMC990204	Humboldt
NH 52	5/03/2008	Hycroft Res & Dev Inc	NMC990205	Humboldt
NH 53	5/03/2008	Hycroft Res & Dev Inc	NMC990206	Humboldt
NH 54	5/03/2008	Hycroft Res & Dev Inc	NMC990207	Humboldt
NH 55	5/03/2008	Hycroft Res & Dev Inc	NMC990208	Humboldt
NH 56	5/03/2008	Hycroft Res & Dev Inc	NMC990209	Humboldt
NH 57	5/03/2008	Hycroft Res & Dev Inc	NMC990210	Humboldt
NH 58	5/03/2008	Hycroft Res & Dev Inc	NMC990211	Humboldt
NH 59	5/03/2008	Hycroft Res & Dev Inc	NMC990212	Humboldt
NH 6	5/04/2008	Hycroft Res & Dev Inc	NMC990159	Humboldt
NH 60	5/03/2008	Hycroft Res & Dev Inc	NMC990213	Humboldt
NH 61	5/03/2008	Hycroft Res & Dev Inc	NMC990214	Humboldt
NH 62	5/03/2008	Hycroft Res & Dev Inc	NMC990215	Humboldt
NH 63	5/03/2008	Hycroft Res & Dev Inc	NMC990216	Humboldt
NH 64	5/03/2008	Hycroft Res & Dev Inc	NMC990217	Humboldt
NH 65	5/03/2008	Hycroft Res & Dev Inc	NMC990218	Humboldt
NH 66	5/03/2008	Hycroft Res & Dev Inc	NMC990219	Humboldt
NH 67	5/03/2008	Hycroft Res & Dev Inc	NMC990220	Humboldt
NH 68	5/03/2008	Hycroft Res & Dev Inc	NMC990221	Humboldt
NH 69	5/03/2008	Hycroft Res & Dev Inc	NMC990222	Humboldt
NH 7	5/04/2008	Hycroft Res & Dev Inc	NMC990160	Humboldt
NH 70	5/03/2008	Hycroft Res & Dev Inc	NMC990223	Humboldt
NH 71	5/03/2008	Hycroft Res & Dev Inc	NMC990224	Humboldt
NH 72	5/03/2008	Hycroft Res & Dev Inc	NMC990225	Humboldt
NH 73	5/03/2008	Hycroft Res & Dev Inc	NMC990226	Humboldt
NH 74	5/03/2008	Hycroft Res & Dev Inc	NMC990227	Humboldt
NH 75	5/03/2008	Hycroft Res & Dev Inc	NMC990228	Humboldt
NH 76	5/03/2008	Hycroft Res & Dev Inc	NMC990229	Humboldt
NH 77	5/03/2008	Hycroft Res & Dev Inc	NMC990230	Humboldt
NH 78	5/03/2008	Hycroft Res & Dev Inc	NMC990231	Humboldt
NH 79	5/03/2008	Hycroft Res & Dev Inc	NMC990232	Humboldt
NH 8	5/04/2008	Hycroft Res & Dev Inc	NMC990161	Humboldt
NH 80	5/03/2008	Hycroft Res & Dev Inc	NMC990233	Humboldt
NH 81	5/03/2008	Hycroft Res & Dev Inc	NMC990234	Humboldt
NH 82	5/03/2008	Hycroft Res & Dev Inc	NMC990235	Humboldt
NH 83	5/03/2008	Hycroft Res & Dev Inc	NMC990236	Humboldt
NH 84	5/03/2008	Hycroft Res & Dev Inc	NMC990237	Humboldt
NH 85	5/03/2008	Hycroft Res & Dev Inc	NMC990238	Humboldt
NH 86	5/03/2008	Hycroft Res & Dev Inc	NMC990239	Humboldt
NH 87	5/03/2008	Hycroft Res & Dev Inc	NMC990240	Humboldt
NH 88	5/03/2008	Hycroft Res & Dev Inc	NMC990241	Humboldt
NH 89	5/03/2008	Hycroft Res & Dev Inc	NMC990242	Humboldt
NH 9	5/04/2008	Hycroft Res & Dev Inc	NMC990162	Humboldt
NH 90	5/03/2008	Hycroft Res & Dev Inc	NMC990243	Humboldt

Hycroft Mine Project	Page 301
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
NH 91	5/03/2008	Hycroft Res & Dev Inc	NMC990244	Humboldt
NH 92	5/03/2008	Hycroft Res & Dev Inc	NMC990245	Humboldt
NH 93	5/03/2008	Hycroft Res & Dev Inc	NMC990246	Humboldt
NH 94	5/03/2008	Hycroft Res & Dev Inc	NMC990247	Humboldt
NH 95	5/03/2008	Hycroft Res & Dev Inc	NMC990248	Humboldt
NH 96	5/03/2008	Hycroft Res & Dev Inc	NMC990249	Humboldt
NH 97	5/03/2008	Hycroft Res & Dev Inc	NMC990250	Humboldt
NH 98	5/03/2008	Hycroft Res & Dev Inc	NMC990251	Humboldt
NH 99	5/03/2008	Hycroft Res & Dev Inc	NMC990252	Humboldt
NH432	4/28/2008	Hycroft Res & Dev Inc	NMC990585	Humboldt
NH433	4/28/2008	Hycroft Res & Dev Inc	NMC990586	Humboldt
NH434	4/28/2008	Hycroft Res & Dev Inc	NMC990587	Humboldt
NH435	4/28/2008	Hycroft Res & Dev Inc	NMC990588	Humboldt
NH437	4/28/2008	Hycroft Res & Dev Inc	NMC990590	Humboldt
NH438	4/28/2008	Hycroft Res & Dev Inc	NMC990591	Humboldt
NH439	4/28/2008	Hycroft Res & Dev Inc	NMC990592	Humboldt
NH442	4/28/2008	Hycroft Res & Dev Inc	NMC990595	Humboldt
NH443	4/28/2008	Hycroft Res & Dev Inc	NMC990596	Humboldt
NH450	4/28/2008	Hycroft Res & Dev Inc	NMC990603	Humboldt
Pacific #2	11/04/1980	Lewis Frank W	NMC181010	Humboldt
RFG # 39	6/28/1987	Lewis Frank W	NMC436884	Humboldt
RFG # 72	6/28/1987	Lewis Frank W	NMC436912	Humboldt
RFG #0BF	1/30/1980	Hrdi	NMC143488	Humboldt
RFG #1	12/20/1979	Hrdi	NMC143252	Humboldt
RFG #10	12/20/1979	Hrdi	NMC143261	Humboldt
RFG #11	1/03/1980	Hrdi	NMC143262	Humboldt
RFG #12	1/03/1980	Hrdi	NMC143263	Humboldt
RFG #12A	2/20/1980	Hrdi	NMC143490	Humboldt
RFG #13	12/27/1979	Hrdi	NMC143264	Humboldt
RFG #13A	2/20/1980	Hrdi	NMC143491	Humboldt
RFG #15	1/03/1980	Hrdi	NMC143266	Humboldt
RFG #16	1/03/1980	Hrdi	NMC143267	Humboldt
RFG #168	2/01/1980	Hrdi	NMC143347	Humboldt
RFG #169	2/01/1980	Hrdi	NMC143348	Humboldt
RFG #17	1/03/1980	Hrdi	NMC143268	Humboldt
RFG #170	2/01/1980	Hrdi	NMC143349	Humboldt
RFG #171	2/01/1980	Hrdi	NMC143350	Humboldt
RFG #172	1/31/1980	Hrdi	NMC143351	Humboldt
RFG #173	1/31/1980	Hrdi	NMC143352	Humboldt
RFG #174	1/31/1980	Hrdi	NMC143353	Humboldt
RFG #175	1/31/1980	Hrdi	NMC143354	Humboldt
RFG #176	1/31/1980	Hrdi	NMC143355	Humboldt
RFG #177	1/31/1980	Hrdi	NMC143356	Humboldt
RFG #178	2/01/1980	Hrdi	NMC143357	Humboldt
RFG #179	2/01/1980	Hrdi	NMC143358	Humboldt
RFG #18	1/03/1980	Hrdi	NMC143269	Humboldt
RFG #180	2/01/1980	Hrdi	NMC143359	Humboldt
RFG #181	2/01/1980	Hrdi	NMC143360	Humboldt

Hycroft Mine Project	Page 302
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
RFG #182	2/01/1980	Hrdi	NMC143361	Humboldt
RFG #183	2/01/1980	Hrdi	NMC143362	Humboldt
RFG #184	2/01/1980	Hrdi	NMC143363	Humboldt
RFG #185	2/01/1980	Hrdi	NMC143364	Humboldt
RFG #186	1/31/1980	Hrdi	NMC143365	Humboldt
RFG #187	2/01/1980	Hrdi	NMC143366	Humboldt
RFG #188	1/31/1980	Hrdi	NMC143367	Humboldt
RFG #189	2/01/1980	Hrdi	NMC143368	Humboldt
RFG #19	1/03/1980	Hrdi	NMC143270	Humboldt
RFG #190	1/31/1980	Hrdi	NMC143369	Humboldt
RFG #191	2/01/1980	Hrdi	NMC143370	Humboldt
RFG #192	1/31/1980	Hrdi	NMC143371	Humboldt
RFG #193	2/01/1980	Hrdi	NMC143372	Humboldt
RFG #194	1/31/1980	Hrdi	NMC143373	Humboldt
RFG #195	2/01/1980	Hrdi	NMC143374	Humboldt
RFG #196	1/31/1980	Hrdi	NMC143375	Humboldt
RFG #197	2/01/1980	Hrdi	NMC143376	Humboldt
RFG #198	1/31/1980	Hrdi	NMC143377	Humboldt
RFG #199	2/01/1980	Hrdi	NMC143378	Humboldt
RFG #1FS	1/27/1980	Hrdi	NMC143489	Humboldt
RFG #2	12/20/1979	Hrdi	NMC143253	Humboldt
RFG #20	1/03/1980	Hrdi	NMC143271	Humboldt
RFG #200	1/31/1980	Hrdi	NMC143379	Humboldt
RFG #201	2/05/1980	Hrdi	NMC143380	Humboldt
RFG #201A	2/05/1980	Hrdi	NMC143504	Humboldt
RFG #202	1/03/1980	Hrdi	NMC143381	Humboldt
RFG #203	1/30/1980	Hrdi	NMC143382	Humboldt
RFG #204	1/30/1980	Hrdi	NMC143383	Humboldt
RFG #205	1/30/1980	Hrdi	NMC143384	Humboldt
RFG #206	1/30/1980	Hrdi	NMC143385	Humboldt
RFG #207	1/30/1980	Hrdi	NMC143386	Humboldt
RFG #208	1/30/1980	Hrdi	NMC143387	Humboldt
RFG #209	1/30/1980	Hrdi	NMC143388	Humboldt
RFG #21	1/03/1980	Hrdi	NMC143272	Humboldt
RFG #210	1/30/1980	Hrdi	NMC143389	Humboldt
RFG #211	1/30/1980	Hrdi	NMC143390	Humboldt
RFG #212	1/30/1980	Hrdi	NMC143391	Humboldt
RFG #213	1/30/1980	Hrdi	NMC143392	Humboldt
RFG #214	1/30/1980	Hrdi	NMC143393	Humboldt
RFG #215	1/30/1980	Hrdi	NMC143394	Humboldt
RFG #2158	2/14/1980	Hrdi	NMC143505	Humboldt
RFG #216	1/30/1980	Hrdi	NMC143395	Humboldt
RFG #217	1/30/1980	Hrdi	NMC143396	Humboldt
RFG #2178	2/14/1980	Hrdi	NMC143506	Humboldt
RFG #218	2/13/1980	Hrdi	NMC143397	Humboldt
RFG #2188	2/04/1980	Hrdi	NMC143508	Humboldt
RFG #218A	2/04/1980	Hrdi	NMC143507	Humboldt
RFG #219	2/13/1980	Hrdi	NMC143398	Humboldt

Hycroft Mine Project	Page 303
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
RFG #2198	2/13/1980	Hrdi	NMC143509	Humboldt
RFG #22	1/03/1980	Hrdi	NMC143273	Humboldt
RFG #220	1/31/1980	Hrdi	NMC143399	Humboldt
RFG #221	1/31/1980	Hrdi	NMC143400	Humboldt
RFG #222	1/31/1980	Hrdi	NMC143401	Humboldt
RFG #223	1/31/1980	Hrdi	NMC143402	Humboldt
RFG #224	1/26/1980	Hrdi	NMC143403	Humboldt
RFG #225	1/26/1980	Hrdi	NMC143404	Humboldt
RFG #226	1/26/1980	Hrdi	NMC143405	Humboldt
RFG #227	1/26/1980	Hrdi	NMC143406	Humboldt
RFG #22A	2/20/1980	Hrdi	NMC143492	Humboldt
RFG #23	1/03/1980	Hrdi	NMC143274	Humboldt
RFG #238F	1/29/1980	Hrdi	NMC143510	Humboldt
RFG #239	1/26/1980	Hrdi	NMC143407	Humboldt
RFG #239	2/22/1980	Hrdi	NMC143598	Humboldt
RFG #239A	2/22/1980	Hrdi	NMC143511	Humboldt
RFG #24	12/22/1979	Hrdi	NMC143275	Humboldt
RFG #240	2/22/1980	Hrdi	NMC143408	Humboldt
RFG #240	2/22/1980	Hrdi	NMC143597	Humboldt
RFG #241	3/11/1980	Hrdi	NMC143409	Humboldt
RFG #241A	3/11/1980	Hrdi	NMC143596	Humboldt
RFG #242	3/11/1980	Hrdi	NMC143410	Humboldt
RFG #243	2/01/1980	Hrdi	NMC143411	Humboldt
RFG #244	2/03/1980	Hrdi	NMC143412	Humboldt
RFG #245	2/03/1980	Hrdi	NMC143413	Humboldt
RFG #246	2/03/1980	Hrdi	NMC143414	Humboldt
RFG #247	2/03/1980	Hrdi	NMC143415	Humboldt
RFG #248	2/03/1980	Hrdi	NMC143416	Humboldt
RFG #25	12/22/1979	Hrdi	NMC143276	Humboldt
RFG #26	1/05/1980	Hrdi	NMC143277	Humboldt
RFG #262	1/11/1980	Hrdi	NMC143487	Humboldt
RFG #264	1/11/1980	Hrdi	NMC143417	Humboldt
RFG #265	1/11/1980	Hrdi	NMC143418	Humboldt
RFG #266	1/17/1980	Hrdi	NMC143419	Humboldt
RFG #267	1/17/1980	Hrdi	NMC143420	Humboldt
RFG #268	1/17/1980	Hrdi	NMC143421	Humboldt
RFG #269	1/17/1980	Hrdi	NMC143422	Humboldt
RFG #27	1/05/1980	Hrdi	NMC143278	Humboldt
RFG #270	1/17/1980	Hrdi	NMC143423	Humboldt
RFG #271	1/17/1980	Hrdi	NMC143424	Humboldt
RFG #28	1/05/1980	Hrdi	NMC143279	Humboldt
RFG #288	3/11/1989	Crofoot Daniel M	NMC546067	Humboldt
RFG #29	1/05/1980	Hrdi	NMC143280	Humboldt
RFG #290	3/11/1989	Crofoot Daniel M	NMC546068	Humboldt
RFG #292	3/11/1989	Crofoot Daniel M	NMC546069	Humboldt
RFG #294	3/11/1989	Crofoot Daniel M	NMC546070	Humboldt
RFG #296	3/11/1989	Crofoot Daniel M	NMC546071	Humboldt
RFG #298	2/06/1980	Hrdi	NMC143494	Humboldt

Hycroft Mine Project	Page 304
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Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
RFG #298	3/11/1989	Crofoot Daniel M	NMC546072	Humboldt
RFG #29A	2/06/1980	Hrdi	NMC143493	Humboldt
RFG #3	12/20/1979	Hrdi	NMC143254	Humboldt
RFG #30	12/22/1979	Hrdi	NMC143281	Humboldt
RFG #300	3/11/1989	Crofoot Daniel M	NMC546073	Humboldt
RFG #302	3/11/1989	Crofoot Daniel M	NMC546074	Humboldt
RFG #304	3/11/1989	Crofoot Daniel M	NMC546075	Humboldt
RFG #305	1/18/1980	Hrdi	NMC143444	Humboldt
RFG #306	1/18/1980	Hrdi	NMC143445	Humboldt
RFG #307	1/18/1980	Hrdi	NMC143446	Humboldt
RFG #30A	1/05/1980	Hrdi	NMC143495	Humboldt
RFG #31	12/22/1979	Hrdi	NMC143282	Humboldt
RFG #32	12/22/1979	Hrdi	NMC143283	Humboldt
RFG #322	3/11/1989	Crofoot Daniel M	NMC546076	Humboldt
RFG #323	3/11/1989	Crofoot Daniel M	NMC546077	Humboldt
RFG #324	3/11/1989	Crofoot Daniel M	NMC546078	Humboldt
RFG #325	3/11/1989	Crofoot Daniel M	NMC546079	Humboldt
RFG #326	3/11/1989	Crofoot Daniel M	NMC546080	Humboldt
RFG #327	3/11/1989	Crofoot Daniel M	NMC546081	Humboldt
RFG #328	1/11/1980	Hrdi	NMC143453	Humboldt
RFG #329	3/11/1989	Crofoot Daniel M	NMC546082	Humboldt
RFG #33	3/10/1989	Crofoot Daniel M	NMC546005	Humboldt
RFG #330	1/11/1980	Hrdi	NMC143455	Humboldt
RFG #331	3/11/1989	Crofoot Daniel M	NMC546083	Humboldt
RFG #332	1/11/1980	Hrdi	NMC143457	Humboldt
RFG #333	3/11/1989	Crofoot Daniel M	NMC546084	Humboldt
RFG #334	1/11/1980	Hrdi	NMC143459	Humboldt
RFG #335	3/11/1989	Crofoot Daniel M	NMC546085	Humboldt
RFG #336	1/11/1980	Hrdi	NMC143461	Humboldt
RFG #337	3/11/1989	Crofoot Daniel M	NMC546086	Humboldt
RFG #338	1/22/1980	Hrdi	NMC143463	Humboldt
RFG #339	3/11/1989	Crofoot Daniel M	NMC546087	Humboldt
RFG #34	12/22/1979	Hrdi	NMC143285	Humboldt
RFG #340	1/22/1980	Hrdi	NMC143465	Humboldt
RFG #341	3/11/1989	Crofoot Daniel M	NMC546088	Humboldt
RFG #342	1/22/1980	Hrdi	NMC143467	Humboldt
RFG #343	3/11/1989	Crofoot Daniel M	NMC546089	Humboldt
RFG #35	3/10/1989	Crofoot Daniel M	NMC546006	Humboldt
RFG #358	1/31/1980	Hrdi	NMC143469	Humboldt
RFG #359	1/31/1980	Hrdi	NMC143470	Humboldt
RFG #36	12/22/1979	Hrdi	NMC143287	Humboldt
RFG #360	1/31/1980	Hrdi	NMC143471	Humboldt
RFG #361	1/31/1980	Hrdi	NMC143472	Humboldt
RFG #362	1/31/1980	Homestake Mng Co Of Ca	NMC143473	Humboldt
RFG #362A	2/05/1980	Hrdi	NMC143512	Humboldt
RFG #363	1/31/1980	Hrdi	NMC143474	Humboldt
RFG #364	1/31/1980	Homestake Mng Co Of Ca	NMC143475	Humboldt
RFG #364A	2/05/1980	Hrdi	NMC143513	Humboldt

Hycroft Mine Project	Page 305
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Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
RFG #365	1/31/1980	Hrdi	NMC143476	Humboldt
RFG #366	1/31/1980	Homestake Mng Co Of Ca	NMC143477	Humboldt
RFG #366A	2/06/1980	Hrdi	NMC143514	Humboldt
RFG #367	1/31/1980	Hrdi	NMC143478	Humboldt
RFG #368	2/01/1980	Homestake Mng Co Of Ca	NMC143479	Humboldt
RFG #368	2/07/1980	Hrdi	NMC143497	Humboldt
RFG #368A	2/06/1980	Hrdi	NMC143515	Humboldt
RFG #36A	2/07/1980	Hrdi	NMC143496	Humboldt
RFG #37	3/10/1989	Crofoot Daniel M	NMC546007	Humboldt
RFG #38	3/10/1989	Crofoot Daniel M	NMC546008	Humboldt
RFG #39A	3/10/1989	Crofoot Daniel M	NMC546009	Humboldt
RFG #4	12/20/1979	Hrdi	NMC143255	Humboldt
RFG #40	1/07/1980	Hrdi	NMC143291	Humboldt
RFG #400	10/25/1980	Hrdi	NMC175062	Humboldt
RFG #401	10/25/1980	Hrdi	NMC175063	Humboldt
RFG #402	10/25/1980	Hrdi	NMC175064	Humboldt
RFG #403	10/25/1980	Hrdi	NMC175065	Humboldt
RFG #404	10/17/1980	Hrdi	NMC175066	Humboldt
RFG #405	10/17/1980	Hrdi	NMC175067	Humboldt
RFG #406	10/17/1980	Hrdi	NMC175068	Humboldt
RFG #407	10/17/1980	Hrdi	NMC175069	Humboldt
RFG #408	10/17/1980	Hrdi	NMC175070	Humboldt
RFG #409	10/17/1980	Hrdi	NMC175071	Humboldt
RFG #41	1/07/1980	Hrdi	NMC143292	Humboldt
RFG #410	10/17/1980	Hrdi	NMC175072	Humboldt
RFG #411	10/17/1980	Hrdi	NMC175073	Humboldt
RFG #412	10/17/1980	Hrdi	NMC175074	Humboldt
RFG #413	10/17/1980	Hrdi	NMC175075	Humboldt
RFG #414	10/17/1980	Hrdi	NMC175076	Humboldt
RFG #415	10/17/1980	Hrdi	NMC175077	Humboldt
RFG #416	10/17/1980	Hrdi	NMC175078	Humboldt
RFG #417	10/17/1980	Hrdi	NMC175079	Humboldt
RFG #418	10/17/1980	Hrdi	NMC175080	Humboldt
RFG #419	10/17/1980	Hrdi	NMC175081	Humboldt
RFG #42	3/10/1989	Crofoot Daniel M	NMC546010	Humboldt
RFG #420	10/17/1980	Hrdi	NMC175082	Humboldt
RFG #421	10/17/1980	Hrdi	NMC175083	Humboldt
RFG #422	10/17/1980	Hrdi	NMC175084	Humboldt
RFG #423	10/17/1980	Hrdi	NMC175085	Humboldt
RFG #424	10/17/1980	Hrdi	NMC175086	Humboldt
RFG #425	10/17/1980	Hrdi	NMC175087	Humboldt
RFG #426	10/17/1980	Hrdi	NMC175088	Humboldt
RFG #43	3/10/1989	Crofoot Daniel M	NMC546011	Humboldt
RFG #44	3/10/1989	Crofoot Daniel M	NMC546012	Humboldt
RFG #45	3/10/1989	Crofoot Daniel M	NMC546013	Humboldt
RFG #46	3/10/1989	Crofoot Daniel M	NMC546014	Humboldt
RFG #47	3/10/1989	Crofoot Daniel M	NMC546015	Humboldt
RFG #48	3/10/1989	Crofoot Daniel M	NMC546016	Humboldt
RFG #49	3/10/1989	Crofoot Daniel M	NMC546017	Humboldt

Hycroft Mine Project	Page 306
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Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
RFG #5	12/20/1979	Hrdi	NMC143256	Humboldt
RFG #50	3/10/1989	Crofoot Daniel M	NMC546018	Humboldt
RFG #51	3/10/1989	Crofoot Daniel M	NMC546019	Humboldt
RFG #52	3/10/1989	Crofoot Daniel M	NMC546020	Humboldt
RFG #52A	3/10/1989	Crofoot Daniel M	NMC546021	Humboldt
RFG #53	3/10/1989	Crofoot Daniel M	NMC546022	Humboldt
RFG #54	3/10/1989	Crofoot Daniel M	NMC546023	Humboldt
RFG #55	1/09/1980	Hrdi	NMC143306	Humboldt
RFG #56	1/09/1980	Hrdi	NMC143307	Humboldt
RFG #57	3/10/1989	Crofoot Daniel M	NMC546024	Humboldt
RFG #58	3/10/1989	Crofoot Daniel M	NMC546025	Humboldt
RFG #59	3/10/1989	Crofoot Daniel M	NMC546026	Humboldt
RFG #6	12/20/1979	Hrdi	NMC143257	Humboldt
RFG #60	3/10/1989	Crofoot Daniel M	NMC546027	Humboldt
RFG #61	3/10/1989	Crofoot Daniel M	NMC546028	Humboldt
RFG #62	3/10/1989	Crofoot Daniel M	NMC546029	Humboldt
RFG #63	3/10/1989	Crofoot Daniel M	NMC546030	Humboldt
RFG #64	3/10/1989	Crofoot Daniel M	NMC546031	Humboldt
RFG #65	3/10/1989	Crofoot Daniel M	NMC546032	Humboldt
RFG #66	3/10/1989	Crofoot Daniel M	NMC546033	Humboldt
RFG #67	3/10/1989	Crofoot Daniel M	NMC546034	Humboldt
RFG #67A	3/10/1989	Crofoot Daniel M	NMC546035	Humboldt
RFG #68	3/10/1989	Crofoot Daniel M	NMC546036	Humboldt
RFG #68A	3/10/1989	Crofoot Daniel M	NMC546037	Humboldt
RFG #69	1/10/1980	Hrdi	NMC143320	Humboldt
RFG #7	12/20/1979	Hrdi	NMC143258	Humboldt
RFG #70	1/10/1980	Hrdi	NMC143321	Humboldt
RFG #71	3/11/1989	Crofoot Daniel M	NMC546038	Humboldt
RFG #73	3/11/1989	Crofoot Daniel M	NMC546039	Humboldt
RFG #74	3/11/1989	Crofoot Daniel M	NMC546040	Humboldt
RFG #75	3/11/1989	Crofoot Daniel M	NMC546041	Humboldt
RFG #76	3/11/1989	Crofoot Daniel M	NMC546042	Humboldt
RFG #77	3/11/1989	Crofoot Daniel M	NMC546043	Humboldt
RFG #78	3/11/1989	Crofoot Daniel M	NMC546044	Humboldt
RFG #79	3/11/1989	Crofoot Daniel M	NMC546045	Humboldt
RFG #8	12/20/1979	Hrdi	NMC143259	Humboldt
RFG #80	3/11/1989	Crofoot Daniel M	NMC546046	Humboldt
RFG #81	3/11/1989	Crofoot Daniel M	NMC546047	Humboldt
RFG #81A	3/11/1989	Crofoot Daniel M	NMC546048	Humboldt
RFG #82	3/11/1989	Crofoot Daniel M	NMC546049	Humboldt
RFG #83	3/11/1989	Crofoot Daniel M	NMC546050	Humboldt
RFG #85	3/11/1989	Crofoot Daniel M	NMC546052	Humboldt
RFG #86	3/11/1989	Crofoot Daniel M	NMC546053	Humboldt
RFG #87	3/11/1989	Crofoot Daniel M	NMC546054	Humboldt
RFG #88	3/11/1989	Crofoot Daniel M	NMC546055	Humboldt
RFG #89	3/11/1989	Crofoot Daniel M	NMC546056	Humboldt

Hycroft Mine Project	Page 307
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Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
RFG #9	12/20/1979	Hrdi	NMC143260	Humboldt
RFG #90	3/11/1989	Crofoot Daniel M	NMC546057	Humboldt
RFG #91	3/11/1989	Crofoot Daniel M	NMC546058	Humboldt
RFG #92	3/11/1989	Crofoot Daniel M	NMC546059	Humboldt
RFG #93	3/11/1989	Crofoot Daniel M	NMC546060	Humboldt
RFG #94	3/11/1989	Crofoot Daniel M	NMC546061	Humboldt
RFG #95	3/11/1989	Crofoot Daniel M	NMC546062	Humboldt
RFG #97	3/11/1989	Crofoot Daniel M	NMC546063	Humboldt
RFG 102	5/20/2006	Hycroft Res & Dev Inc	NMC932886	Humboldt
RFG 126	5/20/2006	Hycroft Res & Dev Inc	NMC932903	Humboldt
RFG 128	5/20/2006	Hycroft Res & Dev Inc	NMC932904	Humboldt
RFG 258	5/20/2006	Hycroft Res & Dev Inc	NMC932912	Humboldt
RFG 260	5/20/2006	Hycroft Res & Dev Inc	NMC932913	Humboldt
RFG 286	5/20/2006	Hycroft Res & Dev Inc	NMC932914	Humboldt
RFG 287	5/20/2006	Hycroft Res & Dev Inc	NMC932915	Humboldt
RFG 289	5/20/2006	Hycroft Res & Dev Inc	NMC932916	Humboldt
RFG 291	5/20/2006	Hycroft Res & Dev Inc	NMC932917	Humboldt
RFG 293	5/20/2006	Hycroft Res & Dev Inc	NMC932918	Humboldt
RFG 295	5/20/2006	Hycroft Res & Dev Inc	NMC932919	Humboldt
RFG 297	5/20/2006	Hycroft Res & Dev Inc	NMC932920	Humboldt
RFG 299	5/20/2006	Hycroft Res & Dev Inc	NMC932921	Humboldt
RFG 301	5/20/2006	Hycroft Res & Dev Inc	NMC932922	Humboldt
RFG 303	5/20/2006	Hycroft Res & Dev Inc	NMC932923	Humboldt
RFG 94A	5/20/2006	Hycroft Res & Dev Inc	NMC932885	Humboldt
RFG Fraction #427	10/17/1980	Hrdi	NMC175089	Humboldt
RFG#14	1/03/1980	Hrdi	NMC143265	Humboldt
RFG#328X	5/15/1984	Lewis Frank W	NMC307553	Humboldt
RFG#84	3/11/1989	Crofoot Daniel M	NMC546051	Humboldt
RFG-130-A	1/08/2008	Victory Exploration Inc.	NMC985654	Humboldt
RFGM 1	6/18/2009	Hycroft Res & Dev Inc	NMC1008652	Humboldt
RFGM 10	6/18/2009	Hycroft Res & Dev Inc	NMC1008661	Humboldt
RFGM 10A	6/18/2009	Hycroft Res & Dev Inc	NMC1008716	Humboldt
RFGM 11	6/18/2009	Hycroft Res & Dev Inc	NMC1008662	Humboldt
RFGM 11A	6/18/2009	Hycroft Res & Dev Inc	NMC1008717	Humboldt
RFGM 12	6/18/2009	Hycroft Res & Dev Inc	NMC1008663	Humboldt
RFGM 12A	6/18/2009	Hycroft Res & Dev Inc	NMC1008718	Humboldt
RFGM 12B	6/18/2009	Hycroft Res & Dev Inc	NMC1008728	Humboldt
RFGM 13	6/18/2009	Hycroft Res & Dev Inc	NMC1008664	Humboldt
RFGM 13A	6/18/2009	Hycroft Res & Dev Inc	NMC1008719	Humboldt
RFGM 13B	6/18/2009	Hycroft Res & Dev Inc	NMC1008729	Humboldt
RFGM 14	6/18/2009	Hycroft Res & Dev Inc	NMC1008665	Humboldt
RFGM 14A	6/18/2009	Hycroft Res & Dev Inc	NMC1008720	Humboldt
RFGM 15	6/18/2009	Hycroft Res & Dev Inc	NMC1008666	Humboldt
RFGM 16	6/18/2009	Hycroft Res & Dev Inc	NMC1008667	Humboldt
RFGM 17	6/18/2009	Hycroft Res & Dev Inc	NMC1008668	Humboldt
RFGM 171	6/18/2009	Hycroft Res & Dev Inc	NMC1008691	Humboldt
RFGM 172	6/18/2009	Hycroft Res & Dev Inc	NMC1008692	Humboldt
RFGM 176	6/18/2009	Hycroft Res & Dev Inc	NMC1008693	Humboldt
RFGM 177	6/18/2009	Hycroft Res & Dev Inc	NMC1008694	Humboldt

Hycroft Mine Project	Page 308
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Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
RFGM 177A	6/18/2009	Hycroft Res & Dev Inc	NMC1008725	Humboldt
RFGM 178	6/18/2009	Hycroft Res & Dev Inc	NMC1008695	Humboldt
RFGM 179	6/18/2009	Hycroft Res & Dev Inc	NMC1008696	Humboldt
RFGM 18	6/18/2009	Hycroft Res & Dev Inc	NMC1008669	Humboldt
RFGM 180	6/18/2009	Hycroft Res & Dev Inc	NMC1008697	Humboldt
RFGM 181	6/18/2009	Hycroft Res & Dev Inc	NMC1008698	Humboldt
RFGM 182	6/18/2009	Hycroft Res & Dev Inc	NMC1008699	Humboldt
RFGM 183	6/18/2009	Hycroft Res & Dev Inc	NMC1008700	Humboldt
RFGM 184	6/18/2009	Hycroft Res & Dev Inc	NMC1008701	Humboldt
RFGM 186	6/18/2009	Hycroft Res & Dev Inc	NMC1008702	Humboldt
RFGM 187	6/18/2009	Hycroft Res & Dev Inc	NMC1008703	Humboldt
RFGM 18A	6/18/2009	Hycroft Res & Dev Inc	NMC1008721	Humboldt
RFGM 19	6/18/2009	Hycroft Res & Dev Inc	NMC1008670	Humboldt
RFGM 2	6/18/2009	Hycroft Res & Dev Inc	NMC1008653	Humboldt
RFGM 20	6/18/2009	Hycroft Res & Dev Inc	NMC1008671	Humboldt
RFGM 20A	6/18/2009	Hycroft Res & Dev Inc	NMC1008722	Humboldt
RFGM 21	6/18/2009	Hycroft Res & Dev Inc	NMC1008672	Humboldt
RFGM 22	6/18/2009	Hycroft Res & Dev Inc	NMC1008673	Humboldt
RFGM 22A	6/18/2009	Hycroft Res & Dev Inc	NMC1008723	Humboldt
RFGM 22B	6/18/2009	Hycroft Res & Dev Inc	NMC1008730	Humboldt
RFGM 23	6/18/2009	Hycroft Res & Dev Inc	NMC1008674	Humboldt
RFGM 24	6/18/2009	Hycroft Res & Dev Inc	NMC1008675	Humboldt
RFGM 25	6/18/2009	Hycroft Res & Dev Inc	NMC1008676	Humboldt
RFGM 26	6/18/2009	Hycroft Res & Dev Inc	NMC1008677	Humboldt
RFGM 27	6/18/2009	Hycroft Res & Dev Inc	NMC1008678	Humboldt
RFGM 27A	6/18/2009	Hycroft Res & Dev Inc	NMC1008724	Humboldt
RFGM 28	6/18/2009	Hycroft Res & Dev Inc	NMC1008679	Humboldt
RFGM 29	6/18/2009	Hycroft Res & Dev Inc	NMC1008680	Humboldt
RFGM 3	6/18/2009	Hycroft Res & Dev Inc	NMC1008654	Humboldt
RFGM 30	6/18/2009	Hycroft Res & Dev Inc	NMC1008681	Humboldt
RFGM 31	6/18/2009	Hycroft Res & Dev Inc	NMC1008682	Humboldt
RFGM 32	6/18/2009	Hycroft Res & Dev Inc	NMC1008683	Humboldt
RFGM 33	6/18/2009	Hycroft Res & Dev Inc	NMC1008684	Humboldt
RFGM 34	6/18/2009	Hycroft Res & Dev Inc	NMC1008685	Humboldt
RFGM 357	6/18/2009	Hycroft Res & Dev Inc	NMC1008704	Humboldt
RFGM 358	6/18/2009	Hycroft Res & Dev Inc	NMC1008705	Humboldt
RFGM 358A	6/18/2009	Hycroft Res & Dev Inc	NMC1008726	Humboldt
RFGM 359	6/18/2009	Hycroft Res & Dev Inc	NMC1008706	Humboldt
RFGM 359A	6/18/2009	Hycroft Res & Dev Inc	NMC1008727	Humboldt
RFGM 360	6/18/2009	Hycroft Res & Dev Inc	NMC1008707	Humboldt
RFGM 361	6/18/2009	Hycroft Res & Dev Inc	NMC1008708	Humboldt
RFGM 363	6/18/2009	Hycroft Res & Dev Inc	NMC1008709	Humboldt
RFGM 365	6/18/2009	Hycroft Res & Dev Inc	NMC1008710	Humboldt
RFGM 367	6/18/2009	Hycroft Res & Dev Inc	NMC1008711	Humboldt
RFGM 4	6/18/2009	Hycroft Res & Dev Inc	NMC1008655	Humboldt
RFGM 40	6/18/2009	Hycroft Res & Dev Inc	NMC1008686	Humboldt
RFGM 41	6/18/2009	Hycroft Res & Dev Inc	NMC1008687	Humboldt
RFGM 42	6/18/2009	Hycroft Res & Dev Inc	NMC1008688	Humboldt

Hycroft Mine Project	Page 309
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
RFGM 43	6/18/2009	Hycroft Res & Dev Inc	NMC1008689	Humboldt
RFGM 5	6/18/2009	Hycroft Res & Dev Inc	NMC1008656	Humboldt
RFGM 57	6/18/2009	Hycroft Res & Dev Inc	NMC1008690	Humboldt
RFGM 6	6/18/2009	Hycroft Res & Dev Inc	NMC1008657	Humboldt
RFGM 6A	6/18/2009	Hycroft Res & Dev Inc	NMC1008712	Humboldt
RFGM 7	6/18/2009	Hycroft Res & Dev Inc	NMC1008658	Humboldt
RFGM 7A	6/18/2009	Hycroft Res & Dev Inc	NMC1008713	Humboldt
RFGM 8	6/18/2009	Hycroft Res & Dev Inc	NMC1008659	Humboldt
RFGM 8A	6/18/2009	Hycroft Res & Dev Inc	NMC1008714	Humboldt
RFGM 9	6/18/2009	Hycroft Res & Dev Inc	NMC1008660	Humboldt
RFGM 9A	6/18/2009	Hycroft Res & Dev Inc	NMC1008715	Humboldt
SH 1	4/20/2008	Hycroft Res & Dev Inc	NMC990654	Humboldt
SH 10	4/20/2008	Hycroft Res & Dev Inc	NMC990663	Humboldt
SH 100	4/06/2008	Hycroft Res & Dev Inc	NMC990753	Humboldt
SH 101	4/06/2008	Hycroft Res & Dev Inc	NMC990754	Humboldt
SH 102	4/06/2008	Hycroft Res & Dev Inc	NMC990755	Humboldt
SH 103	4/06/2008	Hycroft Res & Dev Inc	NMC990756	Humboldt
SH 104	4/06/2008	Hycroft Res & Dev Inc	NMC990757	Humboldt
SH 105	4/06/2008	Hycroft Res & Dev Inc	NMC990758	Humboldt
SH 106	4/06/2008	Hycroft Res & Dev Inc	NMC990759	Humboldt
SH 107	4/06/2008	Hycroft Res & Dev Inc	NMC990760	Humboldt
SH 108	4/06/2008	Hycroft Res & Dev Inc	NMC990761	Humboldt
SH 109	4/06/2008	Hycroft Res & Dev Inc	NMC990762	Humboldt
SH 11	4/20/2008	Hycroft Res & Dev Inc	NMC990664	Humboldt
SH 110	4/06/2008	Hycroft Res & Dev Inc	NMC990763	Humboldt
SH 111	4/06/2008	Hycroft Res & Dev Inc	NMC990764	Humboldt
SH 112	4/06/2008	Hycroft Res & Dev Inc	NMC990765	Humboldt
SH 113	4/06/2008	Hycroft Res & Dev Inc	NMC990766	Humboldt
SH 114	4/06/2008	Hycroft Res & Dev Inc	NMC990767	Humboldt
SH 115	4/06/2008	Hycroft Res & Dev Inc	NMC990768	Humboldt
SH 116	4/05/2008	Hycroft Res & Dev Inc	NMC990769	Humboldt
SH 117	4/05/2008	Hycroft Res & Dev Inc	NMC990770	Humboldt
SH 118	4/05/2008	Hycroft Res & Dev Inc	NMC990771	Humboldt
SH 119	4/05/2008	Hycroft Res & Dev Inc	NMC990772	Humboldt
SH 12	4/20/2008	Hycroft Res & Dev Inc	NMC990665	Humboldt
SH 120	4/05/2008	Hycroft Res & Dev Inc	NMC990773	Humboldt
SH 121	4/05/2008	Hycroft Res & Dev Inc	NMC990774	Humboldt
SH 122	4/05/2008	Hycroft Res & Dev Inc	NMC990775	Humboldt
SH 123	4/05/2008	Hycroft Res & Dev Inc	NMC990776	Humboldt
SH 124	4/05/2008	Hycroft Res & Dev Inc	NMC990777	Humboldt
SH 125	4/05/2008	Hycroft Res & Dev Inc	NMC990778	Humboldt
SH 126	4/05/2008	Hycroft Res & Dev Inc	NMC990779	Humboldt
SH 127	4/05/2008	Hycroft Res & Dev Inc	NMC990780	Humboldt
SH 128	4/05/2008	Hycroft Res & Dev Inc	NMC990781	Humboldt
SH 129	4/05/2008	Hycroft Res & Dev Inc	NMC990782	Humboldt
SH 13	4/20/2008	Hycroft Res & Dev Inc	NMC990666	Humboldt
SH 130	4/06/2008	Hycroft Res & Dev Inc	NMC990783	Humboldt
SH 131	4/06/2008	Hycroft Res & Dev Inc	NMC990784	Humboldt

Hycroft Mine Project	Page 310
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
SH 132	4/06/2008	Hycroft Res & Dev Inc	NMC990785	Humboldt
SH 133	4/06/2008	Hycroft Res & Dev Inc	NMC990786	Humboldt
SH 134	4/06/2008	Hycroft Res & Dev Inc	NMC990787	Humboldt
SH 135	4/06/2008	Hycroft Res & Dev Inc	NMC990788	Humboldt
SH 136	4/06/2008	Hycroft Res & Dev Inc	NMC990789	Humboldt
SH 137	4/06/2008	Hycroft Res & Dev Inc	NMC990790	Humboldt
SH 138	4/06/2008	Hycroft Res & Dev Inc	NMC990791	Humboldt
SH 139	4/06/2008	Hycroft Res & Dev Inc	NMC990792	Humboldt
SH 14	4/20/2008	Hycroft Res & Dev Inc	NMC990667	Humboldt
SH 140	4/06/2008	Hycroft Res & Dev Inc	NMC990793	Humboldt
SH 141	4/06/2008	Hycroft Res & Dev Inc	NMC990794	Humboldt
SH 142	4/06/2008	Hycroft Res & Dev Inc	NMC990795	Humboldt
SH 143	4/06/2008	Hycroft Res & Dev Inc	NMC990796	Humboldt
SH 144	4/06/2008	Hycroft Res & Dev Inc	NMC990797	Humboldt
SH 145	4/06/2008	Hycroft Res & Dev Inc	NMC990798	Humboldt
SH 146	4/06/2008	Hycroft Res & Dev Inc	NMC990799	Humboldt
SH 147	4/06/2008	Hycroft Res & Dev Inc	NMC990800	Humboldt
SH 148	4/06/2008	Hycroft Res & Dev Inc	NMC990801	Humboldt
SH 149	4/06/2008	Hycroft Res & Dev Inc	NMC990802	Humboldt
SH 15	4/20/2008	Hycroft Res & Dev Inc	NMC990668	Humboldt
SH 150	4/06/2008	Hycroft Res & Dev Inc	NMC990803	Humboldt
SH 151	4/06/2008	Hycroft Res & Dev Inc	NMC990804	Humboldt
SH 152	4/06/2008	Hycroft Res & Dev Inc	NMC990805	Humboldt
SH 153	4/06/2008	Hycroft Res & Dev Inc	NMC990806	Humboldt
SH 154	4/06/2008	Hycroft Res & Dev Inc	NMC990807	Humboldt
SH 155	4/05/2008	Hycroft Res & Dev Inc	NMC990808	Humboldt
SH 156	4/05/2008	Hycroft Res & Dev Inc	NMC990809	Humboldt
SH 157	4/05/2008	Hycroft Res & Dev Inc	NMC990810	Humboldt
SH 158	4/05/2008	Hycroft Res & Dev Inc	NMC990811	Humboldt
SH 159	4/05/2008	Hycroft Res & Dev Inc	NMC990812	Humboldt
SH 16	4/20/2008	Hycroft Res & Dev Inc	NMC990669	Humboldt
SH 160	4/05/2008	Hycroft Res & Dev Inc	NMC990813	Humboldt
SH 161	4/05/2008	Hycroft Res & Dev Inc	NMC990814	Humboldt
SH 162	4/05/2008	Hycroft Res & Dev Inc	NMC990815	Humboldt
SH 163	4/05/2008	Hycroft Res & Dev Inc	NMC990816	Humboldt
SH 164	4/05/2008	Hycroft Res & Dev Inc	NMC990817	Humboldt
SH 165	4/05/2008	Hycroft Res & Dev Inc	NMC990818	Humboldt
SH 166	4/05/2008	Hycroft Res & Dev Inc	NMC990819	Humboldt
SH 167	4/05/2008	Hycroft Res & Dev Inc	NMC990820	Humboldt
SH 168	4/05/2008	Hycroft Res & Dev Inc	NMC990821	Humboldt
SH 17	4/20/2008	Hycroft Res & Dev Inc	NMC990670	Humboldt
SH 18	4/20/2008	Hycroft Res & Dev Inc	NMC990671	Humboldt
SH 19	4/20/2008	Hycroft Res & Dev Inc	NMC990672	Humboldt
SH 2	4/20/2008	Hycroft Res & Dev Inc	NMC990655	Humboldt
SH 20	4/20/2008	Hycroft Res & Dev Inc	NMC990673	Humboldt
SH 21	4/20/2008	Hycroft Res & Dev Inc	NMC990674	Humboldt
SH 22	4/20/2008	Hycroft Res & Dev Inc	NMC990675	Humboldt
SH 23	4/20/2008	Hycroft Res & Dev Inc	NMC990676	Humboldt

Hycroft Mine Project	Page 311
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
SH 24	4/20/2008	Hycroft Res & Dev Inc	NMC990677	Humboldt
SH 25	4/20/2008	Hycroft Res & Dev Inc	NMC990678	Humboldt
SH 26	4/20/2008	Hycroft Res & Dev Inc	NMC990679	Humboldt
SH 27	4/20/2008	Hycroft Res & Dev Inc	NMC990680	Humboldt
SH 28	4/20/2008	Hycroft Res & Dev Inc	NMC990681	Humboldt
SH 29	4/20/2008	Hycroft Res & Dev Inc	NMC990682	Humboldt
SH 3	4/20/2008	Hycroft Res & Dev Inc	NMC990656	Humboldt
SH 30	4/20/2008	Hycroft Res & Dev Inc	NMC990683	Humboldt
SH 31	4/20/2008	Hycroft Res & Dev Inc	NMC990684	Humboldt
SH 32	4/06/2008	Hycroft Res & Dev Inc	NMC990685	Humboldt
SH 33	4/06/2008	Hycroft Res & Dev Inc	NMC990686	Humboldt
SH 34	4/06/2008	Hycroft Res & Dev Inc	NMC990687	Humboldt
SH 35	4/06/2008	Hycroft Res & Dev Inc	NMC990688	Humboldt
SH 350	4/21/2008	Hycroft Res & Dev Inc	NMC991002	Humboldt
SH 351	4/21/2008	Hycroft Res & Dev Inc	NMC991003	Humboldt
SH 352	4/21/2008	Hycroft Res & Dev Inc	NMC991004	Humboldt
SH 36	4/06/2008	Hycroft Res & Dev Inc	NMC990689	Humboldt
SH 37	4/06/2008	Hycroft Res & Dev Inc	NMC990690	Humboldt
SH 373	4/21/2008	Hycroft Res & Dev Inc	NMC991025	Humboldt
SH 374	4/21/2008	Hycroft Res & Dev Inc	NMC991026	Humboldt
SH 375	4/21/2008	Hycroft Res & Dev Inc	NMC991027	Humboldt
SH 376	4/21/2008	Hycroft Res & Dev Inc	NMC991028	Humboldt
SH 377	4/21/2008	Hycroft Res & Dev Inc	NMC991029	Humboldt
SH 378	4/21/2008	Hycroft Res & Dev Inc	NMC991030	Humboldt
SH 379	4/21/2008	Hycroft Res & Dev Inc	NMC991031	Humboldt
SH 38	4/06/2008	Hycroft Res & Dev Inc	NMC990691	Humboldt
SH 380	4/21/2008	Hycroft Res & Dev Inc	NMC991032	Humboldt
SH 381	4/21/2008	Hycroft Res & Dev Inc	NMC991033	Humboldt
SH 39	4/06/2008	Hycroft Res & Dev Inc	NMC990692	Humboldt
SH 396	4/21/2008	Hycroft Res & Dev Inc	NMC991048	Humboldt
SH 397	4/21/2008	Hycroft Res & Dev Inc	NMC991049	Humboldt
SH 398	4/21/2008	Hycroft Res & Dev Inc	NMC991050	Humboldt
SH 399	4/21/2008	Hycroft Res & Dev Inc	NMC991051	Humboldt
SH 400	4/21/2008	Hycroft Res & Dev Inc	NMC991052	Humboldt
SH 401	4/21/2008	Hycroft Res & Dev Inc	NMC991053	Humboldt
SH 402	4/21/2008	Hycroft Res & Dev Inc	NMC991054	Humboldt
SH 403	4/21/2008	Hycroft Res & Dev Inc	NMC991055	Humboldt
SH 404	4/21/2008	Hycroft Res & Dev Inc	NMC991056	Humboldt
SH 405	4/21/2008	Hycroft Res & Dev Inc	NMC991057	Humboldt
SH 406	4/21/2008	Hycroft Res & Dev Inc	NMC991058	Humboldt
SH 41	4/06/2008	Hycroft Res & Dev Inc	NMC990694	Humboldt
SH 419	4/21/2008	Hycroft Res & Dev Inc	NMC991071	Humboldt
SH 42	4/06/2008	Hycroft Res & Dev Inc	NMC990695	Humboldt
SH 420	4/21/2008	Hycroft Res & Dev Inc	NMC991072	Humboldt
SH 421	4/21/2008	Hycroft Res & Dev Inc	NMC991073	Humboldt
SH 422	4/21/2008	Hycroft Res & Dev Inc	NMC991074	Humboldt
SH 423	4/21/2008	Hycroft Res & Dev Inc	NMC991075	Humboldt
SH 424	4/21/2008	Hycroft Res & Dev Inc	NMC991076	Humboldt

Hycroft Mine Project	Page 312
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
SH 425	4/21/2008	Hycroft Res & Dev Inc	NMC991077	Humboldt
SH 426	4/21/2008	Hycroft Res & Dev Inc	NMC991078	Humboldt
SH 427	4/21/2008	Hycroft Res & Dev Inc	NMC991079	Humboldt
SH 428	4/21/2008	Hycroft Res & Dev Inc	NMC991080	Humboldt
SH 429	4/21/2008	Hycroft Res & Dev Inc	NMC991081	Humboldt
SH 43	4/06/2008	Hycroft Res & Dev Inc	NMC990696	Humboldt
SH 430	4/21/2008	Hycroft Res & Dev Inc	NMC991082	Humboldt
SH 439	4/21/2008	Hycroft Res & Dev Inc	NMC991090	Humboldt
SH 44	4/06/2008	Hycroft Res & Dev Inc	NMC990697	Humboldt
SH 440	4/21/2008	Hycroft Res & Dev Inc	NMC991091	Humboldt
SH 441	4/21/2008	Hycroft Res & Dev Inc	NMC991092	Humboldt
SH 442	4/21/2008	Hycroft Res & Dev Inc	NMC991093	Humboldt
SH 443	4/21/2008	Hycroft Res & Dev Inc	NMC991094	Humboldt
SH 444	4/21/2008	Hycroft Res & Dev Inc	NMC991095	Humboldt
SH 445	4/21/2008	Hycroft Res & Dev Inc	NMC991096	Humboldt
SH 446	4/21/2008	Hycroft Res & Dev Inc	NMC991097	Humboldt
SH 447	4/21/2008	Hycroft Res & Dev Inc	NMC991098	Humboldt
SH 448	4/21/2008	Hycroft Res & Dev Inc	NMC991099	Humboldt
SH 449	4/21/2008	Hycroft Res & Dev Inc	NMC991100	Humboldt
SH 45	4/06/2008	Hycroft Res & Dev Inc	NMC990698	Humboldt
SH 450	4/21/2008	Hycroft Res & Dev Inc	NMC991101	Humboldt
SH 451	4/21/2008	Hycroft Res & Dev Inc	NMC991102	Humboldt
SH 452	4/21/2008	Hycroft Res & Dev Inc	NMC991103	Humboldt
SH 453	4/21/2008	Hycroft Res & Dev Inc	NMC991104	Humboldt
SH 454	4/21/2008	Hycroft Res & Dev Inc	NMC991105	Humboldt
SH 455	4/21/2008	Hycroft Res & Dev Inc	NMC991106	Humboldt
SH 456	4/21/2008	Hycroft Res & Dev Inc	NMC991107	Humboldt
SH 46	4/06/2008	Hycroft Res & Dev Inc	NMC990699	Humboldt
SH 47	4/06/2008	Hycroft Res & Dev Inc	NMC990700	Humboldt
SH 48	4/06/2008	Hycroft Res & Dev Inc	NMC990701	Humboldt
SH 49	4/06/2008	Hycroft Res & Dev Inc	NMC990702	Humboldt
SH 5	4/20/2008	Hycroft Res & Dev Inc	NMC990658	Humboldt
SH 50	4/06/2008	Hycroft Res & Dev Inc	NMC990703	Humboldt
SH 51	4/06/2008	Hycroft Res & Dev Inc	NMC990704	Humboldt
SH 52	4/06/2008	Hycroft Res & Dev Inc	NMC990705	Humboldt
SH 53	4/06/2008	Hycroft Res & Dev Inc	NMC990706	Humboldt
SH 54	4/06/2008	Hycroft Res & Dev Inc	NMC990707	Humboldt
SH 55	4/06/2008	Hycroft Res & Dev Inc	NMC990708	Humboldt
SH 56	4/06/2008	Hycroft Res & Dev Inc	NMC990709	Humboldt
SH 57	4/06/2008	Hycroft Res & Dev Inc	NMC990710	Humboldt
SH 58	4/06/2008	Hycroft Res & Dev Inc	NMC990711	Humboldt
SH 59	4/06/2008	Hycroft Res & Dev Inc	NMC990712	Humboldt
SH 6	4/20/2008	Hycroft Res & Dev Inc	NMC990659	Humboldt
SH 60	4/06/2008	Hycroft Res & Dev Inc	NMC990713	Humboldt
SH 61	4/06/2008	Hycroft Res & Dev Inc	NMC990714	Humboldt
SH 62	4/06/2008	Hycroft Res & Dev Inc	NMC990715	Humboldt
SH 63	4/06/2008	Hycroft Res & Dev Inc	NMC990716	Humboldt
SH 64	4/06/2008	Hycroft Res & Dev Inc	NMC990717	Humboldt

Hycroft Mine Project	Page 313
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
SH 65	4/06/2008	Hycroft Res & Dev Inc	NMC990718	Humboldt
SH 66	4/06/2008	Hycroft Res & Dev Inc	NMC990719	Humboldt
SH 67	4/06/2008	Hycroft Res & Dev Inc	NMC990720	Humboldt
SH 68	4/06/2008	Hycroft Res & Dev Inc	NMC990721	Humboldt
SH 69	4/06/2008	Hycroft Res & Dev Inc	NMC990722	Humboldt
SH 7	4/20/2008	Hycroft Res & Dev Inc	NMC990660	Humboldt
SH 70	4/06/2008	Hycroft Res & Dev Inc	NMC990723	Humboldt
SH 71	4/06/2008	Hycroft Res & Dev Inc	NMC990724	Humboldt
SH 72	4/06/2008	Hycroft Res & Dev Inc	NMC990725	Humboldt
SH 73	4/06/2008	Hycroft Res & Dev Inc	NMC990726	Humboldt
SH 74	4/06/2008	Hycroft Res & Dev Inc	NMC990727	Humboldt
SH 75	4/06/2008	Hycroft Res & Dev Inc	NMC990728	Humboldt
SH 76	4/06/2008	Hycroft Res & Dev Inc	NMC990729	Humboldt
SH 77	4/06/2008	Hycroft Res & Dev Inc	NMC990730	Humboldt
SH 78	4/06/2008	Hycroft Res & Dev Inc	NMC990731	Humboldt
SH 79	4/06/2008	Hycroft Res & Dev Inc	NMC990732	Humboldt
SH 8	4/20/2008	Hycroft Res & Dev Inc	NMC990661	Humboldt
SH 80	4/06/2008	Hycroft Res & Dev Inc	NMC990733	Humboldt
SH 81	4/06/2008	Hycroft Res & Dev Inc	NMC990734	Humboldt
SH 82	4/05/2008	Hycroft Res & Dev Inc	NMC990735	Humboldt
SH 83	4/05/2008	Hycroft Res & Dev Inc	NMC990736	Humboldt
SH 84	4/05/2008	Hycroft Res & Dev Inc	NMC990737	Humboldt
SH 85	4/05/2008	Hycroft Res & Dev Inc	NMC990738	Humboldt
SH 86	4/05/2008	Hycroft Res & Dev Inc	NMC990739	Humboldt
SH 87	4/05/2008	Hycroft Res & Dev Inc	NMC990740	Humboldt
SH 88	4/05/2008	Hycroft Res & Dev Inc	NMC990741	Humboldt
SH 89	4/05/2008	Hycroft Res & Dev Inc	NMC990742	Humboldt
SH 9	4/20/2008	Hycroft Res & Dev Inc	NMC990662	Humboldt
SH 90	4/05/2008	Hycroft Res & Dev Inc	NMC990743	Humboldt
SH 91	4/06/2008	Hycroft Res & Dev Inc	NMC990744	Humboldt
SH 92	4/06/2008	Hycroft Res & Dev Inc	NMC990745	Humboldt
SH 93	4/06/2008	Hycroft Res & Dev Inc	NMC990746	Humboldt
SH 94	4/06/2008	Hycroft Res & Dev Inc	NMC990747	Humboldt
SH 95	4/06/2008	Hycroft Res & Dev Inc	NMC990748	Humboldt
SH 96	4/06/2008	Hycroft Res & Dev Inc	NMC990749	Humboldt
SH 97	4/06/2008	Hycroft Res & Dev Inc	NMC990750	Humboldt
SH 98	4/06/2008	Hycroft Res & Dev Inc	NMC990751	Humboldt
SH 99	4/06/2008	Hycroft Res & Dev Inc	NMC990752	Humboldt
SH4	4/20/2008	Hycroft Res & Dev Inc	NMC990657	Humboldt
SH40	4/06/2008	Hycroft Res & Dev Inc	NMC990693	Humboldt
SL 1	10/18/2012	Hycroft Res & Dev Inc	NMC1080086	Humboldt
SL 2	10/18/2012	Hycroft Res & Dev Inc	NMC1080087	Humboldt
SL 3	10/18/2012	Hycroft Res & Dev Inc	NMC1080088	Humboldt
SL 4	10/18/2012	Hycroft Res & Dev Inc	NMC1080089	Humboldt
SL 5	10/18/2012	Hycroft Res & Dev Inc	NMC1080090	Humboldt
SL 6	10/18/2012	Hycroft Res & Dev Inc	NMC1080091	Humboldt
Sulphate	11/04/1980	Lewis Frank W	NMC181011	Humboldt
Triple L #1	10/13/1979	Lewis Frank W	NMC127534	Humboldt

Hycroft Mine Project	Page 314
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
Triple L #2	10/13/1979	Lewis Frank W	NMC127535	Humboldt
Triple L #3	10/13/1979	Lewis Frank W	NMC127536	Humboldt
Triple L #4	10/13/1979	Lewis Frank W	NMC127537	Humboldt
Triple L #5	10/13/1979	Lewis Frank W	NMC127538	Humboldt
WKM-1	9/30/1997	F W Lewis Inc	NMC780688	Humboldt
WKM-10	9/30/1997	F W Lewis Inc	NMC780697	Humboldt
WKM-11	9/30/1997	F W Lewis Inc	NMC780698	Humboldt
WKM-12	9/30/1997	F W Lewis Inc	NMC780699	Humboldt
WKM-13	9/30/1997	F W Lewis Inc	NMC780700	Humboldt
WKM-14	9/30/1997	F W Lewis Inc	NMC780701	Humboldt
WKM-15	9/30/1997	F W Lewis Inc	NMC780702	Humboldt
WKM-16	9/30/1997	F W Lewis Inc	NMC780703	Humboldt
WKM-17	9/30/1997	F W Lewis Inc	NMC780704	Humboldt
WKM-18	9/30/1997	F W Lewis Inc	NMC780705	Humboldt
WKM-19	10/01/1997	F W Lewis Inc	NMC780706	Humboldt
WKM-2	9/30/1997	F W Lewis Inc	NMC780689	Humboldt
WKM-20	10/01/1997	F W Lewis Inc	NMC780707	Humboldt
WKM-21	10/01/1997	F W Lewis Inc	NMC780708	Humboldt
WKM-22	10/01/1997	F W Lewis Inc	NMC780709	Humboldt
WKM-23	10/01/1997	F W Lewis Inc	NMC780710	Humboldt
WKM-24	10/01/1997	F W Lewis Inc	NMC780711	Humboldt
WKM-25	10/01/1997	F W Lewis Inc	NMC780712	Humboldt
WKM-26	10/01/1997	F W Lewis Inc	NMC780713	Humboldt
WKM-27	10/01/1997	F W Lewis Inc	NMC780714	Humboldt
WKM-28	10/01/1997	F W Lewis Inc	NMC780715	Humboldt
WKM-29	10/01/1997	F W Lewis Inc	NMC780716	Humboldt
WKM-3	9/30/1997	F W Lewis Inc	NMC780690	Humboldt
WKM-30	10/01/1997	F W Lewis Inc	NMC780717	Humboldt
WKM-31	10/01/1997	F W Lewis Inc	NMC780718	Humboldt
WKM-32	10/01/1997	F W Lewis Inc	NMC780719	Humboldt
WKM-33	10/01/1997	F W Lewis Inc	NMC780720	Humboldt
WKM-34	10/01/1997	F W Lewis Inc	NMC780721	Humboldt
WKM-35	10/01/1997	F W Lewis Inc	NMC780722	Humboldt
WKM-36	10/01/1997	F W Lewis Inc	NMC780723	Humboldt
WKM-37	10/01/1997	F W Lewis Inc	NMC780724	Humboldt
WKM-38	10/01/1997	F W Lewis Inc	NMC780725	Humboldt
WKM-39	10/01/1997	F W Lewis Inc	NMC780726	Humboldt
WKM-4	9/30/1997	F W Lewis Inc	NMC780691	Humboldt
WKM-40	10/01/1997	F W Lewis Inc	NMC780727	Humboldt
WKM-41	10/01/1997	F W Lewis Inc	NMC780728	Humboldt
WKM-42	10/01/1997	F W Lewis Inc	NMC780729	Humboldt
WKM-43	10/01/1997	F W Lewis Inc	NMC780730	Humboldt
WKM-44	10/01/1997	F W Lewis Inc	NMC780731	Humboldt
WKM-45	10/01/1997	F W Lewis Inc	NMC780732	Humboldt
WKM-46	10/01/1997	F W Lewis Inc	NMC780733	Humboldt
WKM-47	10/01/1997	F W Lewis Inc	NMC780734	Humboldt
WKM-48	10/01/1997	F W Lewis Inc	NMC780735	Humboldt

Hycroft Mine Project	Page 315
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
WKM-5	9/30/1997	F W Lewis Inc	NMC780692	Humboldt
WKM-50	10/01/1997	F W Lewis Inc	NMC780736	Humboldt
WKM-51	10/02/1997	F W Lewis Inc	NMC780737	Humboldt
WKM-52	10/02/1997	F W Lewis Inc	NMC780738	Humboldt
WKM-53	10/02/1997	F W Lewis Inc	NMC780739	Humboldt
WKM-54	10/02/1997	F W Lewis Inc	NMC780740	Humboldt
WKM-55	10/02/1997	F W Lewis Inc	NMC780741	Humboldt
WKM-56	10/02/1997	F W Lewis Inc	NMC780742	Humboldt
WKM-57	10/02/1997	F W Lewis Inc	NMC780743	Humboldt
WKM-58	10/02/1997	F W Lewis Inc	NMC780744	Humboldt
WKM-6	9/30/1997	F W Lewis Inc	NMC780693	Humboldt
WKM-60	10/06/1997	F W Lewis Inc	NMC780745	Humboldt
WKM-62	10/06/1997	F W Lewis Inc	NMC780746	Humboldt
WKM-64	10/06/1997	F W Lewis Inc	NMC780747	Humboldt
WKM-7	9/30/1997	F W Lewis Inc	NMC780694	Humboldt
WKM-8	9/30/1997	F W Lewis Inc	NMC780695	Humboldt
WKM-9	9/30/1997	F W Lewis Inc	NMC780696	Humboldt
FG 49	12/18/2013	Hycroft Res & Dev Inc	NMC1100166	Pershing
FG 71	12/18/2013	Hycroft Res & Dev Inc	NMC1100167	Pershing
HRD1212	4/16/2014	Hycroft Res & Dev Inc	NMC1102169	Pershing
HRDI 218	4/16/2014	Hycroft Res & Dev Inc	NMC1102176	Pershing
HRDI 219	4/16/2014	Hycroft Res & Dev Inc	NMC1102177	Pershing
HRDI 1	12/16/2013	Hycroft Res & Dev Inc	NMC1100176	Pershing
HRDI 10	12/16/2013	Hycroft Res & Dev Inc	NMC1100185	Pershing
HRDI 100	4/8/2014	Hycroft Res & Dev Inc	NMC1102058	Pershing
HRDI 101	4/8/2014	Hycroft Res & Dev Inc	NMC1102059	Pershing
HRDI 102	4/8/2014	Hycroft Res & Dev Inc	NMC1102060	Pershing
HRDI 103	4/8/2014	Hycroft Res & Dev Inc	NMC1102061	Pershing
HRDI 104	4/8/2014	Hycroft Res & Dev Inc	NMC1102062	Pershing
HRDI 105	4/8/2014	Hycroft Res & Dev Inc	NMC1102063	Pershing
HRDI 106	4/8/2014	Hycroft Res & Dev Inc	NMC1102064	Pershing
HRDI 107	4/8/2014	Hycroft Res & Dev Inc	NMC1102065	Pershing
HRDI 108	4/8/2014	Hycroft Res & Dev Inc	NMC1102066	Pershing
HRDI 109	4/8/2014	Hycroft Res & Dev Inc	NMC1102067	Pershing
HRDI 11	12/16/2013	Hycroft Res & Dev Inc	NMC1100186	Pershing
HRDI 110	4/8/2014	Hycroft Res & Dev Inc	NMC1102068	Pershing
HRDI 111	4/9/2014	Hycroft Res & Dev Inc	NMC1102069	Pershing
HRDI 112	4/9/2014	Hycroft Res & Dev Inc	NMC1102070	Pershing
HRDI 113	4/9/2014	Hycroft Res & Dev Inc	NMC1102071	Pershing
HRDI 114	4/9/2014	Hycroft Res & Dev Inc	NMC1102072	Pershing
HRDI 115	4/9/2014	Hycroft Res & Dev Inc	NMC1102073	Pershing
HRDI 116	4/9/2014	Hycroft Res & Dev Inc	NMC1102074	Pershing
HRDI 117	4/9/2014	Hycroft Res & Dev Inc	NMC1102075	Pershing
HRDI 118	4/9/2014	Hycroft Res & Dev Inc	NMC1102076	Pershing
HRDI 119	4/9/2014	Hycroft Res & Dev Inc	NMC1102077	Pershing
HRDI 12	12/16/2013	Hycroft Res & Dev Inc	NMC1100187	Pershing
HRDI 120	4/9/2014	Hycroft Res & Dev Inc	NMC1102078	Pershing
HRDI 121	4/9/2014	Hycroft Res & Dev Inc	NMC1102079	Pershing
HRDI 122	4/9/2014	Hycroft Res & Dev Inc	NMC1102080	Pershing

Hycroft Mine Project	Page 316
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
HRDI 123	4/9/2014	Hycroft Res & Dev Inc	NMC1102081	Pershing
HRDI 124	4/9/2014	Hycroft Res & Dev Inc	NMC1102082	Pershing
HRDI 125	4/9/2014	Hycroft Res & Dev Inc	NMC1102083	Pershing
HRDI 126	4/9/2014	Hycroft Res & Dev Inc	NMC1102084	Pershing
HRDI 127	4/9/2014	Hycroft Res & Dev Inc	NMC1102085	Pershing
HRDI 128	4/9/2014	Hycroft Res & Dev Inc	NMC1102086	Pershing
HRDI 129	4/9/2014	Hycroft Res & Dev Inc	NMC1102087	Pershing
HRDI 13	12/16/2013	Hycroft Res & Dev Inc	NMC1100188	Pershing
HRDI 130	4/9/2014	Hycroft Res & Dev Inc	NMC1102088	Pershing
HRDI 131	4/9/2014	Hycroft Res & Dev Inc	NMC1102089	Pershing
HRDI 132	4/9/2014	Hycroft Res & Dev Inc	NMC1102090	Pershing
HRDI 133	4/9/2014	Hycroft Res & Dev Inc	NMC1102091	Pershing
HRDI 134	4/9/2014	Hycroft Res & Dev Inc	NMC1102092	Pershing
HRDI 135	4/9/2014	Hycroft Res & Dev Inc	NMC1102093	Pershing
HRDI 136	4/9/2014	Hycroft Res & Dev Inc	NMC1102094	Pershing
HRDI 137	4/9/2014	Hycroft Res & Dev Inc	NMC1102095	Pershing
HRDI 138	4/9/2014	Hycroft Res & Dev Inc	NMC1102096	Pershing
HRDI 139	4/9/2014	Hycroft Res & Dev Inc	NMC1102097	Pershing
HRDI 14	12/16/2013	Hycroft Res & Dev Inc	NMC1100189	Pershing
HRDI 140	4/9/2014	Hycroft Res & Dev Inc	NMC1102098	Pershing
HRDI 141	4/9/2014	Hycroft Res & Dev Inc	NMC1102099	Pershing
HRDI 142	4/9/2014	Hycroft Res & Dev Inc	NMC1102100	Pershing
HRDI 143	4/9/2014	Hycroft Res & Dev Inc	NMC1102101	Pershing
HRDI 144	4/10/2014	Hycroft Res & Dev Inc	NMC1102102	Pershing
HRDI 145	4/10/2014	Hycroft Res & Dev Inc	NMC1102103	Pershing
HRDI 146	4/10/2014	Hycroft Res & Dev Inc	NMC1102104	Pershing
HRDI 147	4/10/2014	Hycroft Res & Dev Inc	NMC1102105	Pershing
HRDI 148	4/10/2014	Hycroft Res & Dev Inc	NMC1102106	Pershing
HRDI 149	4/10/2014	Hycroft Res & Dev Inc	NMC1102107	Pershing
HRDI 15	12/16/2013	Hycroft Res & Dev Inc	NMC1100190	Pershing
HRDI 150	4/10/2014	Hycroft Res & Dev Inc	NMC1102108	Pershing
HRDI 151	4/10/2014	Hycroft Res & Dev Inc	NMC1102109	Pershing
HRDI 152	4/10/2014	Hycroft Res & Dev Inc	NMC1102110	Pershing
HRDI 153	4/10/2014	Hycroft Res & Dev Inc	NMC1102111	Pershing
HRDI 154	4/9/2014	Hycroft Res & Dev Inc	NMC1102112	Pershing
HRDI 155	4/9/2014	Hycroft Res & Dev Inc	NMC1102113	Pershing
HRDI 156	4/9/2014	Hycroft Res & Dev Inc	NMC1102114	Pershing
HRDI 157	4/9/2014	Hycroft Res & Dev Inc	NMC1102115	Pershing
HRDI 158	4/10/2014	Hycroft Res & Dev Inc	NMC1102116	Pershing
HRDI 159	4/10/2014	Hycroft Res & Dev Inc	NMC1102117	Pershing
HRDI 16	12/16/2013	Hycroft Res & Dev Inc	NMC1100191	Pershing
HRDI 160	4/10/2014	Hycroft Res & Dev Inc	NMC1102118	Pershing
HRDI 161	4/10/2014	Hycroft Res & Dev Inc	NMC1102119	Pershing
HRDI 162	4/10/2014	Hycroft Res & Dev Inc	NMC1102120	Pershing
HRDI 163	4/10/2014	Hycroft Res & Dev Inc	NMC1102121	Pershing
HRDI 164	4/10/2014	Hycroft Res & Dev Inc	NMC1102122	Pershing
HRDI 165	4/10/2014	Hycroft Res & Dev Inc	NMC1102123	Pershing
HRDI 166	4/10/2014	Hycroft Res & Dev Inc	NMC1102124	Pershing

Hycroft Mine Project	Page 317
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
HRDI 167	4/10/2014	Hycroft Res & Dev Inc	NMC1102125	Pershing
HRDI 168	4/9/2014	Hycroft Res & Dev Inc	NMC1102126	Pershing
HRDI 169	4/9/2014	Hycroft Res & Dev Inc	NMC1102127	Pershing
HRDI 17	12/16/2013	Hycroft Res & Dev Inc	NMC1100192	Pershing
HRDI 170	4/9/2014	Hycroft Res & Dev Inc	NMC1102128	Pershing
HRDI 171	4/9/2014	Hycroft Res & Dev Inc	NMC1102129	Pershing
HRDI 172	4/11/2014	Hycroft Res & Dev Inc	NMC1102130	Pershing
HRDI 173	4/11/2014	Hycroft Res & Dev Inc	NMC1102131	Pershing
HRDI 174	4/11/2014	Hycroft Res & Dev Inc	NMC1102132	Pershing
HRDI 175	4/11/2014	Hycroft Res & Dev Inc	NMC1102133	Pershing
HRDI 176	4/11/2014	Hycroft Res & Dev Inc	NMC1102134	Pershing
HRDI 177	4/11/2014	Hycroft Res & Dev Inc	NMC1102135	Pershing
HRDI 178	4/11/2014	Hycroft Res & Dev Inc	NMC1102136	Pershing
HRDI 179	4/11/2014	Hycroft Res & Dev Inc	NMC1102137	Pershing
HRDI 18	12/16/2013	Hycroft Res & Dev Inc	NMC1100193	Pershing
HRDI 180	4/11/2014	Hycroft Res & Dev Inc	NMC1102138	Pershing
HRDI 181	4/11/2014	Hycroft Res & Dev Inc	NMC1102139	Pershing
HRDI 182	4/11/2014	Hycroft Res & Dev Inc	NMC1102140	Pershing
HRDI 183	4/11/2014	Hycroft Res & Dev Inc	NMC1102141	Pershing
HRDI 184	4/11/2014	Hycroft Res & Dev Inc	NMC1102142	Pershing
HRDI 185	4/11/2014	Hycroft Res & Dev Inc	NMC1102143	Pershing
HRDI 186	4/11/2014	Hycroft Res & Dev Inc	NMC1102144	Pershing
HRDI 187	4/11/2014	Hycroft Res & Dev Inc	NMC1102145	Pershing
HRDI 188	4/10/2014	Hycroft Res & Dev Inc	NMC1102146	Pershing
HRDI 189	4/10/2014	Hycroft Res & Dev Inc	NMC1102147	Pershing
HRDI 19	12/16/2013	Hycroft Res & Dev Inc	NMC1100194	Pershing
HRDI 190	4/10/2014	Hycroft Res & Dev Inc	NMC1102148	Pershing
HRDI 191	4/10/2014	Hycroft Res & Dev Inc	NMC1102149	Pershing
HRDI 192	4/15/2014	Hycroft Res & Dev Inc	NMC1102150	Pershing
HRDI 193	4/15/2014	Hycroft Res & Dev Inc	NMC1102151	Pershing
HRDI 194	4/10/2014	Hycroft Res & Dev Inc	NMC1102152	Pershing
HRDI 195	4/10/2014	Hycroft Res & Dev Inc	NMC1102153	Pershing
HRDI 196	4/10/2014	Hycroft Res & Dev Inc	NMC1102154	Pershing
HRDI 197	4/10/2014	Hycroft Res & Dev Inc	NMC1102155	Pershing
HRDI 198	4/16/2014	Hycroft Res & Dev Inc	NMC1102156	Pershing
HRDI 199	4/10/2014	Hycroft Res & Dev Inc	NMC1102157	Pershing
HRDI 2	12/16/2013	Hycroft Res & Dev Inc	NMC1100177	Pershing
HRDI 20	12/16/2013	Hycroft Res & Dev Inc	NMC1100195	Pershing
HRDI 200	4/15/2014	Hycroft Res & Dev Inc	NMC1102158	Pershing
HRDI 201	4/15/2014	Hycroft Res & Dev Inc	NMC1102159	Pershing
HRDI 202	4/10/2014	Hycroft Res & Dev Inc	NMC1102160	Pershing
HRDI 203	4/16/2014	Hycroft Res & Dev Inc	NMC1102161	Pershing
HRDI 204	4/16/2014	Hycroft Res & Dev Inc	NMC1102162	Pershing
HRDI 205	4/16/2014	Hycroft Res & Dev Inc	NMC1102163	Pershing
HRDI 206	4/16/2014	Hycroft Res & Dev Inc	NMC1102164	Pershing
HRDI 207	4/16/2014	Hycroft Res & Dev Inc	NMC1102165	Pershing
HRDI 208	4/16/2014	Hycroft Res & Dev Inc	NMC1102166	Pershing
HRDI 209	4/16/2014	Hycroft Res & Dev Inc	NMC1102167	Pershing
HRDI 21	12/16/2013	Hycroft Res & Dev Inc	NMC1100196	Pershing

Hycroft Mine Project	Page 318
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
HRDI 210	4/16/2014	Hycroft Res & Dev Inc	NMC1102168	Pershing
HRDI 211	4/16/2014	Hycroft Res & Dev Inc	NMC1102170	Pershing
HRDI 213	4/16/2014	Hycroft Res & Dev Inc	NMC1102171	Pershing
HRDI 214	4/16/2014	Hycroft Res & Dev Inc	NMC1102172	Pershing
HRDI 215	4/16/2014	Hycroft Res & Dev Inc	NMC1102173	Pershing
HRDI 216	4/16/2014	Hycroft Res & Dev Inc	NMC1102174	Pershing
HRDI 217	4/16/2014	Hycroft Res & Dev Inc	NMC1102175	Pershing
HRDI 22	12/16/2013	Hycroft Res & Dev Inc	NMC1100197	Pershing
HRDI 220	4/16/2014	Hycroft Res & Dev Inc	NMC1102178	Pershing
HRDI 221	4/15/2014	Hycroft Res & Dev Inc	NMC1102179	Pershing
HRDI 222	4/15/2014	Hycroft Res & Dev Inc	NMC1102180	Pershing
HRDI 223	4/15/2014	Hycroft Res & Dev Inc	NMC1102181	Pershing
HRDI 23	12/16/2013	Hycroft Res & Dev Inc	NMC1100198	Pershing
HRDI 24	12/16/2013	Hycroft Res & Dev Inc	NMC1100199	Pershing
HRDI 25	12/16/2013	Hycroft Res & Dev Inc	NMC1100200	Pershing
HRDI 26	12/16/2013	Hycroft Res & Dev Inc	NMC1100201	Pershing
HRDI 27	12/16/2013	Hycroft Res & Dev Inc	NMC1100202	Pershing
HRDI 28	12/17/2013	Hycroft Res & Dev Inc	NMC1100203	Pershing
HRDI 29	12/17/2013	Hycroft Res & Dev Inc	NMC1100204	Pershing
HRDI 3	12/16/2013	Hycroft Res & Dev Inc	NMC1100178	Pershing
HRDI 30	12/17/2013	Hycroft Res & Dev Inc	NMC1100205	Pershing
HRDI 31	12/17/2013	Hycroft Res & Dev Inc	NMC1100206	Pershing
HRDI 32	12/17/2013	Hycroft Res & Dev Inc	NMC1100207	Pershing
HRDI 33	12/17/2013	Hycroft Res & Dev Inc	NMC1100208	Pershing
HRDI 34	12/18/2013	Hycroft Res & Dev Inc	NMC1100209	Pershing
HRDI 35	12/18/2013	Hycroft Res & Dev Inc	NMC1100210	Pershing
HRDI 36	12/17/2013	Hycroft Res & Dev Inc	NMC1100211	Pershing
HRDI 37	12/17/2013	Hycroft Res & Dev Inc	NMC1100212	Pershing
HRDI 38	12/17/2013	Hycroft Res & Dev Inc	NMC1100213	Pershing
HRDI 39	12/17/2013	Hycroft Res & Dev Inc	NMC1100214	Pershing
HRDI 4	12/16/2013	Hycroft Res & Dev Inc	NMC1100179	Pershing
HRDI 40	12/17/2013	Hycroft Res & Dev Inc	NMC1100215	Pershing
HRDI 41	12/17/2013	Hycroft Res & Dev Inc	NMC1100216	Pershing
HRDI 42	12/17/2013	Hycroft Res & Dev Inc	NMC1100217	Pershing
HRDI 43	12/17/2013	Hycroft Res & Dev Inc	NMC1100218	Pershing
HRDI 44	12/17/2013	Hycroft Res & Dev Inc	NMC1100219	Pershing
HRDI 45	12/17/2013	Hycroft Res & Dev Inc	NMC1100220	Pershing
HRDI 46	12/17/2013	Hycroft Res & Dev Inc	NMC1100221	Pershing
HRDI 47	4/7/2014	Hycroft Res & Dev Inc	NMC1102005	Pershing
HRDI 48	4/7/2014	Hycroft Res & Dev Inc	NMC1102006	Pershing
HRDI 49	4/7/2014	Hycroft Res & Dev Inc	NMC1102007	Pershing
HRDI 5	12/16/2013	Hycroft Res & Dev Inc	NMC1100180	Pershing
HRDI 50	4/7/2014	Hycroft Res & Dev Inc	NMC1102008	Pershing
HRDI 51	4/7/2014	Hycroft Res & Dev Inc	NMC1102009	Pershing
HRDI 52	4/7/2014	Hycroft Res & Dev Inc	NMC1102010	Pershing
HRDI 53	4/7/2014	Hycroft Res & Dev Inc	NMC1102011	Pershing
HRDI 54	4/7/2014	Hycroft Res & Dev Inc	NMC1102012	Pershing

Hycroft Mine Project	Page 319
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
HRDI 55	4/7/2014	Hycroft Res & Dev Inc	NMC1102013	Pershing
HRDI 56	4/7/2014	Hycroft Res & Dev Inc	NMC1102014	Pershing
HRDI 57	4/7/2014	Hycroft Res & Dev Inc	NMC1102015	Pershing
HRDI 58	4/7/2014	Hycroft Res & Dev Inc	NMC1102016	Pershing
HRDI 59	4/7/2014	Hycroft Res & Dev Inc	NMC1102017	Pershing
HRDI 6	12/16/2013	Hycroft Res & Dev Inc	NMC1100181	Pershing
HRDI 60	4/7/2014	Hycroft Res & Dev Inc	NMC1102018	Pershing
HRDI 61	4/7/2014	Hycroft Res & Dev Inc	NMC1102019	Pershing
HRDI 62	4/7/2014	Hycroft Res & Dev Inc	NMC1102020	Pershing
HRDI 63	4/7/2014	Hycroft Res & Dev Inc	NMC1102021	Pershing
HRDI 64	4/7/2014	Hycroft Res & Dev Inc	NMC1102022	Pershing
HRDI 65	4/7/2014	Hycroft Res & Dev Inc	NMC1102023	Pershing
HRDI 66	4/7/2014	Hycroft Res & Dev Inc	NMC1102024	Pershing
HRDI 67	4/7/2014	Hycroft Res & Dev Inc	NMC1102025	Pershing
HRDI 68	4/7/2014	Hycroft Res & Dev Inc	NMC1102026	Pershing
HRDI 69	4/7/2014	Hycroft Res & Dev Inc	NMC1102027	Pershing
HRDI 7	12/16/2013	Hycroft Res & Dev Inc	NMC1100182	Pershing
HRDI 70	4/7/2014	Hycroft Res & Dev Inc	NMC1102028	Pershing
HRDI 71	4/7/2014	Hycroft Res & Dev Inc	NMC1102029	Pershing
HRDI 72	4/7/2014	Hycroft Res & Dev Inc	NMC1102030	Pershing
HRDI 73	4/7/2014	Hycroft Res & Dev Inc	NMC1102031	Pershing
HRDI 74	4/7/2014	Hycroft Res & Dev Inc	NMC1102032	Pershing
HRDI 75	4/7/2014	Hycroft Res & Dev Inc	NMC1102033	Pershing
HRDI 76	4/7/2014	Hycroft Res & Dev Inc	NMC1102034	Pershing
HRDI 77	4/8/2014	Hycroft Res & Dev Inc	NMC1102035	Pershing
HRDI 78	4/8/2014	Hycroft Res & Dev Inc	NMC1102036	Pershing
HRDI 79	4/8/2014	Hycroft Res & Dev Inc	NMC1102037	Pershing
HRDI 8	12/16/2013	Hycroft Res & Dev Inc	NMC1100183	Pershing
HRDI 80	4/8/2014	Hycroft Res & Dev Inc	NMC1102038	Pershing
HRDI 81	4/8/2014	Hycroft Res & Dev Inc	NMC1102039	Pershing
HRDI 82	4/8/2014	Hycroft Res & Dev Inc	NMC1102040	Pershing
HRDI 83	4/8/2014	Hycroft Res & Dev Inc	NMC1102041	Pershing
HRDI 84	4/8/2014	Hycroft Res & Dev Inc	NMC1102042	Pershing
HRDI 85	4/8/2014	Hycroft Res & Dev Inc	NMC1102043	Pershing
HRDI 86	4/8/2014	Hycroft Res & Dev Inc	NMC1102044	Pershing
HRDI 87	4/8/2014	Hycroft Res & Dev Inc	NMC1102045	Pershing
HRDI 88	4/8/2014	Hycroft Res & Dev Inc	NMC1102046	Pershing
HRDI 89	4/8/2014	Hycroft Res & Dev Inc	NMC1102047	Pershing
HRDI 9	12/16/2013	Hycroft Res & Dev Inc	NMC1100184	Pershing
HRDI 90	4/8/2014	Hycroft Res & Dev Inc	NMC1102048	Pershing
HRDI 91	4/8/2014	Hycroft Res & Dev Inc	NMC1102049	Pershing
HRDI 92	4/8/2014	Hycroft Res & Dev Inc	NMC1102050	Pershing
HRDI 93	4/8/2014	Hycroft Res & Dev Inc	NMC1102051	Pershing
HRDI 94	4/8/2014	Hycroft Res & Dev Inc	NMC1102052	Pershing
HRDI 95	4/8/2014	Hycroft Res & Dev Inc	NMC1102053	Pershing
HRDI 96	4/8/2014	Hycroft Res & Dev Inc	NMC1102054	Pershing
HRDI 97	4/8/2014	Hycroft Res & Dev Inc	NMC1102055	Pershing
HRDI 98	4/8/2014	Hycroft Res & Dev Inc	NMC1102056	Pershing

Hycroft Mine Project	Page 320
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
HRDI 99	4/8/2014	Hycroft Res & Dev Inc	NMC1102057	Pershing
NC 102	8/13/2010	Hycroft Res & Dev Inc	NMC1027940	Pershing
NC 103	8/13/2010	Hycroft Res & Dev Inc	NMC1027941	Pershing
NC 104	8/13/2010	Hycroft Res & Dev Inc	NMC1027942	Pershing
NC 105	8/13/2010	Hycroft Res & Dev Inc	NMC1027943	Pershing
NC 106	8/13/2010	Hycroft Res & Dev Inc	NMC1027944	Pershing
NC 107	8/13/2010	Hycroft Res & Dev Inc	NMC1027945	Pershing
NC 108	8/13/2010	Hycroft Res & Dev Inc	NMC1027946	Pershing
NC 109	8/13/2010	Hycroft Res & Dev Inc	NMC1027947	Pershing
NC 133	8/13/2010	Hycroft Res & Dev Inc	NMC1027971	Pershing
NC 134	8/13/2010	Hycroft Res & Dev Inc	NMC1027972	Pershing
NC 135	8/13/2010	Hycroft Res & Dev Inc	NMC1027973	Pershing
NC 136	8/13/2010	Hycroft Res & Dev Inc	NMC1027974	Pershing
NC 137	8/13/2010	Hycroft Res & Dev Inc	NMC1027975	Pershing
NC 138	8/13/2010	Hycroft Res & Dev Inc	NMC1027976	Pershing
NC 139	8/13/2010	Hycroft Res & Dev Inc	NMC1027977	Pershing
NC 140	8/13/2010	Hycroft Res & Dev Inc	NMC1027978	Pershing
NC 141	8/13/2010	Hycroft Res & Dev Inc	NMC1027979	Pershing
NC 142	8/13/2010	Hycroft Res & Dev Inc	NMC1027980	Pershing
NC 143	8/13/2010	Hycroft Res & Dev Inc	NMC1027981	Pershing
NC 144	8/13/2010	Hycroft Res & Dev Inc	NMC1027982	Pershing
NC 145	8/13/2010	Hycroft Res & Dev Inc	NMC1027983	Pershing
NC 146	8/13/2010	Hycroft Res & Dev Inc	NMC1027984	Pershing
NC 147	8/13/2010	Hycroft Res & Dev Inc	NMC1027985	Pershing
NC 148	8/13/2010	Hycroft Res & Dev Inc	NMC1027986	Pershing
NC 149	8/13/2010	Hycroft Res & Dev Inc	NMC1027987	Pershing
NC 150	8/13/2010	Hycroft Res & Dev Inc	NMC1027988	Pershing
NC 171	8/13/2010	Hycroft Res & Dev Inc	NMC1028009	Pershing
NC 172	8/13/2010	Hycroft Res & Dev Inc	NMC1028010	Pershing
NC 173	8/13/2010	Hycroft Res & Dev Inc	NMC1028011	Pershing
NC 174	8/13/2010	Hycroft Res & Dev Inc	NMC1028012	Pershing
NC 175	8/13/2010	Hycroft Res & Dev Inc	NMC1028013	Pershing
NC 176	8/13/2010	Hycroft Res & Dev Inc	NMC1028014	Pershing
NC 177	8/13/2010	Hycroft Res & Dev Inc	NMC1028015	Pershing
NC 178	8/13/2010	Hycroft Res & Dev Inc	NMC1028016	Pershing
NC 179	8/13/2010	Hycroft Res & Dev Inc	NMC1028017	Pershing
NC 180	8/13/2010	Hycroft Res & Dev Inc	NMC1028018	Pershing
NC 181	8/13/2010	Hycroft Res & Dev Inc	NMC1028019	Pershing
NC 182	8/13/2010	Hycroft Res & Dev Inc	NMC1028020	Pershing
NC 183	8/13/2010	Hycroft Res & Dev Inc	NMC1028021	Pershing
NC 184	8/13/2010	Hycroft Res & Dev Inc	NMC1028022	Pershing
NC 185	8/13/2010	Hycroft Res & Dev Inc	NMC1028023	Pershing
NC 186	8/13/2010	Hycroft Res & Dev Inc	NMC1028024	Pershing
NC 187	8/13/2010	Hycroft Res & Dev Inc	NMC1028025	Pershing
NC 188	8/13/2010	Hycroft Res & Dev Inc	NMC1028026	Pershing
NC 206	8/13/2010	Hycroft Res & Dev Inc	NMC1028044	Pershing
NC 207	8/13/2010	Hycroft Res & Dev Inc	NMC1028045	Pershing
NC 208	8/13/2010	Hycroft Res & Dev Inc	NMC1028046	Pershing

Hycroft Mine Project	Page 321
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
NC 209	8/13/2010	Hycroft Res & Dev Inc	NMC1028047	Pershing
NC 210	8/13/2010	Hycroft Res & Dev Inc	NMC1028048	Pershing
NC 211	8/13/2010	Hycroft Res & Dev Inc	NMC1028049	Pershing
NC 212	8/13/2010	Hycroft Res & Dev Inc	NMC1028050	Pershing
NC 213	8/13/2010	Hycroft Res & Dev Inc	NMC1028051	Pershing
NC 214	8/13/2010	Hycroft Res & Dev Inc	NMC1028052	Pershing
NC 215	8/13/2010	Hycroft Res & Dev Inc	NMC1028053	Pershing
NC 216	8/13/2010	Hycroft Res & Dev Inc	NMC1028054	Pershing
NC 217	8/13/2010	Hycroft Res & Dev Inc	NMC1028055	Pershing
NC 218	8/13/2010	Hycroft Res & Dev Inc	NMC1028056	Pershing
NC 219	8/13/2010	Hycroft Res & Dev Inc	NMC1028057	Pershing
NC 220	8/13/2010	Hycroft Res & Dev Inc	NMC1028058	Pershing
NC 221	8/13/2010	Hycroft Res & Dev Inc	NMC1028059	Pershing
NC 222	8/13/2010	Hycroft Res & Dev Inc	NMC1028060	Pershing
NC 223	8/13/2010	Hycroft Res & Dev Inc	NMC1028061	Pershing
NC 241	8/13/2010	Hycroft Res & Dev Inc	NMC1028079	Pershing
NC 242	8/13/2010	Hycroft Res & Dev Inc	NMC1028080	Pershing
NC 243	8/13/2010	Hycroft Res & Dev Inc	NMC1028081	Pershing
NC 244	8/13/2010	Hycroft Res & Dev Inc	NMC1028082	Pershing
NC 245	8/13/2010	Hycroft Res & Dev Inc	NMC1028083	Pershing
NC 246	8/13/2010	Hycroft Res & Dev Inc	NMC1028084	Pershing
NC 247	8/13/2010	Hycroft Res & Dev Inc	NMC1028085	Pershing
NC 248	8/13/2010	Hycroft Res & Dev Inc	NMC1028086	Pershing
NC 249	8/13/2010	Hycroft Res & Dev Inc	NMC1028087	Pershing
NC 250	8/13/2010	Hycroft Res & Dev Inc	NMC1028088	Pershing
NC 251	8/13/2010	Hycroft Res & Dev Inc	NMC1028089	Pershing
NC 252	8/13/2010	Hycroft Res & Dev Inc	NMC1028090	Pershing
NC 253	8/13/2010	Hycroft Res & Dev Inc	NMC1028091	Pershing
NC 254	8/13/2010	Hycroft Res & Dev Inc	NMC1028092	Pershing
NC 255	8/13/2010	Hycroft Res & Dev Inc	NMC1028093	Pershing
NC 256	8/13/2010	Hycroft Res & Dev Inc	NMC1028094	Pershing
NC 257	8/13/2010	Hycroft Res & Dev Inc	NMC1028095	Pershing
NC 258	8/13/2010	Hycroft Res & Dev Inc	NMC1028096	Pershing
NC 275	8/13/2010	Hycroft Res & Dev Inc	NMC1028113	Pershing
NC 276	8/13/2010	Hycroft Res & Dev Inc	NMC1028114	Pershing
NC 277	8/13/2010	Hycroft Res & Dev Inc	NMC1028115	Pershing
NC 278	8/13/2010	Hycroft Res & Dev Inc	NMC1028116	Pershing
NC 279	8/13/2010	Hycroft Res & Dev Inc	NMC1028117	Pershing
NC 280	8/13/2010	Hycroft Res & Dev Inc	NMC1028118	Pershing
NC 281	8/13/2010	Hycroft Res & Dev Inc	NMC1028119	Pershing
NC 282	8/13/2010	Hycroft Res & Dev Inc	NMC1028120	Pershing
NC 283	8/13/2010	Hycroft Res & Dev Inc	NMC1028121	Pershing
NC 284	8/13/2010	Hycroft Res & Dev Inc	NMC1028122	Pershing
NC 285	8/13/2010	Hycroft Res & Dev Inc	NMC1028123	Pershing
NC 286	8/13/2010	Hycroft Res & Dev Inc	NMC1028124	Pershing
NC 287	8/13/2010	Hycroft Res & Dev Inc	NMC1028125	Pershing
NC 288	8/13/2010	Hycroft Res & Dev Inc	NMC1028126	Pershing
NC 289	8/13/2010	Hycroft Res & Dev Inc	NMC1028127	Pershing

Hycroft Mine Project	Page 322
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
NC 290	8/13/2010	Hycroft Res & Dev Inc	NMC1028128	Pershing
NC 291	8/13/2010	Hycroft Res & Dev Inc	NMC1028129	Pershing
NC 292	8/13/2010	Hycroft Res & Dev Inc	NMC1028130	Pershing
NC 307	8/13/2010	Hycroft Res & Dev Inc	NMC1028145	Pershing
NC 308	8/13/2010	Hycroft Res & Dev Inc	NMC1028146	Pershing
NC 309	8/13/2010	Hycroft Res & Dev Inc	NMC1028147	Pershing
NC 310	8/13/2010	Hycroft Res & Dev Inc	NMC1028148	Pershing
NC 311	8/13/2010	Hycroft Res & Dev Inc	NMC1028149	Pershing
NC 312	8/13/2010	Hycroft Res & Dev Inc	NMC1028150	Pershing
NC 313	8/13/2010	Hycroft Res & Dev Inc	NMC1028151	Pershing
NC 314	8/13/2010	Hycroft Res & Dev Inc	NMC1028152	Pershing
NC 315	8/13/2010	Hycroft Res & Dev Inc	NMC1028153	Pershing
NC 316	8/13/2010	Hycroft Res & Dev Inc	NMC1028154	Pershing
NC 317	8/13/2010	Hycroft Res & Dev Inc	NMC1028155	Pershing
NC 318	8/13/2010	Hycroft Res & Dev Inc	NMC1028156	Pershing
NC 319	8/13/2010	Hycroft Res & Dev Inc	NMC1028157	Pershing
NC 320	8/13/2010	Hycroft Res & Dev Inc	NMC1028158	Pershing
NC 321	8/13/2010	Hycroft Res & Dev Inc	NMC1028159	Pershing
NC 322	8/13/2010	Hycroft Res & Dev Inc	NMC1028160	Pershing
NC 323	8/13/2010	Hycroft Res & Dev Inc	NMC1028161	Pershing
NC 324	8/13/2010	Hycroft Res & Dev Inc	NMC1028162	Pershing
OS 1	9/11/2012	Hycroft Res & Dev Inc	NMC1078793	Pershing
OS 10	9/11/2012	Hycroft Res & Dev Inc	NMC1078802	Pershing
OS 11	9/11/2012	Hycroft Res & Dev Inc	NMC1078803	Pershing
OS 12	9/11/2012	Hycroft Res & Dev Inc	NMC1078804	Pershing
OS 2	9/11/2012	Hycroft Res & Dev Inc	NMC1078794	Pershing
OS 3	9/11/2012	Hycroft Res & Dev Inc	NMC1078795	Pershing
OS 4	9/11/2012	Hycroft Res & Dev Inc	NMC1078796	Pershing
OS 5	9/11/2012	Hycroft Res & Dev Inc	NMC1078797	Pershing
OS 6	9/11/2012	Hycroft Res & Dev Inc	NMC1078798	Pershing
OS 7	9/11/2012	Hycroft Res & Dev Inc	NMC1078799	Pershing
OS 8	9/11/2012	Hycroft Res & Dev Inc	NMC1078800	Pershing
OS 9	9/11/2012	Hycroft Res & Dev Inc	NMC1078801	Pershing
OSC 1	10/28/2010	Hycroft Res & Dev Inc	NMC1035889	Pershing
OSC 2	10/28/2010	Hycroft Res & Dev Inc	NMC1035890	Pershing
OSC 3	10/28/2010	Hycroft Res & Dev Inc	NMC1035891	Pershing
OSC 35	11/1/2010	Hycroft Res & Dev Inc	NMC1035895	Pershing
OSC 36	10/29/2010	Hycroft Res & Dev Inc	NMC1035896	Pershing
OSC 37	10/29/2010	Hycroft Res & Dev Inc	NMC1035897	Pershing
OSC 38	11/1/2010	Hycroft Res & Dev Inc	NMC1035898	Pershing
OSC 39	10/29/2010	Hycroft Res & Dev Inc	NMC1035899	Pershing
OSC 4	10/28/2010	Hycroft Res & Dev Inc	NMC1035892	Pershing
OSC 40	10/29/2010	Hycroft Res & Dev Inc	NMC1035900	Pershing
OSC 41	11/1/2010	Hycroft Res & Dev Inc	NMC1035901	Pershing
OSC 42	10/29/2010	Hycroft Res & Dev Inc	NMC1035902	Pershing
OSC 43	10/29/2010	Hycroft Res & Dev Inc	NMC1035903	Pershing
OSC 44	11/1/2010	Hycroft Res & Dev Inc	NMC1035904	Pershing
OSC 45	10/29/2010	Hycroft Res & Dev Inc	NMC1035905	Pershing

Hycroft Mine Project	Page 323
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
OSC 46	10/29/2010	Hycroft Res & Dev Inc	NMC1035906	Pershing
OSC 47	10/31/2010	Hycroft Res & Dev Inc	NMC1035907	Pershing
OSC 48	10/31/2010	Hycroft Res & Dev Inc	NMC1035908	Pershing
OSC 49	10/31/2010	Hycroft Res & Dev Inc	NMC1035909	Pershing
OSC 5	10/28/2010	Hycroft Res & Dev Inc	NMC1035893	Pershing
OSC 50	10/31/2010	Hycroft Res & Dev Inc	NMC1035910	Pershing
OSC 51	10/31/2010	Hycroft Res & Dev Inc	NMC1035911	Pershing
OSC 52	10/31/2010	Hycroft Res & Dev Inc	NMC1035912	Pershing
OSC 53	10/31/2010	Hycroft Res & Dev Inc	NMC1035913	Pershing
OSC 54	10/31/2010	Hycroft Res & Dev Inc	NMC1035914	Pershing
OSC 55	10/31/2010	Hycroft Res & Dev Inc	NMC1035915	Pershing
OSC 56	10/31/2010	Hycroft Res & Dev Inc	NMC1035916	Pershing
OSC 57	10/31/2010	Hycroft Res & Dev Inc	NMC1035917	Pershing
OSC 58	10/31/2010	Hycroft Res & Dev Inc	NMC1035918	Pershing
OSC 59	10/31/2010	Hycroft Res & Dev Inc	NMC1035919	Pershing
OSC 6	10/28/2010	Hycroft Res & Dev Inc	NMC1035894	Pershing
OSC 60	10/31/2010	Hycroft Res & Dev Inc	NMC1035920	Pershing
OSC 61	10/31/2010	Hycroft Res & Dev Inc	NMC1035921	Pershing
OSC 62	10/31/2010	Hycroft Res & Dev Inc	NMC1035922	Pershing
OSC 63	10/31/2010	Hycroft Res & Dev Inc	NMC1035923	Pershing
OSC 64	10/31/2010	Hycroft Res & Dev Inc	NMC1035924	Pershing
OSC 65	10/31/2010	Hycroft Res & Dev Inc	NMC1035925	Pershing
OSC 66	10/31/2010	Hycroft Res & Dev Inc	NMC1035926	Pershing
OSC 67	11/1/2010	Hycroft Res & Dev Inc	NMC1035927	Pershing
OSC 68	11/1/2010	Hycroft Res & Dev Inc	NMC1035928	Pershing
OSC 69	11/1/2010	Hycroft Res & Dev Inc	NMC1035929	Pershing
OSC 70	11/1/2010	Hycroft Res & Dev Inc	NMC1035930	Pershing
OSC 71	11/1/2010	Hycroft Res & Dev Inc	NMC1035931	Pershing
OSC 72	11/1/2010	Hycroft Res & Dev Inc	NMC1035932	Pershing
OSC 73	11/1/2010	Hycroft Res & Dev Inc	NMC1035933	Pershing
OSC 74	11/1/2010	Hycroft Res & Dev Inc	NMC1035934	Pershing
OSC 75	11/1/2010	Hycroft Res & Dev Inc	NMC1035935	Pershing
OSC 76	11/1/2010	Hycroft Res & Dev Inc	NMC1035936	Pershing
RMK 1	9/27/2012	Hycroft Res & Dev Inc	NMC1078774	Pershing
RMK 10	9/27/2012	Hycroft Res & Dev Inc	NMC1078783	Pershing
RMK 11	9/27/2012	Hycroft Res & Dev Inc	NMC1078784	Pershing
RMK 12	9/27/2012	Hycroft Res & Dev Inc	NMC1078785	Pershing
RMK 13	9/27/2012	Hycroft Res & Dev Inc	NMC1078786	Pershing
RMK 14	9/27/2012	Hycroft Res & Dev Inc	NMC1078787	Pershing
RMK 15	9/27/2012	Hycroft Res & Dev Inc	NMC1078788	Pershing
RMK 16	9/27/2012	Hycroft Res & Dev Inc	NMC1078789	Pershing
RMK 17	9/27/2012	Hycroft Res & Dev Inc	NMC1078790	Pershing
RMK 18	9/27/2012	Hycroft Res & Dev Inc	NMC1078791	Pershing
RMK 19	9/27/2012	Hycroft Res & Dev Inc	NMC1078792	Pershing
RMK 2	9/27/2012	Hycroft Res & Dev Inc	NMC1078775	Pershing
RMK 3	9/27/2012	Hycroft Res & Dev Inc	NMC1078776	Pershing
RMK 4	9/27/2012	Hycroft Res & Dev Inc	NMC1078777	Pershing
RMK 5	9/27/2012	Hycroft Res & Dev Inc	NMC1078778	Pershing

Hycroft Mine Project	Page 324
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
RMK 6	9/27/2012	Hycroft Res & Dev Inc	NMC1078779	Pershing
RMK 7	9/27/2012	Hycroft Res & Dev Inc	NMC1078780	Pershing
RMK 8	9/27/2012	Hycroft Res & Dev Inc	NMC1078781	Pershing
RMK 9	9/27/2012	Hycroft Res & Dev Inc	NMC1078782	Pershing
WCR 100	7/25/2012	Hycroft Res & Dev Inc	NMC1076520	Pershing
WCR 101	7/25/2012	Hycroft Res & Dev Inc	NMC1076521	Pershing
WCR 102	7/25/2012	Hycroft Res & Dev Inc	NMC1076522	Pershing
WCR 103	7/26/2012	Hycroft Res & Dev Inc	NMC1076523	Pershing
WCR 104	7/26/2012	Hycroft Res & Dev Inc	NMC1076524	Pershing
WCR 105	7/26/2012	Hycroft Res & Dev Inc	NMC1076525	Pershing
WCR 106	7/26/2012	Hycroft Res & Dev Inc	NMC1076526	Pershing
WCR 107	7/26/2012	Hycroft Res & Dev Inc	NMC1076527	Pershing
WCR 108	7/26/2012	Hycroft Res & Dev Inc	NMC1076528	Pershing
WCR 109	7/25/2012	Hycroft Res & Dev Inc	NMC1076529	Pershing
WCR 11	7/26/2012	Hycroft Res & Dev Inc	NMC1076453	Pershing
WCR 110	7/25/2012	Hycroft Res & Dev Inc	NMC1076530	Pershing
WCR 111	7/25/2012	Hycroft Res & Dev Inc	NMC1076531	Pershing
WCR 112	7/25/2012	Hycroft Res & Dev Inc	NMC1076532	Pershing
WCR 113	7/25/2012	Hycroft Res & Dev Inc	NMC1076533	Pershing
WCR 114	7/25/2012	Hycroft Res & Dev Inc	NMC1076534	Pershing
WCR 115	7/25/2012	Hycroft Res & Dev Inc	NMC1076535	Pershing
WCR 116	7/25/2012	Hycroft Res & Dev Inc	NMC1076536	Pershing
WCR 117	7/25/2012	Hycroft Res & Dev Inc	NMC1076537	Pershing
WCR 12	7/26/2012	Hycroft Res & Dev Inc	NMC1076454	Pershing
WCR 13	7/26/2012	Hycroft Res & Dev Inc	NMC1076455	Pershing
WCR 14	7/26/2012	Hycroft Res & Dev Inc	NMC1076456	Pershing
WCR 15	7/26/2012	Hycroft Res & Dev Inc	NMC1076457	Pershing
WCR 16	7/26/2012	Hycroft Res & Dev Inc	NMC1076458	Pershing
WCR 17	7/26/2012	Hycroft Res & Dev Inc	NMC1076459	Pershing
WCR 18	7/26/2012	Hycroft Res & Dev Inc	NMC1076460	Pershing
WCR 19	7/26/2012	Hycroft Res & Dev Inc	NMC1076461	Pershing
WCR 20	7/26/2012	Hycroft Res & Dev Inc	NMC1076462	Pershing
WCR 21	7/26/2012	Hycroft Res & Dev Inc	NMC1076463	Pershing
WCR 22	7/26/2012	Hycroft Res & Dev Inc	NMC1076464	Pershing
WCR 23	7/26/2012	Hycroft Res & Dev Inc	NMC1076465	Pershing
WCR 24	7/26/2012	Hycroft Res & Dev Inc	NMC1076466	Pershing
WCR 25	7/26/2012	Hycroft Res & Dev Inc	NMC1076467	Pershing
WCR 26	7/26/2012	Hycroft Res & Dev Inc	NMC1076468	Pershing
WCR 27	7/26/2012	Hycroft Res & Dev Inc	NMC1076469	Pershing
WCR 28	7/26/2012	Hycroft Res & Dev Inc	NMC1076470	Pershing
WCR 29	7/26/2012	Hycroft Res & Dev Inc	NMC1076471	Pershing
WCR 30	7/26/2012	Hycroft Res & Dev Inc	NMC1076472	Pershing
WCR 31	7/26/2012	Hycroft Res & Dev Inc	NMC1076473	Pershing
WCR 32	7/26/2012	Hycroft Res & Dev Inc	NMC1076474	Pershing
WCR 33	7/26/2012	Hycroft Res & Dev Inc	NMC1076475	Pershing
WCR 34	7/26/2012	Hycroft Res & Dev Inc	NMC1076476	Pershing
WCR 35	7/26/2012	Hycroft Res & Dev Inc	NMC1076477	Pershing
WCR 36	7/26/2012	Hycroft Res & Dev Inc	NMC1076478	Pershing

Hycroft Mine Project	Page 325
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
WCR 47	7/25/2012	Hycroft Res & Dev Inc	NMC1076479	Pershing
WCR 48	7/25/2012	Hycroft Res & Dev Inc	NMC1076480	Pershing
WCR 49	7/25/2012	Hycroft Res & Dev Inc	NMC1076481	Pershing
WCR 50	7/25/2012	Hycroft Res & Dev Inc	NMC1076482	Pershing
WCR 51	7/25/2012	Hycroft Res & Dev Inc	NMC1076483	Pershing
WCR 52	7/25/2012	Hycroft Res & Dev Inc	NMC1076484	Pershing
WCR 53	7/25/2012	Hycroft Res & Dev Inc	NMC1076485	Pershing
WCR 54	7/25/2012	Hycroft Res & Dev Inc	NMC1076486	Pershing
WCR 55	7/25/2012	Hycroft Res & Dev Inc	NMC1076487	Pershing
WCR 56	7/25/2012	Hycroft Res & Dev Inc	NMC1076488	Pershing
WCR 57	7/25/2012	Hycroft Res & Dev Inc	NMC1076489	Pershing
WCR 58	7/25/2012	Hycroft Res & Dev Inc	NMC1076490	Pershing
WCR 59	7/25/2012	Hycroft Res & Dev Inc	NMC1076491	Pershing
WCR 60	7/25/2012	Hycroft Res & Dev Inc	NMC1076492	Pershing
WCR 61	7/25/2012	Hycroft Res & Dev Inc	NMC1076493	Pershing
WCR 62	7/25/2012	Hycroft Res & Dev Inc	NMC1076494	Pershing
WCR 63	7/25/2012	Hycroft Res & Dev Inc	NMC1076495	Pershing
WCR 64	7/25/2012	Hycroft Res & Dev Inc	NMC1076496	Pershing
WCR 65	7/25/2012	Hycroft Res & Dev Inc	NMC1076497	Pershing
WCR 66	7/25/2012	Hycroft Res & Dev Inc	NMC1076498	Pershing
WCR 67	7/25/2012	Hycroft Res & Dev Inc	NMC1076499	Pershing
WCR 68	7/25/2012	Hycroft Res & Dev Inc	NMC1076500	Pershing
WCR 69	7/25/2012	Hycroft Res & Dev Inc	NMC1076501	Pershing
WCR 70	7/25/2012	Hycroft Res & Dev Inc	NMC1076502	Pershing
WCR 71	7/25/2012	Hycroft Res & Dev Inc	NMC1076503	Pershing
WCR 72	7/25/2012	Hycroft Res & Dev Inc	NMC1076504	Pershing
WCR 73	7/25/2012	Hycroft Res & Dev Inc	NMC1076505	Pershing
WCR 74	7/25/2012	Hycroft Res & Dev Inc	NMC1076506	Pershing
WCR 75	7/25/2012	Hycroft Res & Dev Inc	NMC1076507	Pershing
WCR 76	7/25/2012	Hycroft Res & Dev Inc	NMC1076508	Pershing
WCR 77	7/25/2012	Hycroft Res & Dev Inc	NMC1076509	Pershing
WCR 78	7/25/2012	Hycroft Res & Dev Inc	NMC1076510	Pershing
WCR 79	7/25/2012	Hycroft Res & Dev Inc	NMC1076511	Pershing
WCR 80	7/25/2012	Hycroft Res & Dev Inc	NMC1076512	Pershing
WCR 81	7/25/2012	Hycroft Res & Dev Inc	NMC1076513	Pershing
WCR 82	7/25/2012	Hycroft Res & Dev Inc	NMC1076514	Pershing
WCR 83	7/25/2012	Hycroft Res & Dev Inc	NMC1076515	Pershing
WCR 84	7/25/2012	Hycroft Res & Dev Inc	NMC1076516	Pershing
WCR 97	7/25/2012	Hycroft Res & Dev Inc	NMC1076517	Pershing
WCR 98	7/25/2012	Hycroft Res & Dev Inc	NMC1076518	Pershing
WCR 99	7/25/2012	Hycroft Res & Dev Inc	NMC1076519	Pershing
CKC#8	9/6/1973	Crofoot Daniel M	NMC 88355	Pershing
CKC#9	9/6/1973	Crofoot Daniel M	NMC 88356	Pershing
FG 1	9/1/2006	Hycroft Res & Dev Inc	NMC 939059	Pershing
FG 10	9/11/2006	Hycroft Res & Dev Inc	NMC 939068	Pershing
FG 100	9/2/2006	Hycroft Res & Dev Inc	NMC 939157	Pershing
FG 101	9/2/2006	Hycroft Res & Dev Inc	NMC 939158	Pershing
FG 102	9/2/2006	Hycroft Res & Dev Inc	NMC 939159	Pershing

Hycroft Mine Project	Page 326
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
FG 103	9/2/2006	Hycroft Res & Dev Inc	NMC 939160	Pershing
FG 104	9/2/2006	Hycroft Res & Dev Inc	NMC 939161	Pershing
FG 105	9/2/2006	Hycroft Res & Dev Inc	NMC 939162	Pershing
FG 106	9/2/2006	Hycroft Res & Dev Inc	NMC 939163	Pershing
FG 107	9/2/2006	Hycroft Res & Dev Inc	NMC 939164	Pershing
FG 108	9/2/2006	Hycroft Res & Dev Inc	NMC 939165	Pershing
FG 109	9/2/2006	Hycroft Res & Dev Inc	NMC 939166	Pershing
FG 11	9/11/2006	Hycroft Res & Dev Inc	NMC 939069	Pershing
FG 110	9/2/2006	Hycroft Res & Dev Inc	NMC 939167	Pershing
FG 111	9/2/2006	Hycroft Res & Dev Inc	NMC 939168	Pershing
FG 112	9/2/2006	Hycroft Res & Dev Inc	NMC 939169	Pershing
FG 113	9/8/2006	Hycroft Res & Dev Inc	NMC 939170	Pershing
FG 114	9/8/2006	Hycroft Res & Dev Inc	NMC 939171	Pershing
FG 115	9/8/2006	Hycroft Res & Dev Inc	NMC 939172	Pershing
FG 116	9/8/2006	Hycroft Res & Dev Inc	NMC 939173	Pershing
FG 12	9/11/2006	Hycroft Res & Dev Inc	NMC 939070	Pershing
FG 121	9/9/2006	Hycroft Res & Dev Inc	NMC 939174	Pershing
FG 122	9/9/2006	Hycroft Res & Dev Inc	NMC 939175	Pershing
FG 123	9/9/2006	Hycroft Res & Dev Inc	NMC 939176	Pershing
FG 124	9/9/2006	Hycroft Res & Dev Inc	NMC 939177	Pershing
FG 125	9/9/2006	Hycroft Res & Dev Inc	NMC 939178	Pershing
FG 126	9/9/2006	Hycroft Res & Dev Inc	NMC 939179	Pershing
FG 127	9/9/2006	Hycroft Res & Dev Inc	NMC 939180	Pershing
FG 13	9/1/2006	Hycroft Res & Dev Inc	NMC 939071	Pershing
FG 130	9/11/2006	Hycroft Res & Dev Inc	NMC 939181	Pershing
FG 131	9/11/2006	Hycroft Res & Dev Inc	NMC 939182	Pershing
FG 132	9/11/2006	Hycroft Res & Dev Inc	NMC 939183	Pershing
FG 133	9/11/2006	Hycroft Res & Dev Inc	NMC 939184	Pershing
FG 134	9/11/2006	Hycroft Res & Dev Inc	NMC 939185	Pershing
FG 135	9/11/2006	Hycroft Res & Dev Inc	NMC 939186	Pershing
FG 136	9/11/2006	Hycroft Res & Dev Inc	NMC 939187	Pershing
FG 137	9/2/2006	Hycroft Res & Dev Inc	NMC 939188	Pershing
FG 138	9/2/2006	Hycroft Res & Dev Inc	NMC 939189	Pershing
FG 139	9/2/2006	Hycroft Res & Dev Inc	NMC 939190	Pershing
FG 14	9/1/2006	Hycroft Res & Dev Inc	NMC 939072	Pershing
FG 140	9/2/2006	Hycroft Res & Dev Inc	NMC 939191	Pershing
FG 141	9/2/2006	Hycroft Res & Dev Inc	NMC 939192	Pershing
FG 142	9/2/2006	Hycroft Res & Dev Inc	NMC 939193	Pershing
FG 143	9/2/2006	Hycroft Res & Dev Inc	NMC 939194	Pershing
FG 144	9/2/2006	Hycroft Res & Dev Inc	NMC 939195	Pershing
FG 145	9/2/2006	Hycroft Res & Dev Inc	NMC 939196	Pershing
FG 146	9/2/2006	Hycroft Res & Dev Inc	NMC 939197	Pershing
FG 147	9/2/2006	Hycroft Res & Dev Inc	NMC 939198	Pershing
FG 148	9/2/2006	Hycroft Res & Dev Inc	NMC 939199	Pershing
FG 149	9/2/2006	Hycroft Res & Dev Inc	NMC 939200	Pershing
FG 15	9/1/2006	Hycroft Res & Dev Inc	NMC 939073	Pershing
FG 150	9/2/2006	Hycroft Res & Dev Inc	NMC 939201	Pershing
FG 151	9/2/2006	Hycroft Res & Dev Inc	NMC 939202	Pershing

Hycroft Mine Project	Page 327
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
FG 152	9/2/2006	Hycroft Res & Dev Inc	NMC 939203	Pershing
FG 153	9/2/2006	Hycroft Res & Dev Inc	NMC 939204	Pershing
FG 154	9/2/2006	Hycroft Res & Dev Inc	NMC 939205	Pershing
FG 155	9/2/2006	Hycroft Res & Dev Inc	NMC 939206	Pershing
FG 156	9/8/2006	Hycroft Res & Dev Inc	NMC 939207	Pershing
FG 157	9/8/2006	Hycroft Res & Dev Inc	NMC 939208	Pershing
FG 158	9/8/2006	Hycroft Res & Dev Inc	NMC 939209	Pershing
FG 159	9/8/2006	Hycroft Res & Dev Inc	NMC 939210	Pershing
FG 16	9/1/2006	Hycroft Res & Dev Inc	NMC 939074	Pershing
FG 160	9/8/2006	Hycroft Res & Dev Inc	NMC 939211	Pershing
FG 161	9/8/2006	Hycroft Res & Dev Inc	NMC 939212	Pershing
FG 162	9/8/2006	Hycroft Res & Dev Inc	NMC 939213	Pershing
FG 164	9/8/2006	Hycroft Res & Dev Inc	NMC 939214	Pershing
FG 165	9/8/2006	Hycroft Res & Dev Inc	NMC 939215	Pershing
FG 166	9/8/2006	Hycroft Res & Dev Inc	NMC 939216	Pershing
FG 167	9/8/2006	Hycroft Res & Dev Inc	NMC 939217	Pershing
FG 17	9/1/2006	Hycroft Res & Dev Inc	NMC 939075	Pershing
FG 173	9/11/2006	Hycroft Res & Dev Inc	NMC 939218	Pershing
FG 174	9/11/2006	Hycroft Res & Dev Inc	NMC 939219	Pershing
FG 175	9/11/2006	Hycroft Res & Dev Inc	NMC 939220	Pershing
FG 176	9/11/2006	Hycroft Res & Dev Inc	NMC 939221	Pershing
FG 177	9/11/2006	Hycroft Res & Dev Inc	NMC 939222	Pershing
FG 178	9/11/2006	Hycroft Res & Dev Inc	NMC 939223	Pershing
FG 179	9/11/2006	Hycroft Res & Dev Inc	NMC 939224	Pershing
FG 18	9/1/2006	Hycroft Res & Dev Inc	NMC 939076	Pershing
FG 180	9/2/2006	Hycroft Res & Dev Inc	NMC 939225	Pershing
FG 181	9/2/2006	Hycroft Res & Dev Inc	NMC 939226	Pershing
FG 182	9/2/2006	Hycroft Res & Dev Inc	NMC 939227	Pershing
FG 183	9/2/2006	Hycroft Res & Dev Inc	NMC 939228	Pershing
FG 184	9/2/2006	Hycroft Res & Dev Inc	NMC 939229	Pershing
FG 185	9/2/2006	Hycroft Res & Dev Inc	NMC 939230	Pershing
FG 186	9/2/2006	Hycroft Res & Dev Inc	NMC 939231	Pershing
FG 187	9/2/2006	Hycroft Res & Dev Inc	NMC 939232	Pershing
FG 188	9/2/2006	Hycroft Res & Dev Inc	NMC 939233	Pershing
FG 189	9/2/2006	Hycroft Res & Dev Inc	NMC 939234	Pershing
FG 19	9/1/2006	Hycroft Res & Dev Inc	NMC 939077	Pershing
FG 190	9/2/2006	Hycroft Res & Dev Inc	NMC 939235	Pershing
FG 191	9/2/2006	Hycroft Res & Dev Inc	NMC 939236	Pershing
FG 192	9/2/2006	Hycroft Res & Dev Inc	NMC 939237	Pershing
FG 193	9/2/2006	Hycroft Res & Dev Inc	NMC 939238	Pershing
FG 194	9/2/2006	Hycroft Res & Dev Inc	NMC 939239	Pershing
FG 195	9/2/2006	Hycroft Res & Dev Inc	NMC 939240	Pershing
FG 196	9/2/2006	Hycroft Res & Dev Inc	NMC 939241	Pershing
FG 197	9/2/2006	Hycroft Res & Dev Inc	NMC 939242	Pershing
FG 198	9/8/2006	Hycroft Res & Dev Inc	NMC 939243	Pershing
FG 199	9/8/2006	Hycroft Res & Dev Inc	NMC 939244	Pershing
FG 2	9/1/2006	Hycroft Res & Dev Inc	NMC 939060	Pershing
FG 20	9/1/2006	Hycroft Res & Dev Inc	NMC 939078	Pershing

Hycroft Mine Project	Page 328
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
FG 200	9/8/2006	Hycroft Res & Dev Inc	NMC 939245	Pershing
FG 201	9/8/2006	Hycroft Res & Dev Inc	NMC 939246	Pershing
FG 202	9/8/2006	Hycroft Res & Dev Inc	NMC 939247	Pershing
FG 21	9/1/2006	Hycroft Res & Dev Inc	NMC 939079	Pershing
FG 215	9/11/2006	Hycroft Res & Dev Inc	NMC 939248	Pershing
FG 216	9/11/2006	Hycroft Res & Dev Inc	NMC 939249	Pershing
FG 217	9/11/2006	Hycroft Res & Dev Inc	NMC 939250	Pershing
FG 218	9/11/2006	Hycroft Res & Dev Inc	NMC 939251	Pershing
FG 219	9/11/2006	Hycroft Res & Dev Inc	NMC 939252	Pershing
FG 22	9/1/2006	Hycroft Res & Dev Inc	NMC 939080	Pershing
FG 220	9/11/2006	Hycroft Res & Dev Inc	NMC 939253	Pershing
FG 221	9/11/2006	Hycroft Res & Dev Inc	NMC 939254	Pershing
FG 222	9/11/2006	Hycroft Res & Dev Inc	NMC 939255	Pershing
FG 227	9/2/2006	Hycroft Res & Dev Inc	NMC 939260	Pershing
FG 228	9/2/2006	Hycroft Res & Dev Inc	NMC 939261	Pershing
FG 229	9/2/2006	Hycroft Res & Dev Inc	NMC 939262	Pershing
FG 23	9/11/2006	Hycroft Res & Dev Inc	NMC 939081	Pershing
FG 230	9/2/2006	Hycroft Res & Dev Inc	NMC 939263	Pershing
FG 231	9/2/2006	Hycroft Res & Dev Inc	NMC 939264	Pershing
FG 232	9/2/2006	Hycroft Res & Dev Inc	NMC 939265	Pershing
FG 233	9/2/2006	Hycroft Res & Dev Inc	NMC 939266	Pershing
FG 234	9/2/2006	Hycroft Res & Dev Inc	NMC 939267	Pershing
FG 235	9/2/2006	Hycroft Res & Dev Inc	NMC 939268	Pershing
FG 236	9/2/2006	Hycroft Res & Dev Inc	NMC 939269	Pershing
FG 237	9/2/2006	Hycroft Res & Dev Inc	NMC 939270	Pershing
FG 238	9/2/2006	Hycroft Res & Dev Inc	NMC 939271	Pershing
FG 239	9/2/2006	Hycroft Res & Dev Inc	NMC 939272	Pershing
FG 24	9/11/2006	Hycroft Res & Dev Inc	NMC 939082	Pershing
FG 240	9/2/2006	Hycroft Res & Dev Inc	NMC 939273	Pershing
FG 241	9/2/2006	Hycroft Res & Dev Inc	NMC 939274	Pershing
FG 242	9/2/2006	Hycroft Res & Dev Inc	NMC 939275	Pershing
FG 243	9/2/2006	Hycroft Res & Dev Inc	NMC 939276	Pershing
FG 244	9/2/2006	Hycroft Res & Dev Inc	NMC 939277	Pershing
FG 245	9/8/2006	Hycroft Res & Dev Inc	NMC 939278	Pershing
FG 246	9/8/2006	Hycroft Res & Dev Inc	NMC 939279	Pershing
FG 247	9/8/2006	Hycroft Res & Dev Inc	NMC 939280	Pershing
FG 248	9/8/2006	Hycroft Res & Dev Inc	NMC 939281	Pershing
FG 249	9/8/2006	Hycroft Res & Dev Inc	NMC 939282	Pershing
FG 25	9/11/2006	Hycroft Res & Dev Inc	NMC 939083	Pershing
FG 26	9/11/2006	Hycroft Res & Dev Inc	NMC 939084	Pershing
FG 262	9/11/2006	Hycroft Res & Dev Inc	NMC 939283	Pershing
FG 263	9/11/2006	Hycroft Res & Dev Inc	NMC 939284	Pershing
FG 264	9/11/2006	Hycroft Res & Dev Inc	NMC 939285	Pershing
FG 265	9/11/2006	Hycroft Res & Dev Inc	NMC 939286	Pershing
FG 266	9/11/2006	Hycroft Res & Dev Inc	NMC 939287	Pershing
FG 267	9/11/2006	Hycroft Res & Dev Inc	NMC 939288	Pershing
FG 268	9/11/2006	Hycroft Res & Dev Inc	NMC 939289	Pershing
FG 269	9/11/2006	Hycroft Res & Dev Inc	NMC 939290	Pershing

Hycroft Mine Project	Page 329
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
FG 27	9/5/2006	Hycroft Res & Dev Inc	NMC 939085	Pershing
FG 276	9/1/2006	Hycroft Res & Dev Inc	NMC 939297	Pershing
FG 277	9/1/2006	Hycroft Res & Dev Inc	NMC 939298	Pershing
FG 278	9/1/2006	Hycroft Res & Dev Inc	NMC 939299	Pershing
FG 279	9/1/2006	Hycroft Res & Dev Inc	NMC 939300	Pershing
FG 28	9/5/2006	Hycroft Res & Dev Inc	NMC 939086	Pershing
FG 280	9/1/2006	Hycroft Res & Dev Inc	NMC 939301	Pershing
FG 281	9/1/2006	Hycroft Res & Dev Inc	NMC 939302	Pershing
FG 282	9/1/2006	Hycroft Res & Dev Inc	NMC 939303	Pershing
FG 283	9/1/2006	Hycroft Res & Dev Inc	NMC 939304	Pershing
FG 284	9/1/2006	Hycroft Res & Dev Inc	NMC 939305	Pershing
FG 285	9/1/2006	Hycroft Res & Dev Inc	NMC 939306	Pershing
FG 286	9/1/2006	Hycroft Res & Dev Inc	NMC 939307	Pershing
FG 287	9/1/2006	Hycroft Res & Dev Inc	NMC 939308	Pershing
FG 288	9/1/2006	Hycroft Res & Dev Inc	NMC 939309	Pershing
FG 289	9/1/2006	Hycroft Res & Dev Inc	NMC 939310	Pershing
FG 29	9/5/2006	Hycroft Res & Dev Inc	NMC 939087	Pershing
FG 290	9/1/2006	Hycroft Res & Dev Inc	NMC 939311	Pershing
FG 291	9/1/2006	Hycroft Res & Dev Inc	NMC 939312	Pershing
FG 292	9/1/2006	Hycroft Res & Dev Inc	NMC 939313	Pershing
FG 293	9/1/2006	Hycroft Res & Dev Inc	NMC 939314	Pershing
FG 294	9/10/2006	Hycroft Res & Dev Inc	NMC 939315	Pershing
FG 295	9/10/2006	Hycroft Res & Dev Inc	NMC 939316	Pershing
FG 296	9/10/2006	Hycroft Res & Dev Inc	NMC 939317	Pershing
FG 297	9/10/2006	Hycroft Res & Dev Inc	NMC 939318	Pershing
FG 298	9/10/2006	Hycroft Res & Dev Inc	NMC 939319	Pershing
FG 299	9/10/2006	Hycroft Res & Dev Inc	NMC 939320	Pershing
FG 3	9/1/2006	Hycroft Res & Dev Inc	NMC 939061	Pershing
FG 30	9/1/2006	Hycroft Res & Dev Inc	NMC 939088	Pershing
FG 300	9/10/2006	Hycroft Res & Dev Inc	NMC 939321	Pershing
FG 301	9/10/2006	Hycroft Res & Dev Inc	NMC 939322	Pershing
FG 302	9/10/2006	Hycroft Res & Dev Inc	NMC 939323	Pershing
FG 31	9/1/2006	Hycroft Res & Dev Inc	NMC 939089	Pershing
FG 311	9/10/2006	Hycroft Res & Dev Inc	NMC 939324	Pershing
FG 312	9/10/2006	Hycroft Res & Dev Inc	NMC 939325	Pershing
FG 313	9/10/2006	Hycroft Res & Dev Inc	NMC 939326	Pershing
FG 314	9/10/2006	Hycroft Res & Dev Inc	NMC 939327	Pershing
FG 315	9/10/2006	Hycroft Res & Dev Inc	NMC 939328	Pershing
FG 316	9/10/2006	Hycroft Res & Dev Inc	NMC 939329	Pershing
FG 317	9/10/2006	Hycroft Res & Dev Inc	NMC 939330	Pershing
FG 318	9/10/2006	Hycroft Res & Dev Inc	NMC 939331	Pershing
FG 32	9/1/2006	Hycroft Res & Dev Inc	NMC 939090	Pershing
FG 325	9/1/2006	Hycroft Res & Dev Inc	NMC 939338	Pershing
FG 326	9/1/2006	Hycroft Res & Dev Inc	NMC 939339	Pershing
FG 327	9/1/2006	Hycroft Res & Dev Inc	NMC 939340	Pershing
FG 328	9/1/2006	Hycroft Res & Dev Inc	NMC 939341	Pershing
FG 329	9/1/2006	Hycroft Res & Dev Inc	NMC 939342	Pershing

Hycroft Mine Project	Page 330
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
FG 33	9/1/2006	Hycroft Res & Dev Inc	NMC 939091	Pershing
FG 330	9/1/2006	Hycroft Res & Dev Inc	NMC 939343	Pershing
FG 331	9/1/2006	Hycroft Res & Dev Inc	NMC 939344	Pershing
FG 332	9/1/2006	Hycroft Res & Dev Inc	NMC 939345	Pershing
FG 333	9/1/2006	Hycroft Res & Dev Inc	NMC 939346	Pershing
FG 334	9/1/2006	Hycroft Res & Dev Inc	NMC 939347	Pershing
FG 335	9/1/2006	Hycroft Res & Dev Inc	NMC 939348	Pershing
FG 336	9/1/2006	Hycroft Res & Dev Inc	NMC 939349	Pershing
FG 337	9/1/2006	Hycroft Res & Dev Inc	NMC 939350	Pershing
FG 338	9/1/2006	Hycroft Res & Dev Inc	NMC 939351	Pershing
FG 339	9/1/2006	Hycroft Res & Dev Inc	NMC 939352	Pershing
FG 34	9/1/2006	Hycroft Res & Dev Inc	NMC 939092	Pershing
FG 340	9/1/2006	Hycroft Res & Dev Inc	NMC 939353	Pershing
FG 341	9/1/2006	Hycroft Res & Dev Inc	NMC 939354	Pershing
FG 342	9/1/2006	Hycroft Res & Dev Inc	NMC 939355	Pershing
FG 343	9/10/2006	Hycroft Res & Dev Inc	NMC 939356	Pershing
FG 344	9/10/2006	Hycroft Res & Dev Inc	NMC 939357	Pershing
FG 345	9/10/2006	Hycroft Res & Dev Inc	NMC 939358	Pershing
FG 346	9/10/2006	Hycroft Res & Dev Inc	NMC 939359	Pershing
FG 347	9/10/2006	Hycroft Res & Dev Inc	NMC 939360	Pershing
FG 349	9/10/2006	Hycroft Res & Dev Inc	NMC 939362	Pershing
FG 35	9/1/2006	Hycroft Res & Dev Inc	NMC 939093	Pershing
FG 350	9/10/2006	Hycroft Res & Dev Inc	NMC 939363	Pershing
FG 351	9/10/2006	Hycroft Res & Dev Inc	NMC 939364	Pershing
FG 36	9/1/2006	Hycroft Res & Dev Inc	NMC 939094	Pershing
FG 360	9/10/2006	Hycroft Res & Dev Inc	NMC 939365	Pershing
FG 361	9/10/2006	Hycroft Res & Dev Inc	NMC 939366	Pershing
FG 362	9/10/2006	Hycroft Res & Dev Inc	NMC 939367	Pershing
FG 363	9/10/2006	Hycroft Res & Dev Inc	NMC 939368	Pershing
FG 364	9/10/2006	Hycroft Res & Dev Inc	NMC 939369	Pershing
FG 365	9/10/2006	Hycroft Res & Dev Inc	NMC 939370	Pershing
FG 366	9/10/2006	Hycroft Res & Dev Inc	NMC 939371	Pershing
FG 367	9/10/2006	Hycroft Res & Dev Inc	NMC 939372	Pershing
FG 37	9/1/2006	Hycroft Res & Dev Inc	NMC 939095	Pershing
FG 378	9/1/2006	Hycroft Res & Dev Inc	NMC 939383	Pershing
FG 379	9/1/2006	Hycroft Res & Dev Inc	NMC 939384	Pershing
FG 380	9/1/2006	Hycroft Res & Dev Inc	NMC 939385	Pershing
FG 381	9/1/2006	Hycroft Res & Dev Inc	NMC 939386	Pershing
FG 382	9/1/2006	Hycroft Res & Dev Inc	NMC 939387	Pershing
FG 383	9/1/2006	Hycroft Res & Dev Inc	NMC 939388	Pershing
FG 384	9/1/2006	Hycroft Res & Dev Inc	NMC 939389	Pershing
FG 385	9/1/2006	Hycroft Res & Dev Inc	NMC 939390	Pershing
FG 386	9/1/2006	Hycroft Res & Dev Inc	NMC 939391	Pershing
FG 387	9/1/2006	Hycroft Res & Dev Inc	NMC 939392	Pershing
FG 388	9/1/2006	Hycroft Res & Dev Inc	NMC 939393	Pershing
FG 389	9/1/2006	Hycroft Res & Dev Inc	NMC 939394	Pershing
FG 39	9/1/2006	Hycroft Res & Dev Inc	NMC 939097	Pershing
FG 390	9/1/2006	Hycroft Res & Dev Inc	NMC 939395	Pershing
FG 391	9/1/2006	Hycroft Res & Dev Inc	NMC 939396	Pershing

Hycroft Mine Project	Page 331
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
FG 392	9/1/2006	Hycroft Res & Dev Inc	NMC 939397	Pershing
FG 393	9/1/2006	Hycroft Res & Dev Inc	NMC 939398	Pershing
FG 394	9/1/2006	Hycroft Res & Dev Inc	NMC 939399	Pershing
FG 395	9/1/2006	Hycroft Res & Dev Inc	NMC 939400	Pershing
FG 396	9/10/2006	Hycroft Res & Dev Inc	NMC 939401	Pershing
FG 397	9/10/2006	Hycroft Res & Dev Inc	NMC 939402	Pershing
FG 398	9/10/2006	Hycroft Res & Dev Inc	NMC 939403	Pershing
FG 399	9/10/2006	Hycroft Res & Dev Inc	NMC 939404	Pershing
FG 4	9/1/2006	Hycroft Res & Dev Inc	NMC 939062	Pershing
FG 40	9/11/2006	Hycroft Res & Dev Inc	NMC 939098	Pershing
FG 400	9/10/2006	Hycroft Res & Dev Inc	NMC 939405	Pershing
FG 401	9/10/2006	Hycroft Res & Dev Inc	NMC 939406	Pershing
FG 402	9/10/2006	Hycroft Res & Dev Inc	NMC 939407	Pershing
FG 403	9/10/2006	Hycroft Res & Dev Inc	NMC 939408	Pershing
FG 404	9/10/2006	Hycroft Res & Dev Inc	NMC 939409	Pershing
FG 405	9/10/2006	Hycroft Res & Dev Inc	NMC 939410	Pershing
FG 406	9/10/2006	Hycroft Res & Dev Inc	NMC 939411	Pershing
FG 407	9/10/2006	Hycroft Res & Dev Inc	NMC 939412	Pershing
FG 408	9/10/2006	Hycroft Res & Dev Inc	NMC 939413	Pershing
FG 409	9/10/2006	Hycroft Res & Dev Inc	NMC 939414	Pershing
FG 41	9/11/2006	Hycroft Res & Dev Inc	NMC 939099	Pershing
FG 410	9/10/2006	Hycroft Res & Dev Inc	NMC 939415	Pershing
FG 411	9/10/2006	Hycroft Res & Dev Inc	NMC 939416	Pershing
FG 412	9/10/2006	Hycroft Res & Dev Inc	NMC 939417	Pershing
FG 413	9/10/2006	Hycroft Res & Dev Inc	NMC 939418	Pershing
FG 414	9/10/2006	Hycroft Res & Dev Inc	NMC 939419	Pershing
FG 415	9/10/2006	Hycroft Res & Dev Inc	NMC 939420	Pershing
FG 416	9/10/2006	Hycroft Res & Dev Inc	NMC 939421	Pershing
FG 417	9/10/2006	Hycroft Res & Dev Inc	NMC 939422	Pershing
FG 418	9/10/2006	Hycroft Res & Dev Inc	NMC 939423	Pershing
FG 419	9/10/2006	Hycroft Res & Dev Inc	NMC 939424	Pershing
FG 42	9/11/2006	Hycroft Res & Dev Inc	NMC 939100	Pershing
FG 420	9/10/2006	Hycroft Res & Dev Inc	NMC 939425	Pershing
FG 43	9/11/2006	Hycroft Res & Dev Inc	NMC 939101	Pershing
FG 434	9/1/2006	Hycroft Res & Dev Inc	NMC 939439	Pershing
FG 435	9/1/2006	Hycroft Res & Dev Inc	NMC 939440	Pershing
FG 436	9/1/2006	Hycroft Res & Dev Inc	NMC 939441	Pershing
FG 437	9/1/2006	Hycroft Res & Dev Inc	NMC 939442	Pershing
FG 438	9/1/2006	Hycroft Res & Dev Inc	NMC 939443	Pershing
FG 439	9/1/2006	Hycroft Res & Dev Inc	NMC 939444	Pershing
FG 44	9/2/2006	Hycroft Res & Dev Inc	NMC 939102	Pershing
FG 440	9/1/2006	Hycroft Res & Dev Inc	NMC 939445	Pershing
FG 441	9/1/2006	Hycroft Res & Dev Inc	NMC 939446	Pershing
FG 442	9/1/2006	Hycroft Res & Dev Inc	NMC 939447	Pershing
FG 443	9/1/2006	Hycroft Res & Dev Inc	NMC 939448	Pershing
FG 444	9/1/2006	Hycroft Res & Dev Inc	NMC 939449	Pershing
FG 445	9/1/2006	Hycroft Res & Dev Inc	NMC 939450	Pershing
FG 446	9/1/2006	Hycroft Res & Dev Inc	NMC 939451	Pershing

Hycroft Mine Project	Page 332
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
FG 447	9/1/2006	Hycroft Res & Dev Inc	NMC 939452	Pershing
FG 448	9/1/2006	Hycroft Res & Dev Inc	NMC 939453	Pershing
FG 449	9/1/2006	Hycroft Res & Dev Inc	NMC 939454	Pershing
FG 45	9/2/2006	Hycroft Res & Dev Inc	NMC 939103	Pershing
FG 450	9/1/2006	Hycroft Res & Dev Inc	NMC 939455	Pershing
FG 451	9/1/2006	Hycroft Res & Dev Inc	NMC 939456	Pershing
FG 452	9/10/2006	Hycroft Res & Dev Inc	NMC 939457	Pershing
FG 453	9/10/2006	Hycroft Res & Dev Inc	NMC 939458	Pershing
FG 454	9/10/2006	Hycroft Res & Dev Inc	NMC 939459	Pershing
FG 455	9/10/2006	Hycroft Res & Dev Inc	NMC 939460	Pershing
FG 456	9/10/2006	Hycroft Res & Dev Inc	NMC 939461	Pershing
FG 457	9/10/2006	Hycroft Res & Dev Inc	NMC 939462	Pershing
FG 458	9/10/2006	Hycroft Res & Dev Inc	NMC 939463	Pershing
FG 459	9/10/2006	Hycroft Res & Dev Inc	NMC 939464	Pershing
FG 46	9/2/2006	Hycroft Res & Dev Inc	NMC 939104	Pershing
FG 460	9/10/2006	Hycroft Res & Dev Inc	NMC 939465	Pershing
FG 461	9/10/2006	Hycroft Res & Dev Inc	NMC 939466	Pershing
FG 462	9/10/2006	Hycroft Res & Dev Inc	NMC 939467	Pershing
FG 463	9/10/2006	Hycroft Res & Dev Inc	NMC 939468	Pershing
FG 464	9/10/2006	Hycroft Res & Dev Inc	NMC 939469	Pershing
FG 465	9/10/2006	Hycroft Res & Dev Inc	NMC 939470	Pershing
FG 466	9/10/2006	Hycroft Res & Dev Inc	NMC 939471	Pershing
FG 467	9/10/2006	Hycroft Res & Dev Inc	NMC 939472	Pershing
FG 468	9/10/2006	Hycroft Res & Dev Inc	NMC 939473	Pershing
FG 469	9/10/2006	Hycroft Res & Dev Inc	NMC 939474	Pershing
FG 47	9/2/2006	Hycroft Res & Dev Inc	NMC 939105	Pershing
FG 470	9/10/2006	Hycroft Res & Dev Inc	NMC 939475	Pershing
FG 471	9/10/2006	Hycroft Res & Dev Inc	NMC 939476	Pershing
FG 472	9/10/2006	Hycroft Res & Dev Inc	NMC 939477	Pershing
FG 473	9/10/2006	Hycroft Res & Dev Inc	NMC 939478	Pershing
FG 474	9/10/2006	Hycroft Res & Dev Inc	NMC 939479	Pershing
FG 475	9/10/2006	Hycroft Res & Dev Inc	NMC 939480	Pershing
FG 476	9/10/2006	Hycroft Res & Dev Inc	NMC 939481	Pershing
FG 477	9/11/2006	Hycroft Res & Dev Inc	NMC 939482	Pershing
FG 478	9/11/2006	Hycroft Res & Dev Inc	NMC 939483	Pershing
FG 479	9/11/2006	Hycroft Res & Dev Inc	NMC 939484	Pershing
FG 48	9/2/2006	Hycroft Res & Dev Inc	NMC 939106	Pershing
FG 480	9/11/2006	Hycroft Res & Dev Inc	NMC 939485	Pershing
FG 481	9/11/2006	Hycroft Res & Dev Inc	NMC 939486	Pershing
FG 482	9/11/2006	Hycroft Res & Dev Inc	NMC 939487	Pershing
FG 483	9/11/2006	Hycroft Res & Dev Inc	NMC 939488	Pershing
FG 484	9/11/2006	Hycroft Res & Dev Inc	NMC 939489	Pershing
FG 485	9/11/2006	Hycroft Res & Dev Inc	NMC 939490	Pershing
FG 486	9/11/2006	Hycroft Res & Dev Inc	NMC 939491	Pershing
FG 487	9/11/2006	Hycroft Res & Dev Inc	NMC 939492	Pershing
FG 488	9/11/2006	Hycroft Res & Dev Inc	NMC 939493	Pershing
FG 489	9/11/2006	Hycroft Res & Dev Inc	NMC 939494	Pershing

Hycroft Mine Project	Page 333
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
FG 49	9/2/2006	Hycroft Res & Dev Inc	NMC 939107	Pershing
FG 490	9/11/2006	Hycroft Res & Dev Inc	NMC 939495	Pershing
FG 491	9/9/2006	Hycroft Res & Dev Inc	NMC 939496	Pershing
FG 492	9/11/2006	Hycroft Res & Dev Inc	NMC 939497	Pershing
FG 493	9/11/2006	Hycroft Res & Dev Inc	NMC 939498	Pershing
FG 494	9/11/2006	Hycroft Res & Dev Inc	NMC 939499	Pershing
FG 495	9/11/2006	Hycroft Res & Dev Inc	NMC 939500	Pershing
FG 496	9/9/2006	Hycroft Res & Dev Inc	NMC 939501	Pershing
FG 497	9/11/2006	Hycroft Res & Dev Inc	NMC 939502	Pershing
FG 498	9/11/2006	Hycroft Res & Dev Inc	NMC 939503	Pershing
FG 499	9/11/2006	Hycroft Res & Dev Inc	NMC 939504	Pershing
FG 5	9/1/2006	Hycroft Res & Dev Inc	NMC 939063	Pershing
FG 50	9/2/2006	Hycroft Res & Dev Inc	NMC 939108	Pershing
FG 500	9/11/2006	Hycroft Res & Dev Inc	NMC 939505	Pershing
FG 51	9/2/2006	Hycroft Res & Dev Inc	NMC 939109	Pershing
FG 52	9/2/2006	Hycroft Res & Dev Inc	NMC 939110	Pershing
FG 53	9/8/2006	Hycroft Res & Dev Inc	NMC 939111	Pershing
FG 54	9/8/2006	Hycroft Res & Dev Inc	NMC 939112	Pershing
FG 55	9/8/2006	Hycroft Res & Dev Inc	NMC 939113	Pershing
FG 56	9/9/2006	Hycroft Res & Dev Inc	NMC 939114	Pershing
FG 57	9/9/2006	Hycroft Res & Dev Inc	NMC 939115	Pershing
FG 58	9/9/2006	Hycroft Res & Dev Inc	NMC 939116	Pershing
FG 59	9/9/2006	Hycroft Res & Dev Inc	NMC 939117	Pershing
FG 6	9/1/2006	Hycroft Res & Dev Inc	NMC 939064	Pershing
FG 60	9/9/2006	Hycroft Res & Dev Inc	NMC 939118	Pershing
FG 61	9/9/2006	Hycroft Res & Dev Inc	NMC 939119	Pershing
FG 62	9/9/2006	Hycroft Res & Dev Inc	NMC 939120	Pershing
FG 63	9/9/2006	Hycroft Res & Dev Inc	NMC 939121	Pershing
FG 64	9/9/2006	Hycroft Res & Dev Inc	NMC 939122	Pershing
FG 65	9/9/2006	Hycroft Res & Dev Inc	NMC 939123	Pershing
FG 66	9/9/2006	Hycroft Res & Dev Inc	NMC 939124	Pershing
FG 67	9/9/2006	Hycroft Res & Dev Inc	NMC 939125	Pershing
FG 68	9/9/2006	Hycroft Res & Dev Inc	NMC 939126	Pershing
FG 69	9/9/2006	Hycroft Res & Dev Inc	NMC 939127	Pershing
FG 7	9/1/2006	Hycroft Res & Dev Inc	NMC 939065	Pershing
FG 70	9/2/2006	Hycroft Res & Dev Inc	NMC 939128	Pershing
FG 71	9/2/2006	Hycroft Res & Dev Inc	NMC 939129	Pershing
FG 73	9/2/2006	Hycroft Res & Dev Inc	NMC 939131	Pershing
FG 74	9/2/2006	Hycroft Res & Dev Inc	NMC 939132	Pershing
FG 75	9/2/2006	Hycroft Res & Dev Inc	NMC 939133	Pershing
FG 76	9/2/2006	Hycroft Res & Dev Inc	NMC 939134	Pershing
FG 77	9/2/2006	Hycroft Res & Dev Inc	NMC 939135	Pershing
FG 78	9/2/2006	Hycroft Res & Dev Inc	NMC 939136	Pershing
FG 79	9/2/2006	Hycroft Res & Dev Inc	NMC 939137	Pershing
FG 8	9/1/2006	Hycroft Res & Dev Inc	NMC 939066	Pershing
FG 80	9/2/2006	Hycroft Res & Dev Inc	NMC 939138	Pershing
FG 81	9/2/2006	Hycroft Res & Dev Inc	NMC 939139	Pershing
FG 82	9/8/2006	Hycroft Res & Dev Inc	NMC 939140	Pershing
FG 84	9/8/2006	Hycroft Res & Dev Inc	NMC 939141	Pershing

Hycroft Mine Project	Page 334
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
FG 85	9/9/2006	Hycroft Res & Dev Inc	NMC 939142	Pershing
FG 86	9/9/2006	Hycroft Res & Dev Inc	NMC 939143	Pershing
FG 87	9/9/2006	Hycroft Res & Dev Inc	NMC 939144	Pershing
FG 88	9/9/2006	Hycroft Res & Dev Inc	NMC 939145	Pershing
FG 89	9/9/2006	Hycroft Res & Dev Inc	NMC 939146	Pershing
FG 9	9/11/2006	Hycroft Res & Dev Inc	NMC 939067	Pershing
FG 90	9/9/2006	Hycroft Res & Dev Inc	NMC 939147	Pershing
FG 91	9/9/2006	Hycroft Res & Dev Inc	NMC 939148	Pershing
FG 92	9/9/2006	Hycroft Res & Dev Inc	NMC 939149	Pershing
FG 93	9/9/2006	Hycroft Res & Dev Inc	NMC 939150	Pershing
FG 94	9/9/2006	Hycroft Res & Dev Inc	NMC 939151	Pershing
FG 95	9/9/2006	Hycroft Res & Dev Inc	NMC 939152	Pershing
FG 96	9/9/2006	Hycroft Res & Dev Inc	NMC 939153	Pershing
FG 97	9/9/2006	Hycroft Res & Dev Inc	NMC 939154	Pershing
FG 98	9/9/2006	Hycroft Res & Dev Inc	NMC 939155	Pershing
FG 99	9/2/2006	Hycroft Res & Dev Inc	NMC 939156	Pershing
FG348	9/10/2006	Hycroft Res & Dev Inc	NMC 939361	Pershing
FG38	9/1/2006	Hycroft Res & Dev Inc	NMC 939096	Pershing
FG72	9/2/2006	Hycroft Res & Dev Inc	NMC 939130	Pershing
Nadine #1	1/20/2007	Hrdi	NMC 946619	Pershing
NC 100	8/13/2010	Hycroft Res & Dev Inc	NMC1027938	Pershing
NC 101	8/13/2010	Hycroft Res & Dev Inc	NMC1027939	Pershing
NC 18	8/13/2010	Hycroft Res & Dev Inc	NMC1027856	Pershing
NC 19	8/13/2010	Hycroft Res & Dev Inc	NMC1027857	Pershing
NC 20	8/13/2010	Hycroft Res & Dev Inc	NMC1027858	Pershing
NC 21	8/13/2010	Hycroft Res & Dev Inc	NMC1027859	Pershing
NC 22	8/13/2010	Hycroft Res & Dev Inc	NMC1027860	Pershing
NC 23	8/13/2010	Hycroft Res & Dev Inc	NMC1027861	Pershing
NC 24	8/13/2010	Hycroft Res & Dev Inc	NMC1027862	Pershing
NC 25	8/13/2010	Hycroft Res & Dev Inc	NMC1027863	Pershing
NC 26	8/13/2010	Hycroft Res & Dev Inc	NMC1027864	Pershing
NC 27	8/13/2010	Hycroft Res & Dev Inc	NMC1027865	Pershing
NC 28	8/13/2010	Hycroft Res & Dev Inc	NMC1027866	Pershing
NC 29	8/13/2010	Hycroft Res & Dev Inc	NMC1027867	Pershing
NC 30	8/13/2010	Hycroft Res & Dev Inc	NMC1027868	Pershing
NC 51	8/13/2010	Hycroft Res & Dev Inc	NMC1027889	Pershing
NC 52	8/13/2010	Hycroft Res & Dev Inc	NMC1027890	Pershing
NC 53	8/13/2010	Hycroft Res & Dev Inc	NMC1027891	Pershing
NC 54	8/13/2010	Hycroft Res & Dev Inc	NMC1027892	Pershing
NC 55	8/13/2010	Hycroft Res & Dev Inc	NMC1027893	Pershing
NC 56	8/13/2010	Hycroft Res & Dev Inc	NMC1027894	Pershing
NC 57	8/13/2010	Hycroft Res & Dev Inc	NMC1027895	Pershing
NC 58	8/13/2010	Hycroft Res & Dev Inc	NMC1027896	Pershing
NC 59	8/13/2010	Hycroft Res & Dev Inc	NMC1027897	Pershing
NC 60	8/13/2010	Hycroft Res & Dev Inc	NMC1027898	Pershing
NC 61	8/13/2010	Hycroft Res & Dev Inc	NMC1027899	Pershing
NC 62	8/13/2010	Hycroft Res & Dev Inc	NMC1027900	Pershing
NC 63	8/13/2010	Hycroft Res & Dev Inc	NMC1027901	Pershing

Hycroft Mine Project	Page 335
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
NC 64	8/13/2010	Hycroft Res & Dev Inc	NMC1027902	Pershing
NC 65	8/13/2010	Hycroft Res & Dev Inc	NMC1027903	Pershing
NC 66	8/13/2010	Hycroft Res & Dev Inc	NMC1027904	Pershing
NC 67	8/13/2010	Hycroft Res & Dev Inc	NMC1027905	Pershing
NC 68	8/13/2010	Hycroft Res & Dev Inc	NMC1027906	Pershing
NC 92	8/13/2010	Hycroft Res & Dev Inc	NMC1027930	Pershing
NC 93	8/13/2010	Hycroft Res & Dev Inc	NMC1027931	Pershing
NC 94	8/13/2010	Hycroft Res & Dev Inc	NMC1027932	Pershing
NC 95	8/13/2010	Hycroft Res & Dev Inc	NMC1027933	Pershing
NC 96	8/13/2010	Hycroft Res & Dev Inc	NMC1027934	Pershing
NC 97	8/13/2010	Hycroft Res & Dev Inc	NMC1027935	Pershing
NC 98	8/13/2010	Hycroft Res & Dev Inc	NMC1027936	Pershing
NC 99	8/13/2010	Hycroft Res & Dev Inc	NMC1027937	Pershing
NFRA 10	11/8/2007	Victory Exploration Inc.	NMC 977842	Pershing
NFRA 11	11/8/2007	Victory Exploration Inc.	NMC 977843	Pershing
NFRA 21	11/8/2007	Victory Exploration Inc.	NMC 977853	Pershing
NFRA 22	11/8/2007	Victory Exploration Inc.	NMC 977854	Pershing
NFRA 25	11/8/2007	Victory Exploration Inc.	NMC 977857	Pershing
NFRA 6	11/8/2007	Victory Exploration Inc.	NMC 977838	Pershing
NFRA 7	11/8/2007	Victory Exploration Inc.	NMC 977839	Pershing
NFRA 8	11/8/2007	Victory Exploration Inc.	NMC 977840	Pershing
NFRA 9	11/8/2007	Victory Exploration Inc.	NMC 977841	Pershing
RFG #120	1/24/1980	Lewis Frank W	NMC 141680	Pershing
RFG #121	1/24/1980	Lewis Frank W	NMC 141681	Pershing
RFG #122	1/24/1980	Lewis Frank W	NMC 141682	Pershing
RFG #123	1/24/1980	Lewis Frank W	NMC 141683	Pershing
RFG #124	1/24/1980	Lewis Frank W	NMC 141684	Pershing
RFG #125	1/24/1980	Lewis Frank W	NMC 141685	Pershing
RFG #135	1/9/1980	Lewis Frank W	NMC 141692	Pershing
RFG #137	1/9/1980	Lewis Frank W	NMC 141694	Pershing
RFG #139	1/9/1980	Lewis Frank W	NMC 141696	Pershing
RFG #141	1/9/1980	Lewis Frank W	NMC 141698	Pershing
RFG #143	1/22/1980	Lewis Frank W	NMC 141700	Pershing
RFG #145	1/22/1980	Lewis Frank W	NMC 141702	Pershing
RFG #147	1/22/1980	Lewis Frank W	NMC 141704	Pershing
RFG #148	1/22/1980	Lewis Frank W	NMC 141705	Pershing
RFG #149	1/22/1980	Lewis Frank W	NMC 141706	Pershing
RFG #150	1/22/1980	Lewis Frank W	NMC 141707	Pershing
RFG #151	1/22/1980	Lewis Frank W	NMC 141708	Pershing
RFG #152	1/22/1980	Lewis Frank W	NMC 141709	Pershing
RFG #153	1/22/1980	Lewis Frank W	NMC 141710	Pershing
RFG #154	1/22/1980	Lewis Frank W	NMC 141711	Pershing
RFG #155	1/22/1980	Lewis Frank W	NMC 141712	Pershing
RFG #156	1/22/1980	Lewis Frank W	NMC 141713	Pershing
RFG #157	1/22/1980	Lewis Frank W	NMC 141714	Pershing
RFG #158	1/22/1980	Lewis Frank W	NMC 141715	Pershing
RFG #159	1/22/1980	Lewis Frank W	NMC 141716	Pershing
RFG #160	1/22/1980	Lewis Frank W	NMC 141717	Pershing

Hycroft Mine Project	Page 336
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
RFG #161	1/22/1980	Lewis Frank W	NMC 141718	Pershing
RFG #162	1/23/1980	Lewis Frank W	NMC 141719	Pershing
RFG #163	1/23/1980	Lewis Frank W	NMC 141720	Pershing
RFG #164	1/23/1980	Lewis Frank W	NMC 141721	Pershing
RFG #165	1/23/1980	Lewis Frank W	NMC 141722	Pershing
RFG #166	1/23/1980	Lewis Frank W	NMC 141723	Pershing
RFG #167	1/23/1980	Lewis Frank W	NMC 141724	Pershing
RFG #201A	12/28/1979	Lewis Frank W	NMC 141726	Pershing
RFG #202A	12/28/1979	Lewis Frank W	NMC 141727	Pershing
RFG #203A	12/28/1979	Lewis Frank W	NMC 141728	Pershing
RFG #204A	12/28/1979	Lewis Frank W	NMC 141729	Pershing
RFG #205A	12/28/1979	Lewis Frank W	NMC 141730	Pershing
RFG #206A	12/28/1979	Lewis Frank W	NMC 141731	Pershing
RFG #207A	12/28/1979	Lewis Frank W	NMC 141732	Pershing
RFG #208A	12/28/1979	Lewis Frank W	NMC 141733	Pershing
RFG #209A	12/28/1979	Lewis Frank W	NMC 141734	Pershing
RFG #210A	12/28/1979	Lewis Frank W	NMC 141735	Pershing
RFG #211A	12/28/1979	Lewis Frank W	NMC 141736	Pershing
RFG #212A	12/28/1979	Lewis Frank W	NMC 141737	Pershing
RFG #213A	12/28/1979	Lewis Frank W	NMC 141738	Pershing
RFG #214A	12/28/1979	Lewis Frank W	NMC 141739	Pershing
RFG #215A	12/28/1979	Lewis Frank W	NMC 141740	Pershing
RFG #216A	12/28/1979	Lewis Frank W	NMC 141741	Pershing
RFG #217A	12/28/1979	Lewis Frank W	NMC 141742	Pershing
RFG #218A	12/28/1979	Lewis Frank W	NMC 141743	Pershing
RFG #219A	12/28/1979	Lewis Frank W	NMC 141744	Pershing
RFG #220A	12/28/1979	Lewis Frank W	NMC 141745	Pershing
RFG #221A	12/28/1979	Lewis Frank W	NMC 141746	Pershing
RFG #222A	12/28/1979	Lewis Frank W	NMC 141747	Pershing
RFG #223A	12/28/1979	Lewis Frank W	NMC 141748	Pershing
RFG #225A	1/7/1980	Lewis Frank W	NMC 141750	Pershing
RFG #226A	1/7/1980	Lewis Frank W	NMC 141751	Pershing
RFG #227A	1/7/1980	Lewis Frank W	NMC 141752	Pershing
RFG #228A	1/7/1980	Lewis Frank W	NMC 141754	Pershing
RFG #229	1/25/1980	Lewis Frank W	NMC 141755	Pershing
RFG #229A	1/7/1980	Lewis Frank W	NMC 141756	Pershing
RFG #230A	1/7/1980	Lewis Frank W	NMC 141758	Pershing
RFG #231	1/25/1980	Lewis Frank W	NMC 141759	Pershing
RFG #231A	1/7/1980	Lewis Frank W	NMC 141760	Pershing
RFG #232A	1/7/1980	Lewis Frank W	NMC 141761	Pershing
RFG #233	1/26/1980	Lewis Frank W	NMC 141762	Pershing
RFG #233A	1/7/1980	Lewis Frank W	NMC 141763	Pershing
RFG #234A	1/7/1980	Lewis Frank W	NMC 141765	Pershing
RFG #235A	1/7/1980	Lewis Frank W	NMC 141767	Pershing
RFG #236A	1/8/1980	Lewis Frank W	NMC 141769	Pershing
RFG #237A	1/8/1980	Lewis Frank W	NMC 141771	Pershing
RFG #238A	1/8/1980	Lewis Frank W	NMC 141772	Pershing
RFG #239A	1/8/1980	Lewis Frank W	NMC 141773	Pershing

Hycroft Mine Project	Page 337
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
RFG #240A	1/8/1980	Lewis Frank W	NMC 141774	Pershing
RFG #241A	1/8/1980	Lewis Frank W	NMC 141775	Pershing
RFG #251	1/11/1980	Lewis Frank W	NMC 141777	Pershing
RFG #253	1/11/1980	Lewis Frank W	NMC 141779	Pershing
RFG #255	1/11/1980	Hrdi	NMC 141781	Pershing
RFG 107	5/20/2006	Hycroft Res & Dev Inc	NMC 932890	Pershing
RFG 109	5/20/2006	Hycroft Res & Dev Inc	NMC 932892	Pershing
RFG 111	5/20/2006	Hycroft Res & Dev Inc	NMC 932894	Pershing
RFG 113	5/20/2006	Hycroft Res & Dev Inc	NMC 932896	Pershing
RFG 114	5/20/2006	Hycroft Res & Dev Inc	NMC 932897	Pershing
RFG 115	5/20/2006	Hycroft Res & Dev Inc	NMC 932898	Pershing
RFG 116	5/20/2006	Hycroft Res & Dev Inc	NMC 932899	Pershing
RFG 117	5/20/2006	Hycroft Res & Dev Inc	NMC 932900	Pershing
RFG 118	5/20/2006	Hycroft Res & Dev Inc	NMC 932901	Pershing
RFG 119	5/20/2006	Hycroft Res & Dev Inc	NMC 932902	Pershing
RFG 142	5/20/2006	Hycroft Res & Dev Inc	NMC 932908	Pershing
RFG 144	5/20/2006	Hycroft Res & Dev Inc	NMC 932909	Pershing
RFG 146	5/20/2006	Hycroft Res & Dev Inc	NMC 932910	Pershing
RFG#224A	1/7/1980	Lewis Frank W	NMC 141749	Pershing
SH 169	4/24/2008	Hycroft Res & Dev Inc	NMC 990822	Pershing
SH 170	4/24/2008	Hycroft Res & Dev Inc	NMC 990823	Pershing
SH 171	4/24/2008	Hycroft Res & Dev Inc	NMC 990824	Pershing
SH 172	4/24/2008	Hycroft Res & Dev Inc	NMC 990825	Pershing
SH 173	4/24/2008	Hycroft Res & Dev Inc	NMC 990826	Pershing
SH 174	4/24/2008	Hycroft Res & Dev Inc	NMC 990827	Pershing
SH 175	4/24/2008	Hycroft Res & Dev Inc	NMC 990828	Pershing
SH 176	4/24/2008	Hycroft Res & Dev Inc	NMC990829	Pershing
SH 177	4/24/2008	Hycroft Res & Dev Inc	NMC 990830	Pershing
SH 178	4/24/2008	Hycroft Res & Dev Inc	NMC 990831	Pershing
SH 179	4/24/2008	Hycroft Res & Dev Inc	NMC 990832	Pershing
SH 180	4/24/2008	Hycroft Res & Dev Inc	NMC 990833	Pershing
SH 181	4/24/2008	Hycroft Res & Dev Inc	NMC 990834	Pershing
SH 182	4/24/2008	Hycroft Res & Dev Inc	NMC 990835	Pershing
SH 183	4/24/2008	Hycroft Res & Dev Inc	NMC 990836	Pershing
SH 184	4/24/2008	Hycroft Res & Dev Inc	NMC 990837	Pershing
SH 185	4/24/2008	Hycroft Res & Dev Inc	NMC 990838	Pershing
SH 186	4/24/2008	Hycroft Res & Dev Inc	NMC 990839	Pershing
SH 187	4/24/2008	Hycroft Res & Dev Inc	NMC 990840	Pershing
SH 188	4/24/2008	Hycroft Res & Dev Inc	NMC 990841	Pershing
SH 189	4/24/2008	Hycroft Res & Dev Inc	NMC 990842	Pershing
SH 190	4/24/2008	Hycroft Res & Dev Inc	NMC 990843	Pershing
SH 191	4/24/2008	Hycroft Res & Dev Inc	NMC 990844	Pershing
SH 192	4/24/2008	Hycroft Res & Dev Inc	NMC 990845	Pershing
SH 193	4/24/2008	Hycroft Res & Dev Inc	NMC 990846	Pershing
SH 194	4/24/2008	Hycroft Res & Dev Inc	NMC 990847	Pershing
SH 195	4/24/2008	Hycroft Res & Dev Inc	NMC 990848	Pershing
SH 196	4/24/2008	Hycroft Res & Dev Inc	NMC 990849	Pershing
SH 197	4/24/2008	Hycroft Res & Dev Inc	NMC990850	Pershing

Hycroft Mine Project	Page 338
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
SH 198	4/24/2008	Hycroft Res & Dev Inc	NMC 990851	Pershing
SH 199	4/24/2008	Hycroft Res & Dev Inc	NMC 990852	Pershing
SH 200	4/24/2008	Hycroft Res & Dev Inc	NMC 990853	Pershing
SH 201	4/24/2008	Hycroft Res & Dev Inc	NMC 990854	Pershing
SH 202	4/24/2008	Hycroft Res & Dev Inc	NMC 990855	Pershing
SH 203	4/24/2008	Hycroft Res & Dev Inc	NMC 990856	Pershing
SH 204	4/24/2008	Hycroft Res & Dev Inc	NMC 990857	Pershing
SH 205	4/24/2008	Hycroft Res & Dev Inc	NMC 990858	Pershing
SH 206	4/24/2008	Hycroft Res & Dev Inc	NMC 990859	Pershing
SH 207	4/24/2008	Hycroft Res & Dev Inc	NMC 990860	Pershing
SH 208	4/24/2008	Hycroft Res & Dev Inc	NMC 990861	Pershing
SH 209	4/24/2008	Hycroft Res & Dev Inc	NMC 990862	Pershing
SH 210	4/24/2008	Hycroft Res & Dev Inc	NMC 990863	Pershing
SH 211	4/24/2008	Hycroft Res & Dev Inc	NMC 990864	Pershing
SH 212	4/24/2008	Hycroft Res & Dev Inc	NMC 990865	Pershing
SH 213	4/24/2008	Hycroft Res & Dev Inc	NMC 990866	Pershing
SH 214	4/24/2008	Hycroft Res & Dev Inc	NMC 990867	Pershing
SH 215	4/24/2008	Hycroft Res & Dev Inc	NMC 990868	Pershing
SH 216	4/24/2008	Hycroft Res & Dev Inc	NMC 990869	Pershing
SH 217	4/24/2008	Hycroft Res & Dev Inc	NMC 990870	Pershing
SH 218	4/24/2008	Hycroft Res & Dev Inc	NMC 990871	Pershing
SH 219	4/24/2008	Hycroft Res & Dev Inc	NMC 990872	Pershing
SH 220	4/24/2008	Hycroft Res & Dev Inc	NMC 990873	Pershing
SH 221	4/24/2008	Hycroft Res & Dev Inc	NMC 990874	Pershing
SH 222	4/24/2008	Hycroft Res & Dev Inc	NMC 990875	Pershing
SH 223	4/24/2008	Hycroft Res & Dev Inc	NMC 990876	Pershing
SH 224	4/24/2008	Hycroft Res & Dev Inc	NMC 990877	Pershing
SH 225	4/24/2008	Hycroft Res & Dev Inc	NMC 990878	Pershing
SH 226	4/24/2008	Hycroft Res & Dev Inc	NMC 990879	Pershing
SH 227	4/24/2008	Hycroft Res & Dev Inc	NMC 990880	Pershing
SH 228	4/24/2008	Hycroft Res & Dev Inc	NMC 990881	Pershing
SH 229	4/24/2008	Hycroft Res & Dev Inc	NMC 990882	Pershing
SH 230	4/24/2008	Hycroft Res & Dev Inc	NMC 990883	Pershing
SH 231	4/23/2008	Hycroft Res & Dev Inc	NMC 990884	Pershing
SH 235	4/23/2008	Hycroft Res & Dev Inc	NMC 990888	Pershing
SH 236	4/23/2008	Hycroft Res & Dev Inc	NMC 990889	Pershing
SH 237	4/23/2008	Hycroft Res & Dev Inc	NMC 990890	Pershing
SH 238	4/23/2008	Hycroft Res & Dev Inc	NMC 990891	Pershing
SH 239	4/23/2008	Hycroft Res & Dev Inc	NMC 990892	Pershing
SH 240	4/23/2008	Hycroft Res & Dev Inc	NMC 990893	Pershing
SH 241	4/23/2008	Hycroft Res & Dev Inc	NMC 990894	Pershing
SH 244	4/23/2008	Hycroft Res & Dev Inc	NMC 990895	Pershing
SH 245	4/23/2008	Hycroft Res & Dev Inc	NMC 990896	Pershing
SH 247	4/23/2008	Hycroft Res & Dev Inc	NMC 990900	Pershing
SH 249	4/23/2008	Hycroft Res & Dev Inc	NMC 990905	Pershing
SH 250	4/23/2008	Hycroft Res & Dev Inc	NMC 990901	Pershing
SH 251	4/23/2008	Hycroft Res & Dev Inc	NMC 990902	Pershing
SH 252	4/25/2008	Hycroft Res & Dev Inc	NMC 990903	Pershing

Hycroft Mine Project	Page 339
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
SH 253	4/25/2008	Hycroft Res & Dev Inc	NMC 990904	Pershing
SH 254	4/25/2008	Hycroft Res & Dev Inc	NMC 990906	Pershing
SH 255	4/25/2008	Hycroft Res & Dev Inc	NMC 990907	Pershing
SH 256	4/25/2008	Hycroft Res & Dev Inc	NMC 990908	Pershing
SH 257	4/25/2008	Hycroft Res & Dev Inc	NMC 990909	Pershing
SH 258	4/25/2008	Hycroft Res & Dev Inc	NMC 990910	Pershing
SH 259	4/25/2008	Hycroft Res & Dev Inc	NMC 990911	Pershing
SH 260	4/25/2008	Hycroft Res & Dev Inc	NMC 990912	Pershing
SH 261	4/25/2008	Hycroft Res & Dev Inc	NMC 990913	Pershing
SH 262	4/25/2008	Hycroft Res & Dev Inc	NMC 990914	Pershing
SH 263	4/25/2008	Hycroft Res & Dev Inc	NMC 990915	Pershing
SH 265	4/25/2008	Hycroft Res & Dev Inc	NMC 990917	Pershing
SH 266	4/25/2008	Hycroft Res & Dev Inc	NMC 990918	Pershing
SH 269	4/23/2008	Hycroft Res & Dev Inc	NMC 990921	Pershing
SH 270	4/23/2008	Hycroft Res & Dev Inc	NMC 990922	Pershing
SH 271	4/23/2008	Hycroft Res & Dev Inc	NMC 990923	Pershing
SH 272	4/23/2008	Hycroft Res & Dev Inc	NMC 990924	Pershing
SH 273	4/23/2008	Hycroft Res & Dev Inc	NMC 990925	Pershing
SH 274	4/23/2008	Hycroft Res & Dev Inc	NMC 990926	Pershing
SH 276	4/23/2008	Hycroft Res & Dev Inc	NMC 990928	Pershing
SH 277	4/23/2008	Hycroft Res & Dev Inc	NMC 990929	Pershing
SH 278	4/22/2008	Hycroft Res & Dev Inc	NMC 990930	Pershing
SH 279	4/22/2008	Hycroft Res & Dev Inc	NMC 990931	Pershing
SH 280	4/22/2008	Hycroft Res & Dev Inc	NMC 990932	Pershing
SH 281	4/22/2008	Hycroft Res & Dev Inc	NMC 990933	Pershing
SH 282	4/22/2008	Hycroft Res & Dev Inc	NMC 990934	Pershing
SH 284	4/22/2008	Hycroft Res & Dev Inc	NMC 990936	Pershing
SH 285	4/22/2008	Hycroft Res & Dev Inc	NMC 990937	Pershing
SH 286	4/22/2008	Hycroft Res & Dev Inc	NMC 990938	Pershing
SH 288	4/22/2008	Hycroft Res & Dev Inc	NMC 990940	Pershing
SH 290	4/22/2008	Hycroft Res & Dev Inc	NMC990942	Pershing
SH 291	4/22/2008	Hycroft Res & Dev Inc	NMC 990943	Pershing
SH 292	4/22/2008	Hycroft Res & Dev Inc	NMC 990944	Pershing
SH 293	4/22/2008	Hycroft Res & Dev Inc	NMC 990945	Pershing
SH 294	4/22/2008	Hycroft Res & Dev Inc	NMC 990946	Pershing
SH 296	4/22/2008	Hycroft Res & Dev Inc	NMC 990948	Pershing
SH 297	4/22/2008	Hycroft Res & Dev Inc	NMC 990956	Pershing
SH 298	4/22/2008	Hycroft Res & Dev Inc	NMC 990957	Pershing
SH 300	4/22/2008	Hycroft Res & Dev Inc	NMC 990950	Pershing
SH 301	4/22/2008	Hycroft Res & Dev Inc	NMC 990951	Pershing
SH 303	4/22/2008	Hycroft Res & Dev Inc	NMC 990953	Pershing
SH 304	4/22/2008	Hycroft Res & Dev Inc	NMC 990954	Pershing
SH 305	4/22/2008	Hycroft Res & Dev Inc	NMC 990955	Pershing
SH 307	4/22/2008	Hycroft Res & Dev Inc	NMC 990959	Pershing
SH 308	4/22/2008	Hycroft Res & Dev Inc	NMC 990960	Pershing
SH 309	4/22/2008	Hycroft Res & Dev Inc	NMC 990961	Pershing
SH 310	4/22/2008	Hycroft Res & Dev Inc	NMC 990962	Pershing
SH 311	4/22/2008	Hycroft Res & Dev Inc	NMC 990963	Pershing

Hycroft Mine Project	Page 340
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
SH 312	4/22/2008	Hycroft Res & Dev Inc	NMC 990964	Pershing
SH 313	4/22/2008	Hycroft Res & Dev Inc	NMC 990965	Pershing
SH 314	4/22/2008	Hycroft Res & Dev Inc	NMC 990966	Pershing
SH 315	4/22/2008	Hycroft Res & Dev Inc	NMC 990967	Pershing
SH 316	4/22/2008	Hycroft Res & Dev Inc	NMC 990968	Pershing
SH 317	4/22/2008	Hycroft Res & Dev Inc	NMC 990969	Pershing
SH 318	4/22/2008	Hycroft Res & Dev Inc	NMC 990970	Pershing
SH 319	4/22/2008	Hycroft Res & Dev Inc	NMC 990971	Pershing
SH 320	4/22/2008	Hycroft Res & Dev Inc	NMC 990972	Pershing
SH 321	4/22/2008	Hycroft Res & Dev Inc	NMC 990973	Pershing
SH 323	4/22/2008	Hycroft Res & Dev Inc	NMC 990975	Pershing
SH 324	4/22/2008	Hycroft Res & Dev Inc	NMC 990976	Pershing
SH 325	4/22/2008	Hycroft Res & Dev Inc	NMC 990977	Pershing
SH 326	4/22/2008	Hycroft Res & Dev Inc	NMC 990978	Pershing
SH 327	4/22/2008	Hycroft Res & Dev Inc	NMC 990979	Pershing
SH 328	4/22/2008	Hycroft Res & Dev Inc	NMC 990980	Pershing
SH 334	4/22/2008	Hycroft Res & Dev Inc	NMC 990986	Pershing
SH 335	4/22/2008	Hycroft Res & Dev Inc	NMC 990987	Pershing
SH 336	4/22/2008	Hycroft Res & Dev Inc	NMC 990988	Pershing
SH 337	4/22/2008	Hycroft Res & Dev Inc	NMC 990989	Pershing
SH 338	4/22/2008	Hycroft Res & Dev Inc	NMC 990990	Pershing
SH 339	4/22/2008	Hycroft Res & Dev Inc	NMC 990991	Pershing
SH 340	4/22/2008	Hycroft Res & Dev Inc	NMC 990992	Pershing
SH 341	4/22/2008	Hycroft Res & Dev Inc	NMC 990993	Pershing
SH 342	4/22/2008	Hycroft Res & Dev Inc	NMC 990994	Pershing
SH 343	4/22/2008	Hycroft Res & Dev Inc	NMC 990995	Pershing
SH 345	4/22/2008	Hycroft Res & Dev Inc	NMC 990997	Pershing
SH 346	4/21/2008	Hycroft Res & Dev Inc	NMC 990998	Pershing
SH 347	4/21/2008	Hycroft Res & Dev Inc	NMC 990999	Pershing
SH 358	4/21/2008	Hycroft Res & Dev Inc	NMC 991010	Pershing
SH 359	4/21/2008	Hycroft Res & Dev Inc	NMC 991011	Pershing
SH 360	4/21/2008	Hycroft Res & Dev Inc	NMC 991012	Pershing
SH 361	4/21/2008	Hycroft Res & Dev Inc	NMC 991013	Pershing
SH 362	4/21/2008	Hycroft Res & Dev Inc	NMC 991014	Pershing
SH 363	4/21/2008	Hycroft Res & Dev Inc	NMC 991015	Pershing
SH 364	4/21/2008	Hycroft Res & Dev Inc	NMC 991016	Pershing
SH 365	4/21/2008	Hycroft Res & Dev Inc	NMC 991017	Pershing
SH 366	4/21/2008	Hycroft Res & Dev Inc	NMC 991018	Pershing
SH 367	4/21/2008	Hycroft Res & Dev Inc	NMC 991019	Pershing
SH 368	4/21/2008	Hycroft Res & Dev Inc	NMC 991020	Pershing
SH 370	4/21/2008	Hycroft Res & Dev Inc	NMC 991022	Pershing
SH 387	4/21/2008	Hycroft Res & Dev Inc	NMC 991039	Pershing
SH 388	4/21/2008	Hycroft Res & Dev Inc	NMC 991040	Pershing
SH 389	4/21/2008	Hycroft Res & Dev Inc	NMC 991041	Pershing
SH 390	4/21/2008	Hycroft Res & Dev Inc	NMC 991042	Pershing
SH 391	4/21/2008	Hycroft Res & Dev Inc	NMC 991043	Pershing
SH 392	4/21/2008	Hycroft Res & Dev Inc	NMC 991044	Pershing
SH 393	4/21/2008	Hycroft Res & Dev Inc	NMC 991045	Pershing

Hycroft Mine Project	Page 341
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
SH 394	4/21/2008	Hycroft Res & Dev Inc	NMC 991046	Pershing
SH 395	4/21/2008	Hycroft Res & Dev Inc	NMC 991047	Pershing
SH 412	4/21/2008	Hycroft Res & Dev Inc	NMC 991064	Pershing
SH 413	4/21/2008	Hycroft Res & Dev Inc	NMC 991065	Pershing
SH 414	4/21/2008	Hycroft Res & Dev Inc	NMC 991066	Pershing
SH 415	4/21/2008	Hycroft Res & Dev Inc	NMC 991067	Pershing
SH 416	4/21/2008	Hycroft Res & Dev Inc	NMC 991068	Pershing
SH 417	4/21/2008	Hycroft Res & Dev Inc	NMC 991069	Pershing
SH 435	4/21/2008	Hycroft Res & Dev Inc	NMC 991210	Pershing
SH 436	4/21/2008	Hycroft Res & Dev Inc	NMC 991087	Pershing
SH 437	4/21/2008	Hycroft Res & Dev Inc	NMC 991088	Pershing
SH 438	4/21/2008	Hycroft Res & Dev Inc	NMC 991089	Pershing
SH 461	4/22/2008	Hycroft Res & Dev Inc	NMC 991112	Pershing
SH 462	4/22/2008	Hycroft Res & Dev Inc	NMC 991113	Pershing
SH 463	4/22/2008	Hycroft Res & Dev Inc	NMC 991114	Pershing
SH 468	4/22/2008	Hycroft Res & Dev Inc	NMC 991119	Pershing
SH 469	4/22/2008	Hycroft Res & Dev Inc	NMC 991120	Pershing
SH 470	4/22/2008	Hycroft Res & Dev Inc	NMC 991121	Pershing
SH 471	4/22/2008	Hycroft Res & Dev Inc	NMC 991122	Pershing
SH 473	4/22/2008	Hycroft Res & Dev Inc	NMC 991124	Pershing
SH 474	4/22/2008	Hycroft Res & Dev Inc	NMC 991125	Pershing
SH 477	4/22/2008	Hycroft Res & Dev Inc	NMC 991128	Pershing
SH 478	4/22/2008	Hycroft Res & Dev Inc	NMC 991129	Pershing
SH 480	4/22/2008	Hycroft Res & Dev Inc	NMC 991131	Pershing
SH 481	4/22/2008	Hycroft Res & Dev Inc	NMC 991132	Pershing
SH 482	4/22/2008	Hycroft Res & Dev Inc	NMC 991133	Pershing
SH 483	4/22/2008	Hycroft Res & Dev Inc	NMC 991134	Pershing
SH 485	4/22/2008	Hycroft Res & Dev Inc	NMC 991136	Pershing
SH 486	4/22/2008	Hycroft Res & Dev Inc	NMC 991137	Pershing
SH 488	4/22/2008	Hycroft Res & Dev Inc	NMC 991139	Pershing
SH 489	4/22/2008	Hycroft Res & Dev Inc	NMC 991140	Pershing
SH 490	4/22/2008	Hycroft Res & Dev Inc	NMC991141	Pershing
SH 491	4/22/2008	Hycroft Res & Dev Inc	NMC 991142	Pershing
SH 492	4/22/2008	Hycroft Res & Dev Inc	NMC 991143	Pershing
SH 493	4/22/2008	Hycroft Res & Dev Inc	NMC 991144	Pershing
SH 497	4/22/2008	Hycroft Res & Dev Inc	NMC 991148	Pershing
SH 498	4/22/2008	Hycroft Res & Dev Inc	NMC 991149	Pershing
SH 499	4/22/2008	Hycroft Res & Dev Inc	NMC 991150	Pershing
SH 500	4/22/2008	Hycroft Res & Dev Inc	NMC 991151	Pershing
SH 501	4/22/2008	Hycroft Res & Dev Inc	NMC 991152	Pershing
SH 502	4/22/2008	Hycroft Res & Dev Inc	NMC 991153	Pershing
SH 503	4/22/2008	Hycroft Res & Dev Inc	NMC 991154	Pershing
SH 504	4/22/2008	Hycroft Res & Dev Inc	NMC 991155	Pershing
SH 505	4/22/2008	Hycroft Res & Dev Inc	NMC 991156	Pershing
SH 507	4/22/2008	Hycroft Res & Dev Inc	NMC 991158	Pershing
SH 508	4/22/2008	Hycroft Res & Dev Inc	NMC 991159	Pershing
SH 509	4/22/2008	Hycroft Res & Dev Inc	NMC 991160	Pershing
SH 510	4/22/2008	Hycroft Res & Dev Inc	NMC 991161	Pershing

Hycroft Mine Project	Page 342
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
SH 511	4/22/2008	Hycroft Res & Dev Inc	NMC 991162	Pershing
SH 512	4/22/2008	Hycroft Res & Dev Inc	NMC 991163	Pershing
SH 513	4/22/2008	Hycroft Res & Dev Inc	NMC 991164	Pershing
SH 514	4/22/2008	Hycroft Res & Dev Inc	NMC 991165	Pershing
SH 515	4/22/2008	Hycroft Res & Dev Inc	NMC 991166	Pershing
SH 516	4/22/2008	Hycroft Res & Dev Inc	NMC 991167	Pershing
SH 517	4/22/2008	Hycroft Res & Dev Inc	NMC 991168	Pershing
SH 519	4/22/2008	Hycroft Res & Dev Inc	NMC 991170	Pershing
SH 520	4/22/2008	Hycroft Res & Dev Inc	NMC 991171	Pershing
SH 521	4/22/2008	Hycroft Res & Dev Inc	NMC 991172	Pershing
SH 523	4/22/2008	Hycroft Res & Dev Inc	NMC 991174	Pershing
SH 524	4/22/2008	Hycroft Res & Dev Inc	NMC 991175	Pershing
SH 526	4/22/2008	Hycroft Res & Dev Inc	NMC 991177	Pershing
SH 528	4/22/2008	Hycroft Res & Dev Inc	NMC 991179	Pershing
SH 529	4/22/2008	Hycroft Res & Dev Inc	NMC 991180	Pershing
SH 530	4/22/2008	Hycroft Res & Dev Inc	NMC 991181	Pershing
SH 531	4/22/2008	Hycroft Res & Dev Inc	NMC 991182	Pershing
SH 532	4/22/2008	Hycroft Res & Dev Inc	NMC 991183	Pershing
SH 533	4/22/2008	Hycroft Res & Dev Inc	NMC 991184	Pershing
SH 534	4/22/2008	Hycroft Res & Dev Inc	NMC 991185	Pershing
SH 535	4/22/2008	Hycroft Res & Dev Inc	NMC 991186	Pershing
SH 536	4/22/2008	Hycroft Res & Dev Inc	NMC 991187	Pershing
SH 537	4/22/2008	Hycroft Res & Dev Inc	NMC 991188	Pershing
SH 538	4/22/2008	Hycroft Res & Dev Inc	NMC 991189	Pershing
SH 539	4/22/2008	Hycroft Res & Dev Inc	NMC 991190	Pershing
SH 540	4/22/2008	Hycroft Res & Dev Inc	NMC 991191	Pershing
SH 541	4/22/2008	Hycroft Res & Dev Inc	NMC 991192	Pershing
SH 542	4/22/2008	Hycroft Res & Dev Inc	NMC 991193	Pershing
SH 543	4/22/2008	Hycroft Res & Dev Inc	NMC 991194	Pershing
SH 544	4/22/2008	Hycroft Res & Dev Inc	NMC 991195	Pershing
SH 545	4/22/2008	Hycroft Res & Dev Inc	NMC 991196	Pershing
SH 546	4/22/2008	Hycroft Res & Dev Inc	NMC 991197	Pershing
SH 548	4/22/2008	Hycroft Res & Dev Inc	NMC 991199	Pershing
SH 549	4/22/2008	Hycroft Res & Dev Inc	NMC 991200	Pershing
SH 550	4/22/2008	Hycroft Res & Dev Inc	NMC 991201	Pershing
SH 551	4/22/2008	Hycroft Res & Dev Inc	NMC 991202	Pershing
SH 552	4/22/2008	Hycroft Res & Dev Inc	NMC 991203	Pershing
SH 553	4/22/2008	Hycroft Res & Dev Inc	NMC 991204	Pershing
SH 554	4/22/2008	Hycroft Res & Dev Inc	NMC 991205	Pershing
SH 555	4/22/2008	Hycroft Res & Dev Inc	NMC 991206	Pershing
SH 556	4/22/2008	Hycroft Res & Dev Inc	NMC 991207	Pershing
SH 557	4/22/2008	Hycroft Res & Dev Inc	NMC 991208	Pershing
SH 558	3/13/2010	Hycroft Res & Dev Inc	NMC 1022749	Pershing
SH 559	3/13/2010	Hycroft Res & Dev Inc	NMC 1022750	Pershing
SH 560	3/13/2010	Hycroft Res & Dev Inc	NMC 1022751	Pershing
SH 561	3/13/2010	Hycroft Res & Dev Inc	NMC 1022752	Pershing
SH 562	3/13/2010	Hycroft Res & Dev Inc	NMC 1022753	Pershing
SH 563	3/13/2010	Hycroft Res & Dev Inc	NMC 1022754	Pershing

Hycroft Mine Project	Page 343
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
SH 564	3/13/2010	Hycroft Res & Dev Inc	NMC 1022755	Pershing
SH 565	3/13/2010	Hycroft Res & Dev Inc	NMC 1022756	Pershing
SH 566	3/13/2010	Hycroft Res & Dev Inc	NMC 1022757	Pershing
SH 567	3/13/2010	Hycroft Res & Dev Inc	NMC 1022758	Pershing
SH 568	3/13/2010	Hycroft Res & Dev Inc	NMC 1022759	Pershing
SH 569	3/13/2010	Hycroft Res & Dev Inc	NMC 1022760	Pershing
SH 570	3/13/2010	Hycroft Res & Dev Inc	NMC 1022761	Pershing
SH 571	3/13/2010	Hycroft Res & Dev Inc	NMC 1022762	Pershing
SH 572	3/13/2010	Hycroft Res & Dev Inc	NMC 1022763	Pershing
SH 573	3/13/2010	Hycroft Res & Dev Inc	NMC 1022764	Pershing
SH 574	3/13/2010	Hycroft Res & Dev Inc	NMC 1022765	Pershing
SH 575	3/13/2010	Hycroft Res & Dev Inc	NMC 1022766	Pershing
SH 576	3/13/2010	Hycroft Res & Dev Inc	NMC 1022767	Pershing
SH 577	3/13/2010	Hycroft Res & Dev Inc	NMC 1022768	Pershing
SH 578	3/13/2010	Hycroft Res & Dev Inc	NMC 1022769	Pershing
SH 579	3/13/2010	Hycroft Res & Dev Inc	NMC 1022770	Pershing
SH 580	3/13/2010	Hycroft Res & Dev Inc	NMC 1022771	Pershing
SH 581	3/13/2010	Hycroft Res & Dev Inc	NMC 1022772	Pershing
SH 582	3/13/2010	Hycroft Res & Dev Inc	NMC 1022773	Pershing
SH 583	3/13/2010	Hycroft Res & Dev Inc	NMC 1022774	Pershing
SH 584	3/13/2010	Hycroft Res & Dev Inc	NMC 1022775	Pershing
SH 585	3/13/2010	Hycroft Res & Dev Inc	NMC 1022776	Pershing
SH 586	3/13/2010	Hycroft Res & Dev Inc	NMC 1022777	Pershing
SH 587	3/13/2010	Hycroft Res & Dev Inc	NMC 1022778	Pershing
SH 588	3/13/2010	Hycroft Res & Dev Inc	NMC 1022779	Pershing
SH 589	3/13/2010	Hycroft Res & Dev Inc	NMC 1022780	Pershing
SH 590	3/13/2010	Hycroft Res & Dev Inc	NMC 1022781	Pershing
SH 591	3/13/2010	Hycroft Res & Dev Inc	NMC 1022782	Pershing
SH 592	3/13/2010	Hycroft Res & Dev Inc	NMC 1022783	Pershing
SH 593	3/13/2010	Hycroft Res & Dev Inc	NMC 1022784	Pershing
SH 594	3/13/2010	Hycroft Res & Dev Inc	NMC 1022785	Pershing
SH 595	3/13/2010	Hycroft Res & Dev Inc	NMC 1022786	Pershing
SH 596	3/13/2010	Hycroft Res & Dev Inc	NMC 1022787	Pershing
SH 597	3/13/2010	Hycroft Res & Dev Inc	NMC 1022788	Pershing
SH 598	3/13/2010	Hycroft Res & Dev Inc	NMC 1022789	Pershing
SH 599	3/13/2010	Hycroft Res & Dev Inc	NMC 1022790	Pershing
SH 600	3/13/2010	Hycroft Res & Dev Inc	NMC 1022791	Pershing
SH 601	3/13/2010	Hycroft Res & Dev Inc	NMC 1022792	Pershing
SH 602	3/13/2010	Hycroft Res & Dev Inc	NMC 1022793	Pershing
SH 603	3/13/2010	Hycroft Res & Dev Inc	NMC 1022794	Pershing
SH 604	3/13/2010	Hycroft Res & Dev Inc	NMC 1022795	Pershing
SH 605	3/13/2010	Hycroft Res & Dev Inc	NMC 1022796	Pershing
SH 606	3/13/2010	Hycroft Res & Dev Inc	NMC 1022797	Pershing
SH 607	3/13/2010	Hycroft Res & Dev Inc	NMC 1022798	Pershing
SH 608	3/13/2010	Hycroft Res & Dev Inc	NMC 1022799	Pershing
SH 609	3/13/2010	Hycroft Res & Dev Inc	NMC 1022800	Pershing
SH 610	3/13/2010	Hycroft Res & Dev Inc	NMC 1022801	Pershing
SH 611	3/13/2010	Hycroft Res & Dev Inc	NMC 1022802	Pershing

Hycroft Mine Project	Page 344
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
SH 612	3/13/2010	Hycroft Res & Dev Inc	NMC 1022803	Pershing
SH 613	3/13/2010	Hycroft Res & Dev Inc	NMC 1022804	Pershing
SH 614	3/13/2010	Hycroft Res & Dev Inc	NMC 1022805	Pershing
SH 615	3/13/2010	Hycroft Res & Dev Inc	NMC 1022806	Pershing
SH 616	3/13/2010	Hycroft Res & Dev Inc	NMC 1022807	Pershing
SH 617	3/13/2010	Hycroft Res & Dev Inc	NMC 1022808	Pershing
SH 618	3/13/2010	Hycroft Res & Dev Inc	NMC 1022809	Pershing
SH 619	3/13/2010	Hycroft Res & Dev Inc	NMC 1022810	Pershing
SH 620	3/13/2010	Hycroft Res & Dev Inc	NMC 1022811	Pershing
SH 621	3/13/2010	Hycroft Res & Dev Inc	NMC 1022812	Pershing
SH 622	3/13/2010	Hycroft Res & Dev Inc	NMC 1022813	Pershing
SH 623	3/13/2010	Hycroft Res & Dev Inc	NMC 1022814	Pershing
SH 624	3/13/2010	Hycroft Res & Dev Inc	NMC 1022815	Pershing
SH 625	3/13/2010	Hycroft Res & Dev Inc	NMC 1022816	Pershing
SH 626	3/13/2010	Hycroft Res & Dev Inc	NMC 1022817	Pershing
SH 627	3/13/2010	Hycroft Res & Dev Inc	NMC 1022818	Pershing
SH 628	3/13/2010	Hycroft Res & Dev Inc	NMC 1022819	Pershing
SH 629	3/13/2010	Hycroft Res & Dev Inc	NMC 1022820	Pershing
SH 630	3/13/2010	Hycroft Res & Dev Inc	NMC 1022821	Pershing
SH 631	3/13/2010	Hycroft Res & Dev Inc	NMC 1022822	Pershing
SH 632	3/13/2010	Hycroft Res & Dev Inc	NMC 1022823	Pershing
SH 633	3/13/2010	Hycroft Res & Dev Inc	NMC 1022824	Pershing
SH 232	4/23/2008	Hycroft Res & Dev Inc	NMC 990885	Pershing
SH 233	4/23/2008	Hycroft Res & Dev Inc	NMC 990886	Pershing
SH 234	4/23/2008	Hycroft Res & Dev Inc	NMC 990887	Pershing
SH 242	4/23/2008	Hycroft Res & Dev Inc	NMC 990898	Pershing
SH 243	4/23/2008	Hycroft Res & Dev Inc	NMC 990899	Pershing
SH 246	4/23/2008	Hycroft Res & Dev Inc	NMC 990897	Pershing
SH 248	4/23/2008	Hycroft Res & Dev Inc	NMC 991209	Pershing
SH 264	4/25/2008	Hycroft Res & Dev Inc	NMC 990916	Pershing
SH 267	4/23/2008	Hycroft Res & Dev Inc	NMC 990919	Pershing
SH 268	4/23/2008	Hycroft Res & Dev Inc	NMC 990920	Pershing
SH 275	4/23/2008	Hycroft Res & Dev Inc	NMC 990927	Pershing
SH 283	4/22/2008	Hycroft Res & Dev Inc	NMC 990935	Pershing
SH 287	4/22/2008	Hycroft Res & Dev Inc	NMC 990939	Pershing
SH 289	4/22/2008	Hycroft Res & Dev Inc	NMC 990941	Pershing
SH 295	4/22/2008	Hycroft Res & Dev Inc	NMC 990947	Pershing
SH 299	4/22/2008	Hycroft Res & Dev Inc	NMC 990949	Pershing
SH 302	4/22/2008	Hycroft Res & Dev Inc	NMC 990952	Pershing
SH 306	4/22/2008	Hycroft Res & Dev Inc	NMC 990958	Pershing
SH 322	4/22/2008	Hycroft Res & Dev Inc	NMC 990974	Pershing
SH 344	4/22/2008	Hycroft Res & Dev Inc	NMC 990996	Pershing
SH 369	4/21/2008	Hycroft Res & Dev Inc	NMC 991021	Pershing
SH 386	4/21/2008	Hycroft Res & Dev Inc	NMC 991038	Pershing
SH 418	4/21/2008	Hycroft Res & Dev Inc	NMC 991070	Pershing
SH 457	4/22/2008	Hycroft Res & Dev Inc	NMC 991108	Pershing
SH 458	4/22/2008	Hycroft Res & Dev Inc	NMC 991109	Pershing
SH 459	4/22/2008	Hycroft Res & Dev Inc	NMC 991110	Pershing

Hycroft Mine Project	Page 345
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
SH 460	4/22/2008	Hycroft Res & Dev Inc	NMC 991111	Pershing
SH 464	4/22/2008	Hycroft Res & Dev Inc	NMC991115	Pershing
SH 465	4/22/2008	Hycroft Res & Dev Inc	NMC 991116	Pershing
SH 466	4/22/2008	Hycroft Res & Dev Inc	NMC991117	Pershing
SH 467	4/22/2008	Hycroft Res & Dev Inc	NMC 991118	Pershing
SH 472	4/22/2008	Hycroft Res & Dev Inc	NMC 991123	Pershing
SH 475	4/22/2008	Hycroft Res & Dev Inc	NMC 991126	Pershing
SH 476	4/22/2008	Hycroft Res & Dev Inc	NMC 991127	Pershing
SH 479	4/22/2008	Hycroft Res & Dev Inc	NMC 991130	Pershing
SH 484	4/22/2008	Hycroft Res & Dev Inc	NMC 991135	Pershing
SH 487	4/22/2008	Hycroft Res & Dev Inc	NMC 991138	Pershing
SH 494	4/22/2008	Hycroft Res & Dev Inc	NMC 991145	Pershing
SH 495	4/22/2008	Hycroft Res & Dev Inc	NMC 991146	Pershing
SH 496	4/22/2008	Hycroft Res & Dev Inc	NMC 991147	Pershing
SH 506	4/22/2008	Hycroft Res & Dev Inc	NMC 991157	Pershing
SH 518	4/22/2008	Hycroft Res & Dev Inc	NMC 991169	Pershing
SH 522	4/22/2008	Hycroft Res & Dev Inc	NMC 991173	Pershing
SH 525	4/22/2008	Hycroft Res & Dev Inc	NMC 991176	Pershing
SH 527	4/22/2008	Hycroft Res & Dev Inc	NMC 991178	Pershing
SH 547	4/22/2008	Hycroft Res & Dev Inc	NMC 991198	Pershing
SH 634	3/13/2010	Hycroft Res & Dev Inc	NMC 1022825	Pershing
SH 635	3/13/2010	Hycroft Res & Dev Inc	NMC 1022826	Pershing
SH 636	3/13/2010	Hycroft Res & Dev Inc	NMC 1022827	Pershing
SH 637	3/13/2010	Hycroft Res & Dev Inc	NMC 1022828	Pershing
SH 638	3/13/2010	Hycroft Res & Dev Inc	NMC 1022829	Pershing
SH 639	3/13/2010	Hycroft Res & Dev Inc	NMC 1022830	Pershing
SH 640	3/13/2010	Hycroft Res & Dev Inc	NMC 1022831	Pershing
SH 641	3/13/2010	Hycroft Res & Dev Inc	NMC 1022832	Pershing
SH 642	3/13/2010	Hycroft Res & Dev Inc	NMC 1022833	Pershing
SH 643	3/13/2010	Hycroft Res & Dev Inc	NMC 1022834	Pershing
SH 644	3/13/2010	Hycroft Res & Dev Inc	NMC 1022835	Pershing
SH 645	3/13/2010	Hycroft Res & Dev Inc	NMC 1022836	Pershing
SH 646	3/13/2010	Hycroft Res & Dev Inc	NMC 1022837	Pershing
SH 647	3/13/2010	Hycroft Res & Dev Inc	NMC 1022838	Pershing
SH 648	3/13/2010	Hycroft Res & Dev Inc	NMC 1022839	Pershing
SH 649	3/13/2010	Hycroft Res & Dev Inc	NMC 1022840	Pershing
SH 650	3/13/2010	Hycroft Res & Dev Inc	NMC 1022841	Pershing
SH 651	3/13/2010	Hycroft Res & Dev Inc	NMC 1022842	Pershing
WCD 1	3/22/2006	Hycroft Res & Dev Inc	NMC 928826	Pershing
WCD 17	4/21/2006	Hycroft Res & Dev Inc	NMC 928836	Pershing
WCD 18	4/21/2006	Hycroft Res & Dev Inc	NMC 928837	Pershing
WCD 19	4/21/2006	Hycroft Res & Dev Inc	NMC 928838	Pershing
WCD 2	3/22/2006	Hycroft Res & Dev Inc	NMC 928827	Pershing
WCD 20	4/21/2006	Hycroft Res & Dev Inc	NMC 928839	Pershing
WCD 21	4/21/2006	Hycroft Res & Dev Inc	NMC 928840	Pershing
WCD 22	4/21/2006	Hycroft Res & Dev Inc	NMC 928841	Pershing
WCD 23	4/21/2006	Hycroft Res & Dev Inc	NMC 928842	Pershing
WCD 24	4/21/2006	Hycroft Res & Dev Inc	NMC 928843	Pershing

Hycroft Mine Project	Page 346
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
WCD 25	4/21/2006	Hycroft Res & Dev Inc	NMC 928844	Pershing
WCD 26	4/21/2006	Hycroft Res & Dev Inc	NMC 928845	Pershing
WCD 3	3/22/2006	Hycroft Res & Dev Inc	NMC 928828	Pershing
WCD 4	4/22/2006	Hycroft Res & Dev Inc	NMC 928829	Pershing
WCX 10	9/8/2006	Hycroft Res & Dev Inc	NMC 941262	Pershing
WCX 5	9/8/2006	Hycroft Res & Dev Inc	NMC 941257	Pershing
WCX 6	9/8/2006	Hycroft Res & Dev Inc	NMC 941258	Pershing
WCX 7	9/8/2006	Hycroft Res & Dev Inc	NMC 941259	Pershing
WCX 8	9/8/2006	Hycroft Res & Dev Inc	NMC 941260	Pershing
WCX 9	9/8/2006	Hycroft Res & Dev Inc	NMC 941261	Pershing
WCX 34	9/8/2006	Hycroft Res & Dev Inc	NMC 941263	Pershing
WCX 35	9/8/2006	Hycroft Res & Dev Inc	NMC 941264	Pershing
WCX 36	9/8/2006	Hycroft Res & Dev Inc	NMC 941265	Pershing
WCX 37	9/8/2006	Hycroft Res & Dev Inc	NMC 941266	Pershing
WCX 38	9/8/2006	Hycroft Res & Dev Inc	NMC 941267	Pershing
WCX 39	9/8/2006	Hycroft Res & Dev Inc	NMC 941268	Pershing
WCX 40	9/8/2006	Hycroft Res & Dev Inc	NMC 941269	Pershing
WCX 41	9/8/2006	Hycroft Res & Dev Inc	NMC 941270	Pershing
WCX 42	9/8/2006	Hycroft Res & Dev Inc	NMC 941271	Pershing
WCX 43	9/8/2006	Hycroft Res & Dev Inc	NMC 941272	Pershing
WCX 44	9/8/2006	Hycroft Res & Dev Inc	NMC 941273	Pershing
WCX 45	9/8/2006	Hycroft Res & Dev Inc	NMC 941274	Pershing
WCX 46	9/8/2006	Hycroft Res & Dev Inc	NMC 941275	Pershing
WCX 47	9/8/2006	Hycroft Res & Dev Inc	NMC 941276	Pershing
WCX 48	9/8/2006	Hycroft Res & Dev Inc	NMC 941277	Pershing
WCX 49	9/8/2006	Hycroft Res & Dev Inc	NMC 941278	Pershing
WCX 50	9/8/2006	Hycroft Res & Dev Inc	NMC 941279	Pershing
WCX 51	9/8/2006	Hycroft Res & Dev Inc	NMC 941280	Pershing
WCX 52	9/8/2006	Hycroft Res & Dev Inc	NMC 941281	Pershing
WCX 53	9/8/2006	Hycroft Res & Dev Inc	NMC 941282	Pershing
WCX 54	9/8/2006	Hycroft Res & Dev Inc	NMC 941283	Pershing
WCX 55	9/8/2006	Hycroft Res & Dev Inc	NMC 941284	Pershing
WCX 56	9/8/2006	Hycroft Res & Dev Inc	NMC 941285	Pershing
WCX 57	9/8/2006	Hycroft Res & Dev Inc	NMC 941286	Pershing
WCX 58	9/8/2006	Hycroft Res & Dev Inc	NMC 941287	Pershing
WRC 10	3/13/1995	Hycroft Res & Dev Inc	NMC 714261	Pershing
WRC 11	3/13/1995	Hycroft Res & Dev Inc	NMC 714262	Pershing
WRC 12	3/13/1995	Hycroft Res & Dev Inc	NMC 714263	Pershing
WRC 13	3/13/1995	Hycroft Res & Dev Inc	NMC 714264	Pershing
WRC 14	3/13/1995	Hycroft Res & Dev Inc	NMC 714265	Pershing
WRC 15	3/13/1995	Hycroft Res & Dev Inc	NMC 714266	Pershing
WRC 16	3/13/1995	Hycroft Res & Dev Inc	NMC 714267	Pershing
WRC 17	3/13/1995	Hycroft Res & Dev Inc	NMC 714268	Pershing
WRC 19	3/13/1995	Hycroft Res & Dev Inc	NMC 714270	Pershing
WRC 1	3/13/1995	Hycroft Res & Dev Inc	NMC 714252	Pershing
WRC 18	3/13/1995	Hycroft Res & Dev Inc	NMC 714269	Pershing
WRC 2	3/13/1995	Hycroft Res & Dev Inc	NMC 714253	Pershing
WRC 20	3/13/1995	Hycroft Res & Dev Inc	NMC 714271	Pershing

Hycroft Mine Project	Page 347
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
WRC 21	3/13/1995	Hycroft Res & Dev Inc	NMC 714272	Pershing
WRC 22	3/13/1995	Hycroft Res & Dev Inc	NMC 714273	Pershing
WRC 23	3/13/1995	Hycroft Res & Dev Inc	NMC 714274	Pershing
WRC 24	3/13/1995	Hycroft Res & Dev Inc	NMC 714275	Pershing
WRC 25	3/13/1995	Hycroft Res & Dev Inc	NMC 714276	Pershing
WRC 26	3/13/1995	Hycroft Res & Dev Inc	NMC 714277	Pershing
WRC 27	3/13/1995	Hycroft Res & Dev Inc	NMC 714278	Pershing
WRC 28	3/13/1995	Hycroft Res & Dev Inc	NMC 714279	Pershing
WRC 29	3/13/1995	Hycroft Res & Dev Inc	NMC 714280	Pershing
WRC 3	3/13/1995	Hycroft Res & Dev Inc	NMC 714254	Pershing
WRC 30	3/13/1995	Hycroft Res & Dev Inc	NMC 714281	Pershing
WRC 31	3/13/1995	Hycroft Res & Dev Inc	NMC 714282	Pershing
WRC 32	3/14/1995	Hycroft Res & Dev Inc	NMC 714283	Pershing
WRC 33	3/14/1995	Hycroft Res & Dev Inc	NMC 714284	Pershing
WRC 34	3/14/1995	Hycroft Res & Dev Inc	NMC 714285	Pershing
WRC 35	3/14/1995	Hycroft Res & Dev Inc	NMC 714286	Pershing
WRC 36	3/14/1995	Hycroft Res & Dev Inc	NMC 714287	Pershing
WRC 37	3/14/1995	Hycroft Res & Dev Inc	NMC 714288	Pershing
WRC 38	3/14/1995	Hycroft Res & Dev Inc	NMC 714289	Pershing
WRC 39	3/14/1995	Hycroft Res & Dev Inc	NMC 714290	Pershing
WRC 4	3/13/1995	Hycroft Res & Dev Inc	NMC 714255	Pershing
WRC 40	3/14/1995	Hycroft Res & Dev Inc	NMC 714291	Pershing
WRC 41	3/14/1995	Hycroft Res & Dev Inc	NMC 714292	Pershing
WRC 42	3/14/1995	Hycroft Res & Dev Inc	NMC 714293	Pershing
WRC 43	3/14/1995	Hycroft Res & Dev Inc	NMC 714294	Pershing
WRC 44	3/14/1995	Hycroft Res & Dev Inc	NMC 714295	Pershing
WRC 45	3/14/1995	Hycroft Res & Dev Inc	NMC 714296	Pershing
WRC 46	3/14/1995	Hycroft Res & Dev Inc	NMC 714297	Pershing
WRC 47	3/14/1995	Hycroft Res & Dev Inc	NMC 714298	Pershing
WRC 48	3/14/1995	Hycroft Res & Dev Inc	NMC 714299	Pershing
WRC 49	3/14/1995	Hycroft Res & Dev Inc	NMC 714300	Pershing
WRC 5	3/13/1995	Hycroft Res & Dev Inc	NMC 714256	Pershing
WRC 50	3/14/1995	Hycroft Res & Dev Inc	NMC 714301	Pershing
WRC 51	3/14/1995	Hycroft Res & Dev Inc	NMC 714302	Pershing
WRC 52	3/14/1995	Hycroft Res & Dev Inc	NMC 714303	Pershing
WRC 53	3/14/1995	Hycroft Res & Dev Inc	NMC 714304	Pershing
WRC 54	3/14/1995	Hycroft Res & Dev Inc	NMC 714305	Pershing
WRC 55	3/14/1995	Hycroft Res & Dev Inc	NMC 714306	Pershing
WRC 56	3/14/1995	Hycroft Res & Dev Inc	NMC 714307	Pershing
WRC 57	3/14/1995	Hycroft Res & Dev Inc	NMC 714308	Pershing
WRC 58	3/14/1995	Hycroft Res & Dev Inc	NMC 714309	Pershing
WRC 6	3/13/1995	Hycroft Res & Dev Inc	NMC 714257	Pershing
WRC 60	3/14/1995	Hycroft Res & Dev Inc	NMC 714311	Pershing
WRC 7	3/13/1995	Hycroft Res & Dev Inc	NMC 714258	Pershing
WRC 8	3/13/1995	Hycroft Res & Dev Inc	NMC 714259	Pershing
WRC 82	3/14/1995	Hycroft Res & Dev Inc	NMC 714313	Pershing
WRC 84	3/14/1995	Hycroft Res & Dev Inc	NMC 714315	Pershing
WRC 87	3/14/1995	Hycroft Res & Dev Inc	NMC 714317	Pershing

Hycroft Mine Project	Page 348
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
WRC 88	3/14/1995	Hycroft Res & Dev Inc	NMC 714318	Pershing
WRC 89	3/14/1995	Hycroft Res & Dev Inc	NMC 714319	Pershing
WRC 9	3/13/1995	Hycroft Res & Dev Inc	NMC 714260	Pershing
WRC 90	3/14/1995	Hycroft Res & Dev Inc	NMC 714320	Pershing
WRC 91	3/14/1995	Hycroft Res & Dev Inc	NMC 714321	Pershing
CKC #12	8/14/1987	Crofoot Daniel M	NMC444109	Pershing/Humboldt
FG 226	9/5/2006	Hycroft Res & Dev Inc	NMC 939259	Pershing/Humboldt
FG 275	9/1/2006	Hycroft Res & Dev Inc	NMC 939296	Pershing/Humboldt
FG 324	9/1/2006	Hycroft Res & Dev Inc	NMC 939337	Pershing/Humboldt
FG 377	9/1/2006	Hycroft Res & Dev Inc	NMC 939382	Pershing/Humboldt
FG 433	9/1/2006	Hycroft Res & Dev Inc	NMC 939438	Pershing/Humboldt
NC 132	8/14/2010	Hycroft Res & Dev Inc	NMC1027970	Pershing/Humboldt
NC 17	8/14/2010	Hycroft Res & Dev Inc	NMC1027855	Pershing/Humboldt
NC 170	8/14/2010	Hycroft Res & Dev Inc	NMC1028008	Pershing/Humboldt
NC 205	8/14/2010	Hycroft Res & Dev Inc	NMC1028043	Pershing/Humboldt
NC 240	8/14/2010	Hycroft Res & Dev Inc	NMC1028078	Pershing/Humboldt
NC 274	8/14/2010	Hycroft Res & Dev Inc	NMC1028112	Pershing/Humboldt
NC 306	8/14/2010	Hycroft Res & Dev Inc	NMC1028144	Pershing/Humboldt
NC 50	8/14/2010	Hycroft Res & Dev Inc	NMC1027888	Pershing/Humboldt
NC 91	8/14/2010	Hycroft Res & Dev Inc	NMC1027929	Pershing/Humboldt
NFRA 12	11/7/2007	Victory Exploration Inc.	NMC 977844	Pershing/Humboldt
NFRA 13	11/7/2007	Victory Exploration Inc.	NMC 977845	Pershing/Humboldt
NFRA 14	11/7/2007	Victory Exploration Inc.	NMC 977846	Pershing/Humboldt
NFRA 15	11/7/2007	Victory Exploration Inc.	NMC 977847	Pershing/Humboldt
NFRA 23	11/7/2007	Victory Exploration Inc.	NMC 977855	Pershing/Humboldt
NFRA 24	11/7/2007	Victory Exploration Inc.	NMC 977856	Pershing/Humboldt
NFRA 4	11/7/2007	Victory Exploration Inc.	NMC 977836	Pershing/Humboldt
NFRA 5	11/7/2007	Victory Exploration Inc.	NMC 977837	Pershing/Humboldt
RFG #101	3/11/1989	Crofoot Daniel M	NMC 546065	Pershing/Humboldt
RFG #103	3/11/1989	Crofoot Daniel M	NMC 546066	Pershing/Humboldt
RFG #127	1/9/1980	Lewis Frank W	NMC 141686	Pershing/Humboldt
RFG #129	1/9/1980	Lewis Frank W	NMC 141687	Pershing/Humboldt
RFG #131	1/9/1980	Lewis Frank W	NMC 141688	Pershing/Humboldt
RFG #132	1/9/1980	Lewis Frank W	NMC 141689	Pershing/Humboldt
RFG #133	1/9/1980	Lewis Frank W	NMC 141690	Pershing/Humboldt
RFG #134	1/9/1980	Lewis Frank W	NMC 141691	Pershing/Humboldt
RFG #200A	12/28/1979	Lewis Frank W	NMC 141725	Pershing/Humboldt
RFG #228	1/25/1980	Lewis Frank W	NMC 141753	Pershing/Humboldt
RFG #230	1/25/1980	Lewis Frank W	NMC 141757	Pershing/Humboldt
RFG #234	1/26/1980	Lewis Frank W	NMC 141764	Pershing/Humboldt
RFG #235	1/26/1980	Lewis Frank W	NMC 141766	Pershing/Humboldt
RFG #236	1/26/1980	Lewis Frank W	NMC 141768	Pershing/Humboldt
RFG #237	1/30/1980	Lewis Frank W	NMC 141770	Pershing/Humboldt
RFG #250	1/11/1980	Lewis Frank W	NMC 141776	Pershing/Humboldt
RFG #252	1/11/1980	Lewis Frank W	NMC 141778	Pershing/Humboldt
RFG #254	1/11/1980	Lewis Frank W	NMC 141780	Pershing/Humboldt
RFG #257	1/11/1980	Hadi	NMC 141783	Pershing/Humboldt
RFG #259	1/11/1980	Hadi	NMC 141784	Pershing/Humboldt

Hycroft Mine Project	Page 349
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026

Unpatented Claim Name	Location Date	Claimant	BLM Serial Number	Filing County
RFG #261	1/11/1980	Hadi	NMC 141785	Pershing/Humboldt
RFG #263	1/11/1980	Hadi	NMC 141786	Pershing/Humboldt
RFG #99	3/11/1989	Crofoot Daniel M	NMC 546064	Pershing/Humboldt
RFG 104	5/20/2006	Hycroft Res & Dev Inc	NMC 932887	Pershing/Humboldt
RFG 105	5/20/2006	Hycroft Res & Dev Inc	NMC 932888	Pershing/Humboldt
RFG 106	5/20/2006	Hycroft Res & Dev Inc	NMC 932889	Pershing/Humboldt
RFG 108	5/20/2006	Hycroft Res & Dev Inc	NMC 932891	Pershing/Humboldt
RFG 110	5/20/2006	Hycroft Res & Dev Inc	NMC 932893	Pershing/Humboldt
RFG 112	5/20/2006	Hycroft Res & Dev Inc	NMC 932895	Pershing/Humboldt
RFG 136	5/20/2006	Hycroft Res & Dev Inc	NMC 932905	Pershing/Humboldt
RFG 138	5/20/2006	Hycroft Res & Dev Inc	NMC 932906	Pershing/Humboldt
RFG 140	5/20/2006	Hycroft Res & Dev Inc	NMC 932907	Pershing/Humboldt
RFG 256	5/20/2006	Hycroft Res & Dev Inc	NMC 932911	Pershing/Humboldt
SH 348	4/21/2008	Hycroft Res & Dev Inc	NMC 991000	Pershing/Humboldt
SH 349	4/21/2008	Hycroft Res & Dev Inc	NMC 991001	Pershing/Humboldt
SH 329	4/22/2008	Hycroft Res & Dev Inc	NMC 990981	Pershing/Humboldt
SH 330	4/22/2008	Hycroft Res & Dev Inc	NMC 990982	Pershing/Humboldt
SH 331	4/22/2008	Hycroft Res & Dev Inc	NMC 990983	Pershing/Humboldt
SH 332	4/22/2008	Hycroft Res & Dev Inc	NMC 990984	Pershing/Humboldt
SH 333	4/22/2008	Hycroft Res & Dev Inc	NMC 990985	Pershing/Humboldt
SH 353	4/21/2008	Hycroft Res & Dev Inc	NMC 991005	Pershing/Humboldt
SH 354	4/21/2008	Hycroft Res & Dev Inc	NMC 991006	Pershing/Humboldt
SH 355	4/21/2008	Hycroft Res & Dev Inc	NMC 991007	Pershing/Humboldt
SH 356	4/21/2008	Hycroft Res & Dev Inc	NMC 991008	Pershing/Humboldt
SH 357	4/21/2008	Hycroft Res & Dev Inc	NMC 991009	Pershing/Humboldt
SH 371	4/21/2008	Hycroft Res & Dev Inc	NMC 991023	Pershing/Humboldt
SH 372	4/21/2008	Hycroft Res & Dev Inc	NMC 991024	Pershing/Humboldt
SH 382	4/21/2008	Hycroft Res & Dev Inc	NMC 991034	Pershing/Humboldt
SH 383	4/21/2008	Hycroft Res & Dev Inc	NMC 991035	Pershing/Humboldt
SH 384	4/21/2008	Hycroft Res & Dev Inc	NMC 991036	Pershing/Humboldt
SH 385	4/21/2008	Hycroft Res & Dev Inc	NMC 991037	Pershing/Humboldt
SH 407	4/21/2008	Hycroft Res & Dev Inc	NMC 991059	Pershing/Humboldt
SH 408	4/21/2008	Hycroft Res & Dev Inc	NMC 991060	Pershing/Humboldt
SH 409	4/21/2008	Hycroft Res & Dev Inc	NMC 991061	Pershing/Humboldt
SH 410	4/21/2008	Hycroft Res & Dev Inc	NMC 991062	Pershing/Humboldt
SH 411	4/21/2008	Hycroft Res & Dev Inc	NMC 991063	Pershing/Humboldt
SH 431	4/21/2008	Hycroft Res & Dev Inc	NMC 991083	Pershing/Humboldt
SH 432	4/21/2008	Hycroft Res & Dev Inc	NMC 991084	Pershing/Humboldt
SH 433	4/21/2008	Hycroft Res & Dev Inc	NMC 991085	Pershing/Humboldt
SH 434	4/21/2008	Hycroft Res & Dev Inc	NMC 991086	Pershing/Humboldt

Hycroft Mine Project	Page 350
S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis	May 14, 2026